FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-189017-06

The information in this free writing prospectus is preliminary and may be supplemented or changed.  These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered.  This free writing prospectus and the accompanying prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED OCTOBER 6, 2014
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE
STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-189017) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

Free Writing Prospectus supplementing the Prospectus dated October 3, 2014
$727,295,000 (Approximate)
Citigroup Commercial Mortgage Trust 2014-GC25
as Issuing Entity
Citigroup Commercial Mortgage Securities Inc.
as Depositor
Citigroup Global Markets Realty Corp.
Starwood Mortgage Funding I LLC
MC-Five Mile Commercial Mortgage Finance LLC
Goldman Sachs Mortgage Company
as Sponsors
Commercial Mortgage Pass-Through Certificates, Series 2014-GC25

The Commercial Mortgage Pass-Through Certificates, Series 2014-GC25 will consist of multiple classes of certificates, including those identified on the table below which are offered pursuant to this free writing prospectus. The Series 2014-GC25 certificates will represent the beneficial ownership interests in the issuing entity, which will be Citigroup Commercial Mortgage Trust 2014-GC25. The issuing entity’s main assets will be a pool of 62 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Ratings (Moody’s/Fitch/KBRA/DBRS)(3)	Rated Final Distribution Date
Class A-1	$30,646,000		[__]%	(6)	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	October 2047
Class A-2	$9,763,000		[__]%	(6)	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	October 2047
Class A-3	$235,000,000		[__]%	(6)	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	October 2047
Class A-4	$248,803,000		[__]%	(6)	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	October 2047
Class A-AB	$65,202,000		[__]%	(6)	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	October 2047
Class X-A	$634,673,000	(7)	[__]%	Variable IO(8)	NR/AAAsf/AAA(sf)/AAA(sf)	October 2047
Class X-B	$52,626,000	(7)	[__]%	Variable IO(8)	NR/AA-sf/AAA(sf)/AAA(sf)	October 2047
Class A-S(9)	$45,259,000	(10)	[__]%	(6)	Aa1(sf)/AAAsf/AAA(sf)/AAA(sf)	October 2047
Class B(9)	$52,626,000	(10)	[__]%	(6)	NR/AA-sf/AA(sf)/AA(sf)	October 2047
Class PEZ(9)	$137,881,000	(10)	N/A(6)	(6)	NR/A-sf/A-(sf)/A(low)(sf)	October 2047
Class C(9)	$39,996,000	(10)	[__]%	(6)	NR/A-sf/A-(sf)/A(low)(sf)	October 2047

(Footnotes to table begin on page 14)
You should carefully consider the risk factors beginning on page 61 of this free writing prospectus and page 19 of the accompanying prospectus.

Neither the Series 2014-GC25 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2014-GC25 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.
Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in November 2014. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.

The offered certificates will be offered by Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC and RBS Securities Inc. when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers in book entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about October 24, 2014.
The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this free writing prospectus). See also “Legal Investment” in this free writing prospectus.

Citigroup	Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton	RBS
Co-Managers October , 2014

# CITIGROUP COMMERCIAL MORTGAGE TRUST 2014-GC25

## Commercial Mortgage Pass-Through Certificates, Series 2014-GC25

Washington
1 property
$4,925,000
0.6% of total
North Dakota
1 property
$10,500,000
1.2% of total
Missouri
1 property
$7,750,000
0.9% of total
Illinois
1 property
$1,575,000
0.2% of total
Wisconsin
6 properties
$49,020,135
5.8% of total
Michigan
10 properties
$38,445,308
4.6% of total
Pennsylvania
3 properties
$65,367,464
7.8% of total
New York
1 property
$49,000,000
5.8% of total
Oregon
1 property
$21,500,000
2.6% of total
Ohio
3 properties
$53,050,724
6.3% of total
Connecticut
4 properties
$30,000,000
3.6% of total
Nevada
2 properties
$8,450,000
1.0% of total
Delaware
1 property
$10,100,000
1.2% of total
Virginia
2 properties
$4,450,000
0.5% of total
California
7 properties
$166,216,887
19.7% of total
North Carolina
4 properties
$13,216,064
1.6% of total
Hawaii
1 property
$18,000,000
2.1% of total
Arizona
6 properties
$37,539,664
4.5% of total
Colorado
3 properties
$37,354,998
4.4% of total
Georgia
7 properties
$19,539,408
2.3% of total
Texas
11 properties
$94,078,995
11.2% of total
Mississippi
1 property
$6,925,000
0.8% of total
Kentucky
12 properties
$63,071,221
7.5% of total
Louisiana
2 properties
$16,209,684
1.9% of total
Tennessee
8 properties
$15,735,558
1.9% of total
Mortgaged Properties by Property Type
Hospitality 2.7%
Manufactured Housing 0.3%
Mixed Use 3.4%
Industrial 6.8%
Office 35.6%
Self Storage 8.6%
Multifamily 16.2%
Retail 26.3%
Percent of Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.2 – 1.0%

CERTIFICATE SUMMARY	14	Concentrations Based on Property Type,
		Geography, Related Borrowers and
SUMMARY	16	Other Factors May Disproportionately
		Increase Losses	76
RISK FACTORS	61	Risks Relating to Enforceability of Cross-
		Collateralization	77
The Offered Certificates May Not Be a		The Performance of a Mortgage Loan and
Suitable Investment for You	61	Its Related Mortgaged Property
The Offered Certificates Are Limited		Depends in Part on Who Controls the
Obligations	61	Borrower and Mortgaged Property	78
The Volatile Economy, Credit Crisis and		The Borrower’s Form of Entity May Cause
Downturn in the Real Estate Market		Special Risks	78
Have Adversely Affected and May		A Bankruptcy Proceeding May Result in
Continue to Adversely Affect the Value		Losses and Delays in Realizing on the
of CMBS	61	Mortgage Loans	79
External Factors May Adversely Affect the		Mortgage Loans Are Non-Recourse and Are
Value and Liquidity of Your Investment	62	Not Insured or Guaranteed	80
The Certificates May Have Limited Liquidity		Adverse Environmental Conditions at or
and the Market Value of the Certificates		Near Mortgaged Properties May Result
May Decline	63	in Losses	80
The Exchangeable Certificates Are Subject		Risks Related to Redevelopment, Expansion
to Additional Risks	64	and Renovation at Mortgaged
Subordination of Exchangeable Certificates	64	Properties	80
Limited Information Causes Uncertainty	65	Risks Relating to Costs of Compliance with
Legal and Regulatory Provisions Affecting		Applicable Laws and Regulations	81
Investors Could Adversely Affect the		Litigation Regarding the Mortgaged
Liquidity of the Offered Certificates	65	Properties or Borrowers May Impair
Your Yield May Be Affected by Defaults,		Your Distributions	81
Prepayments and Other Factors	67	Other Financings or Ability to Incur Other
Nationally Recognized Statistical Rating		Financings Entails Risk	82
Organizations May Assign Different		A Borrower May Be Unable to Repay Its
Ratings to the Certificates; Ratings of		Remaining Principal Balance on the
the Certificates Reflect Only the Views		Maturity Date or Anticipated
of the Applicable Rating Agencies as of		Repayment Date; Longer Amortization
the Dates Such Ratings Were Issued;		Schedules and Interest-Only Provisions
Ratings May Affect ERISA Eligibility;		Increase Risk	83
Ratings May Be Downgraded	70	Risks Relating to Interest on Advances and
Commercial, Multifamily and Manufactured		Special Servicing Compensation	84
Housing Community Lending Is		Increases in Real Estate Taxes May Reduce
Dependent on Net Operating Income	71	Available Funds	84
Underwritten Net Cash Flow Could Be		Some Mortgaged Properties May Not Be
Based on Incorrect or Failed		Readily Convertible to Alternative Uses	85
Assumptions	72	Risks Related to Zoning Non-Compliance
The Mortgage Loans Have Not Been		and Use Restrictions	86
Reunderwritten by Us; Some Mortgage		Risks Relating to Inspections of Properties	86
Loans May Not Have Complied with		Earthquake, Flood and Other Insurance May
Another Originator’s Underwriting		Not Be Available or Adequate	86
Criteria	72	Terrorism Insurance May Not Be Available
Static Pool Data Would Not Be Indicative of		for All Mortgaged Properties	87
the Performance of This Pool	73	Risks Associated with Blanket Insurance
Appraisals May Not Reflect Current or		Policies or Self-Insurance	88
Future Market Value of Each Property	73	State and Local Mortgage Recording Taxes
Performance of the Certificates Will Be		May Apply Upon a Foreclosure or Deed
Highly Dependent on the Performance		in Lieu of Foreclosure and Reduce Net
of Tenants and Tenant Leases	74	Proceeds	89

The Mortgage Loan Sellers, the Sponsors		Statistical Characteristics of the Mortgage
and the Depositor Are Subject to		Loans	113
Bankruptcy or Insolvency Laws That		Environmental Considerations	126
May Affect the Issuing Entity’s		Litigation Considerations	129
Ownership of the Mortgage Loans	89	Redevelopment, Expansion and Renovation	129
Interests and Incentives of the Originators,		Default History, Bankruptcy Issues and
the Sponsors and Their Affiliates May		Other Proceedings	130
Not Be Aligned with Your Interests	90	Tenant Issues	133
Interests and Incentives of the Underwriter		Insurance Considerations	145
Entities May Not Be Aligned with Your		Zoning and Use Restrictions	146
Interests	91	Appraised Value	146
Potential Conflicts of Interest of the Master		Non-Recourse Carveout Limitations	147
Servicer, the Special Servicer, the		Real Estate and Other Tax Considerations	147
Trustee, Any Outside Servicer and Any		Certain Terms of the Mortgage Loans	147
Outside Special Servicer	92	The Loan Combinations	156
Potential Conflicts of Interest of the		Significant Obligor	168
Operating Advisor	94	Representations and Warranties	168
Potential Conflicts of Interest of the Directing		Sale of Mortgage Loans; Mortgage File
Holder, any Outside Controlling Class		Delivery	168
Representative and any Serviced		Cures, Repurchases and Substitutions	169
Companion Loan Holder	94	Additional Information	172
Potential Conflicts of Interest in the		TRANSACTION PARTIES	172
Selection of the Underlying Mortgage
Loans	95	The Sponsors	172
Conflicts of Interest May Occur as a Result		The Depositor	183
of the Rights of the Controlling Class		The Originators	184
Representative or a Controlling Class		The Issuing Entity	201
Representative under any Other		The Trustee	202
Servicing Agreement to Terminate the		The Certificate Administrator	204
Special Servicer of the Related Loan		Trustee and Certificate Administrator Fee	206
Combination	96	The Operating Advisor	207
Other Potential Conflicts of Interest May		Servicers	207
Affect Your Investment	96	Servicing Compensation, Operating Advisor
Special Servicer May Be Directed or		Compensation and Payment of
Advised to Take Actions by an Entity		Expenses	218
That Has No Duty or Liability to Other		Certain Affiliations and Certain Relationships	230
Certificateholders	97	DESCRIPTION OF THE OFFERED
Your Lack of Control Over the Issuing Entity		CERTIFICATES	233
and Servicing of the Mortgage Loans
Can Create Risks	97	General	233
Rights of the Directing Holder and the		Exchangeable Certificates	236
Operating Advisor Could Adversely		Distributions	237
Affect Your Investment	99	Subordination	251
Loan Combinations Pose Special Risks	99	Appraisal Reduction Amounts	252
Sponsors May Not Be Able to Make		Voting Rights	255
Required Repurchases or Substitutions		Delivery, Form, Transfer and Denomination	257
of Defective Mortgage Loans	101	Certificateholder Communication	260
Book-Entry Registration Will Mean You Will		YIELD, PREPAYMENT AND MATURITY
Not Be Recognized as a Holder of		CONSIDERATIONS	260
Record	101
Tax Matters and Changes in Tax Law May		Yield	260
Adversely Impact the Mortgage Loans		Yield on the Class X-A and Class X-B
or Your Investment	101	Certificates	263
Combination or “Layering” of Multiple Risks		Weighted Average Life of the Offered
May Significantly Increase Risk of Loss	103	Certificates	264
DESCRIPTION OF THE MORTGAGE POOL	104	Price/Yield Tables	269
		THE POOLING AND SERVICING
General	104	AGREEMENT	273
Certain Calculations and Definitions	107
		General	273

Certain Considerations Regarding the		Taxation of the Offered Regular Certificates
Outside Serviced Loan Combinations	273	and the Trust Components	329
Assignment of the Mortgage Loans	274	Taxation of the Exchangeable Certificates	331
Servicing of the Mortgage Loans	274	Further Information	331
Advances	278	STATE AND OTHER TAX
Accounts	282	CONSIDERATIONS	331
Application of Penalty Charges and
Modification Fees	284	ERISA CONSIDERATIONS	332
Withdrawals from the Collection Account	285
Enforcement of “Due-On-Sale” and “Due-		Exempt Plans	335
On-Encumbrance” Clauses	286	Further Warnings	335
Inspections	287	LEGAL INVESTMENT	336
Evidence as to Compliance	287
Certain Matters Regarding the Depositor,		CERTAIN LEGAL ASPECTS OF THE
the Master Servicer, the Special		MORTGAGE LOANS	336
Servicer and the Operating Advisor	288
Servicer Termination Events	290	RATINGS	338
Rights Upon Servicer Termination Event	292
Waivers of Servicer Termination Events	293	LEGAL MATTERS	339
Termination of the Special Servicer	294
Amendment	295	INDEX OF CERTAIN DEFINED TERMS	340
Realization Upon Mortgage Loans	297
Directing Holder	304	ANNEX A – STATISTICAL CHARACTERISTICS OF
Operating Advisor	309	THE MORTGAGE LOANS	A-1
Asset Status Reports	313
Rating Agency Confirmations	315	ANNEX B – STRUCTURAL AND
Termination; Retirement of Certificates	316	COLLATERAL TERM SHEET	B-1
Optional Termination; Optional Mortgage		ANNEX C – MORTGAGE POOL
Loan Purchase	317	INFORMATION	C-1
Reports to Certificateholders; Available		ANNEX D – FORM OF DISTRIBUTION
Information	317	DATE STATEMENT	D-1
Servicing of the Outside Serviced Mortgage		ANNEX E-1 – SPONSOR
Loans	323	REPRESENTATIONS AND WARRANTIES	E-1-1
MATERIAL FEDERAL INCOME TAX		ANNEX E-2 – EXCEPTIONS TO SPONSOR
CONSEQUENCES	328	REPRESENTATIONS AND WARRANTIES	E-2-1
		ANNEX F – CLASS A-AB SCHEDULED
General	328	PRINCIPAL BALANCE SCHEDULE	F-1
Tax Status of Offered Certificates	328	ANNEX G – THE PINNACLE AT BISHOP’S
		WOODS MORTGAGE LOAN
		AMORTIZATION SCHEDULE	G-1

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. YOU UNDERSTAND THAT, WHEN YOU ARE CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF OFFERED CERTIFICATES TO BE MADE TO INVESTORS. ANY “INDICATIONS OF INTEREST” EXPRESSED BY YOU, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, YOU MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE OFFERED CERTIFICATES MAY NOT BE ISSUED WITH ALL OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

YOU HAVE REQUESTED THAT THE UNDERWRITERS PROVIDE TO YOU INFORMATION IN CONNECTION WITH YOUR CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THIS FREE WRITING PROSPECTUS. THIS FREE WRITING PROSPECTUS IS BEING PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY IN RESPONSE TO YOUR SPECIFIC REQUEST. THE UNDERWRITERS DESCRIBED IN THIS FREE WRITING PROSPECTUS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THIS FREE WRITING PROSPECTUS. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THIS FREE WRITING PROSPECTUS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO YOU PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE FINAL PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. The terms of the offered certificates contained in this free writing prospectus, including the annexes to this free writing prospectus, are intended to supplement the terms contained in the accompanying prospectus. References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

■   This free writing prospectus begins with two introductory sections describing the Series 2014-GC25 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary” commencing on page 14 of this free writing prospectus, which sets forth important statistical information relating to the Series 2014-GC25 certificates; and

●
the “Summary” commencing on page 16 of this free writing prospectus, which gives a brief introduction to the key features of the Series 2014-GC25 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page 61 of this free writing prospectus, describes the material risks that apply to the Series 2014-GC25 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This free writing prospectus and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms” commencing on page 340 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Glossary” commencing on page 201 of the prospectus.

■   In this free writing prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●	references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus.

The Annexes attached to this free writing prospectus are incorporated into and made a part of this free writing prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS FREE WRITING PROSPECTUS.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, ANY COMPANION LOAN HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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“YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS FREE WRITING PROSPECTUS.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)  IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)  IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF TRANSFERABLE SECURITIES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)    TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)    TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) AND SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)    IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A), (B) AND (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY CERTIFICATE THAT IS OFFERED IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM HAVING SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO MAKE AN INFORMED ASSESSMENT IN DECIDING TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS FREE WRITING PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS FREE WRITING PROSPECTUS. THIS FREE WRITING PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. THE PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA (“INSTITUTIONAL INVESTOR”)) UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA (“RELEVANT PERSON”)) PURSUANT TO SECTION 275(2) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (III) TO ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; OR (IV) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

UNLESS ANY OFFER OF SUCH OFFERED CERTIFICATES WAS PREVIOUSLY MADE IN OR ACCOMPANIED BY A PROSPECTUS AND WHICH ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF A CORPORATION LISTED ON FOR QUOTATION ON A SECURITIES EXCHANGE, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE IN RELIANCE ON AN EXEMPTION UNDER SECTION 274 OF THE SFA OR SECTION 275 OF THE SFA MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 276 OF THE SFA, FOR THE INITIAL SIX MONTH PERIOD AFTER SUCH ACQUISITION, TO PERSONS WHO ARE

INSTITUTIONAL INVESTORS OR TO ACCREDITED INVESTORS (AS DEFINED IN SECTION 4A OF THE SFA (“ACCREDITED INVESTOR”)) OR RELEVANT PERSONS OR TO SUCH PERSONS PURSUANT TO AN OFFER REFERRED TO UNDER SECTION 275(1A) OF THE SFA. ANY TRANSFER AFTER SUCH INITIAL SIX MONTH PERIOD IN SINGAPORE SHALL BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 257 OF THE SFA, IN RELIANCE ON ANY APPLICABLE EXEMPTION UNDER SUBDIVISION (4) OF DIVISION 1 OF PART XIII OF THE SFA (OTHER THAN SECTION 280 OF THE SFA).

IN ADDITION TO THE ABOVE, WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:

(A)
A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:

(1)	TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(i)(B) OF THE SFA;

(2)	WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

(3)	WHERE THE TRANSFER IS BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FORWARD-LOOKING STATEMENTS

In this free writing prospectus and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus. Forward-looking statements are also found elsewhere in this free writing prospectus and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this free writing prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY

Set forth below are the indicated characteristics of the respective classes of the Series 2014-GC25 certificates.

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support		Initial Pass-Through Rate(2)	Pass- Through Rate Description	Expected Ratings (Moody’s/Fitch/KBRA/DBRS)(3)	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$30,646,000		30.000	%(5)	[__]%	(6)	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	2.87	11/14 - 9/19
Class A-2	$9,763,000		30.000	%(5)	[__]%	(6)	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	4.92	9/19 - 10/19
Class A-3	$235,000,000		30.000	%(5)	[__]%	(6)	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	9.82	7/24 - 9/24
Class A-4	$248,803,000		30.000	%(5)	[__]%	(6)	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	9.88	9/24 - 9/24
Class A-AB	$65,202,000		30.000	%(5)	[__]%	(6)	Aaa(sf)/AAAsf/AAA(sf)/AAA(sf)	7.43	10/19 - 7/24
Class X-A	$634,673,000	(7)	N/A		[__]%	Variable IO(8)	NR/AAAsf/AAA(sf)/AAA(sf)	N/A	N/A
Class X-B	$52,626,000	(7)	N/A		[__]%	Variable IO(8)	NR/AA-sf/AAA(sf)/AAA(sf)	N/A	N/A
Class A-S(9)	$45,259,000	(10)	24.625%		[__]%	(6)	Aa1(sf)/AAAsf/AAA(sf)/AAA(sf)	9.88	9/24 - 9/24
Class B(9)	$52,626,000	(10)	18.375%		[__]%	(6)	NR/AA-sf/AA(sf)/AA(sf)	9.95	9/24 - 10/24
Class PEZ(9)	$137,881,000	(10)	13.625	%(11)	N/A(6)	(6)	NR/A-sf/A-(sf)/A(low)(sf)	9.93	9/24 - 10/24
Class C(9)	$39,996,000	(10)	13.625	%(11)	[__]%	(6)	NR/A-sf/A-(sf)/A(low)(sf)	9.96	10/24 - 10/24

Non-Offered Certificates
Class X-D	$49,469,000	(7)	N/A		[__]%	Variable IO(8)	NR/NR/BBB-(sf)/AAA(sf)	N/A	N/A
Class X-E	$16,840,000	(7)	N/A		[__]%	Variable IO(8)	NR/NR/BB(sf)/AAA(sf)	N/A	N/A
Class X-F	$17,893,000	(7)	N/A		[__]%	Variable IO(8)	NR/NR/B+(sf)/AAA(sf)	N/A	N/A
Class X-G	$30,524,109	(7)	N/A		[__]%	Variable IO(8)	NR/NR/NR/AAA(sf)	N/A	N/A
Class D	$49,469,000		7.750%		[__]%	(6)	NR/NR/BBB-(sf)/BBB(low)(sf)	9.96	10/24 - 10/24
Class E	$16,840,000		5.750%		[__]%	(6)	NR/NR/BB(sf)/BB(sf)	9.96	10/24 - 10/24
Class F	$17,893,000		3.625%		[__]%	(6)	NR/NR/B+(sf)/B(sf)	9.96	10/24 - 10/24
Class G	$30,524,109		0.000%		[__]%	(6)	NR/NR/NR/NR	9.96	10/24 - 10/24
Class R(12)	N/A		N/A		N/A	N/A	NR/NR/NR/NR	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. Subject to the discussion under “Ratings” in this free writing prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest-only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus. Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(4)
Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage. The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(7)
The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component from time to time. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component from time to time. The notional amount of the Class X-D certificates will be equal to the certificate principal amount of the Class D certificates from time to time. The notional amount of the Class X-E certificates will be equal to the certificate principal amount of the Class E certificates from time to time. The notional amount of the Class X-F certificates will be equal to the certificate principal amount of the Class F certificates from time to time. The notional amount of the Class X-G certificates will be equal to the certificate principal amount of the Class G certificates from time to time.

(8)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in this free writing prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class B trust component, as described in this free writing prospectus. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class D certificates, as described in this free writing prospectus. The pass-through rate on the Class X-E certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class E certificates, as described in this free writing prospectus. The pass-through rate on the Class X-F certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class F certificates, as described in this free writing prospectus. The pass-through rate on the Class X-G certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class G certificates, as described in this free writing prospectus.

(9)
The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to in this free writing prospectus as “exchangeable certificates.”

(10)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding principal balances, subject to a variance of plus or minus 5%, of $45,259,000, $52,626,000 and $39,996,000, respectively. The exchangeable certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date. The aggregate certificate principal amount of the offered certificates shown on the cover page and back page of this free writing prospectus includes the maximum certificate principal amount of exchangeable certificates that could be outstanding on the closing date, equal to $137,881,000 (subject to a variance of plus or minus 5%).

(11)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $39,996,000 (subject to a variance of plus or minus 5%).

(12)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this free writing prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class R certificates are not offered by this free writing prospectus.

SUMMARY

          The following is only a summary. Detailed information appears elsewhere in this free writing prospectus and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Certain Defined Terms” in this free writing prospectus and “Glossary” in the prospectus for definitions of capitalized terms.

General

Title of the Certificates	The certificates to be issued are known as the Citigroup Commercial Mortgage Trust 2014-GC25, Commercial Mortgage Pass-Through Certificates, Series 2014-GC25.

Mortgage Loans
The certificates will be backed by 62 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $842,021,110. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed pursuant to a pooling and servicing agreement, to be dated as of October 1, 2014, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee. The master servicer will service the mortgage loans and any serviced companion loan(s) for which it is responsible in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Transaction Parties

Issuing Entity
Citigroup Commercial Mortgage Trust 2014-GC25, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, dated as of October 1, 2014, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the operating advisor. For more detailed information, see “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
Citigroup Commercial Mortgage Securities Inc., a Delaware corporation. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000. See “Transaction Parties—The Depositor” in this free writing prospectus and “Transaction Participants—The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Citigroup Global Markets Realty Corp., a New York corporation (41.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Starwood Mortgage Funding I LLC, a Delaware limited liability company (22.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (21.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	●	Goldman Sachs Mortgage Company, a New York limited partnership (14.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this free writing prospectus.

Originators	The mortgage loans were originated by the entities set forth in the following chart:

	Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance

	Citigroup Global Markets Realty Corp.(1)(2)	Citigroup Global Markets Realty Corp.	15	34.6%
	MC-Five Mile Commercial Mortgage Finance LLC	MC-Five Mile Commercial Mortgage Finance LLC	8	21.8
	Starwood Mortgage Capital LLC	Starwood Mortgage Funding I LLC	20	15.9
	Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	4	7.8
	RAIT Funding, LLC	Citigroup Global Markets Realty Corp.	9	7.1
	GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	2	6.7
	SPT CA Fundings, LLC	Starwood Mortgage Funding I LLC	4	6.2

	Total		62	100.0%

(1)  The mortgage loan identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 13.1% of the aggregate balance of the pool of mortgage loans as of the cut-off date was co-originated by Citigroup Global Markets Realty Corp. and Wells Fargo Bank, National Association.

(2)  The mortgage loan identified on Annex A to this free writing prospectus as Stamford Plaza Portfolio, representing approximately 3.6% of the aggregate balance of the pool of mortgage loans as of the cut-off date was co-originated by Citigroup Global Markets Realty Corp. and The Royal Bank of Scotland plc.

	See “Transaction Parties—The Originators” in this free writing prospectus.

Companion Loan Holders and Other Parties Related to Loan Combinations

As described under “The Trust Fund—Mortgage Loans—Loan Combinations” in the accompanying prospectus, any of the mortgage loans held by the issuing entity may be part of a split loan structure referred to in this free writing prospectus as a “loan combination”. A loan combination consists of the particular mortgage loan to be included in the issuing entity (a “split mortgage loan”) and one or more “companion loans” that will be held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement to which the respective holders of the subject promissory notes are parties. That co-

lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the pooling and servicing agreement for a securitization involving a related companion loan or portion thereof. In connection therewith:

●
If a loan combination is serviced under the pooling and servicing agreement for a securitization involving a related companion loan or portion thereof, then such loan combination would constitute an “outside serviced loan combination” and the related mortgage loan would constitute an “outside serviced mortgage loan.”

●
If a loan combination is serviced under the pooling and servicing agreement for this securitization transaction, then such loan combination would constitute a “serviced loan combination,” the related mortgage loan would constitute a “serviced mortgage loan” and the related companion loan would constitute a “serviced companion loan.”

The only mortgage loans to be held by the issuing entity that are part of a loan combination are:

●
the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Bank of America Plaza, which mortgage loan represents approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●
the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, which mortgage loan represents approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

●
the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Stamford Plaza Portfolio, which mortgage loan represents approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

The following characteristics apply to the Bank of America Plaza loan combination:

●
The Bank of America Plaza loan combination includes three companion loans (each, a “Bank of America Plaza companion loan”), which are pari passu in right of payment with the Bank of America Plaza mortgage loan.

● One (1) Bank of America Plaza companion loan, which is evidenced by the controlling Note A-1, was included in the commercial mortgage securitization transaction (the “WFRBS 2014-C22 securitization”) involving the issuance of the WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22 (the “WFRBS 2014-C22 certificates”).

●
One (1) Bank of America Plaza companion loan, which is evidenced by the non-controlling Note A-2, was included in the commercial mortgage securitization transaction (the “WFRBS 2014-C23 securitization”) involving the issuance of the WFRBS Commercial Mortgage Trust 2014-C23, Commercial Mortgage Pass-Through Certificates, Series 2014-C23.

●
One (1) Bank of America Plaza companion loan, which is evidenced by the non-controlling Note A-4, is currently held by Citigroup Global Markets Realty Corp. and is expected to be included in one or more future commercial mortgage loan securitizations.

●
The Bank of America Plaza loan combination is an outside serviced loan combination that is being serviced under the pooling and servicing agreement for the WFRBS 2014-C22 securitization (the “WFRBS 2014-C22 pooling and servicing agreement” and also an “outside servicing agreement”) by the master servicer for the WFRBS 2014-C22 securitization and, if and to the extent necessary, by the special servicer for the WFRBS 2014-C22 securitization.

●
The controlling note holder for the Bank of America Plaza loan combination (which is the holder of the controlling Note A-1 included in the Bank of America Plaza loan combination) is the trustee for the WFRBS 2014-C22 securitization on behalf of the holders of the WFRBS 2014-C22 certificates. In accordance with the WFRBS 2014-C22 pooling and servicing agreement, the rights of the holder of such companion loan will be exercised by the controlling class representative for the WFRBS 2014-C22 securitization (the “WFRBS 2014-C22 controlling class representative” and also an “outside controlling class representative”) or another party designated under the WFRBS 2014-C22 pooling and servicing agreement.

See “—WFRBS 2014-C22 Servicer, Special Servicer, Trustee and Custodian” below and “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

The following characteristics apply to the Fenley Office Portfolio loan combination:

●
The Fenley Office Portfolio loan combination includes one companion loan (the “Fenley Office Portfolio companion loan”), which is pari passu in right of payment with the Fenley Office Portfolio mortgage loan.

●
The Fenley Office Portfolio companion loan, which is evidenced by the non-controlling Note A-2, is currently held by Citigroup Global Markets Realty Corp. and is expected to be included in one or more future commercial mortgage loan securitizations.

● The Fenley Office Portfolio loan combination is a serviced loan combination that will be serviced under the pooling and servicing agreement for this securitization transaction.

●
The controlling note holder for the Fenley Office Portfolio loan combination (which is the holder of the controlling Note A-1 included in this securitization transaction) is the trustee on behalf of the holders of the Series 2014-GC25 certificates and, in accordance with the pooling and servicing agreement, such rights of the trustee will be exercised by the controlling class representative.

The following characteristics apply to the Stamford Plaza Portfolio loan combination:

●
The Stamford Plaza Portfolio loan combination includes three companion loans (each, a “Stamford Plaza Portfolio companion loan”), which are pari passu in right of payment with the Stamford Plaza Portfolio mortgage loan.

●
Two (2) Stamford Plaza Portfolio companion loans, which are evidenced by the controlling Note A-1 and the non-controlling Note A-2-A, have been included in the commercial mortgage securitization transaction (the “GSMS 2014-GC24 securitization”) involving the issuance of the GS Mortgage Securities Trust 2014-GC24, Commercial Mortgage Pass-Through Certificates, Series 2014-GC24 (the “GSMS 2014-GC24 certificates”).

● One (1) Stamford Plaza Portfolio companion loan, which is evidenced by the non-controlling Note A-3, was included in the WFRBS 2014-C22 securitization.

●
The Stamford Plaza Portfolio loan combination is an outside serviced loan combination that is being serviced under the pooling and servicing agreement for the GSMS 2014-GC24 securitization (the “GSMS 2014-GC24 pooling and servicing agreement” and also an “outside servicing agreement”) by the master servicer for the GSMS 2014-GC24 securitization and, if and to the extent necessary, by the special servicer for the GSMS 2014-GC24 securitization.

●
The controlling note holder for the Stamford Plaza Portfolio loan combination (which is the holder of the companion loan evidenced by Note A-1) is the trustee for the GSMS 2014-GC24 securitization on behalf of the holders of the GSMS 2014-GC24 certificates. In accordance with the GSMS 2014-GC24 pooling and servicing agreement, the rights of the holder of such companion loan will be exercised by the controlling class representative for the GSMS 2014-GC24 securitization (the “GSMS 2014-GC24 controlling class representative” and also an “outside controlling class representative”) or another designated party related to the GSMS 2014-GC24 securitization.

See “—GSMS 2014-GC24 Servicer, Special Servicer, Trustee and Custodian” below and “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Directing Holder, any Outside Controlling Class Representative and any Serviced Companion Loan Holder”, “—Special Servicer May Be Directed or Advised to Take Actions by an Entity That

Has No Duty or Liability to Other Certificateholders” and “—Loan Combinations Pose Special Risks” in this free writing prospectus.

Trustee and Custodian
Deutsche Bank Trust Company Americas (in its capacity as trustee under the Pooling and Servicing Agreement, the “Trustee”, and in its role as custodian under the Pooling and Servicing Agreement, the “Custodian”), a New York banking corporation. The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-CGCMT Commercial Mortgage Trust 2014-GC25. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each of the mortgage loans (other than any outside serviced mortgage loan) transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” in this free writing prospectus.

As described under “—WFRBS 2014-C22 Servicer, Special Servicer, Trustee and Custodian” below, Wilmington Trust, National Association (in such capacity, the “WFRBS 2014-C22 trustee” and also an “outside trustee”) is the trustee for the securitization of the controlling Bank of America Plaza companion loan and, accordingly, the mortgagee of record for the Bank of America Plaza loan combination.

As described under “—GSMS 2014-GC24 Servicer, Special Servicer, Trustee and Custodian” below, Wells Fargo Bank, National Association (in such capacity, the “GSMS 2014-GC24 trustee” and also an “outside trustee”) is the trustee for the securitization of the controlling Stamford Plaza Portfolio companion loan and, accordingly, the mortgagee of record for the Stamford Plaza Portfolio loan combination.

Certificate Administrator
Citibank, N.A. (the “Certificate Administrator”), a national banking association organized under the laws of the United States. The corporate trust office of the Certificate Administrator responsible for: (i) administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – CGCMT Commercial Mortgage Trust 2014-GC25; and (ii) certificate transfer services and the presentment of Certificates for final payment thereon is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Global Transaction Services – CGCMT Commercial Mortgage Trust 2014-GC25. See “Transaction Parties—The Certificate Administrator” in this free writing prospectus.

Operating Advisor
Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC. At any time that a Control Termination Event (as described under “—Significant Dates, Events and Periods” below) has occurred and is continuing, the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult on a non-binding basis with the special servicer with regard to certain major decisions with respect to the serviced mortgage loan(s) to the extent described in this free writing prospectus and as provided in the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced mortgage loans in general on a platform level basis. Based on the operating advisor’s review of certain information (to be provided to the operating advisor by the special servicer) described in this free writing prospectus, the operating advisor will be required (if any serviced mortgage loans were specially serviced mortgage loans during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

At any time that a Consultation Termination Event (as described under “—Significant Dates, Events and Periods” below) has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer (but not the outside special servicer with respect to any outside serviced mortgage loan) if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) all payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor” and “Transaction Parties—The Operating Advisor” in this free writing prospectus.

Master Servicer
Wells Fargo Bank, National Association, a national banking association (the “Master Servicer”). The master servicer will initially service all of the serviced loan(s) either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this free writing prospectus as the “serviced mortgage loans,” and all of the serviced mortgage loans, together with any serviced companion loans, are sometimes referred to in this free writing prospectus as the “serviced loans.”

As described under “—WFRBS 2014-C22 Servicer, Special Servicer, Trustee and Custodian” below, Wells Fargo Bank, National Association, a national banking association (in such capacity, the “WFRBS 2014-C22 servicer” and also an “outside servicer”) is the initial servicer for the Bank of America Plaza loan combination pursuant to the WFRBS 2014-C22 pooling and servicing agreement.

As described under “—GSMS 2014-GC24 Servicer, Special Servicer, Trustee and Custodian” below, Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (in such capacity, the “GSMS 2014-GC24 servicer” and also an “outside servicer”) is the initial servicer for the Stamford Plaza Portfolio loan combination pursuant to the GSMS 2014-GC24 pooling and servicing agreement.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is the initial special servicer with respect to all of the serviced loans pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to any such serviced loans that, in general, are in default or as to which default is reasonably foreseeable. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer for this securitization transaction at the request of Eightfold Real Estate Capital Fund III, L.P., or one of its affiliates, which is expected to be the initial controlling class representative and the initial directing holder with respect to all of the serviced loans. Eightfold Real Estate Capital Fund III, L.P., or one of its affiliates is expected to purchase, on the closing date, the Class E, Class F and Class G Certificates. See “—Controlling Class Representative” below. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

As described under “—WFRBS 2014-C22 Servicer, Special Servicer, Trustee and Custodian” below, CWCapital Asset Management LLC, a Delaware limited liability company (in such capacity, the “WFRBS 2014-C22 special servicer” and also an “outside special servicer”) is the initial special servicer for the Bank of America Plaza loan combination pursuant to the WFRBS 2014-C22 pooling and servicing agreement.

As described under “—GSMS 2014-GC24 Servicer, Special Servicer, Trustee and Custodian” below, LNR Partners, LLC, a Florida limited liability company (in such capacity, the “GSMS 2014-GC24 special servicer” and also an “outside special servicer”) is the initial special servicer for the Stamford Plaza Portfolio loan combination pursuant to the GSMS 2014-GC24 pooling and servicing agreement.

The special servicer (but not the outside special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, and a successor special servicer appointed, from time to time, as follows:

●
prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed and replaced by the directing holder (which is the controlling class representative with respect to all of the serviced loans) with or without cause at any time, upon satisfaction of certain conditions specified in the pooling and servicing agreement; and

●
after the occurrence and during the continuance of a Control Termination Event with respect to the controlling class representative, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose), vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but not any outside special servicer for any outside serviced loan combination). In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose), vote affirmatively to so replace.

Further, the special servicer may be removed and replaced based on the occurrence of certain servicer termination events on the part of the special servicer, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this free writing prospectus. In addition, in the case of a serviced loan combination, if a servicer termination event on the part of the special servicer affects only (i) the related serviced companion loan that is part of such serviced loan combination, (ii) the holder of such serviced companion loan or (iii) the rating on a class of securities backed by such serviced companion loan, then, at the direction of the holder of such serviced companion loan, in each case, the trustee will be required to terminate the special servicer solely with respect to that serviced loan combination, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this free writing prospectus.

An outside special servicer may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus. See “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus for a discussion of the loan combinations and the companion loans.

WFRBS 2014-C22 Servicer, Special Servicer, Trustee and Custodian

The Bank of America Plaza loan combination is being serviced pursuant to the WFRBS 2014-C22 pooling and servicing agreement, dated as of September 1, 2014, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Pentalpha Surveillance LLC, as trust advisor (an “outside operating advisor”), Wells Fargo Bank, National Association and NCB, FSB, as master servicers, CWCapital Asset Management LLC and NCB, FSB, as special servicers, Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian and Wilmington Trust, National Association, as trustee. Accordingly, (i) the Bank of America Plaza mortgage loan and the related mortgaged property are being serviced and administered by the WFRBS 2014-C22 servicer and the WFRBS 2014-C22 special servicer, (ii) the WFRBS 2014-C22 trustee will serve as mortgagee of record with respect to the Bank of America Plaza mortgage loan, and (iii) in its capacity as custodian under the WFRBS 2014-C22 pooling and servicing agreement, Wells Fargo Bank, National Association will serve as a custodian with respect to the mortgage loan file for the Bank of America Plaza mortgage loan (other than with respect to the promissory note evidencing the Bank of America Plaza mortgage loan). None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to the WFRBS 2014-C22 pooling and servicing agreement of its duties thereunder, including with respect to the servicing of the Bank of America Plaza mortgage loan.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Bank of America Plaza Mortgage Loan” in this free writing prospectus.

GSMS 2014-GC24 Servicer,
Special Servicer, Trustee and Custodian

The Stamford Plaza Portfolio loan combination is being serviced pursuant to the GSMS 2014-GC24 pooling and servicing agreement, dated as of September 1, 2014, between GS Mortgage Securities Corporation II, as depositor, Situs Holdings, LLC, as operating advisor (an “outside operating advisor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, and Wells Fargo Bank, National Association, as trustee. Accordingly, (i) the Stamford Plaza Portfolio mortgage loan and the related mortgaged properties are being serviced and administered by the GSMS 2014-GC24 servicer and the GSMS 2014-GC24 special servicer, (ii) the GSMS 2014-GC24 trustee will serve as mortgagee of record with respect to the Stamford Plaza Portfolio mortgage loan, and (iii) in its capacity as custodian under the GSMS 2014-GC24 pooling and servicing agreement, Wells Fargo Bank, National Association will serve as a custodian with respect to the mortgage loan file for the Stamford Plaza Portfolio mortgage loan (other than with respect to the promissory note evidencing the Stamford Plaza Portfolio mortgage loan). None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to the GSMS 2014-GC24 pooling and servicing agreement of its duties thereunder, including with respect to the servicing of the Stamford Plaza Portfolio mortgage loan.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Stamford Plaza Portfolio Mortgage Loan” in this free writing prospectus.

Directing Holder / Controlling Class Representative

The controlling class representative under the pooling and servicing agreement (which is also referred to in this free writing prospectus as the “directing holder” with respect to the serviced loans) will be the controlling class certificateholder or other representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class F and Class G certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then Class F will be the controlling class. See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist with respect to the controlling class representative, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event with respect to the controlling class representative, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event with respect to the controlling class representative, all of these rights of the controlling class representative will terminate. See “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus.

Eightfold Real Estate Capital Fund III, L.P. or one of its affiliates (i) is expected, on the closing date, to purchase the Class E, Class F and Class G certificates, and (ii) is expected, on the closing date, to appoint Eightfold Real Estate Capital Fund III, L.P. or one of its affiliates to be the initial controlling class representative (and initial directing holder with respect to all of the serviced loans).

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the directing holder, take actions with respect to the servicing of the applicable serviced mortgage loan(s) that could adversely affect the holders of some or all of the classes of certificates, and (ii) the special servicer may be removed and replaced with respect to the serviced loan(s), with or without cause, at any time by the directing holder. See “Risk Factors—Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this free writing prospectus.

The controlling class representative and any other directing holder may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Directing Holder, any Outside Controlling Class Representative and any Serviced Companion Loan Holder” and “—Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this free writing prospectus.

Significant Affiliations and Relationships

Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations and Certain Relationships—Transaction Party and Related Party Affiliations” in this free writing prospectus, may:

	●	serve in multiple capacities with respect to this securitization transaction;

●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder and/or the controlling class representative;

●
serve as an outside servicer, outside special servicer, outside trustee or outside operating advisor with respect to any securitization involving a companion loan in an outside serviced loan combination; or

●
be affiliated with an outside servicer, outside special servicer, outside trustee or outside operating advisor with respect to any securitization involving a companion loan in an outside serviced loan combination.

In addition, certain parties to this securitization transaction or the directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●
serving as warehouse lender to one or more of the sponsors of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see “Transaction Parties—Certain Affiliations and Certain Relationships—Warehouse Financing Arrangements” in this free writing prospectus);

●
serving as interim servicer for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations and Certain Relationships—Interim Servicing Arrangements” in this free writing prospectus);

●
serving as interim custodian for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations and Certain Relationships—Interim and Other Custodial Arrangements” in this free writing prospectus);

●
entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

●
performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties–Certain Affiliations and Certain Relationships–Other Arrangements” in this free writing prospectus).

In addition, certain of the sponsors to this securitization transaction or their affiliates may hold mezzanine debt, a companion loan, or other additional debt related to one or more of the mortgage loans to be included by such sponsor in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations and Certain Relationships—Loan Combination and Mezzanine Loan Arrangements” in this free writing prospectus. In the event a sponsor includes any companion loan in a separate securitization transaction, such sponsor may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations and Certain Relationships” in this free writing prospectus.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Significant Obligor
The mortgaged property identified on Annex A to this free writing prospectus as Bank of America Plaza, securing a mortgage loan representing approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB under the Securities Act of 1933, as amended) with respect to this offering. See “Description of the Mortgage Pool—Significant Obligor” in this free writing prospectus and “Structural and Collateral Term Sheet—Bank of America Plaza” in Annex B to this free writing prospectus.

Significant Dates, Events and Periods

Cut-off Date
With respect to each mortgage loan, the due date in October 2014 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in November 2014, the date that would have been its due date in October 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about October 24, 2014.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the fourth business day following the related determination date of each month, beginning in November 2014, to the holders of record at the end of the previous calendar month.

Determination Date	The sixth day of each calendar month or, if the sixth day is not a business day, the next business day, beginning in November 2014.

Expected Final Distribution Date	Class A-1	September 2019
	Class A-2	October 2019
	Class A-3	September 2024
	Class A-4	September 2024
	Class A-AB	July 2024
	Class X-A	September 2024
	Class X-B	October 2024
	Class A-S	September 2024
	Class B	October 2024

	Class PEZ	October 2024
	Class C	October 2024

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

The expected final distribution date with respect to each class of the Class A-S, Class B, Class PEZ and Class C certificates assumes that the maximum certificate principal amount of that class of certificates was issued on the closing date and there were no subsequent exchanges of such certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in October 2047.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in November 2014, beginning on the day after the cut-off date) and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which the applicable distribution date occurs.

Prepayment Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in November 2014, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Control Termination Event
A “Control Termination Event” will either (a) occur when none of the classes of Class F and Class G certificates has an outstanding certificate principal amount (as notionally reduced by any appraisal reduction amounts then allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this free writing prospectus.

Consultation Termination Event
A “Consultation Termination Event” will either (a) occur when none of the classes of Class F and Class G certificates has an outstanding certificate principal amount, without regard to the allocation of any appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this free writing prospectus.

The Mortgage Loans

General
The issuing entity’s primary assets will be 62 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $842,021,110.  The mortgage loans are secured by first liens on 99 commercial, multifamily and manufactured housing community properties located in 25 states.  See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this free writing prospectus.

Fee Simple / Leasehold
All of the mortgaged properties are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property.  For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

The Loan Combinations
Three (3) of the mortgage loans, representing approximately 23.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure or loan combination, which is comprised of the subject mortgage loan and 1 or more related pari passu companion loans that are held outside the issuing entity.  In the case of a loan combination, the related mortgage loan and companion loans are each evidenced by separate promissory notes but are all secured by the same mortgages or deeds of trust encumbering the same mortgaged property or portfolio of mortgaged properties.  The loan combinations related to this securitization transaction are:

●
the Bank of America Plaza loan combination, consisting of the Bank of America Plaza mortgage loan, which is being included in this securitization transaction, and the Bank of America Plaza companion loans, which are comprised of (i) one Bank of America Plaza companion loan that was previously included in the WFRBS 2014-C22 securitization, (ii) one Bank of America Plaza companion loan that was previously included in the WFRBS 2014-C23 securitization, and (iii) one Bank of America Plaza companion loan that is currently held by Citigroup Global Markets Realty Corp., and is expected to be included in one or more future commercial mortgage loan securitizations;

●
the Fenley Office Portfolio loan combination, consisting of the Fenley Office Portfolio mortgage loan, which is being included in this securitization transaction, and the Fenley Office Portfolio companion loan, which is currently held by Citigroup Global Markets Realty Corp. and is expected to be included in one or more future commercial mortgage loan securitizations; and

●
the Stamford Plaza Portfolio loan combination, consisting of the Stamford Plaza Portfolio mortgage loan, which is being included in this securitization transaction, and the Stamford Plaza Portfolio companion loans, which are comprised of (i) one Stamford Plaza Portfolio companion loan that was previously included in the WFRBS

2014-C22 securitization, and (ii) two Stamford Plaza Portfolio companion loans that were previously included in the GSMS 2014-GC24 securitization.

Certain information regarding the loan combination(s) is identified in the following table:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance

Bank of America Plaza	$110,000,000	13.1%	$290,000,000	$400,000,000

Fenley Office Portfolio	$60,000,000	7.1%	$46,000,000	$106,000,000

Stamford Plaza Portfolio	$30,000,000	3.6%	$240,000,000	$270,000,000

With respect to any loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and the pari passu companion loan(s) that will not be included in the issuing entity.

For more information regarding the loan combinations, see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.  Also, see “Structural and Collateral Term Sheet—Structural Overview” in Annex B to this free writing prospectus.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

	Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
	6	0	51	78.7%
	1	5	11	21.3
	Total		62	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan.  See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under each mortgage loan.  The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans.  Some jurisdictions may impose a statutorily longer period.

Interest-Only Mortgage Loans/ Amortizing Mortgage Loans

Two (2) of the mortgage loans, representing approximately 15.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their maturity dates or anticipated repayment dates, as applicable.  The remaining 60 mortgage loans, representing approximately 84.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining terms (or terms to anticipated repayment dates) for such mortgage loans.  However, 33 of these 60 mortgage loans, representing approximately 59.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest only period ranging from 12 months to 72 months following the related origination date.

	Each of the following mortgage loans is characterized by a non-standard amortization schedule:

	●
the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus.

Balloon Loans / ARD Loans
All of the mortgage loans will have substantial principal payments due on their respective maturity dates unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan; provided, that if any loans with anticipated repayment dates, as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this free writing prospectus, are included in the issuing entity, such mortgage loans will have substantial principal payments due on their respective anticipated repayment dates, unless prepaid earlier.  There are no loans with anticipated repayment dates included in the issuing entity and, therefore, all references in this free writing prospectus to “loans with anticipated repayment dates,” “anticipated repayment dates” and “excess interest” should be disregarded.

Additional Characteristics of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

		All Mortgage Loans
	Initial Pool Balance(1)	$842,021,110
	Number of Mortgage Loans	62
	Number of Mortgaged Properties	99
	Average Cut-off Date Mortgage Loan Balance	$13,580,986
	Weighted Average Mortgage Loan Rate(2)	4.5540%
	Range of Mortgage Loan Rates(2)	4.0500%-5.4000%
	Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	68.9%
	Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(5)	60.5%
	Weighted Average Cut-off Date Remaining Term to Maturity Date (months)	118
	Weighted Average Cut-off Date DSCR(2)(3)(6)	1.58x
	Full-Term Amortizing Balloon Mortgage Loans	25.0%
	Partial Interest-Only Balloon Mortgage Loans	59.8%
	Interest-Only Balloon Mortgage Loans	15.2%

	(1)	Subject to a permitted variance of plus or minus 5%.

	(2)
With respect to each mortgage loan that is part of a loan combination, the related companion loan(s) is/are included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR.  Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(3)
With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and the Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.

(4)
In most cases, the Cut-off Date Loan-to-Value Ratio for each mortgage loan is calculated utilizing the “as-is” appraised value.  See the definitions of “Appraised Value” and “Cut-off Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

(5)
In the majority of cases, the Maturity Date Loan-to-Value Ratio for each mortgage loan is calculated utilizing the “as-is” appraised value.  However, in the case of 6 mortgage loans, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Maturity Date Loan-to-Value Ratio is calculated using an “as stabilized” appraised value instead of the related “as-is” appraised value, as further described under the definitions of “Appraised Value” and “Maturity Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.  The Maturity Date Loan-to-Value Ratio of those 6 mortgage loans, calculated using an “as-is” appraised value, would result in a weighted average Maturity Date Loan-to-Value Ratio for the mortgage pool of 60.6%.

(6)
The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus and the Cut-off Date DSCR of such mortgage loan is calculated based on the aggregate debt service during the 12-month period immediately succeeding the expiration of the interest-only period.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced Mortgage Loans

Seven (7) mortgage loans, collectively representing approximately 12.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, affiliates of the related borrower in 2012 negotiated a discounted pay off of the then-remaining approximately $7,980,000 balance of a subordinate loan originated in 2008 and secured by the related mortgaged properties, for a pay-off amount of approximately $2,500,000 paid in installments through June 2013.  In addition, net proceeds from the related mortgage loan and corresponding mezzanine loan funded a $5,500,000 settlement payment to certain third party investors arising out of a 2008 sale of such parties’ interests in the mortgaged properties and certain other properties to affiliates of the current sponsors of the related borrower.  The $5,500,000 settlement payment was made pursuant to a settlement agreement entered into at the time of the origination of the related mortgage loan and, together with certain other consideration, settled investor litigation brought by the third-party investors against the sponsors of the borrower and their affiliates pertaining to a participating promissory note in the original amount of approximately $13,890,000 given as part of the initial consideration for the 2008 buy-out of the selling investors’ interests in the mortgaged properties and certain other properties.

●
With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Orange Plaza Shopping Center and Foothill Village Plaza, representing approximately 2.4% and 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, each of such mortgage loans refinanced a loan that was in default due to an unauthorized transfer of interests in the borrower at the time of refinancing.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Beck Business Center Phase I, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan refinanced a prior bridge loan in the amount of $5,500,000 originated in February 2014, secured by the mortgaged property, that was obtained by the related borrower to fund a discounted pay-off of a previous mortgage loan secured by the mortgaged property incurred by affiliates of the related borrower that was the subject of foreclosure proceedings.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Beltline Industrial, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of such mortgage loan provided refinancing for the related borrower’s floating rate loan that refinanced the original acquisition loan that was obtained by the related borrower and was the subject of foreclosure proceedings.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as 6420 Richmond Avenue, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of such mortgage loan provided acquisition financing for the related borrower’s purchase of the related mortgaged property at an REO sale.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Highlands Village, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan refinanced, in part, a prior loan secured by the mortgaged property via a discounted pay off.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance / Property Release Provisions	The terms of each mortgage loan restrict the ability of the borrower to defease and/or prepay the mortgage loan as follows:

●
Fifty-two (52) mortgage loans, representing approximately 91.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower, after a lockout period of at least two years following the closing date (or, (1) in the case of the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Bank of America Plaza, the earlier of (x) August 7, 2017 and (y) the second anniversary of the last securitization of any portion of the Bank of America Plaza loan combination and (2) in the case of the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, the earlier of (x) August 1, 2018 and (y) the second anniversary of the last securitization of any portion of the Fenley Office Portfolio loan combination) and prior to the related open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one or more of the related mortgaged properties), but the borrower may not prepay the mortgage loan in whole prior to such open prepayment period.

●
In addition, 9 mortgage loans, representing approximately 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower, after a lockout period of 11 to 25 payments following the origination date, to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, or in connection with a paydown of the mortgage loan in order to satisfy certain financial covenants contained in the related mortgage loan documents, in part, in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period described below.

●
One (1) mortgage loan, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower, after a lockout period of at least 2 years following the closing date and prior to the related open prepayment period described below, to either (i) substitute U.S. government securities as collateral and obtain a release of the related mortgaged property or (ii) prepay the mortgage loan in whole, but not in part, with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, in each case if such prepayment occurs prior to the related open prepayment period.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, “—Voluntary Prepayments” and “—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this free writing prospectus.

Notwithstanding the foregoing restrictions on prepayments, the mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or anticipated repayment date, as applicable, as follows:

	Prepayment Open Periods

	Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
	3	3	9.1%
	4	49	63.7
	5	4	7.0
	6	2	0.9
	7	3	17.0
	13	1	2.3
	Total	62	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

	Property Types of the Mortgaged Properties(1)

	Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

	Office	23	$300,112,725	35.6%
	Retail	27	221,693,696	26.3
	Multifamily	7	136,091,064	16.2
	Self Storage	26	72,554,077	8.6
	Industrial	9	57,315,323	6.8
	Mixed Use(2)	3	28,725,536	3.4
	Hospitality	3	23,134,684	2.7
	Manufactured Housing	1	2,394,005	0.3
	Total	99	$842,021,110	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

	(2)		The mixed use properties include various combinations of retail, self storage, trade mart and/or an exhibition hall.

Property Locations
The mortgaged properties are located in 25 states.  The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	7	$166,216,887	19.7%
Texas	11	$94,078,995	11.2%
Pennsylvania	3	$65,367,464	7.8%
Kentucky	12	$63,071,221	7.5%
Ohio	3	$53,050,724	6.3%
Wisconsin	6	$49,020,135	5.8%
New York	1	$49,000,000	5.8%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

Certain Calculations and Definitions

The descriptions in this free writing prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or the companion loan(s) on or prior to the closing date of this securitization transaction and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date.  The sum of the numerical data in any column in a table may not equal the indicated total due to rounding.  Unless otherwise indicated, all figures presented in this “Summary” are calculated as described under “Description of the Mortgage Pool” in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this free writing prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than 1 mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this free writing prospectus.

With respect to any mortgage loan that is part of a loan combination, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related companion loan(s).  Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

With respect to each cross-collateralized group of mortgage loans, the debt service coverage ratio, loan-to-value ratio and debt yield information for each such mortgage loan have been calculated on an aggregate basis unless otherwise specifically indicated.

In addition, for purposes of the presentation of information in this free writing prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date principal balance information or other underwritten statistics may be based on certain other adjustments, assumptions and/or estimates, as further described under “—Additional Characteristics of the Mortgage Loans” above, and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” below.

None of the mortgage loans in the issuing entity will be cross-collateralized with any mortgage loan that is not in the issuing entity,

except as described in this free writing prospectus with respect to the mortgage loans that constitute part of a loan combination and that are secured by a mortgaged property or portfolio of mortgaged properties that also secure one or more companion loans not included in the issuing entity.

Certain Variances from Underwriting Standards

All of the mortgage loans were originated substantially in accordance with the respective originators’ underwriting guidelines described under “Transaction Parties—The Originators” in this free writing prospectus.

Mortgaged Properties with Limited or No Operating History

Four (4) of the mortgaged properties, collectively securing approximately 15.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were constructed or substantially renovated within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

Six (6) mortgaged properties, collectively securing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were acquired within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

See “Description of the Mortgage Pool—General” in this free writing prospectus.

Certain Mortgage Loans with Material Lease Termination Options

Certain mortgage loans have material lease early termination options.  See Annex B to this free writing prospectus for information regarding material lease termination options for the 10 largest tenants by base rent at the Mortgaged Properties securing the largest 20 mortgage loans (considering each crossed group as a single mortgage loan) by aggregate principal balance of the pool of mortgage loans as of the cut-off date.  Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in this free writing prospectus for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans From the Mortgage Pool

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this free writing prospectus, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield,” “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2014-GC25:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-AB

	●	Class X-A

	●	Class X-B

	●	Class A-S

	●	Class B

	●	Class PEZ

	●	Class C

The Series 2014-GC25 certificates will consist of the above classes, together with the following classes that are not being offered through this free writing prospectus and the prospectus:  Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class R certificates.

B. Certificate Principal Amounts or Notional Amounts

Subject to the discussion in the following paragraph, each class of the offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of each class of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this free writing prospectus, which principal amount (or notional amount) may vary up to 5% on the closing date.

The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table under “Certificate Summary” in this free writing prospectus represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates.  The initial certificate principal amount of the Class PEZ certificates shown in the table under “Certificate Summary” in this free writing prospectus is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange.  The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

The aggregate certificate principal amount of any class of principal balance certificates or trust component outstanding at any time represents the maximum amount that its holders (or, in the case of a trust component, the holders of exchangeable certificates evidencing an interest in that trust component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Offered Certificates” section.

See “Description of the Offered Certificates—General” in this free writing prospectus.

Pass-Through Rates
Each class of the offered certificates (other than the Class PEZ certificates) will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table on the cover page of this free writing prospectus.

For any distribution date, the pass-through rates of the offered certificates (other than the Class PEZ, Class X-A and Class X-B certificates) will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this free writing prospectus.

The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class B trust component as described in this free writing prospectus.

The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●
the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

●
with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

Exchangeable Certificates / Exchange Proportions

If you own Class A-S, Class B and Class C certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the Class PEZ certificates, and vice versa.  You can exchange your exchangeable certificates by notifying the certificate administrator.  If you own Class PEZ certificates, those certificates will entitle you to receive principal and interest in the amounts that would otherwise have been payable on the applicable proportion of Class A-S, Class B and Class C certificates exchangeable for those Class PEZ certificates.  Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates.  Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures.  See also “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks” in this free writing prospectus.

Distributions

A. Amount and Order of Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, and net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First:  Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates:  to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB

certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this free writing prospectus for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third:  Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates:  to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest.

Fourth:  Class A-S trust component:  To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows:  (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Fifth:  Class B trust component:  To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows:  (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Sixth:  Class C trust component:  To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows:  (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Seventh:  Non-offered certificates (other than the Class X-D, Class X-E, Class X-F and Class X-G certificates):  in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

B. Interest and Principal Entitlements

A description of each class’s and trust component’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.  As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable percentage interest of related certificate principal amounts of the Class A-S, Class B and Class C trust components).

On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchangeable Certificates” in this free writing prospectus.  Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

C. Servicing and Administrative Fees

The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan.  The master servicing fee for each distribution date will be calculated based on:  (i) the stated principal balance of each mortgage loan in the issuing entity and each serviced companion loan; and (ii) the related master servicing fee rate, which ranges on a loan-by-loan basis from 0.0100% to 0.1050% per annum.  The master servicing fee rate includes (a) any sub-servicing fee rate and primary servicing fee rate, and (b) with respect to an outside serviced mortgage loan, the servicing fee rate payable to the outside servicer.  The special servicing fee for each distribution date is calculated based on the stated principal balance of each serviced loan that is a specially serviced loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this free writing prospectus and the pooling and servicing agreement.  In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0% applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a serviced loan that is a specially serviced loan, and (b) workout fees from (and generally calculated at a rate of 1.0% applied to) collections on a serviced loan that had previously been a specially serviced loan, but had been worked out, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.  The outside special servicer for any outside serviced mortgage loan will be entitled to receive comparable (but not necessarily identical) special servicing fees, liquidation fees and workout fees and other additional fees and amounts with respect to that outside serviced mortgage loan pursuant to the terms of the applicable outside servicing agreement.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.0015439% per annum.  The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

In addition, the master servicer will pay to the Commercial Real Estate Finance Council (“CREFC®”) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.0038% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan) and prorated for any partial period.  See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this free writing prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing

Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus.

Advances

A. Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan in the issuing entity (including the outside serviced mortgage loans) but not any companion loan(s), as described below under “—Advances on the Loan Combinations,” if it determines that the advance will be recoverable from collections on that mortgage loan.  The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections.  The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s).  In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.  If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® intellectual property royalty license fee.  The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.

B. Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced loans, unless the advance is determined to be non-recoverable from related loan proceeds.  In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.  The master servicer or trustee, as applicable will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

C. Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this free writing prospectus.  Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.  If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

D. Property Advances on the Outside Serviced Loan Combinations

With respect to each outside serviced loan combination, the outside servicer under the related outside servicing agreement is required to make property protection advances with respect to the related mortgaged property or properties, unless that outside servicer determines that those advances would not be recoverable from collections on such outside serviced loan combination.  If that outside servicer is required to but fails to make a required property protection advance, then (subject to a recoverability determination) the outside trustee will be required to make that property protection advance.  The outside servicer and/or the outside trustee, to the extent it makes any property protection advances with respect to an outside serviced loan combination, will be entitled to receive interest on such advances in accordance with the terms of the applicable outside servicing agreement and the related co-lender agreement, which may be reimbursable out of general collections of the issuing entity.  The advancing party will also be entitled to reimbursement from general collections on the mortgage loans in the issuing entity for the pro rata share allocable to the applicable outside serviced mortgage loan of any non-recoverable property protection advance made by it on the related outside serviced loan combination and interest on those advances.

No outside servicer is required to advance delinquent monthly mortgage loan payments with respect to the related outside serviced mortgage loan.

Priority of Payments

A. Subordination / Allocation of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components.  The chart shows entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date

(if any)) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B,  Class X-D, Class X-E, Class X-F and Class X-G certificates).  Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B,  Class X-D, Class X-E, Class X-F and Class X-G certificates, payment rights of certain classes will be more particularly described in “Description of the Offered Certificates—Distributions” in this free writing prospectus.  It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2014-GC25 certificates that are not being offered by this free writing prospectus).  Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component.  However, no such principal losses will be allocated to the Class R, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-G certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component), the Class X-D certificates (to the extent such losses are allocated to the Class D certificates), the Class X-E certificates (to the extent such losses are allocated to the Class E certificates), the Class X-F certificates (to the extent such losses are allocated to the Class F certificates) and the Class X-G certificates (to the extent such losses are allocated to the Class G certificates) and, therefore, the amount of interest they accrue.

*
Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates. However, mortgage loan losses will reduce the notional amount of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates to the extent such losses reduce the certificate principal amount of a related class of principal balance certificates or a related trust component.

**
Distributions and losses allocated to a trust component will be concurrently allocated to the related classes of exchangeable certificates that evidence a percentage interest in such trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class A-S trust component will be made pro rata to the Class A-S certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class A-S trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

*** Other than the Class X-D, Class X-E, Class X-F, Class X-G and Class R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or, in the case of the Class PEZ certificates, allocated to the percentage interests evidenced thereby in the Class A-S, Class B and/or Class C trust components, as applicable) with interest at the pass-through rate on those offered certificates or trust components.

B. Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of: the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this free writing prospectus); the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer; the rights of any outside servicer, outside trustee and/or outside special servicer to receive payments of interest on unreimbursed property protection advances, servicing and/or special servicing compensation and/or reimbursement of certain amounts with respect to an outside serviced loan combination in accordance with the related co-lender agreement and the applicable outside servicing agreement; a modification of a mortgage loan’s interest rate or principal balance; or other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest-bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of the interest payment on such classes of certificates and trust components.

Additional Aspects of the Certificates

A. Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

B. Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this free writing prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the

Class A-S, Class B and Class C trust components (and, correspondingly, the Class A-S, Class B, Class C and Class PEZ certificates) and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C. Required Repurchase or
Substitution of Mortgage
Loans
Under the circumstances described in this free writing prospectus, the applicable sponsor (or Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

D. Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted serviced loans (or, in the case of a defaulted serviced loan that is included in a loan combination, the defaulted serviced loan combination) and related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced loan combination, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related serviced companion loan holder (as a collective whole as if such certificateholders and such serviced companion loan holder constituted a single lender).

If a serviced mortgage loan that is part of a serviced loan combination (if any) becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell the related serviced companion loan together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to sell both the related outside serviced mortgage loan and the related companion loans as a single whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this free writing prospectus, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

E. Registration and Denominations
The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination,” and “—Book-Entry Registration” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Other Investment Considerations

Potential Conflicts of Interest
The relationships involving the parties to this transaction and/or the securitization of any related companion loan, and the activities of those parties or their affiliates, may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, any sponsor, any underwriter, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates;

●
the ownership of, or of any interests in, any companion loans or mezzanine debt by any sponsor, any underwriter, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates;

●
the relationships, including financial dealings, of any sponsor, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

●	the relationships, including financial dealings, of the sponsors, the underwriters and their respective affiliates with each other;

●	the decision or obligation of the special servicer to take actions at the direction or recommendation of the directing holder or the holder of any serviced companion loan or its representative;

●
the expected initial controlling class representative’s engagement of any party to this securitization transaction as an independent contractor to conduct due diligence with respect to certain underlying mortgage loans;

●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool; and

●
the activities of the master servicer, special servicer, operating advisor, sponsors or any of their respective affiliates in connection with any other transaction and, with respect to any outside serviced loan combination, the activities of any related outside servicer, outside special servicer, outside operating advisor or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Directing Holder, any Outside Controlling Class Representative and any Serviced Companion Loan Holder,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,” “—Other Potential Conflicts of Interest May Affect Your Investment,” “—Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificates,” “—Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment,” “—Loan Combinations Pose Special Risks—Realization on the Mortgage Loan That is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder,” and “—Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment” in this free writing prospectus.

Material Federal Income
Tax Consequences
Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

The portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	●	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

	●	Each class of exchangeable certificates will evidence beneficial ownership of one or more trust components which will be treated as a grantor trust for federal income tax purposes.

	●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class certificates will be issued with original issue discount, that the Class certificates will be issued with a de minimis amount of original issue discount and that the Class certificates will be issued at a premium.

See “Material Federal Income Tax Consequences” in this free writing prospectus.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or governmental plans (as defined in Section 3(32) of ERISA) and other plans that are subject to any federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Internal Revenue Code of 1986, as amended, should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or similar law.

The U.S. Department of Labor has granted substantially identical administrative exemptions to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Citigroup Global Markets Inc. or Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, so long as certain conditions are met. See “ERISA Considerations” in this free writing prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates receive ratings from Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. (which are the rating agencies engaged by the depositor) no lower than those identified in the table on the cover page of this free writing prospectus.

Credit ratings referenced throughout this free writing prospectus are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates or related trust component(s) in question on each distribution date and, except in the case of the interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of Moody’s Investors Service, Inc., the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by Moody’s Investors Service, Inc. for the various classes of the offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of any outside serviced loan combination, the rating agencies engaged by the depositor for the applicable lead securitization) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest.

The Class X-A and Class X-B certificates are only entitled to interest distributions. If any of the mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A and/or Class X-B certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B certificates do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,” “—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates,” “—The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates” and “Yield, Prepayment and Maturity Considerations” in the prospectus.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this free writing prospectus).

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

If you are considering an investment in a class of exchangeable certificates you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the liquidity and/or values of such CMBS.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

The Exchangeable Certificates Are Subject to Additional Risks

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates. As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this free writing prospectus. Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●
At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange, as described under “Description of the Offered Certificates—Exchangeable Certificates—Exchanges” in this free writing prospectus.

●
A certificateholder that does not own exchangeable certificates in such requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents such requisite exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

●
Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

●	Certificates may only be held in authorized denominations.

●	An exchange fee of $5,000 must be paid by the exchanging certificateholder to the certificate administrator in connection with each exchange of exchangeable certificates.

Subordination of Exchangeable Certificates

As described in this free writing prospectus, if you acquire any exchangeable certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates. If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class A-S certificates and (insofar as the Class PEZ certificates represent an interest in the Class A-S trust component) the holders of the Class PEZ certificates. If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class B certificates and (insofar as the Class PEZ certificates represent an interest in the Class A-S and Class B trust components) the holders of the Class PEZ certificates. If you acquire Class PEZ certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to: (a) insofar as the Class PEZ certificates represent an interest in the Class B and Class C trust components, those of the holders of the Class A-S certificates; and (b) insofar as the Class PEZ certificates represent an interest in the Class C trust component, those of the holders of the Class B certificates. See “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings including, but not limited to, the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions, and the federal banking agencies’ risk-based capital guidelines regulations. As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments. These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards. In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.” While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments. These changes became fully effective January 1, 2013. In addition, new capital regulations were issued by the banking regulators in July 2013 that determine the capital requirements of banks and bank holding companies without reference to the credit ratings assigned to the investment securities they hold and these capital regulations began phasing in on January 1, 2014. As a result of these new regulations, investments in CMBS by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes and the attractiveness of investments in CMBS for such entities.

●
The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1)

and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this free writing prospectus and in the prospectus.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” in the prospectus.

In addition, if a sponsor (or, in the case of Starwood Mortgage Funding I LLC, Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, any mezzanine loan lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-

AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. Because the notional amount of the Class X-B certificates is based upon the outstanding certificate principal amount of the Class B trust component, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B trust component.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates” in this free writing prospectus.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus. Likewise, if the master servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof. A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate principal amount of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B or Class C trust component to the extent of their percentage interest in such trust component. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and DBRS, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of Moody’s Investors Service, Inc., the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by Moody’s Investors Service, Inc. for the various classes of the offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates, subject to the terms of the outside servicing agreement in the case of any outside serviced mortgage loan.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions,” “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this free writing prospectus for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee.

However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus and Annex A to this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this free writing prospectus, and this would change other numerical information presented in this free writing prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this free writing prospectus.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied with Another Originator’s
Underwriting Criteria

We have not reunderwritten the mortgage loans or the related loan combinations. Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Be Able to Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this free writing prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this free writing prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this free writing prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both (i) “as stabilized,” “as renovated,” “as repaired” or “hypothetical” values and (ii) “as-is” values, although the appraised value reflected in this free writing prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, the “as stabilized,” “as renovated,” “as repaired” or “hypothetical” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as stabilized,” “as renovated,” “as repaired” or “hypothetical” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp. and RAIT Funding, LLC—Third Party Reports”, “The Goldman Originators—Origination and Underwriting Process”, “—MC-Five Mile Commercial Mortgage Finance LLC—Assessments of Property Condition” and “—Starwood Mortgage Capital LLC and SPT CA Fundings, LLC—Assessments of Property Condition” in this free writing prospectus for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this free writing prospectus for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this free writing prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in this free writing prospectus for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this free writing prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in this free writing prospectus for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include office, retail and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this free writing prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the offered certificates and the trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s), as applicable, have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, multifamily, self storage and industrial properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this free writing prospectus for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool. For a description of the risks relating to the specific property types, see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Texas, Pennsylvania, Kentucky, Ohio, Wisconsin and New York. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this free writing prospectus.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as tenants-in-common. For example, in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this free writing prospectus as Heritage Apartments, Davis Springs and Sahara Crossing, representing approximately 4.6%, 2.3% and 0.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers are tenants-in-common.

In certain instances where borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code, these borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset. Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common” in this free writing prospectus, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in this free writing prospectus either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this free writing prospectus, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” in this free writing prospectus for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive” and “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although no related companion loan is an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on the related companion loan. As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing (and, except with respect to the mortgage loan described in the following sentence, with respect to mortgage loans that have mezzanine debt in place as of the Cut-off Date), the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. With respect to the mezzanine loans relating to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as Stamford Plaza Portfolio, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which have been incurred by affiliates of the related borrowers and borrowers under unrelated loans and which are either owned or majority owned by affiliates of the related borrowers, although a subordination and standstill agreement has been executed by each mezzanine lender with respect to its related mezzanine loan, we cannot assure you that any such mezzanine lender will not exercise remedies with respect to its related mezzanine loan, transfer its interests in such mezzanine loan, or take any other action with respect to its mezzanine loan in violation of the related subordination and standstill agreement.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Loan Rates; Calculations of Interest” in this free writing prospectus. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●
significant tenant rollover at the related mortgaged properties (see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” and “—Office Properties” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify serviced loans in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity. These factors have increased the risk that refinancing may not be available for commercial mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer (or, with respect to an outside serviced mortgage loan, the outside special servicer) will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this free writing prospectus for descriptions of real estate tax matters relating to certain mortgaged properties.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bowling alleys, restaurants, shopping malls, water parks, theater space, dental or medical offices, health clubs, gas stations, data centers and warehouses would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” in this free writing prospectus for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Ten (10) of the mortgaged properties, securing approximately 23.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 18%.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Under TRIPRA, the Terrorism Insurance Program will expire on December 31, 2014. On July 17, 2014, the U.S. Senate approved a bill (S. 2244) that would, among other things, extend the Terrorism Insurance Program until December 31, 2021. The House of Representatives has its own version of the bill (H.R. 4871), which has not yet been approved by the House of Representatives. The current version of the bill that is under consideration by the House of Representatives would, among other things, extend the Terrorism Insurance Program until December 31, 2019. Any final legislation, if passed into law, may be significantly different from TRIPRA in its current form or from the bill approved by the Senate. We cannot assure you that subsequent terrorism insurance legislation will be passed into law, or that any subsequent terrorism insurance legislation that is passed into law will not have an adverse impact on the mortgage loans or the performance of your certificates.

Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this free writing prospectus.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by the mortgage loan sellers to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan sellers. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC. If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor will not qualify for the FDIC Safe Harbor. However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the current (and then-acting) general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this free writing prospectus. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

In some cases, the originators or their affiliates may be the holders of the mezzanine loans and/or subordinate loans related to their mortgage loans. For example, RAIT Partnership, L.P., an affiliate of RAIT Funding, LLC, an originator, will be the initial holder of the mezzanine loan related to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, and GS Commercial Real Estate LP, an originator and an affiliate of Goldman Sachs Mortgage

Company, a sponsor, will be the initial holder of the mezzanine loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this free writing prospectus as Mustang Ranch.

In some cases, the originators or their affiliates may be the holders of companion loans related to their mortgage loans. For example, Citigroup Global Markets Realty Corp., an originator and a sponsor, will be the initial holder of both the Fenley Office Portfolio companion loan and the Bank of America Plaza companion loan evidenced by the promissory note A-4. Any serviced companion loan holder will have certain consultation rights with respect to servicing decisions involving the related serviced loan combination. However, the special servicer is not required to follow the advice or recommendations of any serviced companion loan holder or its representative. See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” and “—The Loan Combinations” in this free writing prospectus for more information regarding the rights of the serviced companion loan holder.

The originators and/or their respective affiliates may have originated and sold or retained mezzanine loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations and Certain Relationships” in this free writing prospectus.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citibank, N.A., the certificate administrator, certificate registrar and paying agent. In addition, Goldman, Sachs & Co., one of the underwriters, is an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, and GS Commercial Real Estate LP, an originator.

See “Transaction Parties—Certain Affiliations and Certain Relationships” in this free writing prospectus and “Plan of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, Any Outside Servicer and Any Outside Special
Servicer

The pooling and servicing agreement provides that the serviced loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus. Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

●
as it relates to the servicing and administration of the serviced loans, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

●
as it relates to servicing and administration of any outside serviced loan combination, any related outside servicer, a sub-servicer, any related outside special servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities from the applicable serviced loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Further none of the master servicer, a sub-servicer, or the special servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2014-GC25 non-offered certificates, the serviced companion loan holder or any holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a directing holder, a controlling class certificateholder or other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. A sponsor or directing holder may consider the economic arrangement with the master servicer or special servicer, as the case may be, in entering into any decision to appoint such master servicer or special servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders. See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations and Certain Relationships” in this free writing prospectus. Also see “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with

Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC (“Park Bridge Lender Services”) has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor” in this free writing prospectus. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to certain actions of the special servicer in respect of the serviced loans that are specially serviced loan(s). Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related mortgage loan documents. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

In the normal course of conducting its business, Park Bridge Lender Services and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, a companion holder or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Park Bridge Lender Services’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services performs its duties under the pooling and servicing agreement.

In addition, Park Bridge Lender Services and its affiliates may in the future, perform contract underwriting services and advisory services, as well as service or specially service, in the ordinary course of their business, existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services may perform services on behalf of the issuing entity with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that may compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder, any Outside Controlling Class Representative and any Serviced Companion Loan Holder

It is expected that Eightfold Real Estate Capital Fund III, L.P. or one of its affiliates will be the initial controlling class representative and the directing holder with respect to the serviced loans. The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder. See “The Pooling and Servicing Agreement—Directing

Holder” in this free writing prospectus. The controlling class certificateholders may have interests in conflict with those of the other certificateholders. As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, the special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist), take actions with respect to the serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed and replaced with or without cause at any time by (and with a successor to be appointed by) the directing holder (for so long as a Control Termination Event does not exist). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this free writing prospectus.

Similarly, an outside controlling class representative has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the outside special servicer under the outside servicing agreement, and the outside controlling class representative may have conflicts of interest with the holders of the Series 2014-GC25 certificates. Furthermore, the controlling class representative for this securitization transaction will have certain consultation rights with respect to each outside serviced loan combination and may have conflicts of interest with the holders of the WFRBS 2014-C22 certificates and/or the holders of the GSMS 2014-GC24 certificates.

The controlling class representative for this securitization transaction, an outside controlling class representative and their respective affiliates may have interests that are in conflict with those of certain Series 2014-GC25 certificateholders, especially if the applicable controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

In addition, it is expected that Citigroup Global Markets Realty Corp. will be the initial serviced companion loan holder, and that the serviced companion loan may be securitized in one or more future securitization trusts. Any serviced companion loan holder (or its representative) will have certain consultation rights with respect to servicing decisions involving the related serviced loan combination. The special servicer, upon consultation with the serviced companion loan holder (or its representative), may take actions with respect to a serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus. A serviced companion loan holder (or its representative) does not have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (or its representative) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

No certificateholder may take any action against the controlling class representative for this securitization transaction, any outside controlling class representative or any serviced companion loan holder (or its representative) for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F and Class G certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative and the initial directing holder with respect to the serviced loans. The directing holder will have certain rights to direct and consult with the special servicer. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of the Directing Holder, any Outside Controlling Class Representative and any Serviced Companion Loan Holder” above and “—Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” below.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative or a Controlling Class Representative under any Other Servicing Agreement to Terminate the Special Servicer of the Related Loan Combination

With respect to the each loan combination, the applicable controlling class representative will be entitled, under certain circumstances, to remove the special servicer for such loan combination and, in such circumstances, appoint a successor special servicer for such loan combination (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against a controlling class representative (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security, or any other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and, with respect to any serviced loan combinations, the related co-lender agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the controlling class representative will have no duty or liability to any other certificateholder. See “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus. The controlling class representative will be controlled by the controlling class certificateholders. The controlling class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Similarly, with respect to any outside serviced mortgage loan, the outside special servicer may, at the direction or upon the advice of the outside controlling class representative, take actions with respect to the outside serviced loan combinations that could adversely affect the outside serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. In addition, the related serviced companion loan holder (or its representative) will have certain consultation rights with respect to servicing decisions involving a serviced loan combination. The special servicer, upon consultation with the related serviced companion loan holder (or its representative), may take actions with respect to a serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus. A serviced companion loan holder (or its representative) does not have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (or its representative) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, neither the special servicer, nor any outside special servicer, is permitted to take actions that are prohibited by law or violate the applicable servicing standard or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General” in this free writing prospectus.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus, the special servicer may be removed (with respect to all of the serviced loans) with or without cause at any time by (and with a successor to be appointed by) the directing holder (for so long as a Control Termination Event does not exist). With respect to any outside serviced loan combination, the outside controlling class representative has the right to replace the outside special servicer, subject to certain conditions. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this free writing prospectus.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (with respect to all of the serviced loans). The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate principal amount of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of the special servicer (with respect to all of the serviced loans). That recommendation may result in the termination and replacement of the special servicer (with respect to all of the serviced loans) if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate principal amount of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. With respect to any outside serviced loan combination, the outside controlling class representative has the right to replace the outside special servicer, subject to certain conditions. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Termination of the Special Servicer”, “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

In addition, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this free writing prospectus; provided, however, that the directing holder may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus. Similarly, any outside controlling class representative may have certain consent and consultation rights with respect to the related outside serviced loan combination under the outside servicing agreement and the related co-lender agreement, which it may lose upon the occurrence of certain events specified in the outside servicing agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event (or, in the case of the outside serviced loan combinations, no consultation rights whatsoever) and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to monitor the actions of the directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate principal amount (or outstanding notional amount, as applicable), which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to any outside serviced loan combination. See “Description of the Offered Certificates—Voting Rights” in this free writing prospectus.

Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced loan that is a specially serviced loan, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the directing holder. After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the directing holder (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the serviced loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the serviced loans, or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” in this free writing prospectus for a list of actions and decisions requiring consultation with the operating advisor and the directing holder. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan, that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the related controlling class; (iii) does not have any duties to the holders of any class of certificates other than such controlling class; (iv) may take actions that favor the interests of the holders of such controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to the related controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the directing holder for having so acted.

Loan Combinations Pose Special Risks

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced loan combination. Further, given that, pursuant to the co-lender agreement for the serviced loan combination, the serviced companion loan holder is not the directing holder, and the issuing entity as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this free writing prospectus), with respect to the serviced loan combination, the related serviced companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In connection with the servicing of a serviced loan combination, the related serviced companion loan holder or its representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. The serviced companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with the serviced companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced companion loan holder (or its representative).

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the mortgage loan that is part of the serviced loan combination, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment

●	An outside controlling class representative may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the outside controlling class representative may direct the outside special servicer, to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the outside controlling class representative:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the outside controlling class representative or any director, officer, employee, agent or principal of the outside controlling class representative for having so acted.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the pooling and servicing agreement governing the securitization of the controlling companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the outside controlling class representative (and not any party to our securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Sponsors May Not Be Able to Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. However, in the case of Starwood Mortgage Funding I LLC, Starwood Mortgage Capital LLC will guarantee Starwood Mortgage Funding I LLC’s repurchase and substitution obligations under the related mortgage loan purchase agreement, as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus. Neither we nor any of our affiliates (except Citigroup Global Markets Realty Corp. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or, in the case of Starwood Mortgage Funding I LLC, Starwood Mortgage Capital LLC) will have the financial ability to effect such repurchases or substitutions. In addition, the sponsors (or, in the case of Starwood Mortgage Funding I LLC, Starwood Mortgage Capital LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this free writing prospectus and “Risk Factors—Problems with Book-Entry Registration” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax)

on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this free writing prospectus. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “Risk Factors—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” in the prospectus.

State and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this free writing prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2014-GC25 (the “Issuing Entity”). The assets of the Issuing Entity will consist of a pool of 62 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates in October 2014 for each such Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in November 2014, the date that would have been its due date in October 2014 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $842,021,110 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple interest in an office, retail, multifamily, self storage, industrial, mixed use, hospitality or manufactured housing property (each, a “Mortgaged Property”). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

As described under “The Trust Fund—Mortgage Loans—Loan Combinations” in the accompanying prospectus and as described in greater detail below, certain of the Mortgage Loans (each such Mortgage Loan, a “Split Mortgage Loan”) may be part of a split loan structure (a “Loan Combination”). A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity. The holder of each Companion Loan is referred to as a “Companion Loan Holder.” The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. Any related Companion Loan is not an asset of the Issuing Entity. If a Loan Combination is serviced under the Pooling and Servicing Agreement for this securitization transaction, then such Loan Combination may be referred to in this free writing prospectus as a “Serviced Loan Combination,” and the related Companion Loan may be referred to in this free writing prospectus as a “Serviced Companion Loan.”

Three (3) of the Mortgage Loans, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Bank of America Plaza (such Mortgage Loan, the “Bank of America Plaza Mortgage Loan”), Fenley Office Portfolio (such Mortgage Loan, the “Fenley Office Portfolio Mortgage Loan”) and Stamford Plaza Portfolio (such Mortgage Loan, the “Stamford Plaza Portfolio Mortgage Loan”), representing approximately 13.1%, 7.1% and 3.6%, respectively, of the Initial Pool Balance, are each part of a Loan Combination.

In connection with each Split Mortgage Loan, the following provisions and definitions apply for the purposes of this free writing prospectus:

●
each Companion Loan related to the Bank of America Plaza Mortgage Loan is referred to as a “Bank of America Plaza Companion Loan” and the Bank of America Plaza Mortgage Loan together with the Bank of America Plaza Companion Loans are referred to as the “Bank of America Plaza Loan Combination”;

●
the Bank of America Plaza Companion Loan that is evidenced by the controlling Note A-1 was previously included in a commercial mortgage securitization transaction (the “WFRBS 2014-C22 Securitization”) relating to the issuance of the WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22 (the “WFRBS 2014-C22 Certificates”);

●
the Bank of America Plaza Companion Loan that is evidenced by the non-controlling Note A-2 was previously included in a commercial mortgage securitization transaction (the “WFRBS 2014-C23 Securitization”) relating to the issuance of the WFRBS Commercial Mortgage Trust 2014-C23, Commercial Mortgage Pass-Through Certificates, Series 2014-C23;

●
the Bank of America Plaza Companion Loan that is evidenced by the non-controlling Note A-4 is currently held by Citigroup Global Markets Realty Corp. and is expected to be included in one or more future commercial mortgage loan securitizations;

●
the Companion Loan related to the Fenley Office Portfolio Mortgage Loan is referred to as the “Fenley Office Portfolio Companion Loan” and the Fenley Office Portfolio Mortgage Loan together with the Fenley Office Portfolio Companion Loan are referred to as the “Fenley Office Portfolio Loan Combination”;

●
because the Fenley Office Portfolio Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement, the Fenley Office Portfolio Companion Loan will be referred to as a “Serviced Companion Loan” and the Fenley Office Portfolio Loan Combination will sometimes be referred to as a “Serviced Loan Combination”;

●
the Fenley Office Portfolio Companion Loan that is evidenced by the non-controlling Note A-2 is currently held by Citigroup Global Markets Realty Corp., and is expected to be included in one or more future commercial mortgage loan securitizations;

●
each Companion Loan related to the Stamford Plaza Portfolio Mortgage Loan is referred to as a “Stamford Plaza Portfolio Companion Loan” and the Stamford Plaza Portfolio Mortgage Loan together with the Stamford Plaza Portfolio Companion Loans are referred to as the “Stamford Plaza Portfolio Loan Combination”;

●
the 2 Stamford Plaza Portfolio Companion Loans that are evidenced by the controlling Note A-1 and the non-controlling Note A-2-A, respectively, were previously included in a commercial mortgage securitization transaction (the “GSMS 2014-GC24 Securitization”) relating to the issuance of the GS Mortgage Securities Trust 2014-GC24, Commercial Mortgage Pass-Through Certificates, Series 2014-GC24 (the “GSMS 2014-GC24 Certificates”);

●	the Stamford Plaza Portfolio Companion Loan that is evidenced by the non-controlling Note A-3 was previously included in the WFRBS 2014-C22 Securitization;

●
because the Bank of America Plaza Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the WFRBS 2014-C22 Securitization (the “WFRBS 2014-C22 Pooling and Servicing Agreement”), which governs the securitization of the related controlling Companion Loan, as described under “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Bank of America Plaza Mortgage Loan” below, and because the Stamford Plaza Portfolio Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the GSMS 2014-GC24 Securitization (the “GSMS 2014-GC24 Pooling and Servicing Agreement”), which governs the securitization of the related controlling Companion Loan, as described under “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Stamford Plaza Portfolio Mortgage Loan” below, each of the Bank of America Plaza Mortgage Loan and the Stamford Plaza Portfolio Mortgage Loan is also sometimes referred to in this free writing prospectus as an “Outside Serviced Mortgage Loan”, each Bank of America Plaza Companion Loan and each Stamford Plaza Portfolio Companion Loan is also sometimes referred to in this free writing prospectus as an “Outside Serviced Companion Loan”, and each such Outside Serviced Mortgage Loan, together with its related Outside Serviced Companion Loan(s), is also sometimes referred to in this free writing prospectus as an “Outside Serviced Loan Combination”;

●
each of the WFRBS 2014-C22 Securitization and the GSMS 2014-GC24 Securitization is referred to in this free writing prospectus (with respect to the applicable Outside Serviced Mortgage Loan) as an “Outside Securitization”;

●
each of the trustee under the WFRBS 2014-C22 Securitization and the trustee under the GSMS 2014-GC24 Securitization is referred to in this free writing prospectus (with respect to the applicable Outside Serviced Mortgage Loan) as an “Outside Trustee”;

●
each of the WFRBS 2014-C22 Pooling and Servicing Agreement and the GSMS 2014-GC24 Pooling and Servicing Agreement is referred to in this free writing prospectus (with respect to the applicable Outside Serviced Mortgage Loan) as an “Outside Servicing Agreement”; and

●	with respect to each Loan Combination, the related Companion Loan(s) are pari passu in right of payment with the related Mortgage Loan.

See “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

All of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan) are also sometimes referred to in this free writing prospectus as the “Serviced Mortgage Loans”. All of the Serviced Mortgage Loans, together with any Serviced Companion Loans, are also sometimes referred to in this free writing prospectus as the “Serviced Loans”.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Fifteen (15) Mortgage Loans (together with the RAIT Mortgage Loans (as defined below), the “CGMRC Mortgage Loans”), representing approximately 34.6% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”); provided, however, that (i) the Bank of America Plaza Loan Combination was co-originated by CGMRC and Wells Fargo Bank, National Association and (ii) the Stamford Plaza Portfolio Loan Combination was co-originated by CGMRC and The Royal Bank of Scotland plc;

●
Eight (8) Mortgage Loans (the “MC-Five Mile Mortgage Loans”), representing approximately 21.8% of the Initial Pool Balance, were originated by MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (“MC-Five Mile”);

●
Twenty (20) Mortgage Loans (together with the SPT CA Mortgage Loans (as defined below), the “SMF I Mortgage Loans”), representing approximately 15.9% of the Initial Pool Balance, were originated by Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC”);

●
Four (4) Mortgage Loans (together with the GS CRE Mortgage Loans (as defined below), the “GSMC Mortgage Loans”), representing approximately 7.8% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

●	Nine (9) Mortgage Loans (the “RAIT Mortgage Loans”), representing approximately 7.1% of the Initial Pool Balance, were originated by RAIT Funding, LLC, a Delaware limited liability company (“RAIT”);

●
Two (2) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 6.7% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”); and

●
Four (4) Mortgage Loans (the “SPT CA Mortgage Loans”), representing approximately 6.2% of the Initial Pool Balance, were originated by SPT CA Fundings, LLC, a Delaware limited liability company (“SPT CA”).

CGMRC, MC-Five Mile, SMC, GSMC, RAIT, GS CRE and SPT CA are referred to in this free writing prospectus as the “Originators”. The GS CRE Mortgage Loans were originated for sale to GSMC. GSMC has acquired or will acquire the GS CRE Mortgage Loans on or prior to the Closing Date. CGMRC has acquired or will acquire the RAIT Mortgage Loans on or prior to the Closing Date. The SMF I Mortgage Loans were originated for sale to Starwood Mortgage Funding I LLC (“SMF I”). Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from CGMRC, GSMC, MC-Five Mile and SMF I (collectively, the “Sponsors”) on or about October 24, 2014 (the “Closing Date”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the 2014-GC25 pooling and servicing agreement, dated as of October 1, 2014 (the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This free writing prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A, Annex B and Annex C to this free writing prospectus may not equal the indicated total due to rounding. The information in Annex A, Annex B, and Annex C to this free writing prospectus with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an anticipated repayment date pays in full on its related anticipated repayment date. When information presented in this free writing prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this free writing prospectus. The statistics in Annex A, Annex B and Annex C to this free writing prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this free writing prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and the related Companion Loan (but without regard to any subordinate companion loan), unless otherwise indicated.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this free writing prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance. Information presented in this free writing prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of October 2014 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date in November 2014, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of November 2014); provided that with respect to each Mortgage Loan with a partial interest only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period. Additionally, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, which amortizes based on the non-standard amortization schedule set forth on Annex G of this free writing prospectus, the Annual Debt Service is calculated based on the aggregate debt service during the 12-month period immediately succeeding the expiration of the interest-only period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards. The appraisals for certain of the Mortgaged Properties state an “as stabilized,” “hypothetical,” “as repaired” or “as renovated” value (generally in addition to an “as-is” value) for such Mortgaged Properties that assume that certain events will occur with respect to the re-leasing, renovation or other repositioning of the Mortgaged Property, and such “as stabilized,” “hypothetical,” “as repaired” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this free writing prospectus, on Annex A to this free writing prospectus, and on Annex B to this free writing prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A of this free writing prospectus and the related footnotes. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity was calculated based on the “as stabilized” or “as renovated” appraised value for the related Mortgaged Property, as described under the definition of LTV Ratio at Maturity. With respect to each Mortgaged Property, the Appraised Value set forth in this free writing prospectus and on Annex A or Annex B to this free writing prospectus is the “as-is” appraised value unless otherwise specified below and under “Description of the Mortgage Pool—Appraised Value” in this free writing prospectus, and is in each case as determined by an appraisal made not more than 4 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this free writing prospectus.

In the following cases, the Appraised Value set forth in this free writing prospectus and on Annex A or Annex B to this free writing prospectus is not the “as-is” Appraised Value, but is instead calculated as set forth below:

●
with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as Fenley Office Portfolio, representing approximately 7.1% of the Initial Pool Balance, the Appraised Value of $148,600,000 represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $139,450,000; and

●
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mustang Ranch, representing approximately 2.1% of the Initial Pool Balance, the Appraised Value is based on the “as stabilized” appraised value of $25,000,000 as the “as stabilized” date has passed and the “as stabilized” conditions have been met.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, anticipated repayment date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other, if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this free writing prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this free writing prospectus divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties set forth on Annex A to this free writing prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Companion Loan(s);

●
with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 7.1% of the Initial Pool Balance, the Cut-off Date LTV Ratio was calculated using the Appraised Value of $148,600,000 which represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The Cut-off Date LTV Ratio for such Mortgage Loan, using the aggregate “as-is” appraised value of the individual Mortgaged Properties of $139,450,000, is 76.0%; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to any Split Mortgage Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Companion Loan(s); and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect any Split Mortgage Loans, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Companion Loan(s); and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Companion Loan(s);

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service that is due in connection with the applicable Crossed Group; and

●
with respect to the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the Initial Pool Balance, the DSCR is calculated using such Mortgage Loan’s non-standard amortization schedule as set forth in Annex G in this free writing prospectus, and based on the aggregate debt service during the 12-month period immediately succeeding the expiration of the interest-only period.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the related Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date LTV Ratio”, “Maturity Date Loan-to-Value Ratio” or “LTV Ratio at Maturity” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or anticipated repayment date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A to this free writing prospectus, except as set forth below:

●
with respect to any Split Mortgage Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate Balloon Balance at maturity of such Split Mortgage Loan and the related Companion Loan(s);

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties;

●
with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 7.1% of the Initial Pool Balance, the Maturity Date LTV Ratio was calculated using the Appraised Value of $148,600,000 which represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The Maturity Date LTV Ratio for such Mortgage Loan, using the aggregate “as-is” appraised value of the individual Mortgaged Properties of $139,450,000, is 65.5%; and

●
with respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” or “as renovated” Appraised Values, as applicable, as opposed to the “as-is” Appraised Values, each as set forth below.

Mortgaged Property Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” or “As Renovated” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Village Real Shopping Center	0.9%	60.6%	$11,000,000	62.3%	$10,700,000
Pueblo Shopping Center(1)	0.8%	55.3%	$9,400,000	55.4%	$9,180,000
Marketplace at Prasada	0.8%	66.5%	$8,870,000	68.5%	$8,610,000
Knoxville Self Storage(2)	0.7%	44.8%	$11,390,000	48.2%	$10,590,000
Home Center Village	0.6%	59.9%	$7,400,000	62.0%	$7,150,000
Simple Self Storage – Westland	0.4%	67.3%	$4,730,000	68.3%	$4,660,000

(1)
The Maturity Date LTV Ratio represents the ratio of the aggregate Balloon Balance of the related Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties, which aggregate Appraised Value uses the “as stabilized” Appraised Value of the Mortgaged Property identified on Annex A to this free writing prospectus as Pueblo Shopping Center and the “as-is” Appraised Value of each of the other four Mortgaged Properties in the Crossed Group.

(2)
The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Properties identified on Annex A to this free writing prospectus as Knoxville Self Storage – Keith Street, Knoxville Self Storage – Middlebrook, Knoxville Self Storage – Campbell Station, Knoxville Self Storage – Downtown, Knoxville Self Storage – Lovell Road and Knoxville Self Storage – Mabry Hood.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this free writing prospectus. No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this free writing prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this free writing prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this free writing prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the related Mortgage Loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox account is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the related Mortgage Loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this free writing prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this free writing prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this free writing prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in this free writing prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this free writing prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this free writing prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 15 months following the Cut-off Date in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units,” “Rooms,” “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily or student housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$842,021,110
Number of Mortgage Loans	62
Number of Mortgaged Properties	99
Average Cut-off Date Mortgage Loan Balance	13,580,986
Weighted Average Mortgage Loan Rate(2)	4.5540%
Range of Mortgage Loan Rates(2)	4.0500% - 5.4000%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	68.9%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(5)	60.5%
Weighted Average Cut-off Date Remaining Term to Maturity Date (months)	118
Weighted Average Cut-off Date DSCR(2)(3)(6)	1.58x
Full-Term Amortizing Balloon Mortgage Loans	25.0%
Partial Interest-Only Balloon Mortgage Loans	59.8%
Interest-Only Balloon Mortgage Loans	15.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to any Split Mortgage Loan, the related Companion Loan(s) are included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR. Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each Mortgage Loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(3)
With respect to Mortgage Loans that are cross-collateralized and cross-defaulted with one or more other Mortgage Loans, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and the Cut-off Date DSCR of those Mortgage Loans are presented in the aggregate unless otherwise indicated.

(4)
In most cases, the Cut-off Date Loan-to-Value Ratio for each Mortgage Loan is calculated utilizing the “as-is” appraised value. See the definitions of “Appraised Value” and “Cut-off Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

(5)
In the majority of cases, the Maturity Date Loan-to-Value Ratio for each Mortgage Loan is calculated utilizing the “as-is” appraised value. However, in the case of 6 Mortgage Loans, representing approximately 4.2% of the Initial Pool Balance, the Maturity Date Loan-to-Value Ratio is calculated using an “as stabilized” appraised value instead of the related “as-is” appraised value, as further described under the definitions of “Appraised Value” and “Maturity Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus. The Maturity Date Loan-to-Value Ratio of those 6 mortgage loans, calculated using an “as-is” appraised value, would result in a weighted average Maturity Date Loan-to-Value Ratio for the mortgage pool of 60.6%.

(6)
The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the Initial Pool Balance, amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus and the Cut-off Date DSCR of such Mortgage Loan is calculated based on the aggregate debt service during the 12-month period immediately succeeding the expiration of the interest-only period.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans (and Loan Combinations) are expected to have substantial remaining principal balances as of their respective maturity dates or anticipated repayment dates, as applicable. This includes 27 Mortgage Loans, representing approximately 25.0% of the Initial Pool Balance that pay principal and interest for their entire terms, 33 Mortgage Loans, representing approximately 59.8% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms, and 2 Mortgage Loans, representing approximately 15.2% of the Initial Pool Balance, that pay interest-only for their entire terms through their respective maturity dates or anticipated repayment dates, as applicable. None of the loans in this transaction have anticipated repayment dates.

The Issuing Entity will include 14 Mortgage Loans, representing approximately 41.2% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Office Properties

Twenty-three (23) office properties, representing collateral for approximately 35.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the prospectus.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), long-term care facilities, restaurants, fitness centers, schools/classrooms, audio production/mastering studios, data centers, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. Further, certain of the office Mortgaged Properties derive a portion of Underwritten Net Revenue from such specialty use tenants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.

See also “—Specialty Use Concentrations” and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Retail Properties

Twenty-seven (27) retail properties, representing collateral for approximately 26.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 27 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Twelve (12) of the Mortgaged Properties, representing collateral for approximately 15.3% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant.” One (1) of the Mortgaged Properties, representing collateral for approximately 1.2% of the Initial Pool Balance by allocated loan amount, is a retail property that is considered by the applicable Sponsor to be a “regional mall.” Two (2) of the Mortgaged Properties, representing collateral for approximately 0.7% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be a “single tenant retail.” Six (6) of the Mortgaged Properties, representing collateral for approximately 4.6% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to be “shadow anchored.” Six (6) of the Mortgaged Properties, representing collateral for approximately 4.5% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored.”

Certain of the retail Mortgaged Properties may have specialty use tenants, such as theaters, medical and dental offices, diagnostic laboratories, fitness centers, health clubs, dry cleaners, classrooms/educational centers, health professional schools, gas stations, schools, daycare facilities, houses of worship, performance studios, night clubs and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the prospectus.

Multifamily Properties

Seven (7) multifamily properties, representing collateral for approximately 16.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 6 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

In the case of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Heights at State College, Heritage Apartments, Mustang Ranch and 316 East Madison - 609 South Fifth, representing approximately 7.0%, 4.6%, 2.1% and 0.5% of the Initial Pool Balance, respectively, the related Mortgaged Properties are entirely (or nearly entirely) occupied by students.

Self Storage Properties

Twenty-six (26) self storage properties, representing collateral for approximately 8.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 9 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self Storage Facilities” in the prospectus.

Certain self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle, and/or boat storage and/or (g) rent derived from retail operations.

Industrial Properties

Nine (9) industrial properties, representing collateral for approximately 6.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 7 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Industrial Properties” in the prospectus.

Mixed Use Properties

Three (3) mixed use properties, representing collateral for approximately 3.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 2 of the Mortgage Loans.

Each of the mixed use properties has one or more retail, self storage, trade mart and/or exhibition hall components. To the extent a mixed use property has retail or self storage components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” and “—Warehouse, Mini-Warehouse and Self-Storage Facilities” in the prospectus. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as drive-in movie theaters, medical and dental offices, parking garages, banks, ballroom event spaces, fitness centers and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Hospitality Properties

Three (3) hospitality properties, representing collateral for approximately 2.7% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 3 of the Mortgage Loans. Three (3) of the hospitality Mortgaged Properties, representing collateral for approximately 2.7% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

The following table shows each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement	Maturity Date
Hampton Inn Thibodaux	$8,578,663	1.0%	11/2027	9/2024
Hampton Inn Jennings	$7,631,020	0.9%	6/2028	9/2024
Hampton Inn McComb	$6,925,000	0.8%	4/2028	10/2024

In addition, renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

Manufactured Housing Community Properties

One (1) manufactured housing community property, securing approximately 0.3% of the Initial Pool Balance by allocated loan amount, secures, in whole or in part, 1 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Specialty Use Concentrations

As indicated on Annex A to this free writing prospectus, certain of the Mortgaged Properties have a restaurant as one or more of the 5 largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Orange Plaza Shopping Center, Front Gate Plaza, Gateway Fashion Center, Foothill Village Plaza, Fenley Office Portfolio, 6010 Bay Parkway, Davis Springs, Douglas Square Retail Center, Prescott Valley Shopping Center, Marketplace at Prasada, Spring Green II, Stapleton Business Center, 6420 Richmond Avenue, Hartland Village Shopping Center and Highlands Village, which secure approximately 26.5%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental, physical therapy (including aquatic therapy), urgent care or veterinary offices, research or diagnostic laboratories or health professional schools as part of the related Mortgaged Property.

The Mortgaged Properties identified on Annex A to this free writing prospectus as Eastport Plaza and Gateway Fashion Center which secure approximately 3.8%, in the aggregate, of the Initial Pool Balance, each have a theater as part of such Mortgaged Property.

The Mortgaged Property identified on Annex A to this free writing prospectus as 6420 Richmond Avenue, which secures approximately 0.4% of the Initial Pool Balance by allocated loan amount, has a school accounting for approximately 4.0% of the net rentable square footage at the related Mortgaged Property. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Private Schools and Other Cultural and Educational Institutions” in the prospectus.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this free writing prospectus as Orange Plaza Shopping Center, Front Gate Plaza, Eastport Plaza, Smyrna Shopping Center, Watertown Crossing, Hartland Village Shopping Center and Highlands Village, which secure approximately 9.3%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a gym, fitness center or a health club as part of the related Mortgaged Property.

The Mortgaged Property identified on Annex A to this free writing prospectus as Denver Merchandise Mart, which secures approximately 3.2% of the Initial Pool Balance, is used as a wholesale trade mart and exhibition hall. Approximately 64% of the Mortgaged Property’s total area is dedicated to permanent showroom space and approximately 35% of the Mortgaged Property’s total area is exhibition space temporarily leased or licensed to tenants or licensees. Approximately 50% of the Mortgaged Property’s annual revenues come from tenants or licensees of the permanent showroom space and the majority of the remainder comes from events and food and beverage service. Such Mortgaged Property is also is subject to a variance approval process for the installation of an approximately 90-foot by 42-foot drive-in movie screen on the pavilion parking lot at the Mortgaged Property.

Certain of the Mortgaged Properties, including each of the Mortgaged Properties identified on Annex A to this free writing prospectus as Watertown Crossing, BMO Harris Bank Branch, Fig Leaf Plaza and BB&T Bank Branch, which secure approximately 1.8%, in the aggregate, of the Initial Pool Balance, has a bank or credit union branch as one of the 5 largest tenants, which tenants are identified on Annex A. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans
	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Mortgage Loan	$110,000,000	13.1%
Top 5 Mortgage Loans (considering the Crossed Group as a single Mortgage Loan)	$340,375,000	40.4%
Top 10 Mortgage Loans (considering the Crossed Group as a single Mortgage Loan)	$502,679,998	59.7%
Largest Related-Borrower Concentration(1)	$30,280,000	3.6%
Next Largest Related-Borrower Concentration(1)	$28,657,500	3.4%

(1)	Excludes single-borrower Mortgage Loans and cross-collateralized and cross-defaulted Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loans.

Other than with respect to the largest 10 Mortgage Loans (considering the Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 2.6% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus for more information on the largest 20 Mortgage Loans (considering the Crossed Group as a single Mortgage Loan).

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 17.7% of the Initial Pool Balance. No group of Mortgage Loans having related borrowers represents more than approximately 7.4% of the Initial Pool Balance.

Related Borrower Loans

Mortgaged Property Name	Cut-off Date Principal Balance	% of Initial Pool Balance
Orange Plaza Shopping Center(1)	$20,625,000	2.4%
Front Gate Plaza(1)	13,750,000	1.6
Gateway Fashion Center(1)	10,500,000	1.2
Foothill Village Plaza(1)	10,500,000	1.2
Pueblo Shopping Center(1)	7,000,000	0.8
Sub-Total	$62,375,000	7.4%

Simply Self Storage – Ann Arbor & Kalamazoo Portfolio	$11,815,000	1.4%
Simply Self Storage – Grand Rapids	5,460,000	0.6
Simply Self Storage – Chesterfield	4,350,000	0.5
Simply Self Storage – Wyoming	3,600,000	0.4
Simply Self Storage – Westland	3,480,000	0.4
Simply Self Storage – Danville	1,575,000	0.2
Sub-Total	$30,280,000	3.6%

Anthem Crossroads	$11,100,000	1.3%
Circle Cross Ranch	7,575,000	0.9
Marketplace at Prasada	6,457,500	0.8
90th and Via Linda	3,525,000	0.4
Sub-Total	$28,657,500	3.4%

Hampton Inn Thibodaux	$8,578,663	1.0%
Hampton Inn Jennings	7,631,020	0.9
Hampton Inn McComb	6,925,000	0.8
Sub-Total	$23,134,684	2.7%

Mt. Vista Mobile Home Community	$2,394,005	0.3%
CSS Pleasanton	2,094,615	0.2
Sub-Total	$4,488,620	0.5%

Total	$148,935,801	17.7%

(1)	The Mortgage Loans are cross-collateralized and cross-defaulted with each other.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this free writing prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

California	7	$166,216,887	19.7%
Texas	11	$94,078,995	11.2%
Pennsylvania	3	$65,367,464	7.8%
Kentucky	12	$63,071,221	7.5%
Ohio	3	$53,050,724	6.3%
Wisconsin	6	$49,020,135	5.8%
New York	1	$49,000,000	5.8%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than 1 Mortgaged Property is based on allocated loan amounts as stated in Annex A to this free writing prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●
Mortgaged Properties located in California, Arizona, Oregon, Nevada and Washington, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, California, Texas, New York, Pennsylvania, Michigan, Illinois, North Carolina, Georgia, Louisiana and Mississippi, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Recent hurricanes in the Northeast, and Mid-Atlantic States and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located. The damage to the affected areas included, among other things, flooding, wind and water damage, forced evacuation, and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Mississippi, are prone to tornados.

●
Mortgaged Properties, securing approximately 11.2%, 1.9% and 0.8% of the Initial Pool Balance by allocated loan amount, are located in Texas, Louisiana and Mississippi, respectively, among other places, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Four (4) of the Mortgaged Properties, identified on Annex A to this free writing prospectus as The Heights at State College, 6010 Bay Parkway, Mustang Ranch and Spring Green II, collectively securing approximately 15.7%, of the Initial Pool Balance, were constructed or substantially renovated within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Six (6) Mortgaged Properties, identified on Annex A to this free writing prospectus as Walgreens & Petco, Hollister Distribution Center, Ridge Tool Company, Sanofi Pasteur, BMO Harris Bank Branch and 734 Roble Road, collectively securing approximately 5.0% of the Initial Pool Balance, were acquired within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Heritage Apartments, Davis Springs and Sahara Crossing, representing approximately 4.6%, 2.3% and 0.7%, respectively, of the Initial Pool Balance, each of the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

Condominium Interests

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Heights at State College, representing approximately 7.0% of the Initial Pool Balance, the related borrower is the declarant under a declaration of condominium, recorded prior to the origination of the Mortgage Loan, establishing a condominium that includes one unit owned by the related borrower that is collateral for the Mortgage Loan (“Unit 1”), and another unit that is owned by a borrower affiliate which includes unimproved land that will be developed by the borrower affiliate (“Unit 2”). Unit 2 does not serve as collateral for the Mortgage Loan. The borrower does not own all of the condominium voting interests, but under the related condominium declaration and bylaws, the borrower, as the Unit 1 owner, has the controlling interest in all day to day matters, although a unanimous vote is required for all material actions at the Mortgaged Property.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” in the prospectus and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

Leasehold Interests

For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted on Annex E, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hartland Village Shopping Center, representing approximately 0.4% of the Initial Pool Balance, a portion of such Mortgaged Property comprising approximately 180 square feet is encumbered by a ground lease to the related borrower that does not contain standard leasehold mortgagee protections. See “Exceptions to Sponsor Representations and Warranties” in Annex E-2 to this free writing prospectus. See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property” in this free writing prospectus.

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●
any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Split Mortgage Loan and its corresponding Companion Loan(s), that in each case are together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination Interest Rate	Loan Combination Cut-off Date LTV	Loan Combination DSCR

Bank of America Plaza	$110,000,000	13.1%	$290,000,000	$400,000,000	4.05000%	66.1%	2.08x

Fenley Office Portfolio	$60,000,000	7.1%	$46,000,000	$106,000,000	4.82000%	71.3%	1.45x

Stamford Plaza Portfolio	$30,000,000	3.6%	$240,000,000	$270,000,000	4.58500%	63.2%	1.38x

See “—The Loan Combinations” below for more information regarding these Companion Loans. Also see “Structural and Collateral Term Sheet—Bank of America Plaza”, “—Fenley Office Portfolio” and “—Stamford Plaza Portfolio” in Annex B to this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Beck Business Center Phase I, representing approximately 0.7% of the Initial Pool Balance, the City of Wixom holds a lien in the amount of $50,000 on the property which was granted by the related borrower in lieu of a contribution toward a proposed widening of the public road adjacent to the Mortgaged Property. The road widening construction work is anticipated to commence in approximately 2020, at which time the City of Wixom is expected to enforce such lien and require payment from the borrower. The lien held by the City of Wixom is subordinate to the lien of the Mortgage Loan.

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:
Mortgaged Property	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan DSCR	Total Debt DSCR
Fenley Office Portfolio(1)(2)	$60,000,000	$11,000,000	$117,000,000	5.42453%	71.3%	78.7%	1.45x	1.22x
The Pinnacle at Bishop’s Woods(3)	$31,150,000	$5,230,000	$36,380,000	5.58000%	68.8%	80.4%	1.52x	1.13x
Stamford Plaza Portfolio (4)	$30,000,000	(4)	(4)	(4)	63.2%	N/A	1.38x	N/A
Mustang Ranch(5)	$18,000,000	$1,750,000	$19,750,000	5.13600%	72.0%	79.0%	1.32x	1.14x

(1)	The related mezzanine loan is initially being held by Soma Specialty Finance LLC, or its affiliate, and is secured by the mezzanine borrowers’ interests in the related Mortgage Loan borrowers.

(2)
The related Mortgage Loan documents permit an affiliate of the borrower to acquire the entire outstanding related mezzanine loan at any time on or after August 1, 2021, provided that (i) no event of default exists under the related Mortgage Loan documents and (ii) the purchaser executes and delivers a subordination and standstill agreement acceptable to the lender and the Rating Agencies pursuant to which such purchaser is prohibited from exercising any rights or remedies under the related mezzanine loan for so long as any portion of the related Mortgage Loan is outstanding. The related Mortgage Loan is part of a Loan Combination evidenced by two pari passu notes. As of the Cut-off Date, the principal balance of the Loan Combination is $106,000,000 and the principal balance of the related Companion Loan is $46,000,000.

(3)
The related mezzanine loan is initially being held by RAIT Partnership, L.P., or its affiliate, and is secured by the mezzanine borrowers’ interests in the sole members of the related Mortgage Loan borrowers.

(4)
The aggregate principal balance of the Stamford Plaza Portfolio Mezzanine Loans is $390,000,000. The Stamford Plaza Portfolio Mezzanine Loans are in the respective principal amounts of $50,000,000, $100,000,000, $100,000,000, $100,000,000 and $40,000,000, and bear interest at LIBOR plus 1.50%, LIBOR plus 2.25%, LIBOR plus 2.50%, LIBOR plus 3.75% and 15.00% fixed, respectively. The mezzanine lenders under the Stamford Plaza Portfolio Mezzanine Loans executed subordination and standstill agreements in favor of the mortgage lender. The related Mortgage Loan is part of a Loan

Combination evidenced by four pari passu notes. As of the Cut-off Date, the principal balance of the Loan Combination is $270,000,000 and the aggregate principal balance of the related Companion Loans is $240,000,000.

(5)	The related mezzanine loan is initially being held by GS Commercial Real Estate LP, or its affiliate, and is secured by the mezzanine borrowers’ interests in the related Mortgage Loan borrowers.

Each of the mezzanine loans related to the Mortgage Loans secured by the portfolio of Mortgaged Properties or Mortgaged Property identified on Annex A to this free writing prospectus as Fenley Office Portfolio, The Pinnacle at Bishop’s Woods and Mustang Ranch, collectively representing approximately 13.0% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. It is common for such an intercreditor agreement or the mezzanine loan agreement to provide, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine loan lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is generally not permitted prior to the prepayment in full of the related Mortgage Loan (provided, that with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the Initial Pool Balance, prepayment of the related mezzanine loan is permitted prior to prepayment of the Mortgage Loan provided there is no event of default under such mezzanine loan), (c) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine loan lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fee payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

Generally, upon a default under a mezzanine loan described in the preceding paragraph, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Stamford Plaza Portfolio, representing approximately 3.6% of the Initial Pool Balance, affiliates of the related borrowers have five outstanding junior mezzanine loans (the “Stamford Plaza Portfolio Mezzanine Loans”). Two of the Stamford Plaza Portfolio Mezzanine Loans are currently owned by affiliates of the related borrowers, another two of the Stamford Plaza Portfolio Mezzanine Loans are majority owned by affiliates of the related borrowers, and the remaining Stamford Plaza Portfolio Mezzanine Loan is owned by an affiliate of the related borrower who has pledged its interest in such Stamford Plaza Portfolio Mezzanine Loan to Westdeutsche Immobilienbank Mainz (“WIB”) as security for another subordinate loan with an equal balance. The Stamford Plaza Portfolio Mezzanine Loans are secured by the direct or indirect equity interests in such related borrower affiliates. The Stamford Plaza Portfolio Mezzanine Loans have an aggregate original principal balance and a Cut-off Date principal balance of $390,000,000, of which approximately $276,400,000 is owned by or participated to affiliates of the related borrowers, approximately $50,000,000 is owned by an affiliate but pledged to WIB as discussed above and approximately $63,600,000 is owned by or participated to non-affiliates. Pursuant to the Stamford Plaza Portfolio Mezzanine Loan documents, a portion of the aggregate principal amount of the Stamford Plaza Portfolio Mezzanine Loans has been allocated to each of the Stamford Plaza Portfolio Mortgaged Properties and other unrelated properties covered by the Stamford Plaza Portfolio Mezzanine Loans (for purposes of Stamford Plaza Portfolio Mezzanine Loan document provisions regarding among other things, sales of individual properties at mezzanine loan release prices and allocation of insurance proceeds). The portion of the Stamford Plaza Portfolio Mezzanine Loans so allocated to the Stamford Plaza Portfolio Mortgaged Properties in accordance with the Stamford Plaza Portfolio Mezzanine Loan documents is approximately $227,175,000; provided, however, that with respect to the junior institutional Stamford Plaza Portfolio Mezzanine Loan in the principal amount of $40,000,000, there are no allocated loan amounts and the only condition for allowing a release of any individual property is the satisfaction of the terms and conditions set forth in the Stamford Plaza Portfolio Mortgage Loan agreement and in the other four senior Stamford Plaza Portfolio Mezzanine Loan agreements and, therefore, an allocated loan amount was arrived at for the institutional Stamford Plaza Portfolio Mezzanine Loan solely by analogy to the allocated loan amounts set forth in the other Stamford Plaza Portfolio Mezzanine Loan agreements. The Stamford Plaza Portfolio Mezzanine Loans all mature on August 6, 2024. The mezzanine lenders have entered into subordination and standstill agreements with the mortgage lender with respect to each of the Stamford Plaza Portfolio Mezzanine Loans. In addition, the mezzanine lenders and WIB do not have any cure rights, purchase options or consent rights with respect to actions under the Stamford Plaza Portfolio Loan Combination.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart.
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio		Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required

Bank of America Plaza	$110,000,000	66.0%		2.10x	N/A	Y
Gateway Fashion Center	$10,500,000	52.8%		2.50x	19.00%	Y
Foothill Village Plaza	$10,500,000	61.8%		1.50x	9.25%	Y
Hampton Inn Thibodaux	$8,578,663	75.0%		1.35x	10.50%	Y
Hampton Inn Jennings	$7,631,020	75.0%		1.35x	10.50%	Y
Hampton Inn McComb	$6,925,000	75.0	%(1)	1.35x	10.50%	Y
Beltline Industrial(2)	$4,583,995	71.9%		1.51x	10.50%	Y

(1)
The related Mortgage Loan documents permit a combined maximum LTV ratio of 80.0% if the future mezzanine debt is incurred in connection with work required to be completed in connection with the PIP associated with the related franchise agreement.

(2)
The related Mortgage Loan documents require that as of the date the permitted mezzanine loan is advanced, the (1) aggregate loan-to-value ratio related to the Mortgaged Property, (2) aggregate debt service coverage ratio for all of the debt related to the Mortgaged Property (including the permitted mezzanine loan), and (3) aggregate debt yield for all of the debt related to the Mortgaged Property (including the permitted mezzanine loan) are each at levels which are reasonably acceptable to lender, as determined by lender in its sole discretion (and in no event less than the debt service coverage ratio and debt yield amounts as of the loan origination date with respect to the aggregate debt service coverage ratio and aggregate debt yield and in no event more than the loan-to-value ratio amount as of the loan origination date with respect to the aggregate loan-to-value ratio).

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 13.1% of the Initial Pool Balance, the related guarantor is permitted to pledge up to 10% of direct or indirect minority, non-controlling interest in the related guarantor, subject to certain conditions more particularly set forth in the loan documents, including the repayment of such obligations’ not being specifically tied to cash flow of the mortgaged property.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability to Incur Other Financings Entails Risk” in this free writing prospectus.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 6 months prior to the Cut-off Date. See Annex A to this free writing prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, an “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained, or will be required to obtain post closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 13.1% of the Initial Pool Balance, the related Phase I ESA identified an REC relating to a 4,000 gallon UST that is used for fuel storage for a diesel-powered electrical power back-up generator at the related Mortgaged Property. Although no leaks or spills have been reported, the UST is considered an environmental risk due to its age (over forty years). The Phase I environmental consultant estimated remediation costs, if necessary, at $30,000–$100,000. The system is equipped with a continuous automatic monitoring system, an automatic shut-off and an overfill alarm.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as The Heights at State College, representing approximately 7.0% of the Initial Pool Balance, the Phase I ESA revealed that radon may pose a concern at the Mortgaged Property. Four (4) of the 12 radon test kits placed at the lowest occupied level of the subject buildings located on the Mortgaged Property indicated results above the United States Environmental Protection Agency (“EPA”) guidance action level. Based on the results of the short-term testing conducted at the Mortgaged Property, the radon is considered a business environmental risk. The Phase I ESA recommended that long-term testing (91 days) be conducted at the Mortgaged Property in order to obtain more indicative estimates of the average indoor radon levels at the Mortgaged Property. Based on the results of the long-term testing, a radon mitigation system may need to be installed to reduce the radon concentrations to a level below the EPA guidance level. At closing, the lender reserved $44,025, which is comprised of $1,125 (representing 150% of the estimated cost) to conduct a long-term radon study and $42,900 (representing 150% of the estimated cost) for installation of a radon mitigation system, if required. If remediation is not recommended following the long-term testing, all remaining funds will be released to the borrower.

With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Front Gate Plaza, representing approximately 1.6% of the Initial Pool Balance, the Phase I ESA obtained in connection with the origination of the Mortgage Loan reported that a tenant operating as a drycleaner is listed in the Drycleaners database and in the Resource Conservation and Recovery Act Generator database as a small quantity generator of hazardous substances. No violations are on record. However, the presence of a continuously operating drycleaner at the Mortgaged Property for over twenty years represents an REC with respect to such Mortgaged Property. The Phase I ESA recommended that a limited subsurface investigation be performed to determine the presence or absence of soil and/or groundwater contamination. The related borrower obtained an environmental insurance policy with the lender named as the insured in lieu of commissioning such investigation.

With respect to the Mortgaged Property identified on Annex A to this free writing prospectus as Foothill Village Plaza, representing approximately 1.2% of the Initial Pool Balance, the Phase I ESA obtained in connection with the origination of the Mortgage Loan reported that a tenant operating as a drycleaner was issued permits to operate drycleaning equipment using perchloroethylene between 1997 and 2007 and has reportedly since transitioned from use of such equipment to a drycleaning process that uses a hydrocarbon-based solvent. No releases from such tenant’s operations are identified in the applicable regulatory databases. However, the duration of such tenant’s prior on-site use of perchloroethylene, along with the absence of subsurface investigations, represents an REC. The Phase I ESA recommended that a limited subsurface investigation be performed to determine the presence or absence of soil and/or groundwater contamination. The related borrower obtained an environmental insurance policy with the lender named as the insured in lieu of commissioning such investigation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Smyrna Shopping Center, representing approximately 1.2% of the Initial Pool Balance, a dry cleaner has operated at the Mortgaged Property since about 2003. A Phase II subsurface investigation was conducted at the Mortgaged Property, which revealed elevated volatile organic chemical concentrations and that a release of dry cleaning solvent had occurred at the Mortgaged Property. However, the Phase II environmental report concluded that it does not appear that there has been a significant release, as deep subsoil or groundwater have not been affected. In connection with the origination of the Mortgage Loan, the borrower deposited $69,000 into a reserve with the lender, which reserve is required to be used for the installation of a sub-slab depressurization system beneath the dry cleaner space that is intended to mitigate any potential vapor intrusion from the detected volatile organic chemicals. The related Mortgage Loan documents additionally require the borrower to (i) install secondary containment beneath the dry cleaning machine and in the chemical storage area to prevent future releases to the subsurface, and (ii) test the indoor air at the dry cleaner space for the existence of volatile organic chemicals every 6 months until 2 consecutive tests show no evidence of the volatile organic chemicals at the dry cleaner space. The borrower must additionally comply with any recommendations included in the Phase II environment report in connection with the installation of sub-slab depressurization systems and secondary containment in the dry cleaner space (and any environmental remediation related thereto required by the Phase II environmental report). If the funds in the environmental reserve are insufficient to cover the costs to complete these requirements, the borrower is required under the Mortgage Loan documents to cover any shortfall.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mason Village, representing approximately 1.2% of the Initial Pool Balance, the Phase I ESA indicates that subsurface investigations conducted in 2013 and early 2014 identified soil and groundwater impacts likely associated with various historic dry-cleaning operations located on the Mortgaged Property since 1983. As a result, the Mortgaged Property was accepted into the Texas Commission on Environmental Quality (“TCEQ”) Dry Cleaner Remediation Program (“DCRP”). In connection with the origination of the Mortgage Loan, the borrower deposited with lender a $15,000 reserve which is intended to cover any fees that will be incurred during the Mortgage Loan term in connection with maintaining the Mortgaged Property in the TCEQ DCRP. In addition, the related borrower was required to obtain an environmental insurance policy covering the Mortgaged Property, with lender as the named insured.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Watertown Crossing, representing approximately 0.8% of the Initial Pool Balance, the related Phase I ESA identified a REC relating to an adjacent site located to the southwest of the Mortgaged Property, that had been used as a filling station and as a dry cleaner. A plume of gasoline components and volatile organic compounds (“VOCs”) (including dry-cleaner type solvents) was identified at this facility, migrating to the northwest and extending through the southwest corner of the Mortgaged Property in an area that is used as an asphalt-paved parking lot. Based on its proximity and that it has impacted the Mortgaged Property, and that it has an active status with the Wisconsin Department of Natural Resources (“WDNR”) regarding investigation and/or remediation, the Phase I ESA identified that these releases represented a REC to the Mortgaged Property. However, based on the distance from the plume to the closest building on the Mortgaged Property (approximately 130 feet), the releases were not considered a vapor encroachment condition. The related Phase I ESA recommended that the on-site soil barrier cap should be routinely inspected and maintained according to WDNR directives. In addition, the related Phase I ESA recommended that, although gasoline compounds and VOCs have impacted the southwest corner of the Mortgaged Property, as this area is used only for vehicle parking and a soil barrier cap and vapor intrusion is not expected to represent a significant concern, no further environmental investigation was warranted at the time of loan origination.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Iron Guard Storage - Center, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the Phase I ESA obtained in connection with the origination of the Mortgage Loan notes that a monitoring well is present on the eastern portion of such Mortgaged Property. A prior Phase I ESA noted that the well may possibly be associated with a nearby LUST case at Rand Oil Company, which is located nearly 1,000 feet to the east of such Mortgaged Property. The Phase I ESA obtained in connection with the origination of the related Mortgage Loan recommended that the borrower confirm that the well has been properly abandoned by a licensed contractor. A post-closing agreement executed in connection with the origination of the Mortgage Loan requires that the well be properly abandoned or, if further investigation reveals that the monitoring well remains necessary, that the borrower deliver to lender correspondence from the North Carolina Department of Environment and Natural Resources indicating that the well is to remain operational at such Mortgaged Property.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans. Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this free writing prospectus.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Centurion Industrial Portfolio, representing approximately 2.2% of the Initial Pool Balance, the SEC brought action against one of the three related non-recourse carveout guarantors of the Mortgage Loan, Jay Rappaport, alleging that he was involved with inflating online advertising revenue in his role as a senior business affairs officer with AOL Inc. (formerly known as America Online) between 2000 and 2002. Mr. Rappaport settled with the SEC in 2008 without admitting wrongdoing and was penalized through disgorgement and fines totaling approximately $743,629.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Douglas Square Retail Center, representing approximately 0.9% of the Initial Pool Balance, the related sponsor is one of 19 defendants in an action brought by investors in a development that received funding from a community bank that has been placed in receivership with the FDIC and where the sponsor previously served as a director. The development performed poorly during the recession, and the investors in such development allege, among other things, that the community bank aided in falsification of information that resulted in a loss to the investors and a charge-off for the bank. The court granted the defendants’ motion to dismiss. However, the investors have sought to appeal this decision. The defendants’ potential joint liability is estimated to be $7.5 million, of which approximately $5 million is insured.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties. Certain risks related to redevelopment, expansion and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Denver Merchandise Mart, representing approximately 3.2% of the Initial Pool Balance, the borrower anticipates completing renovations to the heating, ventilation and air conditioning (“HVAC”) infrastructure at the Mortgaged Property in three phases, with final completion occurring on or before June 1, 2016. The estimated cost of the HVAC renovations is $1,746,201. In addition to the borrower’s initial deposit of $650,000, the Mortgage Loan documents require the borrower to make monthly deposits (through and including the monthly payment date in June 2016) of $56,000 into a lender controlled reserve account to be disbursed to the borrower in connection with such HVAC renovation upon satisfaction of conditions set forth in the Mortgage Loan documents.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Structural and Collateral Term Sheet” for additional information on the 10 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan).

Default History, Bankruptcy Issues and Other Proceedings

Seven (7) of the Mortgage Loans, representing in the aggregate approximately 12.7% of the Initial Pool Balance, by allocated loan amount, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay offs as described below:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 7.1% of the Initial Pool Balance, affiliates of the related borrower in 2012 negotiated a discounted pay off of the then-remaining approximately $7,980,000 balance of a subordinate loan originated in 2008 and secured by the related Mortgaged Properties, for a pay-off amount of approximately $2,500,000 paid in installments through June 2013. In addition, net proceeds from the related Mortgage Loan and corresponding mezzanine loan funded a $5,500,000 settlement payment to certain third party investors arising out of a 2008 sale of such parties’ interests in the Mortgaged Properties and certain other properties to affiliates of the current sponsors of the related borrower. The $5,500,000 settlement payment was made pursuant to a settlement agreement entered into at the time of the origination of the related Mortgage Loan and, together with certain other consideration, settled investor litigation brought by the third-party investors against the sponsors of the borrower and their affiliates pertaining to a participating promissory note in the original amount of approximately $13,890,000 given as part of the initial consideration for the 2008 buy-out of the selling investors’ interests in the Mortgaged Properties and certain other properties.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Orange Plaza Shopping Center and Foothill Village Plaza, representing approximately 2.4% and 1.2% of the Initial Pool Balance, respectively, each of such Mortgage Loans refinanced a loan that was in default due to an unauthorized transfer of interests in the borrower at the time of refinancing.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Beck Business Center Phase I, representing approximately 0.7% of the Initial Pool Balance, such Mortgage Loan refinanced a prior bridge loan in the amount of $5,500,000 originated in February 2014, secured by the Mortgaged Property, that was obtained by the related borrower to fund a discounted pay-off of a previous mortgage loan secured by the Mortgaged Property incurred by affiliates of the related borrower that was the subject of foreclosure proceedings.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Beltline Industrial, representing approximately 0.5% of the Initial Pool Balance, proceeds of such Mortgage Loan provided refinancing for the related borrower’s floating rate loan that refinanced the original acquisition loan that was obtained by the related borrower and was the subject of foreclosure proceedings.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 6420 Richmond Avenue, representing approximately 0.4% of the Initial Pool Balance, proceeds of such Mortgage Loan provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at an REO sale.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Highlands Village, representing approximately 0.3% of the Initial Pool Balance, such Mortgage Loan refinanced, in part, a prior loan secured by the Mortgaged Property via a discounted pay off.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, in addition to any bankruptcy related litigation issues discussed above in “—Litigation Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, with respect to the 20 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship) and other than as set forth above:

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Orange Plaza Shopping Center, Front Gate Plaza, Gateway Fashion Center, Foothill Village Plaza and Pueblo Shopping Center, collectively representing approximately 7.4% of the Initial Pool Balance, the related sponsor previously served as a joint non-recourse carve-out guarantor for two loans, unrelated to such Mortgage Loans or Mortgaged Properties, that were the subject of discounted payoffs.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 7.1% of the Initial Pool Balance, net proceeds from the related Mortgage Loan and corresponding mezzanine loan funded a $5,500,000 settlement payment to certain third party investors arising out of a 2008 sale of such parties’ interests in the Mortgaged Properties and certain other properties to affiliates of the current sponsors of the related borrower. The $5,500,000 settlement payment was made pursuant to a settlement agreement entered into at the time of the origination of the related Mortgage Loan and, together with certain other consideration, settled investor litigation brought by the third-party investors against the sponsors of the borrower and their affiliates pertaining to a participating promissory note in the original amount of approximately $13,890,000 given as part of the initial consideration for the 2008 buy-out of the selling investors’ interests in the Mortgaged Properties and certain other properties.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Heritage Apartments, representing approximately 4.6% of the Initial Pool Balance, the related non-recourse carveout guarantor was an owner of 2 properties, unrelated to the Mortgaged Property, that secured unrelated mortgage loans that defaulted and resulted in deed-in-lieu of foreclosure transactions.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the Initial Pool Balance, the related non-recourse carveout guarantors are the principals of a privately held real estate development and investment firm, which, either directly or indirectly through one or more subsidiary entities, (i) defaulted on four loans secured by commercial real estate unrelated to the Mortgaged Properties, each resulting in a foreclosure, a deed in lieu of foreclosure or a short sale, together with a deficiency note settlement in two cases; (ii) modified one loan secured by a commercial and residential condominium property, resulting in a portion of the debt being forgiven and the issuance of a deficiency note as part of the settlement; (iii) defaulted on one loan secured by a lodging property, after the loan reached maturity, resulting in a negotiated settlement and a portion of the debt being forgiven after the guarantors were able to obtain refinancing; and (iv) defaulted on a construction loan secured by vacant land and residential condominium property, resulting in a deed in lieu settlement offer and ongoing discussions with the respective lender. Except for the loan foreclosure, none of the other foregoing proceedings or transactions involved litigation and none of the foregoing proceedings involved a bankruptcy filing on the part of the applicable borrower or borrower sponsor.

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With respect to the Mortgage Loans secured by the portfolio of Mortgaged Properties or Mortgaged Properties identified on Annex A to this free writing prospectus as Simply Self Storage – Ann Arbor & Kalamazoo Portfolio, Simply Self Storage – Grand Rapids, Simply Self Storage – Chesterfield, Simply Self Storage – Wyoming, Simply Self Storage – Westland and Simply Self Storage – Danville, collectively representing approximately 3.6% of the Initial Pool Balance, the related sponsor previously assembled a portfolio of approximately 200 properties, approximately 50 of which secured loans that were the subjects of restructurings, foreclosure or deed-in-lieu of foreclosure transactions.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Anthem Crossroads, Circle Cross Ranch, Marketplace at Prasada and 90th and Via Linda, collectively representing approximately 3.4% of the Initial Pool Balance, the related non-recourse carveout guarantors for each of the Mortgage Loans are principals of a real estate investment firm that develops, leases and manages commercial and residential properties that has been active for over 30 years and affiliate of which also acts as the managing member of each of the related borrowers. During such time, the real estate firm was the direct or indirect owner of 8 properties, unrelated to the Mortgaged Properties, that secured unrelated mortgage loans which defaulted and/or results in lender foreclosures, deeds-in-lieu of foreclosure or other lender relief actions.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Denver Merchandise Mart, representing approximately 3.2% of the Initial Pool Balance, the borrower’s sole member and predecessor-in-title entered Chapter 11 bankruptcy proceedings in 2011, while holding the Mortgaged Property. As part of the reorganization, John Doyle and Edward Herrick, who had previously held non-controlling interests in the sole member of the borrower, gained full control of the sole member of the borrower and the prior managing member of the sole member of the borrower was removed. The Mortgaged Property was removed from bankruptcy proceedings and the bankruptcy case is closed.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Davis Springs, representing approximately 2.3% of the Initial Pool Balance, the related sponsor acquired a property, unrelated to such Mortgage Loan or Mortgaged Property, that secured an unrelated mortgage loan that defaulted and resulted in foreclosure in 2012.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Centurion Industrial Portfolio, representing approximately 2.2% of the Initial Pool Balance, two of the three related non-recourse carveout guarantors, Ed Natan and Asher Hyman were also the non-recourse carveout guarantors for two unrelated loans, secured by properties unrelated to the portfolio of Mortgaged Properties, that went into maturity default. One of those loans was subject to a foreclosure proceeding in August 2012. With respect to the other loan, the related servicer initiated foreclosure proceedings in July 2014 and the parties are in negotiations.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Amberly Village Townhomes, representing approximately 1.4% of the Initial Pool Balance, as of the date of origination of such Mortgage Loan, the related guarantor was in the process of emerging from a Chapter 11 bankruptcy proceeding pursuant to a Chapter 11 plan that was confirmed by an order entered by the United States Bankruptcy Court for the Central District of California on June 17, 2014. The Mortgage Loan documents provide for a proceeds holdback and a liquidity reserve to be held as additional collateral for such Mortgage Loan as well as a carve-out from the non-recourse provisions of the Mortgage Loan, obligating the related borrower and guarantor to cover losses incurred as a result of any amendment of the approved Chapter 11 plan, conversion of the Chapter 11 proceeding or failure of the related guarantor to obtain a non-appealable final decree of the Chapter 11 proceeding. The Mortgage Loan documents also provide that the obligations of the related borrower and the guarantor under the Mortgage Loan documents will be fully recourse to the related borrower and guarantor until certain conditions are met, including but not limited to, the related sponsor’s receipt of a copy of a discharge order and certification that the funds on deposit with the post-confirmation trustee are sufficient to pay administrative claims that were timely filed in connection with the related guarantor’s bankruptcy case. In addition, the Mortgage Loan refinanced a prior loan secured by the Mortgaged Property that was transferred to special servicing in 2011 and subsequently modified in 2012. Such prior loan was performing at the time of refinancing.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this free writing prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each retail, office, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

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Six (6) of the Mortgaged Properties, securing in whole or in part 4 Mortgage Loans, collectively representing approximately 3.1% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

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Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 0.5% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Set forth below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that collectively secure 2.0% or more of the Initial Pool Balance:

●	Goodwill is a tenant at each of 4 Mortgaged Properties, and such Mortgaged Properties secure approximately 4.0%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Dollar Tree is a tenant at each of 3 Mortgaged Properties, and such Mortgaged Properties secure approximately 3.9%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Jo-Ann Fabrics is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 3.8%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Office Depot is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 3.4%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Tuesday Morning is a tenant at each of 2 Mortgaged Properties, and such Mortgaged Properties secure approximately 2.1%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations. See Annex A to this free writing prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

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In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. For example, with respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Hollister Distribution Center	1.1%	6/30/2024	9/2024
Ridge Tool Company	0.6%	12/31/2020	9/2024
Sanofi Pasteur	0.5%	12/31/2022	9/2024

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With respect to the Mortgaged Properties identified in the table below, one or more tenant leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant) expire in a single calendar year that is prior to or the same year as the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage at the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date

Pinnacle II	1.6%	51.7%	2021	7/1/2024
Pinnacle III	1.2%	84.3%	2017	7/1/2024
Pueblo Shopping Center	0.8%	51.3%	2016	10/6/2024
1250 Borregas Avenue(2)	0.8%	51.5%	2015	9/6/2024
Prescott Valley Shopping Center	0.8%	52.9%	2022	9/6/2024
Sahara Crossing	0.7%	72.2%	2024	9/6/2024
Spring Green II	0.7%	72.2%	2024	9/6/2024
One Corporate Center	0.6%	62.3%	2018	8/6/2024
Hudson Plaza II	0.5%	60.3%	2018	9/1/2024
Fenley Office Park Building A	0.4%	65.2%	2022	8/6/2024
Starcrest Business Center	0.4%	51.5%	2017	8/1/2024
Stapleton Business Center	0.4%	57.8%	2020	9/1/2024

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.

(2)
An existing tenant will take over the space encumbered by the lease expiring in 2015 and become the single tenant at the Mortgaged Property. Such tenant’s lease will expire in March 2022, prior to the maturity date of the Mortgage Loan.

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In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations. Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii) if the borrower fails to provide a designated number of parking spaces,

(iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi) if a tenant’s use is not permitted by zoning or applicable law,

(vii) if the tenant is unable to exercise an expansion right,

(viii) if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix) if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii) if the borrower defaults on any other obligations under the lease, or

(xiv) based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date. For example, taking into account the 5 largest tenants by net rentable square footage either (i) at the Mortgaged Properties securing the 10 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) by aggregate Initial Pool Balance, or (i) at those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage of such Mortgaged Property (in each case excluding government tenants, which are described further below):

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 13.1% of the Initial Pool Balance, (x) the second largest tenant, Sheppard Mullin, representing approximately 13.0% of the net rentable square feet at the Mortgaged Property, may reduce its space by one full floor on December 31, 2019 upon providing 12 months’ written notice, (y) the third largest tenant, Bank of America, representing approximately 11.4% of net rentable square feet at the Mortgaged Property, has a one-time right to reduce its space by one full floor or 12,000 to 13,000 square feet of its highest or lowest contiguous floors upon providing notice on or before September 30, 2018 and payment of a termination fee equal to all unamortized tenant improvements, leasing commissions, space plan allowances and out of pocket expenses incurred by the landlord, and (z) the fifth largest tenant, Alston & Bird, which leases approximately 81,094 square feet of space, representing approximately 5.7% of net rentable square feet at the Mortgaged Property, may terminate its lease on 25,773 square feet of such space as of June 30, 2018 upon providing 12 months’ written notice and payment of a termination fee equal to $2,410,728.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 7.1% of the Initial Pool Balance, the largest tenant of the Mortgaged Property identified as One Olympia Park Plaza, ADP, Inc., representing approximately 39.8% of the net rentable area at the related Mortgaged Property, maintains the right to (x) terminate its lease at any time upon 12 months’ notice and payment of a fee equal to the unamortized portion of leasing commissions and (y) reduce its lease by 5,000 square feet upon three months’ notice and payment of three months’ rent allocable to the reduced space, and the second largest tenant, UBS PaineWebber, Inc., representing approximately 21.8% of the net rentable area of the related Mortgaged Property, has an option to terminate its lease on December 1, 2015, upon 9 months’ notice and payment of a termination fee equal to the unamortized portion of the construction allowance and commissions. The largest tenant of the Mortgaged Property identified as One Triton Office Park, Vogt Power Int’l, Inc., representing 49.9% of the net rentable area at the related Mortgaged Property, has an option to terminate its lease on February 28, 2019, upon 9 months’ notice and payment of a termination fee. The largest tenant of the Mortgaged Property identified as Two and Three Corporate Center, AAF - McQuay, representing 28.1% of the net rentable area at the related Mortgaged Property, has an option to terminate its lease as of June 30, 2022, upon 12 months’ prior notice, and the second largest tenant, CBS Interactive, Inc., representing 19.6% of the net rentable area at the related Mortgaged Property, can terminate its lease as of September 30, 2019, upon 6 months’ prior written notice and payment of a termination fee equal to the unamortized portion of the actual amounts incurred by the landlord for brokerage commissions. The largest tenant of the Mortgaged Property identified as Five Corporate Center, CNE Gas Holdings, representing 20.4% of the net rentable area at the related Mortgaged Property, has an option to terminate its lease as of February 29, 2016, upon 6 months’ prior notice and payment of a termination fee equal to $309,142. The second largest tenant at the Mortgaged Property identified as Fenley Office Park Building C, Morgan Stanley, representing 27.2% of the net leasable area at the related Mortgaged Property, has an option to terminate its lease as of August 31, 2018, upon 12 months’ prior notice and payment of a termination fee equal to $426,041.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the Initial Pool Balance, the third largest tenant at the Mortgaged Property identified as Pinnacle II, DeWitt Ross & Stevens SC, has the right to terminate its lease effective November 30, 2019 upon 9 months’ prior written notice and payment to the borrower of (i) all unamortized tenant improvement and leasing costs, (ii) 6 months of base and additional rent and (iii) payment of an additional 4 months of base rent payable as of the lease termination date. In addition, the largest tenant at the Mortgaged Property identified as Pinnacle II, The Travelers Indemnity Co, has the right to reduce the size of its leased premises on either August 1, 2017 or August 1, 2019 upon 9 months’ prior written notice, provided the released space does not exceed 15,836 rentable square feet in the aggregate and such tenant pays to the borrower, in accordance with certain lease calculations, $18.53 per rentable square foot of released space if the premises reduction occurs on August 1, 2017 or $9.82 per rentable square foot of released space if the premises reduction occurs on August 1, 2019.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Stamford Plaza Portfolio, representing approximately 3.6% of the Initial Pool Balance, the associated leases for (i) two of the five largest tenants at the Mortgaged Property identified as One Stamford Plaza, Tronox and Dickstein Shapiro LLP, together representing approximately 19.4% of the net rentable area at the Mortgaged Property, each provide the tenants with a termination option effective in March 2019 and May 2018, respectively, each to be exercised upon at least 12 months’ prior notice and payment of a termination fee; (ii) the third largest tenant at the Mortgaged Property identified as Two Stamford Plaza, Boardroom Inc., representing approximately 8.7% of the net rentable area at the Mortgaged Property, provides the tenant with a termination option effective as of March 2016 to be exercised upon at least 12 months’ prior notice and payment of a termination fee; (iii) three of the five largest tenants at the Mortgaged Property identified as Three Stamford Plaza, WR Berkeley, through three affiliates under separate leases (Berkeley Custom Insurance, Berkeley Re America, and Berkeley Facultative Reinsurance), Merrill Lynch, Pierce, Fenner & Smith and Glencore, Ltd., collectively representing approximately 78.6% of the net rentable area at the Mortgaged Property, provide the tenants with the following termination options: (1) with respect to the WR Berkeley tenant under the name Berkeley Custom Insurance, such tenant may terminate in November 2017 upon 9 months’ notice and payment of a termination fee, (2) with respect to the WR Berkeley tenant under the name Berkeley Re America, such tenant may terminate in November 2016 upon 9 months’ notice and payment of a termination fee, (3) with respect to the WR Berkeley tenant under the name Berkeley Facultative Reinsurance, such tenant may terminate in March 2016 upon 9 months’ notice and payment of a termination fee, (4) with respect to Merrill Lynch, Pierce, Fenner & Smith, such tenant has one partial contraction right exercisable upon 12 months’ notice and payment of a contraction fee and (5) with respect to Glencore, Ltd., such tenant may terminate in June 2017 upon 12 months’ notice and payment of a termination fee, and (iv) the third largest tenant at the Mortgaged Property identified as Four Stamford Plaza, Digitas, Inc., representing approximately 9.2% of the net rentable area at the Mortgaged Property, has termination options exercisable in June 2016 and June 2021 upon 12 months’ notice.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Arrowhead Properties, representing approximately 1.2% of the Initial Pool Balance, the largest tenant, Hanson Productions, Inc., has the right to terminate its lease at any time after January 2017 by providing 180 days’ notice.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stapleton Business Center, representing approximately 0.4% of the Initial Pool Balance, the second largest tenant at the Mortgaged Property identified as Qualmark Corporation, occupying 18,030 square feet at the Mortgaged Property, maintains the right to terminate its lease on the sixty-first full month (August 2015) following the commencement date upon 9 months’ prior written notice and payment of a termination fee of $302,500.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Centurion Industrial Portfolio - Sanofi Pasteur, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, the tenant, Sanofi Pasteur, representing 100.0% of the net rentable square footage at the related Mortgaged Property, may terminate its lease on or after December 31, 2019 with fifteen months’ prior written notice and the payment of a termination fee.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Smyrna Shopping Center, representing approximately 1.2% of the Initial Pool Balance, Roses Discount, the second largest tenant by net rentable area and junior anchor for the Mortgaged Property, may terminate its lease if the preceding twelve month’s sales are below $1,670,000 by giving ninety days’ notice to the borrower.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Pueblo Shopping Center, representing approximately 0.8% of the Initial Pool Balance, the second largest tenant, Dollar Tree, may terminate its lease if annual sales fall below $1,350,000 during any 12-month period commencing on February 1 by providing written notice and a certified statement of its sales during the applicable 12-month period to the landlord and by repaying unamortized portions of the related broker’s commission and the tenant’s improvement allowance. In addition, the third largest tenant, Tuesday Morning, may terminate its lease, effective as of January 31, 2015, if its sales during 2014 do not exceed $1,000,000 by providing prior written notice to the landlord within 30 days after December 31, 2014.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Eastport Plaza, representing approximately 2.6% of the Initial Pool Balance, three of the five largest tenants, Jo-Ann Fabrics, Ross Dress for Less and Dollar Tree, collectively representing approximately 27.7% of the net rentable square footage at the related Mortgaged Property, may either pay reduced rent or terminate its respective lease if certain tenants at the Mortgaged Property go dark.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreens & Petco, representing approximately 2.1% of the Initial Pool Balance, the second largest tenant, Petco, representing approximately 28.4% of the net rentable square footage at the related Mortgaged Property, may pay reduced rent or terminate its lease, if (a) the Walgreens store located at the related Mortgaged Property ceases its customary retail operations in its space for a period of three consecutive months in any one year period, (subject to temporary disruptions due to force majeure) Petco shall be entitled an abatement of 50% of the base rent pursuant to its lease until Walgreens is open for business and paying rent or (b) the Walgreens store located at the related Mortgaged Property ceases its customary retail operations in its space and does not re-open for business for a period of 360 consecutive days, Petco may terminate its lease upon notice to landlord.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Smyrna Shopping Center, representing approximately 1.2% of the Initial Pool Balance, Goodwill of Delaware, the third largest tenant by net rentable area, can terminate its lease with 90 days’ notice to the borrower or have its rent reduced by 50% if Acme, the largest tenant, vacates the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Pueblo Shopping Center, representing approximately 0.8% of the Initial Pool Balance, if the largest tenant, King Soopers, vacates its space (the “Anchor Space”), the second largest tenant, Dollar Tree, representing approximately 11.3% of the net rentable area at the Mortgaged Property, may pay as rent for the period during which the Anchor Space remains unoccupied by a comparable anchor tenant an amount equal to 5% of gross sales revenues received by Dollar Tree during such period and, if such period persists for one year, may terminate its lease by providing prior written notice to the landlord. In addition, if King Soopers vacates the Anchor Space, the fifth largest tenant, CATO, representing approximately 3.8% of the net rentable area, may pay as rent for the period during which the Anchor Space remains unoccupied by a tenant operating the same type of business as King Soopers an amount equal to one-half of the monthly fixed rent that would otherwise be due during such period and, if such period persists for six months, may terminate its lease by providing 30 days’ prior written notice to the landlord.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Lease Terminations—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on material lease termination options relating to the largest 20 Mortgage Loans.

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the largest 20 Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) by aggregate Initial Pool Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreens & Petco, representing approximately 2.1% of the Initial Pool Balance, both tenants, Walgreens and Petco, representing approximately 100.0% of the net rentable square footage at the Mortgaged Property, may go dark at any time.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that (i) have these types of risks, (ii) relate to tenants that are among the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property, and (iii) relate to a tenant that individually represents more than 5% of the base rent at such Mortgaged Property. One or more other leases at a Mortgaged Property representing less than 5% of the base rent at such property could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance	Tenant	% of Net Rentable Area	% of Base Rent
Eastport Plaza(1)	2.6%	Armed Force Recruiters	2.0%	5.7%
Gateway Fashion Center(2)	1.2%	U.S. Department of Veterans Affairs	3.0%	9.7%
Circle Cross Ranch(3)	0.9%	Pinal County Police	9.4%	9.3%
Home Center Village(4)	0.6%	US Army Engineer District	4.6%	6.7%
Home Center Village(5)	0.6%	Department of Defense	1.8%	3.6%

(1)	The tenant may terminate its lease at any time within 60 days prior written notice.

(2)	The tenant may terminate its lease at any time with 90 days’ prior written notice.

(3)
The tenant may terminate the lease upon 30 days’ prior written notice in the event any county or state agency, federal department or other agency suspends, decreases or terminates its fiscal obligations under or in connection with the lease.

(4)
The tenant’s liability and obligations under the lease after September 30, 2014, are contingent upon the availability of annually appropriated funds. The tenant may terminate the lease at any time, effective 180 days after the related borrower receives written notice of termination.

(5)
The lease is structured as a one-year lease that has annually been renewed. The tenant has currently exercised its first of four one-year extensions and is under no obligation to renew or extend the lease for any of the additional options periods. We cannot assure you that the tenant will renew its lease at the end of any year-long term.

Other Tenant Termination Issues

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Denver Merchandise Mart, representing approximately 3.2% of the Initial Pool Balance, one tenant at the Mortgaged Property, WESA (Western & English Sale Association), has the right to terminate its lease in the event that the related borrower defaults under its mortgage on the Mortgaged Property and a foreclosure sale is completed such that borrower surrenders title to the Mortgaged Property, which such option is effective (a) the later of (i) no fewer than 180 days from the date of the foreclosure sale or (ii) anytime after the date on which the tenant receives written notice of the sale or (b) if a successor owner closes a sale of the Mortgaged Property or part thereof at any time prior to the 180 day period, notice of termination may be given by the tenant and may, at tenant’s option, be effective immediately.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Eastport Plaza, representing approximately 2.6% of the Initial Pool Balance, the related borrower has ground leased the land representing approximately 20.5% of the net rentable area at the Mortgaged Property to Eastport 111 Partners LLC, which in turn subleases its entire leasehold interest to LA Fitness International, LLC.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Orange Plaza Shopping Center, representing approximately 2.4% of the Initial Pool Balance, the largest tenant, Office Depot, subleases its space, representing approximately 28.9% of the net rentable area, from Rite Aid.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Front Gate Plaza, representing approximately 2.4% of the Initial Pool Balance, the second largest tenant, In Shape Health Club, entered into a sublease with CVS for approximately 20.1% of the net rentable area. The tenant is currently building out its space and expects to commence operations in January 2015.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Stapleton Business Center, representing approximately 0.4% of the Initial Pool Balance, the largest tenant, Mobile Mini, Inc., representing approximately 42.2 % of the net rentable square feet, sublets 23,820 rentable square feet to McNichols Company through the October 31, 2017 lease expiration.

Tenants Not Yet in Occupancy or Paying Rent, Leases Under Negotiation and LOI’s

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent or may be in the process of negotiating such lease. For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 13.1% of the Initial Pool Balance, the fifth largest tenant, Alston & Bird, representing approximately 5.7% of the net rentable square footage at the Mortgaged Property, is in a rent abatement period through June 2015. At origination of the Mortgage Loan, the borrower deposited $472,505 into a lender controlled rent abatement reserve.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the Initial Pool Balance, the second largest tenant, The Travelers Indemnity Co, executed a lease to expand its premises to approximately 52,878 SF, subject to adjustment. As part of the tenant’s expansion and lease extension, the tenant received a rent abatement for January, August and September 2015. In connection with such rent abatement period, the related Mortgage Loan documents require the borrower to deposit monthly $25,000 for the first fourteen months of the loan term into a lender-controlled Travelers reserve account.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Front Gate Plaza, representing approximately 1.6% of the Initial Pool Balance, the second largest tenant, In Shape Health Club, has executed a lease and is expected to commence operations in January 2015 and to commence paying rent in June 2015. A reserve in the amount of $1,050,000 was established at origination of the Mortgage Loan to cover the tenant’s tenant improvement allowance and approximately 12 months of rent payments. Funds remaining in such reserve will be released to the related borrower once such tenant is open for business and paying full unabated rent.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Foothill Village Plaza, representing approximately 1.2% of the Initial Pool Balance, Korean BBQ, the fourth largest tenant, has executed a lease and is expected to take occupancy and to commence paying rent in December 2014. At origination of the Mortgage Loan, the related borrower deposited $450,000 into a reserve account which is intended to cover the costs of related tenant improvements incurred by such borrower and approximately three years of rent payments.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Arrowhead Properties, representing approximately 1.2% of the Initial Pool Balance, the fourth largest tenant, RGN-Maumee II, LLC, is in a rent abatement period through April 2015. The related Mortgage Loan documents require the borrower to deposit $172,578 into a lender controlled rent abatement reserve.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Pueblo Shopping Center, representing approximately 0.8% of the Initial Pool Balance, Korean BBQ, the fourth largest tenant, has executed a lease and is expected to take occupancy in February 2015 and to commence paying rent on February 1, 2015. An amount equal to $500,000 was held back at origination of the Mortgage Loan and will be released to the related borrower upon receipt of a clean estoppel from the tenant and evidence that such tenant is paying rent.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Sahara Crossing, representing approximately 0.7% of the Initial Pool Balance, the borrower is obligated to pay the largest tenant, Habitat for Humanity, representing approximately 44.0% of the net rentable square footage at the Mortgaged Property, $46,206 by November 1, 2014 as a free rent payment.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Spring Green II, representing approximately 0.7% of the Initial Pool Balance, the largest tenant, Brazos Oral & Maxillofacial, has executed a lease on its space but has not yet taken occupancy or begun paying rent. Brazos Oral & Maxillofacial is expected to take occupancy in November 2014, at which time rental payments are required to commence.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. In addition, certain of the Mortgage Loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Tenants in Financial Distress or Affiliated With a Parent or Related to a Chain That is in Financial Distress

In addition, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties:

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In the case of the Mortgaged Properties identified on Annex A to this free writing prospectus as Orange Plaza Shopping Center and Village Real Shopping Center , which secure Mortgage Loans representing approximately 2.4% and 0.9% of the Initial Pool Balance, respectively, Office Depot is the largest tenant or subtenant at the Mortgaged Property. On May 6, 2014, Office Depot (subsequent to the completion of its merger with Office Max) announced its plan to close 400 of its U.S. stores by 2016. We cannot assure you that the Office Depot store at the Mortgaged Property will remain open for business or that Office Depot will not report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business in the future.

Not For Profit Tenants

Certain Mortgaged Properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties, or (ii) tenants that individually or in the aggregate represent more than 25% of the net rentable area at a Mortgaged Property:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Sahara Crossing, representing approximately 0.7% of the Initial Pool Balance, the largest tenant, Habitat for Humanity, which leases approximately 26,942 square feet of space at the Mortgaged Property, representing approximately 44.0% of net rentable area, and the third largest tenant, Goodwill, which leases approximately 17,032 square feet of space at the Mortgaged Property, representing approximately 27.8% of net rentable area, are each a not-for-profit entity.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Smyrna Shopping Center, representing approximately 1.2% of the Initial Pool Balance, the third largest tenant, Goodwill of Delaware, which leases 17,653 square feet of space at the Mortgaged Property, representing approximately 10.3% of the net rentable area, is a not-for-profit entity.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Front Gate Plaza, representing approximately 1.6% of the Initial Pool Balance, the third largest tenant, Goodwill Industries, which leases approximately 14,095 square feet of space at the Mortgaged Property, representing approximately 11.0% of the net rentable area, is a not-for-profit entity.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A as 90th and Via Linda, representing approximately 0.4% of the Initial Pool Balance, the second largest tenant, Goodwill, which leases approximately 1,600 square feet of space at the Mortgaged Property, representing approximately 11.1% of net rentable area, is a not-for-profit entity.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Beck Business Center Phase I, representing approximately 0.7% of the Initial Pool Balance, the fifth largest tenant, Christ Covenant Church, which leases approximately 4,600 square feet of space at the Mortgaged Property, representing approximately 2.7% of net rentable area, is a not-for-profit entity.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on other tenant matters relating to the largest 20 Mortgage Loans (considering the Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this free writing prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the Initial Pool Balance, an affiliate of the related borrowers, identified as Pinnacle IV at Bishop’s Drive Office Park, LLC, maintains the right to purchase a certain parcel of land that (i) constitutes a portion of the Mortgaged Properties and (ii) is leased to such affiliate pursuant to a ground lease, subject to the satisfaction of certain conditions including, but not limited to, the following: (a) the repeal or modification of Section 70.112(4)(b) of the Wisconsin Statutes to no longer provide that the Wisconsin Department of Revenue rather than the City of Brookfield may assess the Mortgaged Properties in the event a telephone company uses a certain percentage of the Mortgaged Properties; and (b) borrower and tenant approve and deliver a certified survey map splitting the ground leased premises from the Mortgaged Properties as a separate lot and tax parcel.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreens & Petco, representing approximately 2.1% of the Initial Pool Balance, the largest tenant, Walgreens, leasing approximately 71.6% of the net rentable area at the Mortgaged Property, has a right of first refusal to purchase its leased premises within 45 days following the borrower’s notice to Walgreens of an offer to purchase the Mortgaged Property. The right of first refusal does not apply in connection with a foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Front Gate Plaza, representing approximately 1.6% of the Initial Pool Balance, tenant McDonald’s Corporation has exercised its purchase option to buy its outparcel leased premises. A purchase and sale agreement has been executed with respect to such outparcel. No value was attributed to such outparcel in the origination underwriting of the related Mortgage Loan, and the outparcel will be released from the lien of the Mortgage Loan upon consummation of the sale subject to the satisfaction of certain conditions set forth in the related Mortgage Loan documents. See “Certain Terms of the Mortgage Loans—Partial Releases” in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Arrowhead Properties, representing approximately 1.2% of the Initial Pool Balance, the largest tenant, Hanson Productions, Inc., has a right of first refusal to purchase the Mortgaged Property within ten (10) days following the borrower’s notice to the tenant of an offer to sell the Mortgaged Property. The right of first refusal does not apply (i) to a sale to a related entity of the borrower in connection with a sale of all or substantially all of the borrower’s assets, (ii) to encumbrances of the Mortgaged Property, (iii) where the borrower or a related entity owns the Mortgaged Property, any auction transaction where the borrower does not have the ability to reject an offer that otherwise complies with the terms of the auction, (iv) if an event of default exits under the lease, (v) the tenant has assigned the lease or has sublet all of its leased premises, or (vi) when the tenant is holding over. A subordination, non-disturbance and attornment agreement was obtained from Hanson Productions, Inc.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Delavan Crossing, representing approximately 0.8% of the Initial Pool Balance, one of the tenants, identified as AMNJ Enterprises Inc. d/b/a Domino’s Pizza, has a right of first refusal to purchase the 1823 E. Geneva Street Mortgaged Property. If the 1823 E. Geneva Street Mortgaged Property is sold together with the other two buildings securing the Delavan Crossing Mortgage Loan, the right of first refusal applies to the entire Mortgaged Property. These rights of first refusal are subordinate to the Mortgage Loan and have been affirmatively insured over by the title company.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower:

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 7.1% of the Initial Pool Balance, four separate borrower-related entities lease space at individual Mortgaged Properties. In the case of the individual Mortgaged Property identified as Two and Three Corporate Center, which secures approximately 1.1% of the Initial Pool Balance by allocated loan amount, the fourth largest tenant, Fenley Suites, LLC, is a borrower-related entity that leases approximately 24,004 square feet of space at the individual Mortgaged Property. In the case of the individual Mortgaged Property identified on Annex A to this free writing prospectus as Fenley Office Park Building C, which secures approximately 0.7% of the Initial Pool Balance by allocated loan amount, the tenant GM Building Services, LLC, which is the tenant under two separate leases, is a borrower-related entity that leases a total of approximately 8,968 square feet of space at the individual Mortgaged Property. In the case of the individual Mortgaged Property identified as Fenley Office Park Building B, which secures approximately 0.4% of the Initial Pool Balance by allocated loan amount, the second largest tenant, Fenley Brownsboro Suites LLC, is a borrower-related entity that leases approximately 12,965 square feet of space at the individual Mortgaged Property. The sponsor of the related Mortgage Loan guaranties each of the foregoing leases. The aggregate amount of space leased to affiliates of the borrower at the portfolio of Mortgaged Properties is approximately 5.0%.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Denver Merchandise Mart, representing approximately 3.2% of the Initial Pool Balance, an affiliate of the related borrower, GC Merchandise Mart LLC, leases space in the exhibition halls at the Mortgaged Property for use as three separate trade shows (which constitute three of the top 18 trade shows in such exhibition halls based on revenue) operating under the names of: Denver Apparel and Accessory Market; Denver Gift, Home, Jewelry and Resort Show; and World Wide Antique Shows, each of which operates under a separate lease.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Beck Business Center Phase I, representing approximately 0.7% of the Initial Pool Balance, the second largest tenant, Damas Group, is a borrower-related entity that leases approximately 6,850 square feet of space at the Mortgaged Property, which represents approximately 3.7% of the gross income of the Mortgaged Property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Hartland Village Shopping Center, representing approximately 0.4% of the Initial Pool Balance, two borrower-related entities lease space for $35,700 and $10,800 at the Mortgaged Property, which represents 7.4% and 2.2% of the gross income at the Mortgaged Property, respectively. The sponsor of the related Mortgage Loan guaranties the lease.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as 734 Roble Road, representing approximately 0.3% of the Initial Pool Balance, Ice River Springs USA, Inc., an affiliate of the borrower, leases 100.0% of the net rentable area at the related Mortgaged Property.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties may be leased in whole or in part by Originator and/or Sponsor affiliates. For example, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Stamford Plaza Portfolio, representing approximately 3.0% of the Initial Pool Balance, an affiliate of MC-Five Mile leases approximately 15,381 square feet at the Mortgaged Property identified on Annex A as Three Stamford Plaza, which represents approximately 6.0% of the net rentable area at the individual Mortgaged Property.

Insurance Considerations

In the case of 63 Mortgaged Properties, which secure, in whole or in part, 35 Mortgage Loans, representing approximately 72.6% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Centurion Industrial Portfolio, representing approximately 2.2% of the Initial Pool Balance, the related borrower is not required to obtain property insurance coverage with respect to the Mortgaged Properties identified on Annex A to this free writing prospectus as Ridge Tool Company and Sanofi Pasteur for so long as, among other conditions, the insurance required under the related loan documents is maintained by the single tenant at the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Walgreens & Petco, representing approximately 2.1% of the Initial Pool

Balance, the related borrower is permitted to rely on the property insurance coverage with respect to such Mortgaged Property carried by the Walgreens tenant.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as BMO Harris Bank Branch, representing approximately 0.5% of the Initial Pool Balance, the related borrower is permitted to rely on property insurance coverage with respect to such Mortgaged Property carried by the related single tenant.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not be Available or Adequate” in this free writing prospectus.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this free writing prospectus.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use. In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use or have other zoning issues. For example, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). The related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this free writing prospectus.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this free writing prospectus with respect to each Mortgaged Property reflects only the “as-is” value, which may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

●
With respect to the loan-to-value ratios at maturity of 6 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified in the definitions of “LTV Ratio at Maturity” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus, the related LTV Ratio at Maturity reflected in this free writing prospectus is calculated using an “as stabilized” appraised value.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as Fenley Office Portfolio, representing approximately 7.1% of the Initial Pool Balance, the Appraised Value of $148,600,000 represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The aggregate “as-is” appraised value of the individual Mortgaged Properties is $139,450,000.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mustang Ranch, representing approximately 2.1% of the Initial Pool Balance, the Appraised Value is based on the “as stabilized” appraised value of $25,000,000 as the “as stabilized” date has passed and the “as stabilized” conditions have been met.

●
Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this free writing prospectus.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this free writing prospectus.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this free writing prospectus. See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” in this free writing prospectus.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds” in this free writing prospectus.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	51	78.7%
1	5	11	21.3
Total		62	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this free writing prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Two (2) of the Mortgage Loans, representing approximately 15.2% of the Initial Pool Balance, provide for monthly payments of interest only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 60 Mortgage Loans, representing approximately 84.8%, in the aggregate, of the Initial Pool Balance, provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (those 60 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Thirty-three (33) of these 60 Mortgage Loans referenced in the preceding sentence, representing approximately 59.8%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of interest only for a period of 12 months to 72 months following the related origination date and then amortize for the remainder of their loan term. Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

Included in the 60 Balloon Mortgage Loans is the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, which represents approximately 3.7% of the Initial Pool Balance, that amortizes based on the non-standard amortization schedule set forth on Annex G to this free writing prospectus.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if each related borrower has not prepaid each related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Loan Rate (the “Initial Rate”) for such ARD Loan. Annex A to this free writing prospectus will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate, to the extent permitted by applicable law and the related Mortgage Loan documents.

After the related Anticipated Repayment Date, the ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable (other than Excess Interest) under the related Mortgage Loan documents and certain budgeted or non-budgeted expenses approved by the related lender be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any certificates evidencing an interest in such Excess Interest (if applicable). Additionally, if there are any ARD Loans included in the Issuing Entity, an account was established in connection with the origination of each ARD Loan into which rents or other revenues from the related Mortgaged Property are required to be deposited, although the related borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the related Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this free writing prospectus to ARD Loans, Anticipated Repayment Dates, Excess Interest and Excess Interest Distribution Account, should be disregarded.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Statistical Characteristics of the Mortgage Loans —Additional Indebtedness” above. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions, prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Loan Combination, if applicable) is prepaid within a specified period (ranging from approximately 3 to 13 payments) up to and including the related maturity date or Anticipated Repayment Date, as applicable. See Annex A to this free writing prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this free writing prospectus and “Structural and Collateral Term Sheet” on Annex B to this free writing prospectus for more information on reserves relating to the largest 20 Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●
the assumption fee has been received (which assumption fee will be applied as described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this free writing prospectus, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” above.

The Pooling and Servicing Agreement will provide that the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Serviced Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative or its representative to any waiver of any such clause. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 52 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 91.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists), after a lockout period of at least two years following the Closing Date (or, (1) in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, the earlier of (x) August 7, 2017 and (y) the second anniversary of the last securitization of any portion of the Bank of America Plaza Loan Combination, and (2) in the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, the earlier of (x) August 1, 2018 and (y) the second anniversary of the last securitization of any portion of the Fenley Office Portfolio Loan Combination) (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Voluntary Prepayments” and “—Partial Releases” below.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Nine (9) Mortgage Loans, representing approximately 8.3% of the Initial Pool Balance, each permits the related borrower, after a lockout period of 11 to 25 payments following the origination date, to prepay the Mortgage Loan in whole or, in some cases, in connection with a partial release of a Mortgaged Property or in connection with a paydown of the Mortgage Loan in order to satisfy certain financial covenants contained in the Mortgage Loan documents, in part, in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open period.

One (1) Mortgage Loan, representing approximately 0.6% of the Initial Pool Balance, permits the related borrower, after a lockout period of at least 2 years following the Closing Date and prior to the related open prepayment period described below, to either (i) substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property or (ii) prepay the Mortgage Loan in whole, but not in part, with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, in each case if such prepayment occurs prior to the related open prepayment period.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus applicable yield maintenance. See “—Partial Releases” below.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods
Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance

3	3	9.1%
4	49	63.7
5	4	7.0
6	2	0.9
7	3	17.0
13	1	2.3
Total	62	100.0%

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Defeasance

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 13.1% of the Initial Pool Balance, following the date that is the earlier to occur of (x) the third anniversary of the origination of the Bank of America Plaza Loan Combination, and (y) the second anniversary of the securitization of the last portion of the Bank of America Plaza Loan Combination, the Mortgage Loan documents permit the borrowers to release any air rights with respect to a land parcel and a portion of the concourse level immediately below the air rights (“Release Parcels”) from the lien of the Bank of America Plaza Loan Combination provided (i) no event of default has occurred and is continuing; (ii) any construction associated with the improvement of the Release Parcels will not materially interfere with any tenant or give rise to any right of any tenant to terminate its lease; (iii) there is a partial defeasance of 110% of the allocated loan amount associated with the Release Parcels, based on a then-current appraisal; provided, however, that if the Release Parcel is not subject to a lease or otherwise attributed value in the appraisal delivered to lender in connection with the origination of the Bank of America Plaza Loan Combination, the borrowers may obtain the release of such parcel from the lien of the Bank of America Plaza Loan Combination at any time without any partial defeasance or prepayment; (iv) the remaining portion of the Bank of America Plaza Property has a net cash flow debt yield not less than the net cash flow debt yield immediately prior to the release; (v) the remaining portion of the Bank of America Plaza Property has a loan-to-value ratio that is equal to or less than the loan-to-value ratio immediately prior to the release; and (vi) the borrowers satisfy the REMIC requirements.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this free writing prospectus as Orange Plaza Shopping Center, Front Gate Plaza, Gateway Fashion Center, Foothill Village Plaza and Pueblo Shopping Center, collectively representing approximately 7.4% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with one another pursuant to a cross-default, cross-collateralization and contribution agreement (the “Cross Agreement”). The Mortgage Loan documents for each such Mortgage Loan permit the release of the related Mortgaged Property securing such Mortgage Loan in connection with a defeasance subject to the satisfaction of certain conditions (the “Defeasance Conditions”), including but not limited to: (i) delivery of defeasance collateral in an amount equal to the greater of (a) 125% of the outstanding principal balance of such Mortgage Loan and (b) an amount which would result in the DSCR on the Mortgaged Properties remaining subject to the liens of the applicable Mortgage Loans included in the Crossed Group, in the aggregate, being not less than 1.25x, (ii) the loan-to-value ratio of the Mortgaged Properties remaining subject to the liens of the applicable Mortgage Loans included in the Crossed Group, in the aggregate, being no greater than 75% and (iii) delivery of a REMIC opinion. Further, the Cross Agreement permits the termination of the cross-collateralization and cross-default provisions with respect to any of such Mortgage Loans in connection with any aforementioned defeasance subject to the satisfaction of certain conditions, including but not limited to: (i) satisfaction of the Defeasance Conditions with respect to each such Mortgage Loan being released from the Cross Agreement and (ii) delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio, representing approximately 7.1% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of one or more of the individual Mortgaged Properties from the lien of the Mortgage Loan after the earlier of (a) second anniversary of the securitization of the last portion of the Fenley Office Portfolio Loan Combination and (b) the fourth anniversary of the Fenley Office Portfolio Loan Combination origination date, in connection with a third-party sale of such individual Mortgaged Property(ies), subject to satisfaction of certain conditions in the Mortgage Loan documents, including that: (i) the borrower has partially defeased the Mortgage Loan in an amount equal to the greater of (x) 135% of the allocated loan amount with respect to such individual Mortgaged Property(ies) and (y) the net sales proceeds applicable to such individual Mortgaged Property(ies); (ii) as of each of the release notice date and date of the consummation of the release, after giving effect to the release, the debt service coverage ratio (calculated without regard to the related mezzanine loan) of the remaining Mortgaged Properties is greater than the greater of (x) the debt service coverage ratio for all of the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable) and (y) 1.41x; (iii) as of each of the release notice date and date of the consummation of the release, after giving effect to the release, the debt yield (calculated without regard to the related mezzanine loan) of the remaining Mortgaged Properties is greater than the greater of (x) the debt yield for all of the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable) and (y) 9.5%; (iv) as of each of the release notice date and date of the consummation of the release, after giving effect to the release, the loan-to-value ratio (as calculated by updated appraisals for each of the Mortgaged Properties and without regard to the related mezzanine loan) with respect to the remaining Mortgaged Properties is equal to or less than the lesser of (x) 72.5% and (y) the loan-to-value ratio for all of the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable); (v) the borrower delivers of a Rating Agency Confirmation and (vi) the borrower delivers a REMIC opinion and confirmation that such release is permitted under REMIC requirements.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the Initial Pool Balance, the related borrower is permitted to obtain a release of an individual Mortgaged Property from the lien of the related mortgage after the second anniversary of the Closing Date, provided, among other requirements as described in the Mortgage Loan documents: (i) the related borrower defeases a portion of the Mortgage Loan in an amount equal to 115% of the allocated loan amount for the portion of the Mortgaged Property to be released; (ii) after giving effect to such release and partial defeasance, (a) the debt service coverage ratio (based on the trailing 12-month period and based upon the aggregate amount of debt service with respect to the Mortgage Loan and the related mezzanine loan) will not be less than the greater of (1) 1.13x and (2) the projected debt service coverage ratio as of the release notice date, and (b) the related loan-to-value ratio (based on the aggregate outstanding principal amount of the Mortgage Loan and the related mezzanine loan) will not be greater than 80.4%; (iii) delivery of a rating agency confirmation; and (iv) the related borrower delivers a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Stamford Plaza Portfolio, representing approximately 3.6% of the Initial Pool Balance, the related Mortgage Loan documents permit the borrowers to obtain the release of one or more Mortgaged Properties (except for the individual Mortgaged Properties identified on Annex A to this free writing prospectus as One Stamford Plaza and Two Stamford Plaza, which must be released together) in connection with the sale of such Mortgaged Property to a third party at any time after the second anniversary of the Closing Date, subject to certain conditions in the Mortgage Loan documents, including that (i) the borrower defeases the Mortgage Loan in an amount equal to the greater of 120% of the allocated loan amount or 90% of the net sale proceeds, (ii) as of each of the release notice date and date of the consummation of the release, after giving effect to the release, the debt service coverage ratio of the remaining Mortgaged Properties is greater than the greater of (x) the debt service coverage ratio for all of the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable) and (y) 1.38x, and (iii) as of each of the release notice date and date of the consummation of the release, after giving effect to the release, the loan-to-

value of the remaining properties is no greater than the lesser of (x) the loan-to-value ratio with respect to all of the individual Mortgaged Properties immediately prior to the release notice date or the consummation of the release (as applicable) and (y) 63.2%, (iv) the borrower delivers a Rating Agency Confirmation, and (v) the release otherwise complies with REMIC requirements.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Simply Self Storage – Ann Arbor & Kalamazoo Portfolio, representing approximately 1.4% of the Initial Pool Balance, the related mortgage loan documents permit the release of an individual property in connection with a partial defeasance subject to the satisfaction of certain conditions, including but not limited to (i) defeasance of the related Mortgage Loan in an amount equal to the greatest of (a) 125% of the allocated loan amount with respect to the released property, (b) an amount which would result, with respect to the remaining property after giving effect to the release, in the DSCR being not less than 1.40x, (c) an amount which would result, with respect to the remaining property after giving effect to the release, in the loan-to-value ratio being not greater than 75%, and (d) an amount which would result, with respect to the remaining property after giving effect to the release, in the debt yield being not less than 8.5% and (ii) satisfaction of the REMIC requirements.

Property Releases; Free Releases

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 13.1% of the Initial Pool Balance, the loan documents permit the partial release of (a) an air rights parcel and (b) certain portions of the concourse area immediately below such parcel, which may occur at any time without any partial defeasance or prepayment under certain circumstances if the release parcel is not subject to a lease or otherwise attributed value in the appraisal delivered to lender in connection with the origination of the Mortgage Loan, subject to satisfaction of certain conditions (as described under “—Property Releases; Partial Defeasance” above).

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the Initial Pool Balance, so long as no event of default is continuing, the related Mortgage Loan documents permit the borrower to release a certain parcel of land at the Mortgaged Properties leased to a ground lease tenant (the “Pinnacle Ground Lease Parcel”), subject to the satisfaction of certain conditions including the following: (a) the related borrower gives the lender not less than 30 days’ prior written notice specifying the date on which the Pinnacle Ground Lease Parcel will be conveyed to the tenant under the respective ground lease pursuant to the terms of such ground lease; (b) the delivery to the lender of: (i) an opinion of counsel or a certificate of an architect indicating that the Pinnacle Ground Lease Parcel has been legally subdivided from the remainder of the Mortgaged Properties and that the balance of the Mortgaged Properties separately conforms to and is in material compliance with all legal requirements and constitutes a tax lot separate from the rest of the Mortgaged Properties; (ii) a certificate from an architect or engineer to the effect that the related Pinnacle Ground Lease Parcel is not necessary (x) for the remainder of the Mortgaged Properties to comply with any applicable zoning, building, land use or parking or other legal requirements applicable to the remainder of the Mortgaged Properties, or (y) for the uses of the remainder of the Mortgaged Properties, including, without limitation, for access, driveways, parking, utilities, drainage flows or any other purpose (giving effect to any easements reserved over the Pinnacle Ground Lease Parcel for the benefit of the remainder of the Mortgaged Properties); (iii) payment of all expenses incurred in connection with the release of the Pinnacle Ground Lease Parcel including, without limitation, reasonable attorneys’ fees; and (iv) delivery of such other certificates, documents or instruments as the lender may reasonably request; and (c) either (1) the ratio of the unpaid principal balance of such Mortgage Loan to the value of the remaining property is equal to or less than 125% (as determined by the lender in its discretion by any commercially reasonable valuation method, but based solely on the value of real property and excluding personal property and going-concern value) or (2) unless the lender receives a REMIC opinion, the principal balance of such Mortgage Loan is paid down by the least of the following amounts: (A) an amount equal to the net proceeds or other compensation paid in connection with the release pursuant to an arm’s length transaction with an unrelated third party, (B) the fair market value of the Pinnacle Ground Lease Parcel at the time of release, or (C) an amount such that the ratio of the unpaid principal balance of the related Mortgage Loan to the value of the remaining property (as determined by the lender in its discretion by any commercially reasonable valuation method, but based solely on the value of real property and excluding personal property and going-concern value) does not increase after the release.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Front Gate Plaza, representing approximately 1.6% of the Initial Pool Balance, the Mortgage Loan documents permit the release of a certain portion of such Mortgaged Property currently leased to McDonald’s Corporation and the subject of a purchase and sale agreement between the related borrower and McDonald’s Corporation (the “Release Parcel”) subject to the satisfaction of certain conditions, including but not limited to (i)(a) the borrower’s payment of an amount such that the related securitization will not fail to maintain its status as a REMIC trust as a result of the release, together with any applicable interest shortfall and yield maintenance amount or (b) delivery of a REMIC opinion, (ii) satisfaction of the REMIC requirements, (iii) delivery of an endorsement to the title policy that contains, among other things, a confirmation of no change in priority of the lien of the Mortgage Loan with respect to the portion of the Mortgaged Property that does not include the Release Parcel or in the amount of the insurance of the coverage of such portion under the title policy and (iv) delivery of a Rating Agency Confirmation.

Escrows

Fifty-nine (59) Mortgage Loans, representing approximately 97.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifty-four (54) Mortgage Loans, representing approximately 93.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-eight (48) Mortgage Loans, representing approximately 69.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-seven (37) Mortgage Loans, representing approximately 70.5% of that portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this free writing prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this free writing prospectus. For certain additional information regarding the 20 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

The Loan Combinations

General

Each of the following Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more pari passu Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note and all of which are secured by the same Mortgages encumbering the same Mortgaged Property:

●	the Bank of America Plaza Mortgage Loan (evidenced by the non-controlling Note A-3-A) , which has an outstanding principal balance as of the Cut-off Date of $110,000,000 is (together with the Bank of

America Plaza Companion Loans), secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza (the “Bank of America Plaza Mortgaged Property”), and represents approximately 13.1% of the Initial Pool Balance; and the Bank of America Plaza Companion Loans which have an aggregate outstanding principal balance as of the Cut-off Date of $290,000,000. One (1) Bank of America Plaza Companion Loan (evidenced by the controlling Note A-1), with an outstanding principal balance as of the Cut-off Date of $150,000,000, was previously included in the WFRBS 2014-C22 Securitization, 1 Bank of America Plaza Companion Loan (evidenced by the non-controlling Note A-2), with an outstanding principal balance as of the Cut-off Date of $116,670,000, was previously included in the WFRBS 2014-C23 Securitization, and 1 Bank of America Plaza Companion Loan (evidenced by the non-controlling Note A-4), with an outstanding principal balance as of the Cut-off Date of $23,330,000, is currently held by CGMRC and is expected to be deposited in one or more future commercial mortgage securitizations.

●
the Fenley Office Portfolio Mortgage Loan, which has an outstanding principal balance as of the Cut-off Date of $60,000,000, is (together with the Fenley Office Portfolio Companion Loan) secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Fenley Office Portfolio (the “Fenley Office Portfolio Mortgaged Properties”), and represents approximately 7.1% of the Initial Pool Balance; and the Fenley Office Portfolio Companion Loan which has an outstanding principal balance as of the Cut-off Date of $46,000,000. The Fenley Office Portfolio Companion Loan is currently held by CGMRC and is expected to be included in one or more future commercial mortgage securitizations.

●
the Stamford Plaza Portfolio Mortgage Loan, which has an outstanding principal balance as of the Cut-off Date of $30,000,000, is (together with the Stamford Plaza Portfolio Companion Loans) secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Stamford Plaza Portfolio (the “Stamford Plaza Portfolio Mortgaged Properties”), and represents approximately 3.6% of the Initial Pool Balance; and the Stamford Plaza Portfolio Companion Loans which have an aggregate outstanding principal balance as of the Cut-off Date of $240,000,000. Two (2) Stamford Plaza Portfolio Companion Loans (evidenced by the controlling Note A-1 and the non-controlling Note A-2-A), with an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000, were previously included in the GSMS 2014-GC24 Securitization, and 1 Stamford Plaza Portfolio Companion Loan (evidenced by the non-controlling Note A-3), with an outstanding principal balance as of the Cut-off Date of $100,000,000, was previously included in the WFRBS 2014-C22 Securitization.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-collateralized and cross-defaulted. Each Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. Any related Companion Loan is not an asset of the Issuing Entity.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Loan Combination Summary
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement(1)(2)	Master Servicer	Special Servicer
Bank of America Plaza	$110,000,000	13.1%	$290,000,000	$400,000,000	WFRBS 2014-C22	Wells Fargo Bank, National Association	CWCapital Asset Management LLC

Fenley Office Portfolio	$60,000,000	7.1%	$46,000,000	$106,000,000	CGCMT 2014-GC25	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association

Stamford Plaza Portfolio	$30,000,000	3.6%	$240,000,000	$270,000,000	GSMS 2014-GC24	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC

(1)
The Bank of America Plaza Mortgage Loan will be serviced under the WFRBS 2014-C22 Pooling and Servicing Agreement, pursuant to which Wells Fargo Bank, National Association is the master servicer and CWCapital Asset Management LLC is the initial special servicer.

(2)
The Stamford Plaza Portfolio Mortgage Loan will be serviced under the GSMS 2014-GC24 Pooling and Servicing Agreement, pursuant to which Midland Loan Services, a Division of PNC Bank, National Association is the master servicer and LNR Partners, LLC is the initial special servicer.

In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things, (i) one of the holders will be the “controlling note holder” (the “Controlling Holder”) entitled to (a) approve or direct material servicing decisions involving the related Loan Combination, and (b) replace the applicable special servicer with respect to such Loan Combination with or without cause; (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated on a pro rata basis to the holders of the subject Mortgage Loan and the related Companion Loan, in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. For more information regarding each Loan Combination, see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus. Also, see “Structural and Collateral Term Sheet—Bank of America Plaza”, “—Fenley Office Portfolio” and “—Stamford Plaza Portfolio” in Annex B to this free writing prospectus.

The Bank of America Plaza Loan Combination

Servicing of the Bank of America Plaza Loan Combination

The Bank of America Plaza Loan Combination and any related REO Property will be serviced and administered by the master servicer of the WFRBS 2014-C22 Securitization (in such capacity, the “WFRBS 2014-C22 Servicer”) and, if necessary, the special servicer of the WFRBS 2014-C22 Securitization (in such capacity, the “WFRBS 2014-C22 Special Servicer”), pursuant to the WFRBS 2014-C22 Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Bank of America Plaza Mortgage Loan” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Bank of America Plaza Loan Combination, the servicing standard set forth in the WFRBS 2014-C22 Pooling and Servicing Agreement will require the WFRBS 2014-C22 Servicer and the WFRBS 2014-C22 Special Servicer to take into account the interests of the Certificateholders and the holders of the Bank of America Plaza Companion Loans as a collective whole.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of (i) the Issuing Entity as holder of the Bank of America Plaza Mortgage Loan and (ii) the holders of the Bank of America Plaza Companion Loans with respect to distributions of funds received in respect of the Bank of America Plaza Loan Combination, and provides, in general, that:

●
the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Bank of America Plaza Loan Combination or the related Mortgaged Property will be applied to the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the WFRBS 2014-C22 Servicer, the WFRBS 2014-C22 Special Servicer and the operating advisor, certificate administrator (the “WFRBS 2014-C22 Certificate Administrator”) and trustee (the “WFRBS 2014-C22 Trustee”) for the WFRBS 2014-C22 Securitization in accordance with the terms of the related Co-Lender Agreement and the WFRBS 2014-C22 Pooling and Servicing Agreement; and

●
expenses, losses and shortfalls relating to the Bank of America Plaza Loan Combination will be allocated, on a pro rata and pari passu basis, to the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Bank of America Plaza Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Bank of America Plaza Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Bank of America Plaza Companion Loans.

Certain costs and expenses (such as a pro rata share of a servicing advance) allocable to the Bank of America Plaza Mortgage Loan may be paid or reimbursed out of payments and other collections on the WFRBS 2014-C22 Securitization, subject to the WFRBS 2014-C22 issuing entity’s right to reimbursement from future payments and other collections on the Bank of America Plaza Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Bank of America Plaza Loan Combination, as of any date of determination, will be the WFRBS 2014-C22 Trustee as holder of the controlling Bank of America Plaza Companion Loan; provided, that, during a subordinate control period under the WFRBS 2014-C22 Pooling and Servicing Agreement, the subordinate class representative of the WFRBS 2014-C22 Securitization (the “WFRBS 2014-C22 Subordinate Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Bank of America Plaza Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the WFRBS 2014-C22 Subordinate Class Representative will be entitled to exercise all of the rights of the subordinate class representative set forth under the WFRBS 2014-C22 Pooling and Servicing Agreement with respect to the Bank of America Plaza Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Bank of America Plaza Loan Combination will require the approval of the WFRBS 2014-C22 Subordinate Class Representative. Pursuant to the terms of the WFRBS 2014-C22 Pooling and Servicing Agreement, the WFRBS 2014-C22 Subordinate Class Representative will have the same consent and/or consultation rights with respect to the Bank of America Plaza Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the WFRBS 2014-C22 Securitization.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity as the holder of the Bank of America Plaza Mortgage Loan (or its representative which, until a Control Termination Event occurs, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the WFRBS 2014-C22 Servicer or the WFRBS 2014-C22 Special Servicer, as applicable, is required to provide to the WFRBS 2014-C22 Subordinate Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the WFRBS 2014-C22 Subordinate Class Representative under the WFRBS 2014-C22 Pooling and Servicing Agreement without regard to the occurrence of a control termination event or consultation termination event under the WFRBS 2014-C22 Pooling and Servicing Agreement) with respect to any Major Decisions (as defined under the related Co-Lender Agreement) to be taken with respect to the Bank of America Plaza Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Bank of America Plaza Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions (as defined under the related Co-Lender Agreement) to be taken with respect to the Bank of America Plaza Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Bank of America Plaza Loan Combination. The consultation right of the Issuing Entity as holder of the Bank of America Plaza Mortgage Loan (or its representative) will expire 10 business days (or, in connection with a leasing matter, 5 business days, or in connection with an acceptable insurance default under the related Co-Lender Agreement, 30 business days) following the delivery of notice and information relating to the matter subject to consultation whether or not the holder of the Bank of America Plaza Mortgage Loan (or its representative) has responded within such period; provided, that if the WFRBS 2014-C22 Servicer (or the WFRBS 2014-C22 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period (or, in connection with a leasing matter, 5 business-day consultation period, or in connection with an acceptable insurance default under the related Co-Lender Agreement, 30 business-day consultation period) will be deemed to begin anew. Notwithstanding the holder of the Bank of America Plaza Mortgage Loan’s (or its representative’s) consultation rights described above, the WFRBS 2014-C22 Servicer or the WFRBS 2014-C22 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period (or, in connection with a leasing matter, 5 business-day period, or in connection with an acceptable insurance default under the related Co-Lender Agreement, 30 business-day period) if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Bank of America Plaza Loan Combination. Neither the WFRBS 2014-C22 Servicer nor the WFRBS 2014-C22 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity as holder of the Bank of America Plaza Mortgage Loan (or its representative).

In addition to the consultation rights of the Issuing Entity (as the holder of the Bank of America Plaza Mortgage Loan) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the WFRBS 2014-C22 Servicer or the WFRBS 2014-C22 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the WFRBS 2014-C22 Servicer or the WFRBS 2014-C22 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Bank of America Plaza Loan Combination.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Bank of America Plaza Loan Combination shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans by the amount necessary to reimburse the WFRBS 2014-C22 Servicer, the WFRBS 2014-C22 Trustee or the WFRBS 2014-C22 Special Servicer for any interest accrued on any servicing advances and reimbursement of any servicing advances in accordance with the terms of the WFRBS 2014-C22 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans by the amount necessary to pay the WFRBS 2014-C22 Servicer and the WFRBS 2014-C22 Trustee, the Master Servicer and the Trustee, and the master servicer and the trustee under the WFRBS 2014-C23 Securitization, and the master servicer and the trustee for the securitization of any other Bank of America Plaza Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the documents governing the servicing of the subject Bank of America Plaza Companion Loan) made with respect to such loan by such party (if and as specified in the WFRBS 2014-C22 Pooling and Servicing Agreement, the Pooling and Servicing Agreement, the pooling and servicing agreement governing the WFRBS 2014-C23 Securitization or the documents governing the securitization of any other Bank of America Plaza Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Bank of America Plaza Loan Combination (as specified in the WFRBS 2014-C22 Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Bank of America Plaza Mortgage Loan and the Bank of America Plaza

Companion Loans which have been included in the WFRBS 2014-C22 Securitization and the WFRBS 2014-C23 Securitization, be paid to the WFRBS 2014-C22 Servicer and/or the WFRBS 2014-C22 Special Servicer as additional servicing compensation as provided in the WFRBS 2014-C22 Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the remaining Bank of America Plaza Companion Loan (evidenced by the non-controlling Note A-4), be paid, (x) prior to the securitization of such Bank of America Plaza Companion Loan, to the related Companion Loan Holder and (y) following the securitization of such Bank of America Plaza Companion Loan, to the WFRBS 2014-C22 Servicer and/or the WFRBS 2014-C22 Special Servicer as additional servicing compensation as provided in the WFRBS 2014-C22 Pooling and Servicing Agreement.

Sale of Defaulted Bank of America Plaza Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Bank of America Plaza Loan Combination becomes a defaulted mortgage loan, and if the WFRBS 2014-C22 Special Servicer determines to sell the Bank of America Plaza Companion Loan that has become a defaulted mortgage loan in accordance with the WFRBS 2014-C22 Pooling and Servicing Agreement, then the WFRBS 2014-C22 Special Servicer will be required to sell the Bank of America Plaza Mortgage Loan together with the Bank of America Plaza Companion Loans as one whole loan in accordance with the procedures set forth under the WFRBS 2014-C22 Pooling and Servicing Agreement.

Notwithstanding the foregoing, the WFRBS 2014-C22 Special Servicer will not be permitted to sell the Bank of America Plaza Loan Combination if it becomes a defaulted mortgage loan without the written consent of the holders of the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans evidenced by the non-controlling Notes A-3 and A-4 (or their respective representatives) unless the WFRBS 2014-C22 Special Servicer has delivered to such holders (or their respective representatives): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Bank of America Plaza Loan Combination; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the WFRBS 2014-C22 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Bank of America Plaza Loan Combination, and any documents in the servicing file requested by the Controlling Class Representative; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the WFRBS 2014-C22 Subordinate Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the WFRBS 2014-C22 Servicer or the WFRBS 2014-C22 Special Servicer in connection with the proposed sale; provided, that the holders of the Bank of America Plaza Mortgage Loan and the Bank of America Plaza Companion Loans evidenced by the non-controlling Notes A-3 and A-4 (or their respective representatives) may waive any of the delivery or timing requirements set forth in this sentence. The Issuing Entity as holder of the Bank of America Plaza Mortgage Loan (or its representative) will be permitted to bid at any sale of the Bank of America Plaza Loan Combination.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the WFRBS 2014-C22 Pooling and Servicing Agreement, the controlling note holder representative with respect to the Bank of America Plaza Loan Combination (which, as of any date of determination, will be the WFRBS 2014-C22 Trustee as holder of the controlling Bank of America Plaza Companion Loan, or its representative) will have the right at any time and from time to time, with or without cause, to replace the special servicer then acting with respect to the Bank of America Plaza Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity as holder of the Bank of America Plaza Mortgage Loan (or its representative) or any holder of a Bank of America Plaza Companion Loan evidenced by non-controlling Note A-3 or A-4 (or its representative). The right of the WFRBS 2014-C22 Trustee described in the preceding sentence will be exercised by the WFRBS 2014-C22 Subordinate Class Representative, as representative of the majority subordinate certificateholder for the WFRBS 2014-C22 Securitization (during any subordinate control period under the WFRBS 2014-C22 Pooling and Servicing Agreement). The applicable WFRBS 2014-C22 certificateholders with the requisite percentage of voting rights (during any collective consultation period or senior consultation period under the WFRBS 2014-C22 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the special servicer then acting with respect to the Bank of America Plaza Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Bank of America Plaza Mortgage Loan (or its representative).

The Fenley Office Portfolio Loan Combination

Servicing of the Fenley Office Portfolio Loan Combination

The Fenley Office Portfolio Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Fenley Office Portfolio Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Fenley Office Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this free writing prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the Fenley Office Portfolio Companion Loan as set forth in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Fenley Office Portfolio Mortgage Loan and the holder of the Fenley Office Portfolio Companion Loan with respect to distributions of funds received in respect of the Fenley Office Portfolio Loan Combination, and provides, in general, that:

●
the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Fenley Office Portfolio Loan Combination or the related Mortgaged Property will be applied to the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

●
expenses, losses and shortfalls relating to the Fenley Office Portfolio Loan Combination will be allocated, on a pro rata and pari passu basis, to the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Fenley Office Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Fenley Office Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Fenley Office Portfolio Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Fenley Office Portfolio Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Fenley Office Portfolio Companion Loan or from general collections with respect to the securitization of the Fenley Office Portfolio Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Fenley Office Portfolio Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Mortgage Loan; provided, that, unless a Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Fenley Office

Portfolio Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” with respect to the Fenley Office Portfolio Loan Combination and the implementation of any recommended actions outlined in an asset status report with respect to the Fenley Office Portfolio Loan Combination will require the approval of the Controlling Class Representative as and to the extent described herein under “The Pooling and Servicing Agreement—Asset Status Reports”. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Fenley Office Portfolio Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative which, at any time the Fenley Office Portfolio Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the Fenley Office Portfolio Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions (as defined under “The Pooling and Servicing Agreement—Directing Holder”) to be taken with respect to the Fenley Office Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Fenley Office Portfolio Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Fenley Office Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Fenley Office Portfolio Loan Combination. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Fenley Office Portfolio Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative, including, if the Fenley Office Portfolio Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action based on advice or consultation provided by the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the Fenley Office Portfolio Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders or the Servicing Standard.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Fenley Office Portfolio Loan Combination.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Fenley Office Portfolio Loan Combination shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Fenley Office Portfolio Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the servicing of the Fenley Office Portfolio Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the servicing of the Fenley Office Portfolio Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Fenley Office Portfolio Mortgage Loan and the Fenley Office Portfolio Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Fenley Office Portfolio Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Fenley Office Portfolio Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Fenley Office Portfolio Companion Loan, be paid, (x) prior to the securitization of the Fenley Office Portfolio Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the Fenley Office Portfolio Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Fenley Office Portfolio Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Fenley Office Portfolio Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Fenley Office Portfolio Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Fenley Office Portfolio Companion Loan together with the Fenley Office Portfolio Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Fenley Office Portfolio Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Fenley Office Portfolio Loan Combination; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Fenley Office Portfolio Loan Combination, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the Fenley Office Portfolio Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The related Companion Loan Holder (or its representative) will be permitted to bid at any sale of the Fenley Office Portfolio Loan Combination.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Fenley Office Portfolio Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Fenley Office Portfolio Mortgage Loan, or its representative) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Fenley Office Portfolio Loan Combination and appoint a replacement Special Servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). The Controlling Class Representative, as representative of the directing holder (prior to a Control Termination Event), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Fenley Office Portfolio Loan Combination and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

The Stamford Plaza Portfolio Loan Combination

Servicing of the Stamford Plaza Portfolio Loan Combination

The Stamford Plaza Portfolio Loan Combination and any related REO Property will be serviced and administered by the master servicer of the GSMS 2014-GC24 Securitization (the “GSMS 2014-GC24 Servicer”) and, if necessary, the special servicer of the GSMS 2014-GC24 Securitization (the “GSMS 2014-GC24 Special Servicer”), pursuant to the GSMS 2014-GC24 Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Stamford Plaza Portfolio Mortgage Loan” in this free writing prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Stamford Plaza Portfolio Loan Combination, the servicing standard set forth in the GSMS 2014-GC24 Pooling and Servicing Agreement will require the GSMS 2014-GC24 Servicer and the GSMS 2014-GC24 Special Servicer to take into account the interests of the Certificateholders and the holders of the Stamford Plaza Portfolio Companion Loan as a collective whole.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of (i) the Issuing Entity as holder of the Stamford Plaza Portfolio Mortgage Loan and (ii) the holders of the Stamford Plaza Portfolio Companion Loans with respect to distributions of funds received in respect of the Stamford Plaza Portfolio Loan Combination, and provides, in general, that:

●
the Stamford Plaza Portfolio Mortgage Loan and the Stamford Plaza Portfolio Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Stamford Plaza Portfolio Loan Combination or the related Mortgaged Property will be applied to the Stamford Plaza Portfolio Mortgage Loan and the Stamford Plaza Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2014-GC24 Servicer, the GSMS 2014-GC24 Special Servicer and the operating advisor, certificate administrator (the “GSMS 2014-GC24 Certificate Administrator”) and trustee (the “GSMS 2014-GC24 Trustee”) for the GSMS 2014-GC24 Securitization) in accordance with the terms of the related Co-Lender Agreement and the GSMS 2014-GC24 Pooling and Servicing Agreement; and

●
expenses, losses and shortfalls relating to the Stamford Plaza Portfolio Loan Combination will be allocated, on a pro rata and pari passu basis, to the Stamford Plaza Portfolio Mortgage Loan and the Stamford Plaza Portfolio Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Stamford Plaza Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Stamford Plaza Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the Stamford Plaza Portfolio Companion Loans.

Certain costs and expenses (such as a pro rata share of a property advance) allocable to the Stamford Plaza Portfolio Mortgage Loan may be paid or reimbursed out of payments and other collections on the GSMS 2014-GC24 Securitization, subject to the GSMS 2014-GC24 issuing entity’s right to reimbursement from future payments and other collections on the Stamford Plaza Portfolio Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Stamford Plaza Portfolio Loan Combination, as of any date of determination, will be the GSMS 2014-GC24 Trustee as holder of the controlling Stamford Plaza Portfolio Companion Loan; provided, that, unless a Control Termination Event under the GSMS 2014-GC24 Pooling and Servicing Agreement exists, the controlling class representative of the GSMS 2014-GC24 Securitization (the “GSMS 2014-GC24 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Stamford Plaza Portfolio Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the GSMS 2014-GC24 Controlling Class Representative will be entitled to exercise all of the rights of the controlling class representative set forth under the GSMS 2014-GC24 Pooling and Servicing Agreement with respect to the Stamford Plaza Portfolio Loan Combination unless a Control Termination Event exists, and the implementation of any recommended actions outlined in an asset status report with respect to the Stamford Plaza Portfolio Loan Combination will require the approval of the GSMS 2014-GC24 Controlling Class Representative. Pursuant to the terms of the GSMS 2014-GC24 Pooling and Servicing Agreement, the GSMS 2014-GC24 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Stamford Plaza Portfolio Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2014-GC24 Securitization.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity as the holder of the Stamford Plaza Portfolio Mortgage Loan (or its representative which, until a Control Termination Event occurs, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2014-GC24 Servicer or the GSMS 2014-GC24 Special Servicer, as applicable, is required to provide to the GSMS 2014-GC24 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2014-GC24 Controlling Class Representative under the GSMS 2014-GC24 Pooling and Servicing Agreement without regard to the occurrence of a control termination event or consultation termination event under the GSMS 2014-GC24 Pooling and Servicing Agreement) with respect to any Major Decisions (as defined under the GSMS 2014-GC24 Pooling and Servicing Agreement) to be taken with respect to the Stamford Plaza Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Stamford Plaza Portfolio Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions (as defined under the GSMS 2014-GC24 Pooling and Servicing Agreement) to be taken with respect to the Stamford Plaza Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Stamford Plaza Portfolio Loan Combination. The consultation right of the Issuing Entity as holder of the Stamford Plaza Portfolio Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of all notices, information and reports required to be provided to or requested by the Controlling Class Representative relating to the matter subject to consultation whether or not the holder of the Stamford Plaza Portfolio Mortgage Loan (or its representative) has responded within such period; provided, that if the GSMS 2014-GC24 Servicer (or the GSMS 2014-GC24 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the holder of the Stamford Plaza Portfolio Mortgage Loan’s (or its representative’s) consultation rights described above, the GSMS 2014-GC24 Servicer or the GSMS 2014-GC24 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Stamford Plaza Portfolio Loan Combination. Neither the GSMS 2014-GC24 Servicer nor the GSMS 2014-GC24 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity as holder of the Stamford Plaza Portfolio Mortgage Loan (or its representative).

The GSMS 2014-GC24 Special Servicer may not follow any advice, direction or consultation provided by the Issuing Entity as holder of the Stamford Plaza Portfolio Mortgage Loan (or its representative) that would require or cause the GSMS 2014-GC24 Special Servicer to violate any applicable law, be inconsistent with the Servicing

Standard, require or cause the GSMS 2014-GC24 Special Servicer to violate provisions of the GSMS 2014-GC24 Pooling and Servicing Agreement or any Co-Lender Agreement, require or cause the GSMS 2014-GC24 Special Servicer to violate the terms of the Stamford Plaza Portfolio Loan Combination, expose any GSMS 2014-GC24 certificateholder or any party to the GSMS 2014-GC24 Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, violate the REMIC provisions or materially expand the scope of the GSMS 2014-GC24 Special Servicer’s responsibilities under the GSMS 2014-GC24 Pooling and Servicing Agreement or the related Co-Lender Agreement.

In addition to the consultation rights of the Issuing Entity (as the holder of the Stamford Plaza Portfolio Mortgage Loan) described above, pursuant to the terms of the related Co-Lender Agreement, prior to the occurrence and continuance of a control termination event or similar event with respect to the “controlling class” under the GSMS 2014-GC24 Pooling and Servicing Agreement, the Issuing Entity (or its representative) will have the right to conference calls with the GSMS 2014-GC24 Servicer or the GSMS 2014-GC24 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2014-GC24 Servicer or the GSMS 2014-GC24 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Stamford Plaza Portfolio Loan Combination and related Mortgaged Property.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Stamford Plaza Portfolio Loan Combination shall first, be used to pay the GSMS 2014-GC24 Servicer, the GSMS 2014-GC24 Trustee or the GSMS 2014-GC24 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances, second, be used to pay the parties to the Pooling and Servicing Agreement, the WFRBS 2014-C22 Securitization and the GSMS 2014-GC24 Securitization, for any interest accrued on any P&I advance, third, be used to pay certain other expenses incurred with respect to the Stamford Plaza Portfolio Loan Combination and, finally, be paid to the GSMS 2014-GC24 Servicer and/or the GSMS 2014-GC24 Special Servicer as additional servicing compensation.

Sale of Defaulted Stamford Plaza Portfolio Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Stamford Plaza Portfolio Loan Combination becomes a defaulted mortgage loan, and if the GSMS 2014-GC24 Special Servicer determines to sell the Stamford Plaza Portfolio Companion Loan that has become a defaulted mortgage loan in accordance with the GSMS 2014-GC24 Pooling and Servicing Agreement, then the GSMS 2014-GC24 Special Servicer will be required to sell the Stamford Plaza Portfolio Mortgage Loan together with the Stamford Plaza Portfolio Companion Loans as one whole loan in accordance with the procedures set forth under the GSMS 2014-GC24 Pooling and Servicing Agreement. In connection with any such sale, the GSMS 2014-GC24 Special Servicer will be required to provide notice to the Issuing Entity as holder of the Stamford Plaza Portfolio Mortgage Loan (or its representative) of the planned sale and of the Issuing Entity’s opportunity to bid on such Stamford Plaza Portfolio Loan Combination.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the GSMS 2014-GC24 Pooling and Servicing Agreement, the directing holder with respect to the Stamford Plaza Portfolio Loan Combination (which, as of any date of determination, will be the GSMS 2014-GC24 Trustee as holder of the controlling Stamford Plaza Portfolio Companion Loan, or its representative) will have the right to replace the special servicer then acting with respect to the Stamford Plaza Portfolio Loan Combination for cause at any time and without cause and appoint a replacement special servicer (that is required to be a “qualified servicer” as defined in the Stamford Plaza Portfolio Co-Lender Agreement) without the consent of the holder of the Stamford Plaza Portfolio Mortgage Loan (or its representative). The right of the GSMS 2014-GC24 Trustee described in the preceding sentence will be exercised by the GSMS 2014-GC24 Controlling Class Representative (prior to a control termination event under the GSMS 2014-GC24 Pooling and Servicing Agreement), provided that, for so long as Class F or Class G certificates of the GSMS 2014-GC24 Securitization constitute the controlling class with respect to such securitization, such right may only be exercised if either (i) LNR Partners, LLC or its affiliate is no longer the GSMS 2014-GC24 Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of such then-controlling class of GSMS 2014-GC24 certificates. Any such replacement of the Special Servicer will be subject to the delivery of a Rating Agency Confirmation under the Pooling and Servicing Agreement.

Significant Obligor

The Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, securing a Mortgage Loan that represents approximately 13.1% of the Initial Pool Balance, is a “significant obligor” as such term is used in Items 1101 and 1112 of Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to this offering. See “Structural and Collateral Term Sheet—Bank of America Plaza” in Annex B to this free writing prospectus.

Representations and Warranties

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this free writing prospectus, subject to the exceptions set forth on Annex E-2 to this free writing prospectus. Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated as of October 1, 2014 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this free writing prospectus.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of SMF I, also against SMC, as guarantor of the repurchase and substitution obligations of SMF I) as described under “—Cures, Repurchases and Substitutions” below. SMC will guarantee the repurchase and substitution obligations of SMF I under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or, in the case of SMF I, SMC, as guarantor of the repurchase and substitution obligations of SMF I) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached. See “Risk Factors—Sponsors May Not Be Able to Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Trustee or to a document custodian on behalf of the Trustee, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”): (i)(A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) for each Serviced Companion Loan, a copy of the executed promissory note for such Serviced Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement, if any; (xi) an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any; (xii) an original or copy of the related lockbox agreement or cash management agreement, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage); (xv) if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee; (xvi) in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof. Notwithstanding anything to the contrary contained in this free writing prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of the mortgage file related to the applicable Outside Serviced Companion Loan delivered under the Outside Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this free writing prospectus, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of—

(i)	the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)
all outstanding interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan pursuant to the related Mortgage Loan documents through the due date in the collection period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)	all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)
to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)
if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

With respect to the SMF I Mortgage Loans, SMC, an originator and a parent of SMF I, will be guaranteeing the repurchase obligations of SMF I under the related Mortgage Loan Purchase Agreement in the event SMF I fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage”.

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage”. Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is three years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates or Trust Component having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be (or, in the case of a Material Breach or Material Document Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), 90 days from any party discovering such Material Breach or Material Document Defect, provided that if such discovery is made by a party other than the Sponsor, the Sponsor receives timely notice thereof). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2014-GC25 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of an SMF I Mortgage Loan, SMC, as guarantor of the repurchase and substitution obligations of SMF I) defaults on its obligations to do so. We cannot assure you that the applicable Sponsor (or, in the case of an SMF I Mortgage Loan, SMC, as guarantor of the repurchase and substitution obligations of SMF I) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in October 2047.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Citigroup Global Markets Realty Corp., Starwood Mortgage Funding I LLC, MC-Five Mile Commercial Mortgage Finance LLC and Goldman Sachs Mortgage Company are the sponsors of this commercial mortgage securitization transaction and, accordingly, are referred to as the “Sponsors” in this free writing prospectus.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its facsimile number is (212) 723-8604. CGMRC is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion and $4.75 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General. In connection with the preparation of this free writing prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination or acquisition of the CGMRC Mortgage Loans, including:

●	certain information from the CGMRC Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting or acquisition process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this free writing prospectus (particularly in Annexes A, B and C to this free writing prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this free writing prospectus regarding the CGMRC Mortgage Loans. These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this free writing prospectus.

Legal Review. CGMRC also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this free writing prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CGMRC Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●
whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●
whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●
whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●
whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

●
a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●
whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g. dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●
a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●
whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this free writing prospectus and requested that origination counsel identify exceptions to such representations and warranties. CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus. In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this free writing prospectus. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this free writing prospectus, such as property release provisions and other provisions specifically disclosed in this free writing prospectus.

Certain Updates. Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next 10 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this free writing prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this free writing prospectus is accurate in all material respects. CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citigroup Global Markets Realty Corp. and RAIT Funding, LLC—Exceptions to Underwriting Criteria” in this free writing prospectus. CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2014. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including July 1, 2011 to and including June 30, 2014, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Starwood Mortgage Funding I LLC

General

Starwood Mortgage Funding I LLC (“SMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of SMC (together with its subsidiaries, including SMF I, and SPT CA, “Starwood”). SMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this free writing prospectus. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California, and New York, New York.

Goldman Sachs Bank USA, an affiliate of GSMC, provides warehouse financing to an affiliate of SMF I through a repurchase facility. All of the Mortgage Loans that SMF I will transfer to the Depositor are subject to that repurchase facility. Proceeds received by SMF I in connection with the contribution of the SMF I Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Starwood’s Securitization Program

This is the twenty-fifth commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $3.38 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF I Mortgage Loans

Overview. SMF I has conducted a review of the SMF I Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the SMF I Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF I Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF I Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF I Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF I Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF I Data Tape”) containing detailed information regarding each SMF I Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF I Data Tape was used to provide the numerical information regarding the SMF I Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. SMF I engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by SMF I, relating to information in this free writing prospectus regarding the SMF I Mortgage Loans. These procedures included:

•	comparing the information in the SMF I Data Tape against various source documents provided by SMF I that are described above under “—Database”;

•	comparing numerical information regarding the SMF I Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the SMF I Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the SMF I Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF I Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each SMF I Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF I Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF I Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF I Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a Due Diligence Questionnaire relating to the SMF I Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF I Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Multi-State Retail Portfolio,” “—Davis Springs,” “—Simply Self Storage – Ann Arbor & Kalamazoo Portfolio” and “—Amberly Village Townhomes” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF I Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF I Mortgage Loans to determine whether any SMF I Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC and SPT CA Fundings, LLC” below. See “—The Originators—Starwood Mortgage Capital LLC and SPT CA Fundings, LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF I Mortgage Loans in this free writing prospectus is accurate in all material respects. Starwood also determined that the SMF I Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS 15G on January 21, 2014. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

MC-Five Mile Commercial Mortgage Finance LLC

General

MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) is a Sponsor with respect to, and a seller of certain mortgage loans (the “MC-Five Mile Mortgage Loans”) into, the securitization described in this free writing prospectus. MC-Five Mile is a limited liability company organized under the laws of the State of Delaware.

MC-Five Mile is a privately held company that commenced operations in July 2012. MC-Five Mile was formed for the purpose of acquiring, originating, syndicating and securitizing commercial and multi-family real estate related debt. The executive offices of MC-Five Mile are located at 1330 Avenue of the Americas, New York, New York 10019.

Goldman Sachs Bank USA, an affiliate of GSMC, provides warehouse financing to an affiliate of MC-Five Mile through a repurchase facility. All of the Mortgage Loans that MC-Five Mile will transfer to the Depositor are subject to that repurchase facility. Proceeds received by MC-Five Mile in connection with the contribution of the MC-Five Mile Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

MC-Five Mile Commercial Mortgage Finance LLC’s Commercial Mortgage Securitization Program

MC-Five Mile underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, MC-Five Mile sells fixed rate first mortgage loans it originates through commercial mortgage-backed securitizations. This is MC-Five Mile’s eleventh securitization. In its prior securitizations, MC-Five Mile securitized mortgage loans with an aggregate principal balance of approximately $1.48 billion as of the cut-off date for such securitizations. MC-Five Mile was formed on July 12, 2012 and through various entities, is a 50%/50% joint venture between MC Asset Management Holdings, LLC (a wholly owned subsidiary of Mitsubishi Corporation) and Five Mile Capital Partners LLC.

Five Mile Capital Partners LLC was established in 2003 and has over $2 billion of assets under management. Five Mile Capital Partners LLC specializes in investment opportunities in commercial real estate, debt products, structured finance, asset-based lending and financial services private equity. MC Asset Management Holdings, LLC is an alternative asset management firm that provides alternative investment products to global institutional investors. MC Asset Management Holdings, LLC is a subsidiary of Mitsubishi Corporation.

The commercial mortgage loans originated or acquired by MC-Five Mile are fixed rate loans and include both smaller “conduit” loans and large loans. MC-Five Mile primarily originates loans secured by retail, office, multifamily, hospitality, industrial and manufactured housing properties, but also can originate loans secured by self-storage properties, theaters, land subject to a ground lease and mixed use properties.

As a sponsor, MC-Five Mile originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with other underwriters, MC-Five Mile works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. MC-Five Mile acts as sponsor, originator or loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither MC-Five Mile nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, MC-Five Mile sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Certain Affiliations and Certain Relationships” in this free writing prospectus.

Review of MC-Five Mile Commercial Mortgage Finance LLC’s Mortgage Loans

Overview. MC-Five Mile conducted a review of the MC-Five Mile Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the MC-Five Mile Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of MC-Five Mile or one of its affiliates (the “MC-Five Mile Deal Team”). The review procedures described below were employed with respect to all of the MC-Five Mile Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the MC-Five Mile Deal Team created a database of loan level and property-level information relating to each MC-Five Mile Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, if applicable, insurance policies or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by MC-Five Mile during the underwriting process. After origination of each MC-Five Mile Mortgage Loan, the MC-Five Mile Deal Team updated the information in the database with respect to the MC-Five Mile Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the MC-Five Mile Deal Team.

A data tape (the “MC-Five Mile Data Tape”) containing detailed information regarding each MC-Five Mile Mortgage Loan was created from the information in the database referred to in the prior paragraph. The MC-Five Mile Data Tape was used by the MC-Five Mile Deal Team to provide certain numerical information regarding the MC-Five Mile Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. MC-Five Mile engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by MC-Five Mile, relating to information in this free writing prospectus regarding the MC-Five Mile Mortgage Loans. These procedures included:

•	comparing certain information in the MC-Five Mile Data Tape against various source documents provided by MC-Five Mile that are described above under “—Database”;

•	comparing numerical information regarding the MC-Five Mile Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the MC-Five Mile Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the MC-Five Mile Mortgage Loans disclosed in this free writing prospectus.

Legal Review. MC-Five Mile engaged various law firms to conduct certain legal reviews of the MC-Five Mile Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each MC-Five Mile Mortgage Loan, origination counsel assisted in the preparation of certain due diligence questionnaires designed to identify material deviations from MC-Five Mile’s standard form loan documents. In addition, origination counsel for each MC-Five Mile Mortgage Loan reviewed MC-Five Mile’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the MC-Five Mile Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain MC-Five Mile Mortgage Loans marked against the standard form document, (ii) a review of a Due Diligence Questionnaire completed by the MC-Five Mile Deal Team and (iii) the review of certain loan documents with respect to the MC-Five Mile Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each MC-Five Mile Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Other Review Procedures. With respect to any material pending litigation that existed at the origination of any MC-Five Mile Mortgage Loan, MC-Five Mile requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If MC-Five Mile became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a MC-Five Mile Mortgage Loan, MC-Five Mile obtained information on the status of the Mortgaged Property from the related borrower to confirm that no material damage to the Mortgaged Property had occurred, or in the event that any such damage had occurred, that the Mortgaged Property was in adequate physical condition (based on a report prepared by an independent licensed engineer or architect).

The MC-Five Mile Deal Team, with the assistance of counsel engaged in connection with this securitization transaction, also reviewed the MC-Five Mile Mortgage Loans to determine whether any MC-Five Mile Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC” below. See “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, MC-Five Mile determined that the disclosure regarding the MC-Five Mile Mortgage Loans in this free writing prospectus is accurate in all material respects. MC-Five Mile also determined that the MC-Five Mile Mortgage Loans were originated in accordance with MC-Five Mile’s origination procedures and underwriting criteria. MC-Five Mile attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

MC-Five Mile has no history as a securitizer prior to February 2013. MC-Five Mile most recently filed a Form ABS-15G on February 12, 2014. MC-Five Mile’s Central Index Key Number is 001576832. MC-Five Mile has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor. GSMC is a New York limited partnership. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA. GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of GS Commercial Real Estate LP, an Originator, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed- and floating-rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2013, GSMC originated or acquired approximately 2,200 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $72.9 billion. As of December 31, 2013, GSMC had acted as a sponsor and mortgage loan seller on 84 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion and $6.586 billion of commercial loans in public and private offerings in calendar years 2011, 2012 and 2013, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. GSMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this free writing prospectus regarding the GSMC Mortgage Loans. These procedures included:

•	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

•	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GSMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—Heritage Apartments”, “—Eastport Plaza”, “—

Centurion Industrial Portfolio”, “—Walgreens & Petco”, and “—Mustang Ranch” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents. The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this free writing prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on August 14, 2014. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2011 to and including June 30, 2014, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)      the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo for the servicing of the Mortgage Loans, over

(b)      the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this free writing prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-6000.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, an affiliate of Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent, and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See “Transaction Participants—The Depositor” in the prospectus.

The Originators

Citigroup Global Markets Realty Corp., RAIT Funding, LLC, Starwood Mortgage Capital LLC, SPT CA Fundings, LLC, MC-Five Mile Commercial Mortgage Finance LLC, Goldman Sachs Mortgage Company and GS Commercial Real Estate LP are referred to in this free writing prospectus as the “Originators”. In addition, the Bank of America Plaza Loan Combination was co-originated by CGMRC and Wells Fargo Bank, National Association and the Stamford Plaza Portfolio Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and The Royal Bank of Scotland plc.

The information set forth in this free writing prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

Citigroup Global Markets Realty Corp. and RAIT Funding, LLC

Overview. CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. The RAIT Mortgage Loans, while originated by RAIT, were re-underwritten by CGMRC in accordance with the underwriting criteria described below prior to CGMRC’s purchase of those Mortgage Loans from RAIT. However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC. Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements. CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus and Annex A to this free writing prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements. CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

•
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

•
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy. The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

Property Insurance. CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1 to this free writing prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•
Appraisal. CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1 to this free writing prospectus. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•
Environmental Report. CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC. CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CGMRC generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex E-1 to this free writing prospectus without any exception that CGMRC deems material.

•
Property Condition Report. CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC. CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing. Notwithstanding the foregoing, interim servicing for each RAIT Mortgage Loan prior to the closing of the securitization will be performed by one of RAIT Partnership, L.P. or Grandbridge Real Estate Capital LLC. The interim servicer’s servicing responsibilities for the RAIT Mortgage Loans will be transferred to the master servicer of the securitization trust at closing of the securitization.

Co-Originations. From time to time, CGMRC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect CGMRC as the payee. CGMRC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The CGMRC Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Bank of America Plaza, representing approximately 13.1% of the Initial Pool Balance, was co-originated with Wells Fargo Bank, National Association. The CGMRC Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Stamford Plaza Portfolio, representing approximately 3.6% of the Initial Pool Balance, was co-originated with The Royal Bank of Scotland plc. Each of the Bank of America Plaza Mortgage Loan and the Stamford Plaza Portfolio Mortgage Loan was co-originated in accordance with the underwriting guidelines described above.

Exceptions to Underwriting Criteria. None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

Starwood Mortgage Capital LLC and SPT CA Fundings, LLC

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF I Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties” section and “Exceptions to Sponsor Representations and Warranties” in Annex E-2 to this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•
Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

•
Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

•
Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

•
Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

•
However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

•
Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•
Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•
Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•
Completion Repair / Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

•
Tenant Improvement / Lease Commissions—in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•
Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF I Mortgage Loans, please see Annex A to this free writing prospectus.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria. None of the SMF I Mortgage Loans have exceptions to the related underwriting criteria.

Servicing. Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

MC-Five Mile Commercial Mortgage Finance LLC

MC-Five Mile’s Underwriting Standards and Loan Analysis

Overview. MC-Five Mile is the Sponsor with respect to 8 Mortgage Loans. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by MC-Five Mile for securitization.

Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of MC-Five Mile’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of particular MC-Five Mile Mortgage Loans, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties” section and “Exceptions to Sponsor Representations and Warranties” in Annex E-2 to this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan to value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and, if applicable, zoning reports and seismic reports. Generally, a member of the loan underwriting team also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by MC-Five Mile require approval by an investment committee which includes senior executives of Five Mile Capital Partners LLC and MC Asset Management Holdings, LLC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline the proposed loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan. MC-Five Mile’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization schedule) of not less than 1.25x (or 1.20x for multifamily properties) and a loan-to-value ratio of not more than 75%. MC-Five Mile may originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MC-Five Mile’s judgment of improved property and/or market performance and/or other relevant factors.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by MC-Five Mile and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets MC-Five Mile’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets MC-Five Mile’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine. It is possible that an affiliate of MC-Five Mile may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. MC-Five Mile’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, MC-Five Mile may also obtain a value on an “as stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the Mortgaged Property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. MC-Five Mile then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

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Environmental Assessment. Phase I ESA that confirm with American Society for Testing and Materials (ASTM) Standard E 1527 05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, are required with respect to the real property collateral for each mortgage loan as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, MC-Five Mile either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

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Engineering Assessment. Inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination process. The inspections are conducted to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting report may identify deferred maintenance and/or recommended capital expenditures, corrections or replacements. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, MC-Five Mile generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, MC-Five Mile may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance Policy. The borrower is required to provide, and MC-Five Mile, or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan (or with respect to a mortgage loan secured by multiple Mortgaged Properties, an amount at least equal to the allocated loan amount with respect to the title policy for each such Mortgaged Property); (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and MC-Five Mile’s insurance consultant reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MC-Five Mile may require based on the specific characteristics of the Mortgaged Property.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MC-Five Mile will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In those cases, MC-Five Mile may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. MC-Five Mile generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves may be limited to certain capped amounts. In addition, MC-Five Mile may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by MC-Five Mile. Generally, the required escrows for mortgage loans originated by MC-Five Mile are as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide MC-Five Mile with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by MC-Five Mile in certain circumstances, including, but not limited to: (i) the Mortgaged Property is an institutional sponsor or high net-worth individual sponsor or (ii) if the related mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant pays taxes directly (or MC-Five Mile may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (iii) any Escrow/Reserve Mitigating Circumstances (defined below).

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Insurance—Typically an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide MC-Five Mile with sufficient funds to pay all insurance premiums. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower or its affiliates maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space at the mortgaged property. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the deferred maintenance items do not materially impact the function, performance or value of the property; (ii) the deferred maintenance cost does not exceed $50,000; (iii) a tenant (which may include a ground lease tenant) at the related Mortgaged Property or other third party is responsible for the repairs; or (iv) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 150% of the estimated remediation cost identified in the environmental report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) environmental insurance is in place or obtained; (ii) a third party unrelated to the borrower is identified as the responsible party; or (iii) any Escrow/Reserve Mitigating Circumstances.

MC-Five Mile may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis; (ii) the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve; (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio; (iv) MC-Five Mile has structured springing escrows that arise for identified risks; (v) MC-Five Mile has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed; (vi) MC-Five Mile believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association; or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the MC-Five Mile Mortgage Loans, please see Annex A to this free writing prospectus.

Exceptions to Underwriting Criteria. None of the MC-Five Mile Mortgage Loans have exceptions to the related underwriting criteria.

Servicing. Interim servicing for most loans originated by MC-Five Mile prior to securitization is typically performed by Wells Fargo Bank, National Association. In some instances, interim servicing for certain loans originated by MC-Five Mile is performed by Grandbridge Real Estate Capital LLC. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date. From time to time, the interim servicer may retain primary servicing.

The Goldman Originators

Overview. GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters. GSMC and GS CRE are referred to as the “Goldman Originators” in this free writing prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0
(1) Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process. Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator. Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Exceptions to Sponsor Representations and Warranties” in Annex E-2 to this free writing prospectus.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this free writing prospectus.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, each Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

•
Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy. Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

•
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

•
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria. None of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing. Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originators. Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2014-GC25, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer,” “—Servicers—The Outside Servicers and the Outside Special Servicers,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this free writing prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this free writing prospectus.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Deutsche Bank Trust Company Americas (“DBTCA”) will act as trustee (the “Trustee”) and custodian (the “Custodian”) under the Pooling and Servicing Agreement.

DBTCA is a New York banking corporation with its offices for notices under the Pooling and Servicing Agreement located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration–CGCMT 2014-GC25, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991. DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and have significant experience in this area. DBTCA will act as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the mortgage files in secure, fire-resistant facilities. DBTCA will not physically segregate the mortgage files from other mortgage files in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each mortgage file and will show that the mortgage loan documents are held on behalf of the issuing entity.

In its capacity as trustee on commercial mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBTCA, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

DBTCA has been named as a defendant in civil litigation concerning its role as trustee of certain residential mortgage backed securities (“RMBS”) trusts. On June 18, 2014, a group of investors filed a civil action against DBTCA and Deutsche Bank National Trust Company (“DBNTC”) in New York State Supreme Court, purportedly on behalf of and for the benefit of 544 private-label RMBS trusts, asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on DBTCA’s and DBNTC’s alleged failure to perform their duties as trustees for the trusts. DBTCA is reviewing the newly-filed pleading. DBTCA has no pending legal proceedings (including, based on DBTCA’s preliminary evaluation, the newly-filed litigation disclosed in the preceding sentences of this paragraph) that would materially affect its ability to perform its duties as Trustee on behalf of the Holders.

The foregoing information concerning the Trustee has been provided by DBTCA. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Sponsors or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Trustee is required to maintain a rating on its unsecured long term debt of at least (A) “A” by Fitch, (B) “AA(low)” by DBRS (or “A” by DBRS if the Trustee’s short-term debt rating is at least “R-1 (middle)” by DBRS or, if not rated by DBRS, an equivalent rating by 2 other NRSROs (which may include S&P, Fitch and Moody’s)), and (C) “A1” by Moody’s (or “A2” by Moody’s if the Trustee has a short term debt rating of at least “P-1” from Moody’s; provided, however, that solely with respect to Deutsche Bank Trust Company Americas as the initial Trustee, for so long as the Master Servicer maintains a rating on its unsecured long term debt of at least “A2” by Moody’s and a short term debt rating of at least “P-1” from Moody’s, the initial Trustee will be deemed to have met the eligibility requirement in this clause (C) if it maintains a rating on its unsecured long term debt of at least “Baa2” by Moody’s and a short term debt rating of at least “P-2” from Moody’s) (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

The Trustee may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee. If no successor Trustee has been appointed and accepted such appointment within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee (and appoint a successor Trustee) if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Trustee (and appoint a successor Trustee) upon written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee to a successor Trustee. Any successor Trustee must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify the Trustee (including any capacities in which it serves) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including any capacities in which it serves)(including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee. The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement. Except in the event of the Trustee’s willful misconduct, bad faith or fraud, in no event will the Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in the identity, organization, status, power, conflicts, internal policy or other development with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of or none of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Certificate Administrator, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this free writing prospectus), the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Certificate Administrator in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Administrator

Citibank, N.A. (“Citibank”), a national banking association, will act as certificate administrator pursuant to the Pooling and Servicing Agreement (in such capacity, the “Certificate Administrator”). Citibank is an affiliate of Citigroup Commercial Mortgage Securities Inc., the Depositor, CGMRC, a Sponsor and Originator, and Citigroup Global Markets Inc., one of the underwriters. The corporate trust office of the Certificate Administrator responsible for administration of the Issuing Entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank Agency & Trust – CGCMT Commercial Mortgage Trust 2014-GC25 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Citibank Agency & Trust – CGCMT Commercial Mortgage Trust 2014-GC25.

Citibank is a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator and custodian through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2014, Citibank’s Agency and Trust group managed in excess of $5.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2014, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 40 transactions backed by commercial mortgages with an aggregate principal balance of approximately $33.1 billion. The Depositor, the underwriters, the Master Servicer, the Special Servicer and the Trustee may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet. Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor. The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items. As securities administrator, Citibank is also responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies and procedures with respect to its commercial mortgage-backed trustee function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of its performance as trustee or certificate administrator with respect to commercial mortgage-backed securities.

Citibank is acting as Certificate Administrator of this transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings. In connection with its role as trustee of certain RMBS transactions, Citibank has been named as a defendant in civil litigation. A group of investors in 48 private-label RMBS trusts for which Citibank serves or did serve as trustee filed a civil action on June 18, 2014 against Citibank in New York State Supreme Court asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform their duties as trustees for the RMBS trusts. Neither the above-disclosed litigation nor any other pending legal proceedings involving Citibank will materially affect Citibank’s ability to perform its duties as Certificate Administrator under the Pooling and Servicing Agreement for this transaction. We make no assurance as to the outcome of the litigation or the possible impact of the litigation on Citibank or the RMBS trusts. However, Citibank denies liability and intends to vigorously defend the litigation.

The information set forth under this heading “—The Certificate Administrator” has been provided by Citibank. Citibank is providing such information at the Depositor’s request to assist it with the preparation of this free writing prospectus and Citibank assumes no responsibility or liability for the contents of this free writing prospectus.

The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “BBB+” by Fitch, (B) “AA(low)” by DBRS (or “A” by DBRS if the Certificate Administrator’s short-term debt rating is at least “R-1 (middle)” by DBRS), and (C) “Baa2” by Moody’s (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

The Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Certificate Administrator. If no successor Certificate Administrator has been appointed and accepted such appointment within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator (and appoint a successor Certificate Administrator) if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Certificate Administrator (and appoint a successor Certificate Administrator) upon written notice to, among others, the Depositor, the Master Servicer, the Trustee and the Certificate Administrator.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination. The Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement provided, that if the Certificate Administrator is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Certificate Administrator necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Certificate Administrator to a successor Certificate Administrator. Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long-term debt set forth above.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator. The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement. Except in the event of the Certificate Administrator’s willful misconduct, bad faith or fraud, in no event will the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor under the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0038% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate”. The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the

Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”). The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral. Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

Park Bridge Lender Services is acting as operating advisor or trust advisor for approximately $41.4 billion of commercial mortgage-backed securities issued in 38 transactions since March 2012.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading has been provided by Park Bridge Lender Services. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Sponsors, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor” in this free writing prospectus. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this free writing prospectus.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third party sub-servicers, with the consent of the Depositor. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer or primary servicer. Notwithstanding any sub-

servicing agreement or primary servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders (and any Serviced Companion Loan Holders) for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties, other than in the limited circumstances described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this free writing prospectus.

The Master Servicer

Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity (the “Master Servicer”). Wells Fargo will also act as servicer with respect to the Bank of America Plaza Loan Combination pursuant to the WFRBS 2014-C22 Pooling and Servicing Agreement (in such capacity, the “WFRBS 2014-C22 Servicer”).

Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 6/30/2014

By Approximate Number:	38,132	35,189	33,354	33,537
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.68	$428.52	$434.37	$446.78

Within this portfolio, as of June 30, 2014, are approximately 24,312 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $370.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2014, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB

Calendar Year 2011	$ 340,642,112,537	$ 1,880,456,070	0.55%

Calendar Year 2012	$ 331,765,453,800	$ 2,133,375,220	0.64%

Calendar Year 2013	$ 346,011,017,466	$ 2,158,219,403	0.62%

YTD Q2 2014	$ 356,671,012,551	$ 1,837,421,456	0.52%

 * “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer:	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Wells Fargo also serves as trustee of the GSMS 2014-GC24 Securitization, and in such capacity serves as mortgagee of record with respect to the Stamford Plaza Portfolio Loan Combination.

Wells Fargo also serves as custodian of the WFRBS 2014-C22 Securitization. Wells Fargo also co-originated the Bank of America Plaza Loan Combination.

Pursuant to an interim servicing agreement between Wells Fargo and CGMRC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by CGMRC.

Pursuant to an interim servicing agreement between Wells Fargo and MC-Five Mile, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by MC-Five Mile, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by MC-Five Mile.

Pursuant to an interim servicing agreement between Wells Fargo and SMF I, a Sponsor, Wells Fargo may act as interim servicer with respect to certain mortgage loans owned from time to time by SMF I, which may include, prior to their inclusion in the Issuing Entity, some or all of the Mortgage Loans to be contributed to this securitization transaction by SMF I.

Pursuant to an interim servicing agreement between Wells Fargo and GSMC, a Sponsor and an Originator, Wells Fargo may act as interim servicer with respect to certain mortgage loans owned from time to time by GSMC.

Wells Fargo is also acting as the custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by each of CGMRC and GSMC.

The foregoing information regarding Wells Fargo under this heading “—The Master Servicer” has been provided by Wells Fargo. None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Sponsors or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will act as the special servicer (in such capacity, the “Special Servicer”), and in such capacity, will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties, and in certain circumstances, will process, review, evaluate and/or provide or withhold consent as to certain major decisions and other transactions relating to the Serviced Loans that are not Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by Standard & Poor’s Rating Services, Moody’s Investors Service, Inc., Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. commercial and multifamily mortgage-backed securities transactions from Standard & Poor’s Rating Services, Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC. For each category, Standard & Poor’s Rating Services ranks Midland as “Strong”, Fitch Ratings, Inc. ranks Midland as “1”, and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2014, Midland was servicing approximately 29,990 commercial and multifamily mortgage loans with a principal balance of approximately $298 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,222 of such loans, with a total principal balance of approximately $142 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2014, Midland was named the special servicer in approximately 135 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $78 billion. With respect to such transactions as of such date, Midland was administering approximately 106 assets with an outstanding principal balance of approximately $839 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2011 to 2013.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)

	2011	2012	2013

CMBS	$130	$115	$141

Other	$137	$167	$167

Total	$267	$282	$308

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2011 to 2013.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)

	2011	2012	2013

Total	$75	$82	$70

Midland may enter into one or more arrangements with the Controlling Class Representative, a Controlling Class Certificateholder, the Directing Holder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as Special Servicer under the Pooling and Servicing Agreement and the related Intercreditor Agreement and limitations on the right of such person to replace the Special Servicer. See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Pursuant to an interim servicing agreement between Midland and GSMC and certain of its affiliates, Midland acts as interim servicer with respect to certain of the Mortgage Loans owned by GSMC and such affiliates from time to time, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans to be sold to the Depositor by GSMC.

Eightfold Real Estate Capital Fund III, L.P., or one of its affiliates, which is expected to serve as the initial Controlling Class Representative and initial Directing Holder with respect to all of the Serviced Loans, engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

Midland, the Special Servicer, is also the servicer with respect to the Stamford Plaza Portfolio Loan Combination pursuant to the GSMS 2014-GC24 Pooling and Servicing Agreement (in such capacity, the “GSMS 2014-GC24 Servicer”).

The foregoing information regarding Midland under the heading “—Servicers—The Special Servicer” has been provided by Midland. None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement, without cause by the applicable Certificateholders (if a Control Termination Event has occurred and is continuing). For so long as a Control Termination Event does not exist, the Special Servicer may be removed and replaced at the direction of the Directing Holder with or without cause at any time.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Certain duties and obligations of Midland as the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses,” “—Inspections,” and “Description of the Offered Certificates—Appraisal Reduction Amounts” in this free writing prospectus. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “—Realization Upon Mortgage Loans—Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

The Outside Servicers and the Outside Special Servicers

Wells Fargo Bank, National Association, is acting as WFRBS 2014-C22 Servicer under the WFRBS 2014-C22 Pooling and Servicing Agreement, and CWCapital Asset Management LLC is acting as WFRBS 2014-C22 Special Servicer under the WFRBS 2014-C22 Pooling and Servicing Agreement. Midland Loan Services, a Division of PNC Bank, National Association, is acting as GSMS 2014-GC24 Servicer under the GSMS 2014-GC24 Pooling and Servicing Agreement, and LNR Partners, LLC, is acting as special servicer under the GSMS 2014-GC24 Pooling and Servicing Agreement (in such capacity, the “GSMS 2014-GC24 Special Servicer”). Each of the WFRBS 2014-C22 Servicer and the GSMS 2014-GC24 Servicer is referred to in this free writing prospectus (with respect to the applicable Outside Serviced Mortgage Loan) as an “Outside Servicer”. Each of the WFRBS 2014-C22 Special Servicer and the GSMS 2014-GC24 Special Servicer is referred to in this free writing prospectus (with respect to the applicable Outside Serviced Mortgage Loan) as an “Outside Special Servicer”.

The WFRBS 2014-C22 Special Servicer

CWCapital Asset Management LLC (“CWCAM”), a Delaware limited liability company, is acting as the special servicer pursuant to the WFRBS 2014-C22 Pooling and Servicing Agreement (in such capacity, the “WFRBS 2014-C22 Special Servicer”), and in such capacity, CWCAM will be responsible for the servicing and administration of the Bank of America Plaza Loan Combination (if it becomes a specially serviced loan) and any related REO properties pursuant to the WFRBS 2014-C22 Pooling and Servicing Agreement, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to the Bank of America Plaza Mortgage Loan and any related Companion Loans that are not specially serviced loans pursuant to the WFRBS 2014-C22 Pooling and Servicing Agreement. CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in special servicing, management and investment management of commercial real estate assets, including:

•	special servicing of commercial and multifamily real estate loans;

•	commercial real estate property management and insurance brokerage services; and

•	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and manage assets similar in type to the assets of the Issuing Entity. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2011, CWCAM acted as special servicer with respect to 149 domestic and one Canadian CMBS pools containing approximately 12,000 loans secured by properties throughout the United States and Canada with a then-current unpaid principal balance in excess of $151 billion. As of December 31, 2012, CWCAM acted as special servicer with respect to 154 domestic and one Canadian CMBS pools containing approximately 10,500 loans secured by properties throughout the United States and Canada with a then-current unpaid principal balance in excess of $140 billion. As of December 31, 2013, CWCAM acted as special servicer with respect to 160 domestic and one Canadian CMBS pools containing approximately 9,200 loans secured by properties throughout the United States and Canada with a then-current unpaid principal balance in excess of $125 billion. As of June 30, 2014, CWCAM acted as special servicer with respect to 154 domestic CMBS pools containing approximately 8,300 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $117 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of June 30, 2014, CWCAM had 119 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2014, within the CMBS pools described in the preceding paragraph, 598 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Recent refinements include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to the WFRBS 2014-C22 transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the Bank of America Plaza Loan Combination. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving the Bank of America Plaza Loan Combination or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard under the WFRBS 2014-C22 Pooling and Servicing Agreement.

From time to time CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the Certificateholders.

CWCAM may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the directing holder, in each case, with respect to the WFRBS 2014-C22 securitization, or any other person who has the right to remove and replace the WFRBS 2014-C22 Special Servicer (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the WFRBS 2014-C22 Special Servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as the WFRBS 2014-C22 Special Servicer under the WFRBS 2014-C22 Pooling and Servicing Agreement and limitations on the right of such person to replace CWCAM as the WFRBS 2014-C22 Special Servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The foregoing information regarding the WFRBS 2014-C22 Special Servicer set forth in this section “—The WFRBS 2014-C22 Special Servicer” has been provided by CWCAM. Neither the depositor nor any other person other than CWCAM makes any representation or warranty as to the accuracy or completeness of such information.

The GSMS 2014-GC24 Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed as special servicer for the Stamford Plaza Portfolio Loan Combination pursuant to the GSMS 2014-GC24 Pooling and Servicing Agreement (in such capacity, the “GSMS 2014-GC24 Special Servicer”). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the GSMS 2014-GC24 Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 152 as of June 30, 2014. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; (k) 140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion; (l) 131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion; (m) 141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion; and (n) 152 domestic CMBS pools as of June 30, 2014 with a then current face value in excess of $135 billion. As of June 30, 2014, LNR Partners has resolved approximately $55 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013 and $2.9 billion of U.S. commercial and multifamily mortgage loans during the first half of 2014.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany. As of June 30, 2014, LNR Partners had approximately 227 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2014, LNR Partners and its affiliates specially service a portfolio, which included approximately 10,550 assets across the United States and various international properties with a then current face value of approximately $135.5 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Stamford Plaza Portfolio Loan Combination. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the mortgage loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted pay-offs, and borrower negotiation or workout in accordance with the servicing standard specified in the GSMS 2014-GC24 Pooling and Servicing Agreement. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Standard & Poor’s Rating Services and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the GSMS 2014-GC24 Pooling and Servicing Agreement. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to its servicing of the Stamford Plaza Portfolio Loan Combination. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the GSMS 2014-GC24 Pooling and Servicing Agreement and, accordingly, will not have any material impact on the performance of the Stamford Plaza Portfolio Loan Combination or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Stamford Plaza Portfolio Loan Combination. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving the Stamford Plaza Portfolio Loan Combination or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard specified in the GSMS 2014-GC24 Pooling and Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the Stamford Plaza Portfolio Loan Combination, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Sponsor (other than Starwood Mortgage Funding I LLC), or any Originator (other than Starwood Mortgage Capital LLC and SPT CA Fundings, LLC). LNR Partners, however, is an affiliate of Starwood Mortgage Funding I LLC, one of the Sponsors, Starwood Mortgage Capital LLC, an Originator, and SPT CA Fundings, LLC, an Originator.

Except as otherwise disclosed in this free writing prospectus and except for LNR Partners acting as the GSMS 2014-GC24 Special Servicer, Starwood Mortgage Funding I LLC being one of the Sponsors and Starwood Mortgage Capital LLC and SPT CA Fundings, LLC being Originators of some of the Mortgage Loans, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the underwriters, the Issuing Entity, any Sponsor, the Trustee, the Certificate Administrator, any significant obligor, any Originator, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years. In addition, except as otherwise disclosed in this free writing prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the underwriters, the Issuing Entity, any Sponsor, the Trustee, the Certificate Administrator, any Originator, the Master Servicer, the Special Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

The foregoing information regarding the GSMS 2014-GC24 Special Servicer set forth in this section entitled “—The GSMS 2014-GC24 Special Servicer” has been provided by LNR Partners. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation. The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan and any related Serviced Companion Loan (including any Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan. With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate (in the case of a Mortgage Loan) and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan or Serviced Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Serviced Companion Loan, and (c) be prorated for partial periods. The Servicing Fee includes (i) all amounts required to be paid to any primary servicer or subservicer, (ii) with respect to the Bank of America Plaza Mortgage Loan, the 0.01% per annum servicing fee required to be paid to the Outside Servicer, and (iii) with respect to the Stamford Plaza Portfolio Mortgage Loan, the 0.005% per annum servicing fee required to be paid to the Outside Servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Serviced Loan, and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Serviced Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Serviced Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional trust fund expenses (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional trust fund expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Serviced Loan Combination, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, to the extent remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable)

during such Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation interest on Advances, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that (i) the applicable servicing fee rate for the Bank of America Plaza Mortgage Loan under the Outside Servicing Agreement will be 0.01% per annum, and (ii) the applicable servicing fee rate for the Stamford Plaza Portfolio Mortgage Loan under the Outside Servicing Agreement will be 0.005% per annum).

Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan or REO Loan on the same basis as interest is calculated on the related Specially Serviced Loan or REO Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of Specially Serviced Loan (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in clause (a) of the definition of Specially Serviced Loan and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for by a Sponsor, and with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in clause (a) of the definition of Specially Serviced Loan and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 120 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach,

as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property.

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to Specially Serviced Loans; and (c) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing

Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Operating Advisor Compensation. An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including any Outside Serviced Mortgage Loan) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including any Outside Serviced Mortgage Loan) on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.0015439% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this free writing prospectus, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)		Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this free writing prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	interest collections

Additional Servicing Compensation / Master Servicer	–
a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans
			from time to time	the related fee/ investment income

–
100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan from time to time

	–	100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans

	–	all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/ Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to such Specially Serviced Mortgage Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (in each case, calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	general collections

Type/Recipient	Amount(1)		Frequency	Source of Funds

Workout Fee / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.		monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/ Special Servicer	–
a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans
			from time to time	the related fee/ investment income

	–	100% of assumption application fees on Specially Serviced Loans (other than any Outside Serviced Mortgage Loan)	from time to time

	–	all investment income received on funds in any REO account	from time to time

Type/Recipient	Amount(1)	Frequency	Source of Funds

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0038% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections

Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0015439% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable)	from time to time	paid by related borrower

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Additional Servicing Compensation / Outside Servicer	with respect to the Bank of America Plaza Mortgage Loan, 100% of any amounts collected for checks returned for insufficient funds on such Mortgage Loan	from time to time	the related fees

Additional Servicing Compensation/ Outside Servicer and Outside Special Servicer	With respect to each Outside Serviced Mortgage Loan, all investment income earned on amounts on deposit in the loan combination collection account established under the Outside Servicing Agreement and certain custodial and reserve accounts	monthly	the investment income

Special Servicing Fee/Outside Special Servicer	with respect to each Outside Serviced Mortgage Loan if it is a specially serviced loan under the Outside Servicing Agreement or an REO property, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a special servicing fee with respect to a specially serviced loan or REO property that would be less than $1,000 (in the case of the Bank of America Plaza Mortgage Loan) or $3,500 (in the case of the Stamford Plaza Portfolio Mortgage Loan) in any given month, then the special servicing fee rate for such month for such specially serviced loan or REO property will be the higher per annum rate as would result in a special servicing fee equal to $1,000 (in the case of the Bank of America Plaza Mortgage Loan) or $3,500 (in the case of the Stamford Plaza Portfolio Mortgage Loan) for such month with respect to such specially serviced loan or REO property (in each case, calculated on the stated principal balance and same basis as interest is calculated on the related specially serviced loan or REO property and prorated for partial periods)	monthly
first out of collections on such Outside Serviced Mortgage Loan and out of amounts in the related loan specific custodial account, and then from general collections in the collection account established under the Outside Servicing Agreement; provided, however, that in such instance, the Outside Servicer is expected to seek reimbursement from the Issuing Entity, which reimbursement would come from general collections in the Collection Account established under the Pooling and Servicing Agreement

Type/Recipient	Amount(1)	Frequency	Source of Funds

Workout Fee/ WFRBS 2014-C22 Special Servicer	in the case of the Bank of America Plaza Mortgage Loan, with some limited exceptions, calculated at a rate equal to 1.00%, applied to each payment of principal and interest on such Outside Serviced Mortgage Loan; provided, however, that such workout fee may be reduced by certain offsetting modification fees; and provided, further, however, that the total amount of workout fees, liquidation fees and modification fees that are received by such Outside Special Servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment will be subject to an aggregate cap equal to the greater of $1,000,000 and 1.00% of the principal balance of the Bank of America Plaza Loan Combination	monthly	the related collections of principal and interest

Workout Fee/GSMS 2014-GC24 Special Servicer	in the case of the Stamford Plaza Portfolio Mortgage Loan, with some limited exceptions, calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and excess interest) with respect to the Stamford Plaza Portfolio Loan Combination from the date it becomes a corrected loan, through and including the related maturity date; provided, however, if the rate in clause (a) above would result in a workout fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and excess interest) on such Outside Serviced Loan Combination from the date it becomes a corrected loan through and including the then related maturity date, then the workout fee rate will be a rate equal to such higher rate as would result in a workout fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and excess interest) on such Outside Serviced Loan Combination from the date it becomes a corrected loan through and including the then related maturity date	monthly	the related collections of principal and interest

Liquidation Fee/ WFRBS 2014-C22 Special Servicer	in the case of the Bank of America Plaza Mortgage Loan, an amount calculated at 1.00%, applied to each recovery by such Outside Special Servicer of liquidation proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to such Outside Serviced Mortgage Loan; provided, however, that if such 1.00% rate would result in an aggregate liquidation fee less than $25,000 on the Bank of America Plaza Loan Combination, then the liquidation fee rate will be equal to the lesser of (i) 3.0% of the liquidation proceeds or (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000; provided, however, that such liquidation fee may be reduced by certain offsetting modification fees; and provided, further, however, that the total amount of workout fees, liquidation fees and modification fees that are received by such Outside Special Servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment will be subject to an aggregate cap equal to the greater of $1,000,000 and 1.00% of the principal balance of the Bank of America Plaza Loan Combination	monthly	the related liquidation proceeds, insurance proceeds, condemnation proceeds and borrower payments

Type/Recipient	Amount(1)	Frequency	Source of Funds

Liquidation Fee/ GSMS 2014-GC24 Special Servicer	in the case of the Stamford Plaza Portfolio Mortgage Loan, an amount calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, when applied to each recovery by such Outside Special Servicer of liquidation proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to the Stamford Plaza Portfolio Mortgage Loan if it is repurchased or substituted, or such Outside Serviced Mortgage Loan if it is a specially serviced loan and each REO property; provided, however, that, in general, no liquidation fee in respect of the Stamford Plaza Portfolio Loan Combination will be less than $25,000	monthly	the related liquidation proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Servicing and Special Servicing Compensation/ Outside Servicer and Outside Special Servicer	all late payment fees and net default interest, modification fees, assumption application fees, assumption, waiver, consent and earnout fees, defeasance fees, loan service transaction fees, beneficiary statement charges and/or other similar items, in each case on the Outside Serviced Mortgage Loans(2)	from time to time	the related fees

Servicing Advances / Outside Servicer and Outside Trustee	with respect to servicing advances on an Outside Serviced Loan Combination, the applicable Outside Serviced Mortgage Loan’s pro rata share of such servicing advance.	from time to time
recoveries on the Outside Serviced Mortgage Loan or any REO Property acquired with respect to the Outside Serviced Loan Combinations, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on Servicing Advances / Outside Servicer and Outside Trustee	at Prime Rate	when the advance is reimbursed.
first from late payment charges and default interest on the Outside Serviced Loan Combination in excess of the regular interest rate, then from other recoveries thereon, and then from general collections in the Collection Account (subject to certain limitations).

Type/Recipient	Amount(1)	Frequency	Source of Funds

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections

Indemnification Expenses / Outside Trustee, Outside Certificate Administrator, Outside Servicer and Outside Special Servicer	with respect to amounts and expenses for which the Outside Trustee, the certificate administrator under the Outside Servicing Agreement, the Outside Servicer and the Outside Special Servicer are entitled to indemnification with respect to an Outside Serviced Loan Combination, the applicable Outside Serviced Mortgage Loan’s pro rata share of such amount or expense.	from time to time.	collections on the Outside Serviced Loan Combinations and then from general collections in the Collection Account

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans.

(2)	Allocable between the Outside Servicer and the Outside Special Servicer as provided in the applicable Outside Servicing Agreement.

Certain Affiliations and Certain Relationships

Transaction Party and Related Party Affiliations:

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent.

GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman Sachs & Co., one of the underwriters, are affiliated with each other.

Wells Fargo Bank, National Association, the Master Servicer and a co-originator of the Bank of America Plaza Loan Combination, is also the WFRBS 2014-C22 Servicer. Wells Fargo Bank, National Association also serves as custodian of the WFBRS 2014-C22 Securitization. Additionally, Wells Fargo Bank, National Association is the trustee under the GSMS-GC24 Securitization and in such capacity serves as mortgagee of record with respect to the Stamford Plaza Portfolio Loan Combination.

Midland Loan Services, a Division of PNC Bank, National Association, the Special Servicer, is also the GSMS 2014-GC24 Servicer.

SMF I, a Sponsor, SMC and SPT CA, each an Originator, and LNR Partners, LLC, the GSMS 2014-GC24 Special Servicer, are affiliated with each other.

The Royal Bank of Scotland plc, a co-originator of the Stamford Plaza Portfolio Loan Combination, is an affiliate of RBS Securities Inc., one of the underwriters.

Warehouse Financing Arrangements:

Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co. and GSMC, provides warehouse financing to an affiliate of SMF I through a repurchase facility. All of the Mortgage Loans that SMF I will transfer to the Depositor are subject to that repurchase facility. Proceeds received by SMF I in connection with the contribution of the SMF I Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., GSMC and GS CRE, provides warehouse financing to an affiliate of MC-Five Mile through a repurchase facility. All of the Mortgage Loans that MC-Five Mile will transfer to the Depositor are subject to that repurchase facility. Proceeds received by MC-Five Mile in connection with the contribution of the MC-Five Mile Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Interim Servicing Arrangements:

Pursuant to certain interim servicing agreements between Wells Fargo, which is the Master Servicer, the WFRBS 2014-C22 Servicer, the certificate administrator and trustee under the GSMS 2014-GC24 Securitization and co-originator of the Bank of America Plaza Loan Combination, and each of the entities indicated below, Wells Fargo acts as interim servicer with respect to:

●
certain of the Mortgage Loans (with an aggregate principal balance of approximately $257,933,926 as of the Cut-off Date) to be contributed to this securitization transaction by CGMRC, a Sponsor and an Originator, as well as other mortgage loans owned by CGMRC;

●	all of the mortgage loans to be contributed to this securitization transaction by MC-Five Mile, a Sponsor and an Originator, as well as other mortgage loans owned by MC-Five Mile; and

●	all of the Mortgage Loans to be contributed to this securitization transaction by SMF I, a Sponsor, as well as other mortgage loans owned by SMF I.

Pursuant to an interim servicing agreement between Midland, the Special Servicer, and GSMC, a Sponsor and an Originator, and certain of its affiliates, Midland acts as interim servicer with respect to all of the Mortgage Loans to be contributed to this securitization transaction by GSMC.

Pursuant to an interim servicing agreement between Wells Fargo and GSMC, a Sponsor and an Originator, Wells Fargo may act as interim servicer with respect to certain mortgage loans owned from time to time by GSMC.

Interim and Other Custodial Arrangements:

Wells Fargo, which is the Master Servicer, the WFRBS 2014-C22 Servicer, the certificate administrator and trustee under the GSMS 2014-GC24 Securitization and co-originator of the Bank of America Plaza Loan Combination, is also acting as the custodian of the loan files for all of the Mortgage Loans to be contributed to this securitization by each of GCMRC and GSMC.

Loan Combination and Mezzanine Loan Arrangements:

CGMRC, an Originator and Sponsor, is currently the holder of one Bank of America Plaza Companion Loan (evidenced by the non-controlling Note A-4) and the Fenley Office Portfolio Companion Loan, but each such Companion Loan is expected to be securitized in one or more future commercial mortgage securitization transactions. Prior to any transfer of either such Companion Loan, CGMRC is entitled to be consulted with respect to certain material servicing decisions related to the related Loan Combination. Following a securitization of either such Companion Loan, the related loan seller (which may be CGMRC) may be obligated to repurchase such Companion Loan from the applicable separate securitization trusts in connection with certain breaches of representations and warranties and certain document defects with respect to the related Loan Combination. See “—The Companion Loan Holders” above and “Description of the Mortgage Pool—The Loan Combinations” below.

With respect to the Stamford Plaza Portfolio Mortgage Loan, CGMRC has sold two Stamford Plaza Portfolio Companion Loans (evidenced by the controlling Note A-1 and the non-controlling Note A-2-A) into the GSMS 2014-GC24 Securitization, and may be obligated to repurchase such Companion Loans from the GSMS 2014-GC24 Securitization in connection with certain breaches of representations and warranties and certain document defects with respect to the Stamford Plaza Portfolio Loan Combination. See “Description of the Mortgage Pool—The Loan Combinations” below.

Wells Fargo, the Master Servicer, is a co-originator of the Bank of America Plaza Loan Combination, and is also the WFRBS 2014-C22 Servicer and the trustee and certificate administrator of the WFRBS 2014-C22 Securitization. In addition, Wells Fargo sold one Bank of America Plaza Companion Loan (evidenced by the controlling Note A-1) into the WFRBS 2014-C22 Securitization, and has sold one Bank of America Plaza Companion Loan (evidenced by the non-controlling Note A-2) into the WFRBS 2014-C23 Securitization, and may be obligated to repurchase one or both Companion Loans from such securitization trusts in connection with certain breaches of representations and warranties and certain document defects with respect to the Bank of America Plaza Loan Combination. See “Description of the Mortgage Pool—The Loan Combinations” below.

RAIT Partnership, L.P., an affiliate of RAIT, an Originator, is the holder of a mezzanine loan in the original principal amount of $5,230,000, related to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as The Pinnacle at Bishop’s Woods, representing approximately 3.7% of the Initial Pool Balance. GS Commercial Real Estate LP, an Originator and an affiliate of Goldman Sachs Mortgage Company, a Sponsor, will be the initial holder of a mezzanine loan in the original principal amount of $1,750,000 related to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this free writing prospectus as Mustang Ranch, securing approximately 2.1% of the Initial Pool Balance. Such additional financing interest in the respective Mortgage Loan may create a conflict of interest. See “Description of the Mortgage Pool—Additional Indebtedness” in this free writing prospectus. In exercising such rights, no mezzanine lender has any obligation to consider the interests of, or the impact of the exercise of such rights upon, the Issuing Entity or the Certificateholders.

Other Arrangements:

The Master Servicer will enter into one or more agreements with the Sponsors to purchase the servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans.

Eightfold Real Estate Capital Fund III, L.P., or one of its affiliates, which is expected to serve as the initial Controlling Class Representative and initial Directing Holder with respect to all of the Serviced Loans, engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 20 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-D Certificates, the Class X-E Certificates, the Class X-F Certificates, the Class X-G Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates (collectively, the “Certificates”). Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this free writing prospectus. The Class X-A Certificates, the Class X-B Certificates, the Class X-D Certificates, the Class X-E Certificates, the Class X-F Certificates and the Class X-G Certificates are referred to as the “Class X Certificates” in this free writing prospectus. The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this free writing prospectus. The Certificates other than the Exchangeable Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this free writing prospectus. The Offered Certificates that also constitute Regular Certificates are referred to as the “Offered Regular Certificates” in this free writing prospectus. The Class X-D Certificates, the Class X-E Certificates, the Class X-F Certificates, the Class X-G Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates are not offered by this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Loan Combination, only to the extent of the Issuing Entity’s interest in any related REO Property, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$30,646,000
Class A-2	$9,763,000
Class A-3	$235,000,000
Class A-4	$248,803,000
Class A-AB	$65,202,000
Class X-A	$634,673,000
Class X-B	$52,626,000
Class X-D	$49,469,000
Class X-E	$16,840,000
Class X-F	$17,893,000
Class X-G	$30,524,109
Class A-S(1)(2)(3)	$45,259,000
Class B(1)(2)(3)	$52,626,000
Class PEZ(1)(2)(3)	$137,881,000
Class C(1)(2)(3)	$39,996,000
Class D	$49,469,000
Class E	$16,840,000
Class F	$17,893,000
Class G	$30,524,109

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances, subject to a variance of plus or minus 5%, of $45,259,000, $52,626,000 and $39,996,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components. Each Class of the Exchangeable Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components. Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.

(3)
The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates. The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table on the cover page of this free writing prospectus, in the table above and on the back cover of this free writing prospectus is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange. The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date. The initial Certificate Principal Amount of any Trust Component will equal the initial Certificate Principal Amount of the Class of Exchangeable Certificates having the same alphabetical designation as that Trust Component without regard to any exchange of such Certificates for Class PEZ Certificates. The aggregate Certificate Principal Amount of the Offered Certificates shown on the cover page and back cover of this free writing prospectus includes the maximum Certificate Principal Amount of Exchangeable Certificates that could be outstanding on the Closing Date equal to $137,881,000 (subject to a variance of plus or minus 5%).

The aggregate principal amount (the “Certificate Principal Amount”) of any Class of Principal Balance Certificates or Trust Component outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this free writing prospectus. As discussed below, each Class of Exchangeable Certificates will only receive distributions of principal and interest that are distributable with respect to the percentage interests in the Class A-S, Class B and/or Class C Trust Components represented by such Class of Exchangeable Certificates. See “—Distributions” below. The Certificate Principal Amount of each Class of Principal Balance Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below. In addition, amounts determined to constitute recoveries of Non-Recoverable Advances that were previously reimbursed out of collections of principal on the Mortgage Loans may result in increases to the Certificate Principal Amount of a Class of Sequential Pay Certificates or Trust Component, as and to the extent described under “—Distributions—Realized Losses” below. In the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of its Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this free writing prospectus.

The Class X Certificates will not have Certificate Principal Amounts. Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this free writing prospectus on its respective notional principal amount (each, a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and Class A-S Trust Component from time to time. The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates will equal the Certificate Principal Amount of the Class B Trust Component from time to time. The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class B Trust Component. The Notional Amount of the Class X-D Certificates will equal the Certificate Principal Amount of the Class D Certificates from time to time. The Notional Amount of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class D Certificates. The Notional Amount of the Class X-E Certificates will equal the Certificate Principal Amount of the Class E Certificates from time to time. The Notional Amount of the Class X-E Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class E Certificates. The Notional Amount of the Class X-F Certificates will equal the Certificate Principal Amount of the Class F Certificates from time to time. The Notional Amount of the Class X-F Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class F Certificates. The Notional Amount of the Class X-G Certificates will equal the Certificate Principal Amount of the Class G Certificates from time to time. The Notional Amount of the Class X-G Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class G Certificates.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component. As of the Closing Date, the Class A-S Percentage Interest will be        %.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class A-S Certificates. The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component. The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means        % minus the Class A-S Percentage Interest. As of the Closing Date, the Class A-S-PEZ Percentage Interest will be        %.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest will be        %.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class B Certificates. The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means        % minus the Class B Percentage Interest. As of the Closing Date, the Class B-PEZ Percentage Interest will be        %.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest will be        %.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class C Certificates. The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the

Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means        % minus the Class C Percentage Interest. As of the Closing Date, the Class C-PEZ Percentage Interest will be        %.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the Certificate Principal Amount of the Class A-S Trust Component is (and, correspondingly, the Certificate Principal Amount of the Class A-S Certificates and the principal balance of the Class PEZ Component A-S are) reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered. For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Principal Amount of that Certificate (or, in the case of a Class PEZ Certificate, the principal amount of the Class PEZ Component with the same letter designation as that Trust Component evidenced by such Certificate) to (b) the Certificate Principal Amount of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement. In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below. In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date. In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates. See “—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Procedures and Fees

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at ctssfexchanges@citi.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Principal Amount of the Exchangeable Certificates to be exchanged and of the Exchangeable Certificates to be received, the Certificateholder’s DTC participant number and the proposed Exchange Date. After receiving the notice, the Certificate Administrator will be required to e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to the exchange fee. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Certificate Administrator an exchange fee of $5,000 (together with any other expenses related to such exchange (including fees charged by DTC), and such fee (and expenses) must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected. The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate. None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”), commencing in November 2014. All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs (or, if such day is not a business day, the immediately preceding business day) (that date, the “Record Date”). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate. For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such Certificate was part of the related

Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Principal Amount of the related Class of Exchangeable Certificates will be determined as if such Class consisted only of the Certificates composing the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of Excess Interest, yield maintenance charges and prepayment premiums) will equal the Available Funds. The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(i)       the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the business day immediately preceding the related Master Servicer Remittance Date, exclusive of (without duplication) any portion of the foregoing that represents:

(A)     all Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period;

(B)     all unscheduled payments of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries, together with any Monthly Payments and any balloon payments, that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (ii) of this definition);

(C)     all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(D)     with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (except in a leap year) or February of each calendar year (commencing in 2015) (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account and held pending transfer to the Interest Reserve Account;

(E)     all amounts representing Excess Interest;

(F)     all yield maintenance charges and prepayment premiums;

(G)     all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(H)     any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(ii)      if and to the extent not already included in clause (a) above, the aggregate amount transferred from any REO Account to the Collection Account for such Distribution Date pursuant to the Pooling and Servicing Agreement and the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of such Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(iii)     all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to such Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(iv)      for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension or (iii) any ARD Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date, as applicable, had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to each Outside Serviced Mortgage Loan and including any Mortgaged Property or REO Property securing a Serviced Companion Loan) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage. In the case of an Outside Serviced Mortgage Loan, “Condemnation Proceeds” means any portion of such proceeds received by the Issuing Entity in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan (including an REO Mortgage Loan) is the period beginning on the day immediately following the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in November 2014, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in November 2014.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates or any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date. Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Sequential Pay Certificates and Class X Certificates and each Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and each Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates or any Trust Component, in general, is the sum of (A) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (B) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates or any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class or Trust Component during such Interest Accrual Period.

The Pass-Through Rate with respect to any Class of Sequential Pay Certificates or any Trust Component for any Distribution Date will be equal to one of the following: (a) a fixed per annum rate; (b) the WAC Rate for such Distribution Date; (c) a rate equal to the lesser of (i) the WAC Rate for such Distribution Date and (ii) a specified per annum rate; and (d) the WAC Rate for such Distribution Date less a specified number of basis points.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates and such Trust Component immediately prior to such Distribution Date). The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class B Trust Component for such Distribution Date. The Pass-Through Rate on the Class X-D Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class D Certificates for such Distribution Date. The Pass-Through Rate on the Class X-E Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class E Certificates for such Distribution Date. The Pass-Through Rate on the Class X-F Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class F Certificates for such Distribution Date. The Pass-Through Rate on the Class X-G Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class G Certificates for such Distribution Date.

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same. The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same. The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate on such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan that accrues interest on an Actual/360 Basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, being net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, taking into account the addition of any such Withheld Amounts. Also, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer, or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to 0.0005% calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

The “Mortgage Loan Rate” with respect to any Mortgage Loan or Serviced Companion Loan (including any REO Mortgage Loan or REO Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as stated in the related Mortgage Note in each case without giving effect to the default rate, Excess Interest or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by any and all amounts (without duplication) described in clauses (a)(1), (a)(2) and (a)(3) of the definition of “Principal Distribution Amount” below that are allocable to such Mortgage Loan for such Distribution Date.

The Stated Principal Balance of each Serviced Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Serviced Companion Loan that are received by the holder thereof in the month of such Distribution Date.

The Stated Principal Balance of a Mortgage Loan or Serviced Companion Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Serviced Companion Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. If any Mortgage Loan or Serviced Companion Loan is paid in full or such Mortgage Loan or Serviced Companion Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or any Serviced Loan Combination, if applicable) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Serviced Companion Loan, as the case may be, will be zero. The “Stated Principal Balance” of a Serviced Loan Combination, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Serviced Mortgage Loan and Serviced Companion Loan.

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)	the sum, without duplication, of:

(1)     the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on their respective Due Dates immediately preceding such Distribution Date (if and to the extent received by the Master Servicer by the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, by the business day immediately preceding the related Master Servicer Remittance Date) or (other than balloon payments) advanced by the Master Servicer or Trustee in respect of such Distribution Date);

(2)     the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, as of the business day immediately preceding the related Master Servicer Remittance Date), net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)     the Unscheduled Payments with respect to the Mortgage Loans (including the REO Mortgage Loans) with respect to such Distribution Date; and

(4)     the Principal Shortfall, if any, for such Distribution Date, less

(b)	the sum, without duplication, of the amount of any reimbursements of:

(1)     Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed to the Master Servicer and/or the Trustee from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)     Workout-Delayed Reimbursement Amounts that are paid or reimbursed to the Master Servicer and/or the Trustee from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the applicable one-month period ending on the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (or the Issuing Entity’s interest in any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to the Outside Serviced Mortgage Loans) during the applicable one-month period ending on the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of Liquidation Proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer and/or, in the case of an Outside Serviced Mortgage Loan, the Outside Servicer, as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (including, in the case of the Outside Serviced Mortgage Loans, if the related Mortgaged Property has been acquired through foreclosure or deed-in-lieu of foreclosure under an Outside Servicing Agreement).

An “REO Companion Loan” is any Serviced Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)      to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this free writing prospectus with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)     to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)    to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)     to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)      to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero; and

(vi)    to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date on which the aggregate Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and other than the Exchangeable Certificates) and each Trust Component is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders (excluding holders of the Class X-D, Class X-E, Class X-F, Class X-G, Class E, Class F, Class G and Class R Certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A Certificates and the Class A-S Trust Component (and correspondingly the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, Class B Trust Component (and correspondingly the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, pro rata based upon the aggregate amount of principal distributed to the Classes of Regular Certificates (other than the Class X Certificates) and Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates and Trust Components in such YM Group, in the following manner: (1) each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Regular Certificates (other than the Class X Certificates) and Trust Components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Regular Certificates (exclusive of the Class X Certificates) and/or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Regular Certificates and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class X-E, Class X-F, Class X-G, Class E, Class F, Class G or Class R Certificates. Instead, after the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related Mortgage Loan documents in accordance with the express provisions of the related Mortgage Loan documents and any related Co-Lender Agreement (and, in the case of an Outside Serviced Mortgage Loan, the provisions of the Outside Servicing Agreement); provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to such Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances related to such Mortgage Loan and any interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, or in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Serviced Loan Combination exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Serviced Loan Combination in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, except as otherwise expressly set forth in any related Co-Lender Agreement and, in the case of an Outside Serviced Mortgage Loan, except as otherwise expressly set forth in the Outside Servicing Agreement) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances on the related REO Mortgage Loan or interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Collections and recoveries with respect to any Loan Combination or any related REO Property are generally to be allocated in accordance with the terms and conditions of (i) (A) with respect to an Outside Serviced Loan Combination, the Outside Servicing Agreement, or (B) with respect to a Serviced Loan Combination, the Pooling and Servicing Agreement, (ii) the related Co-Lender Agreement, and/or (iii) the related Mortgage Loan documents, as applicable. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Realized Losses

The Certificate Principal Amount of each Class of Principal Balance Certificates and each Trust Component will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date. A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances). On each Distribution Date, any Realized Loss for such Distribution Date will be allocated to the following Classes of Principal Balance Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component);

seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, based on their respective Certificate Principal Amounts. The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class B Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-D Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class D Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-E Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class E Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-F Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class F Certificates resulting from allocations of Realized Losses. The Notional Amount of the Class X-G Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class G Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (in sequential order of payment priority starting with the most senior Class or Trust Component) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered. Such restoration of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component may not exceed, and will reduce on a going-forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Certificates or Trust Component, as applicable.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, items comparable to the foregoing with respect to the Outside Serviced Mortgage Loans, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related Excess Interest and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of the applicable interest accrual period for the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any related Excess Interest and/or default interest) on such prepayment will constitute a “Prepayment Interest Shortfall.” Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans or Serviced Companion Loans (other than a Specially Serviced Loan or a Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.005% per annum for the related Distribution Date with respect to each Serviced Mortgage Loan (and related REO Mortgage Loan) and Serviced Companion Loan (and related REO Companion Loan) for which such Servicing Fees are being paid during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and (b) all Prepayment Interest Excesses received during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and net investment earnings on such Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related Mortgage Loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Serviced Mortgage Loan. No Compensating Interest Payment will be made by the Master Servicer or any Outside Servicer with respect to an Outside Serviced Mortgage Loan or Outside Serviced Companion Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G Certificates. The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class E, Class F and Class G Certificates. The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class E, Class F and Class G Certificates. The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class E, Class F and Class G Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses: first, to the Class G

Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●
the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a copy thereof to the other servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan. If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Loan Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan at the related Mortgage Loan Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed). The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated between the related Serviced Mortgage Loan and Serviced Companion Loan on a pro rata basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Companion Loan. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this free writing prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G Certificates). See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance. Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event with respect to the Controlling Class Representative, Appraisal Reduction Amounts will be allocated to each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and correspondingly to the applicable Classes of Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount thereof until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event with respect to the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction Amount, who will be required to promptly post notice of such Appraisal Reduction Amount to the Certificate Administrator’s internet website.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction Amount in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination and, at their sole expense, obtain a second appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard. The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction

Amount determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction Amount.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount to the Special Servicer and the Certificate Administrator within such ten-day period as described above. If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction Amount is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event with respect to the Controlling Class Representative. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted, to recalculate such Appraisal Reduction Amount based upon such additional appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the respective Classes of the Class X Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Certificates (other than the Class X and Class R Certificates), a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Certificates (other than the Class X or Class R Certificates) (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”. Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a “Class” of Certificates determined as described in the proviso to the preceding sentence. The Voting Rights of any Class of Certificates will be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests. In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this free writing prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a “Class” of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification by or on behalf of such beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a borrower will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained. Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, then such Certificate so owned will be deemed not to be outstanding. Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of any of the foregoing and (B) except in the case of a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative, such person has received a copy of the final prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of the final prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000. However, in connection with an exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates and vice versa, each of the Class A-S, Class B, and Class C Certificates exchanged (whether surrendered or received in such exchange) will be required to be in denominations no smaller than the minimum denominations described above.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants (as defined below) and Euroclear Participants (as defined below) will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the

Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of (a) any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or (b) the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Principal Amount or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. See, however, “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus, for a discussion of certain Mortgage Loans that do not have a lockout period for prepayment. In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Principal Balance Certificates (or that otherwise result in the reduction of the Notional Amount of the Class X-A or Class X-B Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or, in the case of SMF I, by SMC)

due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this free writing prospectus, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus, the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates). Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or a Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) as a result of the application of Realized Losses may also reduce the Notional Amount a Class of Class X Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus and Annex A to this free writing prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates and Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates). See “Description of the Offered Certificates—Distributions” in this free writing prospectus. Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amount of the Class B Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and/or Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and/or Class X-B Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero). The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A (together with the footnotes thereto) to this free writing prospectus, and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this free writing prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate is the respective rate set forth on Annex A to this free writing prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any class of Certificates, (ix) distributions on the Certificates are made on the tenth day (each assumed to be a business day) of each month, commencing in November 2014, (x) the Certificates will be issued on October 24, 2014, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates (exclusive of the Class PEZ Certificates) and Trust Component is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus, (xii) the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates, (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount, (xv) the initial Certificate Principal Amounts or Notional Amounts of the Certificates and Trust Components (or, in the case of the Exchangeable Certificates, the maximum Certificate Principal Amounts of such Certificates) are as set forth table and the footnotes to the table under “Certificate Summary” of this free writing prospectus, and (xvi) no Exchangeable Certificates have been exchanged, except with respect to the decrement table and price/yield table below and the expected final distribution date (set forth in the Summary to this free writing prospectus) relating to the Class PEZ Certificates, in which case we assume that the maximum Certificate Principal Amount of the Class PEZ Certificates was issued on the Closing Date.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero). The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the Notional Amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this free writing prospectus.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this free writing prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2015	88%	88%	88%	88%	88%
October 10, 2016	73%	73%	73%	73%	73%
October 10, 2017	53%	53%	53%	53%	53%
October 10, 2018	25%	25%	25%	25%	25%
October 10, 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.87	2.87	2.87	2.87	2.86
First Principal Payment Date	Nov 2014	Nov 2014	Nov 2014	Nov 2014	Nov 2014
Last Principal Payment Date	Sept 2019	Aug 2019	July 2019	July 2019	May 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2015	100%	100%	100%	100%	100%
October 10, 2016	100%	100%	100%	100%	100%
October 10, 2017	100%	100%	100%	100%	100%
October 10, 2018	100%	100%	100%	100%	100%
October 10, 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.92	4.91	4.9	4.87	4.68
First Principal Payment Date	Sept 2019	Aug 2019	July 2019	July 2019	May 2019
Last Principal Payment Date	Oct 2019	Oct 2019	Oct 2019	Oct 2019	Oct 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2015	100%	100%	100%	100%	100%
October 10, 2016	100%	100%	100%	100%	100%
October 10, 2017	100%	100%	100%	100%	100%
October 10, 2018	100%	100%	100%	100%	100%
October 10, 2019	100%	100%	100%	100%	100%
October 10, 2020	100%	100%	100%	100%	100%
October 10, 2021	100%	100%	100%	100%	100%
October 10, 2022	100%	100%	100%	100%	100%
October 10, 2023	100%	100%	99%	98%	92%
October 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.82	9.76	9.69	9.61	9.37
First Principal Payment Date	July 2024	Sept 2023	Sept 2023	Sept 2023	Sept 2023
Last Principal Payment Date	Sept 2024	Sept 2024	Aug 2024	Aug 2024	May 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2015	100%	100%	100%	100%	100%
October 10, 2016	100%	100%	100%	100%	100%
October 10, 2017	100%	100%	100%	100%	100%
October 10, 2018	100%	100%	100%	100%	100%
October 10, 2019	100%	100%	100%	100%	100%
October 10, 2020	100%	100%	100%	100%	100%
October 10, 2021	100%	100%	100%	100%	100%
October 10, 2022	100%	100%	100%	100%	100%
October 10, 2023	100%	100%	100%	100%	100%
October 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.88	9.88	9.88	9.85	9.63
First Principal Payment Date	Sept 2024	Sept 2024	Aug 2024	Aug 2024	May 2024
Last Principal Payment Date	Sept 2024	Sept 2024	Sept 2024	Sept 2024	June 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2015	100%	100%	100%	100%	100%
October 10, 2016	100%	100%	100%	100%	100%
October 10, 2017	100%	100%	100%	100%	100%
October 10, 2018	100%	100%	100%	100%	100%
October 10, 2019	100%	100%	100%	100%	100%
October 10, 2020	81%	81%	81%	81%	81%
October 10, 2021	60%	60%	60%	60%	60%
October 10, 2022	38%	38%	38%	38%	38%
October 10, 2023	16%	16%	16%	16%	16%
October 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.43	7.43	7.43	7.43	7.43
First Principal Payment Date	Oct 2019	Oct 2019	Oct 2019	Oct 2019	Oct 2019
Last Principal Payment Date	July 2024	July 2024	July 2024	July 2024	June 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2015	100%	100%	100%	100%	100%
October 10, 2016	100%	100%	100%	100%	100%
October 10, 2017	100%	100%	100%	100%	100%
October 10, 2018	100%	100%	100%	100%	100%
October 10, 2019	100%	100%	100%	100%	100%
October 10, 2020	100%	100%	100%	100%	100%
October 10, 2021	100%	100%	100%	100%	100%
October 10, 2022	100%	100%	100%	100%	100%
October 10, 2023	100%	100%	100%	100%	100%
October 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.88	9.88	9.88	9.88	9.63
First Principal Payment Date	Sept 2024	Sept 2024	Sept 2024	Sept 2024	June 2024
Last Principal Payment Date	Sept 2024	Sept 2024	Sept 2024	Sept 2024	June 2024

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2015	100%	100%	100%	100%	100%
October 10, 2016	100%	100%	100%	100%	100%
October 10, 2017	100%	100%	100%	100%	100%
October 10, 2018	100%	100%	100%	100%	100%
October 10, 2019	100%	100%	100%	100%	100%
October 10, 2020	100%	100%	100%	100%	100%
October 10, 2021	100%	100%	100%	100%	100%
October 10, 2022	100%	100%	100%	100%	100%
October 10, 2023	100%	100%	100%	100%	100%
October 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.95	9.93	9.9	9.88	9.68
First Principal Payment Date	Sept 2024	Sept 2024	Sept 2024	Sept 2024	June 2024
Last Principal Payment Date	Oct 2024	Oct 2024	Oct 2024	Sept 2024	July 2024

Percentages of the Initial Certificate Principal Amount of
the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2015	100%	100%	100%	100%	100%
October 10, 2016	100%	100%	100%	100%	100%
October 10, 2017	100%	100%	100%	100%	100%
October 10, 2018	100%	100%	100%	100%	100%
October 10, 2019	100%	100%	100%	100%	100%
October 10, 2020	100%	100%	100%	100%	100%
October 10, 2021	100%	100%	100%	100%	100%
October 10, 2022	100%	100%	100%	100%	100%
October 10, 2023	100%	100%	100%	100%	100%
October 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.93	9.92	9.91	9.89	9.67
First Principal Payment Date	Sept 2024	Sept 2024	Sept 2024	Sept 2024	June 2024
Last Principal Payment Date	Oct 2024	Oct 2024	Oct 2024	Oct 2024	July 2024

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 10, 2015	100%	100%	100%	100%	100%
October 10, 2016	100%	100%	100%	100%	100%
October 10, 2017	100%	100%	100%	100%	100%
October 10, 2018	100%	100%	100%	100%	100%
October 10, 2019	100%	100%	100%	100%	100%
October 10, 2020	100%	100%	100%	100%	100%
October 10, 2021	100%	100%	100%	100%	100%
October 10, 2022	100%	100%	100%	100%	100%
October 10, 2023	100%	100%	100%	100%	100%
October 10, 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.96	9.93	9.71
First Principal Payment Date	Oct 2024	Oct 2024	Oct 2024	Sept 2024	July 2024
Last Principal Payment Date	Oct 2024	Oct 2024	Oct 2024	Oct 2024	July 2024

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including October 1, 2014 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

5-00
6-00
7-00
8-00
9-00
10-00
11-00
12-00
13-00
14-00
15-00

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

5-00
6-00
7-00
8-00
9-00
10-00
11-00
12-00
13-00
14-00
15-00

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00
96-00
97-00
98-00
99-00
100-00
101-00
102-00
103-00
104-00
105-00

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of October 1, 2014 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loan and any related REO Properties. The information in this free writing prospectus supplements any information set forth in the prospectus.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being serviced and administered in accordance with the Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this free writing prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combinations or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, please see “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

As used in this free writing prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, does not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this free writing prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loan. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Trustee, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this free writing prospectus.

The Trustee (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Trustee, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price. In the case of SMF I, a parent of SMF I (specifically, SMC) is guaranteeing the repurchase and substitution obligations of SMF I under the related Mortgage Loan Purchase Agreement in the event that SMF I fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach. This substitution or purchase obligation (and such guaranty obligations) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers, with the consent of the Depositor. The Master Servicer will be responsible for paying the servicing fees of any such sub-servicer. Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator and the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties (provided, that if and to the extent Midland is terminated as Special Servicer by the Controlling Class Representative for no cause (i.e. not as a result of a Servicer Termination Event) and Midland would otherwise be a qualified special servicer in accordance with the terms of the Pooling and Servicing Agreement, Midland may be appointed as a sub-special servicer of a successor Special Servicer appointed by the Controlling Class Representative).

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans (and each related REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.    with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.    with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Serviced Loans;

●	with a view to—

1.    the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (and Serviced Loan Combinations); or

2.    in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.    any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.    the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.    the obligation, if any, of the Master Servicer to make Advances;

4.    the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.    the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor

Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan) —

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)           the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Serviced Loan delinquent with respect to the balloon payment as to which the related borrower delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a copy thereof to the other servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)           there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Serviced Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder in such Serviced Loan Combination); or

(c)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days; (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Serviced Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d)           the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)           the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)            the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)           the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Serviced Loan).

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Holder, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to one loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) due or deemed due on a Mortgage Loan (including the Outside Serviced Mortgage Loans, but not including any Companion Loan) for the Due Date in the related Collection Period, to the extent not received as of the close of business on the related Determination Date (without regard to any grace period). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the

Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance. The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on such Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which may have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Non-Recoverable Advance:

●
neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made;

●
the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance or that any outstanding Advance is a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee and, prior to the occurrence of and continuance of a Consultation Termination Event, the Directing Holder, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

●
although the Special Servicer may determine whether an outstanding Advance is a Non-Recoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Non-Recoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Non-Recoverable Advance, as described in the preceding bullet;

●
any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

●
notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and to the Directing Holder (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to the recoverability or the nonrecoverability notwithstanding any determination of the recoverability or the nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer under an Outside Servicing Agreement will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding anything in this free writing prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Non-Recoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Directing Holder (unless a Control Termination Event has occurred and is continuing, in which case the Directing Holder must be consulted with unless a Consultation Termination Event has occurred and is continuing). In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance). The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance). An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”). With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this free writing prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates, the Class R Certificates (other than in respect of the residual interest in the Lower-Tier REMIC) and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper Tier

Distribution Account for distribution on the Certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2015) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Mortgage Loan Rate (net of the related Administrative Fee Rate) on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer during the applicable one-month period ending on the related Determination Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account. To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates or Trust Components after application of the Available Funds for such Distribution Date. However, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account. Amounts distributed with respect to a Trust Component are to be deposited in the Exchangeable Distribution Account and then withdrawn and distributed in the appropriate proportions to the holders of the applicable Classes of Exchangeable Certificates.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any Loan Combination Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, the Excess Interest Distribution Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account and any Loan Combination Custodial Account will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

If with respect to any Serviced Loan the related Mortgage Loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Serviced Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement), during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Bank of America Plaza Loan Combination—Application of Penalty Charges”, “—The Fenley Office Portfolio Loan Combination—Application of Penalty Charges” and “—The Stamford Plaza Portfolio Loan Combination—Application of Penalty Charges” above.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this free writing prospectus (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the Available Funds for the related Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any,(C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, and (D) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the end of the most recently ended Prepayment Period (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity. However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination, then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus, the Master Servicer (with respect to Serviced Loans that are non Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Serviced Loan may have under a due-on-sale clause (which will include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan. With respect to any such non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus) to approve or disapprove the transaction. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Serviced Mortgage Loan has a principal balance less than $10,000,000).

Due-On-Encumbrance

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus, the Master Servicer (with respect to Serviced Loans that are non-Specially Serviced Loans, and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any such Serviced Loan may have under a due-on-encumbrance clause (which will include, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan. With respect to any such non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—The Loan Combinations” in this free writing prospectus) to approve or disapprove the transaction. However, neither the Master Servicer nor the

Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

●	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

●
such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2015; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing

Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee shall have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special

Servicer) or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates. Notwithstanding the foregoing, the Operating Advisor may resign, without payment of any penalty, at any time after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero. In such circumstance, no replacement Operating Advisor will be required to be appointed.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee and the certificate administrator, the operating advisor and the depositor under the Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) shall be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the operating advisor under the Outside Servicing Agreement, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party shall be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the certificate administrator under the Outside Servicing Agreement or the Outside Securitization, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration such Outside Serviced Loan Combination as to which the Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)           (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)           any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)           any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)           any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)           certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)            any of Moody’s Investors Service, Inc. (“Moody’s”), Kroll Bond Rating Agency, Inc. (“KBRA”), or Fitch Ratings, Inc. (“Fitch”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)           the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be;

(h)           the Trustee or the Certificate Administrator receives written notice from DBRS, Inc. (“DBRS”) to the effect that continuation of the Master Servicer or the Special Servicer, as applicable, in such capacity would result or has resulted in the downgrade, qualification or withdrawal of any rating then assigned by DBRS to any Class of Certificates or Serviced Companion Loan Securities and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice or rating action, as applicable, is not rescinded within 60 days; or

(i)            the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of a Serviced Loan Combination only, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to approve a successor Special Servicer. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further, that, for so long as no Consultation Termination Event exists, the Trustee will be required to consult with the Directing Holder prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)           if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed and replaced at any time with or without cause with respect to the related Serviced Loans at the direction of the applicable Directing Holder upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation); and

(b)           if a Control Termination Event has occurred and is continuing with respect to the Controlling Class Representative, the Special Servicer may be removed, with respect to the Serviced Mortgage Loans, in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than Class R Certificates) evidencing at least 75% of the aggregate Voting Rights of the Certificates (other than Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose).

The procedures for removing a Special Servicer if a Control Termination Event with respect to the Controlling Class Representative has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (other than Class R Certificates) requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the written direction (as evidenced by votes cast) of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ

Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor Special Servicer. If such written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)           to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)           to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in the final prospectus supplement or the prospectus, or to correct any error;

(c)           to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)           to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations” in the prospectus), or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)           to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)            to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder;

(g)           to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer

without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h)           in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al., 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. Dec. 26, 2013). These rulings are contrary to more than three decades of market practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”). See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988). If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee, the Custodian (if the Trustee is then acting as Custodian) and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Custodian (if the Trustee is then acting as Custodian), the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the Directing Holder.

Notwithstanding anything in this free writing prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Holder, constituted a single lender) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Holder, of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding nine month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided, that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

The Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) will be deemed a fair price; provided that, in the case of an offer by an Interested Person (i) the offer is the highest offer received and (ii) at least two other offers are received from independent third parties.

With respect to any Serviced Loan Combination, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Serviced Companion Loan together with such Serviced Mortgage Loan as one whole loan, as further described under “Description of the Mortgage Pool—The Loan Combinations—The Fenley Office Portfolio Loan Combination—Sale of Defaulted Fenley Office Portfolio Loan Combination” above.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations—The Bank of America Plaza Loan Combination—Sale of Defaulted Bank of America Plaza Loan Combination” and “—The Stamford Plaza Portfolio Loan Combination—Sale of Defaulted Stamford Plaza Portfolio Loan Combination” above.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Directing Holder (unless a Consultation Termination Event exists with respect to such Directing Holder) and, in the case of a Serviced Loan Combination or an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Loan Combination or an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination or an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the related Directing Holder, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s consent except as provided below), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor and the consent or consultation rights of the Directing Holder and any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any.

No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Special Servicer will be permitted without the prior written consent of the Special Servicer.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Serviced Loan that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder to the extent described below under “—Directing Holder” in this free writing prospectus. The Special Servicer is also required to obtain the consent of the Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder” in this free writing prospectus.

When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the Directing Holder may reasonably request to grant or withhold such consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given if the Special Servicer does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement. For so long as a Control Termination Event has not occurred and is not continuing, with respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decisions, the written consent of the Directing Holder, which consent will be deemed given if the Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

With respect to all non-Specially Serviced Loans, and subject to the rights of the Special Servicer and the Directing Holder (as described below under “—Directing Holder” in this free writing prospectus), the Master Servicer, without the consent of the Special Servicer, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(A)          approving routine leasing activity with respect to any lease for less than the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area of the related Mortgaged Property;

(B)          approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter;

(C)          approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(D)          subject to other restrictions in this free writing prospectus regarding principal prepayments, waiving any provision of a Serviced Loan requiring a specified number of days’ notice prior to a principal prepayment;

(E)          approving non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications, Waivers and Amendments” section) in connection with a defeasance permitted by the terms of the Pooling and Servicing Agreement, and subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(F)          approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Serviced Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(G)          granting waivers of minor covenant defaults (other than financial covenants);

(H)          as permitted under the Serviced Loan documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Serviced Loan and for which there is no material lender discretion;

(I)            approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Serviced Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(J)           subject to the satisfaction of any conditions precedent set forth in the related Serviced Loan documents, approving disbursements of any holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Serviced Loans other than those Serviced Loans identified in the Pooling and Servicing Agreement; and

(K)          any non-material modifications, waivers or amendments not provided for in clauses (A) through (J) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Serviced Loan.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is three years prior to the Rated Final Distribution Date, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder (in the case of a Serviced Loan Combination), the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder (in the case of a Serviced Loan Combination), the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this free writing prospectus.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event) regarding the performance and servicing of the applicable Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Control Termination Event, by the Operating Advisor. The Master Servicer and the Special Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Controlling Class Representative or, following a Control Termination Event, to the Operating Advisor, and will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

For so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the Serviced Loans that are Specially Serviced Loans and (2) the Special Servicer, with respect to the Serviced Loans that are not Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-day or, if applicable, 20-day period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)           any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date of such Serviced Loan;

(C)           any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and the related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this free writing prospectus) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)           any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(F)           any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)           any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000.00) or franchise changes, in each case to the extent the lender is required to consent or approve under the related Serviced Loan documents;

(H)           releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(I)             any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)            the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)           following a default or an event of default with respect to a Serviced Loan, any acceleration of a Serviced Loan, or initiation of judicial, bankruptcy or similar proceedings under the related Serviced Loan documents or with respect to the related borrower or Mortgaged Property;

(L)           any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto;

(M)          any determination of an Acceptable Insurance Default;

(N)           any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)          any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combinations, the Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders (and, if applicable, the Serviced Companion Loan Holder) constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. The Special Servicer is not required to obtain the consent of the Directing Holder for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Directing Holder (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Directing Holder and the Operating Advisor, but only to the extent that consultation with, or consent of, the Directing Holder would have been required prior to the occurrence and continuance of such Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Serviced Loan, as the Directing Holder may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder that would cause it to violate applicable law, the related Serviced Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” with respect to all of the Serviced Loans, with the rights set forth under this “—Directing Holder” section and further set forth in the Pooling and Servicing Agreement, will be the Controlling Class Representative. The initial Directing Holder is expected to be Eightfold Real Estate Capital Fund III, L.P., or one of its affiliates.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Principal Amount of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class, as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement; provided, however, that, in the case of the preceding proviso, in the event two or more holders (collectively, the “subject holders”) each owns Certificates representing the same aggregate Certificate Principal Amount of the Controlling Class that is, in each case, larger than the aggregate Certificate Principal Amount of the Controlling Class owned by any other particular holder besides the subject holders, then the Controlling Class Representative will be the subject holders acting unanimously (and for the avoidance of doubt, if both or all of the holders do not act unanimously in accordance with the preceding proviso, any direction and/or consent received will not apply and the deemed consent provisions in the Pooling and Servicing Agreement will be applicable).

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. The initial Controlling Class Representative is expected to be Eightfold Real Estate Capital Fund III, L.P., or one of its affiliates. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class F Certificates. The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Control Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reduction Amounts allocable to such class)

 that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described below.

A “Consultation Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reduction Amounts) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described below. After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will be the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder or Controlling Class Representative. However, the Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee shall be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder of the Controlling Class (or its designee) or one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Principal Amount. If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Administrator has neither (i) received notice of the then-

current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

In addition to the foregoing, with respect to any Serviced Loan Combinations, the Special Servicer will be required (i) to provide to the related Serviced Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Directing Holder pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Serviced Loan Combination, within the same time frame it is required to provide such items to the Directing Holder, and (ii) upon request, to consult with the related Serviced Companion Loan Holder (or its representative) on a strictly non-binding basis and consider alternative actions recommended by the related Serviced Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to the related Serviced Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with the related Serviced Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed. The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by a Serviced Companion Loan Holder (or its representative). See “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this free writing prospectus.

Limitation on Liability of the Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)           may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)           may act solely in the interests of the holders of the Controlling Class;

(c)           does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)           may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)           will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this free writing prospectus, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this free writing prospectus.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations” in this free writing prospectus.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the Directing Holder or the Serviced Companion Loan Holder in connection with the Directing Holder’s or Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Holder), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and

Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless a Consultation Termination Event has occurred and is continuing, the Directing Holder other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized. The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Directing Holder of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (and, with respect to any Serviced Loan Combinations, the Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders (and, with respect to any Serviced Loan Combinations, the Serviced Companion Loan Holder) constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder or its representative) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Directing Holder under the Pooling and Servicing Agreement and/or the related Serviced Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the Directing Holder, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Directing Holder or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Directing Holder and/or related Serviced Companion Loan Holder (or its representative) with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Directing Holder or the related Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Serviced Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor, the Rule 17g-5 information provider (which is required to promptly post such annual report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the Directing Holder. The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Directing Holder.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “—Termination of the Special Servicer” above, subject to the Serviced Companion Loan Holder’s right to consent, as described under “—Rights Upon Servicer Termination Event” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)       the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)        the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor. The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Termination of the Operating Advisor Without Cause,” the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Directing Holder. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), Standard & Poor’s Ratings Services (“S&P”), DBRS, and/or Morningstar Credit Ratings LLC (“Morningstar”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer or the Directing Holder or an affiliate of the Special Servicer or the Directing Holder and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Directing Holder (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event), the Certificate Administrator (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder) and (ii) made available to the Rating Agencies. For so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not disapprove of an asset status report within 10 business days of receipt, the Directing Holder will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Directing Holder. The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder). In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Directing Holder, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Directing Holder will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. After the occurrence and during continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Directing Holder, as applicable. At all times, with respect to the Serviced Loan Combinations, the related Serviced Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and, with respect to the Serviced Loan Combinations, the related Serviced Companion Loan Holder (or its representative) (and, during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Holder).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the Directing Holder or, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Holder (or its representative), that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Mortgage Loan or Serviced Mortgage Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable) will be required to determine (with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be pursued by the Special Servicer and deemed given if the Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will in any event review the other conditions required under the related Serviced Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)       with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)
the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;

(3)
DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, as applicable; and

(4)
KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)       with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components (and, correspondingly, the Class A-S, Class B, Class C and Class PEZ certificates) and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this free writing prospectus providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this free writing prospectus in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this free writing prospectus;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor, any Outside Servicer, any Outside Special Servicer or other similar party under any Outside Servicing Agreement or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file; and

●	a CREFC® loan periodic update file.

In addition, the Master Servicer or the Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

●
Within 30 days after receipt of a quarterly operating statement, if any, for each calendar quarter, commencing with the calendar quarter ending March 31, 2015, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter; provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this free writing prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer or the Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and, with respect to any Serviced Loan Combinations, the related Serviced Companion Loan Holder by electronic means the operating statement analysis upon request.

●
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement for each calendar year commencing with the calendar year ending December 31, 2015, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and, with respect to any Serviced Loan Combinations, the related Serviced Companion Loan Holder by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and Serviced Companion Loan Holders who are Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this free writing prospectus.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that the final prospectus supplement, the Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)        the following “deal documents”:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file, delivered to the Certificate Administrator by the Master Servicer;

(B)        the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)        the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports (other than the CREFC® loan setup file), provided they are received by the Certificate Administrator; and

●	the annual reports prepared by the Operating Advisor;

(D)        the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)        the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer, any Outside Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	notice of the termination of the Issuing Entity;

●	notice of the occurrence and continuance of a Control Termination Event;

●	notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)        the “Investor Q&A Forum”; and

(G)        solely to Certificateholders and Certificate Owners, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.sf.citidirect.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.

Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 1-800-422-2066.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Directing Holder (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any Serviced Companion Loan Holder that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically to the Certificate Administrator; provided that in no event will a borrower, manager of a Mortgaged Property, affiliate of a borrower, affiliate of a manager of a Mortgaged Property, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●	the prospectus and the final prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer, the Special Servicer, any Outside Servicer or any Outside Special Servicer and delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee);

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator will provide copies of the items described above upon reasonable written request. The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the Outside Serviced Mortgage Loans

Servicing of the Bank of America Plaza Mortgage Loan

The Bank of America Plaza Portfolio Mortgage Loan, and any related REO Property, will be serviced under the WFRBS 2014-C22 Pooling and Servicing Agreement. Accordingly, the WFRBS 2014-C22 Servicer will generally make property protection advances and remit collections on the Bank of America Plaza Portfolio Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Bank of America Plaza Portfolio Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the holders of the Bank of America Plaza Portfolio Mortgage Loan under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the Bank of America Plaza Portfolio Mortgage Loan, subject to their non-recoverability determination. The servicing arrangements under the WFRBS 2014-C22 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

●
The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the WFRBS 2014-C22 Servicer, the WFRBS 2014-C22 Special Servicer, the WFRBS

2014-C22 Certificate Administrator or the WFRBS 2014-C22 Trustee or (b) make property protection advances with respect to the Bank of America Plaza Portfolio Mortgage Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances for the benefit of the Certificateholders with respect to the Bank of America Plaza Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the WFRBS 2014-C22 Servicer or the WFRBS 2014-C22 Special Servicer.

●
Pursuant to the WFRBS 2014-C22 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Bank of America Plaza Portfolio Mortgage Loan will be similar to the corresponding fee payable under the Pooling and Servicing Agreement and will be payable in the amounts described above under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Fees and Expenses”.

●
The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the Bank of America Plaza Portfolio Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on such Bank of America Plaza Portfolio Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

●
The WFRBS 2014-C22 Servicer is obligated to make property protection advances with respect to the Bank of America Plaza Portfolio Loan Combination. If the WFRBS 2014-C22 Servicer determines that a property protection advance it made with respect to the related Bank of America Plaza Portfolio Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Bank of America Plaza Portfolio Mortgage Loan and Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the related WFRBS 2014-C22 trust, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
The WFRBS 2014-C22 Special Servicer will be required to take actions with respect to the Bank of America Plaza Portfolio Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan that are substantially similar to the actions described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

●
With respect to the Bank of America Plaza Portfolio Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

●
The WFRBS 2014-C22 Servicer and WFRBS 2014-C22 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

In addition, pursuant to the Pooling and Servicing Agreement, except as otherwise expressly addressed in the Pooling and Servicing Agreement:

●
if a party to the WFRBS 2014-C22 Pooling and Servicing Agreement requests the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Custodian to consent to a modification, waiver or amendment of, or other loan-level action related to, the Bank of America Plaza Portfolio Mortgage Loan (except a modification, waiver or amendment of the WFRBS 2014-C22 Pooling and Servicing Agreement and/or the related Co-Lender Agreement which shall not be subject to the operation of this sentence but shall instead be subject to the operation set forth in the Pooling and Servicing Agreement), then the Master Servicer, Special Servicer, Trustee or Certificate Administrator, as applicable, shall promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event has occurred and is continuing) or to the Operating Advisor (if a Control Termination Event has occurred and is continuing), and the Controlling Class Representative or the

Operating Advisor (as applicable) shall exercise such right of consent; provided, that if the Bank of America Plaza Portfolio Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or Operating Advisor (as applicable) will not be permitted to grant such direction without first having obtained such Rating Agency Confirmation (payable at the expense of the party requesting such approval of the Master Servicer, Special Servicer, Trustee or Certificate Administrator, if applicable, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●
Any obligation of the Master Servicer or the Special Servicer, as applicable, to provide information and collections to the Trustee, the Certificate Administrator, the Controlling Class Representative and the Certificateholders with respect to the Bank of America Plaza Portfolio Mortgage Loan shall be dependent on its receipt of the corresponding information and collections from the WFRBS 2014-C22 Servicer or the WFRBS 2014-C22 Special Servicer. Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Controlling Class Representative or the Operating Advisor, as applicable, to facilitate the exercise by the Controlling Class Representative or the Operating Advisor, as applicable, of any consent or approval rights set forth in the Pooling and Servicing Agreement; provided, however, the Master Servicer and Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative or Operating Advisor.

The WFRBS 2014-C22 Special Servicer may be terminated with respect to the Bank of America Plaza Portfolio Loan Combination without cause by the applicable holders of the WFRBS 2014-C22 Certificates if a control termination event with respect to the applicable outside controlling class representative has occurred and is continuing under the WFRBS 2014-C22 Pooling and Servicing Agreement. For so long as a control termination event does not exist, the WFRBS 2014-C22 Special Servicer may be replaced without cause at the direction of the applicable outside controlling class representative. The WFRBS 2014-C22 Special Servicer may also resign under the WFRBS 2014-C22 Pooling and Servicing Agreement in certain circumstances.

The WFRBS 2014-C22 Servicer and the WFRBS 2014-C22 Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Bank of America Plaza Portfolio Loan Combination” in this free writing prospectus.

Prospective investors are encouraged to review the full provisions of the WFRBS 2014-C22 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Stamford Plaza Portfolio Mortgage Loan

The Stamford Plaza Portfolio Mortgage Loan, and any related REO Property, will be serviced under the GSMS 2014-GC24 Pooling and Servicing Agreement. Accordingly, the GSMS 2014-GC24 Servicer will generally make property protection advances and remit collections on the Stamford Plaza Portfolio Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Stamford Plaza Portfolio Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the holders of the Stamford Plaza Portfolio Mortgage Loan under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the Stamford Plaza Portfolio Mortgage Loan, subject to their non-recoverability determination. The servicing arrangements under the GSMS 2014-GC24 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

●
The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the GSMS 2014-GC24 Servicer, the GSMS 2014-GC24 Special Servicer, the GSMS 2014-

GC24 Certificate Administrator or the GSMS 2014-GC24 Trustee or (b) make property protection advances with respect to the Stamford Plaza Portfolio Mortgage Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances for the benefit of the Certificateholders with respect to the Stamford Plaza Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the GSMS 2014-GC24 Servicer or the GSMS 2014-GC24 Special Servicer.

●
Pursuant to the GSMS 2014-GC24 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Stamford Plaza Portfolio Mortgage Loan will be similar to the corresponding fee payable under the Pooling and Servicing Agreement and will be payable in the amounts described above under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses—Fees and Expenses”.

●
The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the Stamford Plaza Portfolio Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that such advance would not be recoverable from collections on such Stamford Plaza Portfolio Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

●
The GSMS 2014-GC24 Servicer is obligated to make property protection advances with respect to the Stamford Plaza Portfolio Loan Combination. If the GSMS 2014-GC24 Servicer determines that a property protection advance it made with respect to the related Stamford Plaza Portfolio Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Stamford Plaza Portfolio Mortgage Loan and Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the related GSMS 2014-GC24 trust, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
The GSMS 2014-GC24 Special Servicer will be required to take actions with respect to the Stamford Plaza Portfolio Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan that are substantially similar to the actions described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

●
With respect to the Stamford Plaza Portfolio Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

●
The GSMS 2014-GC24 Servicer and GSMS 2014-GC24 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

In addition, pursuant to the Pooling and Servicing Agreement, except as otherwise expressly addressed in the Pooling and Servicing Agreement:

●
if a party to the GSMS 2014-GC24 Pooling and Servicing Agreement requests the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Custodian to consent to a modification, waiver or amendment of, or other loan-level action related to, the Stamford Plaza Portfolio Mortgage Loan (except a modification, waiver or amendment of the GSMS 2014-GC24 Pooling and Servicing Agreement and/or the related Co-Lender Agreement which shall not be subject to the operation of this sentence but shall instead be subject to the operation set forth in the Pooling and Servicing Agreement), then the Master Servicer, Special Servicer, Trustee or Certificate Administrator, as applicable, shall promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event has occurred and is continuing) or to the Operating Advisor (if a Control Termination Event has occurred and is continuing), and the Controlling Class Representative or the

Operating Advisor (as applicable) shall exercise such right of consent; provided, that if the Stamford Plaza Portfolio Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or Operating Advisor (as applicable) will not be permitted to grant such direction without first having obtained such Rating Agency Confirmation (payable at the expense of the party requesting such approval of the Master Servicer, Special Servicer, Trustee or Certificate Administrator, if applicable, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●
Any obligation of the Master Servicer or the Special Servicer, as applicable, to provide information and collections to the Trustee, the Certificate Administrator, the Controlling Class Representative and the Certificateholders with respect to the Stamford Plaza Portfolio Mortgage Loan shall be dependent on its receipt of the corresponding information and collections from the GSMS 2014-GC24 Servicer or the GSMS 2014-GC24 Special Servicer. Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Controlling Class Representative or the Operating Advisor, as applicable, to facilitate the exercise by the Controlling Class Representative or the Operating Advisor, as applicable, of any consent or approval rights set forth in the Pooling and Servicing Agreement; provided, however, the Master Servicer and Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative or Operating Advisor.

The GSMS 2014-GC24 Special Servicer may be terminated with respect to the Stamford Plaza Portfolio Loan Combination without cause by the applicable holders of the GSMS 2014-GC24 Certificates if a control termination event with respect to the applicable outside controlling class representative has occurred and is continuing under the GSMS 2014-GC24 Pooling and Servicing Agreement. For so long as a control termination event does not exist, the GSMS 2014-GC24 Special Servicer may be replaced without cause at the direction of the applicable outside controlling class representative. The GSMS 2014-GC24 Special Servicer may also resign under the GSMS 2014-GC24 Pooling and Servicing Agreement in certain circumstances.

The GSMS 2014-GC24 Servicer and the GSMS 2014-GC24 Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Stamford Plaza Portfolio Loan Combination” in this free writing prospectus.

Prospective investors are encouraged to review the full provisions of the GSMS 2014-GC24 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates, and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”. The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of the Mortgage Loans and any foreclosure property (including the Issuing Entity’s interest in any real property acquired in respect of the Outside Serviced Mortgage Loans) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and a residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and a residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Orrick, Herrington & Sutcliffe LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement, (3) the continued qualification of each REMIC formed under each Outside Servicing Agreement, and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence ownership of the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, (i) the portions of the Issuing Entity consisting of the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (a “Grantor Trust”), (ii) the Class A-S Certificates will represent undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iii) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated. For purposes of the foregoing tests, the Trust REMICs are treated as a single

REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment. The Offered Certificates will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Holders of the Offered Certificates should consult their own tax advisors regarding the extent to which their Certificates will qualify for this treatment. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3) if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. See “Material Federal Income Tax Consequences—REMICs” in the prospectus.

Taxation of the Offered Regular Certificates and the Trust Components

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to a Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component. See “—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986. Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates. Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates (other than the Exchangeable Certificates) and the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income. The total amount of original issue discount on an Offered Certificate (other than the Exchangeable Certificates) or a Trust Component represented by an Exchangeable Certificate is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price.” The issue price of a class of Offered Regular Certificates or Trust Components is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Regular Certificates or Trust Components

represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components. The stated redemption price at maturity of an Offered Regular Certificate or Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Regular Certificates or Trust Component represented by an Exchangeable Certificate will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-A and Class X-B Certificates) and Trust Components represented by Exchangeable Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class Certificates will be issued with original issue discount and that the Class Certificates will be issued with a de minimis amount of original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest. Accordingly, each such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a loss deduction, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus. It is anticipated that the Class Certificates and the Class Trust Component will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates and Trust Components as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this free writing prospectus. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a Grantor Trust, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided, proportionate beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate). Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component, will be the same as the income tax consequences to a holder of an Offered Regular Certificate, as described in this free writing prospectus.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component. The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this free writing prospectus. See “—Taxation of the Offered Regular Certificates and the Trust Components” above. A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class PEZ Certificate, the holder of such Class PEZ Certificate must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

For further information regarding federal income tax reporting requirements relating to the Grantor Trust, see “Material Federal Income Tax Consequences—Grantor Trusts—Grantor Trust Reporting” and “—Backup Withholding” in the prospectus.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—REMICs” and “—Taxation of Classes of Exchangeable Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

An investor who is—

●	a fiduciary of a plan subject to ERISA or Section 4975 of the Code (collectively, “Plans”), or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code. See “ERISA Considerations” in the prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “ERISA Considerations—Plan Asset Regulations” in the prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception will be tested immediately after each acquisition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the issuing entity’s underlying assets. However, if any of the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and a substantially identical prohibited transaction exemption to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

●	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.
the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

“Restricted Group” means, collectively, the following persons and entities: the trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.
Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●
certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan must make its own determination as to the availability of the exemptive relief provided by the Underwriter Exemption, including a determination whether one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged real property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●
the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a mortgage loan seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the issuing entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each class of certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

●
the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan, or

●	having a specified relationship to this person,

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any Class of Offered Certificates by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions. See “Legal Investment” in the prospectus.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in California and Texas, and representing approximately 19.7% and 11.2%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within 4 years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise). Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such twenty-one day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above. The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than 3 hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within 2 years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Other Aspects. Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that such Class is rated no lower than as set forth on the cover page of this free writing prospectus by Moody’s, Fitch, KBRA and DBRS (each a “Rating Agency” and, collectively, the “Rating Agencies”).

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or penalty charges. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4 and/or Class A-AB Certificates and/or the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to six NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of Moody’s, the Depositor has requested ratings for only certain classes of the Offered Certificates, due in part to the initial subordination levels provided by Moody’s for the various classes of the Offered Certificates. Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this free writing prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

INDEX OF CERTAIN DEFINED TERMS

2010 PD Amending Directive	10	Class B Percentage Interest	235
Acceptable Insurance Default	277	Class B Trust Component	235
Accredited Investor	12	Class B-PEZ Percentage Interest	235
Actual/360 Basis	148	Class C Percentage Interest	235
Administrative Fee Rate”	206	Class C Trust Component	235
ADR	107	Class C-PEZ Percentage Interest	236
Advance Rate	279	Class PEZ Component	236
Advances	279	Class PEZ Component A-S	236
Allocated Cut-off Date Loan Amount	107	Class PEZ Component B	236
Ancillary Fees	219	Class PEZ Component C	236
Annual Debt Service	107	Class X Certificates	233
Anticipated Repayment Date	148	Class X Strip Rate	240
Appraisal Date	108	Clearstream	257
Appraisal Reduction Amount	253	Clearstream Participants	259
Appraisal Reduction Event	252	Closing Date	106
Appraised Value	108	CMAE	214
Appraised-Out Class	254	CMBS	61
Appraiser	253	Code	328
ARD	108	Co-Lender Agreement	158
ARD Loan	148	Collection Account	282
Assessment of Compliance	288	Collection Period	239
Assumption Fees	220	Collective Investment Scheme	9
Attestation Report	288	Companion Loan	104
Available Funds	238	Companion Loan Holder	104
Balloon Balance	108	Companion Loan Rating Agency	292
Balloon Mortgage Loans	148	Compensating Interest Payment	250
Bank of America Plaza Companion Loan	104	Condemnation Proceeds	239
Bank of America Plaza Loan Combination	104	Consent Fees	218
Bank of America Plaza Mortgage Loan	104	Consultation Termination Event	307
Bank of America Plaza Mortgaged Property	157	Control Eligible Certificates	255
Bankruptcy Code	62	Control Termination Event	306
Base Interest Fraction	246	Controlling Class	306
Beds	113	Controlling Class Certificateholder	306
Borrower Delayed Reimbursements	219	Controlling Holder	158
B-Piece Buyer	95	Corrected Loan	277
CBE	269	CPR	264
CDI 202.01	296	CREFC®	318
Certificate Administrator	22	CREFC® Intellectual Property Royalty License
Certificate Owners	258	Fee	241
Certificate Principal Amount	234	CREFC® Reports	317
Certificate Registrar	257	Cross Over Date	246
Certificate Summary	7	Crossed Group	108
Certificateholder	256	CRR	65
Certificates	233	Custodian	202
Certifying Certificateholder	260	Cut-off Date	104
CGMRC	106	Cut-off Date Balance	104
CGMRC Data File	173	Cut-off Date DSCR	109
CGMRC Mortgage Loans	106	Cut-off Date Loan-to-Value Ratio	108
CGMRC Securitization Database	173	Cut-off Date LTV Ratio	108
Citibank	204	CWCAM	213
Class	233	DBRS	291
Class A-AB Scheduled Principal Balance	243	DBTCA	202
Class A-S Percentage Interest	235	DCRP	128
Class A-S Trust Component	235	Debt Service Coverage Ratio	109
Class A-S-PEZ Percentage Interest	235	Debt Yield on Underwritten NCF	109

Debt Yield on Underwritten Net Cash Flow	109	Grantor Trust	328
Debt Yield on Underwritten Net Operating		Ground Lease	10
Income	109	GS Bank	89
Debt Yield on Underwritten NOI	109	GS CRE	106
Defaulted Mortgage Loan	222	GS CRE Mortgage Loans	106
Defeasance	9	GSMC	106
Defeasance Deposit	151	GSMC Data Tape	182
Defeasance Loans	151	GSMC Deal Team	182
Defeasance Lock Out Period	151	GSMC Mortgage Loans	106
Defeasance Option	151	GSMS 2014-GC24 Certificate Administrator	165
Definitive Certificate	257	GSMS 2014-GC24 Certificates	105
Depositaries	258	GSMS 2014-GC24 Pooling and Servicing
Depositor	106	Agreement	105
Determination Date	239	GSMS 2014-GC24 Securitization	105
Directing Holder	306	GSMS 2014-GC24 Servicer	212
Disclosable Special Servicer Fees	222	GSMS 2014-GC24 Special Servicer	213
Distribution Accounts	282	GSMS 2014-GC24 Trustee	165
Distribution Date	237	Hard Lockbox	109
DSCR	109	HVAC	130
DTC	257	Indirect Participants	258
DTC Participants	258	Initial Pool Balance	104
Due Date	147	Initial Rate	148
Due Diligence Questionnaire	174	In-Place Cash Management	109
Due Diligence Requirement	65	Institutional Investor	11
EEA	65	Insurance Rating Requirements	4
Eligible Operating Advisor	313	Interest Accrual Amount	239
Environmental Condition	12	Interest Accrual Period	239
ESA	126	Interest Distribution Amount	239
Escrow/Reserve Mitigating Circumstances	196	Interest Only Mortgage Loans	148
Euroclear	257	Interest Reserve Account	283
Euroclear Operator	259	Interest Shortfall	240
Euroclear Participants	259	Interested Person	301
Excess Interest	148	Investor Certification	257
Excess Interest Distribution Account	283	Investor Q&A Forum	321
Excess Liquidation Proceeds Reserve Account	283	Investor Registry	321
Excess Modification Fees	219	Issuing Entity	104
Excess Penalty Charges	219	KBRA	291
Excess Prepayment Interest Shortfall	250	Largest Tenant	110
Exchange Act	172	Largest Tenant Lease Expiration	110
Exchange Date	237	Liquidation Fee	221
Exchangeable Certificates	233	Liquidation Fee Rate	221
Exchangeable Distribution Account	283	Liquidation Proceeds	222
Exchangeable Proportion	236	LNR	215
Exemption Rating Agency	332	LNR Partners	215
FDIA	89	Loan Combination	104
FDIC	89	Loan Combination Custodial Account	282
FDIC Safe Harbor	89	Loan Per Unit	110
Fenley Office Portfolio Companion Loan	105	Lower-Tier Distribution Account	282
Fenley Office Portfolio Loan Combination	105	Lower-Tier Regular Interests	328
Fenley Office Portfolio Mortgage Loan	104	Lower-Tier REMIC	328
Fenley Office Portfolio Mortgaged Properties	157	LTV Ratio at Maturity	110
FIEL	12	LUST	127
Final Asset Status Report	310	MAI	252
Financial Promotion Order	9	Major Decision	304
Fitch	291	MAS	11
Form 8-K	172	Master Servicer	208
FPO Persons	9	Master Servicer Remittance Date	278
FSMA	9	Material Breach	170
Goldman Originators	196	Material Document Defect	170

Maturity Date Loan-to-Value Ratio	110	PCO	146
Maturity Date LTV Ratio	110	PCR	187
MC-Five Mile	106, 179	Penalty Charges	219
MC-Five Mile Data Tape	180	Percentage Interest	237
MC-Five Mile Deal Team	180	Permitted Encumbrances	3
MC-Five Mile Mortgage Loans	106, 179	Permitted Special Servicer/Affiliate Fees	223
Midland	211	PILOT	84
Modeling Assumptions	264	Pinnacle Ground Lease Parcel	155
Modification Fees	219	PIPs	81, 129
Monthly Payment	239	Plan Asset Regulations	332
Moody’s	291	Plans	332
Morningstar	313	PML	200
Mortgage	104	Pooling and Servicing Agreement	107, 273
Mortgage File	168	Prepayment Assumption	330
Mortgage Loan Purchase Agreement	168	Prepayment Interest Excess	250
Mortgage Loan Rate	241	Prepayment Interest Shortfall	250
Mortgage Loan Schedule	274	Prepayment Penalty Description	111
Mortgage Loans	104	Prepayment Provision	111
Mortgage Note	104	Prime Rate	279
Mortgage Pool	104	Principal Balance Certificates	233
Mortgaged Property	104	Principal Distribution Amount	242
Mortgagee	13	Principal Shortfall	242
Most Recent NOI	111	Privileged Information	310
Net Cash Flow	112	Privileged Information Exception	310
Net Condemnation Proceeds	239	Privileged Person	322
Net Mortgage Loan Rate	240	Professional Investors	11
Non-Recoverable Advance	280	Promotion of Collective Investment Schemes
Non-Reduced Certificates	256	Exemptions Order	9
Notional Amount	235	Property Advances	279
NRSRO	336	Prospectus	11
Occupancy	111	Prospectus Directive	10
Occupancy Date	111	PTE	332
Offered Certificates	233	Public Documents	319
Offered Regular Certificates	233	Qualified Investor	10
OID Regulations	329	Qualified Investors	10
OLA	90	Qualified Substitute Mortgage Loan	170
Operating Advisor Consulting Fee	223	RAIT	106
Operating Advisor Fee	223	RAIT Mortgage Loans	106
Operating Advisor Fee Rate	223	Rated Final Distribution Date	172
Operating Advisor Standard	310	Rating Agencies	338
Operating Advisor Termination Event	312	Rating Agency	338
Original Balance	111	Rating Agency Confirmation	316
Originators	106, 184	Rating Agency Declination	316
Outside Securitization	105	Realized Loss	249
Outside Serviced Companion Loan	105	REC	126
Outside Serviced Loan Combination	105	Recognized Collective Investment Scheme	9
Outside Serviced Mortgage Loan	105	Record Date	237
Outside Servicer	213	Regular Certificates	233
Outside Servicing Agreement	106	Regulation AB	168
Outside Special Servicer	213	Related Group	111
Outside Trustee	106	Release Date	151
P&I Advance	278	Relevant Member State	10
Pads	113	RELEVANT PERSON	11
Pari Passu Indemnified Items	290	Relevant Persons	9
Pari Passu Indemnified Parties	290	REMIC	328
Park Bridge Lender Services	94	REO Account	233
Participants	257	REO Companion Loan	243
Pass-Through Rate	240	REO Mortgage Loan	243
PCIS Persons	9	REO Property	233

Repurchase Price	300	Summary	7
Requesting Holders	254	TCEQ	128
Requesting Party	315	TCO	146
Restricted Group	333	Terms and Conditions	259
Restricted Party	310	Terrorism Cap Amount	8
Retention Requirement	65	Third Party Report	107
Revised Rate	148	TIA	296
RevPAR	111	TIA Applicability Determination	296
Risk Factors	7	Title Exception	2
Rooms	113	Title Policy	2
Rule 17g-5	295	Trailing 12 NOI	111
Rules	258	Tranche Percentage Interest	236
S&P	313	TRIA	8
SEC	172	TRIPRA	87
SEC EDGAR filings	320	Trust Component	236
Securities Act	168, 323	Trust REMICs	328
SEL	200, E-1-5	Trustee	202
Sequential Pay Certificates	233	Trustee/Certificate Administrator Fee	206
Serviced Companion Loan	104, 105	Trustee/Certificate Administrator Fee Rate	206
Serviced Companion Loan Securities	292	Underwriter Entities	91
Serviced Loan Combination	104, 105	Underwriter Exemption	332
Serviced Loans	106	Underwritten EGI	112
Serviced Mortgage Loans	106	Underwritten Expenses	112
Servicer Termination Events	290	Underwritten NCF	112
Servicing Fee	218	Underwritten NCF DSCR	109
Servicing Fee Rate	218	Underwritten Net Cash Flow	112
Servicing Function Participant	288	Underwritten Net Operating Income	112
Servicing Standard	274	Underwritten NOI	112
Servicing Transfer Event	276	Underwritten Revenues	112
SFA	11	Unit 1	121
Similar Law	335	Unit 2	121
Similar Requirements	66	Units	113
Single-Purpose Entity	9	Unscheduled Payments	242
SMC	106	Updated Appraisal	297
SMF I	106, 177	Upper Tier Distribution Account	282
SMF I Data Tape	178	Upper-Tier REMIC	328
SMF I Mortgage Loans	106	UST	127
Soft Lockbox	111	VOCs	128
Soft Springing Lockbox	111	Voting Rights	255
Special Servicer	211, 215	WAC Rate	240
Special Servicing Fee	220	WDNR	129
Special Servicing Fee Rate	220	Weighted Average Mortgage Loan Rate	113
Specially Serviced Loan	276	Wells Fargo	208
Split Mortgage Loan	104	WFRBS 2014-C22 Certificate Administrator	159
Sponsors	106	WFRBS 2014-C22 Certificates	104
Springing Cash Management	112	WFRBS 2014-C22 Pooling and Servicing
Springing Lockbox	112	Agreement	105
SPT CA	106	WFRBS 2014-C22 Securitization	104
SPT CA Mortgage Loans	106	WFRBS 2014-C22 Servicer	158, 208
Stamford Plaza Portfolio Companion Loan	105	WFRBS 2014-C22 Special Servicer	158, 213
Stamford Plaza Portfolio Loan Combination	105	WFRBS 2014-C22 Subordinate Class
Stamford Plaza Portfolio Mezzanine Loans	124	Representative	159
Stamford Plaza Portfolio Mortgage Loan	104	WFRBS 2014-C22 Trustee	159
Stamford Plaza Portfolio Mortgaged Properties	157	WFRBS 2014-C23 Securitization	105
Standard Qualifications	1	WIB	124
Starwood	177	Withheld Amounts	283
Starwood Review Team	177	Workout Fee	220
Stated Principal Balance	241	Workout Fee Rate	221
Structured Product	11	Workout-Delayed Reimbursement Amount	281

YM Group A	246	YM Groups	246
YM Group B	246	Zoning Regulations	7

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
1	Loan	8, 9	CGMRC	Bank of America Plaza	NAP	NAP	333 South Hope Street	Los Angeles	California	90071
2	Loan	10	SMF I	Orange Plaza Shopping Center	Group 1	Group A	402-602 Orange Street, 411 & 683 Sixth Street	Redlands	California	92374
3	Loan	10	SMF I	Front Gate Plaza	Group 1	Group A	1740-1884 East Avenue J	Lancaster	California	93535
4	Loan	10	SMF I	Gateway Fashion Center	Group 1	Group A	2700 State Street	Bismarck	North Dakota	58503
5	Loan	10	SMF I	Foothill Village Plaza	Group 1	Group A	9309-9359 Foothill Boulevard	Rancho Cucamonga	California	91730
6	Loan	10, 11	SMF I	Pueblo Shopping Center	Group 1	Group A	102-240 West 29th Street	Pueblo	Colorado	81008
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	NAP	NAP
7.01	Property			One Olympia Park Plaza			4801 Olympia Park Plaza	Louisville	Kentucky	40241
7.02	Property			Two and Three Corporate Center			9900 & 9920 Corporate Campus Drive	Louisville	Kentucky	40223
7.03	Property			614 & 620 West Main Street			614 & 620 West Main Street	Louisville	Kentucky	40202
7.04	Property			Five Corporate Center			9960 Corporate Campus Drive	Louisville	Kentucky	40223
7.05	Property			Fenley Office Park Building C			4969 US Highway 42	Louisville	Kentucky	40222
7.06	Property			One Triton Office Park			13551 Triton Park Boulevard	Louisville	Kentucky	40223
7.07	Property			One Corporate Center			9931 Corporate Campus Drive	Louisville	Kentucky	40223
7.08	Property			Fenley Office Park Building B			4965 US Highway 42	Louisville	Kentucky	40222
7.09	Property			Fenley Office Park Building A			4967 US Highway 42	Louisville	Kentucky	40222
7.10	Property			Six Corporate Center			9780 Ormsby Station Road	Louisville	Kentucky	40223
7.11	Property			Browenton Place			2000 Warrington Way	Louisville	Kentucky	40222
8	Loan		MC-FiveMile	The Heights at State College	NAP	NAP	201 Northwick Boulevard	State College	Pennsylvania	16803
9	Loan		MC-FiveMile	6010 Bay Parkway	NAP	NAP	6010 Bay Parkway	Brooklyn	New York	11204
10	Loan		GSMC	Heritage Apartments	NAP	NAP	1361 Presidential Drive	Columbus	Ohio	43212
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	NAP	NAP
11.01	Property			Iron Guard Storage - Webster			410 Old Galveston Road	Webster	Texas	77598
11.02	Property			Iron Guard Storage - Gum Branch			1230 Gum Branch Road	Jacksonville	North Carolina	28540
11.03	Property			Iron Guard Storage - Camas			2327 Northeast 3rd Loop	Camas	Washington	98607
11.04	Property			Iron Guard Storage - Katy			24620 Franz Road	Katy	Texas	77493
11.05	Property			Iron Guard Storage - Shurling			1300 Shurling Drive	Macon	Georgia	31211
11.06	Property			Iron Guard Storage - Riverside			2405 Riverside Drive	Danville	Virginia	24540
11.07	Property			Iron Guard Storage - Prater			275 East Prater Way	Sparks	Nevada	89431
11.08	Property			Iron Guard Storage - Key			915 Key Street	Macon	Georgia	31204
11.09	Property			Iron Guard Storage – Bertram			1045 Bertram Road	Augusta	Georgia	30909
11.10	Property			Iron Guard Storage - Center			135 Center Street	Jacksonville	North Carolina	28546
11.11	Property			Iron Guard Storage - Marine			108 North Marine Boulevard	Jacksonville	North Carolina	28540
11.12	Property			Iron Guard Storage - Wylds			1805 Wylds Road	Augusta	Georgia	30909
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	NAP	NAP
12.01	Property			Pinnacle II			13935 Bishop’s Drive	Brookfield	Wisconsin	53005
12.02	Property			Pinnacle III			13845 Bishop’s Drive	Brookfield	Wisconsin	53005
12.03	Property			Pinnacle I			13890 Bishop’s Drive	Brookfield	Wisconsin	53005
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	NAP	NAP
13.01	Property			Two Stamford Plaza			281 Tresser Boulevard	Stamford	Connecticut	06901
13.02	Property			Four Stamford Plaza			107 Elm Street	Stamford	Connecticut	06902
13.03	Property			One Stamford Plaza			263 Tresser Boulevard	Stamford	Connecticut	06901
13.04	Property			Three Stamford Plaza			301 Tresser Boulevard	Stamford	Connecticut	06901
14	Loan	22	CGMRC	Denver Merchandise Mart	NAP	NAP	451 East 58th Avenue	Denver	Colorado	80216
15	Loan	23	GSMC	Eastport Plaza	NAP	NAP	4000 Southeast 82nd Avenue	Portland	Oregon	97266
16	Loan		SMF I	Davis Springs	NAP	NAP	9825 Spectrum Drive	Austin	Texas	78717
17	Loan		GSMC	Centurion Industrial Portfolio	NAP	NAP
17.01	Property			Hollister Distribution Center			12011 Eastgate Boulevard	Mount Juliet	Tennessee	37122
17.02	Property			Ridge Tool Company			9877 Brick Church Road	Cambridge	Ohio	43725
17.03	Property			Sanofi Pasteur			50 Stauffer Industrial Park	Taylor	Pennsylvania	18517
18	Loan		GSMC	Walgreens & Petco	NAP	NAP	1121 South Beretania Street	Honolulu	Hawaii	96814
19	Loan	24	GSMC	Mustang Ranch	NAP	NAP	2820 West Frey Street	Stephenville	Texas	76401
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	Group 2	NAP
20.01	Property			Simply Self Storage - Jackson Road			3870 Jackson Road	Ann Arbor	Michigan	48103
20.02	Property			Simply Self Storage - State Street			2333 South State Street	Ann Arbor	Michigan	48104
20.03	Property			Simply Self Storage - Kalamazoo			2135 South Sprinkle Road	Kalamazoo	Michigan	49001
21	Loan	25	SMF I	Amberly Village Townhomes	NAP	NAP	2729 North Garland Avenue	Garland	Texas	75040
22	Loan		CGMRC	Anthem Crossroads	Group 3	NAP	39504 Daisy Mountain Drive	Phoenix	Arizona	85086
23	Loan		CGMRC	Mason Village	NAP	NAP	21945 Katy Freeway	Katy	Texas	77450

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code
24	Loan		MC-FiveMile	Smyrna Shopping Center	NAP	NAP	100 East Glenwood Avenue	Smyrna	Delaware	19977
25	Loan	26	MC-FiveMile	Arrowhead Properties	NAP	NAP	1695, 1705, & 1715 Indian Wood Circle	Maumee	Ohio	43537
26	Loan		SMF I	Hampton Inn Thibodaux	Group 4	NAP	826 North Canal Boulevard	Thibodaux	Louisiana	70301
27	Loan	11	GSMC	Village Real Shopping Center	NAP	NAP	961 NASA Parkway	Houston	Texas	77058
28	Loan		SMF I	Douglas Square Retail Center	NAP	NAP	1301-1667 Northeast Douglas Street	Lee’s Summit	Missouri	64086
29	Loan		SMF I	Hampton Inn Jennings	Group 4	NAP	310 West Fred Ruth Zigler Memorial Drive	Jennings	Louisiana	70546
30	Loan		CGMRC	Circle Cross Ranch	Group 3	NAP	85 West Combs Road	San Tan Valley	Arizona	85140
31	Loan		MC-FiveMile	Delavan Crossing	NAP	NAP	1741-1823 East Geneva Street	Delavan	Wisconsin	53115
32	Loan	27	SMF I	1250 Borregas Avenue	NAP	NAP	1250 Borregas Avenue	Sunnyvale	California	94089
33	Loan	28	CGMRC	Watertown Crossing	NAP	NAP	641 South Central Avenue	Marshfield	Wisconsin	54449
34	Loan		SMF I	Hampton Inn McComb	Group 4	NAP	109 Manisha Drive	McComb	Mississippi	39648
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	NAP	NAP	7680 East State Route 69	Prescott Valley	Arizona	86314
36	Loan	11	CGMRC	Marketplace at Prasada	Group 3	NAP	16995 West Greenway Road	Surprise	Arizona	85388
37	Loan		CGMRC	Sahara Crossing	NAP	NAP	4580 West Sahara Avenue	Las Vegas	Nevada	89102
38	Loan	11	SMF I	Knoxville Self Storage	NAP	NAP
38.01	Property			Keith Street			331 Keith Street Northwest	Cleveland	Tennessee	37311
38.02	Property			Middlebrook			1431 East Weisgarber Road	Knoxville	Tennessee	37909
38.03	Property			Campbell Station			11825 Snyder Road	Knoxville	Tennessee	37932
38.04	Property			Downtown			1641 Downtown West Boulevard	Knoxville	Tennessee	37919
38.05	Property			Lovell Road			10638 Deerbrook Drive	Knoxville	Tennessee	37922
38.06	Property			Mabry Hood			124 Mabry Hood Road	Knoxville	Tennessee	37922
38.07	Property			Security Square			977 Oak Ridge Turnpike	Oak Ridge	Tennessee	37830
39	Loan	29, 30	MC-FiveMile	Spring Green II	NAP	NAP	10605 & 10705 Spring Green Boulevard	Katy	Texas	77494
40	Loan		CGMRC	Beck Business Center Phase I	NAP	NAP	28221-28287 Beck Road	Wixom	Michigan	48393
41	Loan		SMF I	Simply Self Storage - Grand Rapids	Group 2	NAP	1236 Ball Avenue Northeast	Grand Rapids	Michigan	49505
42	Loan		SMF I	Alder Ridge Apartments	NAP	NAP	3890 Old Vineyard Road	Winston-Salem	North Carolina	27104
43	Loan	11	CGMRC	Home Center Village	NAP	NAP	2505 Chastain Meadows Parkway	Marietta	Georgia	30066
44	Loan	31	CGMRC	Beltline Industrial	NAP	NAP	260, 320, 350 South Belt Line Road & 309 North Belt Line Road	Irving	Texas	75060
45	Loan		SMF I	Simply Self Storage - Chesterfield	Group 2	NAP	31755 23 Mile Road	Chesterfield	Michigan	48047
46	Loan		CGMRC	Hudson Plaza II	NAP	NAP	27 Hudson Plaza	Fayetteville	Georgia	30214
47	Loan		CGMRC	316 East Madison - 609 South Fifth	NAP	NAP
47.01	Property			316-320 East Madison Street			316-320 East Madison Street	Ann Arbor	Michigan	48104
47.02	Property			609 South Fifth Avenue			609 South Fifth Avenue	Ann Arbor	Michigan	48104
48	Loan		SMF I	BMO Harris Bank Branch	NAP	NAP	7000 South 76th Street	Franklin	Wisconsin	53132
49	Loan		SMF I	Simply Self Storage - Wyoming	Group 2	NAP	533 36th Street Southwest	Wyoming	Michigan	49509
50	Loan		CGMRC	90th and Via Linda	Group 3	NAP	8912 East Via Linda	Scottsdale	Arizona	85258
51	Loan	11	SMF I	Simply Self Storage - Westland	Group 2	NAP	39205 Ford Road	Westland	Michigan	48185
52	Loan		CGMRC	Starcrest Business Center	NAP	NAP	12508 Jones Maltsberger Road	San Antonio	Texas	78247
53	Loan		CGMRC	Stapleton Business Center	NAP	NAP	10400 East 48th Avenue	Denver	Colorado	80238
54	Loan		SMF I	6420 Richmond Avenue	NAP	NAP	6420 Richmond Avenue	Houston	Texas	77057
55	Loan		SMF I	Hartland Village Shopping Center	NAP	NAP	4750 Hartland Parkway	Lexington	Kentucky	40515
56	Loan		SMF I	Highlands Village	NAP	NAP	3150 Highlands Parkway	Smyrna	Georgia	30082
57	Loan		CGMRC	Mt. Vista Mobile Home Community	Group 5	NAP	4545 South Mission Road	Tucson	Arizona	85746
58	Loan		CGMRC	734 Roble Road	NAP	NAP	734 Roble Road	Allentown	Pennsylvania	18109
59	Loan		CGMRC	Fig Leaf Plaza	NAP	NAP	6022-6040 North Figarden Drive	Fresno	California	93722
60	Loan		CGMRC	CSS Pleasanton	Group 5	NAP	3555 Stanley Boulevard	Pleasanton	California	94566
61	Loan		CGMRC	BB&T Bank Branch	NAP	NAP	6720 Mooretown Road	Williamsburg	Virginia	23188
62	Loan		SMF I	Simply Self Storage - Danville	Group 2	NAP	1810 East Voorhees Street	Danville	Illinois	61834

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		General	Detailed			Units, Pads,	Unit	Loan Per
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)
1	Loan	8, 9	CGMRC	Bank of America Plaza	Office	CBD	1974	2009	1,432,285	SF	279.27
2	Loan	10	SMF I	Orange Plaza Shopping Center	Retail	Anchored	1990, 2005	NAP	82,036	SF	251.41
3	Loan	10	SMF I	Front Gate Plaza	Retail	Anchored	1990	NAP	128,378	SF	107.11
4	Loan	10	SMF I	Gateway Fashion Center	Retail	Regional Mall	1978	2007	329,946	SF	31.82
5	Loan	10	SMF I	Foothill Village Plaza	Retail	Unanchored	1990	2004	87,650	SF	119.79
6	Loan	10, 11	SMF I	Pueblo Shopping Center	Retail	Anchored	1977	2008	106,276	SF	65.87
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio					922,903	SF	114.85
7.01	Property			One Olympia Park Plaza	Office	General Suburban	2000-2001	NAP	119,587	SF
7.02	Property			Two and Three Corporate Center	Office	General Suburban	1997	NAP	145,434	SF
7.03	Property			614 & 620 West Main Street	Office	CBD	1992-1993, 2002	NAP	137,595	SF
7.04	Property			Five Corporate Center	Office	General Suburban	1999	NAP	115,981	SF
7.05	Property			Fenley Office Park Building C	Office	General Suburban	2000-2001	NAP	62,934	SF
7.06	Property			One Triton Office Park	Office	General Suburban	2001	NAP	104,303	SF
7.07	Property			One Corporate Center	Office	General Suburban	1995-1996	NAP	77,862	SF
7.08	Property			Fenley Office Park Building B	Office	General Suburban	1996	NAP	45,349	SF
7.09	Property			Fenley Office Park Building A	Office	General Suburban	1995	NAP	44,844	SF
7.10	Property			Six Corporate Center	Office	General Suburban	2000	NAP	35,022	SF
7.11	Property			Browenton Place	Office	General Suburban	1986-1987	NAP	33,992	SF
8	Loan		MC-FiveMile	The Heights at State College	Multifamily	Student Housing	2013-2014	NAP	849	Beds	69,493.52
9	Loan		MC-FiveMile	6010 Bay Parkway	Office	Medical	2013	NAP	85,178	SF	575.27
10	Loan		GSMC	Heritage Apartments	Multifamily	Student Housing	1962-1965, 2007	2007-2014	598	Units	64,381.27
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio					685,353	SF	52.09
11.01	Property			Iron Guard Storage - Webster	Self Storage	Self Storage	1999	NAP	96,148	SF
11.02	Property			Iron Guard Storage - Gum Branch	Self Storage	Self Storage	1989	NAP	80,700	SF
11.03	Property			Iron Guard Storage - Camas	Self Storage	Self Storage	1978	1994	51,755	SF
11.04	Property			Iron Guard Storage - Katy	Self Storage	Self Storage	2001	NAP	56,075	SF
11.05	Property			Iron Guard Storage - Shurling	Self Storage	Self Storage	1990, 2000, 2001	NAP	67,600	SF
11.06	Property			Iron Guard Storage - Riverside	Self Storage	Self Storage	1988	NAP	49,636	SF
11.07	Property			Iron Guard Storage - Prater	Self Storage	Self Storage	1990	NAP	44,172	SF
11.08	Property			Iron Guard Storage - Key	Self Storage	Self Storage	1988	NAP	40,700	SF
11.09	Property			Iron Guard Storage – Bertram	Self Storage	Self Storage	1986	NAP	45,725	SF
11.10	Property			Iron Guard Storage - Center	Self Storage	Self Storage	1995	NAP	58,662	SF
11.11	Property			Iron Guard Storage - Marine	Self Storage	Self Storage	1985	NAP	42,430	SF
11.12	Property			Iron Guard Storage - Wylds	Self Storage	Self Storage	1988	NAP	51,750	SF
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods					248,175	SF	125.52
12.01	Property			Pinnacle II	Office	General Suburban	2003	NAP	102,249	SF
12.02	Property			Pinnacle III	Office	General Suburban	2003	NAP	80,326	SF
12.03	Property			Pinnacle I	Office	General Suburban	1999	NAP	65,600	SF
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio					982,483	SF	274.81
13.01	Property			Two Stamford Plaza	Office	CBD	1986	1994	258,132	SF
13.02	Property			Four Stamford Plaza	Office	CBD	1979	1996	261,982	SF
13.03	Property			One Stamford Plaza	Office	CBD	1986	1994	216,252	SF
13.04	Property			Three Stamford Plaza	Office	CBD	1981	1993	246,117	SF
14	Loan	22	CGMRC	Denver Merchandise Mart	Mixed Use	Trade Mart/Exhibition Hall	1964-2007	2012-2013	810,000	SF	33.28
15	Loan	23	GSMC	Eastport Plaza	Retail	Anchored	1996-1998, 2002, 2006	NAP	268,347	SF	80.12
16	Loan		SMF I	Davis Springs	Industrial	Flex	2008	NAP	169,210	SF	115.24
17	Loan		GSMC	Centurion Industrial Portfolio					460,887	SF	39.49
17.01	Property			Hollister Distribution Center	Industrial	Warehouse/Distribution	2014	NAP	240,000	SF
17.02	Property			Ridge Tool Company	Industrial	Warehouse/Distribution	2005	NAP	128,537	SF
17.03	Property			Sanofi Pasteur	Industrial	Warehouse/Distribution	2003, 2013	2013	92,350	SF
18	Loan		GSMC	Walgreens & Petco	Retail	Anchored	1973	2012	42,715	SF	421.40
19	Loan	24	GSMC	Mustang Ranch	Multifamily	Student Housing	2014	NAP	501	Beds	35,928.14
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio					165,883	SF	71.22
20.01	Property			Simply Self Storage - Jackson Road	Self Storage	Self Storage	1989	NAP	88,117	SF
20.02	Property			Simply Self Storage - State Street	Self Storage	Self Storage	1971	2003	36,021	SF
20.03	Property			Simply Self Storage - Kalamazoo	Self Storage	Self Storage	1978	NAP	41,745	SF
21	Loan	25	SMF I	Amberly Village Townhomes	Multifamily	Garden	1984	NAP	148	Units	79,054.05
22	Loan		CGMRC	Anthem Crossroads	Retail	Shadow Anchored	2007	NAP	44,674	SF	248.47
23	Loan		CGMRC	Mason Village	Retail	Anchored	1978	1988	97,474	SF	107.72

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		General	Detailed			Units, Pads,	Unit	Loan Per
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)
24	Loan		MC-FiveMile	Smyrna Shopping Center	Retail	Anchored	1973	NAP	171,037	SF	59.05
25	Loan	26	MC-FiveMile	Arrowhead Properties	Office	General Suburban	1986, 1987	2002-2004	118,422	SF	82.86
26	Loan		SMF I	Hampton Inn Thibodaux	Hospitality	Limited Service	2008	NAP	109	Rooms	78,703.33
27	Loan	11	GSMC	Village Real Shopping Center	Retail	Anchored	1976	1985	94,259	SF	82.91
28	Loan		SMF I	Douglas Square Retail Center	Retail	Unanchored	1999	NAP	59,451	SF	130.36
29	Loan		SMF I	Hampton Inn Jennings	Hospitality	Limited Service	2009	NAP	85	Rooms	89,776.71
30	Loan		CGMRC	Circle Cross Ranch	Retail	Shadow Anchored	2008	NAP	30,074	SF	251.88
31	Loan		MC-FiveMile	Delavan Crossing	Retail	Shadow Anchored	2003, 2004, 2005	NAP	41,898	SF	168.27
32	Loan	27	SMF I	1250 Borregas Avenue	Office	General Suburban	1977	NAP	42,541	SF	164.55
33	Loan	28	CGMRC	Watertown Crossing	Retail	Anchored	2004	NAP	74,762	SF	93.63
34	Loan		SMF I	Hampton Inn McComb	Hospitality	Limited Service	2008	NAP	84	Rooms	82,440.48
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	Retail	Anchored	1990	NAP	102,465	SF	63.32
36	Loan	11	CGMRC	Marketplace at Prasada	Retail	Shadow Anchored	2009	NAP	29,095	SF	221.95
37	Loan		CGMRC	Sahara Crossing	Retail	Unanchored	1996	2009-2014	61,300	SF	101.96
38	Loan	11	SMF I	Knoxville Self Storage					311,228	SF	20.08
38.01	Property			Keith Street	Mixed Use	Retail/Self Storage	1972	NAP	58,920	SF
38.02	Property			Middlebrook	Self Storage	Self Storage	1995	NAP	48,879	SF
38.03	Property			Campbell Station	Self Storage	Self Storage	2002	NAP	51,970	SF
38.04	Property			Downtown	Self Storage	Self Storage	1984	NAP	40,759	SF
38.05	Property			Lovell Road	Self Storage	Self Storage	1994	NAP	48,869	SF
38.06	Property			Mabry Hood	Self Storage	Self Storage	1983	NAP	41,187	SF
38.07	Property			Security Square	Mixed Use	Retail/Self Storage	1966, 1986	NAP	20,644	SF
39	Loan	29, 30	MC-FiveMile	Spring Green II	Retail	Unanchored	2014	NAP	25,322	SF	236.95
40	Loan		CGMRC	Beck Business Center Phase I	Industrial	Flex	1999	NAP	170,712	SF	34.21
41	Loan		SMF I	Simply Self Storage - Grand Rapids	Self Storage	Self Storage	1966, 2008	NAP	66,368	SF	82.27
42	Loan		SMF I	Alder Ridge Apartments	Multifamily	Garden	1979	2011-2013	229	Units	21,795.04
43	Loan	11	CGMRC	Home Center Village	Retail	Unanchored	1989	NAP	88,369	SF	53.75
44	Loan	31	CGMRC	Beltline Industrial	Industrial	Flex	1981	NAP	139,609	SF	32.83
45	Loan		SMF I	Simply Self Storage - Chesterfield	Self Storage	Self Storage	1987	NAP	64,680	SF	67.25
46	Loan		CGMRC	Hudson Plaza II	Retail	Anchored	1969	1982, 2014	62,492	SF	63.17
47	Loan		CGMRC	316 East Madison - 609 South Fifth					60	Beds	65,000.00
47.01	Property			316-320 East Madison Street	Multifamily	Student Housing	1963	NAP	46	Beds
47.02	Property			609 South Fifth Avenue	Multifamily	Student Housing	1969	NAP	14	Beds
48	Loan		SMF I	BMO Harris Bank Branch	Retail	Single Tenant Retail	1986	NAP	15,459	SF	247.11
49	Loan		SMF I	Simply Self Storage - Wyoming	Self Storage	Self Storage	1976, 1978, 1986	NAP	61,761	SF	58.29
50	Loan		CGMRC	90th and Via Linda	Retail	Shadow Anchored	2007	NAP	14,420	SF	244.45
51	Loan	11	SMF I	Simply Self Storage - Westland	Self Storage	Self Storage	1988	NAP	65,660	SF	53.00
52	Loan		CGMRC	Starcrest Business Center	Industrial	Flex	2001	NAP	34,978	SF	97.20
53	Loan		CGMRC	Stapleton Business Center	Industrial	Flex	2008	NAP	56,450	SF	60.23
54	Loan		SMF I	6420 Richmond Avenue	Office	General Suburban	1979	2004	77,870	SF	40.45
55	Loan		SMF I	Hartland Village Shopping Center	Retail	Shadow Anchored	1991	2003	37,468	SF	81.97
56	Loan		SMF I	Highlands Village	Retail	Unanchored	2007	NAP	31,883	SF	79.88
57	Loan		CGMRC	Mt. Vista Mobile Home Community	Manufactured Housing	Manufactured Housing	1972	NAP	455	Pads	5,261.55
58	Loan		CGMRC	734 Roble Road	Industrial	Warehouse	1987	2003, 2014	103,215	SF	23.17
59	Loan		CGMRC	Fig Leaf Plaza	Retail	Anchored	2004	NAP	13,068	SF	171.97
60	Loan		CGMRC	CSS Pleasanton	Self Storage	Self Storage	1999	NAP	62,475	SF	33.53
61	Loan		CGMRC	BB&T Bank Branch	Retail	Single Tenant Retail	2006	NAP	50,551	SF	36.10
62	Loan		SMF I	Simply Self Storage - Danville	Self Storage	Self Storage	1997-2002	NAP	43,950	SF	35.84

CGCMT 2014-GC25 Annex A
								Allocated Cut-off
Control	Loan /		Mortgage		Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative
Number	Property Flag	Footnotes	Loan Seller	Property Name	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)
1	Loan	8, 9	CGMRC	Bank of America Plaza	Fee Simple	110,000,000	110,000,000	110,000,000	13.1%	110,000,000	4.05000%	0.01584%
2	Loan	10	SMF I	Orange Plaza Shopping Center	Fee Simple	20,625,000	20,625,000	20,625,000	2.4%	16,878,826	4.85700%	0.01584%
3	Loan	10	SMF I	Front Gate Plaza	Fee Simple	13,750,000	13,750,000	13,750,000	1.6%	11,252,550	4.85700%	0.01584%
4	Loan	10	SMF I	Gateway Fashion Center	Fee Simple	10,500,000	10,500,000	10,500,000	1.2%	8,604,245	4.89700%	0.01584%
5	Loan	10	SMF I	Foothill Village Plaza	Fee Simple	10,500,000	10,500,000	10,500,000	1.2%	8,592,857	4.85700%	0.01584%
6	Loan	10, 11	SMF I	Pueblo Shopping Center	Fee Simple	7,000,000	7,000,000	7,000,000	0.8%	5,728,572	4.85700%	0.01584%
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio		60,000,000	60,000,000	60,000,000	7.1%	51,676,401	4.82000%	0.01584%
7.01	Property			One Olympia Park Plaza	Fee Simple			10,075,472
7.02	Property			Two and Three Corporate Center	Fee Simple			9,056,604
7.03	Property			614 & 620 West Main Street	Fee Simple			7,358,491
7.04	Property			Five Corporate Center	Fee Simple			6,792,453
7.05	Property			Fenley Office Park Building C	Fee Simple			5,490,566
7.06	Property			One Triton Office Park	Fee Simple			5,094,340
7.07	Property			One Corporate Center	Fee Simple			4,924,528
7.08	Property			Fenley Office Park Building B	Fee Simple			3,679,245
7.09	Property			Fenley Office Park Building A	Fee Simple			3,509,434
7.10	Property			Six Corporate Center	Fee Simple			2,094,340
7.11	Property			Browenton Place	Fee Simple			1,924,528
8	Loan		MC-FiveMile	The Heights at State College	Fee Simple	59,000,000	59,000,000	59,000,000	7.0%	53,847,298	4.33000%	0.01584%
9	Loan		MC-FiveMile	6010 Bay Parkway	Fee Simple	49,000,000	49,000,000	49,000,000	5.8%	43,138,205	4.75000%	0.01584%
10	Loan		GSMC	Heritage Apartments	Fee Simple	38,500,000	38,500,000	38,500,000	4.6%	35,126,377	4.31050%	0.03584%
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio		35,700,000	35,700,000	35,700,000	4.2%	30,961,861	4.61000%	0.01584%
11.01	Property			Iron Guard Storage - Webster	Fee Simple			5,680,000
11.02	Property			Iron Guard Storage - Gum Branch	Fee Simple			5,050,000
11.03	Property			Iron Guard Storage - Camas	Fee Simple			4,925,000
11.04	Property			Iron Guard Storage - Katy	Fee Simple			3,750,000
11.05	Property			Iron Guard Storage - Shurling	Fee Simple			3,445,000
11.06	Property			Iron Guard Storage - Riverside	Fee Simple			2,625,000
11.07	Property			Iron Guard Storage - Prater	Fee Simple			2,200,000
11.08	Property			Iron Guard Storage - Key	Fee Simple			2,050,000
11.09	Property			Iron Guard Storage – Bertram	Fee Simple			1,700,000
11.10	Property			Iron Guard Storage - Center	Fee Simple			1,700,000
11.11	Property			Iron Guard Storage - Marine	Fee Simple			1,475,000
11.12	Property			Iron Guard Storage - Wylds	Fee Simple			1,100,000
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods		31,150,000	31,150,000	31,150,000	3.7%	27,917,529	4.67200%	0.01584%
12.01	Property			Pinnacle II	Fee Simple			13,183,000
12.02	Property			Pinnacle III	Fee Simple			10,360,000
12.03	Property			Pinnacle I	Fee Simple			7,607,000
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio		30,000,000	30,000,000	30,000,000	3.6%	27,493,899	4.58500%	0.01584%
13.01	Property			Two Stamford Plaza	Fee Simple			8,511,236
13.02	Property			Four Stamford Plaza	Fee Simple			7,366,573
13.03	Property			One Stamford Plaza	Fee Simple			7,099,719
13.04	Property			Three Stamford Plaza	Fee Simple			7,022,472
14	Loan	22	CGMRC	Denver Merchandise Mart	Fee Simple	27,000,000	26,954,998	26,954,998	3.2%	20,224,807	5.05000%	0.01584%
15	Loan	23	GSMC	Eastport Plaza	Fee Simple	21,500,000	21,500,000	21,500,000	2.6%	17,224,669	4.23600%	0.01584%
16	Loan		SMF I	Davis Springs	Fee Simple	19,500,000	19,500,000	19,500,000	2.3%	18,211,783	4.52500%	0.01584%
17	Loan		GSMC	Centurion Industrial Portfolio		18,200,000	18,200,000	18,200,000	2.2%	15,912,808	4.45000%	0.05084%
17.01	Property			Hollister Distribution Center	Fee Simple			9,485,558
17.02	Property			Ridge Tool Company	Fee Simple			4,737,999
17.03	Property			Sanofi Pasteur	Fee Simple			3,976,443
18	Loan		GSMC	Walgreens & Petco	Fee Simple	18,000,000	18,000,000	18,000,000	2.1%	18,000,000	4.42600%	0.01584%
19	Loan	24	GSMC	Mustang Ranch	Fee Simple	18,000,000	18,000,000	18,000,000	2.1%	15,439,488	4.66311%	0.01584%
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio		11,815,000	11,815,000	11,815,000	1.4%	10,804,975	4.45400%	0.01584%
20.01	Property			Simply Self Storage - Jackson Road	Fee Simple			6,695,000
20.02	Property			Simply Self Storage - State Street	Fee Simple			3,345,000
20.03	Property			Simply Self Storage - Kalamazoo	Fee Simple			1,775,000
21	Loan	25	SMF I	Amberly Village Townhomes	Fee Simple	11,700,000	11,700,000	11,700,000	1.4%	10,231,728	4.45700%	0.04584%
22	Loan		CGMRC	Anthem Crossroads	Fee Simple	11,100,000	11,100,000	11,100,000	1.3%	10,153,724	4.47000%	0.06084%
23	Loan		CGMRC	Mason Village	Fee Simple	10,500,000	10,500,000	10,500,000	1.2%	9,641,866	4.71000%	0.01584%

CGCMT 2014-GC25 Annex A

								Allocated Cut-off
Control	Loan /		Mortgage		Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative
Number	Property Flag	Footnotes	Loan Seller	Property Name	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)
24	Loan		MC-FiveMile	Smyrna Shopping Center	Fee Simple	10,100,000	10,100,000	10,100,000	1.2%	8,855,217	4.57000%	0.01584%
25	Loan	26	MC-FiveMile	Arrowhead Properties	Fee Simple	9,825,000	9,812,725	9,812,725	1.2%	8,021,545	4.78800%	0.01584%
26	Loan		SMF I	Hampton Inn Thibodaux	Fee Simple	8,600,000	8,578,663	8,578,663	1.0%	5,382,310	4.83000%	0.01584%
27	Loan	11	GSMC	Village Real Shopping Center	Fee Simple	7,815,000	7,815,000	7,815,000	0.9%	6,669,197	4.47100%	0.01584%
28	Loan		SMF I	Douglas Square Retail Center	Fee Simple	7,750,000	7,750,000	7,750,000	0.9%	6,495,815	4.75000%	0.01584%
29	Loan		SMF I	Hampton Inn Jennings	Fee Simple	7,650,000	7,631,020	7,631,020	0.9%	4,787,753	4.83000%	0.01584%
30	Loan		CGMRC	Circle Cross Ranch	Fee Simple	7,575,000	7,575,000	7,575,000	0.9%	6,921,366	4.40000%	0.06084%
31	Loan		MC-FiveMile	Delavan Crossing	Fee Simple	7,050,000	7,050,000	7,050,000	0.8%	5,745,073	4.73000%	0.01584%
32	Loan	27	SMF I	1250 Borregas Avenue	Fee Simple	7,000,000	7,000,000	7,000,000	0.8%	6,276,654	4.55400%	0.01584%
33	Loan	28	CGMRC	Watertown Crossing	Fee Simple	7,000,000	7,000,000	7,000,000	0.8%	5,683,160	4.62000%	0.01584%
34	Loan		SMF I	Hampton Inn McComb	Fee Simple	6,925,000	6,925,000	6,925,000	0.8%	4,366,018	5.00800%	0.01584%
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	Fee Simple	6,500,000	6,488,159	6,488,159	0.8%	4,761,539	4.45000%	0.01584%
36	Loan	11	CGMRC	Marketplace at Prasada	Fee Simple	6,457,500	6,457,500	6,457,500	0.8%	5,900,293	4.40000%	0.06084%
37	Loan		CGMRC	Sahara Crossing	Fee Simple	6,250,000	6,250,000	6,250,000	0.7%	5,726,375	4.57000%	0.01584%
38	Loan	11	SMF I	Knoxville Self Storage		6,250,000	6,250,000	6,250,000	0.7%	5,106,125	4.80600%	0.01584%
38.01	Property			Keith Street	Fee Simple			1,416,431
38.02	Property			Middlebrook	Fee Simple			1,068,225
38.03	Property			Campbell Station	Fee Simple			973,796
38.04	Property			Downtown	Fee Simple			932,483
38.05	Property			Lovell Road	Fee Simple			885,269
38.06	Property			Mabry Hood	Fee Simple			619,688
38.07	Property			Security Square	Fee Simple			354,108
39	Loan	29, 30	MC-FiveMile	Spring Green II	Fee Simple	6,000,000	6,000,000	6,000,000	0.7%	5,126,832	4.52000%	0.01584%
40	Loan		CGMRC	Beck Business Center Phase I	Fee Simple	5,850,000	5,840,308	5,840,308	0.7%	4,388,403	5.09000%	0.01584%
41	Loan		SMF I	Simply Self Storage - Grand Rapids	Fee Simple	5,460,000	5,460,000	5,460,000	0.6%	4,997,996	4.51300%	0.01584%
42	Loan		SMF I	Alder Ridge Apartments	Fee Simple	5,000,000	4,991,064	4,991,064	0.6%	3,680,787	4.58000%	0.01584%
43	Loan	11	CGMRC	Home Center Village	Fee Simple	4,750,000	4,750,000	4,750,000	0.6%	4,432,163	4.45000%	0.06084%
44	Loan	31	CGMRC	Beltline Industrial	Fee Simple	4,600,000	4,583,995	4,583,995	0.5%	3,758,946	4.81000%	0.01584%
45	Loan		SMF I	Simply Self Storage - Chesterfield	Fee Simple	4,350,000	4,350,000	4,350,000	0.5%	3,981,920	4.51300%	0.01584%
46	Loan		CGMRC	Hudson Plaza II	Fee Simple	3,952,500	3,947,472	3,947,472	0.5%	3,216,392	4.69000%	0.01584%
47	Loan		CGMRC	316 East Madison - 609 South Fifth		3,900,000	3,900,000	3,900,000	0.5%	3,370,999	4.96000%	0.01584%
47.01	Property			316-320 East Madison Street	Fee Simple			3,100,000
47.02	Property			609 South Fifth Avenue	Fee Simple			800,000
48	Loan		SMF I	BMO Harris Bank Branch	Fee Simple	3,825,000	3,820,135	3,820,135	0.5%	3,510,756	4.69100%	0.01584%
49	Loan		SMF I	Simply Self Storage - Wyoming	Fee Simple	3,600,000	3,600,000	3,600,000	0.4%	3,295,382	4.51300%	0.01584%
50	Loan		CGMRC	90th and Via Linda	Fee Simple	3,525,000	3,525,000	3,525,000	0.4%	3,221,882	4.42000%	0.07084%
51	Loan	11	SMF I	Simply Self Storage - Westland	Fee Simple	3,480,000	3,480,000	3,480,000	0.4%	3,182,506	4.45400%	0.01584%
52	Loan		CGMRC	Starcrest Business Center	Fee Simple	3,400,000	3,400,000	3,400,000	0.4%	2,931,350	4.86000%	0.01584%
53	Loan		CGMRC	Stapleton Business Center	Fee Simple	3,400,000	3,400,000	3,400,000	0.4%	2,918,289	4.69000%	0.01584%
54	Loan		SMF I	6420 Richmond Avenue	Fee Simple	3,150,000	3,150,000	3,150,000	0.4%	2,448,785	4.92900%	0.01584%
55	Loan		SMF I	Hartland Village Shopping Center	Fee Simple	3,075,000	3,071,221	3,071,221	0.4%	2,518,082	4.87800%	0.01584%
56	Loan		SMF I	Highlands Village	Fee Simple	2,550,000	2,546,936	2,546,936	0.3%	2,096,558	5.00000%	0.01584%
57	Loan		CGMRC	Mt. Vista Mobile Home Community	Fee Simple	2,400,000	2,394,005	2,394,005	0.3%	1,942,561	4.53000%	0.01584%
58	Loan		CGMRC	734 Roble Road	Fee Simple	2,400,000	2,391,021	2,391,021	0.3%	1,022,922	5.00000%	0.01584%
59	Loan		CGMRC	Fig Leaf Plaza	Fee Simple	2,250,000	2,247,271	2,247,271	0.3%	1,846,878	4.95000%	0.01584%
60	Loan		CGMRC	CSS Pleasanton	Fee Simple	2,100,000	2,094,615	2,094,615	0.2%	1,692,128	4.40000%	0.01584%
61	Loan		CGMRC	BB&T Bank Branch	Fee Simple	1,825,000	1,825,000	1,825,000	0.2%	1,519,921	5.40000%	0.11084%
62	Loan		SMF I	Simply Self Storage - Danville	Fee Simple	1,575,000	1,575,000	1,575,000	0.2%	1,442,700	4.55500%	0.01584%

CGCMT 2014-GC25 Annex A

						Monthly	Annual	Companion Loan	Companion Loan		Interest
Control	Loan /		Mortgage		Net Mortgage	Debt	Debt	Monthly Debt	Annual Debt		Accrual
Number	Property Flag	Footnotes	Loan Seller	Property Name	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)	Service ($)	Amortization Type	Method	Seasoning
1	Loan	8, 9	CGMRC	Bank of America Plaza	4.03416%	376,406.25	4,516,875.00	992,343.75	11,908,125.00	Interest Only	Actual/360	1
2	Loan	10	SMF I	Orange Plaza Shopping Center	4.84116%	108,923.97	1,307,087.64			Amortizing	Actual/360	0
3	Loan	10	SMF I	Front Gate Plaza	4.84116%	72,615.98	871,391.76			Amortizing	Actual/360	0
4	Loan	10	SMF I	Gateway Fashion Center	4.88116%	55,707.16	668,485.92			Amortizing	Actual/360	0
5	Loan	10	SMF I	Foothill Village Plaza	4.84116%	55,452.20	665,426.40			Amortizing	Actual/360	0
6	Loan	10, 11	SMF I	Pueblo Shopping Center	4.84116%	36,968.13	443,617.56			Amortizing	Actual/360	0
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	4.80416%	315,524.96	3,786,299.52	241,902.47	2,902,829.63	Interest Only, Then Amortizing	Actual/360	2
7.01	Property			One Olympia Park Plaza
7.02	Property			Two and Three Corporate Center
7.03	Property			614 & 620 West Main Street
7.04	Property			Five Corporate Center
7.05	Property			Fenley Office Park Building C
7.06	Property			One Triton Office Park
7.07	Property			One Corporate Center
7.08	Property			Fenley Office Park Building B
7.09	Property			Fenley Office Park Building A
7.10	Property			Six Corporate Center
7.11	Property			Browenton Place
8	Loan		MC-FiveMile	The Heights at State College	4.31416%	293,014.41	3,516,172.92			Interest Only, Then Amortizing	Actual/360	1
9	Loan		MC-FiveMile	6010 Bay Parkway	4.73416%	255,607.19	3,067,286.28			Interest Only, Then Amortizing	Actual/360	0
10	Loan		GSMC	Heritage Apartments	4.27466%	190,762.95	2,289,155.40			Interest Only, Then Amortizing	Actual/360	1
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	4.59416%	183,227.45	2,198,729.40			Interest Only, Then Amortizing	Actual/360	0
11.01	Property			Iron Guard Storage - Webster
11.02	Property			Iron Guard Storage - Gum Branch
11.03	Property			Iron Guard Storage - Camas
11.04	Property			Iron Guard Storage - Katy
11.05	Property			Iron Guard Storage - Shurling
11.06	Property			Iron Guard Storage - Riverside
11.07	Property			Iron Guard Storage - Prater
11.08	Property			Iron Guard Storage - Key
11.09	Property			Iron Guard Storage – Bertram
11.10	Property			Iron Guard Storage - Center
11.11	Property			Iron Guard Storage - Marine
11.12	Property			Iron Guard Storage - Wylds
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	4.65616%	154,667.53	1,856,010.36			Interest Only, Then Amortizing	Actual/360	3
12.01	Property			Pinnacle II
12.02	Property			Pinnacle III
12.03	Property			Pinnacle I
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	4.56916%	153,524.49	1,842,293.88	1,228,195.92	14,738,351.04	Interest Only, Then Amortizing	Actual/360	2
13.01	Property			Two Stamford Plaza
13.02	Property			Four Stamford Plaza
13.03	Property			One Stamford Plaza
13.04	Property			Three Stamford Plaza
14	Loan	22	CGMRC	Denver Merchandise Mart	5.03416%	158,626.85	1,903,522.20			Amortizing	Actual/360	1
15	Loan	23	GSMC	Eastport Plaza	4.22016%	105,590.94	1,267,091.28			Amortizing	Actual/360	0
16	Loan		SMF I	Davis Springs	4.50916%	99,093.51	1,189,122.12			Interest Only, Then Amortizing	Actual/360	1
17	Loan		GSMC	Centurion Industrial Portfolio	4.39916%	91,676.81	1,100,121.72			Interest Only, Then Amortizing	Actual/360	1
17.01	Property			Hollister Distribution Center
17.02	Property			Ridge Tool Company
17.03	Property			Sanofi Pasteur
18	Loan		GSMC	Walgreens & Petco	4.41016%	67,312.08	807,744.96			Interest Only	Actual/360	1
19	Loan	24	GSMC	Mustang Ranch	4.64727%	92,956.12	1,115,473.44			Interest Only, Then Amortizing	Actual/360	0
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	4.43816%	59,542.37	714,508.44			Interest Only, Then Amortizing	Actual/360	1
20.01	Property			Simply Self Storage - Jackson Road
20.02	Property			Simply Self Storage - State Street
20.03	Property			Simply Self Storage - Kalamazoo
21	Loan	25	SMF I	Amberly Village Townhomes	4.41116%	58,983.63	707,803.56			Interest Only, Then Amortizing	Actual/360	2
22	Loan		CGMRC	Anthem Crossroads	4.40916%	56,044.38	672,532.56			Interest Only, Then Amortizing	Actual/360	1
23	Loan		CGMRC	Mason Village	4.69416%	54,520.10	654,241.20			Interest Only, Then Amortizing	Actual/360	0

CGCMT 2014-GC25 Annex A

						Monthly	Annual	Companion Loan	Companion Loan		Interest
Control	Loan /		Mortgage		Net Mortgage	Debt	Debt	Monthly Debt	Annual Debt		Accrual
Number	Property Flag	Footnotes	Loan Seller	Property Name	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)	Service ($)	Amortization Type	Method	Seasoning
24	Loan		MC-FiveMile	Smyrna Shopping Center	4.55416%	51,596.16	619,153.92			Interest Only, Then Amortizing	Actual/360	1
25	Loan	26	MC-FiveMile	Arrowhead Properties	4.77216%	51,477.13	617,725.56			Amortizing	Actual/360	1
26	Loan		SMF I	Hampton Inn Thibodaux	4.81416%	55,951.67	671,420.04			Amortizing	Actual/360	1
27	Loan	11	GSMC	Village Real Shopping Center	4.45516%	39,462.91	473,554.92			Interest Only, Then Amortizing	Actual/360	0
28	Loan		SMF I	Douglas Square Retail Center	4.73416%	40,427.67	485,132.04			Interest Only, Then Amortizing	Actual/360	1
29	Loan		SMF I	Hampton Inn Jennings	4.81416%	49,770.96	597,251.52			Amortizing	Actual/360	1
30	Loan		CGMRC	Circle Cross Ranch	4.33916%	37,932.64	455,191.68			Interest Only, Then Amortizing	Actual/360	1
31	Loan		MC-FiveMile	Delavan Crossing	4.71416%	36,691.20	440,294.40			Amortizing	Actual/360	0
32	Loan	27	SMF I	1250 Borregas Avenue	4.53816%	35,692.92	428,315.04			Interest Only, Then Amortizing	Actual/360	1
33	Loan	28	CGMRC	Watertown Crossing	4.60416%	35,968.82	431,625.84			Amortizing	Actual/360	0
34	Loan		SMF I	Hampton Inn McComb	4.99216%	45,732.54	548,790.48			Amortizing	Actual/360	0
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	4.43416%	35,944.89	431,338.68			Amortizing	Actual/360	1
36	Loan	11	CGMRC	Marketplace at Prasada	4.33916%	32,336.64	388,039.68			Interest Only, Then Amortizing	Actual/360	1
37	Loan		CGMRC	Sahara Crossing	4.55416%	31,928.31	383,139.72			Interest Only, Then Amortizing	Actual/360	1
38	Loan	11	SMF I	Knoxville Self Storage	4.79016%	32,814.26	393,771.12			Amortizing	Actual/360	0
38.01	Property			Keith Street
38.02	Property			Middlebrook
38.03	Property			Campbell Station
38.04	Property			Downtown
38.05	Property			Lovell Road
38.06	Property			Mabry Hood
38.07	Property			Security Square
39	Loan	29, 30	MC-FiveMile	Spring Green II	4.50416%	30,472.46	365,669.52			Interest Only, Then Amortizing	Actual/360	1
40	Loan		CGMRC	Beck Business Center Phase I	5.07416%	34,505.97	414,071.64			Amortizing	Actual/360	1
41	Loan		SMF I	Simply Self Storage - Grand Rapids	4.49716%	27,707.21	332,486.52			Interest Only, Then Amortizing	Actual/360	1
42	Loan		SMF I	Alder Ridge Apartments	4.56416%	28,019.15	336,229.80			Amortizing	Actual/360	1
43	Loan	11	CGMRC	Home Center Village	4.38916%	23,926.64	287,119.68			Interest Only, Then Amortizing	Actual/360	0
44	Loan	31	CGMRC	Beltline Industrial	4.79416%	24,162.42	289,949.04			Amortizing	Actual/360	3
45	Loan		SMF I	Simply Self Storage - Chesterfield	4.49716%	22,074.42	264,893.04			Interest Only, Then Amortizing	Actual/360	1
46	Loan		CGMRC	Hudson Plaza II	4.67416%	20,475.41	245,704.92			Amortizing	Actual/360	1
47	Loan		CGMRC	316 East Madison - 609 South Fifth	4.94416%	20,840.81	250,089.72			Interest Only, Then Amortizing	Actual/360	0
47.01	Property			316-320 East Madison Street
47.02	Property			609 South Fifth Avenue
48	Loan		SMF I	BMO Harris Bank Branch	4.67516%	19,817.21	237,806.52			Amortizing	Actual/360	1
49	Loan		SMF I	Simply Self Storage - Wyoming	4.49716%	18,268.49	219,221.88			Interest Only, Then Amortizing	Actual/360	1
50	Loan		CGMRC	90th and Via Linda	4.34916%	17,693.49	212,321.88			Interest Only, Then Amortizing	Actual/360	1
51	Loan	11	SMF I	Simply Self Storage - Westland	4.43816%	17,537.66	210,451.92			Interest Only, Then Amortizing	Actual/360	1
52	Loan		CGMRC	Starcrest Business Center	4.84416%	17,962.14	215,545.68			Interest Only, Then Amortizing	Actual/360	2
53	Loan		CGMRC	Stapleton Business Center	4.67416%	17,613.26	211,359.12			Interest Only, Then Amortizing	Actual/360	1
54	Loan		SMF I	6420 Richmond Avenue	4.91316%	18,284.52	219,414.24			Interest Only, Then Amortizing	Actual/360	2
55	Loan		SMF I	Hartland Village Shopping Center	4.86216%	16,278.75	195,345.00			Amortizing	Actual/360	1
56	Loan		SMF I	Highlands Village	4.98416%	13,688.95	164,267.40			Amortizing	Actual/360	1
57	Loan		CGMRC	Mt. Vista Mobile Home Community	4.51416%	12,203.27	146,439.24			Amortizing	Actual/360	2
58	Loan		CGMRC	734 Roble Road	4.98416%	18,979.05	227,748.60			Amortizing	Actual/360	1
59	Loan		CGMRC	Fig Leaf Plaza	4.93416%	12,009.82	144,117.84			Amortizing	Actual/360	1
60	Loan		CGMRC	CSS Pleasanton	4.38416%	10,515.98	126,191.76			Amortizing	Actual/360	2
61	Loan		CGMRC	BB&T Bank Branch	5.28916%	10,247.94	122,975.28			Amortizing	Actual/360	0
62	Loan		SMF I	Simply Self Storage - Danville	4.53916%	8,031.85	96,382.20			Interest Only, Then Amortizing	Actual/360	1

CGCMT 2014-GC25 Annex A

					Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due
Number	Property Flag	Footnotes	Loan Seller	Property Name	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date
1	Loan	8, 9	CGMRC	Bank of America Plaza	120	119	120	119	0	0	8/7/2014	1
2	Loan	10	SMF I	Orange Plaza Shopping Center	0	0	120	120	360	360	9/11/2014	6
3	Loan	10	SMF I	Front Gate Plaza	0	0	120	120	360	360	9/11/2014	6
4	Loan	10	SMF I	Gateway Fashion Center	0	0	120	120	360	360	9/11/2014	6
5	Loan	10	SMF I	Foothill Village Plaza	0	0	120	120	360	360	9/11/2014	6
6	Loan	10, 11	SMF I	Pueblo Shopping Center	0	0	120	120	360	360	9/11/2014	6
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	24	22	120	118	360	360	8/1/2014	6
7.01	Property			One Olympia Park Plaza
7.02	Property			Two and Three Corporate Center
7.03	Property			614 & 620 West Main Street
7.04	Property			Five Corporate Center
7.05	Property			Fenley Office Park Building C
7.06	Property			One Triton Office Park
7.07	Property			One Corporate Center
7.08	Property			Fenley Office Park Building B
7.09	Property			Fenley Office Park Building A
7.10	Property			Six Corporate Center
7.11	Property			Browenton Place
8	Loan		MC-FiveMile	The Heights at State College	60	59	120	119	360	360	9/4/2014	6
9	Loan		MC-FiveMile	6010 Bay Parkway	36	36	120	120	360	360	9/19/2014	6
10	Loan		GSMC	Heritage Apartments	60	59	120	119	360	360	8/29/2014	6
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	30	30	120	120	360	360	9/22/2014	6
11.01	Property			Iron Guard Storage - Webster
11.02	Property			Iron Guard Storage - Gum Branch
11.03	Property			Iron Guard Storage - Camas
11.04	Property			Iron Guard Storage - Katy
11.05	Property			Iron Guard Storage - Shurling
11.06	Property			Iron Guard Storage - Riverside
11.07	Property			Iron Guard Storage - Prater
11.08	Property			Iron Guard Storage - Key
11.09	Property			Iron Guard Storage – Bertram
11.10	Property			Iron Guard Storage - Center
11.11	Property			Iron Guard Storage - Marine
11.12	Property			Iron Guard Storage - Wylds
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	36	33	120	117	360	360	6/30/2014	1
12.01	Property			Pinnacle II
12.02	Property			Pinnacle III
12.03	Property			Pinnacle I
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	60	58	120	118	360	360	8/6/2014	6
13.01	Property			Two Stamford Plaza
13.02	Property			Four Stamford Plaza
13.03	Property			One Stamford Plaza
13.04	Property			Three Stamford Plaza
14	Loan	22	CGMRC	Denver Merchandise Mart	0	0	120	119	300	299	8/28/2014	6
15	Loan	23	GSMC	Eastport Plaza	0	0	120	120	360	360	9/17/2014	6
16	Loan		SMF I	Davis Springs	72	71	120	119	360	360	8/22/2014	6
17	Loan		GSMC	Centurion Industrial Portfolio	36	35	120	119	360	360	9/5/2014	6
17.01	Property			Hollister Distribution Center
17.02	Property			Ridge Tool Company
17.03	Property			Sanofi Pasteur
18	Loan		GSMC	Walgreens & Petco	120	119	120	119	0	0	8/26/2014	6
19	Loan	24	GSMC	Mustang Ranch	24	24	120	120	360	360	9/25/2014	6
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	60	59	120	119	360	360	8/28/2014	6
20.01	Property			Simply Self Storage - Jackson Road
20.02	Property			Simply Self Storage - State Street
20.03	Property			Simply Self Storage - Kalamazoo
21	Loan	25	SMF I	Amberly Village Townhomes	36	34	120	118	360	360	7/28/2014	6
22	Loan		CGMRC	Anthem Crossroads	60	59	120	119	360	360	8/21/2014	6
23	Loan		CGMRC	Mason Village	60	60	120	120	360	360	9/11/2014	6

CGCMT 2014-GC25 Annex A

					Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due
Number	Property Flag	Footnotes	Loan Seller	Property Name	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date
24	Loan		MC-FiveMile	Smyrna Shopping Center	36	35	120	119	360	360	8/27/2014	6
25	Loan	26	MC-FiveMile	Arrowhead Properties	0	0	120	119	360	359	8/28/2014	1
26	Loan		SMF I	Hampton Inn Thibodaux	0	0	120	119	240	239	9/4/2014	6
27	Loan	11	GSMC	Village Real Shopping Center	24	24	120	120	360	360	9/12/2014	6
28	Loan		SMF I	Douglas Square Retail Center	12	11	120	119	360	360	9/2/2014	6
29	Loan		SMF I	Hampton Inn Jennings	0	0	120	119	240	239	9/4/2014	6
30	Loan		CGMRC	Circle Cross Ranch	60	59	120	119	360	360	8/26/2014	6
31	Loan		MC-FiveMile	Delavan Crossing	0	0	120	120	360	360	9/12/2014	6
32	Loan	27	SMF I	1250 Borregas Avenue	48	47	120	119	360	360	8/29/2014	6
33	Loan	28	CGMRC	Watertown Crossing	0	0	120	120	360	360	9/15/2014	1
34	Loan		SMF I	Hampton Inn McComb	0	0	120	120	240	240	9/12/2014	6
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	0	0	120	119	300	299	8/29/2014	6
36	Loan	11	CGMRC	Marketplace at Prasada	60	59	120	119	360	360	8/28/2014	6
37	Loan		CGMRC	Sahara Crossing	60	59	120	119	360	360	9/5/2014	6
38	Loan	11	SMF I	Knoxville Self Storage	0	0	120	120	360	360	9/8/2014	6
38.01	Property			Keith Street
38.02	Property			Middlebrook
38.03	Property			Campbell Station
38.04	Property			Downtown
38.05	Property			Lovell Road
38.06	Property			Mabry Hood
38.07	Property			Security Square
39	Loan	29, 30	MC-FiveMile	Spring Green II	24	23	120	119	360	360	9/5/2014	6
40	Loan		CGMRC	Beck Business Center Phase I	0	0	120	119	300	299	8/8/2014	6
41	Loan		SMF I	Simply Self Storage - Grand Rapids	60	59	120	119	360	360	8/19/2014	6
42	Loan		SMF I	Alder Ridge Apartments	0	0	120	119	300	299	8/28/2014	6
43	Loan	11	CGMRC	Home Center Village	12	12	60	60	360	360	9/11/2014	6
44	Loan	31	CGMRC	Beltline Industrial	0	0	120	117	360	357	6/30/2014	1
45	Loan		SMF I	Simply Self Storage - Chesterfield	60	59	120	119	360	360	8/19/2014	6
46	Loan		CGMRC	Hudson Plaza II	0	0	120	119	360	359	8/20/2014	1
47	Loan		CGMRC	316 East Madison - 609 South Fifth	24	24	120	120	360	360	9/9/2014	6
47.01	Property			316-320 East Madison Street
47.02	Property			609 South Fifth Avenue
48	Loan		SMF I	BMO Harris Bank Branch	0	0	60	59	360	359	8/29/2014	6
49	Loan		SMF I	Simply Self Storage - Wyoming	60	59	120	119	360	360	8/19/2014	6
50	Loan		CGMRC	90th and Via Linda	60	59	120	119	360	360	8/19/2014	6
51	Loan	11	SMF I	Simply Self Storage - Westland	60	59	120	119	360	360	8/28/2014	6
52	Loan		CGMRC	Starcrest Business Center	24	22	120	118	360	360	7/18/2014	1
53	Loan		CGMRC	Stapleton Business Center	24	23	120	119	360	360	8/21/2014	1
54	Loan		SMF I	6420 Richmond Avenue	12	10	120	118	300	300	8/1/2014	6
55	Loan		SMF I	Hartland Village Shopping Center	0	0	120	119	360	359	9/2/2014	6
56	Loan		SMF I	Highlands Village	0	0	120	119	360	359	8/26/2014	6
57	Loan		CGMRC	Mt. Vista Mobile Home Community	0	0	120	118	360	358	7/31/2014	6
58	Loan		CGMRC	734 Roble Road	0	0	120	119	180	179	8/14/2014	1
59	Loan		CGMRC	Fig Leaf Plaza	0	0	120	119	360	359	8/11/2014	1
60	Loan		CGMRC	CSS Pleasanton	0	0	120	118	360	358	8/1/2014	6
61	Loan		CGMRC	BB&T Bank Branch	0	0	120	120	360	360	9/12/2014	1
62	Loan		SMF I	Simply Self Storage - Danville	60	59	120	119	360	360	8/11/2014	6

CGCMT 2014-GC25 Annex A

											Grace	Grace
Control	Loan /		Mortgage		First	Last IO	First P&I		ARD	Final	Period-	Period-
Number	Property Flag	Footnotes	Loan Seller	Property Name	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date	Late Fee	Default
1	Loan	8, 9	CGMRC	Bank of America Plaza	10/1/2014	9/1/2024		9/1/2024	No		5	5
2	Loan	10	SMF I	Orange Plaza Shopping Center	11/6/2014		11/6/2014	10/6/2024	No		0	0
3	Loan	10	SMF I	Front Gate Plaza	11/6/2014		11/6/2014	10/6/2024	No		0	0
4	Loan	10	SMF I	Gateway Fashion Center	11/6/2014		11/6/2014	10/6/2024	No		0	0
5	Loan	10	SMF I	Foothill Village Plaza	11/6/2014		11/6/2014	10/6/2024	No		0	0
6	Loan	10, 11	SMF I	Pueblo Shopping Center	11/6/2014		11/6/2014	10/6/2024	No		0	0
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	9/6/2014	8/6/2016	9/6/2016	8/6/2024	No		0	0
7.01	Property			One Olympia Park Plaza
7.02	Property			Two and Three Corporate Center
7.03	Property			614 & 620 West Main Street
7.04	Property			Five Corporate Center
7.05	Property			Fenley Office Park Building C
7.06	Property			One Triton Office Park
7.07	Property			One Corporate Center
7.08	Property			Fenley Office Park Building B
7.09	Property			Fenley Office Park Building A
7.10	Property			Six Corporate Center
7.11	Property			Browenton Place
8	Loan		MC-FiveMile	The Heights at State College	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		0	0
9	Loan		MC-FiveMile	6010 Bay Parkway	11/6/2014	10/6/2017	11/6/2017	10/6/2024	No		0	0
10	Loan		GSMC	Heritage Apartments	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		5 days grace, once per calendar year	0
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	11/6/2014	4/6/2017	5/6/2017	10/6/2024	No		0	0
11.01	Property			Iron Guard Storage - Webster
11.02	Property			Iron Guard Storage - Gum Branch
11.03	Property			Iron Guard Storage - Camas
11.04	Property			Iron Guard Storage - Katy
11.05	Property			Iron Guard Storage - Shurling
11.06	Property			Iron Guard Storage - Riverside
11.07	Property			Iron Guard Storage - Prater
11.08	Property			Iron Guard Storage - Key
11.09	Property			Iron Guard Storage – Bertram
11.10	Property			Iron Guard Storage - Center
11.11	Property			Iron Guard Storage - Marine
11.12	Property			Iron Guard Storage - Wylds
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	8/1/2014	7/1/2017	8/1/2017	7/1/2024	No		5	5
12.01	Property			Pinnacle II
12.02	Property			Pinnacle III
12.03	Property			Pinnacle I
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	9/6/2014	8/6/2019	9/6/2019	8/6/2024	No		0	0
13.01	Property			Two Stamford Plaza
13.02	Property			Four Stamford Plaza
13.03	Property			One Stamford Plaza
13.04	Property			Three Stamford Plaza
14	Loan	22	CGMRC	Denver Merchandise Mart	10/6/2014		10/6/2014	9/6/2024	No		0	0
15	Loan	23	GSMC	Eastport Plaza	11/6/2014		11/6/2014	10/6/2024	No		0	0
16	Loan		SMF I	Davis Springs	10/6/2014	9/6/2020	10/6/2020	9/6/2024	No		0	0
17	Loan		GSMC	Centurion Industrial Portfolio	10/6/2014	9/6/2017	10/6/2017	9/6/2024	No		0	0
17.01	Property			Hollister Distribution Center
17.02	Property			Ridge Tool Company
17.03	Property			Sanofi Pasteur
18	Loan		GSMC	Walgreens & Petco	10/6/2014	9/6/2024		9/6/2024	No		0	0
19	Loan	24	GSMC	Mustang Ranch	11/6/2014	10/6/2016	11/6/2016	10/6/2024	No		0	0
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		0	0
20.01	Property			Simply Self Storage - Jackson Road
20.02	Property			Simply Self Storage - State Street
20.03	Property			Simply Self Storage - Kalamazoo
21	Loan	25	SMF I	Amberly Village Townhomes	9/6/2014	8/6/2017	9/6/2017	8/6/2024	No		0	0
22	Loan		CGMRC	Anthem Crossroads	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		0	0
23	Loan		CGMRC	Mason Village	11/6/2014	10/6/2019	11/6/2019	10/6/2024	No		0	0

CGCMT 2014-GC25 Annex A

											Grace	Grace
Control	Loan /		Mortgage		First	Last IO	First P&I		ARD	Final	Period-	Period-
Number	Property Flag	Footnotes	Loan Seller	Property Name	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date	Late Fee	Default
24	Loan		MC-FiveMile	Smyrna Shopping Center	10/6/2014	9/6/2017	10/6/2017	9/6/2024	No		5	0
25	Loan	26	MC-FiveMile	Arrowhead Properties	10/1/2014		10/1/2014	9/1/2024	No		5	5
26	Loan		SMF I	Hampton Inn Thibodaux	10/6/2014		10/6/2014	9/6/2024	No		0	0
27	Loan	11	GSMC	Village Real Shopping Center	11/6/2014	10/6/2016	11/6/2016	10/6/2024	No		0	0
28	Loan		SMF I	Douglas Square Retail Center	10/6/2014	9/6/2015	10/6/2015	9/6/2024	No		0	0
29	Loan		SMF I	Hampton Inn Jennings	10/6/2014		10/6/2014	9/6/2024	No		0	0
30	Loan		CGMRC	Circle Cross Ranch	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		0	0
31	Loan		MC-FiveMile	Delavan Crossing	11/6/2014		11/6/2014	10/6/2024	No		0	0
32	Loan	27	SMF I	1250 Borregas Avenue	10/6/2014	9/6/2018	10/6/2018	9/6/2024	No		0	0
33	Loan	28	CGMRC	Watertown Crossing	11/1/2014		11/1/2014	10/1/2024	No		5	5
34	Loan		SMF I	Hampton Inn McComb	11/6/2014		11/6/2014	10/6/2024	No		0	0
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	10/6/2014		10/6/2014	9/6/2024	No		0	0
36	Loan	11	CGMRC	Marketplace at Prasada	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		0	0
37	Loan		CGMRC	Sahara Crossing	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		5	0
38	Loan	11	SMF I	Knoxville Self Storage	11/6/2014		11/6/2014	10/6/2024	No		0	0
38.01	Property			Keith Street
38.02	Property			Middlebrook
38.03	Property			Campbell Station
38.04	Property			Downtown
38.05	Property			Lovell Road
38.06	Property			Mabry Hood
38.07	Property			Security Square
39	Loan	29, 30	MC-FiveMile	Spring Green II	10/6/2014	9/6/2016	10/6/2016	9/6/2024	No		10	0
40	Loan		CGMRC	Beck Business Center Phase I	10/6/2014		10/6/2014	9/6/2024	No		0	0
41	Loan		SMF I	Simply Self Storage - Grand Rapids	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		0	0
42	Loan		SMF I	Alder Ridge Apartments	10/6/2014		10/6/2014	9/6/2024	No		0	0
43	Loan	11	CGMRC	Home Center Village	11/6/2014	10/6/2015	11/6/2015	10/6/2019	No		0	0
44	Loan	31	CGMRC	Beltline Industrial	8/1/2014		8/1/2014	7/1/2024	No		5	5
45	Loan		SMF I	Simply Self Storage - Chesterfield	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		0	0
46	Loan		CGMRC	Hudson Plaza II	10/1/2014		10/1/2014	9/1/2024	No		5	5
47	Loan		CGMRC	316 East Madison - 609 South Fifth	11/6/2014	10/6/2016	11/6/2016	10/6/2024	No		0	0
47.01	Property			316-320 East Madison Street
47.02	Property			609 South Fifth Avenue
48	Loan		SMF I	BMO Harris Bank Branch	10/6/2014		10/6/2014	9/6/2019	No		0	0
49	Loan		SMF I	Simply Self Storage - Wyoming	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		0	0
50	Loan		CGMRC	90th and Via Linda	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		0	0
51	Loan	11	SMF I	Simply Self Storage - Westland	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		0	0
52	Loan		CGMRC	Starcrest Business Center	9/1/2014	8/1/2016	9/1/2016	8/1/2024	No		0	5
53	Loan		CGMRC	Stapleton Business Center	10/1/2014	9/1/2016	10/1/2016	9/1/2024	No		5	5
54	Loan		SMF I	6420 Richmond Avenue	9/6/2014	8/6/2015	9/6/2015	8/6/2024	No		0	0
55	Loan		SMF I	Hartland Village Shopping Center	10/6/2014		10/6/2014	9/6/2024	No		0	0
56	Loan		SMF I	Highlands Village	10/6/2014		10/6/2014	9/6/2024	No		0	0
57	Loan		CGMRC	Mt. Vista Mobile Home Community	9/6/2014		9/6/2014	8/6/2024	No		0	0
58	Loan		CGMRC	734 Roble Road	10/1/2014		10/1/2014	9/1/2024	No		5	5
59	Loan		CGMRC	Fig Leaf Plaza	10/1/2014		10/1/2014	9/1/2024	No		5	5
60	Loan		CGMRC	CSS Pleasanton	9/6/2014		9/6/2014	8/6/2024	No		0	0
61	Loan		CGMRC	BB&T Bank Branch	11/1/2014		11/1/2014	10/1/2024	No		5	5
62	Loan		SMF I	Simply Self Storage - Danville	10/6/2014	9/6/2019	10/6/2019	9/6/2024	No		0	0

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage			2011	2012	2013	2013	2013
Number	Property Flag	Footnotes	Loan Seller	Property Name	Prepayment Provision (3)	NOI ($)	NOI ($)	EGI	Expenses	NOI
1	Loan	8, 9	CGMRC	Bank of America Plaza	Lockout/25_Defeasance/88_0%/7	34,855,212	29,607,501	53,763,284	24,898,805	28,864,479
2	Loan	10	SMF I	Orange Plaza Shopping Center	Lockout/24_Defeasance/92_0%/4	1,572,838	1,749,864	2,381,670	598,432	1,783,238
3	Loan	10	SMF I	Front Gate Plaza	Lockout/24_Defeasance/92_0%/4	1,134,300	1,168,910	1,990,469	644,133	1,346,336
4	Loan	10	SMF I	Gateway Fashion Center	Lockout/24_Defeasance/92_0%/4	1,462,497	1,553,710	2,384,842	734,409	1,650,433
5	Loan	10	SMF I	Foothill Village Plaza	Lockout/24_Defeasance/92_0%/4	922,913	1,107,275	1,438,994	451,745	987,249
6	Loan	10, 11	SMF I	Pueblo Shopping Center	Lockout/24_Defeasance/92_0%/4	547,087	585,356	920,180	385,303	534,877
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	Lockout/26_Defeasance/91_0%/3	8,792,691	9,916,766	15,607,921	5,087,955	10,519,966
7.01	Property			One Olympia Park Plaza		1,399,333	1,794,993	2,604,113	742,285	1,861,828
7.02	Property			Two and Three Corporate Center		1,075,446	1,557,157	2,179,659	766,000	1,413,658
7.03	Property			614 & 620 West Main Street		1,459,790	1,086,185	1,906,199	683,230	1,222,969
7.04	Property			Five Corporate Center		807,290	1,246,696	1,972,466	654,663	1,317,802
7.05	Property			Fenley Office Park Building C		988,490	1,044,611	1,338,818	350,800	988,018
7.06	Property			One Triton Office Park		581,206	795,844	1,336,068	501,072	834,996
7.07	Property			One Corporate Center		502,946	803,041	1,426,939	438,634	988,305
7.08	Property			Fenley Office Park Building B		599,758	656,592	847,935	269,081	578,854
7.09	Property			Fenley Office Park Building A		543,716	198,902	840,027	249,571	590,456
7.10	Property			Six Corporate Center		418,891	441,087	626,338	223,996	402,342
7.11	Property			Browenton Place		415,825	291,658	529,359	208,622	320,738
8	Loan		MC-FiveMile	The Heights at State College	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A
9	Loan		MC-FiveMile	6010 Bay Parkway	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	N/A
10	Loan		GSMC	Heritage Apartments	Lockout/25_Defeasance/91_0%/4	N/A	3,128,674	5,585,574	2,380,845	3,204,729
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	Lockout/24_Defeasance/92_0%/4	2,828,621	2,870,003	4,701,194	1,692,528	3,008,661
11.01	Property			Iron Guard Storage - Webster		335,688	383,874	664,639	230,011	434,628
11.02	Property			Iron Guard Storage - Gum Branch		465,496	443,117	622,625	153,980	468,645
11.03	Property			Iron Guard Storage - Camas		252,132	300,818	499,963	138,557	361,406
11.04	Property			Iron Guard Storage - Katy		220,757	247,850	423,401	162,178	261,223
11.05	Property			Iron Guard Storage - Shurling		324,416	333,378	472,362	157,085	315,277
11.06	Property			Iron Guard Storage - Riverside		189,513	189,316	337,387	114,097	223,290
11.07	Property			Iron Guard Storage - Prater		140,227	186,298	300,898	94,748	206,150
11.08	Property			Iron Guard Storage - Key		181,196	160,440	288,204	129,185	159,019
11.09	Property			Iron Guard Storage – Bertram		159,689	150,916	260,892	109,091	151,801
11.10	Property			Iron Guard Storage - Center		215,863	185,585	305,518	145,357	160,161
11.11	Property			Iron Guard Storage - Marine		207,816	165,665	289,323	141,624	147,699
11.12	Property			Iron Guard Storage - Wylds		135,828	122,746	235,980	116,619	119,362
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	Lockout/27_Defeasance/86_0%/7	2,912,348	3,035,656	5,731,941	2,760,771	2,971,170
12.01	Property			Pinnacle II		N/A	N/A	N/A	N/A	N/A
12.02	Property			Pinnacle III		N/A	N/A	N/A	N/A	N/A
12.03	Property			Pinnacle I		N/A	N/A	N/A	N/A	N/A
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	Lockout/26_Defeasance/90_0%/4	14,947,204	16,669,524	38,746,292	17,808,117	20,938,175
13.01	Property			Two Stamford Plaza		4,696,181	4,825,229	10,658,366	4,713,702	5,944,664
13.02	Property			Four Stamford Plaza		4,950,805	5,729,603	8,152,870	4,512,158	3,640,712
13.03	Property			One Stamford Plaza		2,798,298	3,699,981	9,289,918	3,960,514	5,329,404
13.04	Property			Three Stamford Plaza		2,501,920	2,414,711	10,645,138	4,621,743	6,023,395
14	Loan	22	CGMRC	Denver Merchandise Mart	Lockout/25_Defeasance/90_0%/5	3,025,195	2,641,875	11,318,299	8,151,437	3,166,862
15	Loan	23	GSMC	Eastport Plaza	Lockout/24_Defeasance/91_0%/5	2,310,193	2,180,450	4,337,713	1,998,030	2,339,683
16	Loan		SMF I	Davis Springs	Lockout/25_>YM or 1%/82_0%/13	2,026,075	2,220,472	3,005,689	766,461	2,239,229
17	Loan		GSMC	Centurion Industrial Portfolio	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A
17.01	Property			Hollister Distribution Center		N/A	N/A	N/A	N/A	N/A
17.02	Property			Ridge Tool Company		N/A	N/A	N/A	N/A	N/A
17.03	Property			Sanofi Pasteur		N/A	N/A	N/A	N/A	N/A
18	Loan		GSMC	Walgreens & Petco	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A
19	Loan	24	GSMC	Mustang Ranch	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	N/A
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	Lockout/25_Defeasance/91_0%/4	732,388	902,925	1,557,208	601,720	955,488
20.01	Property			Simply Self Storage - Jackson Road		411,395	498,375	766,379	252,329	514,050
20.02	Property			Simply Self Storage - State Street		183,977	251,364	490,462	205,412	285,050
20.03	Property			Simply Self Storage - Kalamazoo		137,016	153,186	300,367	143,980	156,387
21	Loan	25	SMF I	Amberly Village Townhomes	Lockout/26_Defeasance/90_0%/4	807,433	897,832	1,739,123	707,972	1,031,151
22	Loan		CGMRC	Anthem Crossroads	Lockout/25_>YM or 1%/91_0%/4	910,768	826,323	1,444,322	572,507	871,815
23	Loan		CGMRC	Mason Village	Lockout/24_Defeasance/93_0%/3	702,656	707,650	1,309,562	462,520	847,043

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage			2011	2012	2013	2013	2013
Number	Property Flag	Footnotes	Loan Seller	Property Name	Prepayment Provision (3)	NOI ($)	NOI ($)	EGI	Expenses	NOI
24	Loan		MC-FiveMile	Smyrna Shopping Center	Lockout/25_Defeasance/91_0%/4	806,546	1,009,675	1,274,855	325,793	949,062
25	Loan	26	MC-FiveMile	Arrowhead Properties	Lockout/25_Defeasance/91_0%/4	N/A	N/A	1,464,982	525,724	939,258
26	Loan		SMF I	Hampton Inn Thibodaux	Lockout/25_Defeasance/91_0%/4	N/A	N/A	2,500,963	1,452,841	1,048,122
27	Loan	11	GSMC	Village Real Shopping Center	Lockout/24_Defeasance/92_0%/4	763,078	684,955	1,068,763	384,145	684,618
28	Loan		SMF I	Douglas Square Retail Center	Lockout/25_Defeasance/91_0%/4	695,889	596,397	1,107,456	464,253	643,203
29	Loan		SMF I	Hampton Inn Jennings	Lockout/25_Defeasance/91_0%/4	738,899	807,695	2,128,334	1,230,858	897,476
30	Loan		CGMRC	Circle Cross Ranch	Lockout/25_>YM or 1%/91_0%/4	967,160	745,873	1,014,924	268,796	746,128
31	Loan		MC-FiveMile	Delavan Crossing	Lockout/24_Defeasance/92_0%/4	661,258	662,548	965,609	372,852	592,757
32	Loan	27	SMF I	1250 Borregas Avenue	Lockout/11_>YM or 1%/104_0%/5	N/A	602,556	850,235	179,182	671,053
33	Loan	28	CGMRC	Watertown Crossing	Lockout/24_Defeasance/92_0%/4	N/A	790,980	1,080,167	269,925	810,242
34	Loan		SMF I	Hampton Inn McComb	Lockout/24_Defeasance/92_0%/4	473,992	881,536	2,183,307	1,394,871	788,436
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	Lockout/25_Defeasance/91_0%/4	820,130	895,153	1,375,886	314,998	1,060,888
36	Loan	11	CGMRC	Marketplace at Prasada	Lockout/25_>YM or 1%/91_0%/4	305,320	422,995	710,713	264,879	445,834
37	Loan		CGMRC	Sahara Crossing	Lockout/25_Defeasance/92_0%/3	N/A	340,909	509,800	127,727	382,073
38	Loan	11	SMF I	Knoxville Self Storage	Lockout/24_Defeasance/92_0%/4	634,134	683,351	1,478,075	681,390	796,685
38.01	Property			Keith Street		80,044	167,259	339,837	101,941	237,896
38.02	Property			Middlebrook		137,146	120,650	223,645	92,627	131,018
38.03	Property			Campbell Station		92,655	107,951	182,931	73,348	109,583
38.04	Property			Downtown		81,899	82,692	213,611	124,351	89,260
38.05	Property			Lovell Road		97,954	62,345	213,715	136,380	77,335
38.06	Property			Mabry Hood		88,341	95,571	166,588	59,411	107,177
38.07	Property			Security Square		56,095	46,883	137,748	93,332	44,416
39	Loan	29, 30	MC-FiveMile	Spring Green II	Lockout/25_>YM or 1%/91_0%/4	N/A	N/A	N/A	N/A	N/A
40	Loan		CGMRC	Beck Business Center Phase I	Lockout/25_>YM or 1%/91_0%/4	875,213	832,567	978,132	270,396	707,736
41	Loan		SMF I	Simply Self Storage - Grand Rapids	Lockout/25_Defeasance/91_0%/4	191,911	274,965	653,309	254,566	398,743
42	Loan		SMF I	Alder Ridge Apartments	Lockout/25_Defeasance/91_0%/4	N/A	404,041	1,237,623	760,919	476,704
43	Loan	11	CGMRC	Home Center Village	Lockout/24_Defeasance or >YM or 1%/30_0%/6	724,852	822,130	1,052,809	233,548	819,261
44	Loan	31	CGMRC	Beltline Industrial	Lockout/27_Defeasance/89_0%/4	375,911	411,222	734,515	270,712	463,803
45	Loan		SMF I	Simply Self Storage - Chesterfield	Lockout/25_Defeasance/91_0%/4	230,245	294,743	518,560	178,063	340,497
46	Loan		CGMRC	Hudson Plaza II	Lockout/25_Defeasance/91_0%/4	463,537	376,862	509,337	121,583	387,754
47	Loan		CGMRC	316 East Madison - 609 South Fifth	Lockout/24_Defeasance/92_0%/4	346,218	319,736	502,538	168,215	334,322
47.01	Property			316-320 East Madison Street		272,950	261,585	391,138	123,256	267,882
47.02	Property			609 South Fifth Avenue		73,268	58,151	111,400	44,960	66,440
48	Loan		SMF I	BMO Harris Bank Branch	Lockout/25_Defeasance/31_0%/4	N/A	N/A	N/A	N/A	N/A
49	Loan		SMF I	Simply Self Storage - Wyoming	Lockout/25_Defeasance/91_0%/4	201,047	204,230	446,582	182,474	264,108
50	Loan		CGMRC	90th and Via Linda	Lockout/25_>YM or 1%/91_0%/4	270,613	342,446	486,927	138,750	348,177
51	Loan	11	SMF I	Simply Self Storage - Westland	Lockout/25_Defeasance/91_0%/4	198,931	272,258	501,795	220,039	281,756
52	Loan		CGMRC	Starcrest Business Center	Lockout/26_Defeasance/90_0%/4	(36,808)	118,505	331,060	155,313	175,747
53	Loan		CGMRC	Stapleton Business Center	Lockout/25_Defeasance/91_0%/4	154,964	203,423	519,823	185,545	334,279
54	Loan		SMF I	6420 Richmond Avenue	Lockout/26_Defeasance/90_0%/4	N/A	N/A	875,363	436,974	438,389
55	Loan		SMF I	Hartland Village Shopping Center	Lockout/25_Defeasance/90_0%/5	299,978	307,019	591,558	225,517	366,041
56	Loan		SMF I	Highlands Village	Lockout/25_>YM or 1%/89_0%/6	219,134	260,831	409,846	137,685	272,161
57	Loan		CGMRC	Mt. Vista Mobile Home Community	Lockout/26_Defeasance/90_0%/4	835,489	804,179	1,539,913	683,363	856,550
58	Loan		CGMRC	734 Roble Road	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A
59	Loan		CGMRC	Fig Leaf Plaza	Lockout/25_Defeasance/88_0%/7	184,701	221,317	283,766	76,674	207,092
60	Loan		CGMRC	CSS Pleasanton	Lockout/26_Defeasance/90_0%/4	644,722	651,409	1,010,384	330,896	679,488
61	Loan		CGMRC	BB&T Bank Branch	Lockout/24_Defeasance/92_0%/4	136,474	136,474	136,474	N/A	136,474
62	Loan		SMF I	Simply Self Storage - Danville	Lockout/25_Defeasance/91_0%/4	124,587	127,274	292,259	139,244	153,015

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	EGI (if past 2013) ($)	Expenses (if past 2013) ($)	NOI (if past 2013) ($)	NOI Date (if past 2013)	# of months	Description	EGI ($)
1	Loan	8, 9	CGMRC	Bank of America Plaza	58,775,667	25,608,463	33,167,204	6/30/2014	12	Trailing 12	63,011,458
2	Loan	10	SMF I	Orange Plaza Shopping Center	2,550,307	452,391	2,097,916	6/30/2014	12	Trailing 12	2,525,244
3	Loan	10	SMF I	Front Gate Plaza	2,085,485	435,353	1,650,132	6/30/2014	12	Trailing 12	1,896,853
4	Loan	10	SMF I	Gateway Fashion Center	2,427,393	688,365	1,739,028	6/30/2014	12	Trailing 12	2,973,205
5	Loan	10	SMF I	Foothill Village Plaza	1,417,908	334,300	1,083,608	6/30/2014	12	Trailing 12	1,527,622
6	Loan	10, 11	SMF I	Pueblo Shopping Center	983,113	244,700	738,413	6/30/2014	12	Trailing 12	991,256
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	15,747,027	5,522,832	10,224,196	5/31/2014	12	Trailing 12	17,503,089
7.01	Property			One Olympia Park Plaza	2,644,935	812,078	1,832,858	5/31/2014	12	Trailing 12	2,672,611
7.02	Property			Two and Three Corporate Center	1,954,436	819,954	1,134,483	5/31/2014	12	Trailing 12	2,584,296
7.03	Property			614 & 620 West Main Street	1,984,716	731,911	1,252,805	5/31/2014	12	Trailing 12	2,169,558
7.04	Property			Five Corporate Center	1,953,146	692,621	1,260,525	5/31/2014	12	Trailing 12	2,027,543
7.05	Property			Fenley Office Park Building C	1,371,223	375,941	995,282	5/31/2014	12	Trailing 12	1,544,192
7.06	Property			One Triton Office Park	1,428,581	553,572	875,009	5/31/2014	12	Trailing 12	1,819,656
7.07	Property			One Corporate Center	1,511,887	490,422	1,021,465	5/31/2014	12	Trailing 12	1,536,774
7.08	Property			Fenley Office Park Building B	833,305	295,232	538,073	5/31/2014	12	Trailing 12	1,011,913
7.09	Property			Fenley Office Park Building A	857,650	279,555	578,094	5/31/2014	12	Trailing 12	880,969
7.10	Property			Six Corporate Center	630,800	239,542	391,257	5/31/2014	12	Trailing 12	656,366
7.11	Property			Browenton Place	576,350	232,004	344,345	5/31/2014	12	Trailing 12	599,211
8	Loan		MC-FiveMile	The Heights at State College	N/A	N/A	N/A	N/A	N/A	Not Available	6,527,886
9	Loan		MC-FiveMile	6010 Bay Parkway	N/A	N/A	N/A	N/A	N/A	Not Available	4,914,608
10	Loan		GSMC	Heritage Apartments	5,827,830	2,373,096	3,454,733	7/31/2014	12	Trailing 12	5,921,084
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	4,850,604	1,766,595	3,084,008	7/31/2014	12	Trailing 12	4,884,976
11.01	Property			Iron Guard Storage - Webster	717,478	237,866	479,612	7/31/2014	12	Trailing 12	747,386
11.02	Property			Iron Guard Storage - Gum Branch	623,184	159,445	463,739	7/31/2014	12	Trailing 12	611,926
11.03	Property			Iron Guard Storage - Camas	547,400	138,915	408,484	7/31/2014	12	Trailing 12	554,317
11.04	Property			Iron Guard Storage - Katy	469,334	172,118	297,216	7/31/2014	12	Trailing 12	509,816
11.05	Property			Iron Guard Storage - Shurling	473,435	161,664	311,771	7/31/2014	12	Trailing 12	461,055
11.06	Property			Iron Guard Storage - Riverside	340,849	123,160	217,689	7/31/2014	12	Trailing 12	345,655
11.07	Property			Iron Guard Storage - Prater	299,824	102,006	197,818	7/31/2014	12	Trailing 12	293,082
11.08	Property			Iron Guard Storage - Key	299,832	134,547	165,286	7/31/2014	12	Trailing 12	303,918
11.09	Property			Iron Guard Storage – Bertram	267,965	116,926	151,039	7/31/2014	12	Trailing 12	263,251
11.10	Property			Iron Guard Storage - Center	302,251	147,051	155,200	7/31/2014	12	Trailing 12	293,051
11.11	Property			Iron Guard Storage - Marine	278,065	147,868	130,196	7/31/2014	12	Trailing 12	276,602
11.12	Property			Iron Guard Storage - Wylds	230,987	125,029	105,958	7/31/2014	12	Trailing 12	224,917
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	5,719,665	2,847,242	2,872,423	3/31/2014	12	Trailing 12	5,953,111
12.01	Property			Pinnacle II	N/A	N/A	N/A	N/A	N/A	Not Available	N/A
12.02	Property			Pinnacle III	N/A	N/A	N/A	N/A	N/A	Not Available	N/A
12.03	Property			Pinnacle I	N/A	N/A	N/A	N/A	N/A	Not Available	N/A
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	40,748,377	17,979,232	22,769,145	5/31/2014	12	Trailing 12	42,900,089
13.01	Property			Two Stamford Plaza	10,777,126	4,780,105	5,997,021	5/31/2014	12	Trailing 12	10,840,468
13.02	Property			Four Stamford Plaza	9,205,045	4,531,180	4,673,865	5/31/2014	12	Trailing 12	10,222,977
13.03	Property			One Stamford Plaza	9,714,401	3,974,033	5,740,368	5/31/2014	12	Trailing 12	9,385,773
13.04	Property			Three Stamford Plaza	11,051,805	4,693,914	6,357,891	5/31/2014	12	Trailing 12	12,450,872
14	Loan	22	CGMRC	Denver Merchandise Mart	11,561,737	7,642,477	3,919,260	6/30/2014	12	Trailing 12	11,569,399
15	Loan	23	GSMC	Eastport Plaza	4,452,973	2,118,955	2,334,018	6/30/2014	12	Trailing 12	4,406,976
16	Loan		SMF I	Davis Springs	3,032,761	761,260	2,271,501	7/31/2014	12	Trailing 12	2,972,516
17	Loan		GSMC	Centurion Industrial Portfolio	N/A	N/A	N/A	N/A	N/A	Not Available	1,971,173
17.01	Property			Hollister Distribution Center	N/A	N/A	N/A	N/A	N/A	Not Available	1,019,448
17.02	Property			Ridge Tool Company	N/A	N/A	N/A	N/A	N/A	Not Available	528,106
17.03	Property			Sanofi Pasteur	N/A	N/A	N/A	N/A	N/A	Not Available	423,618
18	Loan		GSMC	Walgreens & Petco	N/A	N/A	N/A	N/A	N/A	Not Available	1,735,874
19	Loan	24	GSMC	Mustang Ranch	N/A	N/A	N/A	N/A	N/A	Not Available	3,131,729
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	1,628,179	631,128	997,051	6/30/2014	12	Trailing 12	1,628,179
20.01	Property			Simply Self Storage - Jackson Road	800,864	271,704	529,160	6/30/2014	12	Trailing 12	800,864
20.02	Property			Simply Self Storage - State Street	503,566	213,962	289,604	6/30/2014	12	Trailing 12	503,566
20.03	Property			Simply Self Storage - Kalamazoo	323,749	145,462	178,287	6/30/2014	12	Trailing 12	323,749
21	Loan	25	SMF I	Amberly Village Townhomes	1,796,531	741,753	1,054,778	6/30/2014	12	Trailing 12	1,796,531
22	Loan		CGMRC	Anthem Crossroads	1,622,608	566,253	1,056,355	6/30/2014	12	Trailing 12	1,617,057
23	Loan		CGMRC	Mason Village	1,407,325	461,556	945,769	4/30/2014	12	Trailing 12	1,674,310

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	EGI (if past 2013) ($)	Expenses (if past 2013) ($)	NOI (if past 2013) ($)	NOI Date (if past 2013)	# of months	Description	EGI ($)
24	Loan		MC-FiveMile	Smyrna Shopping Center	1,268,013	382,425	885,588	5/31/2014	12	Trailing 12	1,345,676
25	Loan	26	MC-FiveMile	Arrowhead Properties	1,734,352	819,887	914,465	6/30/2014	12	Trailing 12	2,088,974
26	Loan		SMF I	Hampton Inn Thibodaux	2,580,250	1,480,878	1,099,372	6/30/2014	12	Trailing 12	2,580,250
27	Loan	11	GSMC	Village Real Shopping Center	N/A	N/A	N/A	N/A	N/A	Not Available	1,231,774
28	Loan		SMF I	Douglas Square Retail Center	1,124,980	469,062	655,917	5/31/2014	12	Trailing 12	1,188,440
29	Loan		SMF I	Hampton Inn Jennings	2,232,305	1,291,655	940,650	6/30/2014	12	Trailing 12	2,232,305
30	Loan		CGMRC	Circle Cross Ranch	988,972	281,159	707,813	6/30/2014	12	Trailing 12	1,027,532
31	Loan		MC-FiveMile	Delavan Crossing	1,063,910	396,407	667,503	7/31/2014	12	Trailing 12	1,073,824
32	Loan	27	SMF I	1250 Borregas Avenue	N/A	N/A	N/A	N/A	N/A	Not Available	842,781
33	Loan	28	CGMRC	Watertown Crossing	1,072,674	271,925	800,749	6/30/2014	12	Trailing 12	1,023,605
34	Loan		SMF I	Hampton Inn McComb	2,311,482	1,444,686	866,796	6/30/2014	12	Trailing 12	2,311,482
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	1,525,824	312,880	1,212,944	6/30/2014	12	Trailing 12	1,243,771
36	Loan	11	CGMRC	Marketplace at Prasada	795,623	279,120	516,503	6/30/2014	12	Trailing 12	856,995
37	Loan		CGMRC	Sahara Crossing	447,331	127,410	319,921	6/30/2014	12	Trailing 12	802,807
38	Loan	11	SMF I	Knoxville Self Storage	1,444,896	718,058	726,838	5/31/2014	12	Trailing 12	1,465,986
38.01	Property			Keith Street	327,659	140,466	187,193	5/31/2014	12	Trailing 12	348,749
38.02	Property			Middlebrook	211,669	70,322	141,347	5/31/2014	12	Trailing 12	211,669
38.03	Property			Campbell Station	182,400	88,181	94,219	5/31/2014	12	Trailing 12	182,400
38.04	Property			Downtown	201,766	129,213	72,553	5/31/2014	12	Trailing 12	201,766
38.05	Property			Lovell Road	214,782	124,524	90,258	5/31/2014	12	Trailing 12	214,782
38.06	Property			Mabry Hood	168,020	64,358	103,662	5/31/2014	12	Trailing 12	168,020
38.07	Property			Security Square	138,600	100,994	37,606	5/31/2014	12	Trailing 12	138,600
39	Loan	29, 30	MC-FiveMile	Spring Green II	N/A	N/A	N/A	N/A	N/A	Not Available	762,975
40	Loan		CGMRC	Beck Business Center Phase I	N/A	N/A	N/A	N/A	N/A	Not Available	1,068,227
41	Loan		SMF I	Simply Self Storage - Grand Rapids	736,266	264,836	471,430	6/30/2014	12	Trailing 12	736,266
42	Loan		SMF I	Alder Ridge Apartments	1,297,542	752,704	544,838	5/31/2014	12	Trailing 12	1,324,231
43	Loan	11	CGMRC	Home Center Village	961,274	236,592	724,682	6/30/2014	6	Annualized	983,073
44	Loan	31	CGMRC	Beltline Industrial	730,889	289,610	441,279	4/30/2014	12	Trailing 12	790,428
45	Loan		SMF I	Simply Self Storage - Chesterfield	559,773	195,019	364,754	6/30/2014	12	Trailing 12	559,773
46	Loan		CGMRC	Hudson Plaza II	555,122	167,027	388,095	7/31/2014	12	Trailing 12	518,626
47	Loan		CGMRC	316 East Madison - 609 South Fifth	529,956	143,963	385,993	7/31/2014	12	Trailing 12	526,408
47.01	Property			316-320 East Madison Street	412,676	102,798	309,878	7/31/2014	12	Trailing 12	406,587
47.02	Property			609 South Fifth Avenue	117,280	41,165	76,115	7/31/2014	12	Trailing 12	119,821
48	Loan		SMF I	BMO Harris Bank Branch	N/A	N/A	N/A	N/A	N/A	Not Available	369,675
49	Loan		SMF I	Simply Self Storage - Wyoming	501,174	191,102	310,072	6/30/2014	12	Trailing 12	501,174
50	Loan		CGMRC	90th and Via Linda	479,788	136,808	342,980	6/30/2014	12	Trailing 12	487,729
51	Loan	11	SMF I	Simply Self Storage - Westland	519,295	230,049	289,246	6/30/2014	12	Trailing 12	519,295
52	Loan		CGMRC	Starcrest Business Center	409,317	165,607	243,710	5/31/2014	12	Trailing 12	543,848
53	Loan		CGMRC	Stapleton Business Center	N/A	N/A	N/A	N/A	N/A	Not Available	524,399
54	Loan		SMF I	6420 Richmond Avenue	869,535	453,058	416,478	6/30/2014	12	Trailing 12	903,578
55	Loan		SMF I	Hartland Village Shopping Center	577,574	223,445	354,129	7/31/2014	12	Trailing 12	569,143
56	Loan		SMF I	Highlands Village	416,200	133,168	283,032	3/31/2014	12	Trailing 12	447,257
57	Loan		CGMRC	Mt. Vista Mobile Home Community	1,542,953	683,406	859,547	3/31/2014	12	Trailing 12	1,542,953
58	Loan		CGMRC	734 Roble Road	N/A	N/A	N/A	N/A	N/A	Not Available	481,546
59	Loan		CGMRC	Fig Leaf Plaza	334,607	70,057	264,550	6/30/2014	12	Trailing 12	316,069
60	Loan		CGMRC	CSS Pleasanton	1,016,423	331,510	684,913	5/31/2014	12	Trailing 12	1,007,961
61	Loan		CGMRC	BB&T Bank Branch	136,474	N/A	136,474	6/30/2014	12	Trailing 12	157,393
62	Loan		SMF I	Simply Self Storage - Danville	285,817	145,641	140,176	6/30/2014	12	Trailing 12	285,817

CGCMT 2014-GC25 Annex A

							Debt Yield on	Underwritten
Control	Loan /		Mortgage		Underwritten	Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)
1	Loan	8, 9	CGMRC	Bank of America Plaza	25,626,454	37,385,004	9.3%	286,457	2,864,570	34,233,977
2	Loan	10	SMF I	Orange Plaza Shopping Center	778,963	1,746,281	11.2%	26,233	39,911	1,680,137
3	Loan	10	SMF I	Front Gate Plaza	632,256	1,264,597	11.2%	27,320	84,166	1,153,111
4	Loan	10	SMF I	Gateway Fashion Center	742,296	2,230,909	11.2%	65,989	117,385	2,047,535
5	Loan	10	SMF I	Foothill Village Plaza	431,168	1,096,454	11.2%	33,980	52,200	1,010,274
6	Loan	10, 11	SMF I	Pueblo Shopping Center	323,849	667,407	11.2%	21,255	45,014	601,138
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	6,665,695	10,837,394	10.2%	188,051	920,147	9,729,196
7.01	Property			One Olympia Park Plaza	948,868	1,723,742		19,094	134,274	1,570,375
7.02	Property			Two and Three Corporate Center	1,015,687	1,568,609		30,870	137,369	1,400,371
7.03	Property			614 & 620 West Main Street	897,009	1,272,549		24,335	111,922	1,136,292
7.04	Property			Five Corporate Center	838,562	1,188,980		19,877	108,248	1,060,856
7.05	Property			Fenley Office Park Building C	460,043	1,084,149		13,506	62,674	1,007,969
7.06	Property			One Triton Office Park	678,297	1,141,358		24,783	125,392	991,184
7.07	Property			One Corporate Center	587,101	949,673		15,709	81,301	852,664
7.08	Property			Fenley Office Park Building B	351,206	660,707		9,578	43,650	607,479
7.09	Property			Fenley Office Park Building A	333,029	547,940		8,809	44,363	494,768
7.10	Property			Six Corporate Center	281,384	374,981		8,883	33,156	332,942
7.11	Property			Browenton Place	274,507	324,704		12,607	37,800	274,297
8	Loan		MC-FiveMile	The Heights at State College	1,863,639	4,664,247	7.9%	84,900	0	4,579,347
9	Loan		MC-FiveMile	6010 Bay Parkway	765,214	4,149,394	8.5%	21,295	122,059	4,006,041
10	Loan		GSMC	Heritage Apartments	2,386,669	3,534,415	9.2%	168,038	0	3,366,377
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	1,778,834	3,106,144	8.7%	68,537	0	3,037,607
11.01	Property			Iron Guard Storage - Webster	240,609	506,777		9,615	0	497,162
11.02	Property			Iron Guard Storage - Gum Branch	158,285	453,641		8,070	0	445,571
11.03	Property			Iron Guard Storage - Camas	138,994	415,323		5,176	0	410,148
11.04	Property			Iron Guard Storage - Katy	178,834	330,982		5,608	0	325,374
11.05	Property			Iron Guard Storage - Shurling	159,029	302,026		6,760	0	295,266
11.06	Property			Iron Guard Storage - Riverside	123,651	222,004		4,964	0	217,040
11.07	Property			Iron Guard Storage - Prater	103,637	189,445		4,417	0	185,028
11.08	Property			Iron Guard Storage - Key	134,605	169,313		4,070	0	165,243
11.09	Property			Iron Guard Storage – Bertram	115,256	147,995		4,573	0	143,422
11.10	Property			Iron Guard Storage - Center	146,863	146,188		5,866	0	140,322
11.11	Property			Iron Guard Storage - Marine	154,940	121,661		4,243	0	117,418
11.12	Property			Iron Guard Storage - Wylds	124,127	100,789		5,175	0	95,614
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	2,829,733	3,123,378	10.0%	54,599	248,175	2,820,605
12.01	Property			Pinnacle II	N/A	N/A		N/A	N/A	N/A
12.02	Property			Pinnacle III	N/A	N/A		N/A	N/A	N/A
12.03	Property			Pinnacle I	N/A	N/A		N/A	N/A	N/A
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	17,690,143	25,209,946	9.3%	196,497	2,200,985	22,812,465
13.01	Property			Two Stamford Plaza	4,690,954	6,149,515		51,626	543,672	5,554,216
13.02	Property			Four Stamford Plaza	4,503,973	5,719,004		52,396	537,855	5,128,753
13.03	Property			One Stamford Plaza	3,909,797	5,475,975		43,250	489,825	4,942,900
13.04	Property			Three Stamford Plaza	4,585,420	7,865,452		49,223	629,634	7,186,595
14	Loan	22	CGMRC	Denver Merchandise Mart	7,832,126	3,737,274	13.9%	267,300	88,841	3,381,133
15	Loan	23	GSMC	Eastport Plaza	2,167,792	2,239,184	10.4%	51,816	133,062	2,054,307
16	Loan		SMF I	Davis Springs	903,084	2,069,432	10.6%	32,556	153,462	1,883,414
17	Loan		GSMC	Centurion Industrial Portfolio	122,200	1,848,972	10.2%	56,247	73,715	1,719,010
17.01	Property			Hollister Distribution Center	57,029	962,419		24,000	45,600	892,819
17.02	Property			Ridge Tool Company	33,185	494,922		12,854	17,365	464,703
17.03	Property			Sanofi Pasteur	31,987	391,632		19,394	10,750	361,489
18	Loan		GSMC	Walgreens & Petco	308,891	1,426,983	7.9%	0	15,376	1,411,607
19	Loan	24	GSMC	Mustang Ranch	1,605,831	1,525,898	8.5%	50,100	0	1,475,798
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	613,226	1,014,953	8.6%	21,589	0	993,365
20.01	Property			Simply Self Storage - Jackson Road	262,616	538,248		10,574	0	527,674
20.02	Property			Simply Self Storage - State Street	209,545	294,021		6,840	0	287,181
20.03	Property			Simply Self Storage - Kalamazoo	141,066	182,683		4,175	0	178,509
21	Loan	25	SMF I	Amberly Village Townhomes	793,942	1,002,589	8.6%	37,549	0	965,040
22	Loan		CGMRC	Anthem Crossroads	582,026	1,035,032	9.3%	8,935	54,170	971,927
23	Loan		CGMRC	Mason Village	553,170	1,121,140	10.7%	14,621	91,650	1,014,869

CGCMT 2014-GC25 Annex A

							Debt Yield on	Underwritten
Control	Loan /		Mortgage		Underwritten	Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)
24	Loan		MC-FiveMile	Smyrna Shopping Center	353,115	992,561	9.8%	34,207	79,596	878,758
25	Loan	26	MC-FiveMile	Arrowhead Properties	901,410	1,187,564	12.1%	35,775	164,379	987,411
26	Loan		SMF I	Hampton Inn Thibodaux	1,526,768	1,053,482	12.3%	103,210	0	950,272
27	Loan	11	GSMC	Village Real Shopping Center	369,270	862,504	11.0%	11,311	57,158	794,034
28	Loan		SMF I	Douglas Square Retail Center	466,733	721,707	9.3%	16,508	35,671	669,529
29	Loan		SMF I	Hampton Inn Jennings	1,326,843	905,462	11.9%	89,292	0	816,170
30	Loan		CGMRC	Circle Cross Ranch	286,642	740,890	9.8%	6,015	39,692	695,183
31	Loan		MC-FiveMile	Delavan Crossing	394,714	679,110	9.6%	8,380	40,816	629,915
32	Loan	27	SMF I	1250 Borregas Avenue	192,709	650,072	9.3%	4,668	0	645,404
33	Loan	28	CGMRC	Watertown Crossing	309,559	714,046	10.2%	23,176	29,081	661,789
34	Loan		SMF I	Hampton Inn McComb	1,482,703	828,779	12.0%	92,459	0	736,320
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	311,546	932,226	14.4%	21,518	64,741	845,968
36	Loan	11	CGMRC	Marketplace at Prasada	290,717	566,277	8.8%	5,819	32,779	527,679
37	Loan		CGMRC	Sahara Crossing	215,738	587,068	9.4%	9,195	31,916	545,957
38	Loan	11	SMF I	Knoxville Self Storage	801,190	664,796	10.6%	47,296	42,838	574,662
38.01	Property			Keith Street	186,196	162,553		8,954	31,723	121,877
38.02	Property			Middlebrook	77,267	134,402		7,428	0	126,974
38.03	Property			Campbell Station	86,505	95,895		7,898	0	87,998
38.04	Property			Downtown	128,996	72,770		6,194	0	66,576
38.05	Property			Lovell Road	130,350	84,432		7,426	0	77,006
38.06	Property			Mabry Hood	87,285	80,735		6,259	0	74,476
38.07	Property			Security Square	104,592	34,008		3,137	11,115	19,756
39	Loan	29, 30	MC-FiveMile	Spring Green II	183,289	579,686	9.7%	5,035	32,238	542,413
40	Loan		CGMRC	Beck Business Center Phase I	315,733	752,493	12.9%	46,092	85,214	621,187
41	Loan		SMF I	Simply Self Storage - Grand Rapids	257,778	478,488	8.8%	6,637	0	471,851
42	Loan		SMF I	Alder Ridge Apartments	757,231	567,000	11.4%	68,700	0	498,300
43	Loan	11	CGMRC	Home Center Village	289,972	693,101	14.6%	13,255	36,178	643,667
44	Loan	31	CGMRC	Beltline Industrial	307,971	482,457	10.5%	13,961	29,829	438,667
45	Loan		SMF I	Simply Self Storage - Chesterfield	191,422	368,351	8.5%	7,762	0	360,589
46	Loan		CGMRC	Hudson Plaza II	114,673	403,953	10.2%	9,374	34,547	360,032
47	Loan		CGMRC	316 East Madison - 609 South Fifth	163,088	363,319	9.3%	11,470	0	351,849
47.01	Property			316-320 East Madison Street	116,606	289,981		8,880	0	281,101
47.02	Property			609 South Fifth Avenue	46,482	73,339		2,590	0	70,749
48	Loan		SMF I	BMO Harris Bank Branch	7,393	362,281	9.5%	3,092	0	359,189
49	Loan		SMF I	Simply Self Storage - Wyoming	187,333	313,841	8.7%	8,029	0	305,812
50	Loan		CGMRC	90th and Via Linda	147,153	340,576	9.7%	2,884	18,375	319,317
51	Loan	11	SMF I	Simply Self Storage - Westland	224,141	295,154	8.5%	10,506	0	284,648
52	Loan		CGMRC	Starcrest Business Center	162,944	380,904	11.2%	7,451	46,651	326,802
53	Loan		CGMRC	Stapleton Business Center	201,342	323,057	9.5%	6,210	27,943	288,904
54	Loan		SMF I	6420 Richmond Avenue	510,873	392,705	12.5%	15,574	58,403	318,729
55	Loan		SMF I	Hartland Village Shopping Center	219,007	350,136	11.4%	7,494	20,266	322,377
56	Loan		SMF I	Highlands Village	132,044	315,213	12.4%	4,824	27,162	283,227
57	Loan		CGMRC	Mt. Vista Mobile Home Community	699,019	843,934	35.3%	23,000	0	820,934
58	Loan		CGMRC	734 Roble Road	93,723	387,823	16.2%	30,550	51,608	305,666
59	Loan		CGMRC	Fig Leaf Plaza	90,950	225,119	10.0%	1,960	12,582	210,576
60	Loan		CGMRC	CSS Pleasanton	329,823	678,138	32.4%	9,371	0	668,767
61	Loan		CGMRC	BB&T Bank Branch	0	157,393	8.6%	0	0	157,393
62	Loan		SMF I	Simply Self Storage - Danville	147,925	137,892	8.8%	5,441	0	132,452

CGCMT 2014-GC25 Annex A

						Debt Yield on
Control	Loan /		Mortgage		Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)
1	Loan	8, 9	CGMRC	Bank of America Plaza	2.08	8.6%	605,000,000	6/24/2014	NAP	NAP	66.1%
2	Loan	10	SMF I	Orange Plaza Shopping Center	1.64	10.4%	27,500,000	7/25/2014	NAP	NAP	67.7%
3	Loan	10	SMF I	Front Gate Plaza	1.64	10.4%	18,500,000	7/10/2014	NAP	NAP	67.7%
4	Loan	10	SMF I	Gateway Fashion Center	1.64	10.4%	19,900,000	7/14/2014	NAP	NAP	67.7%
5	Loan	10	SMF I	Foothill Village Plaza	1.64	10.4%	17,000,000	7/10/2014	NAP	NAP	67.7%
6	Loan	10, 11	SMF I	Pueblo Shopping Center	1.64	10.4%	9,180,000	7/9/2014	9,400,000	2/1/2015	67.7%
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	1.45	9.2%	148,600,000	7/1/2014	NAP	NAP	71.3%
7.01	Property			One Olympia Park Plaza			22,300,000	7/1/2014	NAP	NAP
7.02	Property			Two and Three Corporate Center			20,700,000	7/1/2014	NAP	NAP
7.03	Property			614 & 620 West Main Street			17,350,000	7/1/2014	NAP	NAP
7.04	Property			Five Corporate Center			16,100,000	7/1/2014	NAP	NAP
7.05	Property			Fenley Office Park Building C			12,250,000	7/1/2014	NAP	NAP
7.06	Property			One Triton Office Park			12,600,000	7/1/2014	NAP	NAP
7.07	Property			One Corporate Center			11,400,000	7/1/2014	NAP	NAP
7.08	Property			Fenley Office Park Building B			8,500,000	7/1/2014	NAP	NAP
7.09	Property			Fenley Office Park Building A			8,700,000	7/1/2014	NAP	NAP
7.10	Property			Six Corporate Center			4,950,000	7/1/2014	NAP	NAP
7.11	Property			Browenton Place			4,600,000	7/1/2014	NAP	NAP
8	Loan		MC-FiveMile	The Heights at State College	1.30	7.8%	80,725,000	7/7/2014	NAP	NAP	73.1%
9	Loan		MC-FiveMile	6010 Bay Parkway	1.31	8.2%	65,500,000	7/9/2014	NAP	NAP	74.8%
10	Loan		GSMC	Heritage Apartments	1.47	8.7%	51,650,000	6/25/2014	NAP	NAP	74.5%
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	1.38	8.5%	51,740,000	Various	NAP	NAP	69.0%
11.01	Property			Iron Guard Storage - Webster			7,930,000	8/8/2014	NAP	NAP
11.02	Property			Iron Guard Storage - Gum Branch			7,030,000	8/6/2014	NAP	NAP
11.03	Property			Iron Guard Storage - Camas			6,460,000	8/5/2014	NAP	NAP
11.04	Property			Iron Guard Storage - Katy			4,890,000	8/8/2014	NAP	NAP
11.05	Property			Iron Guard Storage - Shurling			5,350,000	8/11/2014	NAP	NAP
11.06	Property			Iron Guard Storage - Riverside			4,000,000	8/6/2014	NAP	NAP
11.07	Property			Iron Guard Storage - Prater			3,000,000	8/5/2014	NAP	NAP
11.08	Property			Iron Guard Storage - Key			3,420,000	8/11/2014	NAP	NAP
11.09	Property			Iron Guard Storage – Bertram			2,330,000	8/11/2014	NAP	NAP
11.10	Property			Iron Guard Storage - Center			2,860,000	8/6/2014	NAP	NAP
11.11	Property			Iron Guard Storage - Marine			2,470,000	8/6/2014	NAP	NAP
11.12	Property			Iron Guard Storage - Wylds			2,000,000	8/11/2014	NAP	NAP
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	1.52	9.1%	45,250,000	6/3/2014	NAP	NAP	68.8%
12.01	Property			Pinnacle II			19,150,000	6/3/2014	NAP	NAP
12.02	Property			Pinnacle III			15,050,000	6/3/2014	NAP	NAP
12.03	Property			Pinnacle I			11,050,000	6/3/2014	NAP	NAP
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	1.38	8.4%	427,200,000	6/25/2014	NAP	NAP	63.2%
13.01	Property			Two Stamford Plaza			121,200,000	6/25/2014	NAP	NAP
13.02	Property			Four Stamford Plaza			104,900,000	6/25/2014	NAP	NAP
13.03	Property			One Stamford Plaza			101,100,000	6/25/2014	NAP	NAP
13.04	Property			Three Stamford Plaza			100,000,000	6/25/2014	NAP	NAP
14	Loan	22	CGMRC	Denver Merchandise Mart	1.78	12.5%	52,000,000	6/25/2014	NAP	NAP	51.8%
15	Loan	23	GSMC	Eastport Plaza	1.62	9.6%	35,900,000	7/24/2014	NAP	NAP	59.9%
16	Loan		SMF I	Davis Springs	1.58	9.7%	26,200,000	8/14/2014	NAP	NAP	74.4%
17	Loan		GSMC	Centurion Industrial Portfolio	1.56	9.4%	29,050,000	Various	NAP	NAP	62.7%
17.01	Property			Hollister Distribution Center			16,000,000	7/25/2014	NAP	NAP
17.02	Property			Ridge Tool Company			7,000,000	7/29/2014	NAP	NAP
17.03	Property			Sanofi Pasteur			6,050,000	7/29/2014	NAP	NAP
18	Loan		GSMC	Walgreens & Petco	1.75	7.8%	28,000,000	8/1/2014	NAP	NAP	64.3%
19	Loan	24	GSMC	Mustang Ranch	1.32	8.2%	25,000,000	9/1/2014	NAP	NAP	72.0%
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	1.39	8.4%	16,460,000	Various	NAP	NAP	71.8%
20.01	Property			Simply Self Storage - Jackson Road			8,940,000	7/12/2014	NAP	NAP
20.02	Property			Simply Self Storage - State Street			4,720,000	7/12/2014	NAP	NAP
20.03	Property			Simply Self Storage - Kalamazoo			2,800,000	7/8/2014	NAP	NAP
21	Loan	25	SMF I	Amberly Village Townhomes	1.36	8.2%	15,620,000	6/16/2014	NAP	NAP	74.9%
22	Loan		CGMRC	Anthem Crossroads	1.45	8.8%	14,900,000	6/25/2014	NAP	NAP	74.5%
23	Loan		CGMRC	Mason Village	1.55	9.7%	14,400,000	6/17/2014	NAP	NAP	72.9%

CGCMT 2014-GC25 Annex A

						Debt Yield on
Control	Loan /		Mortgage		Underwritten NCF	Underwritten			As Stabilized	As Stabilized	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)
24	Loan		MC-FiveMile	Smyrna Shopping Center	1.42	8.7%	13,700,000	6/2/2014	NAP	NAP	73.7%
25	Loan	26	MC-FiveMile	Arrowhead Properties	1.60	10.1%	13,100,000	6/13/2014	NAP	NAP	74.9%
26	Loan		SMF I	Hampton Inn Thibodaux	1.42	11.1%	11,500,000	7/22/2014	NAP	NAP	74.6%
27	Loan	11	GSMC	Village Real Shopping Center	1.68	10.2%	10,700,000	7/17/2014	11,000,000	7/17/2015	73.0%
28	Loan		SMF I	Douglas Square Retail Center	1.38	8.6%	10,350,000	8/12/2014	NAP	NAP	74.9%
29	Loan		SMF I	Hampton Inn Jennings	1.37	10.7%	10,200,000	7/21/2014	NAP	NAP	74.8%
30	Loan		CGMRC	Circle Cross Ranch	1.53	9.2%	10,880,000	6/24/2014	NAP	NAP	69.6%
31	Loan		MC-FiveMile	Delavan Crossing	1.43	8.9%	9,400,000	5/23/2014	NAP	NAP	75.0%
32	Loan	27	SMF I	1250 Borregas Avenue	1.51	9.2%	12,500,000	7/22/2014	NAP	NAP	56.0%
33	Loan	28	CGMRC	Watertown Crossing	1.53	9.5%	9,300,000	8/14/2014	NAP	NAP	75.3%
34	Loan		SMF I	Hampton Inn McComb	1.34	10.6%	10,000,000	7/21/2014	NAP	NAP	69.3%
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	1.96	13.0%	13,350,000	7/1/2014	NAP	NAP	48.6%
36	Loan	11	CGMRC	Marketplace at Prasada	1.36	8.2%	8,610,000	6/24/2014	8,870,000	6/24/2015	75.0%
37	Loan		CGMRC	Sahara Crossing	1.42	8.7%	8,680,000	7/24/2014	NAP	NAP	72.0%
38	Loan	11	SMF I	Knoxville Self Storage	1.46	9.2%	10,590,000	7/10/2014	11,390,000	Various	59.0%
38.01	Property			Keith Street			2,400,000	7/10/2014	2,680,000	7/10/2015
38.02	Property			Middlebrook			1,810,000	7/10/2014	1,870,000	7/10/2015
38.03	Property			Campbell Station			1,650,000	7/10/2014	1,800,000	8/10/2017
38.04	Property			Downtown			1,580,000	7/10/2014	1,640,000	7/10/2015
38.05	Property			Lovell Road			1,500,000	7/10/2014	1,600,000	8/10/2016
38.06	Property			Mabry Hood			1,050,000	7/10/2014	1,200,000	6/10/2017
38.07	Property			Security Square			600,000	7/10/2014	NAP	NAP
39	Loan	29, 30	MC-FiveMile	Spring Green II	1.48	9.0%	8,040,000	6/1/2014	NAP	NAP	74.6%
40	Loan		CGMRC	Beck Business Center Phase I	1.50	10.6%	9,200,000	6/27/2014	NAP	NAP	63.5%
41	Loan		SMF I	Simply Self Storage - Grand Rapids	1.42	8.6%	7,330,000	7/8/2014	NAP	NAP	74.5%
42	Loan		SMF I	Alder Ridge Apartments	1.48	10.0%	7,000,000	7/9/2014	NAP	NAP	71.3%
43	Loan	11	CGMRC	Home Center Village	2.24	13.6%	7,150,000	7/12/2014	7,400,000	10/1/2014	66.4%
44	Loan	31	CGMRC	Beltline Industrial	1.51	9.6%	6,400,000	5/19/2014	NAP	NAP	71.6%
45	Loan		SMF I	Simply Self Storage - Chesterfield	1.36	8.3%	5,800,000	7/11/2014	NAP	NAP	75.0%
46	Loan		CGMRC	Hudson Plaza II	1.47	9.1%	5,400,000	6/12/2014	NAP	NAP	73.1%
47	Loan		CGMRC	316 East Madison - 609 South Fifth	1.41	9.0%	5,500,000	Various	NAP	NAP	70.9%
47.01	Property			316-320 East Madison Street			4,400,000	6/2/2014	NAP	NAP
47.02	Property			609 South Fifth Avenue			1,100,000	7/23/2014	NAP	NAP
48	Loan		SMF I	BMO Harris Bank Branch	1.51	9.4%	5,100,000	5/22/2014	NAP	NAP	74.9%
49	Loan		SMF I	Simply Self Storage - Wyoming	1.39	8.5%	4,800,000	7/8/2014	NAP	NAP	75.0%
50	Loan		CGMRC	90th and Via Linda	1.50	9.1%	5,000,000	6/26/2014	NAP	NAP	70.5%
51	Loan	11	SMF I	Simply Self Storage - Westland	1.35	8.2%	4,660,000	7/12/2014	4,730,000	6/12/2015	74.7%
52	Loan		CGMRC	Starcrest Business Center	1.52	9.6%	4,540,000	5/28/2014	NAP	NAP	74.9%
53	Loan		CGMRC	Stapleton Business Center	1.37	8.5%	5,050,000	6/17/2014	NAP	NAP	67.3%
54	Loan		SMF I	6420 Richmond Avenue	1.45	10.1%	4,200,000	7/21/2014	NAP	NAP	75.0%
55	Loan		SMF I	Hartland Village Shopping Center	1.65	10.5%	4,100,000	8/1/2014	NAP	NAP	74.9%
56	Loan		SMF I	Highlands Village	1.72	11.1%	4,130,000	5/23/2014	NAP	NAP	61.7%
57	Loan		CGMRC	Mt. Vista Mobile Home Community	5.61	34.3%	14,700,000	5/13/2014	NAP	NAP	16.3%
58	Loan		CGMRC	734 Roble Road	1.34	12.8%	4,300,000	7/21/2014	NAP	NAP	55.6%
59	Loan		CGMRC	Fig Leaf Plaza	1.46	9.4%	3,300,000	6/4/2014	NAP	NAP	68.1%
60	Loan		CGMRC	CSS Pleasanton	5.30	31.9%	10,900,000	5/14/2014	NAP	NAP	19.2%
61	Loan		CGMRC	BB&T Bank Branch	1.28	8.6%	2,600,000	8/13/2014	NAP	NAP	70.2%
62	Loan		SMF I	Simply Self Storage - Danville	1.37	8.4%	2,100,000	7/29/2014	NAP	NAP	75.0%

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		LTV Ratio						Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft
1	Loan	8, 9	CGMRC	Bank of America Plaza	66.1%	89.5%	8/19/2014	NAP	NAP	Capital Group	323,554
2	Loan	10	SMF I	Orange Plaza Shopping Center	55.3%	99.7%	8/15/2014	NAP	NAP	Office Depot (subleased from Rite Aid)	23,672
3	Loan	10	SMF I	Front Gate Plaza	55.3%	96.0%	8/15/2014	NAP	NAP	Stater Bros.	42,630
4	Loan	10	SMF I	Gateway Fashion Center	55.3%	84.1%	8/15/2014	NAP	NAP	Sears Roebuck & Co.	89,000
5	Loan	10	SMF I	Foothill Village Plaza	55.3%	90.3%	8/15/2014	NAP	NAP	Chuck E. Cheese	15,434
6	Loan	10, 11	SMF I	Pueblo Shopping Center	55.3%	95.7%	8/15/2014	NAP	NAP	King Soopers	50,937
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	61.4%	91.5%		NAP	NAP
7.01	Property			One Olympia Park Plaza		92.4%	6/1/2014	NAP	NAP	ADP, Inc.	47,640
7.02	Property			Two and Three Corporate Center		97.9%	6/1/2014	NAP	NAP	AAF-McQuay	40,900
7.03	Property			614 & 620 West Main Street		88.3%	6/1/2014	NAP	NAP	Doe-Anderson Advertising	29,214
7.04	Property			Five Corporate Center		85.2%	6/1/2014	NAP	NAP	CNE Gas Holdings	23,669
7.05	Property			Fenley Office Park Building C		94.4%	6/1/2014	NAP	NAP	Glenview Trust Company	17,471
7.06	Property			One Triton Office Park		95.3%	6/1/2014	NAP	NAP	Vogt Power Int’l Inc.	52,070
7.07	Property			One Corporate Center		92.0%	6/1/2014	NAP	NAP	Century Mortgage Co	31,860
7.08	Property			Fenley Office Park Building B		93.2%	6/1/2014	NAP	NAP	Kentucky Medical Association	15,946
7.09	Property			Fenley Office Park Building A		83.0%	6/1/2014	NAP	NAP	Norton Properties, Inc.	29,221
7.10	Property			Six Corporate Center		91.4%	6/1/2014	NAP	NAP	DMI Furniture, Inc.	14,937
7.11	Property			Browenton Place		87.3%	6/1/2014	NAP	NAP	Tetra Tech, Inc.	7,180
8	Loan		MC-FiveMile	The Heights at State College	66.7%	100.0%	8/31/2014	NAP	NAP	NAP
9	Loan		MC-FiveMile	6010 Bay Parkway	65.9%	100.0%	9/19/2014	NAP	NAP	Brooklyn SC, LLC	22,868
10	Loan		GSMC	Heritage Apartments	68.0%	94.1%	8/19/2014	NAP	NAP	NAP
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	59.8%	78.6%		NAP	NAP
11.01	Property			Iron Guard Storage - Webster		93.6%	8/6/2014	NAP	NAP	NAP
11.02	Property			Iron Guard Storage - Gum Branch		76.0%	8/6/2014	NAP	NAP	NAP
11.03	Property			Iron Guard Storage - Camas		96.4%	8/6/2014	NAP	NAP	NAP
11.04	Property			Iron Guard Storage - Katy		90.1%	8/6/2014	NAP	NAP	NAP
11.05	Property			Iron Guard Storage - Shurling		77.4%	8/6/2014	NAP	NAP	NAP
11.06	Property			Iron Guard Storage - Riverside		86.4%	8/6/2014	NAP	NAP	NAP
11.07	Property			Iron Guard Storage - Prater		83.5%	8/6/2014	NAP	NAP	NAP
11.08	Property			Iron Guard Storage - Key		78.1%	8/6/2014	NAP	NAP	NAP
11.09	Property			Iron Guard Storage – Bertram		63.8%	8/6/2014	NAP	NAP	NAP
11.10	Property			Iron Guard Storage - Center		63.4%	8/6/2014	NAP	NAP	NAP
11.11	Property			Iron Guard Storage - Marine		65.5%	8/6/2014	NAP	NAP	NAP
11.12	Property			Iron Guard Storage - Wylds		56.4%	8/6/2014	NAP	NAP	NAP
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	61.7%	94.9%		NAP	NAP
12.01	Property			Pinnacle II		100.0%	8/1/2014	NAP	NAP	The Travelers Indemnity Co	52,878
12.02	Property			Pinnacle III		99.3%	8/1/2014	NAP	NAP	Bader & Rutter & Associates	67,717
12.03	Property			Pinnacle I		81.8%	8/1/2014	NAP	NAP	Employers Holdings Inc	7,874
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	57.9%	88.0%		NAP	NAP
13.01	Property			Two Stamford Plaza		85.1%	6/19/2014	NAP	NAP	Wiggin and Dana LLP	22,987
13.02	Property			Four Stamford Plaza		79.7%	6/19/2014	NAP	NAP	Icon International, Inc.	76,555
13.03	Property			One Stamford Plaza		89.8%	6/19/2014	NAP	NAP	Towers Watson Pennsylvania	68,234
13.04	Property			Three Stamford Plaza		98.1%	6/19/2014	NAP	NAP	WR Berkley	92,124
14	Loan	22	CGMRC	Denver Merchandise Mart	38.9%	97.3%	7/7/2014	NAP	NAP	NAP
15	Loan	23	GSMC	Eastport Plaza	48.0%	99.4%	9/11/2014	NAP	NAP	Eastport 111 Partners LLC (LA Fitness - GL)	55,068
16	Loan		SMF I	Davis Springs	69.5%	95.8%	9/1/2014	NAP	NAP	Healthtronics	80,236
17	Loan		GSMC	Centurion Industrial Portfolio	54.8%	100.0%		NAP	NAP
17.01	Property			Hollister Distribution Center		100.0%	8/1/2014	NAP	NAP	Hollister Incorporated	240,000
17.02	Property			Ridge Tool Company		100.0%	8/1/2014	NAP	NAP	Ridge Tool Company	128,537
17.03	Property			Sanofi Pasteur		100.0%	8/1/2014	NAP	NAP	Sanofi Pasteur	92,350
18	Loan		GSMC	Walgreens & Petco	64.3%	100.0%	8/25/2014	NAP	NAP	Walgreens	30,593
19	Loan	24	GSMC	Mustang Ranch	61.8%	99.6%	8/1/2014	NAP	NAP	NAP
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	65.6%	91.7%		NAP	NAP
20.01	Property			Simply Self Storage - Jackson Road		90.1%	8/22/2014	NAP	NAP	NAP
20.02	Property			Simply Self Storage - State Street		96.9%	8/22/2014	NAP	NAP	NAP
20.03	Property			Simply Self Storage - Kalamazoo		90.6%	8/22/2014	NAP	NAP	NAP
21	Loan	25	SMF I	Amberly Village Townhomes	65.5%	95.3%	7/25/2014	NAP	NAP	NAP
22	Loan		CGMRC	Anthem Crossroads	68.1%	90.9%	7/1/2014	NAP	NAP	Ebisu (Ebisu Anthem LLC)	3,200
23	Loan		CGMRC	Mason Village	67.0%	94.1%	7/31/2014	NAP	NAP	99 Cents Store	27,000

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		LTV Ratio						Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft
24	Loan		MC-FiveMile	Smyrna Shopping Center	64.6%	94.3%	6/3/2014	NAP	NAP	Acme	48,282
25	Loan	26	MC-FiveMile	Arrowhead Properties	61.2%	89.8%	7/31/2014	NAP	NAP	Hanson Productions, Inc.	26,586
26	Loan		SMF I	Hampton Inn Thibodaux	46.8%	66.8%	6/30/2014	96.16	64.22	NAP
27	Loan	11	GSMC	Village Real Shopping Center	60.6%	85.2%	8/1/2014	NAP	NAP	Office Depot	21,803
28	Loan		SMF I	Douglas Square Retail Center	62.8%	85.9%	9/1/2014	NAP	NAP	Jose Peppers	7,258
29	Loan		SMF I	Hampton Inn Jennings	46.9%	68.9%	6/30/2014	102.20	70.43	NAP
30	Loan		CGMRC	Circle Cross Ranch	63.6%	100.0%	7/1/2014	NAP	NAP	Ironwood Animal Hospital	3,239
31	Loan		MC-FiveMile	Delavan Crossing	61.1%	94.4%	7/23/2014	NAP	NAP	Sonoma Cellars	3,280
32	Loan	27	SMF I	1250 Borregas Avenue	50.2%	100.0%	7/31/2014	NAP	NAP	Adesto Technologies, Inc.	21,901
33	Loan	28	CGMRC	Watertown Crossing	61.1%	96.0%	7/30/2014	NAP	NAP	Roundy’s	65,790
34	Loan		SMF I	Hampton Inn McComb	43.7%	76.5%	6/30/2014	96.72	73.99	NAP
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	35.7%	98.4%	7/31/2014	NAP	NAP	Safeway	54,180
36	Loan	11	CGMRC	Marketplace at Prasada	66.5%	83.9%	8/1/2014	NAP	NAP	Every Kids Dentist	3,500
37	Loan		CGMRC	Sahara Crossing	66.0%	100.0%	7/10/2014	NAP	NAP	Habitat for Humanity	26,942
38	Loan	11	SMF I	Knoxville Self Storage	44.8%	74.7%		NAP	NAP
38.01	Property			Keith Street		76.5%	8/26/2014	NAP	NAP	Carniceria Loa	6,000
38.02	Property			Middlebrook		68.7%	8/26/2014	NAP	NAP	NAP
38.03	Property			Campbell Station		71.4%	8/26/2014	NAP	NAP	NAP
38.04	Property			Downtown		80.2%	8/26/2014	NAP	NAP	NAP
38.05	Property			Lovell Road		68.1%	8/26/2014	NAP	NAP	NAP
38.06	Property			Mabry Hood		74.1%	8/26/2014	NAP	NAP	NAP
38.07	Property			Security Square		98.1%	7/10/2014	NAP	NAP	Oak Ridge Package Store	2,124
39	Loan	29, 30	MC-FiveMile	Spring Green II	63.8%	92.4%	8/5/2014	NAP	NAP	Brazos Oral and Maxillofacial	3,174
40	Loan		CGMRC	Beck Business Center Phase I	47.7%	78.0%	7/1/2014	NAP	NAP	Pacific Insight	7,700
41	Loan		SMF I	Simply Self Storage - Grand Rapids	68.2%	91.7%	8/13/2014	NAP	NAP	NAP
42	Loan		SMF I	Alder Ridge Apartments	52.6%	95.2%	8/26/2014	NAP	NAP	NAP
43	Loan	11	CGMRC	Home Center Village	59.9%	84.8%	6/17/2014	NAP	NAP	Pacific Buffet	12,954
44	Loan	31	CGMRC	Beltline Industrial	58.7%	97.0%	8/31/2014	NAP	NAP	Muslim Foods Inc.	10,000
45	Loan		SMF I	Simply Self Storage - Chesterfield	68.7%	91.8%	8/13/2014	NAP	NAP	NAP
46	Loan		CGMRC	Hudson Plaza II	59.6%	99.1%	4/1/2014	NAP	NAP	Michael’s	27,500
47	Loan		CGMRC	316 East Madison - 609 South Fifth	61.3%	100.0%		NAP	NAP
47.01	Property			316-320 East Madison Street		100.0%	9/5/2014	NAP	NAP	NAP
47.02	Property			609 South Fifth Avenue		100.0%	9/5/2014	NAP	NAP	NAP
48	Loan		SMF I	BMO Harris Bank Branch	68.8%	100.0%	10/6/2014	NAP	NAP	BMO Harris Bank	15,459
49	Loan		SMF I	Simply Self Storage - Wyoming	68.7%	92.9%	8/13/2014	NAP	NAP	NAP
50	Loan		CGMRC	90th and Via Linda	64.4%	91.6%	7/1/2014	NAP	NAP	Pet Planet	3,000
51	Loan	11	SMF I	Simply Self Storage - Westland	67.3%	83.1%	8/22/2014	NAP	NAP	NAP
52	Loan		CGMRC	Starcrest Business Center	64.6%	90.9%	7/1/2014	NAP	NAP	Consert, Inc.	18,000
53	Loan		CGMRC	Stapleton Business Center	57.8%	100.0%	6/13/2014	NAP	NAP	Mobile Mini, Inc.	23,820
54	Loan		SMF I	6420 Richmond Avenue	58.3%	77.3%	7/30/2014	NAP	NAP	Houston Harris Division Patrol, Inc.	4,240
55	Loan		SMF I	Hartland Village Shopping Center	61.4%	90.1%	8/29/2014	NAP	NAP	Wildcat Fitness	7,140
56	Loan		SMF I	Highlands Village	50.8%	87.8%	5/4/2014	NAP	NAP	Titanz Fitness, LLC	9,693
57	Loan		CGMRC	Mt. Vista Mobile Home Community	13.2%	92.1%	7/24/2014	NAP	NAP	NAP
58	Loan		CGMRC	734 Roble Road	23.8%	100.0%	7/1/2014	NAP	NAP	Ice River Springs USA Inc.	103,215
59	Loan		CGMRC	Fig Leaf Plaza	56.0%	100.0%	6/19/2014	NAP	NAP	Golden 1 Credit Union	3,960
60	Loan		CGMRC	CSS Pleasanton	15.5%	92.1%	5/27/2014	NAP	NAP	NAP
61	Loan		CGMRC	BB&T Bank Branch	58.5%	100.0%	8/14/2014	NAP	NAP	BB&T	50,551
62	Loan		SMF I	Simply Self Storage - Danville	68.7%	89.9%	8/4/2014	NAP	NAP	NAP

CGCMT 2014-GC25 Annex A

							Second	Second		Third
Control	Loan /		Mortgage		Largest Tenant	Second	Largest Tenant	Largest Tenant	Third	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
1	Loan	8, 9	CGMRC	Bank of America Plaza	2/28/2018	Shepard Mullin	185,927	12/31/2024	Bank of America	163,512
2	Loan	10	SMF I	Orange Plaza Shopping Center	2/1/2019	Trader Joe’s	12,475	9/30/2016	Anytime Fitness	5,236
3	Loan	10	SMF I	Front Gate Plaza	8/1/2020	CVS (leased to In Shape Health Club)	25,822	12/31/2024	Goodwill	14,095
4	Loan	10	SMF I	Gateway Fashion Center	10/31/2019	St. Alexius Medical Center	42,901	5/31/2016	Carmike Cinemas	27,510
5	Loan	10	SMF I	Foothill Village Plaza	8/31/2020	Tuesday Morning	12,000	7/31/2016	Beauty Club	10,500
6	Loan	10, 11	SMF I	Pueblo Shopping Center	10/31/2016	Dollar Tree	12,000	1/31/2017	Tuesday Morning	8,050
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio
7.01	Property			One Olympia Park Plaza	7/31/2015	UBS PaineWebber, Inc.	26,102	3/31/2018	JJB Hilliard WL Lyons, Inc.	17,584
7.02	Property			Two and Three Corporate Center	6/30/2027	CBS Interactive, Inc.	28,519	10/31/2021	Coventry Health/Life Ins Co.	24,589
7.03	Property			614 & 620 West Main Street	12/31/2021	Greater Louisville, Inc.	26,788	7/31/2023	Hall, Render, Killian, Heath	13,352
7.04	Property			Five Corporate Center	2/28/2018	RX Crossroads	23,514	12/31/2016	Tri-Arrows Aluminum Inc.	20,446
7.05	Property			Fenley Office Park Building C	3/31/2021	Morgan Stanley	17,098	11/30/2022	Fenley Real Estate Group	7,885
7.06	Property			One Triton Office Park	2/28/2022	Comprehensive Health Mgmt Inc.	16,901	9/30/2018	Dometic Corporation	13,329
7.07	Property			One Corporate Center	4/30/2018	Allstate Insurance Company	16,926	9/30/2019	ICAP Energy LLC	16,650
7.08	Property			Fenley Office Park Building B	12/31/2016	Fenley Brownsboro Suites LLC	12,965	7/31/2026	Sterling Financial Group, LTD	2,839
7.09	Property			Fenley Office Park Building A	10/31/2022	Wachovia Securities LLC	7,998	3/31/2017	NAP
7.10	Property			Six Corporate Center	3/31/2016	Paetec	8,086	5/31/2020	IBM Corporation	7,145
7.11	Property			Browenton Place	1/31/2015	Kentucky Select Properties LLC	4,952	2/28/2019	Click, LLC	4,539
8	Loan		MC-FiveMile	The Heights at State College		NAP			NAP
9	Loan		MC-FiveMile	6010 Bay Parkway	9/30/2028	Maimonides Medical Center	18,196	5/31/2023	DR. Management Service, LLC	14,873
10	Loan		GSMC	Heritage Apartments		NAP			NAP
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio
11.01	Property			Iron Guard Storage - Webster		NAP			NAP
11.02	Property			Iron Guard Storage - Gum Branch		NAP			NAP
11.03	Property			Iron Guard Storage - Camas		NAP			NAP
11.04	Property			Iron Guard Storage - Katy		NAP			NAP
11.05	Property			Iron Guard Storage - Shurling		NAP			NAP
11.06	Property			Iron Guard Storage - Riverside		NAP			NAP
11.07	Property			Iron Guard Storage - Prater		NAP			NAP
11.08	Property			Iron Guard Storage - Key		NAP			NAP
11.09	Property			Iron Guard Storage – Bertram		NAP			NAP
11.10	Property			Iron Guard Storage - Center		NAP			NAP
11.11	Property			Iron Guard Storage - Marine		NAP			NAP
11.12	Property			Iron Guard Storage - Wylds		NAP			NAP
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods
12.01	Property			Pinnacle II	7/31/2021	Windstream Corporation	24,032	5/31/2020	DeWitt Ross & Stevens SC	14,717
12.02	Property			Pinnacle III	4/30/2017	Continental Casualty Co	12,008	4/30/2016	NAP
12.03	Property			Pinnacle I	4/30/2015	Oracle America	5,759	12/31/2016	MRED Management	5,257
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio
13.01	Property			Two Stamford Plaza	1/31/2022	SSI (US) Inc dba Spencer Stuart	22,987	8/31/2020	Boardroom Inc.	22,360
13.02	Property			Four Stamford Plaza	1/31/2018	Noble Americas Corp	48,058	3/15/2021	Digitas, Inc.	24,029
13.03	Property			One Stamford Plaza	10/31/2016	Tronox	27,145	3/31/2023	Regus Equity Business Centers	19,020
13.04	Property			Three Stamford Plaza	2/28/2021	Merrill Lynch, Pierce, Fenner & Smith	55,833	2/28/2018	Glencore, Ltd.	45,537
14	Loan	22	CGMRC	Denver Merchandise Mart		NAP			NAP
15	Loan	23	GSMC	Eastport Plaza	6/8/2019	Century Theatres (GL)	52,989	11/30/2023	Jo-Ann Fabrics	35,008
16	Loan		SMF I	Davis Springs	9/30/2022	Blizzard Entertainment	65,365	10/30/2020	Painted Rock, LLC	16,512
17	Loan		GSMC	Centurion Industrial Portfolio
17.01	Property			Hollister Distribution Center	6/30/2024	NAP			NAP
17.02	Property			Ridge Tool Company	12/31/2020	NAP			NAP
17.03	Property			Sanofi Pasteur	12/31/2022	NAP			NAP
18	Loan		GSMC	Walgreens & Petco	8/31/2034	Petco	12,122	1/31/2023	NAP
19	Loan	24	GSMC	Mustang Ranch		NAP			NAP
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio
20.01	Property			Simply Self Storage - Jackson Road		NAP			NAP
20.02	Property			Simply Self Storage - State Street		NAP			NAP
20.03	Property			Simply Self Storage - Kalamazoo		NAP			NAP
21	Loan	25	SMF I	Amberly Village Townhomes		NAP			NAP
22	Loan		CGMRC	Anthem Crossroads	5/31/2018	Streets of New York	2,600	5/31/2017	Hand & Stone Massage Spa	2,360
23	Loan		CGMRC	Mason Village	1/31/2019	Harbor Freight	13,925	4/30/2024	Once Upon A Child	6,668

CGCMT 2014-GC25 Annex A

							Second	Second		Third
Control	Loan /		Mortgage		Largest Tenant	Second	Largest Tenant	Largest Tenant	Third	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
24	Loan		MC-FiveMile	Smyrna Shopping Center	10/31/2021	Roses Discount	27,144	9/30/2017	Goodwill of Delaware	17,653
25	Loan	26	MC-FiveMile	Arrowhead Properties	2/25/2019	Gilmore, Jasion & Mahler, Ltd.	17,108	6/30/2019	Centene Management Company, LLC	12,579
26	Loan		SMF I	Hampton Inn Thibodaux		NAP			NAP
27	Loan	11	GSMC	Village Real Shopping Center	4/1/2018	Value Furniture	12,000	12/1/2018	Hidden Treasure	10,409
28	Loan		SMF I	Douglas Square Retail Center	7/31/2024	Fortuna Wok	4,515	10/31/2019	Waldo Pizza	4,467
29	Loan		SMF I	Hampton Inn Jennings		NAP			NAP
30	Loan		CGMRC	Circle Cross Ranch	8/31/2019	Pinal County Police	2,839	2/28/2015	Ironwood Dental Care	2,500
31	Loan		MC-FiveMile	Delavan Crossing	4/30/2015	Yo Shi Japanese Cuisine	3,013	12/31/2016	Radio Shack	2,491
32	Loan	27	SMF I	1250 Borregas Avenue	8/4/2015	eGain	20,640	3/21/2022	NAP
33	Loan	28	CGMRC	Watertown Crossing	12/31/2024	Snap Fitness	3,454	4/30/2105	Pioneer Bank	2,545
34	Loan		SMF I	Hampton Inn McComb		NAP			NAP
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	8/31/2022	Family Dollar	9,375	12/31/2018	Sleep America	8,125
36	Loan	11	CGMRC	Marketplace at Prasada	5/31/2021	Marketplace Chiropractic	3,069	9/30/2019	Revolutionary Athletics	2,500
37	Loan		CGMRC	Sahara Crossing	2/28/2024	Clean Mart	17,326	8/23/2024	Goodwill	17,032
38	Loan	11	SMF I	Knoxville Self Storage
38.01	Property			Keith Street	10/11/2016	Sherwin Williams	5,400	3/25/2015	Rent-A-Center	4,648
38.02	Property			Middlebrook		NAP			NAP
38.03	Property			Campbell Station		NAP			NAP
38.04	Property			Downtown		NAP			NAP
38.05	Property			Lovell Road		NAP			NAP
38.06	Property			Mabry Hood		NAP			NAP
38.07	Property			Security Square	12/1/2014	Mail Center	2,124	8/31/2015	Five Star Nails	2,124
39	Loan	29, 30	MC-FiveMile	Spring Green II	9/30/2023	Brite Touch Cleaners	2,964	4/30/2024	Spring Green Pet Clinic	2,800
40	Loan		CGMRC	Beck Business Center Phase I	5/31/2019	Damas Group (Borrower)	6,850	2/28/2026	American Project	5,400
41	Loan		SMF I	Simply Self Storage - Grand Rapids		NAP			NAP
42	Loan		SMF I	Alder Ridge Apartments		NAP			NAP
43	Loan	11	CGMRC	Home Center Village	5/31/2015	Monster Mini Golf	12,600	3/31/2019	Catch Air (Ryan D. Kim)	12,500
44	Loan	31	CGMRC	Beltline Industrial	2/28/2017	Gotera Inc (dba Mama Lycha)	7,500	9/30/2016	Reimagine Beverage Container	7,500
45	Loan		SMF I	Simply Self Storage - Chesterfield		NAP			NAP
46	Loan		CGMRC	Hudson Plaza II	7/31/2018	Play It Again Sports	6,100	9/30/2018	Midas	4,190
47	Loan		CGMRC	316 East Madison - 609 South Fifth
47.01	Property			316-320 East Madison Street		NAP			NAP
47.02	Property			609 South Fifth Avenue		NAP			NAP
48	Loan		SMF I	BMO Harris Bank Branch	9/30/2021	NAP			NAP
49	Loan		SMF I	Simply Self Storage - Wyoming		NAP			NAP
50	Loan		CGMRC	90th and Via Linda	4/30/2021	Goodwill	1,600	6/30/2015	$2.25 Cleaners	1,400
51	Loan	11	SMF I	Simply Self Storage - Westland		NAP			NAP
52	Loan		CGMRC	Starcrest Business Center	1/31/2017	Diversified Technical Services	9,489	1/31/2019	GE Reaves Engineering	4,289
53	Loan		CGMRC	Stapleton Business Center	10/31/2017	Qualmark Corporation	18,030	6/30/2020	Cardinal Health	14,600
54	Loan		SMF I	6420 Richmond Avenue	4/30/2016	Clerical Art School	3,136	MTM	Paul Moody	2,530
55	Loan		SMF I	Hartland Village Shopping Center	8/31/2021	Shamrock’s Bar & Grill	4,700	12/31/2019	Jazzercise	3,145
56	Loan		SMF I	Highlands Village	3/31/2018	VJC Hospitality of Smyrna, Inc. d/b/a Chicago Pizza	4,914	12/31/2015	Margaret Moore d/b/a All American Tae Kwon Do	4,014
57	Loan		CGMRC	Mt. Vista Mobile Home Community		NAP			NAP
58	Loan		CGMRC	734 Roble Road	2/28/2030	NAP			NAP
59	Loan		CGMRC	Fig Leaf Plaza	10/31/2019	Press Box	2,574	10/31/2015	Fig Leaf Salon	1,848
60	Loan		CGMRC	CSS Pleasanton		NAP			NAP
61	Loan		CGMRC	BB&T Bank Branch	2/28/2026	NAP			NAP
62	Loan		SMF I	Simply Self Storage - Danville		NAP			NAP

CGCMT 2014-GC25 Annex A

					Third		Fourth	Fourth		Fifth
Control	Loan /		Mortgage		Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
1	Loan	8, 9	CGMRC	Bank of America Plaza	6/30/2022	Kirkland & Ellis	101,756	12/31/2019	Alston & Bird	81,094
2	Loan	10	SMF I	Orange Plaza Shopping Center	2/28/2021	Pacific Dental Services	4,280	10/31/2022	Corner Bakery	3,902
3	Loan	10	SMF I	Front Gate Plaza	12/31/2022	Black Diamond Beauty Supply	5,120	11/30/2022	Wells Fargo	4,620
4	Loan	10	SMF I	Gateway Fashion Center	7/31/2015	Hancock Fabrics	18,000	MTM	Jo-Ann Fabrics	15,975
5	Loan	10	SMF I	Foothill Village Plaza	1/31/2017	Korean BBQ	6,500	11/30/2029	Napa Auto Parts	5,408
6	Loan	10, 11	SMF I	Pueblo Shopping Center	7/31/2015	Korean BBQ	4,300	1/31/2030	CATO	4,000
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio
7.01	Property			One Olympia Park Plaza	10/31/2016	GBC Metals LLC	12,959	8/31/2016	Jewish Hospital Healthcare	6,196
7.02	Property			Two and Three Corporate Center	9/30/2016	Fenley Suites, LLC	24,004	7/31/2026	Healthcare Strategy Group	9,449
7.03	Property			614 & 620 West Main Street	6/30/2016	The Bristol Bar & Grille Inc.	9,947	4/30/2023	Huddleston & Bolen LLP	9,732
7.04	Property			Five Corporate Center	10/31/2019	First Horizon Home Loan Corp.	5,943	5/31/2015	Caterpillar, Inc.	5,800
7.05	Property			Fenley Office Park Building C	7/31/2026	Raymond James & Associates	7,052	11/30/2019	Lifetime Financial Growth of K	3,497
7.06	Property			One Triton Office Park	9/30/2019	CRS Reprocessing Svcs	11,963	5/31/2018	C.H. Robinson Co.	5,159
7.07	Property			One Corporate Center	3/31/2018	American Bankers Ins Co	6,179	2/28/2015	NAP
7.08	Property			Fenley Office Park Building B	2/28/2019	Harvey Investment Company, LLC	2,586	12/31/2016	The Medical Protective Company	2,164
7.09	Property			Fenley Office Park Building A		NAP			NAP
7.10	Property			Six Corporate Center	7/31/2015	Dr. Su T. Kang	1,844	1/31/2017	NAP
7.11	Property			Browenton Place	10/31/2018	Sis, LLC	2,800	3/31/2017	Black & White Design, Inc.	2,749
8	Loan		MC-FiveMile	The Heights at State College		NAP			NAP
9	Loan		MC-FiveMile	6010 Bay Parkway	3/31/2024	Richard V. Grazi, M.D. and David B. Seifer, M.D.	11,180	7/31/2023	Mid-Rockland Imaging Partners, Inc.	9,588
10	Loan		GSMC	Heritage Apartments		NAP			NAP
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio
11.01	Property			Iron Guard Storage - Webster		NAP			NAP
11.02	Property			Iron Guard Storage - Gum Branch		NAP			NAP
11.03	Property			Iron Guard Storage - Camas		NAP			NAP
11.04	Property			Iron Guard Storage - Katy		NAP			NAP
11.05	Property			Iron Guard Storage - Shurling		NAP			NAP
11.06	Property			Iron Guard Storage - Riverside		NAP			NAP
11.07	Property			Iron Guard Storage - Prater		NAP			NAP
11.08	Property			Iron Guard Storage - Key		NAP			NAP
11.09	Property			Iron Guard Storage – Bertram		NAP			NAP
11.10	Property			Iron Guard Storage - Center		NAP			NAP
11.11	Property			Iron Guard Storage - Marine		NAP			NAP
11.12	Property			Iron Guard Storage - Wylds		NAP			NAP
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods
12.01	Property			Pinnacle II	9/30/2024	Tek Systems	10,622	5/31/2019	NAP
12.02	Property			Pinnacle III		NAP			NAP
12.03	Property			Pinnacle I	12/31/2019	County Line Pharmaceuticals	4,909	4/30/2017	Berkshire Hathaway Reinsurance	4,872
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio
13.01	Property			Two Stamford Plaza	2/29/2020	Hexcel Corporation	22,023	2/28/2022	Ace American Insurance Co	18,465
13.02	Property			Four Stamford Plaza	6/16/2024	Cushman & Wakefield	15,238	5/31/2017	Drum Capital Management LLC	9,900
13.03	Property			One Stamford Plaza	10/31/2015	Dickstein Shapiro LLP	14,891	5/31/2022	Intrepid Aviation Management	12,757
13.04	Property			Three Stamford Plaza	2/28/2022	Five Mile Capital Partners LLC	15,381	7/31/2016	Sustainable Growth Advisers	8,780
14	Loan	22	CGMRC	Denver Merchandise Mart		NAP			NAP
15	Loan	23	GSMC	Eastport Plaza	1/31/2017	Ross Dress for Less	27,195	1/31/2021	Dollar Tree	12,107
16	Loan		SMF I	Davis Springs	9/30/2017	NAP			NAP
17	Loan		GSMC	Centurion Industrial Portfolio
17.01	Property			Hollister Distribution Center		NAP			NAP
17.02	Property			Ridge Tool Company		NAP			NAP
17.03	Property			Sanofi Pasteur		NAP			NAP
18	Loan		GSMC	Walgreens & Petco		NAP			NAP
19	Loan	24	GSMC	Mustang Ranch		NAP			NAP
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio
20.01	Property			Simply Self Storage - Jackson Road		NAP			NAP
20.02	Property			Simply Self Storage - State Street		NAP			NAP
20.03	Property			Simply Self Storage - Kalamazoo		NAP			NAP
21	Loan	25	SMF I	Amberly Village Townhomes		NAP			NAP
22	Loan		CGMRC	Anthem Crossroads	5/31/2018	Sarge’s Bistro	2,340	5/31/2018	Nationwide Vision Center	2,004
23	Loan		CGMRC	Mason Village	3/31/2019	Synergy Dance Studio	4,830	7/31/2015	Jasons Deli	4,750

CGCMT 2014-GC25 Annex A

					Third		Fourth	Fourth		Fifth
Control	Loan /		Mortgage		Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft
24	Loan		MC-FiveMile	Smyrna Shopping Center	12/31/2023	Rite Aid	9,460	11/30/2015	Dollar General	9,000
25	Loan	26	MC-FiveMile	Arrowhead Properties	11/30/2018	RGN-Maumee II, LLC	12,327	4/30/2025	BPREX Closure Systems, LLC	12,030
26	Loan		SMF I	Hampton Inn Thibodaux		NAP			NAP
27	Loan	11	GSMC	Village Real Shopping Center	7/1/2015	Half Price Books	8,440	1/30/2018	Always 99 cents	5,005
28	Loan		SMF I	Douglas Square Retail Center	2/29/2016	Dietrich’s Restaurant	4,417	7/31/2024	Akira Spa & Salon	4,300
29	Loan		SMF I	Hampton Inn Jennings		NAP			NAP
30	Loan		CGMRC	Circle Cross Ranch	8/31/2018	Nationwide Vision	2,090	9/30/2019	Moreno’s Mexican Grill	2,000
31	Loan		MC-FiveMile	Delavan Crossing	1/31/2019	The Mattress Firm	2,490	3/31/2016	Starbucks of Delavan	1,830
32	Loan	27	SMF I	1250 Borregas Avenue		NAP			NAP
33	Loan	28	CGMRC	Watertown Crossing	10/1/2016	NAP			NAP
34	Loan		SMF I	Hampton Inn McComb		NAP			NAP
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	2/28/2016	Rent-A-Center West, Inc.	7,105	4/30/2017	Danny D’s	2,700
36	Loan	11	CGMRC	Marketplace at Prasada	1/31/2017	Jim’s Burgers & Eggs	2,400	12/31/2021	Federico’s	2,395
37	Loan		CGMRC	Sahara Crossing	9/30/2022	NAP			NAP
38	Loan	11	SMF I	Knoxville Self Storage
38.01	Property			Keith Street	6/1/2017	Kims San Chinese Restaurant	2,610	7/1/2015	Bradley Bookkeeping	2,262
38.02	Property			Middlebrook		NAP			NAP
38.03	Property			Campbell Station		NAP			NAP
38.04	Property			Downtown		NAP			NAP
38.05	Property			Lovell Road		NAP			NAP
38.06	Property			Mabry Hood		NAP			NAP
38.07	Property			Security Square	5/21/2017	City Pies	2,124	10/31/2016	U.S. Standard Gold	1,062
39	Loan	29, 30	MC-FiveMile	Spring Green II	2/29/2024	Next Level Urgent Care	2,500	2/29/2024	Otten & Vakil Dental Services	2,300
40	Loan		CGMRC	Beck Business Center Phase I	1/31/2017	Mattress Closeout	4,600	12/31/2015	Christ Covenant Church	4,600
41	Loan		SMF I	Simply Self Storage - Grand Rapids		NAP			NAP
42	Loan		SMF I	Alder Ridge Apartments		NAP			NAP
43	Loan	11	CGMRC	Home Center Village	5/31/2017	Dollar Tree Stores, Inc.	12,400	1/31/2017	Anna’s Linens, Inc.	10,000
44	Loan	31	CGMRC	Beltline Industrial	3/31/2015	Art Busche Designs	6,250	1/31/2016	Second Chance Appliances	5,250
45	Loan		SMF I	Simply Self Storage - Chesterfield		NAP			NAP
46	Loan		CGMRC	Hudson Plaza II	3/31/2019	Radio Shack	4,000	9/30/2017	Golden Chop Stix	3,500
47	Loan		CGMRC	316 East Madison - 609 South Fifth
47.01	Property			316-320 East Madison Street		NAP			NAP
47.02	Property			609 South Fifth Avenue		NAP			NAP
48	Loan		SMF I	BMO Harris Bank Branch		NAP			NAP
49	Loan		SMF I	Simply Self Storage - Wyoming		NAP			NAP
50	Loan		CGMRC	90th and Via Linda	10/31/2016	Red House Asian Restaurant	1,342	10/31/2015	First Nails and Spa	1,213
51	Loan	11	SMF I	Simply Self Storage - Westland		NAP			NAP
52	Loan		CGMRC	Starcrest Business Center	7/31/2015	NAP			NAP
53	Loan		CGMRC	Stapleton Business Center	1/27/2020	NAP			NAP
54	Loan		SMF I	6420 Richmond Avenue	7/31/2019	Spectrum Financial	2,042	1/31/2015	Tiffany Electrolysis Clinic	1,813
55	Loan		SMF I	Hartland Village Shopping Center	12/31/2017	Kroger Liquor Store	3,082	1/8/2018	Wah-Mei Chinese Restaurant	3,000
56	Loan		SMF I	Highlands Village	8/31/2017	Berman Chiropractic Clinic, Inc.	1,900	6/30/2017	Curltopia Inc.	1,809
57	Loan		CGMRC	Mt. Vista Mobile Home Community		NAP			NAP
58	Loan		CGMRC	734 Roble Road		NAP			NAP
59	Loan		CGMRC	Fig Leaf Plaza	8/31/2017	Deli Delicious	1,320	9/12/2016	Vandalay Investments	1,254
60	Loan		CGMRC	CSS Pleasanton		NAP			NAP
61	Loan		CGMRC	BB&T Bank Branch		NAP			NAP
62	Loan		SMF I	Simply Self Storage - Danville		NAP			NAP

CGCMT 2014-GC25 Annex A
					Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)
1	Loan	8, 9	CGMRC	Bank of America Plaza	12/31/2023	7/7/2014	No	NAP	7/7/2014	7/3/2014	13%	No	4,151,842
2	Loan	10	SMF I	Orange Plaza Shopping Center	9/30/2022	7/17/2014	No	NAP	7/17/2014	7/17/2014	18%	Yes	105,815
3	Loan	10	SMF I	Front Gate Plaza	5/31/2016	7/17/2014	No	NAP	7/17/2014	7/16/2014	13%	No	227,591
4	Loan	10	SMF I	Gateway Fashion Center	1/31/2023	7/22/2014	No	NAP	7/31/2014	NAP	NAP	No	134,497
5	Loan	10	SMF I	Foothill Village Plaza	7/31/2017	7/17/2014	No	NAP	7/17/2014	7/16/2014	12%	No	88,416
6	Loan	10, 11	SMF I	Pueblo Shopping Center	1/31/2019	7/17/2014	No	NAP	7/17/2014	NAP	NAP	No	57,982
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio								No	592,850
7.01	Property			One Olympia Park Plaza	7/31/2017	7/14/2014	No	NAP	7/14/2014	NAP	NAP	No
7.02	Property			Two and Three Corporate Center	8/31/2020	7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
7.03	Property			614 & 620 West Main Street	6/30/2017	7/14/2014	No	NAP	7/14/2014	NAP	NAP	No
7.04	Property			Five Corporate Center	4/30/2017	7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
7.05	Property			Fenley Office Park Building C	12/31/2016	7/14/2014	No	NAP	7/14/2014	NAP	NAP	No
7.06	Property			One Triton Office Park	11/30/2016	7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
7.07	Property			One Corporate Center		7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
7.08	Property			Fenley Office Park Building B	5/31/2015	7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
7.09	Property			Fenley Office Park Building A		7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
7.10	Property			Six Corporate Center		7/15/2014	No	NAP	7/14/2014	NAP	NAP	No
7.11	Property			Browenton Place	8/31/2018	7/14/2014	No	NAP	7/14/2014	NAP	NAP	No
8	Loan		MC-FiveMile	The Heights at State College		8/15/2014	No	NAP	8/15/2014	NAP	NAP	No	43,641
9	Loan		MC-FiveMile	6010 Bay Parkway	3/31/2023	7/21/2014	No	NAP	7/23/2014	NAP	NAP	No	35,990
10	Loan		GSMC	Heritage Apartments		7/24/2014	No	NAP	6/30/2014	NAP	NAP	No	203,404
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio								No	75,698
11.01	Property			Iron Guard Storage - Webster		8/14/2014	No	NAP	8/14/2014	NAP	NAP	No
11.02	Property			Iron Guard Storage - Gum Branch		9/9/2014	No	NAP	8/14/2014	NAP	NAP	No
11.03	Property			Iron Guard Storage - Camas		9/9/2014	No	NAP	8/14/2014	8/14/2014	4%	No
11.04	Property			Iron Guard Storage - Katy		9/2/2014	No	NAP	8/14/2014	NAP	NAP	No
11.05	Property			Iron Guard Storage - Shurling		8/14/2014	No	NAP	8/14/2014	NAP	NAP	No
11.06	Property			Iron Guard Storage - Riverside		9/10/2014	No	NAP	8/14/2014	NAP	NAP	No
11.07	Property			Iron Guard Storage - Prater		9/9/2014	No	NAP	8/14/2014	9/19/2014	6%	No
11.08	Property			Iron Guard Storage - Key		8/14/2014	No	NAP	8/14/2014	NAP	NAP	No
11.09	Property			Iron Guard Storage – Bertram		8/15/2014	No	NAP	8/14/2014	NAP	NAP	No
11.10	Property			Iron Guard Storage - Center		9/12/2014	No	NAP	8/14/2014	NAP	NAP	No
11.11	Property			Iron Guard Storage - Marine		9/9/2014	No	NAP	8/14/2014	NAP	NAP	No
11.12	Property			Iron Guard Storage - Wylds		8/15/2014	No	NAP	8/14/2014	NAP	NAP	No
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods								No	44,361
12.01	Property			Pinnacle II		6/10/2014	No	NAP	6/10/2014	NAP	NAP	No
12.02	Property			Pinnacle III		6/10/2014	No	NAP	6/10/2014	NAP	NAP	No
12.03	Property			Pinnacle I	6/30/2015	6/10/2014	No	NAP	6/10/2014	NAP	NAP	No
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio								No	963,416
13.01	Property			Two Stamford Plaza	8/31/2018	7/8/2014	No	NAP	7/8/2014	NAP	NAP	No
13.02	Property			Four Stamford Plaza	7/31/2018	7/8/2014	No	NAP	7/8/2014	NAP	NAP	No
13.03	Property			One Stamford Plaza	10/31/2017	7/8/2014	No	NAP	7/8/2014	NAP	NAP	No
13.04	Property			Three Stamford Plaza	5/31/2019	7/8/2014	No	NAP	7/8/2014	NAP	NAP	No
14	Loan	22	CGMRC	Denver Merchandise Mart		7/10/2014	No	NAP	7/8/2014	NAP	NAP	No	99,380
15	Loan	23	GSMC	Eastport Plaza	10/10/2019	8/7/2014	No	NAP	7/31/2014	7/31/2014	6%	No	240,336
16	Loan		SMF I	Davis Springs		5/28/2014	No	NAP	5/28/2014	NAP	NAP	No	331,306
17	Loan		GSMC	Centurion Industrial Portfolio								No	314,876
17.01	Property			Hollister Distribution Center		7/31/2014	No	NAP	7/28/2014	NAP	NAP	No
17.02	Property			Ridge Tool Company		8/8/2014	No	NAP	8/7/2014	NAP	NAP	No
17.03	Property			Sanofi Pasteur		5/7/2014	No	NAP	5/7/2014	NAP	NAP	No
18	Loan		GSMC	Walgreens & Petco		8/8/2014	No	NAP	8/8/2014	NAP	NAP	No	0
19	Loan	24	GSMC	Mustang Ranch		7/11/2014	No	NAP	7/10/2014	NAP	NAP	No	107,119
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio								No	28,281
20.01	Property			Simply Self Storage - Jackson Road		6/17/2014	No	NAP	6/17/2014	NAP	NAP	No
20.02	Property			Simply Self Storage - State Street		6/17/2014	No	NAP	6/17/2014	NAP	NAP	No
20.03	Property			Simply Self Storage - Kalamazoo		6/17/2014	No	NAP	6/17/2014	NAP	NAP	No
21	Loan	25	SMF I	Amberly Village Townhomes		7/10/2014	No	NAP	5/30/2014	NAP	NAP	No	125,720
22	Loan		CGMRC	Anthem Crossroads	7/31/2017	7/10/2014	No	NAP	7/10/2014	NAP	NAP	No	134,659
23	Loan		CGMRC	Mason Village	10/31/2019	6/19/2014	No	NAP	6/19/2014	NAP	NAP	No	294,311

CGCMT 2014-GC25 Annex A
					Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic		Insurance	Upfront RE
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)
24	Loan		MC-FiveMile	Smyrna Shopping Center	4/30/2017	6/10/2014	Yes	7/11/2014	6/10/2014	NAP	NAP	No	9,393
25	Loan	26	MC-FiveMile	Arrowhead Properties	11/30/2019	6/23/2014	No	NAP	6/23/2014	NAP	NAP	No	56,439
26	Loan		SMF I	Hampton Inn Thibodaux		7/31/2014	No	NAP	7/31/2014	NAP	NAP	No	64,380
27	Loan	11	GSMC	Village Real Shopping Center	12/30/2016	7/29/2014	No	NAP	7/29/2014	NAP	NAP	No	128,801
28	Loan		SMF I	Douglas Square Retail Center	7/31/2017	7/17/2014	No	NAP	7/17/2014	NAP	NAP	No	126,664
29	Loan		SMF I	Hampton Inn Jennings		7/31/2014	No	NAP	7/31/2014	NAP	NAP	No	34,208
30	Loan		CGMRC	Circle Cross Ranch	12/31/2015	7/11/2014	No	NAP	7/13/2014	NAP	NAP	No	40,879
31	Loan		MC-FiveMile	Delavan Crossing	2/28/2016	5/30/2014	No	NAP	6/3/2014	NAP	NAP	No	52,625
32	Loan	27	SMF I	1250 Borregas Avenue		7/25/2014	No	NAP	7/29/2014	7/29/2014	17%	No	72,036
33	Loan	28	CGMRC	Watertown Crossing		8/26/2014	No	NAP	8/26/2014	NAP	NAP	No	63,034
34	Loan		SMF I	Hampton Inn McComb		7/31/2014	No	NAP	7/31/2014	NAP	NAP	No	97,459
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	5/31/2015	7/2/2014	No	NAP	7/3/2014	NAP	NAP	No	49,447
36	Loan	11	CGMRC	Marketplace at Prasada	2/28/2022	7/11/2014	No	NAP	7/13/2014	NAP	NAP	No	62,309
37	Loan		CGMRC	Sahara Crossing		8/1/2014	No	NAP	8/1/2014	NAP	NAP	No	0
38	Loan	11	SMF I	Knoxville Self Storage								No	103,777
38.01	Property			Keith Street	7/31/2015	7/16/2014	No	NAP	7/16/2014	NAP	NAP	No
38.02	Property			Middlebrook		7/16/2014	No	NAP	7/16/2014	NAP	NAP	No
38.03	Property			Campbell Station		7/16/2014	No	NAP	7/16/2014	NAP	NAP	No
38.04	Property			Downtown		7/16/2014	No	NAP	7/16/2014	NAP	NAP	No
38.05	Property			Lovell Road		7/16/2014	No	NAP	7/16/2014	NAP	NAP	No
38.06	Property			Mabry Hood		7/16/2014	No	NAP	7/16/2014	NAP	NAP	No
38.07	Property			Security Square	MTM	7/16/2014	No	NAP	7/16/2014	NAP	NAP	No
39	Loan	29, 30	MC-FiveMile	Spring Green II	3/31/2024	6/6/2014	No	NAP	6/6/2014	NAP	NAP	No	69,299
40	Loan		CGMRC	Beck Business Center Phase I	7/31/2015	7/2/2014	No	NAP	7/2/2014	NAP	NAP	No	34,381
41	Loan		SMF I	Simply Self Storage - Grand Rapids		6/17/2014	No	NAP	6/17/2014	NAP	NAP	No	9,581
42	Loan		SMF I	Alder Ridge Apartments		7/18/2014	No	NAP	7/18/2014	NAP	NAP	No	5,854
43	Loan	11	CGMRC	Home Center Village	6/30/2015	7/21/2014	Yes	8/19/2014	7/21/2014	NAP	NAP	No	10,886
44	Loan	31	CGMRC	Beltline Industrial	5/31/2016	5/19/2014	No	NAP	5/28/2014	NAP	NAP	No	84,743
45	Loan		SMF I	Simply Self Storage - Chesterfield		6/17/2014	No	NAP	6/17/2014	NAP	NAP	No	6,871
46	Loan		CGMRC	Hudson Plaza II	10/31/2023	6/18/2014	No	NAP	6/17/2014	NAP	NAP	No	32,303
47	Loan		CGMRC	316 East Madison - 609 South Fifth								No	21,826
47.01	Property			316-320 East Madison Street		6/10/2014	No	NAP	6/10/2014	NAP	NAP	No
47.02	Property			609 South Fifth Avenue		7/25/2014	No	NAP	7/29/2014	NAP	NAP	No
48	Loan		SMF I	BMO Harris Bank Branch		5/28/2014	No	NAP	5/28/2014	NAP	NAP	No	0
49	Loan		SMF I	Simply Self Storage - Wyoming		6/17/2014	No	NAP	6/17/2014	NAP	NAP	No	8,427
50	Loan		CGMRC	90th and Via Linda	10/31/2017	7/10/2014	No	NAP	7/9/2014	NAP	NAP	No	43,403
51	Loan	11	SMF I	Simply Self Storage - Westland		6/17/2014	No	NAP	6/17/2014	NAP	NAP	No	12,872
52	Loan		CGMRC	Starcrest Business Center		6/10/2014	No	NAP	6/10/2014	NAP	NAP	No	49,237
53	Loan		CGMRC	Stapleton Business Center		7/7/2014	No	NAP	7/7/2014	NAP	NAP	No	53,523
54	Loan		SMF I	6420 Richmond Avenue	10/31/2015	7/29/2014	No	NAP	7/30/2014	NAP	NAP	No	58,102
55	Loan		SMF I	Hartland Village Shopping Center	1/31/2017	8/19/2014	No	NAP	8/27/2014	NAP	NAP	No	31,936
56	Loan		SMF I	Highlands Village	4/30/2016	6/2/2014	No	NAP	6/2/2014	NAP	NAP	No	8,908
57	Loan		CGMRC	Mt. Vista Mobile Home Community		5/23/2014	No	NAP	5/23/2014	NAP	NAP	No	9,494
58	Loan		CGMRC	734 Roble Road		7/28/2014	No	NAP	7/25/2014	NAP	NAP	No	17,246
59	Loan		CGMRC	Fig Leaf Plaza	4/30/2018	6/25/2014	No	NAP	6/25/2014	6/25/2014	6%	No	19,990
60	Loan		CGMRC	CSS Pleasanton		6/6/2014	No	NAP	6/6/2014	6/6/2014	12%	No	48,510
61	Loan		CGMRC	BB&T Bank Branch		8/13/2014	No	NAP	NAP	NAP	NAP	No	0
62	Loan		SMF I	Simply Self Storage - Danville		8/7/2014	No	NAP	8/6/2014	NAP	NAP	No	3,333

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Ongoing RE	Upfront	Ongoing	Upfront	Ongoing	Replacement
Number	Property Flag	Footnotes	Loan Seller	Property Name	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)
1	Loan	8, 9	CGMRC	Bank of America Plaza	518,981	0	0	0	23,871	0
2	Loan	10	SMF I	Orange Plaza Shopping Center	15,116	71,701	15,096	100,000	2,186	0
3	Loan	10	SMF I	Front Gate Plaza	28,449	18,835	3,767	0	2,277	0
4	Loan	10	SMF I	Gateway Fashion Center	14,944	59,782	4,969	0	5,499	0
5	Loan	10	SMF I	Foothill Village Plaza	11,052	47,250	4,295	0	2,832	0
6	Loan	10, 11	SMF I	Pueblo Shopping Center	11,596	13,606	2,721	0	1,771	0
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	84,693	25,191	12,595	0	15,382	750,000
7.01	Property			One Olympia Park Plaza
7.02	Property			Two and Three Corporate Center
7.03	Property			614 & 620 West Main Street
7.04	Property			Five Corporate Center
7.05	Property			Fenley Office Park Building C
7.06	Property			One Triton Office Park
7.07	Property			One Corporate Center
7.08	Property			Fenley Office Park Building B
7.09	Property			Fenley Office Park Building A
7.10	Property			Six Corporate Center
7.11	Property			Browenton Place
8	Loan		MC-FiveMile	The Heights at State College	43,641	20,809	3,468	0	7,075	0
9	Loan		MC-FiveMile	6010 Bay Parkway	7,198	41,742	5,963	0	1,775	0
10	Loan		GSMC	Heritage Apartments	50,851	28,759	8,397	0	16,495	575,000
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	37,849	36,177	5,168	0	5,711	0
11.01	Property			Iron Guard Storage - Webster
11.02	Property			Iron Guard Storage - Gum Branch
11.03	Property			Iron Guard Storage - Camas
11.04	Property			Iron Guard Storage - Katy
11.05	Property			Iron Guard Storage - Shurling
11.06	Property			Iron Guard Storage - Riverside
11.07	Property			Iron Guard Storage - Prater
11.08	Property			Iron Guard Storage - Key
11.09	Property			Iron Guard Storage – Bertram
11.10	Property			Iron Guard Storage - Center
11.11	Property			Iron Guard Storage - Marine
11.12	Property			Iron Guard Storage - Wylds
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	44,361	40,261	3,355	0	4,550	0
12.01	Property			Pinnacle II
12.02	Property			Pinnacle III
12.03	Property			Pinnacle I
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	481,708	0	0	4,470,000	16,375	0
13.01	Property			Two Stamford Plaza
13.02	Property			Four Stamford Plaza
13.03	Property			One Stamford Plaza
13.04	Property			Three Stamford Plaza
14	Loan	22	CGMRC	Denver Merchandise Mart	49,690	145,822	14,582	0	22,275	0
15	Loan	23	GSMC	Eastport Plaza	40,056	0	0	0	4,315	0
16	Loan		SMF I	Davis Springs	33,131	7,209	3,605	0	2,713	0
17	Loan		GSMC	Centurion Industrial Portfolio	0	0	0	0	0	0
17.01	Property			Hollister Distribution Center
17.02	Property			Ridge Tool Company
17.03	Property			Sanofi Pasteur
18	Loan		GSMC	Walgreens & Petco	0	0	0	0	0	0
19	Loan	24	GSMC	Mustang Ranch	11,902	0	0	0	6,263	0
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	11,625	10,436	1,304	0	1,799	0
20.01	Property			Simply Self Storage - Jackson Road
20.02	Property			Simply Self Storage - State Street
20.03	Property			Simply Self Storage - Kalamazoo
21	Loan	25	SMF I	Amberly Village Townhomes	13,562	16,271	5,424	0	3,129	0
22	Loan		CGMRC	Anthem Crossroads	16,832	0	0	0	745	26,800
23	Loan		CGMRC	Mason Village	26,756	42,714	4,271	0	1,218	0

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Ongoing RE	Upfront	Ongoing	Upfront	Ongoing	Replacement
Number	Property Flag	Footnotes	Loan Seller	Property Name	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)
24	Loan		MC-FiveMile	Smyrna Shopping Center	9,393	15,255	1,695	0	2,851	0
25	Loan	26	MC-FiveMile	Arrowhead Properties	18,813	8,035	2,009	0	2,981	0
26	Loan		SMF I	Hampton Inn Thibodaux	6,438	9,550	5,216	0	8,600	0
27	Loan	11	GSMC	Village Real Shopping Center	12,880	0	0	0	1,571	0
28	Loan		SMF I	Douglas Square Retail Center	12,666	38,996	3,000	0	1,376	60,000
29	Loan		SMF I	Hampton Inn Jennings	3,421	33,740	4,731	0	7,441	0
30	Loan		CGMRC	Circle Cross Ranch	6,813	0	0	0	501	18,000
31	Loan		MC-FiveMile	Delavan Crossing	17,542	7,366	614	0	698	0
32	Loan	27	SMF I	1250 Borregas Avenue	9,005	7,300	2,095	0	389	0
33	Loan	28	CGMRC	Watertown Crossing	12,607	16,063	1,339	0	1,931	69,529
34	Loan		SMF I	Hampton Inn McComb	9,746	30,140	3,349	0	7,705	0
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	8,241	10,165	2,541	0	1,793	0
36	Loan	11	CGMRC	Marketplace at Prasada	7,789	0	0	0	485	17,400
37	Loan		CGMRC	Sahara Crossing	3,626	1,555	778	0	0	0
38	Loan	11	SMF I	Knoxville Self Storage	13,884	84,261	8,152	0	3,941	0
38.01	Property			Keith Street
38.02	Property			Middlebrook
38.03	Property			Campbell Station
38.04	Property			Downtown
38.05	Property			Lovell Road
38.06	Property			Mabry Hood
38.07	Property			Security Square
39	Loan	29, 30	MC-FiveMile	Spring Green II	7,700	6,249	694	0	0	0
40	Loan		CGMRC	Beck Business Center Phase I	11,460	12,286	1,755	0	3,841	184,368
41	Loan		SMF I	Simply Self Storage - Grand Rapids	4,791	4,261	533	0	553	0
42	Loan		SMF I	Alder Ridge Apartments	5,854	33,346	4,764	150,000	5,725	0
43	Loan	11	CGMRC	Home Center Village	10,886	2,034	1,017	0	1,105	0
44	Loan	31	CGMRC	Beltline Industrial	9,416	7,944	3,972	0	1,745	0
45	Loan		SMF I	Simply Self Storage - Chesterfield	3,436	4,163	520	0	647	0
46	Loan		CGMRC	Hudson Plaza II	2,937	4,291	2,146	0	781	0
47	Loan		CGMRC	316 East Madison - 609 South Fifth	4,365	11,039	1,104	25,000	956	45,880
47.01	Property			316-320 East Madison Street
47.02	Property			609 South Fifth Avenue
48	Loan		SMF I	BMO Harris Bank Branch	0	358	179	0	0	0
49	Loan		SMF I	Simply Self Storage - Wyoming	4,214	3,464	433	0	669	0
50	Loan		CGMRC	90th and Via Linda	5,425	0	0	0	240	8,650
51	Loan	11	SMF I	Simply Self Storage - Westland	6,436	3,444	430	0	875	0
52	Loan		CGMRC	Starcrest Business Center	6,155	1,547	773	0	621	20,987
53	Loan		CGMRC	Stapleton Business Center	10,705	5,201	867	0	518	0
54	Loan		SMF I	6420 Richmond Avenue	7,263	9,578	4,789	0	1,298	0
55	Loan		SMF I	Hartland Village Shopping Center	2,903	1,897	949	0	625	0
56	Loan		SMF I	Highlands Village	2,943	4,019	1,340	0	402	0
57	Loan		CGMRC	Mt. Vista Mobile Home Community	0	0	0	0	0	0
58	Loan		CGMRC	734 Roble Road	5,749	4,039	1,346	0	2,580	0
59	Loan		CGMRC	Fig Leaf Plaza	2,221	6,454	496	0	163	5,880
60	Loan		CGMRC	CSS Pleasanton	6,064	0	0	0	0	0
61	Loan		CGMRC	BB&T Bank Branch	0	0	0	0	0	0
62	Loan		SMF I	Simply Self Storage - Danville	3,333	2,221	278	0	453	0

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred
Number	Property Flag	Footnotes	Loan Seller	Property Name	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)
1	Loan	8, 9	CGMRC	Bank of America Plaza	0	0	0	0	0	0
2	Loan	10	SMF I	Orange Plaza Shopping Center	300,000	4,991	400,000	0	0	0
3	Loan	10	SMF I	Front Gate Plaza	0	5,028	400,000	0	0	0
4	Loan	10	SMF I	Gateway Fashion Center	800,000	20,897	1,500,000	0	0	0
5	Loan	10	SMF I	Foothill Village Plaza	0	5,332	300,000	0	0	0
6	Loan	10, 11	SMF I	Pueblo Shopping Center	0	5,048	0	0	0	0
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	0	76,908	2,000,000	0	0	122,438
7.01	Property			One Olympia Park Plaza
7.02	Property			Two and Three Corporate Center
7.03	Property			614 & 620 West Main Street
7.04	Property			Five Corporate Center
7.05	Property			Fenley Office Park Building C
7.06	Property			One Triton Office Park
7.07	Property			One Corporate Center
7.08	Property			Fenley Office Park Building B
7.09	Property			Fenley Office Park Building A
7.10	Property			Six Corporate Center
7.11	Property			Browenton Place
8	Loan		MC-FiveMile	The Heights at State College	0	0	0	0	0	0
9	Loan		MC-FiveMile	6010 Bay Parkway	0	13,274	0	0	0	0
10	Loan		GSMC	Heritage Apartments	0	0	0	0	0	430,870
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	0	0	0	0	0	360,263
11.01	Property			Iron Guard Storage - Webster
11.02	Property			Iron Guard Storage - Gum Branch
11.03	Property			Iron Guard Storage - Camas
11.04	Property			Iron Guard Storage - Katy
11.05	Property			Iron Guard Storage - Shurling
11.06	Property			Iron Guard Storage - Riverside
11.07	Property			Iron Guard Storage - Prater
11.08	Property			Iron Guard Storage - Key
11.09	Property			Iron Guard Storage – Bertram
11.10	Property			Iron Guard Storage - Center
11.11	Property			Iron Guard Storage - Marine
11.12	Property			Iron Guard Storage - Wylds
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	871,498	50,000	0	0	0	48,663
12.01	Property			Pinnacle II
12.02	Property			Pinnacle III
12.03	Property			Pinnacle I
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	0	187,500	0	0	0	945,000
13.01	Property			Two Stamford Plaza
13.02	Property			Four Stamford Plaza
13.03	Property			One Stamford Plaza
13.04	Property			Three Stamford Plaza
14	Loan	22	CGMRC	Denver Merchandise Mart	0	7,403	177,682	0	0	35,000
15	Loan	23	GSMC	Eastport Plaza	0	0	0	0	0	0
16	Loan		SMF I	Davis Springs	0	14,101	507,636	0	0	0
17	Loan		GSMC	Centurion Industrial Portfolio	0	0	0	0	0	0
17.01	Property			Hollister Distribution Center
17.02	Property			Ridge Tool Company
17.03	Property			Sanofi Pasteur
18	Loan		GSMC	Walgreens & Petco	0	0	0	0	0	0
19	Loan	24	GSMC	Mustang Ranch	0	0	0	0	0	0
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	0	0	0	0	0	175,594
20.01	Property			Simply Self Storage - Jackson Road
20.02	Property			Simply Self Storage - State Street
20.03	Property			Simply Self Storage - Kalamazoo
21	Loan	25	SMF I	Amberly Village Townhomes	0	0	0	0	0	5,175
22	Loan		CGMRC	Anthem Crossroads	0	5,025	240,000	0	0	0
23	Loan		CGMRC	Mason Village	0	8,123	200,000	0	0	347,125

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred
Number	Property Flag	Footnotes	Loan Seller	Property Name	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)
24	Loan		MC-FiveMile	Smyrna Shopping Center	0	7,127	0	0	0	101,795
25	Loan	26	MC-FiveMile	Arrowhead Properties	500,000	13,421	0	0	0	19,313
26	Loan		SMF I	Hampton Inn Thibodaux	0	0	0	0	0	0
27	Loan	11	GSMC	Village Real Shopping Center	100,000	6,250	250,000	0	0	320,311
28	Loan		SMF I	Douglas Square Retail Center	0	2,973	200,000	0	0	0
29	Loan		SMF I	Hampton Inn Jennings	0	0	0	0	0	0
30	Loan		CGMRC	Circle Cross Ranch	0	3,750	180,000	0	0	0
31	Loan		MC-FiveMile	Delavan Crossing	35,000	3,492	100,000	0	0	13,438
32	Loan	27	SMF I	1250 Borregas Avenue	0	0	0	0	0	0
33	Loan	28	CGMRC	Watertown Crossing	125,000	0	125,000	0	0	0
34	Loan		SMF I	Hampton Inn McComb	0	0	0	0	0	0
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	0	2,989	0	0	0	0
36	Loan	11	CGMRC	Marketplace at Prasada	0	2,732	140,000	0	0	0
37	Loan		CGMRC	Sahara Crossing	40,082	0	0	0	0	0
38	Loan	11	SMF I	Knoxville Self Storage	0	3,570	128,520	100,000	0	532,214
38.01	Property			Keith Street
38.02	Property			Middlebrook
38.03	Property			Campbell Station
38.04	Property			Downtown
38.05	Property			Lovell Road
38.06	Property			Mabry Hood
38.07	Property			Security Square
39	Loan	29, 30	MC-FiveMile	Spring Green II	216,220	2,083	190,000	0	0	0
40	Loan		CGMRC	Beck Business Center Phase I	50,000	7,112	250,000	0	0	6,250
41	Loan		SMF I	Simply Self Storage - Grand Rapids	0	0	0	0	0	0
42	Loan		SMF I	Alder Ridge Apartments	0	0	0	0	0	0
43	Loan	11	CGMRC	Home Center Village	250,000	3,682	132,555	0	0	318,173
44	Loan	31	CGMRC	Beltline Industrial	100,000	0	0	0	0	0
45	Loan		SMF I	Simply Self Storage - Chesterfield	0	0	0	0	0	0
46	Loan		CGMRC	Hudson Plaza II	0	3,871	0	0	0	11,031
47	Loan		CGMRC	316 East Madison - 609 South Fifth	0	0	0	0	0	78,156
47.01	Property			316-320 East Madison Street
47.02	Property			609 South Fifth Avenue
48	Loan		SMF I	BMO Harris Bank Branch	0	0	0	0	0	0
49	Loan		SMF I	Simply Self Storage - Wyoming	0	0	0	0	0	0
50	Loan		CGMRC	90th and Via Linda	0	1,604	77,000	0	0	0
51	Loan	11	SMF I	Simply Self Storage - Westland	0	0	0	0	0	82,469
52	Loan		CGMRC	Starcrest Business Center	0	2,915	139,912	0	0	0
53	Loan		CGMRC	Stapleton Business Center	0	1,882	67,700	0	0	0
54	Loan		SMF I	6420 Richmond Avenue	0	4,867	0	0	0	0
55	Loan		SMF I	Hartland Village Shopping Center	0	2,342	100,000	0	0	0
56	Loan		SMF I	Highlands Village	50,000	2,657	75,000	0	0	25,769
57	Loan		CGMRC	Mt. Vista Mobile Home Community	0	0	0	0	0	0
58	Loan		CGMRC	734 Roble Road	0	4,301	0	0	0	24,750
59	Loan		CGMRC	Fig Leaf Plaza	0	1,361	49,000	0	0	0
60	Loan		CGMRC	CSS Pleasanton	0	0	0	0	0	0
61	Loan		CGMRC	BB&T Bank Branch	0	0	0	0	0	0
62	Loan		SMF I	Simply Self Storage - Danville	0	0	0	0	0	47,163

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
1	Loan	8, 9	CGMRC	Bank of America Plaza	0	0	0	3,512,083	0
2	Loan	10	SMF I	Orange Plaza Shopping Center	0	0	0	0	0
3	Loan	10	SMF I	Front Gate Plaza	0	0	0	1,050,000	0
4	Loan	10	SMF I	Gateway Fashion Center	0	0	0	1,396,816	0
5	Loan	10	SMF I	Foothill Village Plaza	0	0	0	450,000	0
6	Loan	10, 11	SMF I	Pueblo Shopping Center	0	0	0	500,000	0
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	0	0	0	187,813	116,643
7.01	Property			One Olympia Park Plaza
7.02	Property			Two and Three Corporate Center
7.03	Property			614 & 620 West Main Street
7.04	Property			Five Corporate Center
7.05	Property			Fenley Office Park Building C
7.06	Property			One Triton Office Park
7.07	Property			One Corporate Center
7.08	Property			Fenley Office Park Building B
7.09	Property			Fenley Office Park Building A
7.10	Property			Six Corporate Center
7.11	Property			Browenton Place
8	Loan		MC-FiveMile	The Heights at State College	0	44,025	0	0	0
9	Loan		MC-FiveMile	6010 Bay Parkway	0	0	0	74,160	0
10	Loan		GSMC	Heritage Apartments	0	1,650	0	0	0
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	0	0	0	0	0
11.01	Property			Iron Guard Storage - Webster
11.02	Property			Iron Guard Storage - Gum Branch
11.03	Property			Iron Guard Storage - Camas
11.04	Property			Iron Guard Storage - Katy
11.05	Property			Iron Guard Storage - Shurling
11.06	Property			Iron Guard Storage - Riverside
11.07	Property			Iron Guard Storage - Prater
11.08	Property			Iron Guard Storage - Key
11.09	Property			Iron Guard Storage – Bertram
11.10	Property			Iron Guard Storage - Center
11.11	Property			Iron Guard Storage - Marine
11.12	Property			Iron Guard Storage - Wylds
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	0	0	0	50,498	25,000
12.01	Property			Pinnacle II
12.02	Property			Pinnacle III
12.03	Property			Pinnacle I
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	0	0	0	665,870	0
13.01	Property			Two Stamford Plaza
13.02	Property			Four Stamford Plaza
13.03	Property			One Stamford Plaza
13.04	Property			Three Stamford Plaza
14	Loan	22	CGMRC	Denver Merchandise Mart	0	0	0	650,000	56,000
15	Loan	23	GSMC	Eastport Plaza	0	0	0	156,310	0
16	Loan		SMF I	Davis Springs	0	0	0	0	0
17	Loan		GSMC	Centurion Industrial Portfolio	0	0	0	0	0
17.01	Property			Hollister Distribution Center
17.02	Property			Ridge Tool Company
17.03	Property			Sanofi Pasteur
18	Loan		GSMC	Walgreens & Petco	0	0	0	0	0
19	Loan	24	GSMC	Mustang Ranch	0	0	0	0	0
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	0	0	0	0	0
20.01	Property			Simply Self Storage - Jackson Road
20.02	Property			Simply Self Storage - State Street
20.03	Property			Simply Self Storage - Kalamazoo
21	Loan	25	SMF I	Amberly Village Townhomes	0	0	0	80,000	13,800
22	Loan		CGMRC	Anthem Crossroads	0	0	0	200,000	0
23	Loan		CGMRC	Mason Village	0	15,000	0	21,778	0

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
24	Loan		MC-FiveMile	Smyrna Shopping Center	0	69,000	0	0	0
25	Loan	26	MC-FiveMile	Arrowhead Properties	0	0	0	172,578	0
26	Loan		SMF I	Hampton Inn Thibodaux	0	0	0	0	0
27	Loan	11	GSMC	Village Real Shopping Center	0	0	0	70,248	0
28	Loan		SMF I	Douglas Square Retail Center	0	0	0	0	0
29	Loan		SMF I	Hampton Inn Jennings	0	0	0	0	0
30	Loan		CGMRC	Circle Cross Ranch	0	0	0	47,052	0
31	Loan		MC-FiveMile	Delavan Crossing	0	0	0	0	0
32	Loan	27	SMF I	1250 Borregas Avenue	0	0	0	410,644	0
33	Loan	28	CGMRC	Watertown Crossing	0	0	0	0	0
34	Loan		SMF I	Hampton Inn McComb	0	0	0	90,000	0
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	0	0	0	0	0
36	Loan	11	CGMRC	Marketplace at Prasada	0	0	0	0	0
37	Loan		CGMRC	Sahara Crossing	0	0	0	46,206	0
38	Loan	11	SMF I	Knoxville Self Storage	0	0	0	0	0
38.01	Property			Keith Street
38.02	Property			Middlebrook
38.03	Property			Campbell Station
38.04	Property			Downtown
38.05	Property			Lovell Road
38.06	Property			Mabry Hood
38.07	Property			Security Square
39	Loan	29, 30	MC-FiveMile	Spring Green II	0	0	0	14,000	0
40	Loan		CGMRC	Beck Business Center Phase I	0	0	0	0	0
41	Loan		SMF I	Simply Self Storage - Grand Rapids	0	0	0	0	0
42	Loan		SMF I	Alder Ridge Apartments	0	0	0	0	0
43	Loan	11	CGMRC	Home Center Village	0	0	0	0	0
44	Loan	31	CGMRC	Beltline Industrial	0	0	0	0	0
45	Loan		SMF I	Simply Self Storage - Chesterfield	0	0	0	0	0
46	Loan		CGMRC	Hudson Plaza II	0	0	0	0	0
47	Loan		CGMRC	316 East Madison - 609 South Fifth	0	0	0	0	0
47.01	Property			316-320 East Madison Street
47.02	Property			609 South Fifth Avenue
48	Loan		SMF I	BMO Harris Bank Branch	0	0	0	0	0
49	Loan		SMF I	Simply Self Storage - Wyoming	0	0	0	0	0
50	Loan		CGMRC	90th and Via Linda	0	0	0	90,000	0
51	Loan	11	SMF I	Simply Self Storage - Westland	0	0	0	0	0
52	Loan		CGMRC	Starcrest Business Center	0	0	0	0	0
53	Loan		CGMRC	Stapleton Business Center	0	0	0	0	0
54	Loan		SMF I	6420 Richmond Avenue	0	0	0	0	0
55	Loan		SMF I	Hartland Village Shopping Center	0	0	0	0	0
56	Loan		SMF I	Highlands Village	0	1,000	0	0	0
57	Loan		CGMRC	Mt. Vista Mobile Home Community	0	0	0	0	0
58	Loan		CGMRC	734 Roble Road	0	0	0	0	0
59	Loan		CGMRC	Fig Leaf Plaza	0	0	0	0	0
60	Loan		CGMRC	CSS Pleasanton	0	0	0	0	0
61	Loan		CGMRC	BB&T Bank Branch	0	0	0	0	0
62	Loan		SMF I	Simply Self Storage - Danville	0	0	0	0	0

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description
1	Loan	8, 9	CGMRC	Bank of America Plaza	TI Allowance Reserve ($2,991,870.10); Rent Concessions Reserve ($520,213)
2	Loan	10	SMF I	Orange Plaza Shopping Center
3	Loan	10	SMF I	Front Gate Plaza	In Shape Health Club Reserve
4	Loan	10	SMF I	Gateway Fashion Center	VA Clinic Reserve
5	Loan	10	SMF I	Foothill Village Plaza	Korean BBQ TI/LC Reserve
6	Loan	10, 11	SMF I	Pueblo Shopping Center	Performance Holdback Reserve
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	Unfunded Obligations Reserve (Capped at $466,571)
7.01	Property			One Olympia Park Plaza
7.02	Property			Two and Three Corporate Center
7.03	Property			614 & 620 West Main Street
7.04	Property			Five Corporate Center
7.05	Property			Fenley Office Park Building C
7.06	Property			One Triton Office Park
7.07	Property			One Corporate Center
7.08	Property			Fenley Office Park Building B
7.09	Property			Fenley Office Park Building A
7.10	Property			Six Corporate Center
7.11	Property			Browenton Place
8	Loan		MC-FiveMile	The Heights at State College
9	Loan		MC-FiveMile	6010 Bay Parkway	AABP Reserve
10	Loan		GSMC	Heritage Apartments
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio
11.01	Property			Iron Guard Storage - Webster
11.02	Property			Iron Guard Storage - Gum Branch
11.03	Property			Iron Guard Storage - Camas
11.04	Property			Iron Guard Storage - Katy
11.05	Property			Iron Guard Storage - Shurling
11.06	Property			Iron Guard Storage - Riverside
11.07	Property			Iron Guard Storage - Prater
11.08	Property			Iron Guard Storage - Key
11.09	Property			Iron Guard Storage – Bertram
11.10	Property			Iron Guard Storage - Center
11.11	Property			Iron Guard Storage - Marine
11.12	Property			Iron Guard Storage - Wylds
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	Upfront Mezzanine Interest Reserve ($50,498.27); Ongoing Travelers Reserve ($25,000 per month from August 2014 up to and including September 2015)
12.01	Property			Pinnacle II
12.02	Property			Pinnacle III
12.03	Property			Pinnacle I
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	Unfunded Obligations
13.01	Property			Two Stamford Plaza
13.02	Property			Four Stamford Plaza
13.03	Property			One Stamford Plaza
13.04	Property			Three Stamford Plaza
14	Loan	22	CGMRC	Denver Merchandise Mart	HVAC Reserve
15	Loan	23	GSMC	Eastport Plaza	Unfunded Obligations
16	Loan		SMF I	Davis Springs
17	Loan		GSMC	Centurion Industrial Portfolio
17.01	Property			Hollister Distribution Center
17.02	Property			Ridge Tool Company
17.03	Property			Sanofi Pasteur
18	Loan		GSMC	Walgreens & Petco
19	Loan	24	GSMC	Mustang Ranch
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio
20.01	Property			Simply Self Storage - Jackson Road
20.02	Property			Simply Self Storage - State Street
20.03	Property			Simply Self Storage - Kalamazoo
21	Loan	25	SMF I	Amberly Village Townhomes	Cash Holdback (Upfront); Liquidity Reserve (Ongoing)
22	Loan		CGMRC	Anthem Crossroads	Roberto’s Reserve
23	Loan		CGMRC	Mason Village	99 Cent Reconciliation Reserve

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description
24	Loan		MC-FiveMile	Smyrna Shopping Center
25	Loan	26	MC-FiveMile	Arrowhead Properties	Free Rent Reserve
26	Loan		SMF I	Hampton Inn Thibodaux
27	Loan	11	GSMC	Village Real Shopping Center	Unfunded Obligations
28	Loan		SMF I	Douglas Square Retail Center
29	Loan		SMF I	Hampton Inn Jennings
30	Loan		CGMRC	Circle Cross Ranch	Unfunded Obligations Reserve
31	Loan		MC-FiveMile	Delavan Crossing
32	Loan	27	SMF I	1250 Borregas Avenue	E-Gain Tenant Allowance Reserve
33	Loan	28	CGMRC	Watertown Crossing
34	Loan		SMF I	Hampton Inn McComb	PIP Reserve
35	Loan		MC-FiveMile	Prescott Valley Shopping Center
36	Loan	11	CGMRC	Marketplace at Prasada
37	Loan		CGMRC	Sahara Crossing	Habitat for Humanity Reserve Funds
38	Loan	11	SMF I	Knoxville Self Storage
38.01	Property			Keith Street
38.02	Property			Middlebrook
38.03	Property			Campbell Station
38.04	Property			Downtown
38.05	Property			Lovell Road
38.06	Property			Mabry Hood
38.07	Property			Security Square
39	Loan	29, 30	MC-FiveMile	Spring Green II	Rent Reserve
40	Loan		CGMRC	Beck Business Center Phase I
41	Loan		SMF I	Simply Self Storage - Grand Rapids
42	Loan		SMF I	Alder Ridge Apartments
43	Loan	11	CGMRC	Home Center Village
44	Loan	31	CGMRC	Beltline Industrial
45	Loan		SMF I	Simply Self Storage - Chesterfield
46	Loan		CGMRC	Hudson Plaza II
47	Loan		CGMRC	316 East Madison - 609 South Fifth
47.01	Property			316-320 East Madison Street
47.02	Property			609 South Fifth Avenue
48	Loan		SMF I	BMO Harris Bank Branch
49	Loan		SMF I	Simply Self Storage - Wyoming
50	Loan		CGMRC	90th and Via Linda	Pet Planet Reserve (Capped at $90,000)
51	Loan	11	SMF I	Simply Self Storage - Westland
52	Loan		CGMRC	Starcrest Business Center
53	Loan		CGMRC	Stapleton Business Center
54	Loan		SMF I	6420 Richmond Avenue
55	Loan		SMF I	Hartland Village Shopping Center
56	Loan		SMF I	Highlands Village
57	Loan		CGMRC	Mt. Vista Mobile Home Community
58	Loan		CGMRC	734 Roble Road
59	Loan		CGMRC	Fig Leaf Plaza
60	Loan		CGMRC	CSS Pleasanton
61	Loan		CGMRC	BB&T Bank Branch
62	Loan		SMF I	Simply Self Storage - Danville

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name
1	Loan	8, 9	CGMRC	Bank of America Plaza	333 South Hope Co. LLC and 333 South Hope Plant LLC
2	Loan	10	SMF I	Orange Plaza Shopping Center	Orange Street Plaza, LLC
3	Loan	10	SMF I	Front Gate Plaza	Front Gate Plaza, LLC
4	Loan	10	SMF I	Gateway Fashion Center	Gateway Fashion Mall, LLC
5	Loan	10	SMF I	Foothill Village Plaza	Foothill Village Plaza, LLC
6	Loan	10, 11	SMF I	Pueblo Shopping Center	Pueblo Shopping Center, LLC
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	Fenley Portfolio Trust I, LLC
7.01	Property			One Olympia Park Plaza
7.02	Property			Two and Three Corporate Center
7.03	Property			614 & 620 West Main Street
7.04	Property			Five Corporate Center
7.05	Property			Fenley Office Park Building C
7.06	Property			One Triton Office Park
7.07	Property			One Corporate Center
7.08	Property			Fenley Office Park Building B
7.09	Property			Fenley Office Park Building A
7.10	Property			Six Corporate Center
7.11	Property			Browenton Place
8	Loan		MC-FiveMile	The Heights at State College	Circleville Road Partners, LP
9	Loan		MC-FiveMile	6010 Bay Parkway	BP Group De LLC
10	Loan		GSMC	Heritage Apartments	GEM Columbus, LLC and Schenk Columbus, LLC
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio
Bertram Storage, LLC, Camas Mini-Storage Annex, L.L.C., Center Storage, LLC, Gum Branch Storage, LLC, Katy Self Storage, LLC, Key Self-Storage, LLC,
Lucky 7 Equity LLC, Marine Self-Storage. LLC, Prater Way Storage, LLC, Riverside Storage, LLC, Shurling Storage, LLC, Webster Storage, LLC and
Wylds Storage, LLC

11.01	Property			Iron Guard Storage - Webster
11.02	Property			Iron Guard Storage - Gum Branch
11.03	Property			Iron Guard Storage - Camas
11.04	Property			Iron Guard Storage - Katy
11.05	Property			Iron Guard Storage - Shurling
11.06	Property			Iron Guard Storage - Riverside
11.07	Property			Iron Guard Storage - Prater
11.08	Property			Iron Guard Storage - Key
11.09	Property			Iron Guard Storage – Bertram
11.10	Property			Iron Guard Storage - Center
11.11	Property			Iron Guard Storage - Marine
11.12	Property			Iron Guard Storage - Wylds
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	Pinnacle I at Bishop’s Drive Office Park, LLC and Pinnacle Property Holdings, LLC
12.01	Property			Pinnacle II
12.02	Property			Pinnacle III
12.03	Property			Pinnacle I
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	One Stamford Plaza Owner LLC, Three Stamford Plaza Owner LLC and Four Stamford Plaza Owner LLC
13.01	Property			Two Stamford Plaza
13.02	Property			Four Stamford Plaza
13.03	Property			One Stamford Plaza
13.04	Property			Three Stamford Plaza
14	Loan	22	CGMRC	Denver Merchandise Mart	Denver Mart LLC
15	Loan	23	GSMC	Eastport Plaza	Eastport Plaza Shopping Center, L.P.
16	Loan		SMF I	Davis Springs	Davis Spring Investors I, LLC, Davis Spring Investors II, LLC and Davis Spring Investors III, LLC
17	Loan		GSMC	Centurion Industrial Portfolio	Centurion HSR Holdings, GP
17.01	Property			Hollister Distribution Center
17.02	Property			Ridge Tool Company
17.03	Property			Sanofi Pasteur
18	Loan		GSMC	Walgreens & Petco	Beretania Pensacola Partners SPE LLC
19	Loan	24	GSMC	Mustang Ranch	Mustang Ranch Holding, LLC
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	Ann Arbor Kalamazoo Self Storage, LLC
20.01	Property			Simply Self Storage - Jackson Road
20.02	Property			Simply Self Storage - State Street
20.03	Property			Simply Self Storage - Kalamazoo
21	Loan	25	SMF I	Amberly Village Townhomes	Cornerstone Amberly, LP
22	Loan		CGMRC	Anthem Crossroads	Barclay Anthem, L.P.
23	Loan		CGMRC	Mason Village	Mason Provincial LLC

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage
Number	Property Flag	Footnotes	Loan Seller	Property Name	Borrower Name
24	Loan		MC-FiveMile	Smyrna Shopping Center	Glenwood Associates, LLC
25	Loan	26	MC-FiveMile	Arrowhead Properties	Arrowhead Toledo Realty LP
26	Loan		SMF I	Hampton Inn Thibodaux	Sunray Hospitality of Thibodaux, LLC
27	Loan	11	GSMC	Village Real Shopping Center	NASA Camino, LLC
28	Loan		SMF I	Douglas Square Retail Center	BWB - DSSC, LLC
29	Loan		SMF I	Hampton Inn Jennings	Sunray Hospitality of Jennings, LLC
30	Loan		CGMRC	Circle Cross Ranch	Barclay Holdings XXXIV, LLC
31	Loan		MC-FiveMile	Delavan Crossing	Delavan Equities I, LLC, Delavan Equities II, LLC and Delavan Equities III, LLC
32	Loan	27	SMF I	1250 Borregas Avenue	Stephens & Stephens (Borregas I), LLC
33	Loan	28	CGMRC	Watertown Crossing	Investors Associated-Watertown Crossing, LLC
34	Loan		SMF I	Hampton Inn McComb	Sunray Hospitality of McComb, LLC
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	PLP-PV, L.L.C.
36	Loan	11	CGMRC	Marketplace at Prasada	Barclay Holdings XLVII, LLC
37	Loan		CGMRC	Sahara Crossing	LV Crossing, LLC and LV Sahara, LLC
38	Loan	11	SMF I	Knoxville Self Storage
Mabry Hood Mini Warehouses, L.P., Security Square Associates, L.P., Keith Street Plaza, L.P., Downtown West Mini Warehouse, L.P.,
Lovell Road Mini Warehouses, L.P., Middlebrook/Weisgarber Mini Warehouses, L.P. and Campbell Station Mini Warehouses, LP

38.01	Property			Keith Street
38.02	Property			Middlebrook
38.03	Property			Campbell Station
38.04	Property			Downtown
38.05	Property			Lovell Road
38.06	Property			Mabry Hood
38.07	Property			Security Square
39	Loan	29, 30	MC-FiveMile	Spring Green II	The Plazas at Cinco Southwest, LTD.
40	Loan		CGMRC	Beck Business Center Phase I	Damas Beck Business Center Phase I, LLC
41	Loan		SMF I	Simply Self Storage - Grand Rapids	Ball Avenue Self Storage, LLC
42	Loan		SMF I	Alder Ridge Apartments	Alder Ridge Apartments LLC
43	Loan	11	CGMRC	Home Center Village	Chastain Meadows 2014, LLC
44	Loan	31	CGMRC	Beltline Industrial	DFW Beltline Commerce Center, LLC
45	Loan		SMF I	Simply Self Storage - Chesterfield	23 Mile Road Self Storage, LLC
46	Loan		CGMRC	Hudson Plaza II	Hudson Plaza Development LLC
47	Loan		CGMRC	316 East Madison - 609 South Fifth	Madison Management Company DE, LLC
47.01	Property			316-320 East Madison Street
47.02	Property			609 South Fifth Avenue
48	Loan		SMF I	BMO Harris Bank Branch	Bank Realty LP1
49	Loan		SMF I	Simply Self Storage - Wyoming	36th Street Self Storage, LLC
50	Loan		CGMRC	90th and Via Linda	Barclay Holdings XLI, LLC
51	Loan	11	SMF I	Simply Self Storage - Westland	Ford Road Self Storage, LLC
52	Loan		CGMRC	Starcrest Business Center	Harte Properties, LLC
53	Loan		CGMRC	Stapleton Business Center	Cascada Holdings, LLC
54	Loan		SMF I	6420 Richmond Avenue	Richmond Atrium, LLC
55	Loan		SMF I	Hartland Village Shopping Center	JAH Hartland, LLC
56	Loan		SMF I	Highlands Village	Wayne Management, LLC
57	Loan		CGMRC	Mt. Vista Mobile Home Community	Mountain Vista Property, LLC
58	Loan		CGMRC	734 Roble Road	Roble Street Realty, Inc.
59	Loan		CGMRC	Fig Leaf Plaza	Fig Leaf Plaza II, LLC
60	Loan		CGMRC	CSS Pleasanton	CSS IX Pleasanton, LLC
61	Loan		CGMRC	BB&T Bank Branch	Mooretown Outparcel, LLC
62	Loan		SMF I	Simply Self Storage - Danville	OB Vorhees Self Storage, LLC

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)
1	Loan	8, 9	CGMRC	Bank of America Plaza	Brookfield DTLA Holdings LLC	Refinance	400,000,000
2	Loan	10	SMF I	Orange Plaza Shopping Center	Maryam Arjmand	Refinance	20,625,000
3	Loan	10	SMF I	Front Gate Plaza	Maryam Arjmand	Refinance	13,750,000
4	Loan	10	SMF I	Gateway Fashion Center	Maryam Arjmand	Refinance	10,500,000
5	Loan	10	SMF I	Foothill Village Plaza	Maryam Arjmand	Refinance	10,500,000
6	Loan	10, 11	SMF I	Pueblo Shopping Center	Maryam Arjmand	Refinance	7,000,000
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	David H. Fenley	Refinance	106,000,000
7.01	Property			One Olympia Park Plaza
7.02	Property			Two and Three Corporate Center
7.03	Property			614 & 620 West Main Street
7.04	Property			Five Corporate Center
7.05	Property			Fenley Office Park Building C
7.06	Property			One Triton Office Park
7.07	Property			One Corporate Center
7.08	Property			Fenley Office Park Building B
7.09	Property			Fenley Office Park Building A
7.10	Property			Six Corporate Center
7.11	Property			Browenton Place
8	Loan		MC-FiveMile	The Heights at State College	Keith R. Cooper, William J. Leone, W. Grant Scott, II, David E. Meese	Refinance	59,000,000
9	Loan		MC-FiveMile	6010 Bay Parkway	Mark Caller	Refinance	49,000,000
10	Loan		GSMC	Heritage Apartments	Jared M. Schenk	Recapitalization/Refinance	38,500,000
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	Tyrrell G. Ross, Kurtus Allan Ross, Chad Duane Ross, David Tyrrell Ross and Kimberly Kaye Michael	Refinance	35,700,000
11.01	Property			Iron Guard Storage - Webster
11.02	Property			Iron Guard Storage - Gum Branch
11.03	Property			Iron Guard Storage - Camas
11.04	Property			Iron Guard Storage - Katy
11.05	Property			Iron Guard Storage - Shurling
11.06	Property			Iron Guard Storage - Riverside
11.07	Property			Iron Guard Storage - Prater
11.08	Property			Iron Guard Storage - Key
11.09	Property			Iron Guard Storage – Bertram
11.10	Property			Iron Guard Storage - Center
11.11	Property			Iron Guard Storage - Marine
11.12	Property			Iron Guard Storage - Wylds
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	Jay A. Henrichs, Peter J. Schwabe and Daniel P. Schwabe	Refinance	31,150,000
12.01	Property			Pinnacle II
12.02	Property			Pinnacle III
12.03	Property			Pinnacle I
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	Aby Rosen and Michael Fuchs	Refinance	270,000,000
13.01	Property			Two Stamford Plaza
13.02	Property			Four Stamford Plaza
13.03	Property			One Stamford Plaza
13.04	Property			Three Stamford Plaza
14	Loan	22	CGMRC	Denver Merchandise Mart	John A. Doyle and Edward Herrick	Refinance	27,000,000
15	Loan	23	GSMC	Eastport Plaza	Reeve E. Chudd and Deborah L. Simon, Successor Trustees of the E. Phillip Lyon Revocable Trust dated December 11, 1985	Refinance	21,500,000
16	Loan		SMF I	Davis Springs	The Mark & Sharon Scher Family Limited Partnership and Mark S. Scher	Acquisition	19,500,000
17	Loan		GSMC	Centurion Industrial Portfolio	Ed Natan, Jay Rappaport and Asher Hyman	Recapitalization/Acquisition	18,200,000
17.01	Property			Hollister Distribution Center
17.02	Property			Ridge Tool Company
17.03	Property			Sanofi Pasteur
18	Loan		GSMC	Walgreens & Petco	Easton Manson	Acquisition	18,000,000
19	Loan	24	GSMC	Mustang Ranch	Ogden K. Shannon III	Refinance	18,000,000
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	Kurt E. O’Brien	Acquisition	11,815,000
20.01	Property			Simply Self Storage - Jackson Road
20.02	Property			Simply Self Storage - State Street
20.03	Property			Simply Self Storage - Kalamazoo
21	Loan	25	SMF I	Amberly Village Townhomes	Michael S. Marix	Refinance	11,700,000
22	Loan		CGMRC	Anthem Crossroads	David S. Coia, Daniel L. Vietto, Karen Vietto, Scott T. Archer and Carol Archer	Refinance	11,100,000
23	Loan		CGMRC	Mason Village	Amy Stevens and David Weinstein	Acquisition	10,500,000

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)
24	Loan		MC-FiveMile	Smyrna Shopping Center	Leonard F. Iacono, Sr. and Mark L. Handler	Refinance	10,100,000
25	Loan	26	MC-FiveMile	Arrowhead Properties	Raymond Massa	Refinance	9,825,000
26	Loan		SMF I	Hampton Inn Thibodaux	Ray F. Harrigill and Monica Harrigill	Refinance	8,600,000
27	Loan	11	GSMC	Village Real Shopping Center	Alan Mann	Acquisition	7,815,000
28	Loan		SMF I	Douglas Square Retail Center	Irwin Blitt	Refinance	7,750,000
29	Loan		SMF I	Hampton Inn Jennings	Ray F. Harrigill and Monica Harrigill	Refinance	7,650,000
30	Loan		CGMRC	Circle Cross Ranch	David S. Coia, Daniel L. Vietto, Karen Vietto, Scott T. Archer and Carol Archer	Refinance	7,575,000
31	Loan		MC-FiveMile	Delavan Crossing	Michael Pokorny	Refinance	7,050,000
32	Loan	27	SMF I	1250 Borregas Avenue	Donald Richards Stephens and Lane Brinkman Stephens	Refinance	7,000,000
33	Loan	28	CGMRC	Watertown Crossing	Investors Associated, LLP	Refinance	7,000,000
34	Loan		SMF I	Hampton Inn McComb	Ray F. Harrigill and Monica Harrigill	Refinance	6,925,000
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	Frank Ponder	Refinance	6,500,000
36	Loan	11	CGMRC	Marketplace at Prasada	David S. Coia, Daniel L. Vietto, Karen Vietto, Scott T. Archer and Carol Archer	Refinance	6,457,500
37	Loan		CGMRC	Sahara Crossing	Jonathan Wintner	Acquisition	6,250,000
38	Loan	11	SMF I	Knoxville Self Storage	Robert W. Elliott	Refinance	6,250,000
38.01	Property			Keith Street
38.02	Property			Middlebrook
38.03	Property			Campbell Station
38.04	Property			Downtown
38.05	Property			Lovell Road
38.06	Property			Mabry Hood
38.07	Property			Security Square
39	Loan	29, 30	MC-FiveMile	Spring Green II	Vista Equities Group, Inc.	Refinance	6,000,000
40	Loan		CGMRC	Beck Business Center Phase I	Maria Damavoletes, Konstantinos Damvoletes, Kyriakos Damavoletes and Emmanuel Damavoletes	Refinance	5,850,000
41	Loan		SMF I	Simply Self Storage - Grand Rapids	Kurt E. O’Brien	Acquisition	5,460,000
42	Loan		SMF I	Alder Ridge Apartments	Roger Beit and Mark Paley	Acquisition	5,000,000
43	Loan	11	CGMRC	Home Center Village	Jarred Elmar and Gabriela Carias-Green	Acquisition	4,750,000
44	Loan	31	CGMRC	Beltline Industrial	William R. Ziegler, John Walsh, and Brian A. Halpern	Refinance	4,600,000
45	Loan		SMF I	Simply Self Storage - Chesterfield	Kurt E. O’Brien	Acquisition	4,350,000
46	Loan		CGMRC	Hudson Plaza II	Fereshteh Aghilabadi	Acquisition	3,952,500
47	Loan		CGMRC	316 East Madison - 609 South Fifth	Bradley Hayosh	Refinance	3,900,000
47.01	Property			316-320 East Madison Street
47.02	Property			609 South Fifth Avenue
48	Loan		SMF I	BMO Harris Bank Branch	Thomas Capello and Joseph W. Silbaugh, Jr.	Acquisition	3,825,000
49	Loan		SMF I	Simply Self Storage - Wyoming	Kurt E. O’Brien	Acquisition	3,600,000
50	Loan		CGMRC	90th and Via Linda	David S. Coia, Daniel L. Vietto, Karen Vietto, Scott T. Archer and Carol Archer	Refinance	3,525,000
51	Loan	11	SMF I	Simply Self Storage - Westland	Kurt E. O’Brien	Acquisition	3,480,000
52	Loan		CGMRC	Starcrest Business Center	Richard Zinn	Acquisition	3,400,000
53	Loan		CGMRC	Stapleton Business Center	John A. Woodward, Steven F. Spierer, Robert L. Riley, Joseph S. Hohm, Graham T. Benes, and Craig R. Benes	Refinance	3,400,000
54	Loan		SMF I	6420 Richmond Avenue	KJJ Trust, Arthur H. Berg Revocable Trust, Arthur H. Berg and John Berg	Acquisition	3,150,000
55	Loan		SMF I	Hartland Village Shopping Center	Tyler J. Hughes	Refinance	3,075,000
56	Loan		SMF I	Highlands Village	Mark Verrone and Charlie Deehan	Refinance	2,550,000
57	Loan		CGMRC	Mt. Vista Mobile Home Community	Dwight Davis, The Dwight W. Davis and Glee Ann Davis Trust, The Larry B . Dent Living Trust, The Barbara DiGiorgio Revocable Trust Dated October 19, 1998, The Amendment and Restatement of The Jean L. Kalbach Revocable Trust, Glee Ann Davis, Larry B. Dent, Barbara DiGiorgio and Jean L. Kalbach	Refinance	2,400,000
58	Loan		CGMRC	734 Roble Road	James Fallis Gott and Alexandra Gott	Recapitalization	2,400,000
59	Loan		CGMRC	Fig Leaf Plaza	Robert W. Diel	Refinance	2,250,000
60	Loan		CGMRC	CSS Pleasanton	Dwight W. Davis, The Dwight W. Davis and Glee Ann Davis Trust, William Schmicker and The Schmicker Revocable Trust Dated May 15, 2008	Refinance	2,100,000
61	Loan		CGMRC	BB&T Bank Branch	Robert R. Brown	Refinance	1,825,000
62	Loan		SMF I	Simply Self Storage - Danville	Kurt E. O’Brien	Refinance	1,575,000

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Contribution (7)	Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs
1	Loan	8, 9	CGMRC	Bank of America Plaza	0	0	0	400,000,000	212,736,296	0	1,457,860
2	Loan	10	SMF I	Orange Plaza Shopping Center	0	0	0	20,625,000	14,566,228	0	458,283
3	Loan	10	SMF I	Front Gate Plaza	0	0	0	13,750,000	11,483,521	0	287,775
4	Loan	10	SMF I	Gateway Fashion Center	0	0	0	10,500,000	6,677,880	0	209,050
5	Loan	10	SMF I	Foothill Village Plaza	2,145,497	0	0	12,645,497	11,758,197	0	301,633
6	Loan	10, 11	SMF I	Pueblo Shopping Center	0	0	0	7,000,000	5,165,682	0	157,322
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	0	11,000,000	988,000	117,988,000	109,824,762	0	1,734,946
7.01	Property			One Olympia Park Plaza
7.02	Property			Two and Three Corporate Center
7.03	Property			614 & 620 West Main Street
7.04	Property			Five Corporate Center
7.05	Property			Fenley Office Park Building C
7.06	Property			One Triton Office Park
7.07	Property			One Corporate Center
7.08	Property			Fenley Office Park Building B
7.09	Property			Fenley Office Park Building A
7.10	Property			Six Corporate Center
7.11	Property			Browenton Place
8	Loan		MC-FiveMile	The Heights at State College	0	0	0	59,000,000	52,839,907	0	4,331,829
9	Loan		MC-FiveMile	6010 Bay Parkway	0	0	0	49,000,000	39,615,661	0	922,280
10	Loan		GSMC	Heritage Apartments	0	0	0	38,500,000	17,544,720	0	486,372
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	0	0	0	35,700,000	23,374,104	0	1,038,392
11.01	Property			Iron Guard Storage - Webster
11.02	Property			Iron Guard Storage - Gum Branch
11.03	Property			Iron Guard Storage - Camas
11.04	Property			Iron Guard Storage - Katy
11.05	Property			Iron Guard Storage - Shurling
11.06	Property			Iron Guard Storage - Riverside
11.07	Property			Iron Guard Storage - Prater
11.08	Property			Iron Guard Storage - Key
11.09	Property			Iron Guard Storage – Bertram
11.10	Property			Iron Guard Storage - Center
11.11	Property			Iron Guard Storage - Marine
11.12	Property			Iron Guard Storage - Wylds
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	29,295	5,230,000	0	36,409,295	33,353,015	0	2,000,999
12.01	Property			Pinnacle II
12.02	Property			Pinnacle III
12.03	Property			Pinnacle I
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	695,992	0	0	270,695,992	262,500,217	0	1,151,489
13.01	Property			Two Stamford Plaza
13.02	Property			Four Stamford Plaza
13.03	Property			One Stamford Plaza
13.04	Property			Three Stamford Plaza
14	Loan	22	CGMRC	Denver Merchandise Mart	0	0	55,000	27,055,000	25,536,807	0	419,316
15	Loan	23	GSMC	Eastport Plaza	486,738	0	0	21,986,738	21,228,646	0	361,446
16	Loan		SMF I	Davis Springs	7,184,711	0	0	26,684,711	0	26,000,000	346,196
17	Loan		GSMC	Centurion Industrial Portfolio	10,445,046	0	0	28,645,046	0	15,315,000	415,170
17.01	Property			Hollister Distribution Center
17.02	Property			Ridge Tool Company
17.03	Property			Sanofi Pasteur
18	Loan		GSMC	Walgreens & Petco	10,121,768	0	0	28,121,768	0	28,000,000	121,768
19	Loan	24	GSMC	Mustang Ranch	0	1,750,000	0	19,750,000	13,525,725	0	979,935
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	3,833,673	0	0	15,648,673	0	14,925,000	509,363
20.01	Property			Simply Self Storage - Jackson Road
20.02	Property			Simply Self Storage - State Street
20.03	Property			Simply Self Storage - Kalamazoo
21	Loan	25	SMF I	Amberly Village Townhomes	88,405	0	0	11,788,405	10,125,174	0	1,436,065
22	Loan		CGMRC	Anthem Crossroads	0	0	47,500	11,147,500	10,110,565	0	163,195
23	Loan		CGMRC	Mason Village	4,446,106	0	50,000	14,996,106	0	14,050,000	225,179

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Contribution (7)	Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs
24	Loan		MC-FiveMile	Smyrna Shopping Center	0	0	0	10,100,000	7,172,822	0	347,799
25	Loan	26	MC-FiveMile	Arrowhead Properties	0	0	0	9,825,000	6,543,198	0	291,341
26	Loan		SMF I	Hampton Inn Thibodaux	0	0	0	8,600,000	7,536,502	0	143,220
27	Loan	11	GSMC	Village Real Shopping Center	3,405,638	0	0	11,220,638	0	10,420,000	181,278
28	Loan		SMF I	Douglas Square Retail Center	0	0	0	7,750,000	7,261,325	0	74,503
29	Loan		SMF I	Hampton Inn Jennings	0	0	0	7,650,000	5,402,424	0	158,772
30	Loan		CGMRC	Circle Cross Ranch	0	0	47,500	7,622,500	7,209,890	0	127,228
31	Loan		MC-FiveMile	Delavan Crossing	0	0	0	7,050,000	6,703,109	0	137,067
32	Loan	27	SMF I	1250 Borregas Avenue	0	0	0	7,000,000	5,183,929	0	141,036
33	Loan	28	CGMRC	Watertown Crossing	0	0	0	7,000,000	4,949,387	0	151,886
34	Loan		SMF I	Hampton Inn McComb	0	0	0	6,925,000	5,010,037	0	171,816
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	0	0	0	6,500,000	6,258,798	0	152,296
36	Loan	11	CGMRC	Marketplace at Prasada	0	0	47,500	6,505,000	4,607,236	0	115,877
37	Loan		CGMRC	Sahara Crossing	2,617,538	0	50,000	8,917,538	0	8,675,000	154,694
38	Loan	11	SMF I	Knoxville Self Storage	0	0	0	6,250,000	3,830,293	0	951,511
38.01	Property			Keith Street
38.02	Property			Middlebrook
38.03	Property			Campbell Station
38.04	Property			Downtown
38.05	Property			Lovell Road
38.06	Property			Mabry Hood
38.07	Property			Security Square
39	Loan	29, 30	MC-FiveMile	Spring Green II	0	0	0	6,000,000	4,976,609	0	134,847
40	Loan		CGMRC	Beck Business Center Phase I	0	0	30,000	5,880,000	5,551,683	0	159,412
41	Loan		SMF I	Simply Self Storage - Grand Rapids	1,604,380	0	0	7,064,380	0	6,900,000	150,538
42	Loan		SMF I	Alder Ridge Apartments	2,219,636	0	0	7,219,636	0	6,850,000	180,436
43	Loan	11	CGMRC	Home Center Village	3,012,472	0	50,000	7,812,472	0	6,925,000	306,380
44	Loan	31	CGMRC	Beltline Industrial	0	0	0	4,600,000	4,058,012	0	183,484
45	Loan		SMF I	Simply Self Storage - Chesterfield	1,300,647	0	0	5,650,647	0	5,500,000	139,613
46	Loan		CGMRC	Hudson Plaza II	1,521,832	0	0	5,474,332	0	5,270,000	156,706
47	Loan		CGMRC	316 East Madison - 609 South Fifth	0	0	25,000	3,925,000	3,633,789	0	128,466
47.01	Property			316-320 East Madison Street
47.02	Property			609 South Fifth Avenue
48	Loan		SMF I	BMO Harris Bank Branch	1,369,988	0	0	5,194,988	0	5,100,000	94,630
49	Loan		SMF I	Simply Self Storage - Wyoming	1,095,083	0	0	4,695,083	0	4,550,000	133,191
50	Loan		CGMRC	90th and Via Linda	0	0	47,500	3,572,500	3,303,072	0	95,538
51	Loan	11	SMF I	Simply Self Storage - Westland	1,164,451	0	0	4,644,451	0	4,400,000	145,666
52	Loan		CGMRC	Starcrest Business Center	1,295,314	0	0	4,695,314	0	4,537,500	107,031
53	Loan		CGMRC	Stapleton Business Center	405,052	0	0	3,805,052	3,652,276	0	94,051
54	Loan		SMF I	6420 Richmond Avenue	1,049,690	0	0	4,199,690	0	4,000,000	132,010
55	Loan		SMF I	Hartland Village Shopping Center	0	0	0	3,075,000	2,492,908	0	86,546
56	Loan		SMF I	Highlands Village	671,028	0	0	3,221,028	3,001,000	0	130,332
57	Loan		CGMRC	Mt. Vista Mobile Home Community	0	0	35,000	2,435,000	2,205,241	0	72,659
58	Loan		CGMRC	734 Roble Road	0	0	0	2,400,000	0	0	179,961
59	Loan		CGMRC	Fig Leaf Plaza	0	0	0	2,250,000	1,684,999	0	82,649
60	Loan		CGMRC	CSS Pleasanton	0	0	35,000	2,135,000	1,941,835	0	56,654
61	Loan		CGMRC	BB&T Bank Branch	35,000	0	0	1,860,000	1,776,282	0	83,718
62	Loan		SMF I	Simply Self Storage - Danville	0	0	0	1,575,000	902,715	0	80,994

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage			Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
1	Loan	8, 9	CGMRC	Bank of America Plaza	7,663,925	178,141,919	0	400,000,000	Hard	Springing
2	Loan	10	SMF I	Orange Plaza Shopping Center	577,515	5,022,974	0	20,625,000	Springing	Springing
3	Loan	10	SMF I	Front Gate Plaza	1,296,426	682,278	0	13,750,000	Springing	Springing
4	Loan	10	SMF I	Gateway Fashion Center	2,391,095	1,221,975	0	10,500,000	Hard	Springing
5	Loan	10	SMF I	Foothill Village Plaza	585,666	0	0	12,645,497	Springing	Springing
6	Loan	10, 11	SMF I	Pueblo Shopping Center	571,588	1,105,409	0	7,000,000	Springing	Springing
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	928,292	0	5,500,000	117,988,000	Hard	Springing
7.01	Property			One Olympia Park Plaza
7.02	Property			Two and Three Corporate Center
7.03	Property			614 & 620 West Main Street
7.04	Property			Five Corporate Center
7.05	Property			Fenley Office Park Building C
7.06	Property			One Triton Office Park
7.07	Property			One Corporate Center
7.08	Property			Fenley Office Park Building B
7.09	Property			Fenley Office Park Building A
7.10	Property			Six Corporate Center
7.11	Property			Browenton Place
8	Loan		MC-FiveMile	The Heights at State College	108,475	1,719,789	0	59,000,000	Springing	Springing
9	Loan		MC-FiveMile	6010 Bay Parkway	151,891	8,310,168	0	49,000,000	Hard	Springing
10	Loan		GSMC	Heritage Apartments	664,683	19,804,225	0	38,500,000	Springing	Springing
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	472,137	10,815,367	0	35,700,000	Springing	Springing
11.01	Property			Iron Guard Storage - Webster
11.02	Property			Iron Guard Storage - Gum Branch
11.03	Property			Iron Guard Storage - Camas
11.04	Property			Iron Guard Storage - Katy
11.05	Property			Iron Guard Storage - Shurling
11.06	Property			Iron Guard Storage - Riverside
11.07	Property			Iron Guard Storage - Prater
11.08	Property			Iron Guard Storage - Key
11.09	Property			Iron Guard Storage – Bertram
11.10	Property			Iron Guard Storage - Center
11.11	Property			Iron Guard Storage - Marine
11.12	Property			Iron Guard Storage - Wylds
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods	1,055,281	0	0	36,409,295	Hard	In Place
12.01	Property			Pinnacle II
12.02	Property			Pinnacle III
12.03	Property			Pinnacle I
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio	7,044,286	0	0	270,695,992	Hard	In Place
13.01	Property			Two Stamford Plaza
13.02	Property			Four Stamford Plaza
13.03	Property			One Stamford Plaza
13.04	Property			Three Stamford Plaza
14	Loan	22	CGMRC	Denver Merchandise Mart	930,202	168,675	0	27,055,000	Hard	Springing
15	Loan	23	GSMC	Eastport Plaza	396,646	0	0	21,986,738	Hard	Springing
16	Loan		SMF I	Davis Springs	338,515	0	0	26,684,711	Hard	Springing
17	Loan		GSMC	Centurion Industrial Portfolio	314,876	0	12,600,000	28,645,046	Springing	Springing
17.01	Property			Hollister Distribution Center
17.02	Property			Ridge Tool Company
17.03	Property			Sanofi Pasteur
18	Loan		GSMC	Walgreens & Petco	0	0	0	28,121,768	Springing	Springing
19	Loan	24	GSMC	Mustang Ranch	107,119	3,587,365	1,549,857	19,750,000	None	None
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	214,311	0	0	15,648,673	None	None
20.01	Property			Simply Self Storage - Jackson Road
20.02	Property			Simply Self Storage - State Street
20.03	Property			Simply Self Storage - Kalamazoo
21	Loan	25	SMF I	Amberly Village Townhomes	227,166	0	0	11,788,405	Springing	Springing
22	Loan		CGMRC	Anthem Crossroads	334,659	539,080	0	11,147,500	Springing	Springing
23	Loan		CGMRC	Mason Village	720,927	0	0	14,996,106	Hard	Springing

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage			Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
24	Loan		MC-FiveMile	Smyrna Shopping Center	195,444	2,383,935	0	10,100,000	Springing	Springing
25	Loan	26	MC-FiveMile	Arrowhead Properties	756,364	2,234,098	0	9,825,000	Hard	Springing
26	Loan		SMF I	Hampton Inn Thibodaux	73,930	846,349	0	8,600,000	Springing	Springing
27	Loan	11	GSMC	Village Real Shopping Center	619,360	0	0	11,220,638	Springing	Springing
28	Loan		SMF I	Douglas Square Retail Center	165,660	248,512	0	7,750,000	Springing	Springing
29	Loan		SMF I	Hampton Inn Jennings	67,949	2,020,855	0	7,650,000	Springing	Springing
30	Loan		CGMRC	Circle Cross Ranch	87,931	197,452	0	7,622,500	Springing	Springing
31	Loan		MC-FiveMile	Delavan Crossing	108,428	101,396	0	7,050,000	Springing	Springing
32	Loan	27	SMF I	1250 Borregas Avenue	489,980	1,185,056	0	7,000,000	Hard	In Place
33	Loan	28	CGMRC	Watertown Crossing	204,097	1,694,631	0	7,000,000	Springing	Springing
34	Loan		SMF I	Hampton Inn McComb	217,598	1,525,548	0	6,925,000	Springing	Springing
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	59,611	29,295	0	6,500,000	Springing	Springing
36	Loan	11	CGMRC	Marketplace at Prasada	62,309	1,719,578	0	6,505,000	Springing	Springing
37	Loan		CGMRC	Sahara Crossing	87,843	0	0	8,917,538	Springing	Springing
38	Loan	11	SMF I	Knoxville Self Storage	820,252	647,943	0	6,250,000	Springing	Springing
38.01	Property			Keith Street
38.02	Property			Middlebrook
38.03	Property			Campbell Station
38.04	Property			Downtown
38.05	Property			Lovell Road
38.06	Property			Mabry Hood
38.07	Property			Security Square
39	Loan	29, 30	MC-FiveMile	Spring Green II	305,767	582,776	0	6,000,000	Springing	Springing
40	Loan		CGMRC	Beck Business Center Phase I	102,917	65,988	0	5,880,000	Springing	Springing
41	Loan		SMF I	Simply Self Storage - Grand Rapids	13,843	0	0	7,064,380	None	None
42	Loan		SMF I	Alder Ridge Apartments	189,200	0	0	7,219,636	None	None
43	Loan	11	CGMRC	Home Center Village	581,093	0	0	7,812,472	Springing	Springing
44	Loan	31	CGMRC	Beltline Industrial	192,687	165,816	0	4,600,000	Soft Springing	Springing
45	Loan		SMF I	Simply Self Storage - Chesterfield	11,034	0	0	5,650,647	None	None
46	Loan		CGMRC	Hudson Plaza II	47,626	0	0	5,474,332	Springing	Springing
47	Loan		CGMRC	316 East Madison - 609 South Fifth	136,021	26,724	0	3,925,000	Springing	Springing
47.01	Property			316-320 East Madison Street
47.02	Property			609 South Fifth Avenue
48	Loan		SMF I	BMO Harris Bank Branch	358	0	0	5,194,988	Hard	In Place
49	Loan		SMF I	Simply Self Storage - Wyoming	11,891	0	0	4,695,083	None	None
50	Loan		CGMRC	90th and Via Linda	133,403	40,487	0	3,572,500	Springing	Springing
51	Loan	11	SMF I	Simply Self Storage - Westland	98,785	0	0	4,644,451	None	None
52	Loan		CGMRC	Starcrest Business Center	50,783	0	0	4,695,314	Springing	Springing
53	Loan		CGMRC	Stapleton Business Center	58,725	0	0	3,805,052	Springing	Springing
54	Loan		SMF I	6420 Richmond Avenue	67,680	0	0	4,199,690	Springing	Springing
55	Loan		SMF I	Hartland Village Shopping Center	33,833	461,713	0	3,075,000	Springing	Springing
56	Loan		SMF I	Highlands Village	89,696	0	0	3,221,028	Springing	Springing
57	Loan		CGMRC	Mt. Vista Mobile Home Community	9,494	147,607	0	2,435,000	Springing	Springing
58	Loan		CGMRC	734 Roble Road	46,035	2,174,004	0	2,400,000	Hard	Springing
59	Loan		CGMRC	Fig Leaf Plaza	26,444	455,908	0	2,250,000	Springing	Springing
60	Loan		CGMRC	CSS Pleasanton	48,510	88,001	0	2,135,000	Springing	Springing
61	Loan		CGMRC	BB&T Bank Branch	0	0	0	1,860,000	Springing	Springing
62	Loan		SMF I	Simply Self Storage - Danville	52,717	538,574	0	1,575,000	None	None

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date
1	Loan	8, 9	CGMRC	Bank of America Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No
2	Loan	10	SMF I	Orange Plaza Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, iii) the occurrence of a Vons Trigger Event	No
3	Loan	10	SMF I	Front Gate Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
4	Loan	10	SMF I	Gateway Fashion Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x, (iii) the occurrence of a Sears Trigger Event, (iv) the occurrence of a Leasing Trigger Event	No
5	Loan	10	SMF I	Foothill Village Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
6	Loan	10, 11	SMF I	Pueblo Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a King Soopers Trigger Event	No
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x , (iii) the occurrence of a Mezzanine Event of Default or (iv) the occurrence of an ADP Sweep Event
7.01	Property			One Olympia Park Plaza		No
7.02	Property			Two and Three Corporate Center		No
7.03	Property			614 & 620 West Main Street		No
7.04	Property			Five Corporate Center		No
7.05	Property			Fenley Office Park Building C		No
7.06	Property			One Triton Office Park		No
7.07	Property			One Corporate Center		No
7.08	Property			Fenley Office Park Building B		No
7.09	Property			Fenley Office Park Building A		No
7.10	Property			Six Corporate Center		No
7.11	Property			Browenton Place		No
8	Loan		MC-FiveMile	The Heights at State College	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.00%	No
9	Loan		MC-FiveMile	6010 Bay Parkway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.25%, (iv) the occurrence of a Trigger Lease Event, (v) commencing on March 1, 2023	No
10	Loan		GSMC	Heritage Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) Debt Yield is less than 7.25%
11.01	Property			Iron Guard Storage - Webster		No
11.02	Property			Iron Guard Storage - Gum Branch		No
11.03	Property			Iron Guard Storage - Camas		No
11.04	Property			Iron Guard Storage - Katy		No
11.05	Property			Iron Guard Storage - Shurling		No
11.06	Property			Iron Guard Storage - Riverside		No
11.07	Property			Iron Guard Storage - Prater		No
11.08	Property			Iron Guard Storage - Key		No
11.09	Property			Iron Guard Storage – Bertram		No
11.10	Property			Iron Guard Storage - Center		No
11.11	Property			Iron Guard Storage - Marine		No
11.12	Property			Iron Guard Storage - Wylds		No
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods
(i) the occurrence of an Event of Default under the Loan, (ii) the occurrence of an Event of Default under the Mezzanine Loan, (iii) DSCR is less than 1.05x, (iv) the occurrence of a Travelers Trigger Period

12.01	Property			Pinnacle II		No
12.02	Property			Pinnacle III		No
12.03	Property			Pinnacle I		No
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) a Major Tenant becoming insolvent or filing bankruptcy, (iv) a Major Tenant being in default, (v) a Major Tenant terminating lease, (vi) the occurrence of a Major Tenant Non-Renewal Event

13.01	Property			Two Stamford Plaza		No
13.02	Property			Four Stamford Plaza		No
13.03	Property			One Stamford Plaza		No
13.04	Property			Three Stamford Plaza		No
14	Loan	22	CGMRC	Denver Merchandise Mart	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
15	Loan	23	GSMC	Eastport Plaza
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) failure of borrower sponsor  to maintain net worth and liquidity above the respective thresholds, (v) the occurrence of a Rollover Trigger Event
No
16	Loan		SMF I	Davis Springs	(i) the occurrence of an Event of Default, (ii) the occurrence of a Significant Tenant Trigger Period	No
17	Loan		GSMC	Centurion Industrial Portfolio
(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x, (iii) the occurrence of a Major Tenant Trigger Event, (iv) the occurrence of a Rollover Trigger Event, (v) failure to deliver financial statements as required in the Loan Agreement

17.01	Property			Hollister Distribution Center		No
17.02	Property			Ridge Tool Company		No
17.03	Property			Sanofi Pasteur		No
18	Loan		GSMC	Walgreens & Petco	(i) the occurrence of an Event of Default, (ii) the occurrence of a Petco Sweep Commencement	No
19	Loan	24	GSMC	Mustang Ranch	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 90% of Closing Date NOI	No
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio	NAP
20.01	Property			Simply Self Storage - Jackson Road		No
20.02	Property			Simply Self Storage - State Street		No
20.03	Property			Simply Self Storage - Kalamazoo		No
21	Loan	25	SMF I	Amberly Village Townhomes	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
22	Loan		CGMRC	Anthem Crossroads	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
23	Loan		CGMRC	Mason Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No

CGCMT 2014-GC25 Annex A

Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date
24	Loan		MC-FiveMile	Smyrna Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 7.50%, (iv) the occurrence of a Trigger Lease Event	No
25	Loan	26	MC-FiveMile	Arrowhead Properties	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 8.00%, (iv) the occurrence of a Trigger Lease Event	No
26	Loan		SMF I	Hampton Inn Thibodaux	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Agreement Event	No
27	Loan	11	GSMC	Village Real Shopping Center
(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
No
28	Loan		SMF I	Douglas Square Retail Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
29	Loan		SMF I	Hampton Inn Jennings	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Agreement Event	No
30	Loan		CGMRC	Circle Cross Ranch	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
31	Loan		MC-FiveMile	Delavan Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Debt Yield is less than 7.50%, (iv) the occurrence of a Trigger Lease Event	No
32	Loan	27	SMF I	1250 Borregas Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of an E-Gain Trigger Event	No
33	Loan	28	CGMRC	Watertown Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) the occurrence of a Specified Tenant Trigger Period	No
34	Loan		SMF I	Hampton Inn McComb	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Agreement Event	No
35	Loan		MC-FiveMile	Prescott Valley Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.25%, (iv) the occurrence of a Trigger Lease Event.	No
36	Loan	11	CGMRC	Marketplace at Prasada	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
37	Loan		CGMRC	Sahara Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
38	Loan	11	SMF I	Knoxville Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
38.01	Property			Keith Street		No
38.02	Property			Middlebrook		No
38.03	Property			Campbell Station		No
38.04	Property			Downtown		No
38.05	Property			Lovell Road		No
38.06	Property			Mabry Hood		No
38.07	Property			Security Square		No
39	Loan	29, 30	MC-FiveMile	Spring Green II	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 7.50%	No
40	Loan		CGMRC	Beck Business Center Phase I	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No
41	Loan		SMF I	Simply Self Storage - Grand Rapids	NAP	No
42	Loan		SMF I	Alder Ridge Apartments	NAP	No
43	Loan	11	CGMRC	Home Center Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
44	Loan	31	CGMRC	Beltline Industrial	(i) the occurrence of an Event of Default (ii) DSCR is less than 1.15x	No
45	Loan		SMF I	Simply Self Storage - Chesterfield	NAP	No
46	Loan		CGMRC	Hudson Plaza II	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period	No
47	Loan		CGMRC	316 East Madison - 609 South Fifth	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
47.01	Property			316-320 East Madison Street		No
47.02	Property			609 South Fifth Avenue		No
48	Loan		SMF I	BMO Harris Bank Branch	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, iii) the occurrence of a Tenant Trigger Event	No
49	Loan		SMF I	Simply Self Storage - Wyoming	NAP	No
50	Loan		CGMRC	90th and Via Linda	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
51	Loan	11	SMF I	Simply Self Storage - Westland	NAP	No
52	Loan		CGMRC	Starcrest Business Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Consert Trigger Period	No
53	Loan		CGMRC	Stapleton Business Center	(i) the occurrence of an Event of Default (ii) DSCR is less than 1.10x	No
54	Loan		SMF I	6420 Richmond Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
55	Loan		SMF I	Hartland Village Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No
56	Loan		SMF I	Highlands Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
57	Loan		CGMRC	Mt. Vista Mobile Home Community	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
58	Loan		CGMRC	734 Roble Road	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
59	Loan		CGMRC	Fig Leaf Plaza	(i) the occurrence of an Event of Default (ii) DSCR is less than 1.10x for two consecutive quarters	No
60	Loan		CGMRC	CSS Pleasanton	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
61	Loan		CGMRC	BB&T Bank Branch	(i) the occurrence of an Event of Default (ii) DSCR is less than 1.10x	No
62	Loan		SMF I	Simply Self Storage - Danville	NAP	No

CGCMT 2014-GC25 Annex A
								Cut-off Date
Control	Loan /		Mortgage		Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan	8, 9	CGMRC	Bank of America Plaza						Yes	1
2	Loan	10	SMF I	Orange Plaza Shopping Center						Yes	2
3	Loan	10	SMF I	Front Gate Plaza						Yes	3
4	Loan	10	SMF I	Gateway Fashion Center						Yes	4
5	Loan	10	SMF I	Foothill Village Plaza						Yes	5
6	Loan	10, 11	SMF I	Pueblo Shopping Center						Yes	6
7	Loan	12, 13, 14	CGMRC	Fenley Office Portfolio				11,000,000	11.25000%	Yes	7
7.01	Property			One Olympia Park Plaza						Yes	7.01
7.02	Property			Two and Three Corporate Center						Yes	7.02
7.03	Property			614 & 620 West Main Street						Yes	7.03
7.04	Property			Five Corporate Center						Yes	7.04
7.05	Property			Fenley Office Park Building C						Yes	7.05
7.06	Property			One Triton Office Park						Yes	7.06
7.07	Property			One Corporate Center						Yes	7.07
7.08	Property			Fenley Office Park Building B						Yes	7.08
7.09	Property			Fenley Office Park Building A						Yes	7.09
7.10	Property			Six Corporate Center						Yes	7.1
7.11	Property			Browenton Place						Yes	7.11
8	Loan		MC-FiveMile	The Heights at State College						Yes	8
9	Loan		MC-FiveMile	6010 Bay Parkway						Yes	9
10	Loan		GSMC	Heritage Apartments						Yes	10
11	Loan		MC-FiveMile	Iron Guard Storage Portfolio						Yes	11
11.01	Property			Iron Guard Storage - Webster						Yes	11.01
11.02	Property			Iron Guard Storage - Gum Branch						Yes	11.02
11.03	Property			Iron Guard Storage - Camas						Yes	11.03
11.04	Property			Iron Guard Storage - Katy						Yes	11.04
11.05	Property			Iron Guard Storage - Shurling						Yes	11.05
11.06	Property			Iron Guard Storage - Riverside						Yes	11.06
11.07	Property			Iron Guard Storage - Prater						Yes	11.07
11.08	Property			Iron Guard Storage - Key						Yes	11.08
11.09	Property			Iron Guard Storage – Bertram						Yes	11.09
11.10	Property			Iron Guard Storage - Center						Yes	11.1
11.11	Property			Iron Guard Storage - Marine						Yes	11.11
11.12	Property			Iron Guard Storage - Wylds						Yes	11.12
12	Loan	15, 16, 17	CGMRC	The Pinnacle at Bishop’s Woods				5,230,000	10.98807%	Yes	12
12.01	Property			Pinnacle II						Yes	12.01
12.02	Property			Pinnacle III						Yes	12.02
12.03	Property			Pinnacle I						Yes	12.03
13	Loan	18, 19, 20, 21	CGMRC	Stamford Plaza Portfolio				See pre-marketing top 10 large loan disclosure	See pre-marketing top 10 large loan disclosure	Yes	13
13.01	Property			Two Stamford Plaza						Yes	13.01
13.02	Property			Four Stamford Plaza						Yes	13.02
13.03	Property			One Stamford Plaza						Yes	13.03
13.04	Property			Three Stamford Plaza						Yes	13.04
14	Loan	22	CGMRC	Denver Merchandise Mart						Yes	14
15	Loan	23	GSMC	Eastport Plaza						Yes	15
16	Loan		SMF I	Davis Springs						Yes	16
17	Loan		GSMC	Centurion Industrial Portfolio						Yes	17
17.01	Property			Hollister Distribution Center						Yes	17.01
17.02	Property			Ridge Tool Company						Yes	17.02
17.03	Property			Sanofi Pasteur						Yes	17.03
18	Loan		GSMC	Walgreens & Petco						Yes	18
19	Loan	24	GSMC	Mustang Ranch				1,750,000	10.00000%	Yes	19
20	Loan		SMF I	Simply Self Storage - Ann Arbor & Kalamazoo Portfolio						Yes	20
20.01	Property			Simply Self Storage - Jackson Road						Yes	20.01
20.02	Property			Simply Self Storage - State Street						Yes	20.02
20.03	Property			Simply Self Storage - Kalamazoo						Yes	20.03
21	Loan	25	SMF I	Amberly Village Townhomes						Yes	21
22	Loan		CGMRC	Anthem Crossroads						Yes	22
23	Loan		CGMRC	Mason Village						Yes	23

CGCMT 2014-GC25 Annex A
								Cut-off Date
Control	Loan /		Mortgage		Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
24	Loan		MC-FiveMile	Smyrna Shopping Center						Yes	24
25	Loan	26	MC-FiveMile	Arrowhead Properties						Yes	25
26	Loan		SMF I	Hampton Inn Thibodaux						Yes	26
27	Loan	11	GSMC	Village Real Shopping Center						Yes	27
28	Loan		SMF I	Douglas Square Retail Center						Yes	28
29	Loan		SMF I	Hampton Inn Jennings						Yes	29
30	Loan		CGMRC	Circle Cross Ranch						Yes	30
31	Loan		MC-FiveMile	Delavan Crossing						Yes	31
32	Loan	27	SMF I	1250 Borregas Avenue						Yes	32
33	Loan	28	CGMRC	Watertown Crossing						Yes	33
34	Loan		SMF I	Hampton Inn McComb						Yes	34
35	Loan		MC-FiveMile	Prescott Valley Shopping Center						Yes	35
36	Loan	11	CGMRC	Marketplace at Prasada						Yes	36
37	Loan		CGMRC	Sahara Crossing						Yes	37
38	Loan	11	SMF I	Knoxville Self Storage						Yes	38
38.01	Property			Keith Street						Yes	38.01
38.02	Property			Middlebrook						Yes	38.02
38.03	Property			Campbell Station						Yes	38.03
38.04	Property			Downtown						Yes	38.04
38.05	Property			Lovell Road						Yes	38.05
38.06	Property			Mabry Hood						Yes	38.06
38.07	Property			Security Square						Yes	38.07
39	Loan	29, 30	MC-FiveMile	Spring Green II						Yes	39
40	Loan		CGMRC	Beck Business Center Phase I						Yes	40
41	Loan		SMF I	Simply Self Storage - Grand Rapids						Yes	41
42	Loan		SMF I	Alder Ridge Apartments						Yes	42
43	Loan	11	CGMRC	Home Center Village						Yes	43
44	Loan	31	CGMRC	Beltline Industrial						Yes	44
45	Loan		SMF I	Simply Self Storage - Chesterfield						Yes	45
46	Loan		CGMRC	Hudson Plaza II						Yes	46
47	Loan		CGMRC	316 East Madison - 609 South Fifth						Yes	47
47.01	Property			316-320 East Madison Street						Yes	47.01
47.02	Property			609 South Fifth Avenue						Yes	47.02
48	Loan		SMF I	BMO Harris Bank Branch						Yes	48
49	Loan		SMF I	Simply Self Storage - Wyoming						Yes	49
50	Loan		CGMRC	90th and Via Linda						Yes	50
51	Loan	11	SMF I	Simply Self Storage - Westland						Yes	51
52	Loan		CGMRC	Starcrest Business Center						Yes	52
53	Loan		CGMRC	Stapleton Business Center						Yes	53
54	Loan		SMF I	6420 Richmond Avenue						Yes	54
55	Loan		SMF I	Hartland Village Shopping Center						Yes	55
56	Loan		SMF I	Highlands Village						Yes	56
57	Loan		CGMRC	Mt. Vista Mobile Home Community						Yes	57
58	Loan		CGMRC	734 Roble Road						Yes	58
59	Loan		CGMRC	Fig Leaf Plaza						Yes	59
60	Loan		CGMRC	CSS Pleasanton						Yes	60
61	Loan		CGMRC	BB&T Bank Branch						Yes	61
62	Loan		SMF I	Simply Self Storage - Danville						Yes	62

Footnotes to Annex A

(1)
The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Commercial Real Estate Finance Counsel (CREFC ®) Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for mortgage loans that are interest-only to maturity).

(5)	Occupancy includes tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan is to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan is to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The total existing TI/LC Reserve is $6,777,187 with $2,991,870 deposited in cash and $3,785,317 in the form of a guaranty associated with the Bank of America and Alston & Bird spaces.

(9)
The Bank of America Plaza Loan with a Cut-off Date Balance of $110,00,000 is evidenced by note A-3 (a non-controlling note), which is part of a $400,000,000 loan combination evidenced by four pari passu notes. The non-controlling pari passu companion loan evidenced by note A-4 has a principal balance of $23,330,000 as of the Cut-off Date is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization. The non-controlling pari passu companion loan evidenced by note A-2 has a principal balance of $116,670,000 as of the Cut-off Date was contributed to the WFRBS 2014-C23 transaction. The controlling pari passu companion loan evidenced by note A-1 has a principal balance of $150,000,000 as of the Cut-off Date and is held outside the Issuing Entity was contributed to the WFRBS 2014-C22 transaction.

(10)
With respect to the Orange Plaza Shopping Center, Front Gate Plaza, Gateway Fashion Center, Foothill Village Plaza and Pueblo Shopping Center Mortgage Loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity, the Underwritten NCF DSCR, the Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow of such Mortgage Loans are presented in the aggregate.

(11)
The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property (or, in the case of the Fenley Office Portfolio, the portfolio of Mortgaged Properties). The Cut-off Date LTV Ratio is calculated on the basis of such “As-Is” Appraised Value. The LTV Ratio at Maturity is calculated in whole or in part on the basis of the “As Stabilized” Appraised Value.

(12)
The appraiser applied a 75 basis point premium when valuing the eleven individual properties as a portfolio. This resulted in a portfolio valuation of approximately 7% above the aggregate combined value of the individual properties. The appraised value of the portfolio including the premium is $148,600,000 and results in a Cut-off Date LTV Ratio calculation of 71.3%. The appraised “as-is” aggregate value of the mortgaged properties on an individual basis is $139,450,000, which results in a Cut-off Date LTV Ratio of 76.0%.

(13)	The TI/LC Reserve monthly deposit will increase to $153,817 upon the earlier to occur of August 6, 2016 or the amount in the TI/LC Reserve account being equal to or greater than $2,000,000.

(14)
The Cut-off Date Balance of $60,000,000 represents note A-1 of a $106,000,000 loan combination evidenced by two pari passu notes. The companion loan is the non-controlling note A-2 in the principal balance of $46,000,000 as of the Cut-off Date that is held outside the Issuing Entity and is expected to be contributed to a future securitization.

(15)
The borrower is required to fund an Ongoing TI/LC Reserve in the amount of $50,000.00 per month up to and including the payment date occurring July 1, 2017.  Thereafter the borrower will required to fund the reserve in the amount of $20,681 per month.

(16)
At origination, the borrower funded a $50,498 mezzanine interest reserve, which is a reserve under the mezzanine loan. The borrower is required to fund an Ongoing Other Reserve in the amount of $25,000 per month up to and including the payment date occurring September 1, 2015.  Provided no event of default is occurring, the funds will be disbursed as follows: (i) $116,574 on January 1, 2015, (ii) $118,116 on August 1, 2015 and (iii) $118,116 on September 1, 2015.

(17)
The mortgage loan amortizes based on a non-standard amortization schedule and the Underwritten NCF DSCR is calculated based on the Annual Debt Service for the 12-month period immediately succeeding the expiration of the interest only period.  See Annex G in the Free Writing Prospectus for the related amortization schedule.

(18)
The Stamford Plaza Portfolio Loan with a Cut-off Date Balance of $30,000,000 is evidenced by note A-2-B, a non-controlling note which is part of a $270,000,000 loan combination evidenced by four pari passu notes. The controlling pari passu companion loan evidenced by note A-1, with a principal balance of $120,000,000 as of the Cut-off Date, and the non-controlling pari passu companion loan evidenced by note A-2-A, with a principal balance of $20,000,000 as of the Cut-off Date, were both contributed to the GSMS 2014-GC24 transaction. The non-controlling pari passu companion loan evidenced by note A-3, with a principal balance of $100,000,000 as of the Cut-off Date was contributed to the WFRBS 2014-C22 transaction.

(19)
The lockout period will be at least 26 Due Dates beginning with and including the first Due Date of September 6, 2014. Defeasance of the $270,000,000 Stamford Plaza Portfolio loan combination in whole, or in part is permitted. For the purposes of this free writing prospectus, the assumed lockout period of 26 Due Dates is based on the expected GSMS 2014-GC25 Closing Date in October 2014. The actual lockout period may be longer.

(20)
Affiliates of the borrowers have five outstanding junior mezzanine loans.  Two of the Stamford Plaza mezzanine loans are currently owned by affiliates of the borrowers, another two of the Stamford Plaza mezzanine loans are majority owned by affiliates of the borrowers, and the remaining Stamford Plaza mezzanine loan is owned by an affiliate of the borrowers who has pledged its interest in such Stamford Plaza mezzanine loan to Westdeutsche Immobilienbank Mainz (“WIB”) as security for another subordinate loan with an equal balance.  The Stamford Plaza mezzanine loans are secured by the direct or indirect equity interests in such borrower affiliates.  The Stamford Plaza mezzanine loans have an aggregate original principal balance and a Cut-off Date principal balance of $390,000,000, of which approximately $276,400,000 is owned by or participated to affiliates of the borrowers, and another approximately $50,000,000 is owned by an affiliate but pledged to WIB as discussed above and approximately $63,600,000 is owned by or participated to non-affiliates.  Pursuant to the Stamford Plaza mezzanine loan documents, a portion of the aggregate principal amount of the Stamford Plaza mezzanine loans has been allocated to each of the Stamford Plaza Portfolio Properties and other unrelated properties covered by the Stamford Plaza mezzanine loans (for purposes of Stamford Plaza mezzanine loan document provisions regarding, among other things, sales of individual properties at mezzanine loan release prices and allocation of insurance proceeds). The portion of the Stamford Plaza mezzanine loans so allocated to the Stamford Plaza Portfolio properties in accordance with the Stamford Plaza mezzanine loan documents is approximately $227,175,000; provided, however, that with respect to the junior institutional Stamford Plaza mezzanine loan in the principal amount of $40,000,000, there are no allocated loan amounts and the only condition for allowing a release of any individual property is the satisfaction of the terms and conditions set forth in the Stamford Plaza Mortgage Loan agreement and in the other four senior Stamford Plaza mezzanine loan agreements and, therefore, an allocated loan amount was arrived at for the institutional Stamford Plaza mezzanine loan solely by analogy to the allocated loan amounts set forth in the other Stamford Plaza mezzanine loan documents. The Stamford Plaza mezzanine loans all mature on August 6, 2024. The mezzanine lenders have entered into subordination and standstill agreements with the mortgage lender with respect to each of the Stamford Plaza mezzanine loans.  In addition, the mezzanine lenders and WIB do not have any cure rights, purchase options or consent rights with respect to actions under the Stamford Plaza Portfolio whole loan.

(21)
The five mezzanine loans are in the respective principal amounts of $50,000,000, $100,000,000, $100,000,000, $100,000,000 and $40,000,000, and bear interest at LIBOR plus 1.50%, LIBOR plus 2.25%, LIBOR plus 2.50%, LIBOR plus 3.75% and 15.00% fixed, respectively.

(22)	Ongoing Other Reserve payment of $56,000 will be terminated on the due date in June 2016.

(23)
The borrower owns the fee interest in the land under the LA Fitness and has leased the ground to Eastport 111 Partners LLC (the “Eastport Ground Lease”). Eastport 111 Partners LLC subleases its leasehold interest to LA Fitness. The lease expiration characteristic for this Mortgage Loan represents the terms of the Eastport Ground Lease.

(24)	The Appraised Value is based on the “As Stabilized” Appraised Value of $25,000,000 as the “As Stabilized” date has passed and the “As Stabilized” conditions have been met.

(25)
Monthly deposits of $13,800 will be required to be deposited into a liquidity reserve to be held as additional collateral for the Mortgage Loan. Provided that no event of default or other trigger event (as defined in the loan documents) exists, monthly deposits into the liquidity reserve shall be suspended at any time that the balance is equal to or greater than $174,000. Funds in the liquidity reserve are available to the borrower for any extraordinary capital expenditure in excess of $100,000. On or after September 6, 2017, if (i) no event of default exists, (ii) the Debt Yield on Underwritten Net Cash Flow is greater than or equal to 9.0% (based on the trailing twelve calendar months), (iii) the DSCR at the Mortgaged Property is greater than or equal to1.50x (based on the trailing twelve calendar months) and (iv) the funds in the liquidity reserve are equal to or greater than the liquidity reserve cap, then replenishment of the liquidity reserve shall cease and any proceeds in the liquidity reserve will be transferred to the replacement reserve.

(26)	Regarding Arrowhead Properties, the 2013 cash flows are based on the trailing six month annualized figures.

(27)
The borrower is required to deposit $389 monthly into the replacement reserve during the term of the loan, but on the payment dates from October 6, 2020 through September 6, 2021, the borrower will be required to deposit $11,571 monthly related to a roof replacement.

(28)
At origination, the borrower funded a $125,000 Upfront TI/LC Reserve.  The borrower is required to fund an Ongoing TI/LC Reserve in the amount of $2,423 per month at any time that (i) the reserve balance is less than or equal to $50,000, capped at $125,000, and/or (ii) an event of default exists.

(29)
At closing, $216,220 will be reserved to account for unpaid tenant improvement allowances for: 1 - Little Caesar’s ($35,000, or $25 per SF for 1,400 SF), 2 - E.F. Bakeries, LLC ($40,000, or $20 per SF for 2,000 SF ), 3 - Brazos Oral and Maxillofacial ($95,220, or $30 per SF for 3,174 SF), and for the one vacant space ($46,000, or $25 per SF for 1,934 SF).

(30)	Brazos Oral and Maxillofacial will begin paying rent as of November 1, 2014. At closing, a $14,000 rent reserve will be funded with respect to this lease.

(31)
At origination, the borrower funded a $100,000 Upfront TI/LC Reserve.  The borrower is required to fund an Ongoing TI/LC Reserve in the amount of $2,908.53 per month at any time that (i) an event of default has occurred and/or (ii) the reserve balance is less than $100,000.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

(THIS PAGE INTENTIONALLY LEFT BLANK)

October 6, 2014

Structural and Collateral Term Sheet

$842,021,110
(Approximate Mortgage Pool Balance)

$727,295,000
(Offered Certificates)

Citigroup Commercial Mortgage Trust 2014-GC25
As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Citigroup Global Markets Realty Corp.
Starwood Mortgage Funding I LLC
MC-Five Mile Commercial Mortgage Finance LLC
Goldman Sachs Mortgage Company
As Sponsors

Citigroup	Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	RBS
Co-Managers

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Expected Ratings (Moody’s / Fitch / KBRA / DBRS)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support		Initial Pass-Through Rate(3)		Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$30,646,000		30.000	%(5)	[__	]%	(6)	2.87	11/14 - 9/19
Class A-2	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$9,763,000		30.000	%(5)	[__	]%	(6)	4.92	9/19 - 10/19
Class A-3	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$235,000,000		30.000	%(5)	[__	]%	(6)	9.82	7/24 - 9/24
Class A-4	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$248,803,000		30.000	%(5)	[__	]%	(6)	9.88	9/24 - 9/24
Class A-AB	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	$65,202,000		30.000	%(5)	[__	]%	(6)	7.43	10/19 - 7/24
Class X-A	NR / AAAsf / AAA(sf) / AAA(sf)	$634,673,000	(8)	N/A		[__	]%	Variable IO(9)	N/A	N/A
Class X-B	NR / AA-sf / AAA(sf) / AAA(sf)	$52,626,000	(8)	N/A		[__	]%	Variable IO(9)	N/A	N/A
Class A-S(10)	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)	$45,259,000	(11)	24.625%		[__	]%	(6)(7)	9.88	9/24 - 9/24
Class B(10)	NR / AA-sf / AA(sf) / AA(sf)	$52,626,000	(11)	18.375%		[__	]%	(6)(7)	9.95	9/24 - 10/24
Class PEZ(10)	NR / A-sf / A-(sf) / A(low)(sf)	$137,881,000	(11)	13.625	%(12)	(7)		(7)	9.93	9/24 - 10/24
Class C(10)	NR / A-sf / A-(sf) / A(low)(sf)	$39,996,000	(11)	13.625	%(12)	[__	]%	(6)(7)	9.96	10/24 - 10/24

NON-OFFERED CERTIFICATES

Non-Offered Class	Expected Ratings (Moody’s / Fitch / KBRA / DBRS)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support		Initial Pass-Through Rate(3)		Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-D	NR / NR / BBB-(sf) / AAA(sf)	$49,469,000	(8)	N/A		[__	]%	Variable IO(9)	N/A	N/A
Class X-E	NR / NR / BB(sf) / AAA(sf)	$16,840,000	(8)	N/A		[__	]%	Variable IO(9)	N/A	N/A
Class X-F	NR / NR / B+(sf) / AAA(sf)	$17,893,000	(8)	N/A		[__	]%	Variable IO(9)	N/A	N/A
Class X-G	NR / NR / NR / AAA(sf)	$30,524,109	(8)	N/A		[__	]%	Variable IO(9)	N/A	N/A
Class D	NR / NR / BBB-(sf) / BBB(low)(sf)	$49,469,000		7.750%		[__	]%	(6)	9.96	10/24 - 10/24
Class E	NR / NR / BB(sf) / BB(sf)	$16,840,000		5.750%		[__	]%	(6)	9.96	10/24 - 10/24
Class F	NR / NR / B+(sf) / B(sf)	$17,893,000		3.625%		[__	]%	(6)	9.96	10/24 - 10/24
Class G	NR / NR / NR / NR	$30,524,109		0.000%		[__	]%	(6)	9.96	10/24 - 10/24
Class R(13)	NR / NR / NR / NR	N/A		N/A		N/A		N/A	N/A	N/A

(1)
It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and DBRS, Inc. (“DBRS”). Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus. Moody’s, Fitch, KBRA and DBRS have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the Closing Date.

(4)
Determined assuming no prepayments prior to the maturity date of each mortgage loan and otherwise based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

(7)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(8)
The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component from time to time. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component from time to time. The notional amount of the Class X-D certificates will be equal to the certificate principal amount of the Class D certificates from time to time. The notional amount of the Class X-E certificates will be equal to the certificate principal amount of the Class E certificates from time to time. The notional amount of the Class X-F certificates will be equal to the certificate principal amount of the Class F certificates from time to time. The notional amount of the Class X-G certificates will be equal to the aggregate of the certificate principal amounts of the Class G certificates from time to time.

CERTIFICATE SUMMARY (continued)

(9)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in the Free Writing Prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class B trust component, as described in the Free Writing Prospectus. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class D certificates, as described in the Free Writing Prospectus. The pass-through rate on the Class X-E certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class E certificates, as described in the Free Writing Prospectus. The pass-through rate on the Class X-F certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class F certificates, as described in the Free Writing Prospectus. The pass-through rate on the Class X-G certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class G certificates, as described in the Free Writing Prospectus.

(10)
The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

(11)
On the Closing Date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding principal balances, subject to a variance of plus or minus 5%, of $45,259,000, $52,626,000 and $39,996,000, respectively. The exchangeable certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the Closing Date. The aggregate certificate principal amount of the offered certificates shown on the cover page of this Term Sheet includes the maximum certificate principal amount of exchangeable certificates that could be outstanding on the Closing Date, equal to $137,881,000 (subject to a variance of plus or minus 5%).

(12)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the Closing Date of $39,996,000 (subject to a variance of plus or minus 5%).

(13)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Free Writing Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$842,021,110
Number of Mortgage Loans	62
Number of Mortgaged Properties	99
Average Cut-off Date Mortgage Loan Balance	$13,580,986
Weighted Average Mortgage Interest Rate	4.5540%
Weighted Average Remaining Term to Maturity (months)	118
Weighted Average Remaining Amortization Term (months)(3)	351
Weighted Average Cut-off Date LTV Ratio(4)	68.9%
Weighted Average Maturity Date LTV Ratio(5)	60.5%
Weighted Average Underwritten Debt Service Coverage Ratio(6)(7)	1.58x
Weighted Average Debt Yield on Underwritten NOI(8)	10.0%
% of Mortgage Loans with Mezzanine Debt	16.5%
% of Mortgaged Properties with Single Tenants	3.1%

(1)
The Bank of America Plaza, Fenley Office Portfolio and Stamford Plaza Portfolio mortgage loans have one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF/room/unit/bed calculations presented in this Term Sheet include the related pari passu companion loans unless otherwise indicated. Additionally, with respect to the Orange Plaza Shopping Center, Front Gate Plaza, Gateway Fashion Center, Foothill Village Plaza and Pueblo Shopping Center mortgage loans, which are cross-collateralized and cross-defaulted with each other, the loan-to-value ratio, debt service coverage ratio and debt yield of those mortgage loans are presented in the aggregate unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Excludes mortgage loans that are interest-only for the entire term.

(4)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Cut-off Date LTV Ratio.

(5)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to six mortgage loans, representing approximately 4.2% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

(6)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(7)
With respect to The Pinnacle at Bishop’s Woods mortgage loan, the Underwritten Debt Service Coverage Ratio is calculated using such mortgage loan’s non-standard amortization schedule as set forth in Annex G to the Free Writing Prospectus and is calculated based on the aggregate debt service for the 12-month period immediately succeeding the expiration of the interest-only period.

(8)
Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co.
Co-Managers:	Drexel Hamilton, LLC and RBS Securities Inc.
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$842,021,110
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Citibank, N.A.
Trustee:	Deutsche Bank Trust Company Americas
Operating Advisor:	Park Bridge Lender Services LLC
Pricing:	Week of October 6, 2014
Closing Date:	October 24, 2014
Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in October 2014 (or, in the case of any mortgage loan that has its first due date in November 2014, the date that would have been its due date in October 2014 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or, if such 6th day is not a business day, the next business day, commencing in November 2014
Distribution Date:	The 4th business day after the Determination Date, commencing in November 2014
Interest Accrual:	The preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Free Writing Prospectus
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	October 2047
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A and Class X-B: $1,000,000 minimum); $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

TRANSACTION HIGHLIGHTS

■	$842,021,109 (Approximate) New-Issue Multi-Borrower CMBS:
—
Overview: The mortgage pool consists of 62 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $842,021,110 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $13,580,986 and are secured by 99 mortgaged properties located throughout 25 states

	—	LTV: 68.9% weighted average Cut-off Date LTV Ratio
	—	DSCR: 1.58x weighted average Underwritten Debt Service Coverage Ratio
	—	Debt Yield: 10.0% weighted average Debt Yield on Underwritten NOI
	—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:
	—	Amortization: 84.8% of the mortgage loans by Initial Pool Balance have scheduled amortization:
		–	25.0% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity
		–	59.8% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity
	—	Hard Lockboxes: 46.6% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place
—
Cash Traps: 91.4% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

	—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:
		–	Real Estate Taxes: 59 mortgage loans representing 97.2% of the Initial Pool Balance
		–	Insurance: 48 mortgage loans representing 69.3% of the Initial Pool Balance
		–	Replacement Reserves (Including FF&E Reserves): 54 mortgage loans representing 93.0% of the Initial Pool Balance
		–	Tenant Improvements / Leasing Commissions: 37 mortgage loans representing 70.5% of the portion of the Initial Pool Balance that is secured by office, retail, industrial and mixed use properties only
	—	Predominantly Defeasance: 91.2% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:
	—	Office: 35.6% of the mortgaged properties by allocated Initial Pool Balance are office properties
	—	Retail: 26.3% of the mortgaged properties by allocated Initial Pool Balance are retail properties (15.3% are anchored retail properties)
	—	Multifamily: 16.2% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties
	—	Self Storage: 8.6% of the mortgaged properties by allocated Initial Pool Balance are self storage properties
	—	Industrial: 6.8% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

■
Geographic Diversity: The 99 mortgaged properties are located throughout 25 states with only two states having greater than 10.0% of the allocated Initial Pool Balance: California (19.7%) and Texas (11.2%)

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	24	40	$351,286,185	41.7%
Starwood Mortgage Funding I LLC	24	32	185,569,040	22.0
MC-Five Mile Commercial Mortgage Finance LLC	8	19	183,150,884	21.8
Goldman Sachs Mortgage Company	6	8	122,015,000	14.5
Total	62	99	$842,021,110	100.0%

Ten Largest Mortgage Loans (Considering each Crossed Group as a Single Mortgage Loan)

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Units / Beds	Cut-off Date Balance Per SF / Unit / Bed	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Bank of America Plaza	$110,000,000	13.1%	Office	1,432,285	$279	2.08x	9.3%	66.1%
Multi-State Retail Portfolio	62,375,000	7.4	Retail	734,286	$85	1.64x	11.2%	67.7%
Fenley Office Portfolio	60,000,000	7.1	Office	922,903	$115	1.45x	10.2%	71.3%
The Heights at State College	59,000,000	7.0	Multifamily	849	$69,494	1.30x	7.9%	73.1%
6010 Bay Parkway	49,000,000	5.8	Office	85,178	$575	1.31x	8.5%	74.8%
Heritage Apartments	38,500,000	4.6	Multifamily	598	$64,381	1.47x	9.2%	74.5%
Iron Guard Storage Portfolio	35,700,000	4.2	Self Storage	685,353	$52	1.38x	8.7%	69.0%
The Pinnacle at Bishop's Woods	31,150,000	3.7	Office	248,175	$126	1.52x	10.0%	68.8%
Stamford Plaza Portfolio	30,000,000	3.6	Office	982,483	$275	1.38x	9.3%	63.2%
Denver Merchandise Mart	26,954,998	3.2	Mixed Use	810,000	$33	1.78x	13.9%	51.8%
Top 10 Total / Wtd. Avg.	$502,679,998	59.7%				1.59x	9.6%	68.7%
Remaining Total / Wtd. Avg.	339,341,111	40.3				1.56x	10.5%	69.1%
Total / Wtd. Avg.	$842,021,110	100.0%				1.58x	10.0%	68.9%

Pari Passu Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer
Bank of America Plaza(1)	$110,000,000	13.1%	$290,000,000	$400,000,000	WFRBS 2014-C22	Wells Fargo	CWCapital
Fenley Office Portfolio(2)	$60,000,000	7.1%	$46,000,000	$106,000,000	CGCMT 2014-GC25	Wells Fargo	Midland
Stamford Plaza Portfolio(3)	$30,000,000	3.6%	$240,000,000	$270,000,000	GSMS 2014-GC24	Midland	LNR

(1)	There are three related companion loans that are pari passu in right of payment.
(2)	There is one related companion loan that is pari passu in right of payment.
(3)	There are three related companion loans that are pari passu in right of payment.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Debt
Mortgage Loan Name	Mortgage Loan Cut- off Date Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance(1)	Cut-off Date Total Debt Balance	Wtd. Avg. Cut-off Date Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR
Fenley Office Portfolio(2)(3)	$60,000,000	$11,000,000	$46,000,000	$117,000,000	5.42453%	71.3%	78.7%	1.45x	1.22x
The Pinnacle at Bishop’s Woods(4)(5)	$31,150,000	$5,230,000	—	$36,380,000	5.58000%	68.8%	80.4%	1.52x	1.13x
Stamford Plaza Portfolio(6)(7)	$30,000,000	(6)	$240,000,000	(6)	(7)	63.2%	—	1.38x	—
Mustang Ranch(8)	$18,000,000	$1,750,000	—	$19,750,000	5.13600%	72.0%	79.0%	1.32x	1.14x

(1)
Companion Loan Cut-off Date Balance represents (i) for the Fenley Office Portfolio mortgage loan, one pari passu companion loan with an outstanding principal balance as of the Cut-off Date of $46,000,000 and (ii) for the Stamford Plaza Portfolio mortgage loan, three pari passu companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $240,000,00.

(2)	The related mezzanine loan is initially being held by Soma Specialty Finance LLC and is secured by the mezzanine borrower’s ownership interest in the related mortgage borrower.
(3)
The related mortgage loan documents permit an affiliate of the borrower to acquire the entire outstanding related mezzanine loan at any time on or after August 1, 2021, provided that (i) no event of default exists under the related mortgage loan documents and (ii) the purchaser executes and delivers a subordination and standstill agreement acceptable to the lender and the rating agencies pursuant to which such purchaser is prohibited from exercising any rights or remedies under the related mezzanine loan for so long as any portion of the related mortgage loan is outstanding.

(4)
The related mezzanine loan is initially being held by RAIT Partnership, L.P., or its affiliate and is secured by the mezzanine borrower’s interests in the sole members of the related mortgage borrowers.

(5)
The Pinnacle at Bishop’s Woods Cut-off Date Mortgage Loan UW NCF DSCR and Cut-off Date Total Debt UW NCF DSCR are calculated using the mortgage loan’s non-standard amortization schedule (as set forth in Annex G to the Free Writing Prospectus) and the related mezzanine loan’s non-standard amortization schedule, as applicable, and are calculated based on the aggregate debt service for the 12-month period immediately succeeding the expiration of the interest-only period.

(6)
Affiliates of the borrowers have five outstanding junior mezzanine loans (the “Stamford Plaza Mezzanine Loans”). Two of the Stamford Plaza Mezzanine Loans are currently owned by affiliates of the borrowers, another two of the Stamford Plaza Mezzanine Loans are majority owned by affiliates of the borrowers, and the remaining Stamford Plaza Mezzanine Loan is owned by an affiliate of the borrower who has pledged its Interest in such Stamford Plaza Mezzanine Loan to Westdeutsche Immobilienbank Mainz (“WIB”) as security for another subordinate loan with an equal balance. The Stamford Plaza Mezzanine Loans are secured by the direct or indirect equity interests in such borrower affiliates. The Stamford Plaza Mezzanine Loans have an aggregate original principal balance and a Cut-off Date principal balance of $390,000,000, of which approximately $276,400,000 is owned by or participated to affiliates of the borrowers, approximately $50,000,000 is owned by an affiliate but pledged to WIB as discussed above and approximately $63,600,000 is owned by or participated to non-affiliates. With respect to each of the Stamford Plaza Mezzanine Loans, the related mezzanine lenders have entered into subordination and standstill agreements with the mortgage lender. See “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in the Free Writing Prospectus and “Stamford Plaza Portfolio—Mezzanine Indebtedness” in this Term Sheet.

(7)
The Stamford Plaza Mezzanine Loans, which have been incurred by affiliates of the related borrowers and borrowers under unrelated loans and are either owned or majority owned by affiliates of the related borrowers, are in the respective principal amounts of $50,000,000, $100,000,000, $100,000,000, $100,000,000 and $40,000,000, and bear interest at LIBOR plus 1.50%, LIBOR plus 2.25%, LIBOR plus 2.50%, LIBOR plus 3.75% and 15.00% fixed, respectively.

(8)	The related mezzanine loan is initially being held by GS Commercial Real Estate LP and is secured by the mezzanine borrower’s ownership interest in the related mortgage borrower.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Bank of America Plaza	CGMRC	Los Angeles	CA	Office	$110,000,000	13.1%	MSC 2004-HQ4
Denver Merchandise Mart	CGMRC	Denver	CO	Mixed Use	$26,954,998	3.2%	CCAO 3A
Orange Plaza Shopping Center	SMF I	Redlands	CA	Retail	$20,625,000	2.4%	MSC 2006-IQ11
Front Gate Plaza	SMF I	Lancaster	CA	Retail	$13,750,000	1.6%	MSC 2005-IQ10
Pinnacle II	CGMRC	Brookfield	WI	Office	$13,183,000	1.6%	JPMCC 2005-LDP4
Amberly Village Townhomes	SMF I	Garland	TX	Multifamily	$11,700,000	1.4%	CSFB 2005-C4
Foothill Village Plaza	SMF I	Rancho Cucamonga	CA	Retail	$10,500,000	1.2%	CGCMT 2005-C3
Mason Village	CGMRC	Katy	TX	Retail	$10,500,000	1.2%	GECMC 2000-1
Pinnacle III	CGMRC	Brookfield	WI	Office	$10,360,000	1.2%	JPMCC 2005-LDP4
Smyrna Shopping Center	MC-FiveMile	Smyrna	DE	Retail	$10,100,000	1.2%	BSCMS 2005-PWR8
Arrowhead Properties	MC-FiveMile	Maumee	OH	Office	$9,812,725	1.2%	RAITF 2013-FL1
Two Stamford Plaza	CGMRC	Stamford	CT	Office	$8,511,236	1.0%	BALL 2007-BMB1
Douglas Square Retail Center	SMF I	Lee's Summit	MO	Retail	$7,750,000	0.9%	CGCMT 2004-C2
Pinnacle I	CGMRC	Brookfield	WI	Office	$7,607,000	0.9%	JPMCC 2005-LDP4
Four Stamford Plaza	CGMRC	Stamford	CT	Office	$7,366,573	0.9%	BALL 2007-BMB1
One Stamford Plaza	CGMRC	Stamford	CT	Office	$7,099,719	0.8%	BALL 2007-BMB1
Three Stamford Plaza	CGMRC	Stamford	CT	Office	$7,022,472	0.8%	BALL 2007-BMB1
Simply Self Storage - Jackson Road	SMF I	Ann Arbor	MI	Self Storage	$6,695,000	0.8%	JPMCC 2011-C4
Prescott Valley Shopping Center	MC-FiveMile	Prescott Valley	AZ	Retail	$6,488,159	0.8%	BACM 2004-5
Beck Business Center Phase I	CGMRC	Wixom	MI	Industrial	$5,840,308	0.7%	CSMC 2006-C4
Iron Guard Storage - Webster	MC-FiveMile	Webster	TX	Self Storage	$5,680,000	0.7%	MLCFC 2006-2
Beltline Industrial	CGMRC	Irving	TX	Industrial	$4,583,995	0.5%	RAITF 2013-FL1
Hudson Plaza II	CGMRC	Fayetteville	GA	Retail	$3,947,472	0.5%	SBM7 1999-C1
Iron Guard Storage - Katy	MC-FiveMile	Katy	TX	Self Storage	$3,750,000	0.4%	MLCFC 2006-2
Simply Self Storage - Westland	SMF I	Westland	MI	Self Storage	$3,480,000	0.4%	JPMCC 2011-C4
6420 Richmond Avenue	SMF I	Houston	TX	Office	$3,150,000	0.4%	JPMCC 2007-LD11
Hartland Village Shopping Center	SMF I	Lexington	KY	Retail	$3,071,221	0.4%	GCCFC 2005-GG3
Fig Leaf Plaza	CGMRC	Fresno	CA	Retail	$2,247,271	0.3%	CSFB 2005-C1
Simply Self Storage - Danville	SMF I	Danville	IL	Self Storage	$1,575,000	0.2%	LBUBS 2004-C8

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

COLLATERAL OVERVIEW (continued)

   Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	23	$300,112,725	35.6%	1.66x	68.7%	9.5%
CBD	6	147,358,491	17.5	1.91x	65.8%	9.3%
General Suburban	16	103,754,234	12.3	1.49x	70.0%	10.3%
Medical	1	49,000,000	5.8	1.31x	74.8%	8.5%
Retail	27	$221,693,696	26.3%	1.59x	68.8%	10.4%
Anchored	12	128,972,903	15.3	1.63x	66.8%	10.5%
Shadow Anchored	6	38,778,721	4.6	1.47x	73.4%	9.6%
Unanchored	6	37,796,936	4.5	1.61x	70.4%	10.8%
Regional Mall	1	10,500,000	1.2	1.64x	67.7%	11.2%
Single Tenant Retail	2	5,645,135	0.7	1.44x	73.4%	9.2%
Multifamily	7	$136,091,064	16.2%	1.37x	73.4%	8.6%
Student Housing	5	119,400,000	14.2	1.36x	73.3%	8.5%
Garden	2	16,691,064	2.0	1.40x	73.8%	9.4%
Self Storage	26	$72,554,077	8.6%	1.50x	68.9%	9.5%
Industrial	9	$57,315,323	6.8%	1.53x	68.2%	10.9%
Flex	5	36,724,303	4.4	1.53x	71.7%	10.9%
Warehouse/Distribution	3	18,200,000	2.2	1.56x	62.7%	10.2%
Warehouse	1	2,391,021	0.3	1.34x	55.6%	16.2%
Mixed Use	3	$28,725,536	3.4%	1.76x	52.2%	13.7%
Trade Mart/Exhibition Hall	1	26,954,998	3.2	1.78x	51.8%	13.9%
Retail/Self Storage	2	1,770,538	0.2	1.46x	59.0%	10.6%
Hospitality	3	$23,134,684	2.7%	1.38x	73.1%	12.1%
Limited Service	3	23,134,684	2.7	1.38x	73.1%	12.1%
Manufactured Housing	1	$2,394,005	0.3%	5.61x	16.3%	35.3%
Total / Wtd. Avg.	99	$842,021,110	100.0%	1.58x	68.9%	10.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
California	7	$166,216,887	19.7%	$694,700,000	32.6%	$43,045,665	31.1%
Texas	11	94,078,995	11.2	127,920,000	6.0	9,255,074	6.7
Pennsylvania	3	65,367,464	7.8	91,075,000	4.3	5,443,702	3.9
Kentucky(3)	12	63,071,221	7.5	152,700,000	7.2	11,187,528	8.1
Ohio	3	53,050,724	6.3	71,750,000	3.4	5,216,901	3.8
Wisconsin	6	49,020,135	5.8	69,050,000	3.2	4,878,815	3.5
New York	1	49,000,000	5.8	65,500,000	3.1	4,149,394	3.0
Michigan	10	38,445,308	4.6	53,750,000	2.5	3,586,599	2.6
Arizona	6	37,539,664	4.5	67,440,000	3.2	4,458,935	3.2
Colorado	3	37,354,998	4.4	66,230,000	3.1	4,727,738	3.4
Connecticut	4	30,000,000	3.6	427,200,000	20.1	25,209,946	18.2
Oregon	1	21,500,000	2.6	35,900,000	1.7	2,239,184	1.6
Georgia	7	19,539,408	2.3	29,780,000	1.4	2,132,390	1.5
Hawaii	1	18,000,000	2.1	28,000,000	1.3	1,426,983	1.0
Louisiana	2	16,209,684	1.9	21,700,000	1.0	1,958,944	1.4
Tennessee	8	15,735,558	1.9	26,590,000	1.2	1,627,214	1.2
North Carolina	4	13,216,064	1.6	19,360,000	0.9	1,288,490	0.9
North Dakota	1	10,500,000	1.2	19,900,000	0.9	2,230,909	1.6
Delaware	1	10,100,000	1.2	13,700,000	0.6	992,561	0.7
Nevada	2	8,450,000	1.0	11,680,000	0.5	776,513	0.6
Missouri	1	7,750,000	0.9	10,350,000	0.5	721,707	0.5
Mississippi	1	6,925,000	0.8	10,000,000	0.5	828,779	0.6
Washington	1	4,925,000	0.6	6,460,000	0.3	415,323	0.3
Virginia	2	4,450,000	0.5	6,600,000	0.3	379,397	0.3
Illinois	1	1,575,000	0.2	2,100,000	0.1	137,892	0.1
Total	99	$842,021,110	100.0%	$2,129,435,000	100.0%	$138,316,583	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).
(3)
The Appraised Value used for the Fenley Office Portfolio mortgaged properties is based on the “as-is” portfolio value of $148,600,000. The aggregate appraised “as-is” value of the mortgaged properties on an individual basis is $139,450,000.

Distribution of Cut-off Date Balances
			% of
	Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool
Balances ($)	Loans	Balance	Balance
1,575,000 - 4,999,999	21	$69,042,736	8.2%
5,000,000 - 9,999,999	18	126,883,375	15.1
10,000,000 - 14,999,999	8	89,965,000	10.7
15,000,000 - 19,999,999	4	73,700,000	8.8
20,000,000 - 29,999,999	3	69,079,998	8.2
30,000,000 - 49,999,999	5	184,350,000	21.9
50,000,000 - 69,999,999	2	119,000,000	14.1
70,000,000 - 110,000,000	1	110,000,000	13.1
Total	62	$842,021,110	100.0%

Distribution of Underwritten DSCRs(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Range of UW DSCR (x)	Loans	Balance	Balance
1.28 - 1.37	13	$175,734,541	20.9%
1.38 - 1.47	18	255,398,407	30.3
1.48 - 1.57	13	113,585,502	13.5
1.58 - 1.67	9	116,258,946	13.8
1.68 - 1.77	3	28,361,936	3.4
1.78 - 1.87	1	26,954,998	3.2
1.88 - 1.97	1	6,488,159	0.8
1.98 - 5.61	4	119,238,620	14.2
Total	62	$842,021,110	100.0%
(1) See footnotes (1), (6) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Amortization Type	Loans	Balance	Balance
Interest Only, Then
Amortizing(2)	33	$503,702,500	59.8%
Amortizing (30 Years)	19	140,518,376	16.7
Interest Only	2	128,000,000	15.2
Amortizing (25 Years)	4	44,274,529	5.3
Amortizing (20 Years)	3	23,134,684	2.7
Amortizing (15 Years)	1	2,391,021	0.3
Total	62	$842,021,110	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 12 to 72 months.

Distribution of Lockboxes
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Lockbox Type	Loans	Balance	Balance
Hard	14	$392,128,879	46.6%
Springing	39	392,037,172	46.6
None	8	53,271,064	6.3
Soft Springing	1	4,583,995	0.5
Total	62	$842,021,110	100.0%

Distribution of Cut-off Date LTV Ratios(1)
			% of
	Number of		Initial
Range of Cut-off	Mortgage	Cut-off Date	Pool
Date LTV (%)	Loans	Balance	Balance
16.3 - 44.9	2	$4,488,620	0.5%
45.0 - 49.9	1	6,488,159	0.8
50.0 - 54.9	1	26,954,998	3.2
55.0 - 59.9	4	37,141,021	4.4
60.0 - 64.9	5	74,587,244	8.9
65.0 - 69.9	13	264,122,271	31.4
70.0 - 74.9	29	395,056,296	46.9
75.0 - 75.3	7	33,182,500	3.9
Total	62	$842,021,110	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date LTV Ratios(1)
			% of
	Number of		Initial
Range of Maturity	Mortgage	Cut-off Date	Pool
Date LTV (%)	Loans	Balance	Balance
13.2 - 39.9	5	$40,322,798	4.8%
40.0 - 44.9	2	13,175,000	1.6
45.0 - 49.9	4	43,549,991	5.2
50.0 - 54.9	4	32,738,000	3.9
55.0 - 59.9	14	151,978,738	18.0
60.0 - 64.9	16	204,148,946	24.2
65.0 - 69.5	17	356,107,635	42.3
Total	62	$842,021,110	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Loan Purpose	Loans	Balance	Balance
Refinance	43	$668,101,417	79.3%
Acquisition	16	114,828,672	13.6
Recapitalization/Refinance	1	38,500,000	4.6
Recapitalization/Acquisition	1	18,200,000	2.2
Recapitalization	1	2,391,021	0.3
Total	62	$842,021,110	100.0%

Distribution of Mortgage Interest Rates
			% of
	Number of		Initial
Range of Mortgage	Mortgage	Cut-off Date	Pool
Interest Rates (%)	Loans	Balance	Balance
4.0500 - 4.2499	2	$131,500,000	15.6%
4.2500 - 4.4999	15	210,500,275	25.0
4.5000 - 4.7499	21	221,787,677	26.3
4.7500 - 4.9999	18	231,749,896	27.5
5.0000 - 5.2499	5	44,658,263	5.3
5.2500 - 5.4000	1	1,825,000	0.2
Total	62	$842,021,110	100.0%

Distribution of Debt Yield on Underwritten NOI(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage	Cut-off Date	Pool
Underwritten NOI (%)	Loans	Balance	Balance
7.9 - 8.9	14	$229,962,500	27.3%
9.0 - 9.9	15	255,970,135	30.4
10.0 - 10.9	11	184,878,738	22.0
11.0 - 11.9	10	89,283,306	10.6
12.0 - 12.9	6	36,853,632	4.4
13.0 - 13.9	1	26,954,998	3.2
14.0 - 14.9	2	11,238,159	1.3
15.0 - 35.3	3	6,879,641	0.8
Total	62	$842,021,110	100.0%
(1) See footnotes (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage	Cut-off Date	Pool
Underwritten NCF (%)	Loans	Balance	Balance
7.8 - 8.9	23	$454,112,500	53.9%
9.0 - 9.9	18	220,098,874	26.1
10.0 - 10.9	13	111,611,338	13.3
11.0 - 11.9	2	11,125,599	1.3
12.0 - 12.9	2	29,346,019	3.5
13.0 - 13.9	2	11,238,159	1.3
14.0 - 34.3	2	4,488,620	0.5
Total	62	$842,021,110	100.0%
(1) See footnotes (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
			% of
Original Partial	Number of		Initial
Interest Only	Mortgage	Cut-off Date	Pool
Period (months)	Loans	Balance	Balance
12 - 24	10	$118,165,000	14.0%
25 - 36	6	$155,850,000	18.5%
37 - 48	1	$7,000,000	0.8%
49 - 60	15	$203,187,500	24.1%
61 - 72	1	$19,500,000	2.3%

Distribution of Original Terms to Maturity
			% of
	Number of		Initial
Original Term to	Mortgage	Cut-off Date	Pool
Maturity (months)	Loans	Balance	Balance
60	2	$8,570,135	1.0%
120	60	833,450,974	99.0
Total	62	$842,021,110	100.0%

Distribution of Remaining Terms to Maturity
			% of
Range of Remaining	Number of		Initial
Terms to Maturity	Mortgage	Cut-off Date	Pool
(months)	Loans	Balance	Balance
59 - 60	2	$8,570,135	1.0%
117 - 120	60	833,450,974	99.0
Total	62	$842,021,110	100.0%

Distribution of Original Amortization Terms(1)
			% of
Range of Original	Number of		Initial
Amortization	Mortgage	Cut-off Date	Pool
Terms (months)	Loans	Balance	Balance
Interest Only	2	$128,000,000	15.2%
180	1	2,391,021	0.3
240	3	23,134,684	2.7
300	5	47,424,529	5.6
360	51	641,070,876	76.1
Total	62	$842,021,110	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Remaining Amortization Terms(1)
Range of			% of
Remaining	Number of		Initial
Amortization	Mortgage	Cut-off Date	Pool
Terms (months)	Loans	Balance	Balance
Interest Only	2	$128,000,000	15.2%
179 - 240	4	25,525,705	3.0
241 - 300	5	47,424,529	5.6
301 - 360	51	641,070,876	76.1
Total	62	$842,021,110	100.0%
(1) All of the mortgage loans will have balloon payments at maturity.

Distribution of Prepayment Provisions
			% of
	Number of		Initial
Prepayment	Mortgage	Cut-off Date	Pool
Provision	Loans	Balance	Balance
Defeasance	52	$767,726,366	91.2%
Yield Maintenance	9	69,544,744	8.3
Yield Maintenance
or Defeasance	1	4,750,000	0.6
Total	62	$842,021,110	100.0%

Distribution of Escrow Types
	Number		% of
	of		Initial
	Mortgage	Cut-off Date	Pool
Escrow Type	Loans	Balance	Balance
Real Estate Tax	59	$818,375,974	97.2%
Replacement Reserves(1)	54	$783,437,354	93.0%
Insurance	48	$583,534,990	69.3%
TI/LC(2)	37	$431,981,606	70.5%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, industrial and mixed use properties only.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)
Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Home Center Village	Retail	$4,750,000	0.6%	60	2.24x	14.6%	66.4%
BMO Harris Bank Branch	Retail	$3,820,135	0.5%	59	1.51x	9.5%	74.9%

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the aggregate principal balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Free Writing Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

STRUCTURAL OVERVIEW

Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity and net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.     Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B, X-D, X-E, X-F and X-G certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, up to, and pro rata, in accordance with their respective interest entitlements.
2.     Class A-1, A-2, A-3, A-4, and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Free Writing Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above.  However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).
3.     Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest at their respective pass-through rates.
4.     Class A-S and Class PEZ certificates: (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.
5.     Class B and Class PEZ certificates:  (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)
6.     Class C and Class PEZ certificates:  (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.     Class D certificates:  (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that class, together with interest at its pass-through rate.

8.     After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class or trust component on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); sixth, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); seventh, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amount of the Class B trust component resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amount of the Class D certificates resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate principal amount of the Class E certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate principal amount of the Class F certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-G certificates will be reduced to reflect reductions in the certificate principal amount of the Class G certificates resulting from allocations of losses realized on the mortgage loans.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class B trust component (and correspondingly the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to  the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X and Exchangeable Certificates) and trust components (and, therefore, the applicable classes of Exchangeable Certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust components in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X and Exchangeable Certificates) and/or trust component (and thus the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X and Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class X-E, Class X-F, Class X-G, Class E, Class F, Class G or Class R certificates.  Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus.  See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

STRUCTURAL OVERVIEW (continued)

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the serviced loans, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

Serviced Loans / Outside Serviced Mortgage Loans
Each of the Bank of America Plaza loan combination and the Stamford Plaza Portfolio loan combination constitutes an “outside serviced loan combination” and each related mortgage loan constitutes an “outside serviced mortgage loan.”  The Fenley Office Portfolio loan combination constitutes a “serviced loan combination,” the related mortgage loan constitutes a “serviced mortgage loan” and the related companion loan constitutes a “serviced companion loan.” All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and all of the serviced mortgage loans, together with any serviced companion loans, are sometimes referred to in this Term Sheet as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CGCMT 2014-GC25 pooling and servicing agreement.  See “—Loan Combinations” below.

Appraisal Reduction Amounts
An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced loan combination, if applicable) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Free Writing Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan.  In general, any appraisal reduction amount calculated with respect to a loan combination will be allocated to the related mortgage loan and companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances.  In the case of an outside serviced mortgage loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement (as discussed under “—Loan Combinations” below).  As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates and Class R certificates) and/or trust components then outstanding (i.e., first to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates). In general, a serviced mortgage loan (or serviced loan combination, if applicable) will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a serviced loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. If a serviced mortgage loan that is part of a serviced loan combination (if any) becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan, then the special servicer will be required to sell the related serviced companion loan together with such defaulted mortgage loan as a single whole loan. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination (as discussed under “-Loan Combinations” below) pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related companion loan(s) as one whole loan.

STRUCTURAL OVERVIEW (continued)

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders (by certificate principal amount).  The controlling class is the most subordinate class of the Class F and Class G certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then the Class F certificates will be the controlling class. See “The Pooling and Servicing Agreement—Directing Holder” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that one or more entities managed by Eightfold Real Estate Capital Fund III, L.P or one of its affiliates will be the initial holder of a majority of the controlling class certificates by certificate principal amount and is expected to appoint Eightfold Real Estate Capital Fund III, L.P or one of its affiliates to be the initial Controlling Class Representative.

Control Termination Event
A “Control Termination Event” will occur when no class of the Class F and Class G certificates has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Control Termination Event is deemed to have occurred pursuant to the terms of the pooling and servicing agreement.

Consultation Termination Event
A “Consultation Termination Event” will occur when no Class of the Class F and Class G certificates has an outstanding certificate principal amount, without regard to the allocation of any appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Consultation Termination Event is deemed to have occurred pursuant to the terms of the pooling and servicing agreement.

Control/Consultation Rights
So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced loan and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until the occurrence of a Consultation Termination Event, all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights (continued)
If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificateholder (or beneficial owner) of at least a majority of the controlling class by certificate principal amount and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

With respect to an outside serviced loan combination, the controlling class representative will have limited consultation rights, and the applicable outside controlling class representative pursuant to the related outside servicing agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Free Writing Prospectus.

Loan Combinations
The Bank of America Plaza mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and represents approximately 13.1% of the Initial Pool Balance, and has three related companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $290,000,000.  One companion loan was contributed to the mortgage pool backing the WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22 (referred to in this Term Sheet as the “WFRBS 2014-C22 certificates”).  One companion loan was contributed to the mortgage pool backing the WFRBS Commercial Mortgage Trust 2014-C23, Commercial Mortgage Pass-Through Certificates, Series 2014-C23.  One companion loan is currently held by Citigroup Global Markets Realty Corp. and is expected to be included in one or more future commercial mortgage loan securitizations.  The Bank of America Plaza mortgage loan and the related companion loans are being serviced pursuant to the pooling and servicing agreement governing the issuance of the WFRBS 2014-C22 certificates (referred to in this Term Sheet as the “WFRBS 2014-C22 pooling and servicing agreement”), pursuant to which Wells Fargo Bank, National Association is acting as master servicer and CWCapital Asset Management LLC is acting as special servicer.

The Fenley Office Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 7.1% of the Initial Pool Balance, and has one related companion loan with an outstanding principal balance as of the Cut-off Date of $46,000,000.  The Fenley Office Portfolio companion loan is currently held by Citigroup Global Markets Realty Corp. and is expected to be included in one or more future commercial mortgage loan securitizations.  The Fenley Office Portfolio mortgage loan and the related companion loan are being serviced pursuant to the CGCMT 2014-GC25 pooling and servicing agreement and the related co-lender agreement.  The Fenley Office Portfolio companion loan is referred to in this Term Sheet as a “serviced companion loan” and, together with the Fenley Office Portfolio mortgage loan, as a “serviced loan combination”.

The Stamford Plaza Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and represents approximately 3.6% of the Initial Pool Balance, and has three related companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $240,000,000.  Two companion loans were contributed to the mortgage pool backing the GS Mortgage Securities Trust 2014-GC24, Commercial Mortgage Pass-Through Certificates, Series 2014-GC24 (referred to in this Term Sheet as the “GSMS 2014-GC24 certificates”).  One companion loan was contributed to the mortgage pool backing the WFRBS 2014-C22 certificates.  The Stamford Plaza Portfolio mortgage loan and the related companion loans are being serviced pursuant to the pooling and servicing agreement governing the issuance of the GSMS 2014-GC24 certificates (referred to in this Term Sheet as the “GSMS 2014-GC24 pooling and servicing agreement”), pursuant to which Midland Loan Services, a Division of PNC Bank, National Association is acting as master servicer and LNR Partners, LLC is acting as special servicer.

Each of the Bank of America Plaza mortgage loan and the Stamford Plaza Portfolio mortgage loan is referred to in this Term Sheet as an “outside serviced mortgage loan”, and an outside serviced mortgage loan, together with the related companion loan, is referred to in this Term Sheet as an “outside serviced loan combination”. Each of the WFRBS 2014-C22 pooling and servicing agreement and the GSMS 2014-GC24 pooling and servicing agreement is referred to in this Term Sheet (in each case, with respect to the applicable outside serviced mortgage loan) as an “outside servicing agreement”. Each of the controlling class representative under the WFRBS 2014-C22 securitization and the controlling class representative under the GSMS 2014-GC24 securitization is referred to in this Term Sheet (in each case, with respect to the applicable outside serviced mortgage loan) as an “outside controlling class representative”.  See “Description of the Mortgage Pool – The Loan Combinations” in the Free Writing Prospectus.

STRUCTURAL OVERVIEW (continued)

Loan Combinations (continued)
Accordingly, all decisions, consents, waivers, approvals and other actions on the part of the holders of an outside serviced mortgage loan and the related companion loan(s) will be effected in accordance with the related outside servicing agreement and the related co-lender agreement. Consequently, the servicing provisions described in this Term Sheet will generally not be applicable to an outside serviced mortgage loan, but instead the servicing and administration of an outside serviced mortgage loan will be governed by the related outside servicing agreement.

Servicing Standard
Each of the serviced loans, will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders as a collective whole as if such certificateholders constituted a single lender.  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

 “Calculation Rate” means:

for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event, the special servicer (with respect to all of the serviced loans) may be removed and replaced by the controlling class representative with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer with respect to the serviced loans. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) , or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose).

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (with respect to all of the serviced loans) resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose) vote affirmatively to so replace.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation
Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related serviced mortgage loan (or serviced loan combination, if applicable) (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan (or serviced loan combination, if applicable) but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer.  Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan (or serviced loan combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan (or serviced loan combination, if applicable) or related REO property; provided, that if the serviced mortgage loan (or serviced loan combination, if applicable) ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan (or serviced loan combination, if applicable) ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan (or serviced loan combination, if applicable) ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified loan combination, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (or serviced loan combination, if applicable) (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (or serviced loan combination, if applicable), and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

STRUCTURAL OVERVIEW (continued)

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:
—  all special notices delivered
—  summaries of final asset status reports
—  all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
—  an “Investor Q&A Forum” and a voluntary investor registry

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than four (4) months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized,” “as repaired,” “hypothetical,” or “as renovated” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to the Fenley Office Portfolio mortgage loan, the appraised value is the appraiser’s “as-is” value of $148,600,000 which represents the appraised value for the Fenley Office Portfolio as a whole and not the sum of the appraised values for each of the eleven individual Fenley Office Portfolio mortgaged properties.  For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” or “as renovated” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. With respect to the Mustang Ranch mortgage loan, the appraised value is based on the “as stabilized” appraised value of $25,000,000 as the “as stabilized” date has passed and the “as stabilized” conditions have been met. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

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“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class R or Class X certificates)(considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced loan combination, any class of securities backed by the related serviced companion loan). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material, and in certain cases contractual rent increases generally within 15 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

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BANK OF AMERICA PLAZA

BANK OF AMERICA PLAZA

BANK OF AMERICA PLAZA

Echo Park
Echo Park Lake
Barlow Respiratory Hospital
Dodger Stadium
Pasadena Fwy
Radio Hill Gardens
Temple St
101
Historic Filipinotown
Silver Lake Medical Ctr.
Hollywood Fwy
Sunset Blvd
Stadium Way
Chavez Ravine
Metro Gold Line
Los Angeles State Historic Park
Main St
Spring St
Alvarado St
Glendale Blvd
Court St
110
Old Chinatown Central Plaza
Chinatown
3rd St
St. Vincent Medical Ctr.
Beverly Blvd
Alpine St
LOS ANGELES
Metrolink
Los Angeles River
1st St
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Harbor Fwy
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Cesar Chavez Ave
Hill St
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Bank of America Plaza
333 South Hope Street
Los Angeles, CA 90071
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LA Dept. of Water & Power
LA Opera
Temple St
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Stanley Mosk Courthouse
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LA Union Station
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6th St
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9th St
Main St
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10
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Los Angeles Technical Trade College
Washington Blvd
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Santa Monica Fwy
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Central Ave
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LOS ANGELES
Santa Monica
Pacific Ocean
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BANK OF AMERICA PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Los Angeles, California	Cut-off Date Principal Balance(2)	$110,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$279.27
Size (SF)	1,432,285	Percentage of Initial Pool Balance	13.1%
Total Occupancy as of 8/19/2014	89.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/19/2014	89.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1974 / 2009	Mortgage Rate	4.0500%
Appraised Value	$605,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues	$63,011,458
Underwritten Expenses	$25,626,454	Escrows
Underwritten Net Operating Income (NOI)	$37,385,004	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$34,233,977	Taxes	$4,151,842	$518,981
Cut-off Date LTV Ratio(1)	66.1%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	66.1%	Replacement Reserves	$0	$23,871
DSCR Based on Underwritten NOI / NCF(1)	2.28x / 2.08x	TI/LC(3)	$0	$119,357
Debt Yield Based on Underwritten NOI / NCF(1)	9.3% / 8.6%	Other(4)	$3,512,083	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$400,000,000	100.0%	Loan Payoff(5)	$212,736,296	53.2%
			Principal Equity Distribution	178,141,919	44.5
			Reserves	7,663,925	1.9
			Closing Costs	1,457,860	0.4
Total Sources	$400,000,000	100.0%	Total Uses	$400,000,000	100.0%

(1)	Calculated based on the aggregate balance of the Bank of America Plaza Loan Combination.
(2)
The Bank of America Plaza Loan with a Cut-off Date Balance of $110,00,000 is evidenced by note A-3 (a non-controlling note), which is part of a $400,000,000 loan combination evidenced by four pari passu notes. The controlling pari passu companion loan evidenced by note A-1 has a principal balance of $150,000,000 as of the Cut-off Date, is held outside the Issuing Entity and has been contributed to the WFRBS 2014-C22 transaction. The non-controlling pari passu companion loan evidenced by note A-2 has a principal balance of $116,670,000 as of the Cut-off Date, is held outside the Issuing Entity, and was contributed to the WFRBS 2014-C23 transaction. The non-controlling pari passu companion loan evidenced by note A-4 has a principal balance of $23,330,000 as of the Cut-off Date, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization.

(3)	The TI/LC reserve monthly deposit begins in September 2020. See “—Escrows” below.
(4)	Other upfront reserve represents an unfunded tenant improvement allowance reserve of $2,991,870 and a rent concessions reserve of $520,213. See “—Escrows” below.
(5)
The Bank of America Plaza Property was previously securitized in MSC 2004-HQ4. Loan payoff represents approximately $168.7 million of the prior trust balance and approximately $44.0 million of subordinate debt.

■
The Mortgage Loan. The mortgage loan (the “Bank of America Plaza Loan”) is part of a loan combination structure (the “Bank of America Plaza Loan Combination”) evidenced by four pari passu promissory notes (note A-1, note A-2, note A-3 and note A-4) that are together secured by a first mortgage encumbering the borrowers’ fee interest in an office building located in Los Angeles, California (the “Bank of America Plaza Property”). The Bank of America Plaza Loan Combination was co-originated on August 7, 2014 by Wells Fargo Bank, National Association and Citigroup Global Markets Realty Corp. The Bank of America Plaza Loan Combination had an original principal balance of $400,000,000, and has an outstanding principal balance as of the Cut-off Date of $400,000,000, and each of the Bank of America Plaza Loan and the Bank of America Plaza Companion Loans accrue interest at an interest rate of 4.0500% per annum. The Bank of America Plaza Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Bank of America Plaza Loan Combination. The Bank of America Plaza Loan Combination matures on September 1, 2024. See “Description of the Mortgage Pool – The Loan Combinations” in the Free Writing Prospectus.

The Bank of America Plaza Loan (which is evidenced by note A-3 and represents a non-controlling interest in the Bank of America Plaza Loan Combination) had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and represents approximately 13.1% of the Initial Pool Balance. The related companion loans (the “Bank of America Plaza Companion Loans”) are held outside the Issuing Entity and are evidenced by the following three pari passu notes: (i) note A-1, which represents the controlling interest in the Bank of America Plaza Loan Combination, has been contributed to the WFRBS 2014-C22 transaction, had an original principal balance of $150,000,000, and had an outstanding principal balance as of the Cut-off Date of $150,000,000; (ii) note A-2, which represents a non-controlling interest in the Bank of America Plaza Loan Combination, was contributed to the WFRBS 2014-C23 transaction, had an original principal balance of $116,670,000, and had an outstanding principal balance as of the Cut-off Date of $116,670,000; and

BANK OF AMERICA PLAZA

(iii) note A-4, which represents a non-controlling interest in the Bank of America Plaza Loan Combination, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, had an original principal balance of $23,330,000, and has an outstanding principal balance as of the Cut-off Date of $23,330,000.

At any time after the earlier of (x) August 7, 2017 and (y) the second anniversary of the last securitization of any portion of the Bank of America Plaza Loan Combination, the borrowers have the right to defease the Bank of America Plaza Loan Combination in whole, or in part (see “Partial Release” below), with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents.  In addition, the Bank of America Plaza Loan Combination is prepayable without penalty on or after March 1, 2024.

■
The Mortgaged Property. The Bank of America Plaza Property is a 55-story, Class A, LEED Gold certified office building containing 1,432,285 SF located in Los Angeles, California. Situated on 4.2 acres, the Bank of America Plaza Property was originally constructed in 1974 and the office tower consists of 49 stories, the plaza level and four mechanical floors. Below the office tower is the concourse level which contains a 194-seat auditorium and retail space. The ground floor plaza features gardens, public art and three 24-foot waterfalls. The Bank of America Plaza Property contains nine levels of underground parking totaling 2,242 spaces, resulting in a parking ratio of 1.6 spaces per 1,000 SF of net rentable area. Other building amenities include 21 escalators, a professional copy center, on-site auto repair and car wash, 24-hour building security and a web-based visitor management system. Two of the largest tenants, Capital Group and Sheppard Mullin (together consisting of approximately 35.6% of the net rentable square footage and 39.8% of annual underwritten base rent) both operate their global headquarters from the Bank of America Plaza Property and have been in occupancy for 36 and 40 years, respectively. As of August 19, 2014, the Bank of America Plaza Property was 89.5% occupied by 31 tenants.

The following table presents certain information relating to the major tenants at the Bank of America Plaza Property:

Ten Largest Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Capital Group(3)	NR/NR/NR	323,554	22.6%	$8,413,679	25.8%	$26.00	2/28/2018	2, 5-year options
Bank of America(4)(5)(6)	A/Baa2/A-	163,512	11.4	4,793,001	14.7	29.31	6/30/2022	2, 5-year options
Sheppard Mullin(7)(8)	NR/NR/NR	185,927	13.0	4,553,151	14.0	24.49	12/31/2024	2, 5-year options
Kirkland & Ellis	NR/NR/NR	101,756	7.1	2,397,380	7.4	23.56	12/31/2019	1, 5-year option
Alston & Bird(9)(10)	NR/NR/NR	81,094	5.7	1,905,604	5.9	23.50	12/31/2023	2, 5-year options
Seyfarth & Shaw	NR/NR/NR	55,228	3.9	1,746,862	5.4	31.63	3/31/2019	1, 5-year option
Cooperative of American Physicians	NR/NR/NR	60,637	4.2	1,440,129	4.4	23.75	1/30/2024	NA
Analysis Group	NR/NR/NR	37,125	2.6	1,081,080	3.3	29.12	12/31/2018	1, 5-year option
RTKL Associates	NR/NR/NR	38,806	2.7	1,043,468	3.2	26.89	9/30/2021	1, 5-year option
Wells Fargo Bank	AA-/A2/A+	53,250	3.7	665,625	2.0	12.50	5/30/2018	1, 5-year option
Ten Largest Owned Tenants		1,100,889	76.9%	$28,039,979	86.1%	$25.47
Remaining Owned Tenants		181,213	12.7	4,512,674	13.9	24.90
Vacant Spaces (Owned Space)		150,183	10.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,432,285	100.0%	$32,552,653	100.0%	$25.39

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual underwritten base rent per SF and annual underwritten base rent include contractual rent increases through August 2015.
(3)	Capital Group is a private asset management firm founded in 1931 with assets in excess of one trillion dollars. The tenant’s rent per annum is $8,413,679.
(4)
Bank of America is an international financial institution that serves individual customers, corporations and governments with a range of banking, investing, asset management and other financial and risk management products and services.

(5)
The annual underwritten base rent and annual underwritten base rent per SF for Bank of America represent the tenant’s average rent over its lease term. The tenant’s current in-place rent is $25.78 per SF. The tenant’s rental per annum is $4,215,157.

(6)
Bank of America has a one-time right to reduce its space by one full floor or 12,000 to 13,000 SF of its highest or lowest contiguous floors upon providing notice on June 30, 2019 with 12-months’ notice.

(7)
Sheppard Mullin is a law firm that practices bankruptcy law, corporate law, securities law, intellectual property law, litigation, real estate law, and tax and estate planning. The tenant’s rental per annum is $3,690,846.

(8)	Sheppard Mullin may reduce its space by one full floor on December 31, 2019 with 12-months’ notice.
(9)	Alston & Bird has a rent abatement period that expires in June 2015. An escrow was collected at closing for the remaining rent concessions.
(10)	Alston & Bird may terminate 25,773 SF on June 30, 2018 with 12-months’ notice and a termination fee of $2,410,728.

BANK OF AMERICA PLAZA

The following table presents certain information relating to the lease rollover schedule for the Bank of America Plaza Property:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants(3)(4)
MTM	6,439	0.4%	0.4%	$117,609	0.4%	$18.27	2
2014	0	0.0	0.4%	0	0.0	0.00	0
2015	0	0.0	0.4%	0	0.0	0.00	0
2016	17,832	1.2	1.7%	485,307	1.5	27.22	4
2017	76,462	5.3	7.0%	1,883,542	5.8	24.63	5
2018	437,191	30.5	37.6%	10,724,524	32.9	24.53	7
2019	195,576	13.7	51.2%	5,080,457	15.6	25.98	4
2020	15,450	1.1	52.3%	468,606	1.4	30.33	2
2021	41,478	2.9	55.2%	1,073,697	3.3	25.89	2
2022	164,439	11.5	66.7%	4,825,103	14.8	29.34	2
2023	80,671	5.6	72.3%	1,900,528	5.8	23.56	1
2024	246,564	17.2	89.5%	5,993,280	18.4	24.31	2
2025 & Thereafter	0	0.0	89.5%	0	0.0	0.00	0
Vacant	150,183	10.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,432,285	100.0%		$32,552,653	100.0%	$25.39	31

(1)	Information obtained from the underwritten rent roll.
(2)	Weighted Average Annual UW Base Rent per SF excludes vacant space.
(3)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(4)	Multiple tenants operate under more than one lease. There are 31 tenants subject to 50 leases.

The following table presents certain information relating to historical leasing at the Bank of America Plaza Property:

Historical Leased %(1)
	2009	2010	2011	2012	2013	As of 8/19/2014(2)
Owned Space	94.0%	94.0%	95.0%	93.0%	92.0%	89.5%

(1)	As provided by the borrowers and reflects occupancy as of December 31, for the indicated year unless otherwise specified.
(2)	Information obtained from the underwritten rent roll.

The following table presents certain information relating to the historical average annual rent per SF at the Bank of America Plaza Property:

Historical Average Base Rent per SF(1)
	2011	2012	2013	TTM 6/30/2014
Base Rent per SF	$21.79	$21.92	$21.38	$21.20

(1)	Information obtained from borrowers’ operating statements. The average base rent is based on total rent divided by the total square footage.

BANK OF AMERICA PLAZA

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bank of America Plaza Property:

Cash Flow Analysis

	2011	2012	2013	TTM 6/30/2014	Underwritten(1)	Underwritten $ per SF(1)
Base Rent	$31,216,203	$31,394,104	$30,617,785	$30,371,257	$30,984,853	$21.63
Contractual Rent Steps	0	0	0	0	1,567,800	1.09
Gross Up Vacancy	0	0	0	0	3,314,834	2.31
Total Rent	$31,216,203	$31,394,104	$30,617,785	$30,371,257	$35,867,487	$25.04
Total Reimbursables	19,248,665	19,957,742	20,928,986	22,426,286	22,516,480	15.72
Other Income(2)	7,610,141	7,605,930	8,162,383	8,214,240	8,214,240	5.74
Free Rent	(598,846)	(6,430,584)	(5,945,870)	(2,236,116)	0	0.00
Vacancy & Credit Loss	0	0	0	0	(3,586,749)	(2.50)
Effective Gross Income	$57,476,163	$52,527,192	$53,763,284	$58,775,667	$63,011,458	$43.99

Real Estate Taxes	$5,122,179	$5,108,542	$6,794,052	$7,119,467	$7,998,179	$5.58
Insurance	2,970,172	3,153,171	3,262,727	3,284,019	3,289,543	2.30
Management Fee	1,852,467	1,697,013	1,740,537	1,866,245	1,000,000	0.70
Other Operating Expenses	12,676,133	12,960,965	13,101,489	13,338,732	13,338,732	9.31
Total Operating Expenses	$22,620,951	$22,919,691	$24,898,805	$25,608,463	$25,626,454	$17.89

Net Operating Income(3)	$34,855,212	$29,607,501	$28,864,479	$33,167,204	$37,385,004	$26.10
TI/LC	0	0	0	0	2,864,570	2.00
Capital Expenditures	0	0	0	0	286,457	0.20
Net Cash Flow	$34,855,212	$29,607,501	$28,864,479	$33,167,204	$34,233,977	$23.90

(1)
The increase in the underwritten base rent from the TTM 6/30/2014 base rent is attributed to contractual rent increases through August 2015 ($1,567,800) and rent averaging for Bank of America, Wells Fargo and MetLife ($616,845).

(2)	The underwritten economic vacancy is 10.0%. The Bank of America Plaza Property was 89.5% physically occupied as of August 19, 2014.
(3)	The Net Operating Income for the period beginning on January 1, 2014 and ending on June 30, 2014 is $16,930,995.

■	Appraisal. As of the appraisal valuation date of June 24, 2014, the Bank of America Plaza Property had an “as-is” appraised value of $605,000,000.

■
Environmental Matters. According to a Phase I environmental site assessment dated July 7, 2014, a recognized environmental condition (“REC”) exists at the Bank of America Plaza Property. The REC relates to a 4,000 gallon underground storage tank (“UST”) that stores diesel for the back-up power system. No leaks or spills from the UST have been reported; however, based upon the age (40 years), the onsite UST is considered to be a REC. The UST system is equipped with a continuous automatic monitoring system, an automatic shutoff device and overfills alarm and a spill and overfill sump. An environmental consultant estimated that the potential remediation costs associated with the aforementioned REC could range from $30,000 to $100,000.

■
Market Overview and Competition. The Bank of America Plaza Property is situated along the entire block bounded by Hope Street and 4th Street to the south and the east and 3rd Street and Flower Street to the north and the west in the Bunker Hill District within the Los Angeles central business district. Downtown Los Angeles experienced significant investment over the past two decades from public and nonprofit institutions and several public/private partnerships that have resulted in new developments including LA Live, Staples Center, an expanded Convention Center, the Cathedral, Disney Concert Hall and the Colburn School that have increased interest in downtown Los Angeles. The Bunker Hill neighborhood encompasses approximately 133 acres and comprises the northern section of the financial district. Marked by higher topography, Bunker Hill is located north of Fifth Street and east of Figueroa Street and the predominant land use consists of high rise office buildings. Other local attractions within Bunker Hill include the Museum of Contemporary Art and the Angel’s Flight Funicular. According to a third party market research report, the Bank of America Plaza Property is located within the Downtown Los Angeles central business district submarket. As of the second quarter of 2014, the submarket had a total inventory of 77 Class A office buildings comprising approximately 38.5 million SF. The Class A office submarket reported a vacancy rate of 15.4%, and the appraiser concluded a market rent ranging between $22.00 per SF and $25.00 per SF, triple net for the Bank of America Plaza Property.

BANK OF AMERICA PLAZA

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Bank of America Plaza Property:

Office Lease Comparables(1)
	Bank of America Plaza (subject)	Figueroa at Wilshire	TCW Building	801 Tower	Wells Fargo Tower North	Wells Fargo Tower South	Ernst & Young Plaza
Distance from Subject	--	1.5 miles	6.5 miles	1.6 miles	1.2 miles	1.2 miles	1.6 miles
Year Built / Renovated	1974/2009	1991	1991	1992	1982	1982	1985
Stories	55	52	35	25	54	45	41
Total GLA	1,432,285	1,038,971	685,402	458,149	1,404,714	1,109,326	916,756
Total Occupancy	90%	87%	99%	88%	84%	83%	87%

(1)	Source: Appraisal.

■
The Borrowers. The borrowers are 333 South Hope Co. LLC and 333 South Hope Plant LLC, each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bank of America Plaza Loan Combination.

The borrower sponsor is Brookfield Office Properties Inc. (“Brookfield”). Brookfield is one of North America’s largest public real estate companies. Brookfield owns and manages a portfolio of 114 commercial properties in 16 cities and 20 development sites comprising over approximately 103 million SF in markets that include New York, London (England), Toronto (Canada), Los Angeles and Washington, D.C.

The nonrecourse carveout guarantor of the Bank of America Plaza Loan is Brookfield DTLA Holdings LLC.

■
Escrows. The loan documents provide for upfront reserves in the amount of $4,151,842 for taxes, $6,777,187 for tenant improvements and leasing commissions and $520,213 for rent concessions associated with the Alston & Bird space ($472,505) and the Analysis Group space ($47,708). With respect to the tenant improvements and leasing commissions reserve, the borrower deposited $2,991,870 on the origination date and the loan documents allow for the guarantor to deliver a reserve guaranty for the remaining portion of such reserve (up to $3,785,317) in lieu of a cash deposit for tenant improvements and leasing commissions associated with the Bank of America space and the Alston & Bird space. If at any time (w) an event of default has occurred and is continuing; (x) the Bank of America Plaza Loan Combination has been assumed; (y) Brookfield owns less than 10.0% of each borrower or no longer controls the borrowers; or (z) the reserve guaranty is no longer in full force and effect, the borrowers will be required to deposit with the lender an amount equal to the amount that would then otherwise be on deposit in the reserve had the guaranty not been posted.

The loan documents provide for monthly escrows in the amount equal to one-twelfth of the amount the lender estimates will be required to pay taxes over the then succeeding twelve-month period for real estate taxes, $23,871 for replacement reserves and, beginning on September 1, 2020, monthly deposits of $119,357 for tenant improvements and leasing commissions. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrowers is maintained pursuant to one or more blanket insurance policies; and (iii) the borrowers provide the lender with timely proof of payment of insurance premiums.

■
Lockbox and Cash Management. The Bank of America Plaza Loan Combination requires a lender-controlled hard lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Bank of America Plaza Trigger Period, all funds on deposit in the lockbox account are distributed to the borrowers. During a Bank of America Plaza Trigger Period, all cash flow is required to be swept to a lender controlled cash management account.

BANK OF AMERICA PLAZA

A “Bank of America Plaza Trigger Period” will commence upon a Bank of America Plaza Cash Trap Event Period, a Bank of America Plaza Capital Group Cash Trap Event Period, or the exercise of the borrowers’ right to incur mezzanine financing (see “—Mezzanine Indebtedness” below). A Bank of America Plaza Trigger Period caused by a Bank of America Plaza Cash Trap Event Period or a Bank of America Plaza Capital Group Cash Trap Event Period will end when the related Bank of America Plaza Cash Trap Event Period or Bank of America Plaza Capital Group Cash Trap Event Period ends, as described below. A Bank of America Plaza Trigger Period caused by the exercise of the borrowers’ right to incur mezzanine financing will end upon the repayment in full of the Bank of America Plaza Loan Combination.

A “Bank of America Plaza Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; or (ii) the debt service coverage ratio is less than 1.30x at the end of any calendar quarter. A Bank of America Plaza Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon (a) the net cash flow debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters; or (b) the payment of funds by the borrowers into a reserve account or, in lieu of posting funds into a reserve account, posting a letter of credit that will be held by the lender as additional security during the loan term, which, if applied to reduce the outstanding principal balance of the loan, will result in the debt service coverage ratio being equal to or greater than 1.30x.

A “Bank of America Plaza Capital Group Cash Trap Event Period” will commence (i) July 30, 2016, in the event that Capital Group does not renew all of its space under the current lease or (ii) upon the occurrence of any event after July 30, 2016 which would cause Capital Group’s exercise of its renewal option to be ineffective, null or void. A Bank of America Plaza Capital Group Cash Trap Event Period will end upon the earlier of (a) the date that funds have been deposited with the lender in an amount equal $8,088,850 (which may be reduced if and to the extent that the actual tenant improvement and leasing commission costs relating to a qualified replacement lease is less than $25.00 per SF for the area leased pursuant to such qualified replacement lease); and (b) the debt service coverage ratio is equal to or greater than 1.30x and the entire space previously leased by Capital Group has been leased to a replacement tenant (or re-lease to Capital Group) for a lease term of no less than five years and such tenant is in occupancy and operating within the space.

■
Property Management. The Bank of America Plaza Property is managed by Brookfield Properties Management (CA) Inc. (the “Manager”), an affiliate of the borrowers. Under the loan documents, the Bank of America Plaza Property may not be managed by any other party, other than a Qualified Manager or another affiliate of the borrowers under common control with the borrowers. The lender may require the borrowers to replace the Manager (i) during the continuance of a monetary or material non-monetary event of default under the Bank of America Plaza Loan Combination; provided, that so long as the Manager and the borrowers are under common control, the lender may not require the borrowers to replace the Manager unless the Bank of America Plaza Loan Combination has been accelerated, (ii) during the continuance of a default by the Manager under the management agreement after the expiration of any applicable cure period, or (iii) if the Manager becomes insolvent or a debtor in (A) an involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (B) a voluntary bankruptcy or insolvency proceeding. The management agreement is subject to successive one-year terms and may be terminated by either party upon notice not less than 30 days prior to the expiration of any extension term.  Additionally, the Manager may terminate the management agreement following a material breach of the management agreement by the borrowers, subject to notice and cure.  The Manager is entitled to a management fee of 2.75% of gross collected revenue.  Additionally, the Manager is entitled to additional compensation with respect to any construction supervision, development or redevelopment work and leasing commissions.

A “Qualified Manager” means a reputable and experienced professional management organization reasonably approved by lender (which such approval may, at lender’s option, be conditioned upon lender’s receipt of a Rating Agency Confirmation with regard to both the identity of the proposed manager and the replacement management agreement pursuant to which such manager will be employed).

BANK OF AMERICA PLAZA

■
Assumption. At any time following August 7, 2015, the borrowers have a two-time right to transfer the Bank of America Plaza Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if required by the lender, the lender has received a Rating Agency Confirmation.

■
Partial Release.  The borrowers are permitted to release any air rights with respect to a land parcel and a portion of the concourse level immediately below the air rights (“Release Parcels”) from the lien of the Bank of America Plaza Loan Combination provided (i) no event of default has occurred and is continuing; (ii) any construction associated with the improvement of the Release Parcels will not materially interfere with any tenant or give rise to any right of any tenant to terminate its lease; (iii) there is a partial defeasance of 110% of the allocated loan amount associated with the Release Parcels, based on a then-current appraisal; provided, however, that if the Release Parcel is not subject to a lease or otherwise attributed value in the appraisal delivered to lender in connection with the origination of the Bank of America Plaza Loan Combination, the borrowers may obtain the release of such parcel from the lien of the Bank of America Plaza Loan Combination without any partial defeasance or prepayment; (iv) the remaining portion of the Bank of America Plaza Property has a net cash flow debt yield not less than the net cash flow debt yield immediately prior to the release; (v) the remaining portion of the Bank of America Plaza Property has a loan-to-value ratio that is equal to or less than the loan-to-value ratio immediately prior to the release; and (vi) the borrowers satisfy the REMIC requirements.

■
Mezzanine Indebtedness. The borrowers have the right to incur mezzanine financing subject to the satisfaction of certain conditions including (i) the execution of an intercreditor agreement in form and substance acceptable to the lender; (ii) the combined loan-to-value ratio is not greater than 66.0%; (iii) the combined debt service coverage ratio is not less than 2.10x; and (iv) receipt of Rating Agency Confirmation.

■
Terrorism Insurance. The loan documents require terrorism insurance for acts of terror or similar acts of sabotage (in addition to commercial general liability insurance for claims including terrorism with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence); provided, however, if TRIPRA is discontinued or not renewed, the borrowers will be require to carry terrorism coverage in an amount at least equal to the lesser of (i) the outstanding principal balance of the Bank of America Plaza Loan Combination and (ii) the sum of the business income insurance equal to 100% of the projected gross income from the Bank of America Plaza Property for a 12-month period from the date of casualty plus the full replacement cost. However, the borrowers will not be required to spend on terrorism coverage more than two times the amount of the premium for the comprehensive “all-risk” property insurance and business interruption insurance required under the loan documents. The loan documents also require business interruption insurance covering no less than the thirty-six month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity.

MULTI-STATE RETAIL PORTFOLIO

MULTI-STATE RETAIL PORTFOLIO

SAN GABRIEL MTS
SAN BERNARDINO MOUNTAINS
Rancho Cucamonga
Muscoy
SAN BERNARDINO
Fontana
Highland
Rialto
Colton
Redlands
Glen Avon
Sunnyslope
Grand Terrace
Loma Linda
Ontario
Highgrove
Mira Loma
Pedley
Rubidoux
Eastvale
Chino
RIVERSIDE
Norco
Moreno Valley
Corona
El Sobrante
Woodcrest
Lake Mathews
Mead Valley
Perris

Mandan
BISMARCK
Downtown

Multi-State Retail Portfolio	
1 Orange Plaza Shopping Center	Redlands, CA
2 Front Gate Plaza	Lancaster, CA
3 Gateway Fashion Center	Bismarck, ND
4 Foothill Village Plaza	Rancho Cucamonga, CA
5 Pueblo Shopping Center	Pueblo, CO

Rosamond
Edwards Air Force Base
LANCASTER
ANTELOPE VALLEY
Quartz Hill
Lake Los Angeles
Leona Valley
PALMDALE
Sun Village
Littlerock
Agua Dulce
Acton
Pearblossom
SAN GABRIEL MTS

Pueblo West
PUEBLO
Salt Creek

MULTI-STATE RETAIL PORTFOLIO

Mortgaged Property Information(1)		Mortgage Loan Information(2)
Number of Mortgaged Properties	5	Loan Seller		SMF I
Location (City/State)	Various	Cut-off Date Principal Balance		$62,375,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$84.95
Size (SF)	734,286	Percentage of Initial Pool Balance		7.4%
Total Occupancy as of 8/15/2014(3)	90.3%	Number of Related Mortgage Loans(1)		5
Owned Occupancy as of 8/15/2014(3)	90.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate(6)		4.8637%
Appraised Value(4)	$92,080,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$9,914,181
Underwritten Expenses	$2,908,533	Escrows
Underwritten Net Operating Income (NOI)	$7,005,648		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,492,196	Taxes	$614,301	$81,158
Cut-off Date LTV Ratio (4)	67.7%	Insurance	$211,173	$30,848
Maturity Date LTV Ratio(4)(5)	55.3%	Replacement Reserves(7)	$100,000	$14,565
DSCR Based on Underwritten NOI / NCF(4)	1.77x / 1.64x	TI/LC(8)	$1,100,000	$41,296
Debt Yield Based on Underwritten NOI / NCF(4)	11.2% / 10.4%	Other(9)	$3,396,816	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$62,375,000	100.0%	Loan Payoff	$49,651,508	79.6%
			Principal Equity Distribution	5,887,140	9.4
			Reserves	5,422,290	8.7
			Closing Costs	1,414,062	2.3
Total Sources	$62,375,000	100.0%	Total Uses	$62,375,000	100.0%

(1)
The Multi-State Retail Portfolio crossed loan group consists of five Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to the Free Writing Prospectus as Orange Plaza Shopping Center, Front Gate Plaza, Gateway Fashion Center, Foothill Village Plaza and Pueblo Shopping Center, which are cross-collateralized and cross-defaulted with each other.

(2)
Each of the Mortgage Loans in the Multi-State Retail Portfolio crossed loan group may be released from the cross-collateralization and cross-default provided certain conditions are satisfied.  See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans–Partial Releases” in the Free Writing Prospectus.

(3)
Occupancy includes In Shape Health Club at the Front Gate Plaza Property, VA Clinic at the Gateway Fashion Center Property, Korean BBQ at the Foothill Village Plaza Property and Korean BBQ at the Pueblo Shopping Center Property, tenants that have signed leases to occupy 25,822 SF, 9,999 SF, 6,500 SF and 4,300 SF at the Multi-State Retail Portfolio Properties, respectively, but have not yet taken occupancy of their respective space. The borrower anticipates that In Shape Health Club will take occupancy at the Front Gate Plaza Property in January 2015 and will commence paying rent in June 2015. The borrower anticipates that VA Clinic will take occupancy at the Gateway Fashion Center Property and commence paying rent in January 2015. The borrower anticipates that Korean BBQ will take occupancy at the Foothill Village Plaza Property and commence paying rent in December 2014. The borrower also anticipates that Korean BBQ will take occupancy at the Pueblo Shopping Center Property and commence paying rent in February 2015. We cannot assure you that these tenants will take occupancy and commence rent payments as expected or at all.

(4)
The Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the DSCR Based on Underwritten NOI / NCF and the Debt Yield Based on Underwritten NOI / NCF of the Orange Plaza Shopping Center Loan, the Front Gate Plaza Loan, the Gateway Fashion Center Loan, the Foothill Village Plaza Loan and the Pueblo Shopping Center Loan are presented in the aggregate.

(5)
The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $9,400,000 for the Pueblo Shopping Center Property, which value assumes the Pueblo Shopping Center Property reaches a stabilized occupancy of 95.0% pending a lease negotiation accounting for 4,300 SF. The lease for the 4,300 SF space was finalized and received prior to the origination of the Multi-State Retail Portfolio Loans. The Maturity Date LTV Ratio for the Multi-State Retail Portfolio Properties, calculated on the basis of the “as-is” appraised value, is 55.4%.

(6)
The Mortgage Rate is calculated based on a weighted average of the Mortgage Loan Cut-off Date principal balances. The Orange Plaza Shopping Center Loan, the Front Gate Plaza Loan, the Foothill Village Plaza Loan and the Pueblo Shopping Center Loan each have an interest rate of 4.8570% per annum. The Gateway Fashion Center Loan has an interest rate of 4.8970% per annum.

(7)	On the origination date, the related borrower for the Orange Plaza Shopping Center Loan funded a $100,000 joint TI/LC and CapEx reserve.
(8)	See “—Escrows” below.
(9)
Other reserves represent a $1,050,000 In Shape Health Club reserve related to a tenant at the Front Gate Plaza Property, a $1,396,816 VA Clinic TI/LC reserve related to a tenant at the Gateway Fashion Center Property, a $500,000 holdback related to a tenant at the Pueblo Shopping Center Property and a $450,000 Korean BBQ TI/LC Reserve related to a tenant at the Foothill Village Plaza Property.

■
The Mortgage Loans.  The mortgage loans (the “Orange Plaza Shopping Center Loan”, the “Front Gate Plaza Loan”, the “Gateway Fashion Center Loan”, the “Foothill Village Plaza Loan” and the “Pueblo Shopping Center Loan”, together, the “Multi-State Retail Portfolio Loans”) are cross-collateralized and cross-defaulted with one another and evidenced by notes in the original principal amounts of $20,625,000, $13,750,000, $10,500,000, $10,500,000 and $7,000,000, respectively, and are secured by first mortgages encumbering five retail properties located in three different states (the “Orange Plaza Shopping Center Property”, the “Front Gate Plaza Property”, the “Gateway Fashion Center Property”, the “Foothill Village Plaza Property” and the “Pueblo Shopping Center Property”, together, the “Multi-State Retail Portfolio Properties”).  The Multi-State Retail Portfolio Loans were originated by Starwood Mortgage Capital LLC or SPT CA Fundings, LLC on September 11, 2014 and, have been, or will be, acquired by Starwood Mortgage Funding I LLC on or prior to the securitization Closing Date.  The Multi-State Retail Portfolio Loans represent approximately 7.4% of the Initial Pool Balance. The Multi-State Retail Portfolio Loans have an aggregate outstanding principal balance as of the Cut-off Date of $62,375,000. The Orange Plaza Shopping Center Loan, the Front Gate Plaza Loan, the Foothill Village Plaza Loan and the Pueblo Shopping Center Loan each have an interest rate of 4.8570% per annum. The Gateway Fashion Center Loan has an interest rate of 4.8970% per annum.

MULTI-STATE RETAIL PORTFOLIO

The proceeds of the Multi-State Retail Portfolio Loans were primarily used to refinance the Multi-State Retail Portfolio Properties, to fund reserves and other closing costs in connection with the origination of the Multi-State Retail Portfolio Loans and to provide equity to the Borrower Sponsor.

Each of the Multi-State Retail Portfolio Loans has an initial term of 120 months and a remaining term of 120 months as of the Cut-off Date.  The Multi-State Retail Portfolio Loans require monthly payments of interest and principal sufficient to amortize the loans over a 30-year amortization schedule.  The scheduled maturity date for each Multi-State Retail Portfolio Loan is the due date in October 2024.  Voluntary prepayment of each Multi-State Retail Portfolio Loan is permitted on or after the due date in July 2024 without payment of any prepayment premium or yield maintenance charge. Provided that no event of default has occurred and is continuing, the terms of each Multi-State Retail Portfolio Loan permits defeasance with non-callable obligations of the United States of America at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Properties. The Multi-State Retail Portfolio Properties consist of five retail properties located across three states totaling 734,286 SF.

The Orange Plaza Shopping Center Property is an 82,036 SF anchored retail center located in Redlands, California, approximately 65 miles east of Los Angeles, California. The Orange Plaza Shopping Center Property is shadow-anchored by Vons and anchored by Trader Joe’s and Office Depot, which subleases its space from Rite Aid. National retailers at the Orange Plaza Shopping Center Property include Scottrade, T-Mobile, Vans, Anytime Fitness, H&R Block, Supercuts and Subway. The Orange Plaza Shopping Center Property is located at the southeast corner of Orange Street and the San Bernardino Freeway (Interstate 10) in Redlands, CA. Orange Street is a primary north/south residential street with two lanes of traffic in each direction. The San Bernardino Freeway provides regional access to Redlands. As of August 15, 2014, Total Occupancy and Owned Occupancy at the Orange Plaza Shopping Center Property were each 99.7%.

The Front Gate Plaza Property is a 128,378 SF anchored retail center located in Lancaster, California, approximately 70 miles north of Los Angeles, California and 45 miles northeast of Santa Clarita, California. The Front Gate Plaza Property is anchored by a Stater Bros. supermarket. Other national retailers at the Front Gate Plaza Property include Goodwill Industries, H&R Block, Subway, Pizza Hut, Taco Bell and Wells Fargo. The Front Gate Plaza Property is located at the southwest corner of East Avenue J and 20th Street East. East Avenue J is a primary east/west street with two lanes of traffic in each direction. 20th Street East is a primary north/south street with three southbound lanes and two northbound lanes of traffic. As of August 15, 2014, Total Occupancy and Owned Occupancy at the Front Gate Plaza Property were each 96.0%.

The Gateway Fashion Center Property is a 329,946 SF regional mall located in Bismarck, North Dakota. Anchors at the Gateway Fashion Center Property include Sears and St. Alexius Medical Center. The Gateway Fashion Center Property benefits from visibility and accessibility along State Street. State Street runs north/south and interchanges with Interstate 94 just south of the Gateway Fashion Center Property. State Street is the primary commercial thoroughfare through the neighborhood with numerous recently developed commercial properties, including retail, office and hospitality, located along both sides. As of August 15, 2014, Total Occupancy and Owned Occupancy at the Gateway Fashion Center Property were each 84.1%.

MULTI-STATE RETAIL PORTFOLIO

The Foothill Village Plaza Property is an 87,650 SF unanchored retail center located in Rancho Cucamonga, California, approximately 40 miles east of Los Angeles, California. The Foothill Village Plaza Property benefits from visibility and accessibility, with frontage along Foothill Boulevard, and is situated four miles west of Interstate 15 and within three miles of both Interstate 10 and State Route 210. Foothill Boulevard is a primary east/west commercial street through the neighborhood with two lanes in both directions. As of August 15, 2014, Total Occupancy and Owned Occupancy at the Foothill Village Plaza Property were each 90.3%.

The Pueblo Shopping Center Property is a 106,276 SF anchored retail center located in Pueblo, Colorado, approximately 40 miles south of Colorado Springs, Colorado. The Pueblo Shopping Center Property is anchored by King Soopers and leases space to national retailers Dollar Tree, H&R Block, Supercuts and Weight Watchers. The Pueblo Shopping Center Property is located on the south side of 29th Street between Interstate 25 on the west and Dillon Drive on the east. Access to the Pueblo Shopping Center Property is available via an entrance at Hart Road and 29th Street. The Pueblo Shopping Center Property is located approximately three miles north of the Pueblo CBD. Additionally, the Pueblo Shopping Center Property is located less than one-half mile south of Pueblo Mall, a 575,000 SF regional mall containing approximately 80 tenant spaces, including anchor tenants Dillard’s, JC Penny’s, Sears and Sports Authority. As of August 15, 2014, Total Occupancy and Owned Occupancy at the Pueblo Shopping Center Property were each 95.7%.

The following table presents certain information relating to the Multi-State Retail Portfolio Properties:

Property Name	City	State	Cut-off Date Principal Balance	Net Rentable Area (SF)	Occupancy(1)	Year Built / Renovated	“As-Is” Appraised Value	UW NCF
Orange Plaza Shopping Center	Redlands	CA	$20,625,000	82,036	99.7%	1990, 2005 / NAP	$27,500,000	$1,680,137
Front Gate Plaza	Lancaster	CA	13,750,000	128,378	96.0%	1990 / NAP	18,500,000	1,153,111
Gateway Fashion Center	Bismarck	ND	10,500,000	329,946	84.1%	1978 / 2007	19,900,000	2,047,535
Foothill Village Plaza	Rancho Cucamonga	CA	10,500,000	87,650	90.3%	1990 / 2004	17,000,000	1,010,274
Pueblo Shopping Center	Pueblo	CO	7,000,000	106,276	95.7%	1977 / 2008	9,180,000	601,138
Total / Wtd. Avg. Portfolio			$62,375,000	734,286	90.3%		$92,080,000	$6,492,196

(1)
As provided by the borrowers and represents occupancy as of August 15, 2014. Occupancy includes In Shape Health Club at the Front Gate Plaza Property, VA Clinic at the Gateway Fashion Center Property, Korean BBQ at the Foothill Village Plaza Property and Korean BBQ at the Pueblo Shopping Center Property, tenants that have signed leases to occupy 25,822 SF, 9,999 SF, 6,500 SF and 4,300 SF at the Multi-State Retail Portfolio Properties, respectively, but have not yet taken occupancy of their respective space. The borrower anticipates that In Shape Health Club will take occupancy at the Front Gate Plaza Property in January 2015 and will commence paying rent in June 2015. The borrower anticipates that VA Clinic will take occupancy at the Gateway Fashion Center Property and commence paying rent in January 2015. The borrower anticipates that Korean BBQ will take occupancy at the Foothill Village Plaza Property and commence paying rent in December 2014. The borrower also anticipates that Korean BBQ will take occupancy at the Pueblo Shopping Center Property and commence paying rent in February 2015. We cannot assure you that these tenants will take occupancy and commence rent payments as expected or at all.

MULTI-STATE RETAIL PORTFOLIO

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Multi-State Retail Portfolio Properties:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Sears Roebuck & Co.	NR / NR / CCC+	89,000	12.1%	Yes	$757,703	$8.51	10/31/2019	$175	4.9%	1, 5-year option
King Soopers	BBB / Baa2 / BBB	50,937	6.9	Yes	$223,755	$4.39	10/31/2016	$666	0.7%	2, 5-year options
St. Alexius Medical Center	NR / NR / NR	42,901	5.8	Yes	$397,263	$9.26	5/31/2016	NA	NA	1, 5-year option
Stater Bros.	NR / B2 / B+	42,630	5.8	Yes	$80,000	$1.88	8/1/2020	$410	0.5%	6, 5-year options
Total Anchors		225,468	30.7%

Jr. Anchors
Carmike Cinemas	NR / NR / B+	27,510	3.7%	Yes	$50,000	$1.82	7/31/2015	NA	NA	5, 10-year options
In Shape Health Club(3)	NR / NR / NR	25,822	3.5	Yes	$294,371	$11.40	12/31/2024	NA	NA	4, 5-year options
Office Depot(4)	NR / Caa1 / B-	23,672	3.2	Yes	$165,704	$7.00	2/1/2019	$273	2.6%	1, 5-year option
Hancock Fabrics	NR / NR / NR	18,000	2.5	Yes	$72,000	$4.00	MTM	$51	7.8%	2, 5-year options
Jo-Ann Fabrics(5)	NR / Caa1 / B	15,975	2.2	Yes	$127,800	$8.00	1/31/2023	$115	7.0%	3, 5-year options
Chuck E. Cheese	NR / NR / NR	15,434	2.1	Yes	$231,510	$15.00	8/31/2020	$137	10.9%	2, 5-year options
Goodwill	NR / NR / NR	14,095	1.9	Yes	$128,610	$9.12	12/31/2022	NA	NA	2, 5-year options
Trader Joe’s	NR / NR / NR	12,475	1.7	Yes	$236,894	$18.99	9/30/2016	$2,592	0.7%	3, 5-year options
Tuesday Morning	NR / NR / NR	12,000	1.6	Yes	$96,000	$8.00	7/31/2016	$68	11.8%	NA
Dollar Tree(6)	NR / NR / NR	12,000	1.6	Yes	$105,240	$8.77	1/31/2017	$190	4.6%	2, 5-year options
Beauty Club	NR / NR / NR	10,500	1.4	Yes	$86,741	$8.26	1/31/2017	NA	NA	2, 5-year options
Total Jr. Anchors		187,483	25.5%

Remaining Owned Tenants		250,299	34.1%		$4,676,365	$18.68
Vacant Spaces		71,036	9.7%		$0	$0.00
Total Owned SF		734,286	100.0%
Total SF		734,286	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(2)
Sears Roebuck & Co. sales are as of December 31, 2012. King Soopers and Stater Bros. sales are as of June 30, 2014. Office Depot and Tuesday Morning sales are as of December 31, 2013. Hancock Fabrics sales are as of October 31, 2013. Jo-Ann Fabrics sales are as of January 31, 2014. Chuck E. Cheese Sales are as of February 28, 2014. Trader Joe’s sales are as of September 30, 2013. Dollar Tree sales are as of August 31, 2014.

(3)
In Shape Health Club has executed a lease but has not yet taken occupancy of its space at the Foothill Village Plaza Property. The borrower has reserved $1,050,000 related to this tenant. The borrower anticipates that In Shape Health Club will take occupancy in January 2015 and will commence paying rent in June 2015. We cannot assure you that In Shape Health Club will take occupancy and commence rent payments as expected or at all.

(4)	Office Depot subleases its space from Rite Aid.
(5)
Jo-Ann Fabrics has a one-time right to terminate its lease if average annual gross sales for the 12 month period from March 1, 2015 through February 28, 2016 or the 12 month period from March 1, 2016 through February 28, 2017 do not exceed $1,800,000 by providing six months’ notice and payment of a cancellation fee of an amount equal to 15 times the monthly fixed minimum rent.

(6)
In the event King Soopers or a replacement tenant ceases operations at the Pueblo Shopping Center Property, Dollar Tree can pay reduced rent equal to the lesser of: (i) 5% of its gross sales during the period when such operations are suspended or (ii) the rent required under its lease. Dollar Tree has the one-time right to terminate its lease in the event the King Soopers space is vacant for more than one year. Dollar Tree has a one-time right to terminate its lease if annual gross sales do not exceed $1,350,000 by providing three months’ notice and payment of unamortized tenant improvements and leasing commissions.

MULTI-STATE RETAIL PORTFOLIO

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Multi-State Retail Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Sears Roebuck & Co.	NR / NR / CCC+	89,000	12.1%	$757,703	9.8%	$8.51	10/31/2019	$175	4.9%	1, 5-year option
St. Alexius Medical Center	NR / NR / NR	42,901	5.8	397,263	5.1	9.26	5/31/2016	NA	NA	1, 5-year option
In Shape Health Club(3)	NR / NR / NR	25,822	3.5	294,371	3.8	11.40	12/31/2024	NA	NA	4, 5-year options
VA Clinic(4)	NR / NR / NR	9,999	1.4	269,973	3.5	27.00	12/31/2024	NA	NA	NA
Trader Joe’s	NR / NR / NR	12,475	1.7	236,894	3.1	18.99	9/30/2016	$2,592	0.7%	3, 5-year options
Chuck E. Cheese	NR / NR / NR	15,434	2.1	231,510	3.0	15.00	8/31/2020	$137	10.9%	2, 5-year options
King Soopers	BBB / Baa2 / BBB	50,937	6.9	223,755	2.9	4.39	10/31/2016	$666	0.7%	2, 5-year options
Office Depot(5)	NR / Caa1 / B-	23,672	3.2	165,704	2.1	7.00	2/1/2019	$273	2.6%	1, 5-year option
Corner Bakery	NR / NR / NR	3,902	0.5	163,884	2.1	42.00	9/30/2022	$593	7.1%	4, 5-year options
Wells Fargo	AA- / A2 / A+	4,620	0.6	149,688	1.9	32.40	5/31/2016	NA	NA	3, 5-year options
Ten Largest Owned Tenants		278,762	38.0%	$2,890,744	37.4%	$10.37
Remaining Owned Tenants		384,488	52.4	4,839,211	62.6	12.59
Vacant Spaces (Owned Space)		71,036	9.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		734,286	100.0%	$7,729,955	100.0%	$11.65

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Sears Roebuck & Co. sales are as of December 31, 2012. Trader Joe’s sales are as of September 30, 2013. King Soopers sales are as of June 30, 2014. Chuck E. Cheese Sales are as of February 28, 2014. Office Depot and Corner Bakery sales are as of December 31, 2013.

(3)
In Shape Health Club has executed a lease but has not yet taken occupancy of its space at the Foothill Village Plaza Property. The borrower has reserved $1,050,000 related to this tenant. The borrower anticipates that In Shape Health Club will take occupancy in January 2015 and will commence paying rent in June 2015. We cannot assure you that In Shape Health Club will take occupancy and commence rent payments as expected or at all.

(4)
VA Clinic has executed a lease but has not yet taken occupancy of its space at the Gateway Fashion Center Property. The borrower has reserved $1,396,816 related to this tenant. The borrower anticipates that VA Clinic will take occupancy and begin paying rent in January 2015. We cannot assure you that VA Clinic will take occupancy and commence rent payments as expected or at all.

(5)	Office Depot subleases its space from Rite Aid.

 The following table presents the lease rollover schedule at the Multi-State Retail Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	37,558	5.1%	5.1%	$258,803	3.3%	$6.89	16
2014	6,490	0.9	6.0%	75,450	1.0	11.63	3
2015	76,325	10.4	16.4%	857,710	11.1	11.24	25
2016	158,207	21.5	37.9%	1,866,922	24.2	11.80	29
2017	55,129	7.5	45.4%	835,756	10.8	15.16	22
2018	20,045	2.7	48.2%	465,928	6.0	23.24	14
2019	126,587	17.2	65.4%	1,082,487	14.0	8.55	8
2020	65,492	8.9	74.3%	456,997	5.9	6.98	6
2021	5,236	0.7	75.0%	105,515	1.4	20.15	1
2022	28,401	3.9	78.9%	532,696	6.9	18.76	5
2023	20,318	2.8	81.7%	259,351	3.4	12.76	3
2024	46,212	6.3	88.0%	711,944	9.2	15.41	4
2025 & Thereafter	17,250	2.3	90.3%	220,398	2.9	12.78	3
Vacant	71,036	9.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	734,286	100.0%		$7,729,955	100.0%	$11.65	139

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

MULTI-STATE RETAIL PORTFOLIO

The following table presents certain information relating to historical leasing at the Multi-State Retail Portfolio Properties:

Historical Leased %(1)
Property Name	2011	2012	2013	As of 8/15/2014(2)
Orange Plaza Shopping Center	100.0%	99.0%	99.8%	99.7%
Front Gate Plaza	85.7%	98.0%	100.0%	96.0%
Gateway Fashion Center	95.6%	83.0%	82.2%	84.1%
Foothill Village Plaza	97.1%	88.3%	86.7%	90.3%
Pueblo Shopping Center	93.1%	92.8%	87.9%	95.7%
Total / Wtd. Avg. Portfolio	94.2%	89.5%	88.6%	90.3%

(1)	As provided by the borrowers and represents occupancy as of December 31, unless otherwise indicated.
(2)
Occupancy includes In Shape Health Club at the Front Gate Plaza Property, VA Clinic at the Gateway Fashion Center Property, Korean BBQ at the Foothill Village Plaza Property and Korean BBQ at the Pueblo Shopping Center Property, tenants that have signed leases to occupy 25,822 SF, 9,999 SF, 6,500 SF and 4,300 SF at the Multi-State Retail Portfolio Properties, respectively, but have not yet taken occupancy of their respective space. The borrower anticipates that In Shape Health Club will take occupancy at the Front Gate Plaza Property in January 2015 and will commence paying rent in June 2015. The borrower anticipates that VA Clinic will take occupancy at the Gateway Fashion Center Property and commence paying rent in January 2015. The borrower anticipates that Korean BBQ will take occupancy at the Foothill Village Plaza Property and commence paying rent in December 2014. The borrower also anticipates that Korean BBQ will take occupancy at the Pueblo Shopping Center Property and commence paying rent in February 2015. We cannot assure you that these tenants will take occupancy and commence rent payments as expected or at all.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Multi-State Retail Portfolio Properties:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 6/30/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$6,509,526	$6,790,760	$6,995,474	$7,061,680	$7,729,955	$10.53
Overage Rent	464,326	539,370	491,023	502,054	502,004	0.68
Gross Up Vacancy	0	0	0	0	652,811	0.89
Total Rent	$6,973,852	$7,330,130	$7,486,497	$7,563,734	$8,884,770	$12.10
Total Reimbursables	1,395,991	1,464,577	1,629,658	1,900,472	1,794,502	2.44
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(765,091)	(1.04)
Effective Gross Income	$8,369,843	$8,794,707	$9,116,155	$9,464,206	$9,914,181	$13.50

Total Operating Expenses	$2,730,208	$2,629,592	$2,814,022	$2,155,109	$2,908,533	$3.96

Net Operating Income	$5,639,635	$6,165,115	$6,302,133	$7,309,097	$7,005,648	$9.54
TI/LC	0	0	0	0	338,675	0.46
Capital Expenditures	0	0	0	0	174,778	0.24
Net Cash Flow	$5,639,635	$6,165,115	$6,302,133	$7,309,097	$6,492,196	$8.84

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 6/30/2014 and rent steps through 2/1/2015.

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Appraisal.  According to the appraisals, the Multi-State Retail Portfolio Properties had an aggregate “as-is” appraised value of $92,080,000 as of the related effective dates, which range from July 9, 2014 to July 25, 2014. The Pueblo Shopping Center Property is expected to have an “as stabilized” value of $9,400,000 as of February 1, 2015.

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Environmental Matters.  According to the Phase I environmental reports, dated from July 17, 2014 to July 22, 2014, there are no recognized environmental conditions or recommendations for further action at the Orange Plaza Shopping Center Property, the Gateway Fashion Center Property or the Pueblo Shopping Center Property. An environmental consultant noted on-site drycleaners at both the Front Gate Plaza Property and the Foothill Village Plaza Property and recommended Phase II testing. In lieu of Phase II tests, the related borrowers obtained environmental insurance with the lender named as the insured for both the Front Gate Plaza Property and the Foothill Village Plaza Property.

MULTI-STATE RETAIL PORTFOLIO

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Market Overview and Competition. The Orange Plaza Shopping Center Property is an anchored retail center located in Redlands, California.  As of 2014, the population within a three- and five-mile radius of the Orange Plaza Shopping Center Property was estimated to be 73,186 and 145,595, respectively. The three-mile population at the Orange Plaza Shopping Center Property has increased 12.3% since 2000, while the five-mile population has grown 15.7% since 2000. The 2014 median household income within a three- and five-mile radius of the Orange Plaza Shopping Center Property is $58,280 and $58,864, respectively. According to a market research report, the Colton/San Bernardino retail market contained approximately 9.4 million SF as of the first quarter of 2014 with a direct vacancy of 9.9%. The appraiser identified seven properties containing approximately 1.6 million SF that compete with the Orange Plaza Shopping Center Property. The vacancy rate within the competitive set is 2.8%.

The following table presents certain information relating to the primary competition for the Orange Plaza Shopping Center Property:

Competitive Set(1)
	Orange Plaza Shopping Center	Brookside Plaza	Citrus Plaza	Citrus Village
Distance from Subject	-	2.2 miles	2.2 miles	0.9 miles
Property Type	Retail	Retail	Retail	Retail
Year Built	1990, 2005	1985	2005	1980
Total GLA	82,036	143,000	523,037	162,185
Total Occupancy	99.7%	92%	99%	88%
Anchors	Office Depot, Trader Joe’s	Stater Bros., Hancock Fabrics	Target, Kohl’s	Albertson’s, Rite Aid, 24 Hour Fitness
	Orange Tree Marketplace	Pavilion at Redlands	Redlands Town Center	West Side Plaza
Distance from Subject	2.3 miles	3.1 miles	2.2 miles	8.3 miles
Property Type	Retail	Retail	Retail	Retail
Year Built	2005	1995	2007	1992
Total GLA	85,789	251,898	318,000	107,500
Total Occupancy	100%	99%	99%	98%
Anchors	Marshalls	WalMart, Food 4 Less	JC Penney	El Super, CVS

(1)	Source: Appraisal.

The Front Gate Plaza Property is an anchored retail center located in Lancaster, California.  As of 2014, the population within a three- and five-mile radius of the Front Gate Plaza Property was estimated to be 81,859 and 123,435, respectively. The 2014 median household income within a three- and five-mile radius of the Front Gate Plaza Property is $40,073 and $42,819, respectively. According to a market research report, the Santa Clarita/Palmdale/Lancaster retail market contains approximately 9.2 million SF as of the second quarter of 2014 with a direct vacancy of 8.2%. The appraiser identified seven properties containing approximately 1.2 million SF that compete with the Front Gate Plaza Property. The vacancy rate within the competitive set is 7.1%.

MULTI-STATE RETAIL PORTFOLIO

The following table presents certain information relating to the primary competition for the Front Gate Plaza Property:

Competitive Set(1)
	Front Gate Plaza	Lancaster Commerce Center	Valley Central West	Albertsons Center
Distance from Subject	-	4.5 miles	5.1 miles	1.8 miles
Property Type	Retail	Retail	Retail	Retail
Year Built	1990	1984	1990	1991
Total GLA	128,378	554,000	94,823	107,006
Total Occupancy	96.0%	92%	95%	97%
Anchors	Stater Bros.	Target, Big Lots	Food 4 Less, Petsmart	Albertson’s/Sav-O
	Lancaster Square	Quartz Hill Plaza	Quartz Hill Towne Center	West Lancaster Plaza
Distance from Subject	3.0 miles	11.0 miles	8.2 miles	6.9 miles
Property Type	Retail	Retail	Retail	Retail
Year Built	1980	2004	1991	1990
Total GLA	61,365	93,348	155,792	153,488
Total Occupancy	84%	98%	94%	91%
Anchors	NAP	Albertson’s	Vons, CVS	Stater Bros.

(1)	Source: Appraisal.

The Gateway Fashion Center Property is a regional mall located in Bismarck, North Dakota.  As of 2014, the population within a three- and five-mile radius of the Gateway Fashion Center Property was estimated to be 57,169 and 79,404, respectively. The 2014 median household income within a three- and five-mile radius of the Gateway Fashion Center Property is $53,189 and $58,771, respectively. As of July 2014, the jobless rate had fallen to 2.4% in Bismarck. The appraiser identified seven properties containing approximately 2.8 million SF that compete with the Gateway Fashion Center Property. The vacancy rate within the competitive set is 10.7%.

The following table presents certain information relating to the primary competition for the Gateway Fashion Center Property:

Competitive Set(1)
	Gateway Fashion Center	Pinehurst Square West	Prairie Hills Mall	Westgate Mall
Distance from Subject	-	2.1 miles	5.1 miles	331.0 miles
Property Type	Regional Mall	Power Center	Regional Mall	Regional Mall
Year Built	1978	2006	1978	1985
Total GLA	329,946	69,142	267,506	239,615
Total Occupancy	84.1%	96%	98%	97%
Anchors	Sears Roebuck & Co., Carmike Cinemas, Hancock Fabrics, Jo-Ann Fabrics	Best Buy, TJ Maxx, Petsmart, Old Navy	Kmart, Herbergers, JC Penney	Herbergers, Dunham’s, Big Lots
	Dakota Square Mall	Kirkwood Mall	Kandi Mall	Westridge Mall
Distance from Subject	106.0 miles	3.2 miles	357.0 miles	248.0 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built	1980	1980	1973, 1994	1977, 1982
Total GLA	814,559	710,871	451,861	210,824
Total Occupancy	99%	98%	73%	35%
Anchors	JC Penney, Target, Sears, Herbergers, Barnes & Noble	Scheel’s, JC Penney, Keating Furniture, Herbergers	Herbergers, JC Penney	Herbergers, Dunham’s

(1)	Source: Appraisal.

MULTI-STATE RETAIL PORTFOLIO

The Foothill Village Plaza Property is an unanchored retail center located in Rancho Cucamonga, California.  As of 2014, the population within a three- and five-mile radius of the Foothill Village Plaza Property was estimated to be 171,827 and 332,185, respectively. The 2014 median household income within a three- and five-mile radius of the Foothill Village Plaza Property is $56,907 and $59,547, respectively. According to a market research report, the Rancho Cucamonga/Chino retail market contained approximately 9.9 million SF as of the first quarter of 2014 with a direct vacancy of 10.0%. The appraiser identified seven properties containing approximately 1.9 million SF that compete with the Foothill Village Plaza Property. The vacancy rate within the competitive set is 12.9%.

The following table presents certain information relating to the primary competition for the Foothill Village Plaza Property:

Competitive Set(1)
	Foothill Village Plaza	Foothill Marketplace	Grove Plaza	Masi Plaza
Distance from Subject	-	0.9 miles	9.2 miles	3.3 miles
Property Type	Retail	Retail	Retail	Retail
Year Built	1990	1994	1985	1997, 2002
Total GLA	87,650	529,700	122,605	171, 707
Total Occupancy	90.3%	85%	65%	75%
Anchors	NAP	WalMart, Living Spaces Furniture, Food 4 Less, Sport Chalet	CVS Pharmacy	24-Hour Fitness
	Ontario Village	Piemonte at Ontario Center	Terra Vista Towne Center	Town Center Square
Distance from Subject	6.0 miles	4.7 miles	2.0 miles	2.5 miles
Property Type	Retail	Retail	Retail	Retail
Year Built	1988	2007	1990	1990
Total GLA	97,149	111,766	610,922	225,923
Total Occupancy	91%	94%	95%	87%
Anchors	Stater Bros., DD’s Discounts	Best Buy, Petsmart, DSW Shoe Warehouse	Target, Hobby Lobby, Bally’s Total Fitness, Michaels	Stein Mart, Office Max, Barnes & Noble

(1)	Source: Appraisal.

The Pueblo Shopping Center Property is an anchored retail property located in Pueblo, Colorado.  As of 2014, the population within a three- and five-mile radius of the Pueblo Shopping Center Property was estimated to be 59,028 and 92,754, respectively. The 2014 median household income within a three- and five-mile radius of the Pueblo Shopping Center Property is $33,881 and $34,143, respectively. According to a market research report, the Pueblo retail market contained 3.3 million SF as of the second quarter of 2014 with a direct vacancy of 4.9%. The appraiser identified seven properties containing 491,052 SF that compete with the Pueblo Shopping Center Property. The vacancy rate within the competitive set is 22.3%.

MULTI-STATE RETAIL PORTFOLIO

The following table presents certain information relating to the primary competition for the Pueblo Shopping Center Property:

Competitive Set(1)
	Pueblo Shopping Center	Albertson’s Village	Galleria West	Belmont Shopping Center
Distance from Subject	-	1.8 miles	1.8 miles	1.8 miles
Property Type	Retail	Retail	Retail	Retail
Year Built	1977	2004	1987	1961
Total GLA	106,276	92,297	25,400	81,289
Total Occupancy	95.7%	98%	75%	96%
Anchors	King Soopers	Albertson’s	NAP	NAP
	Regency Square	Sunset Plaza	Pueblo West Shopping Center	Dollar General
Distance from Subject	9.1 miles	6.2 miles	8.5 miles	5.2 miles
Property Type	Retail	Retail	Retail	Retail
Year Built	1979	1961	2007	2012
Total GLA	121,896	150,344	10,800	9,026
Total Occupancy	86%	56%	100%	100%
Anchors	Office Depot, Harbor Freight, Sunflower Bank, Dollar Tree	Rent to Own, Arc Thrift Store, Family Dollar	NAP	Dollar General

(1)	Source: Appraisal.

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The Borrowers.  The borrowers are three Delaware limited liability companies and two California limited liability companies, each a single-purpose entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Multi-State Retail Portfolio Loans. The guarantor of the non-recourse carveouts under the Multi-State Retail Portfolio Loans is Maryam Arjmand.

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Escrows.  On the origination date, the borrowers funded escrow reserves in the aggregate amounts of (i) $614,301 for certain real estate tax expenses, (ii) $211,173 for certain insurance expenses, (iii) $100,000 jointly for capital expenditures and tenant improvements and leasing commissions, (iv) $1,100,000 for tenant improvements and leasing commissions, (v) $1,050,000 for a reserve related to In Shape Health Club, a tenant at the Front Gate Plaza Property which has signed a lease but has not yet taken occupancy or commenced paying rent, (vi) $1,396,816 for a TI/LC reserve related to VA Clinic, a tenant at the Gateway Fashion Center Property which has signed a lease but has not yet taken occupancy or commenced paying rent, (vii) a $500,000 holdback related to Korean BBQ, a tenant at the Pueblo Shopping Center Property which has signed a lease but has not yet taken occupancy or commenced paying rent and a (viii) $450,000 for a TI/LC reserve related to Korean BBQ, a tenant at the Foothill Village Plaza Property which has signed a lease but has not yet taken occupancy or commenced paying rent.

On each due date, the borrowers are required to fund (1) tax and insurance reserves in an aggregate amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve-month period, which currently equates to $81,158 and $30,848, respectively, (2) tenant improvement and leasing commission reserves in the aggregate monthly amount of $41,296 and (3) replacement reserves in the aggregate monthly amount of $14,565. Tenant improvement and leasing commission reserves are capped at $400,000, $400,000, $1,500,000 (in the aggregate held in the tenant improvements and leasing commissions, and VA Clinic reserves) and $300,000 for the Orange Plaza Shopping Center Loan, the Front Gate Plaza Loan, the Gateway Fashion Center Loan and the Foothill Village Plaza Loan, respectively.

MULTI-STATE RETAIL PORTFOLIO

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Lockbox and Cash Management.  The Orange Plaza Shopping Center Loan is structured with a springing lockbox and springing cash management. During the continuance of an Orange Plaza Shopping Center Sweep Event, the related borrower is required to direct tenants to pay rent directly to a lender-controlled lockbox account and all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, funding of monthly escrows and property operating expenses, with any excess to be held by the lender as additional security for the Orange Plaza Shopping Center Loan.

An “Orange Plaza Shopping Center Sweep Event” means any period commencing upon any of the following events: (i) the occurrence of an event of default under the Orange Plaza Shopping Center Loan, (ii) the debt service coverage ratio of the Orange Plaza Shopping Center Property (based on the trailing 12 calendar months and as determined by the lender) is at any time less than 1.10x or (iii) a Vons Trigger Event. Such Orange Plaza Shopping Center Sweep Event will terminate, (1) with respect to an Orange Plaza Shopping Center Sweep Event commenced in connection with clause (i), upon the cure, if any, of such event of default under the Orange Plaza Shopping Center Loan and the lender’s acceptance of such cure, in the lender’s sole discretion (provided no other Orange Plaza Shopping Center Sweep Event is in effect), (2) with respect to an Orange Plaza Shopping Center Sweep Event commenced in connection with clause (ii), if the debt service coverage ratio of the Orange Plaza Shopping Center Property (based on trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.20x for two consecutive calendar quarters (provided no other Orange Plaza Shopping Center Sweep Event is in effect), and (3) with respect to an Orange Shopping Center Sweep Event commenced in connection with clause (iii), upon a Vons Cure (provided no other Orange Plaza Shopping Center Sweep Event is in effect).

A “Vons Trigger Event” means the occurrence of one or more of the following: (i) Vons vacates its leased space, (ii) Vons becomes the subject of bankruptcy or insolvency proceedings or (iii) Vons ceases to operate at its leased space.

A “Vons Cure” means (1) with respect to a Vons Trigger Event commenced in connection with clause (i) or (iii), the lender has received satisfactory evidence that Vons or a satisfactory replacement tenant is open for business in the entire Vons leased space or (2) with respect to a Vons Trigger Event commenced in connection with clause (ii) of the preceding paragraph, the lender has received satisfactory evidence that Vons is no longer the subject of any bankruptcy or insolvency proceedings.

The Front Gate Plaza Loan is structured with a springing lockbox and springing cash management. During the continuance of a Front Gate Plaza Sweep Event, the related borrower is required to direct tenants to pay rent directly to a lender-controlled lockbox account and all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, funding of monthly escrows and property operating expenses, with any excess to be held by the lender as additional security for the loan.

A “Front Gate Plaza Sweep Event” means any period commencing upon any of the following events: (i) the occurrence of an event of default under the Front Gate Plaza Loan or (ii) the debt service coverage ratio of the Front Gate Plaza Property (based on the trailing 12 calendar months and as determined by the lender) is at any time less than 1.10x. Such Front Gate Plaza Sweep Event will terminate, (1) with respect to a Front Gate Plaza Sweep Event commenced in connection with clause (i), upon the cure, if any, of such event of default under the Front Gate Plaza Loan and the lender’s acceptance of such cure, in the lender’s sole discretion (provided no other Front Gate Plaza Sweep Event is in effect), and (2) with respect to an Front Gate Plaza Sweep Event commenced in connection with clause (ii), if the debt service coverage ratio of the Front Gate Plaza Property (based on trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.20x for two consecutive calendar quarters (provided no other Front Gate Plaza Sweep Event is in effect).

MULTI-STATE RETAIL PORTFOLIO

The Gateway Fashion Center Loan is structured with a hard lockbox at origination and springing cash management. The related borrower is required to direct the tenants to pay rent directly to a lender-controlled lockbox account. The hard lockbox structure is in place from the date of origination until such time as the lender receives the following from the related borrower: (i) an approved lease extension and estoppel from St. Alexius Medical Center, and (ii) a fully executed lease and estoppel from Longhorn Steakhouse stating that such tenant has taken possession of its space. Once the foregoing conditions are satisfied and provided a Gateway Fashion Center Sweep Event has not yet occurred, the lockbox will transition to a springing lockbox until the occurrence of a future Gateway Fashion Center Sweep Event. So long as a Gateway Fashion Center Sweep Event is not then in effect, all funds in the lockbox will be remitted on each business day to the borrower’s operating account. During the continuance of a Gateway Fashion Center Sweep Event, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, funding of monthly escrows and property operating expenses, with any excess to be held by the lender as additional security for the loan.

A “Gateway Fashion Center Sweep Event” means any period commencing upon any of the following events: (i) the occurrence of an event of default under the Gateway Fashion Center Loan, (ii) the debt service coverage ratio of the Gateway Fashion Center Property (based on the trailing 12 calendar months and as determined by the lender) is at any time less than 1.50x, (iii) a Sears Trigger Event or (iv) Leasing Trigger Event. Such Gateway Fashion Center Sweep Event will terminate, (1) with respect to a Gateway Fashion Center Sweep Event commenced in connection with clause (i), upon the cure, if any, of such event of default under the Gateway Fashion Center Loan and the lender’s acceptance of such cure, in the lender’s sole discretion (provided no other Gateway Fashion Center Sweep Event is in effect), (2) with respect to a Gateway Fashion Center Sweep Event commenced in connection with clause (ii), if the debt service coverage ratio of the Gateway Fashion Center Property (based on trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.60x for two consecutive calendar quarters (provided no other Gateway Fashion Center Sweep Event is in effect), (3) with respect to a Gateway Fashion Center Sweep Event commenced in connection with clause (iii), upon a Sears Cure (provided no other Gateway Fashion Center Sweep Event is in effect), and (4) with respect to a Gateway Fashion Center Sweep Event commenced in connection with clause (iv), upon a Leasing Trigger Event Cure.

A “Sears Trigger Event” means any period commencing upon any of the following events: (i) Sears fails to extend for its entire leased space for five years or more on or before the date that is one year prior to the then current expiration, (ii) Sears gives notice to vacate or vacates its leased space at the Gateway Fashion Center Property, (iii) Sears becomes the subject of any bankruptcy or insolvency proceedings or (iv) Sears goes dark or otherwise ceases operations at the Gateway Fashion Center Property.

A “Sears Cure” means (a)(1) with respect to a Sears Trigger Event commenced in connection with clause (i), the lender has received an approved leasing extension and estoppel from Sears for its entire leased space, (2) with respect to a Sears Trigger Event commenced in connection with clause (i) or (ii), the lender has received a fully-executed replacement lease and estoppel from a satisfactory replacement tenant for the entire Sears space, or (3) with respect to a Sears Trigger Event commenced in connection with clause (iii), the lender has received satisfactory evidence that Sears is no longer the subject of any bankruptcy or insolvency proceedings, and (b) with respect to a Sears Trigger Event commenced in connection with clause (i), (ii), (iii) or (iv), the lender has received all applicable permanent certificates of occupancy and other governmental permits, if any, allowing Sears to open for business, and lender has received satisfactory evidence that Sears is open for business.

A “Leasing Trigger Event” means that the lender has not received the following by December 9, 2014: (i) an approved lease extension and estoppel from St. Alexius Medical Center and (ii) a fully executed lease with a term of no less than ten years and estoppel from Longhorn Steakhouse.

MULTI-STATE RETAIL PORTFOLIO

A “Leasing Trigger Event Cure” means that the lender has received the following: (i) an approved lease extension and estoppel from St. Alexius Medical Center or a satisfactory replacement tenant and (ii) a fully executed lease with a term of no less than ten years and estoppel from Longhorn Steakhouse stating that the tenant has taken possession of its space.

The Foothill Village Plaza Loan is structured with a springing lockbox and springing cash management. During the continuance of a Foothill Village Plaza Sweep Event, the related borrower is required to direct tenants to pay rent directly to a lender-controlled lockbox account and all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, funding of monthly escrows and property operating expenses, with any excess to be held by the lender as additional security for the loan.

A “Foothill Village Plaza Sweep Event” means any period commencing upon any of the following events: (i) the occurrence of an event of default under the Foothill Village Plaza Loan or (ii) the debt service coverage ratio of the Foothill Village Plaza Property (based on the trailing 12 calendar months and as determined by the lender) is at any time less than 1.10x. Such Foothill Village Plaza Sweep Event will terminate, (1) with respect to a Foothill Village Plaza Sweep Event commenced in connection with clause (i), upon the cure, if any, of such event of default under the Foothill Village Plaza Loan and the lender’s acceptance of such cure, in the lender’s sole discretion (provided no other Foothill Village Plaza Sweep Event is in effect), and (2) with respect to a Foothill Village Plaza Sweep Event commenced in connection with clause (ii), if the debt service coverage ratio of the Foothill Village Plaza Property (based on trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.20x for two consecutive calendar quarters (provided no other Foothill Village Plaza Sweep Event is in effect).

The Pueblo Shopping Center Loan is structured with a springing lockbox and springing cash management. During the continuance of a Pueblo Shopping Center Sweep Event, the related borrower is required to direct tenants to pay rent directly to a lender-controlled lockbox account and all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, funding of monthly escrows and property operating expenses, with any excess to be held by the lender as additional security for the loan.

A “Pueblo Shopping Center Sweep Event” means any period commencing upon any of the following events: (i) the occurrence of an event of default under the Pueblo Shopping Center Loan, (ii) the debt service coverage ratio of the Pueblo Shopping Center Property (based on the trailing 12 calendar months and as determined by the lender) is at any time less than 1.10x or (iii) a King Soopers Trigger Event. Such Pueblo Shopping Center Sweep Event Period will terminate, (1) with respect to a Pueblo Shopping Center Sweep Event commenced in connection with clause (i), upon the cure, if any, of such event of default under the Pueblo Shopping Center Loan and the lender’s acceptance of such cure, in the lender’s sole discretion (provided no other Pueblo Shopping Center Sweep Event is in effect), (2) with respect to a Pueblo Shopping Center Sweep Event commenced in connection with clause (ii), if the debt service coverage ratio of the Pueblo Shopping Center Property (based on trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.20x for two consecutive calendar quarters (provided no other Pueblo Shopping Center Sweep Event is in effect), and (3) with respect to a Pueblo Shopping Center Sweep Event commenced in connection with clause (iii), upon a King Soopers Cure (provided no other Pueblo Shopping Center Sweep Event is in effect).

A “King Soopers Trigger Event” means any period commencing upon any of the following events: (i) King Soopers fails to extend its lease for its entire leased space for five years or more on or before the date that is one year prior to the then current expiration, (ii) King Soopers gives notice to vacate or vacates the leased space at the Pueblo Shopping Center Property, (iii) King Soopers becomes the subject of any bankruptcy or insolvency proceedings or (iv) King Soopers goes dark or otherwise ceases operations at the Pueblo Shopping Center Property.

MULTI-STATE RETAIL PORTFOLIO

A “King Soopers Cure” means (a)(1) with respect to a King Soopers Trigger Event commenced in connection with clause (i), the lender has received an approved leasing extension and estoppel from King Soopers for its entire leased space, (2) with respect to a King Soopers Trigger Event commenced in connection with clause (i) or (ii), the lender has received a fully-executed replacement lease and estoppel from a satisfactory replacement tenant for the entire King Soopers space, or (3) with respect to a King Soopers Trigger Event commenced in connection with clause (iii), the lender has received satisfactory evidence that King Soopers is no longer the subject of any bankruptcy or insolvency proceedings, and (b) with respect to a King Soopers Trigger Event commenced in connection with clause (i), (ii), (iii) or (iv), the lender has received all applicable permanent certificates of occupancy and other governmental permits, if any allowing King Soopers to open for business, and lender has received satisfactory evidence that King Soopers is open for business.

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Property Management. The Multi-State Retail Portfolio Properties are currently managed by Primero Management, Inc. pursuant to certain management agreements. Pursuant to the terms of the Multi-State Retail Portfolio Loans, the Multi-State Retail Portfolio Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. During or upon any of (i) the continuance of an event of default under the Multi-State Retail Portfolio Loans, (ii) the debt service coverage ratio with respect to any of the Multi-State Portfolio Properties (based on the trailing 12 calendar months and as determined by the lender) being at any time less than 1.10x, (iii) the continuance of a default by the property manager under the management agreements beyond any applicable notice and cure period, (iv) the filing of a bankruptcy petition or a similar event with respect to the property manager or (v) the property manager’s engagement in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrowers (or, in the event of a debt service coverage ratio fails to meet the requirements under clause (ii), the applicable borrower) to terminate the management agreements and replace the property manager with a new property manager selected by the borrowers, subject to the lender’s reasonable approval, and with respect to which a Rating Agency Confirmation has been received.

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Mezzanine or Secured Subordinate Indebtedness.  Future subordinate mezzanine financing is permitted for the Gateway Fashion Center Loan, provided, among other things, (i) the mezzanine loan together with the Gateway Fashion Center Loan have a combined loan-to-value ratio of no greater than 52.8%; (ii) the mezzanine loan together with the Gateway Fashion Center Loan have a combined debt yield of no less than 19.0%; (iii) the debt service coverage ratio (taking into account the mezzanine loan and the Gateway Fashion Center Loan) is at least 2.50x; (iv) the mezzanine lender under the mezzanine loan is acceptable to the lender under the Gateway Fashion Center Loan in its sole discretion; (v) the mezzanine lender has entered into an acceptable intercreditor agreement and (vi) the mezzanine loan will be required to mature on the maturity date under the Gateway Fashion Center Loan. Additionally, future subordinate mezzanine financing is permitted for the Foothill Village Plaza Loan, provided, among other things, (i) the mezzanine loan together with the Foothill Village Plaza Loan have a combined loan-to-value ratio of no greater than 61.8%; (ii) the mezzanine loan together with the Foothill Village Plaza Loan have a combined debt yield of no less than 9.25%; (iii) the debt service coverage ratio (taking into account the mezzanine loan and the Foothill Village Plaza Loan) is at least 1.50x; (iv) the mezzanine lender under the mezzanine loan is acceptable to the lender under the Foothill Village Plaza Loan in its sole discretion; (v) the mezzanine lender has entered into an acceptable intercreditor agreement and (vi) the mezzanine loan will be required to mature on the maturity date under the Foothill Village Plaza Loan.

MULTI-STATE RETAIL PORTFOLIO

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Partial Release/Defeasance.  Each Multi-State Retail Portfolio Property may be released from the lien of its related Multi-State Retail Portfolio Loan in connection with a defeasance subject to the satisfaction of certain conditions (the “Defeasance Conditions”), including but not limited to: (i) delivery of defeasance collateral in an amount equal to the greater of (a) 125% of the outstanding principal balance of such related Multi-State Retail Portfolio Loan and (b) an amount which would result in the debt service coverage ratio on the Multi-State Retail Portfolio Properties remaining subject to the liens of the applicable Multi-State Retail Portfolio Loans, in the aggregate, being not less than 1.25x, (ii) the loan-to-value ratio of the Multi-State Retail Portfolio Properties remaining subject to the liens of the applicable Multi-State Retail Portfolio Loans, in the aggregate, being no greater than 75% and (iii) delivery of a REMIC opinion.  Further, the cross-default, cross-collateralization and contribution agreement relating to the Multi-State Retail Portfolio Loans permits the termination of the cross-collateralization and cross-default provisions  with respect to any of such Multi-State Retail Portfolio Loans in connection with any aforementioned defeasance subject to the satisfaction of certain conditions, including but not limited to: (i) satisfaction of the Defeasance Conditions with respect to each such Multi-State Retail Portfolio Loan  being released from the cross-collateralization and cross-default provisions and (ii) delivery of a REMIC opinion.

In addition, the Front Gate Plaza Loan documents permit the release of a certain portion of the Front Gate Plaza Property currently leased to McDonald’s Corporation and the subject of a purchase and sale agreement between the related borrower and McDonald’s Corporation (the “Release Parcel”) subject to the satisfaction of certain conditions, including but not limited to (i)(a) payment of an amount such that the related securitization will not fail to maintain its status as a REMIC trust as a result of the release, together with any applicable interest shortfall and yield maintenance amount or (b) delivery of a REMIC opinion, (ii) satisfaction of the REMIC requirements, (iii) delivery of an endorsement to the title policy that contains, among other things, a confirmation of no change in priority of the lien of the Front Gate Plaza Loan with respect to the portion of the Front Gate Plaza Property that does not include the Release Parcel or in the amount of the insurance of the coverage of such portion under the title policy and (iv) delivery of a Rating Agency Confirmation.

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Terrorism Insurance.  The borrowers are required to maintain an “all-risk” insurance policy including coverage for certified and non-certified acts of terrorism (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Multi-State Retail Portfolio Properties, plus 12 months of business interruption coverage. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for Multi-State Retail Portfolio Properties are separately allocated under the blanket policy and that certain requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

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FENLEY OFFICE PORTFOLIO

FENLEY OFFICE PORTFOLIO

INDIANA
KENTUCKY
CLARK COUNTY
OLDHAM COUNTY
JEFFERSON COUNTY
Ohio River
LOUISVILLE
Downtown
Clarksville
Jeffersonville
Utica
Oak Park
Prospect
Crestwood
Orchard Grass Hills
Pewee Valley
Glenview
Indian Hills
Bancroft
Langdon Place
Graymoor-Devondale
Creekside
Lyndon
Anchorage
Norwood
St. Matthews
Bellemeade
Middletown
Hurstbourne
Douglass Hills
Forest Hills
Houston Acres
St. Regis Park
Buechel
Jeffersontown
Watterson Park
Newburg
Fern Creek
Okolona
Highview
Fairdale
Clark Regional Airport
Hidden Creek Golf Club
Key Electronics
Green Tree Mall
Norton Brownsboro Hospital
Springhurst Towne Center
Standard Country Club
Tom Sawyer State Park
Ford Motor Kentucky Truck Plant
Jewish Hospital Med. Ctr. Northeast
Louisville Country Club
Mohammad Ali Center
KFC Yum! Center
4th Street Live!
The Louisville Palace
Louisville Slugger Field
Cave Hill National Cemetery
Cherokee Park
Seneca Park Golf Course
Big Springs Country Club
Bowman Field
Mall St. Matthews
Oxmoor Center
Univ. of Louisville Shelby Campus
Plainview Village Center
Univ. of Louisville
Papa John's Cardinal Stadium
Bellarmine College
Louisville Zoo
Kentucky Fair and Expo Ctr.
Broadbent Arena
Churchill Downs
Kentucky Kingdom
Audubon Country Club
Louisville International Airport
GE Appliance Plant
Woodhaven Country Club
South Park Country Club
Covered Bridge Rd
Brownsboro Rd
Gene Snyder Frwy
Chestnut Pike
Salem Rd
Hamburg Pike
Allison Ln
Middle Rd
Port Rd
River Rd
Utica Pike
Zorn Ave
Westport Rd
Shelbyville Rd
E. Broadway
Eastern Pkwy
Poplar Level Rd
Taylorsville Rd
Hikes Ln
Bardstown Rd
Hurstbourne Pkwy
Blankenbaker Pkwy
Rehl Rd
Watterson Trail
Shepherdsville Rd
Preston Hwy
Fern Valley Rd
National Tpke
Outer Loop
Fairdale Rd
Park Rd
LaGrange Rd
7th St
3rd St
Fenley Office Portfolio

Fenley Office Portfolio

1	One Olympia Park Plaza	Louisville, KY
2	Two and Three Corporate Center	Louisville, KY
3	614 & 620 West Main Street	Louisville, KY
4	Five Corporate Center	Louisville, KY
5	Fenley Office Park Building C	Louisville, KY
6	One Triton Office Park	Louisville, KY
7	One Corporate Center	Louisville, KY
8	Fenley Office Park Building B	Louisville, KY
9	Fenley Office Park Building A	Louisville, KY
10	Six Corporate Center	Louisville, KY
11	Browenton Place	Louisville, KY

FENLEY OFFICE PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	11	Loan Seller	CGMRC
Location (City/State)	Louisville, Kentucky	Cut-off Date Principal Balance(3)	$60,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$114.85
Size (SF)	922,903	Percentage of Initial Pool Balance	7.1%
Total Occupancy as of 6/1/2014	91.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2014	91.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	4.8200%
Appraised Value(1)	$148,600,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	24

Underwritten Revenues	$17,503,089
Underwritten Expenses	$6,665,695	Escrows
Underwritten Net Operating Income (NOI)	$10,837,394	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,729,196	Taxes	$592,850	$84,693
Cut-off Date LTV Ratio(1)(2)	71.3%	Insurance	$25,191	$12,595
Maturity Date LTV Ratio(2)	61.4%	Replacement Reserve(4)	$0	$15,382
DSCR Based on Underwritten NOI / NCF(2)	1.62x / 1.45x	TI/LC(5)	$0	$76,908
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.2%	Other(6)	$310,251	$116,643

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$106,000,000	89.8%	Loan Payoff	$109,824,762	93.1%
Subordinate Debt	11,000,000	9.3	Other Uses(7)	5,500,000	4.7
Other Sources	988,000	0.8	Closing Costs	1,734,946	1.5
			Reserves	928,292	0.8
Total Sources	$117,988,000	100.0%	Total Uses	$117,988,000	100.0%

(1)
Appraised Value is based on “as is” portfolio value. The aggregate appraised “as-is” value of the mortgaged properties on an individual basis is $139,450,000, which results in a Cut-off Date LTV Ratio of 76.0%. See “—Appraisal” below.

(2)	Calculated based on the aggregate principal balance of the Fenley Office Portfolio Loan Combination.
(3)
The Cut-off Date Balance of $60,000,000 represents note A-1 of a $106,000,000 loan combination evidenced by two pari passu notes. The companion loan is the note A-2 in the principal balance of $46,000,000 as of the Cut-off Date that is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization.

(4)	The Replacement Reserve is capped at $750,000. See “—Escrows” below.
(5)
The TI/LC Reserve is capped at $2,000,000. Additionally, the TI/LC Reserve monthly deposit will increase to $153,817 upon the earlier to occur of August 6, 2016 and the amount in the TI/LC Reserve account being equal to or greater than $2,000,000. See “—Escrows” below.

(6)
The Other upfront reserve of $310,251 represents a deferred maintenance reserve ($122,438) and an unfunded obligations reserve ($187,813). The Other monthly reserve represents an unfunded obligations reserve. The unfunded obligations reserve is capped at $466,571. See “—Escrows” below.

(7)	Other Uses consist of a total of $5,500,000 used to buy out the ownership interests of prior partners in Fenley Real Estate.

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The Mortgage Loan.  The mortgage loan (the “Fenley Office Portfolio Loan”) is part of a loan combination (the “Fenley Office Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by first mortgages encumbering the borrower’s fee interests in 11 properties, comprised of 13 office buildings, located in Louisville, Kentucky (collectively, the “Fenley Office Portfolio Properties”).  The Fenley Office Portfolio Loan to be contributed to the Issuing Entity (which is evidenced by note A-1 and represents the controlling interest in the Fenley Office Portfolio Loan Combination) had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 7.1% of the Initial Pool Balance. The related companion loan (the “Fenley Office Portfolio Companion Loan”) (which is evidenced by note A-2 and represents the non-controlling interest in the Fenley Office Portfolio Loan Combination) is currently held by Citigroup Global Markets Realty Corp., is expected to be contributed to a future securitization transaction, had an original principal balance of $46,000,000 and has an outstanding principal balance as of the Cut-off Date of $46,000,000. The Fenley Office Portfolio Loan Combination was originated by Citigroup Global Markets Realty Corp. on August 1, 2014.  The Fenley Office Portfolio Loan Combination had an original principal balance of $106,000,000 and has an outstanding principal balance as of the Cut-off Date of $106,000,000 and each of the Fenley Office Portfolio Loan and Fenley Office Portfolio Companion Loan accrues interest at an interest rate of 4.8200% per annum. The proceeds of the Fenley Office Portfolio Loan were primarily used to refinance the Fenley Office Portfolio Properties. The Fenley Office Portfolio Loan Combination will be serviced under the CGCMT 2014-GC25 pooling and servicing agreement. See “Description of the Mortgage Pool – The Loan Combinations” in the Free Writing Prospectus for more information regarding the co-lender agreement that governs the relative rights of the holders of the Fenley Office Portfolio Loan and the Fenley Office Portfolio Companion Loan.

FENLEY OFFICE PORTFOLIO

The Fenley Office Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date.  The Fenley Office Portfolio Loan Combination requires interest-only payments on each due date through and including the due date occurring in August 2016 and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date for the Fenley Office Portfolio Loan Combination is the due date in August 2024. At any time after the earlier of (i) the second anniversary of the last securitization of any portion of the Fenley Office Portfolio Loan Combination and (ii) the fourth anniversary of the loan origination date, the Fenley Office Portfolio Loan Combination may be defeased in whole, or in part (see “—Release of Collateral” below) with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents.  In addition, the Fenley Office Portfolio Loan Combination is prepayable without penalty on or after June 6, 2024.

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The Mortgaged Properties. The Fenley Office Portfolio Properties consist of a mix of 13 Class A and Class B office buildings located in Louisville, Kentucky.  The Fenley Office Portfolio Properties were constructed between 1986 and 2002 and are located within the Louisville CBD, Hurstbourne Parkway/Shelbyville Road and Interstate 71/Brownsboro submarkets.  As of June 1, 2014, Total Occupancy and Owned Occupancy were both 91.5%.

The following table presents certain information relating to the Fenley Office Portfolio Properties:

Property Name	Submarket	Year Built	Building GLA	Occupancy(1)	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	Appraised Value(2)	UW Gross Rent $ per SF	UW NCF
One Olympia Park Plaza	Interstate 71/ Brownsboro Road	2000-2001	119,587	92.4%	$10,075,472	16.8%	$22,300,000	$24.09	$1,570,375
Two and Three Corporate Center	Hurstbourne Parkway/ Shelbyville Road	1997	145,434	97.9%	9,056,604	15.1%	20,700,000	18.19	1,400,371
614 & 620 West Main Street	Central Business District	1992-1993, 2002	137,595	88.3%	7,358,491	12.3%	17,350,000	18.05	1,136,292
Five Corporate Center	Hurstbourne Parkway/ Shelbyville Road	1999	115,981	85.2%	6,792,453	11.3%	16,100,000	20.55	1,060,856
Fenley Office Park Building C	Interstate 71/ Brownsboro Road	2000-2001	62,934	94.4%	5,490,566	9.2%	12,250,000	25.71	1,007,969
One Triton Office Park	Hurstbourne Parkway/ Shelbyville Road	2001	104,303	95.3%	5,094,340	8.5%	12,600,000	18.29	991,184
One Corporate Center	Hurstbourne Parkway/ Shelbyville Road	1995-1996	77,862	92.0%	4,924,528	8.2%	11,400,000	20.92	852,664
Fenley Office Park Building B	Interstate 71/ Brownsboro Road	1996	45,349	93.2%	3,679,245	6.1%	8,500,000	23.87	607,479
Fenley Office Park Building A	Interstate 71/ Brownsboro Road	1995	44,844	83.0%	3,509,434	5.8%	8,700,000	23.56	494,768
Six Corporate Center	Hurstbourne Parkway/ Shelbyville Road	2000	35,022	91.4%	2,094,340	3.5%	4,950,000	20.46	332,942
Browenton Place	Interstate 71/ Brownsboro Road	1986-1987	33,992	87.3%	1,924,528	3.2%	4,600,000	20.01	274,297
Total / Wtd. Avg.			922,903	91.5%	$60,000,000	100.0%	$148,600,000	$20.68	$9,729,196

(1)	Occupancy as of June 1, 2014.
(2)
The appraised value of $148,600,000 represents the “as-is” appraised value of the Fenley Office Portfolio Properties as a combined portfolio. The aggregate “as-is” appraised values of the 11 individual Fenley Office Portfolio Properties is $139,450,000.

FENLEY OFFICE PORTFOLIO

The following table presents certain information relating to the major tenants at the Fenley Office Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
ADP, Inc.(2)	NR/Aa1/AA	47,640	5.2%	$928,980	5.7%	$19.50	7/31/2015	1, 5-year option
Vogt Power Int'l Inc.(3)	NR/NR/NR	52,070	5.6	857,593	5.3	16.47	2/28/2022	1, 5-year option
UBS PaineWebber, Inc.(4)	A/A2/A	26,102	2.8	733,664	4.5	28.11	3/31/2018	2, 5-year options
AAF-McQuay(5)	NR/NR/NR	40,900	4.4	706,128	4.3	17.26	6/30/2027	2, 5-year options
Norton Properties, Inc.	NR/NR/NR	29,221	3.2	650,459	4.0	22.26	10/31/2022	2, 5-year options
Century Mortgage Co	NR/NR/NR	31,860	3.5	597,375	3.7	18.75	4/30/2018	1, 5-year option
Doe-Anderson Advertising	NR/NR/NR	29,214	3.2	511,245	3.1	17.50	12/31/2021	1, 5-year option
CNE Gas Holdings(6)	NR/NR/NR	23,669	2.6	486,871	3.0	20.57	2/28/2018	2, 3-year options
Morgan Stanley(7)	A/Baa2/A-	17,098	1.9	477,192	2.9	27.91	11/30/2022	3, 3-year options
CBS Interactive Inc.(8)(9)	BBB/Baa2/BBB	28,519	3.1	472,789	2.9	16.58	12/31/2021	2, 2-year options
Ten Largest Tenants		326,293	35.4%	$6,422,296	39.4%	$19.68
Remaining Tenants		518,605	56.2	9,859,896	60.6	19.01
Vacant		78,005	8.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants		922,903	100.0%	$16,282,192	100.0%	$17.64

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
ADP, Inc. has the option to terminate its lease at any time with at least 12 months’ notice and payment of a fee equal to the unamortized portion of leasing commissions. ADP, Inc. also has the option to reduce its space by 5,000 SF with at least three months’ notice and payment of both (x) a termination fee equal to the unamortized portion of the landlord’s work and leasing commissions and (y) three months’ rent allocable to the reduced space.

(3)
Vogt Power Int’l Inc. has a one-time option to terminate its lease on February 28, 2019 with at least nine months’ notice and payment of a termination fee equal to three months rent plus the unamortized portion of the construction allowance and commissions within 30 days of such notice.

(4)
UBS PaineWebber, Inc. has the one-time option to terminate its lease on December 1, 2015 with at least nine months’ notice and payment of a termination fee equal to the unamortized portion of the construction allowance and commissions.

(5)	AAF-McQuay has the one-time option to terminate its lease on June 30, 2022 with at least 12 months prior notice.
(6)	CNE Gas Holdings has the one-time option to terminate its lease on February 29, 2016 with at least six months prior notice and payment of a termination fee of $309,142.
(7)	Morgan Stanley has the one-time option to terminate its lease on August, 31 2018 with at least 12 months prior notice and payment of a termination fee equal to $426,041.
(8)
CBS Interactive Inc. has the one time right to terminate its lease upon on September 30, 2019 with at least six months prior written notice and payment of a termination fee equal to the unamortized portion of the actual amounts incurred by the landlord for brokerage commissions.

(9)
CBS Interactive, Inc. has an executed lease, but has not yet taken occupancy or commenced paying rent with respect to 5,718 SF of their space. CBS Interactive, Inc. is expected to take occupancy and begin paying rent in January 2015. With respect to the 5,718 SF of space as to which CBS Interactive, Inc. is expected to take occupancy in January 2015, we cannot assure you that they will take occupancy and begin paying rent as expected or at all.

The following table presents the lease rollover schedule at the Fenley Office Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	97,916	10.6	10.6%	1,903,506	11.7	19.44	12
2016	151,104	16.4	27.0%	2,847,049	17.5	18.84	23
2017	52,509	5.7	32.7%	1,132,536	7.0	21.57	11
2018	148,962	16.1	48.8%	3,049,790	18.7	20.47	19
2019	79,707	8.6	57.4%	1,522,216	9.3	19.10	14
2020	17,535	1.9	59.3%	339,391	2.1	19.36	3
2021	75,204	8.1	67.5%	1,379,053	8.5	18.34	11
2022	98,389	10.7	78.2%	1,985,244	12.2	20.18	7
2023	36,735	4.0	82.1%	502,549	3.1	13.68	5
2024	0	0.0	82.1%	0	0.0	0.00	0
2025 & Thereafter	86,837	9.4	91.5%	1,620,858	10.0	18.67	8
Vacant	78,005	8.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	922,903	100.0%		$16,282,192	100.0%	$17.64	113

(1)	Calculated based on approximate square footage occupied by each owned tenant.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the applicable lease and that are not considered in the Lease Expiration Schedule.

FENLEY OFFICE PORTFOLIO

The following table presents certain information relating to historical leasing at the Fenley Office Portfolio Properties:

Historical Leased %(1)
	2011	2012	2013	As of 6/1/2014

Fenley Office Portfolio Properties	85.0%	87.3%	89.6%	91.5%

(1)	As provided by the borrower which reflects average occupancy for the specified year unless otherwise indicated.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fenley Office Portfolio Properties:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 5/31/2014	Underwritten	Underwritten $ per SF
Base Rent	$13,558,445	$14,626,833	$15,376,676	$15,228,515	$15,320,909	$16.60
Contractual Rent Steps(2)	0	0	0	0	961,283	1.04
Gross Up Vacancy	0	0	0	0	1,633,048	1.77
Total Rent	$13,558,445	$14,626,833	$15,376,676	$15,228,515	$17,915,240	$19.41
Total Reimbursables	949,606	200,105	62,014	339,851	1,109,253	1.20
Other Income(3)	188,255	272,996	169,231	178,661	112,058	0.12
Vacancy & Credit Loss	(48,883)	0	0	0	(1,633,463)	(1.77)
Effective Gross Income	$14,647,422	$15,099,935	$15,607,921	$15,747,027	$17,503,089	$18.97

Real Estate Taxes	938,545	$983,749	$967,920	$967,918	$1,020,447	$1.11
Insurance	88,409	148,006	93,626	131,766	143,948	0.16
Management Fee	418,808	293,774	315,792	316,941	525,093	0.57
Other Operating Expenses	4,408,969	3,757,638	3,710,618	4,106,207	4,976,207	5.39
Total Operating Expenses	$5,854,731	$5,183,168	$5,087,955	$5,522,832	$6,665,695	$7.22

Net Operating Income	$8,792,691	$9,916,766	$10,519,966	$10,224,196	$10,837,394	$11.74
TI/LC	0	0	0	0	920,147	1.00
Replacement Reserves	0	0	0	0	188,051	0.20
Net Cash Flow	$8,792,691	$9,916,766	$10,519,966	$10,224,196	$9,729,196	$10.54

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled rent increases through March 1, 2015.
(3)	Other Income includes basement storage rental income and signage income.

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Appraisal. As of the appraisal valuation date of July 1, 2014, the Fenley Office Portfolio Properties had an aggregate “as-is” appraised value of $148,600,000, which represents the appraised value for the Fenley Office Portfolio Properties on a portfolio basis, as compared to the aggregate “as-is” appraised value of $139,450,000 for the 11 individual Fenley Office Portfolio Properties.

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Environmental Matters. Based on the Phase I environmental reports dated July 14, 2014 and July 15, 2014, there were no recommendations for further action other than, with respect to the Browenton Place property, an operations and maintenance plan for asbestos, which was implemented in connection with the origination of the Fenley Office Portfolio Loan.

FENLEY OFFICE PORTFOLIO

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Market Overview and Competition. The Fenley Office Portfolio Properties consist of 11 office properties comprising 13 office buildings and an aggregate of 922,903 SF, all of which are located in Louisville, Kentucky. The Louisville office market had a vacancy rate of 10.1% and positive net absorption of 308,876 SF as of the first quarter of 2014. The average rental rate for Class A and Class B office space was $20.33 and $14.57 respectively, as of the first quarter of 2014. According to the appraisal, the Fenley Office Portfolio Properties are spread across the Hurstbourne Parkway/Shelbyville Road submarket, Interstate 71/Brownsboro submarket and the Louisville CBD submarket.

The Hurstbourne Parkway/Shelbyville Road submarket encompasses five of the 11 Fenley Office Portfolio Properties. According to the appraisal, the 2014 populations within a one-, three- and five-mile radius of the subject properties range from 2,501 to 8,961, 38,014 to 72,736 and 111,688 to 180,575 respectively. According to the appraisal, estimated 2014 average household incomes within a one-, three and five-mile radius of the subject properties range from $102,877 to 125,053, $91,347 to 111,100 and $92,393 to 104,639 respectively. According to a market report, as of the first quarter of 2014, the Hurstbourne Parkway/Shelbyville Road submarket had an inventory of 6,307,396 SF in 277 properties with an overall vacancy rate of 10.7% and positive YTD net absorption of 7,753 SF, and the average rental rate for the Hurstbourne Parkway/Shelbyville Road submarket was $19.09 per SF.

The Interstate 71/Brownsboro submarket encompasses five of the 11 Fenley Office Portfolio Properties. According to the appraisal, the 2014 populations within a one-, three- and five-mile radius of the subject properties range from 4,959 to 8,392, 55,246 to 67,540 and 120,279 to 179,839 respectively. According to the appraisal, estimated 2014 average household incomes within a one-, three and five-mile radius of the subject properties range from $114,703 to 115,068, $92,175 to 107,207 and $87,639 to 106,717 respectively. According to a market report, as of the first quarter of 2014, the Interstate 71/Brownsboro submarket had an inventory of 3,140,174 SF in 198 properties with an overall vacancy rate of 7.6% and positive YTD net absorption of 209,167 SF, and the average rental rate for the Interstate 71/Brownsboro submarket was $17.23 per SF.

The Louisville CBD submarket encompasses one of the 11 Fenley Office Portfolio Properties and is home to the headquarters of Louisville’s nine largest financial institutions, Louisville’s 21 largest law firms, and six of the top 10 stock brokerage firms in Louisville.  According to the appraisal, the 2014 population within a one-, three- and five-mile radius of the subject property is 11,314, 107,284 and 251,237 respectively. According to the appraisal, estimated 2014 average household income within a one-, three and five-mile radius of the subject property is $28,099, $38,077 and $47,743 respectively. According to a market report, as of the first quarter of 2014, the Louisville CBD submarket had an inventory of 15,674,348 SF in 293 properties with an overall vacancy rate of 11.3% and positive YTD net absorption of 47,312 SF, and the average rental rate for the Louisville CBD submarket was $16.83 per SF.

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The Borrower. The borrower of the Fenley Office Portfolio Loan Combination is Fenley Portfolio Trust I, LLC, a single-purpose Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fenley Office Portfolio Loan. David H. Fenley is the guarantor of the non-recourse carveouts under the Fenley Office Portfolio Loan. David H. Fenley is the president and co-founder of Fenley Real Estate. Fenley Real Estate was founded in 1994 and is the largest privately-held development, management and investment company of Class A properties in Kentucky. Fenley Real Estate is headquartered in Louisville, Kentucky and currently owns and manages 21 properties and over 1.5 million square feet of Class A corporate offices.

FENLEY OFFICE PORTFOLIO

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Escrows. In connection with the origination of the Fenley Office Portfolio Loan Combination, the borrowers funded aggregate reserves of $928,292 with respect to the Fenley Office Portfolio Properties, comprised of: (i) $592,850 for real estate taxes; (ii) $25,191 for insurance premiums; (iii) $122,438 for deferred maintenance consisting of various immediate repairs across the Fenley Office Portfolio Properties; and (iv) $187,813 for unfunded obligations related to free rent of various tenants across the Fenley Office Portfolio Properties.

On each due date, the borrower will be required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay the insurance premiums over the then succeeding twelve-month period, (iii) a replacement reserve in the amount of $15,382, subject to a cap of $750,000,  (iv) a TI/LC reserve in the amount of $76,908, provided however, upon the earlier to occur of the 24th monthly due date and the first date on which the amount in the TI/LC Reserve account is equal to or greater than $2,000,000, the monthly deposit amount will increase to $153,817, subject to a cap of $2,000,000; and (v) an unfunded obligations reserve in the amount of $116,643 with respect to certain unfunded obligations owed to various tenants at the Fenley Office Portfolio Properties, subject to a cap of $466,571.

In addition, on each due date during the continuance of a Fenley Office Portfolio Trigger Period commencing upon an ADP Sweep Event, the borrower will be required to fund a reserve (the “ADP Reserve”) in the amount of all excess cash flow for tenant improvements and leasing commissions with respect to the premises leased by ADP, Inc., subject to a cap of $461,450.

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Lockbox and Cash Management. The Fenley Office Portfolio Loan Combination requires a hard lockbox in the name of the borrower subject to the control of the lender, which is already in place. Pursuant to the loan documents, the borrower is required to direct all tenants to deposit all rents into the lockbox account during the term of the Fenley Office Portfolio Loan Combination.  So long as a Fenley Office Portfolio Trigger Period is not then in effect, all funds in the lockbox will be remitted on each business day to the borrower’s operating account.  Upon the first occurrence of a Fenley Office Portfolio Trigger Period, the lender, on borrower’s behalf, will establish an eligible cash management account (“Cash Management Account”) with the lender or the servicer.  If a Fenley Office Portfolio Trigger Period has occurred and is continuing, all funds in the lockbox will be transferred on each business day to the cash management account, and the lender will apply funds on deposit in the Cash Management Account to pay debt service, mezzanine debt service, operating expenses of the Fenley Office Portfolio Properties and to fund required reserves in accordance with the loan documents. After the foregoing disbursements are made and so long as Fenley Office Portfolio Trigger Period is continuing, all excess cash is either (i) trapped in an excess cash account and held as additional collateral for the Fenley Office Portfolio Loan Combination, or (ii) if the Fenley Office Portfolio Trigger Period is caused by a mezzanine event of default, disbursed to the mezzanine lender.  During the continuance of an event of default under the Fenley Office Portfolio Loan Combination, the lender may apply any funds in the Cash Management Account to amounts payable under the Fenley Office Portfolio Loan Combination and/or toward the payment of expenses of the Fenley Office Portfolio Properties, in such order of priority as the lender may determine.

A “Fenley Office Portfolio Trigger Period” means the period (A) commencing upon the earliest of, (i) the occurrence and continuance of an event of default, (ii) the occurrence and continuance of a mezzanine loan event of default, (iii) the debt service coverage ratio (as calculated under the loan documents, including mezzanine debt service) falling below 1.10x and (iv) the occurrence of an ADP Sweep Event; and (B) expiring upon: (w) in the case of clause (i) above, the cure (if applicable) of such event of default; (x) in the cause of clause (ii) above, written notice from the mezzanine lender that all mezzanine loan event of defaults have been cured; (y) in the case of clause (iii) above, the date the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters; (z) in the case of clause (iv) above,  the date on which funds on deposit in the ADP Reserve equals $461,450.

An “ADP Sweep Event” means the earlier to occur of (i) July 31, 2015 and (ii) the date that is three months prior to the scheduled expiration date of the ADP Lease.

FENLEY OFFICE PORTFOLIO

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Property Management. The Fenley Office Portfolio Properties are currently managed by FAM, LLC (d/b/a Fenley Asset Management, LLC), pursuant to a management agreement. Under the loan documents, the borrower may terminate and replace the property manager without the lender’s consent, so long as (i) no event of default has occurred and is continuing, (ii) the lender receives at least 60 days prior written notice, (iii) the applicable replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon the lender's receipt of Rating Agency Confirmation), (iv) such replacement will not materially adversely affect the Fenley Office Portfolio Properties and will not otherwise trigger a termination right, right of first refusal, right of first offer or other similar right with respect to a reciprocal easement agreement affecting the Fenley Office Portfolio Properties, and (v) such replacement is permitted pursuant to the mezzanine loan documents. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in certain bankruptcy or insolvency proceedings; (b) a Fenley Office Portfolio Trigger Period has occurred; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

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Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Fenley Office Portfolio Loan Combination, Soma Specialty Finance LLC, funded a mezzanine loan in the amount of $11,000,000 to Fenley Portfolio Manager, LLC, as mezzanine borrower, which is the direct owner of 100% of the limited liability company interests in the borrower.  The mezzanine loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower.  The mezzanine loan accrues interest at a rate of 11.2500% per annum and is co-terminus with the Fenley Office Portfolio Loan Combination.  The rights and obligations of the respective holders of the Fenley Office Portfolio Loan Combination and the related mezzanine loan are subject to an intercreditor agreement. The Fenley Office Portfolio Loan Combination documents permit one or more direct or indirect members of the borrower to acquire the entire outstanding mezzanine loan at any time on or after August 1, 2021 provided (i) no event of default exists and (ii) the purchaser executes and delivers a subordination and standstill agreement  acceptable to the lender and the rating agencies pursuant to which such purchaser is prohibited from exercising any rights or remedies under the mezzanine loan for so long as any portion of the Fenley Office Portfolio Loan Combination is outstanding.

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Release of Collateral. Provided no event of default is then continuing under the Fenley Office Portfolio Loan Combination, at any time after the earlier of (i) the second anniversary of the last securitization of any portion of the Fenley Office Portfolio Loan Combination and (ii) the fourth anniversary of the loan origination date, the borrower may obtain the release of one or more of the Fenley Office Portfolio Properties from the lien of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to the Fenley Office Portfolio Release Price for each Fenley Office Portfolio Property being released, (ii) after giving effect to the release, the debt service coverage ratio (calculated without regard to the mezzanine loan) for the remaining Fenley Office Portfolio Properties for the preceding twelve-month period is no less than the greater of (a) 1.41x and (b) the debt service coverage ratio immediately prior to the release, (iii) after giving effect to the release, the debt yield (calculated without regard to the mezzanine loan) for the remaining Fenley Office Portfolio Properties is no less than the greater of (a) 9.5% and (b) the debt yield immediately prior to the release, (iv) after giving effect to the release, the loan-to-value ratio (calculated without regard to the mezzanine loan) for the remaining Fenley Office Portfolio Properties is no greater than the lesser of (a) 72.5% and (b) the loan-to-value immediately prior to the release and (v) delivery of a REMIC opinion and a Rating Agency Confirmation with respect to such defeasance.

“Fenley Office Portfolio Release Price” means, with respect to the release of any of the Fenley Office Portfolio Properties, the greater of (x) the net sales proceeds with respect to such Fenley Office Portfolio Property and (y) 135% of the allocated loan amount with respect to such Fenley Office Portfolio Property.

FENLEY OFFICE PORTFOLIO

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of The Fenley Office Portfolio Properties, covering no less than 18 months of business interruption coverage as calculated under the loan documents in an amount equal to 100% of the projected gross income from The Fenley Office Portfolio Properties (on an actual loss sustained basis) for a period continuing until the restoration of The Fenley Office Portfolio Properties is completed and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk’ insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $10,000, except as otherwise permitted in the loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

THE HEIGHTS AT STATE COLLEGE

THE HEIGHTS AT STATE COLLEGE

The Heights at State College
201 Northwick Boulevard
State College, PA 16803
University Park Airport
STATE COLLEGE
University Park
Penn State University
Park Forest Village
Houserville
Lemont
Boalsburg
CENTRE COUNTY
State Game Lands No. 176
Bernel Road Park
Toftrees Golf Course
Penn State Innovation Park
Mt. Nittany Medical Center
Spring Creek Park
Millbrook Marsh Nature Center
Penn State University Press
Beaver Stadium
Medlar Field
Bryce Jordan Center
The Arboretum at Penn State
Pegula Ice Arena
Smeal Coll. of Business
Ctr. for the Performing Arts
Palmer Museum of Art
Penn St. Biomechanics
The State Theatre
Schlow Centre Library
Tom Tudek Memorial Park
Walnut Springs Park
Lederer Park
Penn State Golf Courses
Centre Hills Country Club
Orchard Park
Pennsylvania Military Museum
Nittany Mall
Rothrock State Forest
Pittsburgh 133 miles
Philadelphia 188 miles
Mt. Nittany Expwy
Buffalo Run Rd
Bernel Rd
Fox Hill Rd
Toftrees Ave
Fox Hollow Rd
E. Park Ave
Waddle Rd
N. Atherton St
University Dr.
E. College Ave
Circleville Rd
Science Park Rd
Blue Course Drive
W. College Ave
E. Beaver Ave
S. Atherton St
E. Hamilton Ave
S. Garner St
Easterly Pkwy
E. Branch Rd
W. Branch Rd
W. Whitehall Rd
Houserville Rd
Shiloh Rd
Benner Pike
Boalsburg Rd
Shingletown Rd
550
220
99
150
26
322
45
BUFFALO
NEW YORK
PENNSYLVANIA
PITTSBURGH
PHILADELPHIA
BALTIMORE
MARYLAND
NEW JERSEY

THE HEIGHTS AT STATE COLLEGE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	MC-Five Mile
Location (City/State)	State College, Pennsylvania	Cut-off Date Principal Balance	$59,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Bed	$69,493.52
Size (Beds)	849	Percentage of Initial Pool Balance	7.0%
Total Occupancy as of 8/31/2014	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/31/2014	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2013-2014 / NAP	Mortgage Rate	4.3300%
Appraised Value	$80,725,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Underwritten Revenues	$6,527,886
Underwritten Expenses	$1,863,639	Escrows
Underwritten Net Operating Income (NOI)	$4,664,247	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,579,347	Taxes	$43,641	$43,641
Cut-off Date LTV Ratio	73.1%	Insurance	$20,809	$3,468
Maturity Date LTV Ratio	66.7%	Replacement Reserve	$0	$7,075
DSCR Based on Underwritten NOI / NCF	1.33x / 1.30x	Other(1)	$44,025	$0
Debt Yield Based on Underwritten NOI / NCF	7.9% / 7.8%

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$59,000,000	100.0%	Loan Payoff	$52,839,907	89.6%
			Closing Costs	4,331,829	7.3
			Principal Equity Distribution	1,719,789	2.9
			Reserves	108,475	0.2
Total Sources	$59,000,000	100.0%	Total Uses	$59,000,000	100.0%

(1)	Upfront Other reserve represents a radon mitigation reserve.

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The Mortgage Loan.  The mortgage loan (“The Heights at State College Loan”) is evidenced by a note in the original principal amount of $59,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an 849-bed student housing complex located in State College, Pennsylvania (“The Heights at State College Property”).  The Heights at State College Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on September 4, 2014.  The Heights at State College Loan has an outstanding principal balance as of the Cut-off Date of $59,000,000 which represents approximately 7.0% of the Initial Pool Balance, and accrues interest at an interest rate of 4.3300% per annum.  The proceeds of The Heights at State College Loan were used to refinance the existing debt, fund reserves and closing costs and to return equity to the borrower.

The Heights at State College Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Heights at State College Loan requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date of The Heights at State College Loan is the due date in September 2024.  Voluntary prepayment of The Heights at State College Loan without payment of any prepayment premium is permitted on or after the due date in June 2024.  Defeasance of The Heights at State College Loan with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by, the full faith and credit of the United States of America or other obligations which are “government securities” permitted under The Heights at State College Loan documents, is permitted at any time after the date that is one day after the second anniversary of the securitization Closing Date.

THE HEIGHTS AT STATE COLLEGE

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The Mortgaged Property.  The Heights at State College Property is an 849-bed student housing complex located in State College, Pennsylvania, approximately 1.5 miles south of the University Park campus of Pennsylvania State University (“PSU”).  The Heights at State College Property was built in two phases between 2013 and 2014.  The improvements are situated on a 20.3 acre parcel and consist of 77 primarily three- and four-story residential buildings, which offer two, three and four bedroom floor plans ranging in size from 1,183 SF to 1,888 SF.  The Heights at State College Property offers amenities including an outdoor pool with sundeck, a fire pit and a clubhouse containing a community room, game room, full kitchen, computer/business center, tanning beds and fitness center.  Apartment unit amenities include a full appliance package including stainless steel appliances, in-unit washer and dryers and a full furniture package including beds, dressers, chairs, sofas and coffee tables. The sponsors intend to construct additional student housing units containing 340 beds on land adjacent to The Heights at State College Property. Such additional units, if constructed, would not be part of the collateral for The Heights at State College Loan but would have access to the shared amenities at The Heights at State College Property pursuant to a reciprocal easement agreement.

■	The following table presents certain information relating to the units and rent at The Heights at State College Property:

Unit Mix(1)
Unit Type	Occupied Beds	Vacant Beds	Total Beds	% of Total Beds	Average SF per Unit	Market Rent/Bed per month (1)	Actual Rent/Bed per month	Average UW Rent/Bed per month	Underwritten Rent
2BR/2BA	96	0	96	11.3%	1,183	$685	$681	$681	$784,800
3BR/3.5BA	657	0	657	77.4%	1,651	$635	$635	$635	$5,008,680
4BR/4BA	96	0	96	11.3%	1,888	$590	$606	$606	$697,645
Total / Wtd. Avg.	849	0	849	100.0%		$636	$637	$637	$6,491,125

(1)      Source:  Appraisal.

The following table presents certain information relating to historical leasing at The Heights at State College Property:

Historical Leased %(1)(2)
As of 8/31/2014
Owned Space	100.0%

(1)	As provided by the borrower.
(2)	Historical occupancy is not shown because the final 234 beds were completed for the 2014-2015 academic year.

THE HEIGHTS AT STATE COLLEGE

■
Operating History and Underwritten Net Cash Flow.  The Heights at State College Property was constructed between 2013 and 2014. The Heights at State College Property was 100.0% occupied as of August 31, 2014.   Underwritten Net Cash Flow for The Heights at State College Property reflects a 5.0% vacancy and in-place leases, which are in line with the appraisal rent on a per-bed basis.

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Heights at State College Property:

Cash Flow Analysis(1)
	Underwritten	Underwritten $ per Bed
Base Rent	$6,491,125	$7,646
Gross Up Vacancy	0	0
Gross Potential Rent	$6,491,125	$7,646
Vacancy, Credit Loss & Concessions	(324,556)	(382)
Total Rent Revenue	$6,166,569	$7,263
Other Revenue(2)	361,317	426
Effective Gross Income	$6,527,886	$7,689

Real Estate Taxes	518,813	611
Insurance	40,406	48
Management Fee	261,115	308
Other Operating Expenses	1,043,305	1,229
Total Operating Expenses	$1,863,639	$2,195

Net Operating Income	$4,664,247	$5,494
Replacement Reserves	84,900	100
Net Cash Flow	$4,579,347	$5,394

(1)	Historical cash flows are not shown as only one of two phases was in operation for the 2013-2014 academic year.
(2)	Other Revenue includes late fees, activity fees, redecorating fees, utility reimbursements and other miscellaneous fees.

■	Appraisal. According to the appraisal, The Heights at State College Property had an “as-is” appraised value of $80,725,000 as of an effective date of July 7, 2014.

■
Environmental Matters.  Based on a Phase I environmental report dated August 15, 2014, a recognized environmental condition (“REC”) was identified in connection with The Heights at State College Property.  Four of the 12 radon test kits placed at the lowest occupied level of the subject buildings indicated results above the United States Environmental Protection Agency guidance action level of 4.0 pCi/L.  Based on the results of short-term testing conducted at The Heights at State College Property, radon may pose a concern and is considered a business environmental risk.  The Phase I environmental report recommended that long-term testing (91 days) be conducted at The Heights at State College Property to obtain more indicative estimates of average indoor radon levels at The Heights at State College Property. Based on the results of the long-term radon testing conducted at The Heights at State College Property, the engineer may recommend that a radon mitigation system be installed at The Heights at State College Property to reduce the radon concentrations below 4.0 pCi/l (“Excessive Radon Threshold”).  A $44,025 reserve fund (the “Radon Mitigation Reserve”) was established at closing, which is comprised of $1,125 (representing 150% of the estimated cost) for the long-term study and $42,900 (representing 150% of the estimated cost) for installation of radon mitigation systems, if required.

THE HEIGHTS AT STATE COLLEGE

■
Market Overview and Competition.  The Heights at State College Property is located in State College, Pennsylvania which is part of Centre County and is approximately 1.5 miles south of the University Park Campus of PSU.   The overall demand for student housing in State College, PA is derived from approximately 46,000 students from PSU. The total PSU student housing supply is estimated to contain 29,000 beds consisting of 14,000 on-campus beds an estimated 15,000 off-campus beds in privately owned properties.

According to the appraisal, The Heights at State College Property’s competitive set is comprised of five student housing properties with similar amenities, located in State College, Pennsylvania. The competitive set includes 1,044 units and 3,703 beds with average occupancy of 100.0%.  Average rents at the comparable properties range from $499 to $915 per bed per month.

The following table presents certain information relating to the primary competition for The Heights at State College Property:

Competitive Set(1)
	The Heights at State College	The Park	Nittany Crossing	Lions Crossing	The Pointe
Location	State College	State College	State College	State College	State College
Year Built	2013-2014	1991	1998	1996	2001
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
No. of Beds	849	752	684	696	984
Asking Rent(2)(3)	$637	$640	$564	$591	$610
Distance	0.0	1.9 miles	2.3 miles	2.8 miles	2.5 miles

	Retreat at State College
Location	State College
Year Built	2013
Occupancy	100.0%
No. of Beds	587
Asking Rent(2)(3)	$815
Distance	3.5 miles

(1)	Source: Appraisal.
(2)	Asking rent for The Heights at State College is based on the weighted-average rent, while asking rent for the rest of the competitive set is based on the simple average of comparable unit types.
(3)	Per-bed.

■
The Borrower.  The borrower is Circleville Road Partners, LP, a single-purpose, single-asset Pennsylvania limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Heights at State College Loan.  The non-recourse carveout guarantors under The Heights at State College Loan are William J. Leone, W. Grant Scott, II, David E. Meese and Keith R. Cooper.

■
Escrows.  On the origination date, the borrower funded aggregate reserves of $108,475 with respect to The Heights at State College Loan, comprised of (i) $43,641 as an initial tax escrow deposit; (ii) $20,809 as an initial insurance escrow deposit; and (iii) $44,025 to fund the Radon Mitigation Reserve account. On each due date, the borrower will be required to fund a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding twelve-month period and an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the succeeding twelve-month period.

THE HEIGHTS AT STATE COLLEGE

The Heights at State College Loan borrower is required, within 30 days of The Heights at State College Loan closing date, to engage a licensed third party environmental consultant to conduct a long term (91-day) radon study at The Heights at State College Property.  Within 120 days of The Heights at State College Loan closing date, The Heights at State College Loan borrower is required to deliver to the lender the results of the radon testing, certified by the radon consultant. If the results of the radon testing reflect a radon level at The Heights at State College Property in excess of the Excessive Radon Threshold, The Heights at State College Loan borrower shall cause the installation of a radon mitigation system at The Heights at State College Property.

If the results of the radon testing reflect a radon level at The Heights at State College Property less than the Excessive Radon Threshold, subject to certain requirements, the funds held in the Radon Mitigation Reserve account will be required to be disbursed to The Heights at State College Loan borrower.  If radon mitigation is required, upon satisfaction of certain requirements including, but not limited to, the installation of a radon mitigation system within 180 days of The Heights at State College Loan closing date, funds held in the Radon Mitigation Reserve account shall be disbursed to The Heights at State College Loan borrower. Failure of The Heights at State College Loan borrower to complete the radon mitigation may result in an event of default under The Heights at State College Loan documents.

■
Lockbox and Cash Management.  The Heights at State College Loan is structured with a springing lockbox and springing cash management.  The Heights at State College Loan documents require that, upon the commencement of the first The Heights at State College Trigger Period, the borrower establishes and maintains a lockbox account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by The Heights at State College Property.  The Heights at State College Loan documents also require that the funds on deposit in the lockbox account be transferred on each business day to the borrower during a The Heights at State College Trigger Period, in which case the funds are required to be transferred on each business day to the cash management account under the control of the lender.  On each due date during the continuance of a The Heights at State College Trigger Period, The Heights at State College Loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves be reserved with the lender and held as additional collateral for The Heights at State College Loan.  During the continuance of an event of default under The Heights at State College Loan, the lender may apply any excess cash flow to amounts payable under The Heights at State College Loan and/or toward the payment of expenses of The Heights at State College Property, in such order of priority as the lender may determine.

A “The Heights at State College Trigger Period” under The Heights at State College Loan means a period commencing upon the occurrence and continuance of (a) an event of default under The Heights at State College Loan documents, (b) the debt service coverage ratio as calculated under The Heights at State College Loan documents being less than 1.15x for two consecutive calendar quarters, (c) the debt yield as calculated under The Heights at State College Loan documents being less than 7.0% for two consecutive calendar quarters, and/or (d) June 6, 2024, if, on or prior to such date, the borrower does not provide to the lender a duly executed commitment letter from a bona-fide, third party lender committing to make a loan to the borrower in an amount sufficient to repay The Heights at State College Loan in whole on or prior to the scheduled maturity date in form and substance reasonably satisfactory to the lender, and expiring, as applicable, upon (i) the cure (if applicable) of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.15x for four consecutive calendar quarters and (iii) the debt yield being equal to or greater than 7.0% for four consecutive calendar quarters.

THE HEIGHTS AT STATE COLLEGE

■
Property Management.  The Heights at State College Property is currently managed by McKinney Properties, Inc. (“McKinney”), a third-party operator, pursuant to a management agreement. The Heights at State College Loan documents provide that the borrower may not, without the lender’s prior consent (i) surrender, terminate or cancel the management agreement; provided, that the borrower may replace the manager so long as the replacement manager is a qualified manager according to the terms of The Heights at State College Loan documents; (ii) reduce or consent to the reduction of the term of the management agreement; (iii) increase or consent to the increase of the amount of any charges under the management agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the management agreement in any material respect.

McKinney was founded in 1946 and is an owner and manager of multifamily and student housing properties. McKinney currently operates a portfolio of more than 5,700 student housing beds and more than 1,000 multifamily units in ten states.

■	Mezzanine or Subordinate Indebtedness. Not Permitted.

■
Terrorism Insurance. The borrower is required to maintain property, liability and business interruption insurance coverage for losses due to any peril now or hereafter included within the classification of damage caused by war and the acts of terrorists, including nuclear, biological and/or chemical acts of terrorists, including both certified and non-certified acts of terrorists and foreign and domestic acts of terrorists. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

6010 BAY PARKWAY

6010 BAY PARKWAY

JERSEY CITY
Hudson River
MANHATTAN
Financial District
East River
FDR Drive
NY Stock Exchange
Brooklyn Bridge
Manhattan Bridge
Williamsburg Bridge
Liberty State Park
Ellis Island
Statue of Liberty
Liberty Island
Brooklyn Battery Tunnel
Governors Island
Brooklyn Heights
Downtown Brooklyn
Flushing Ave.
LIU-Brooklyn Campus
Brooklyn Hospital Ctr.
Barclays Center
Cobble Hill
Bklyn-Qns Expwy
Red Hook
Staten Island Ferry
Upper New York Bay
South Brooklyn Marine Terminal
Gowanus Bay
Park Slope
Brooklyn Botanic Gardens
Prospect Park Zoo
Prospect Park
Prospect Park Lake
Greenwood Cemetery
Expwy
Gowanus
Sunset Park
Caton Ave.
BROOKLYN
Eastern Pkwy.
New York Ave.
Crown Heights
Kings County Hospital
SUNY Downstate Medical Ctr.
Linden Blvd.
Holy Cross Cemetery
Rockaway Pkwy.
Remsen Ave.
Kings Hwy.
Bedford Ave.
Ave. D
Flatlands Ave.
Canarsie
Brooklyn College
Flatlands
Nostrand Ave.
Utica Ave.
Ralph Ave.
Flatbush Ave.
Bay Ridge Ave.
Bay Ridge
Belt Pkwy
Ft. Hamilton Pkwy
65th St.
Bay Ridge Pkwy.
Borough Park
18th Ave.
Ditmas Ave.
Ocean Pkwy.
Coney Island Ave.
Ocean Ave.
New Utrecht Ave.
86th St.
7th Ave.
Dyker Beach Golf Course
Fort Hamilton
VA Medical Ctr.-Brooklyn
Bay Pkwy.
Ave. P
6010 Bay Parkway
6010 Bay Parkway
Brooklyn, NY 11204
Bensonhurst
Kings Hwy.
Stillwell Ave.
Sheepshead Bay
Ave. U
Kings Plaza Shopping Center
Marine Park Golf Course
JFK Intl. Airport 9 miles
Brooklyn Marine Park
Gravesend
Fort Wadsworth
Verrazano-Narrows Bridge
STATEN ISLAND
Belt Parkway
Cropsey Ave.
Coney Island Hospital
Belt Pkwy.
Dreier-Offerman Park
Brighton Beach
CUNY Kingsborough Comm. College
Oriental Blvd.
Neptune Ave.
Coney Island
MCU Park
New York Aquarium
Manhattan Beach
Atlantic Ocean
BRONX
MANHATTAN
QUEENS
NEW YORK CITY
JERSEY CITY
Secaucus
Union City
Hoboken
Astoria
Long Island City
Flushing
Bedford-Stuyvesant
Jamaica
Elmont
Valley Stream
BROOKLYN
Flatbush
Canarsie
Sheepshead Bay
Bensonhurst
STATEN ISLAND
Belt Pkwy
Coney Island
LONG ISLAND
Lawrence
Atlantic Ocean

6010 BAY PARKWAY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Brooklyn, New York	Cut-off Date Principal Balance		$49,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$575.27
Size (SF)	85,178	Percentage of Initial Pool Balance		5.8%
Total Occupancy as of 9/19/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/19/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2013 / NAP	Mortgage Rate		4.7500%
Appraised Value	$65,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$4,914,608
Underwritten Expenses	$765,214	Escrows
Underwritten Net Operating Income (NOI)	$4,149,394		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,006,041	Taxes	$35,990	$7,198
Cut-off Date LTV Ratio	74.8%	Insurance	$41,742	$5,963
Maturity Date LTV Ratio	65.9%	Replacement Reserves	$0	$1,775
DSCR Based on Underwritten NOI / NCF	1.35x /1.31x	TI/LC	$0	$13,274
Debt Yield Based on Underwritten NOI / NCF	8.5% / 8.2%	Other(1)	$74,160	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$49,000,000	100.0%	Loan Payoff	$39,615,661	80.8%
			Principal Equity Distribution	8,310,168	17.0
			Closing Costs	922,280	1.9
			Reserves	151,891	0.3
Total Sources	$49,000,000	100.0%	Total Uses	$49,000,000	100.0%

(1)	An Upfront Other escrow of $74,160 was funded to account for prepaid parking rent associated with the Anesthesia Associates of Borough Park, LLP tenant.

■
The Mortgage Loan.  The mortgage loan (the “6010 Bay Parkway Loan”) is evidenced by a note in the original principal amount of $49,000,000 and is secured by a first mortgage encumbering an office building located in Brooklyn, New York (the “6010 Bay Parkway Property”).  The 6010 Bay Parkway Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on September 19, 2014 and represents approximately 5.8% of the Initial Pool Balance.  The note evidencing the 6010 Bay Parkway Loan has an outstanding principal balance as of the Cut-off Date of $49,000,000 and has an interest rate of 4.7500% per annum.  The proceeds of the 6010 Bay Parkway Loan were used to refinance existing debt on the 6010 Bay Parkway Property, to pay closing costs, to fund reserves, and to return equity to the 6010 Bay Parkway Loan borrower.

The 6010 Bay Parkway Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date.  The scheduled maturity date is the due date in October 2024.  Voluntary prepayment of the 6010 Bay Parkway Loan without payment of any prepayment premium is permitted on or after the due date in July 2024.  At any time after the date that is one day after the second anniversary of the securitization Closing Date, the 6010 Bay Parkway Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 6010 Bay Parkway Loan documents.

■
The Mortgaged Property.  The 6010 Bay Parkway Property consists of a nine-story, Class A medical office building totaling 85,178 SF.  The 6010 Bay Parkway Property is situated on a 0.46-acre rectangular parcel with 200 feet of frontage along Bay Parkway and an additional 100 feet of frontage along both 60th Street and 61st Street in a densely-populated section of Brooklyn, New York.  The majority of the property (83,594 SF) is built out as medical office.  The ground floor also includes a retail pharmacy and a cafe.  In addition, the property includes a three-level parking garage with 179 parking spaces (ratio of 2.10 spaces per 1,000 SF).  As of 9/19/2014, the total occupancy and owned occupancy rates for the 6010 Bay Parkway Property were both 100.0%.  The two largest tenants, Maimonides Medical Center and Brooklyn SC, LLC executed their initial leases in 2011 and the 6010 Bay Parkway Property was more than 70.0% leased prior to completion of construction in 2013.

6010 BAY PARKWAY

The following table presents certain information relating to the major tenants at the 6010 Bay Parkway Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Maimonides Medical Center(1)	NR / NR / NR	18,196	21.4%	$1,299,124	30.6%	$71.40	5/31/2023	2, 5-year options
Brooklyn SC, LLC	NR / NR / NR	22,868	26.8	1,131,171	26.7	49.47	9/30/2028	2, 5-year options
DR. Management Service, LLC	NR / NR / NR	14,873	17.5	550,081	13.0	36.99	3/31/2024	2, 5-year options
Mid-Rockland Imaging Partners, Inc.	NR / NR / NR	9,588	11.3	444,404	10.5	46.35	3/31/2023	2, 5-year options
Richard V. Grazi, M.D. and David B. Seifer, M.D.	NR / NR / NR	11,180	13.1	372,453	8.8	33.31	7/31/2023	2, 5-year options
Anesthesia Associates of Borough Park, LLP	NR / NR / NR	4,000	4.7	240,000	5.7	60.00	7/31/2024	1, 5-year option
Medcal Pharmacy, LLC	NR / NR / NR	945	1.1	70,875	1.7	75.00	12/31/2033	2, 5-year options
Baroukh E. Kodsi, P.C.	NR / NR / NR	1,600	1.9	57,600	1.4	36.00	8/31/2024	2, 5-year options
Kadirawel Iswara, M.D.	NR / NR / NR	1,115	1.3	41,344	1.0	37.08	5/31/2023	1, 5-year option
CalCafe, LLC	NR / NR / NR	813	1.0	36,585	0.9	45.00	12/31/2033	2, 5-year options
Ten Largest Tenants		85,178	100.0%	$4,243,637	100.0%	$49.82
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		85,178	100.0%	$4,243,637	100.0%	$49.82

(1)
The Maimonides Medical Center leases a total of 18,196 SF pursuant to three separate leases; two of the leases (totaling 16,596 SF) have two 5-year extension options while the third (1,600 SF) has one 5-year extension option.

The following table presents certain information relating to the lease rollover schedule at the 6010 Bay Parkway Property:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	40,079	47.1	47.1%	2,157,325	50.8	53.83	4
2024	20,473	24.0	71.1%	847,681	20.0	41.40	3
2025 & Thereafter	24,626	28.9	100.0%	1,238,631	29.2	50.30	3
Vacant	0	0.0	0.0%	0	0.0	0.00	0
Total / Wtd. Avg.	85,178	100.0%		$4,243,637	100.0%	$49.82	10

The following table presents certain information relating to historical leasing at the 6010 Bay Parkway Property:

Historical Leased %(1)(2)

As of 9/19/2014
Owned Space	100.0%

(1)	As provided by the borrower
(2)	Historical occupancy is not available because this property was constructed in 2013.

6010 BAY PARKWAY

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 6010 Bay Parkway Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rent	$4,243,637	$49.82
Contractual Rent Steps	51,535	0.61
Gross Up Vacancy	0	0.00
Total Rent	$4,295,172	$50.43
Total Reimbursables	761,006	8.93
Parking Income	111,240	1.31
Vacancy & Credit Loss	(252,809)	(2.97)
Effective Gross Income	$4,914,608	$57.70

Total Operating Expenses	$765,214	$8.98

Net Operating Income	$4,149,394	$48.71
TI/LC	122,059	1.43
Capital Expenditures	21,295	0.25
Net Cash Flow	$4,006,041	$47.03

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical cash flows are not available because this property was constructed in 2013.
(3)	Underwritten cash flow based on contractual rents as of 8/31/2014 and rent steps through 8/31/2015.

■	Appraisal. According to the appraisal, the 6010 Bay Parkway Property had an “as-is” appraised value of $65,500,000 as of an effective date of July 9, 2014.

■
Environmental Matters.  An environmental consultant performed a Phase I environmental site assessment (the “Phase I”) at the 6010 Bay Parkway Property on July 21, 2014.  The Phase I identified the following historical recognized environmental conditions associated with a closed spill listing and former underground storage tanks (“USTs”) at the 6010 Bay Parkway Property.  The 6010 Bay Parkway Property site was a gas station from 1958 until approximately 1983.  In December of 2006, a subsurface investigation was completed by Airtek Environmental Corp. (“Airtek”) in conjunction with a redevelopment of the 6010 Bay Parkway Property.  Airtek’s investigation identified soil contamination at the north end of the 6010 Bay Parkway Property and contaminated groundwater at the south end of the 6010 Bay Parkway Property.  The test results were reported to the New York State Department of Environmental Conservation (“NYSDEC”), which documented the case as NY Spill No. 0610564.  In compliance with the NYSDEC’s requirements (removal of contaminated soils, installation of a vapor barrier, sub-slab depressurization system, endpoint samples within limits of the excavation, and delineation of the soil and groundwater contamination), Airtek completed a site remediation plan on January 11, 2007 and installed groundwater monitoring wells.  During excavation at the site, 12 USTs from the former gas station were discovered and removed.  These tanks are registered with the NYSDEC under Petroleum Bulk Storage No. 2-610693 and are identified as closed/removed as of June 19, 2007.  The 6010 Bay Parkway Property was further remediated, including complete removal of the contamination, closure of the monitoring wells, installation of a vapor barrier, and collection of endpoint samples.  As of October 7, 2011, all of the items under the work plan had been completed and the NYSDEC granted closure of the case requiring no further action.  Based on the remediation actions taken, no further action is recommended by the environmental consultant under the Phase I.

6010 BAY PARKWAY

■
Market Overview and Competition.  The 6010 Bay Parkway Property is located within the South Brooklyn office submarket.  According to a market research report, the South Brooklyn office submarket included a total of 747 office properties representing approximately 10.2 million SF of space.  During the second quarter in 2014, the market demonstrated an occupancy rate of 93.6%.

The appraiser identified a competitive set of 12 medical office buildings located in South Brooklyn.  These 12 properties range in size from 5,100 SF to 93,000 SF and represent a total of 287,623 SF.  Currently, these properties are demonstrating a 100.0% occupancy rate.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 6010 Bay Parkway Property:

Office Lease Comparables(1)

	6010 Bay Parkway	Scott Medical Center	902 Quentin Road	MedAlliance Medical Office	2598 Third Avenue	Surgical Center
Year Built	2013	1986	2012	2011	1931	2005
Total GLA	85,178	22,000	71,516	48,400	7,192	24,543
Total Occupancy	100%	87%	100%	100%	100%	100%
Quoted Rent Rate per SF	$49.82	$27.80	$31.65	$40.00 - $52.66	$43.00 - $45.00	$65.33
Expense Basis	Triple Net	Triple Net	Triple Net	Triple Net	Net of Taxes	Triple Net

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 6010 Bay Parkway Property:

Office Sales Comparables(1)

Property Name	City, State	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
Kingswood Center	Brooklyn, NY	Under Contract	2006	130,218	$79,100,000	$607	100%
195 Montague Street	Brooklyn, NY	August 2013	1960	32,918	$15,000,000	$456	100%
1623 Kings Highway	Brooklyn, NY	October 2012	2011	19,960	$13,250,000	$664	100%
218-10/14 Northern Boulevard	Bayside, NY	August 2012	1985	20,000	$10,250,000	$513	95%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is BP Group DE LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 6010 Bay Parkway Loan.  The guarantor of the non-recourse carveouts is Mark Caller.

■
Escrows.  On the origination date, the borrower funded a reserve of $35,990 for real estate taxes and $41,742 for insurance premiums.  In addition, on the origination date, the borrower funded a reserve of $74,160 for prepaid parking rent associated with Anesthesia Associates of Borough Park, LLP (the “AABP Reserve Account”), which was deposited with and will be held by the lender for the period of prepaid parking rent under the tenant’s lease.  Upon the occurrence of an event of default under the 6010 Bay Parkway Loan documents, the lender, at its option, may withdraw all funds from the AABP Reserve Account and the lender may apply such funds toward the payment of the parking rent or toward payment of the debt in such order, proportion and priority as the lender may determine in its sole discretion.

6010 BAY PARKWAY

On each payment date, the borrower will pay to the lender (a) one-twelfth of the taxes and other charges (including ground rents, maintenance charges, and impositions other than taxes) that the lender estimates will be payable during the next ensuing twelve months, and (b) one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage afforded by the policies.

In addition, the borrower is required to escrow $1,775 on a monthly basis ($0.25 per SF per year) for replacement reserves.

Additionally the borrower is required to fund a TI/LC rollover reserve on a monthly basis at a rate equal to $13,274 per month ($1.87 per SF per year).

■
Lockbox and Cash Management.  The 6010 Bay Parkway Loan requires a hard lockbox, which is already in place.  The cash management is triggered upon the commencement of the first 6010 Bay Parkway Trigger Period.

“6010 Bay Parkway Trigger Period” means any period (A) commencing upon an event of default, and expiring upon defeasance or payment in full of the 6010 Bay Parkway Loan, provided, however, that not more than two times prior to the scheduled maturity date, if the lender accepts the tendered cure of an event of default (it being agreed that lender will not be obligated to do so unless required by legal requirements), the 6010 Bay Parkway Trigger Period will end upon such cure, but if event of default exists, then notwithstanding the cure, a 6010 Bay Parkway Trigger Period will continue in effect without termination; or (B) commencing on the lender’s determination that the debt service coverage ratio for each of the prior two calendar quarters was less than 1.15x, and expiring at such time as the debt service coverage ratio for each of the prior four calendar quarters was equal to or greater than the 1.15x; or (C) commencing on lender’s determination that the debt yield for each of the prior two calendar quarters was less than 7.25%, and expiring at such time as the debt yield for each of the prior four calendar quarters was equal to or greater than 7.25%; or (D) commencing on the occurrence of a Trigger Lease Event, and expiring on the occurrence of the related Trigger Lease Cure; or (E) commencing on March 1, 2023, and expiring at such time as (i) at least 85% of the aggregate square footage of the leases at the 6010 Bay Parkway Property that expire or are terminated between March 1, 2023 and the scheduled maturity date and (ii) the entire premises currently leased to Brooklyn SC LLC, have been leased, in each case, for  a term of at least five years and otherwise on terms and conditions satisfactory to the lender.  Notwithstanding the foregoing, a 6010 Bay Parkway Trigger Period will not be deemed to expire (A) in the event that a 6010 Bay Parkway Trigger Period has commenced, but not expired, for any other reason, or (B) after the date that is one year prior to the scheduled maturity date.

“Trigger Lease Event” means, with respect to each of Brooklyn, SC, LLC, Maimonides Medical Center and Dr. Management Service, LLC, (a) that such tenant is more than 30 days in arrears in payment of rent; or (b) that such tenant is the subject of a proceeding under one or more creditors’ rights laws; or (c) that such tenant has “gone dark” or vacated its space, or failed timely to open for business as required by its lease; or (d) that such tenant’s lease will expire in less than one year.

“Trigger Lease Cure” means, (A) in the case of a Trigger Lease Event pursuant to clause (a) of the definition of Trigger Lease Event, that the related trigger tenant has been current in the payment of all rent for 90 days; and (B) in the case of a Trigger Lease Event pursuant to clause (b) of the definition of Trigger Lease Event, that the related trigger tenant has affirmed its lease, without amendment, and exited protection under such creditors’ rights law pursuant to a confirmed plan of reorganization; and (C) in the case of a Trigger Lease Event pursuant to clause (c) of the definition of Trigger Lease Event, that the related trigger tenant is operating and open for business in substantially all of its space, for not less than 90 consecutive days; and (D) in the case of a Trigger Lease Event pursuant to clause (d) of the definition of Trigger Lease Event, that either (i) such related trigger tenant has exercised the next renewal option available under its lease, or (ii) until the entire space demised by the trigger lease is leased to one or more new tenant(s), pursuant to one or more leases approved by the lender.

6010 BAY PARKWAY

■
Property Management. The 6010 Bay Parkway Property is managed by The Marcal Group, LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the 6010 Bay Parkway Loan documents, the 6010 Bay Parkway Property may not be managed by any other party except (i) property managers that are qualified managers pursuant to the 6010 Bay Parkway Loan documents, or (ii) a management company approved by the lender and, at the lender’s option, to which a Rating Agency Confirmation has been received. The lender may require the borrower to replace the property manager if (i) the debt service coverage ratio for the immediately preceding two calendar quarters is less than 1.15x, (ii) an event of default under the 6010 Bay Parkway Loan documents occurs and is continuing, (iii) the property manager becomes bankrupt or insolvent or (iv) a material default by the property manager occurs under the management agreement beyond any applicable grace and cure periods.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The property, liability and business interruption insurance coverage required to be maintained under the 6010 Bay Parkway Loan documents is required to include coverage for losses due to acts of terrorism. See “Risk Factors–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

HERITAGE APARTMENTS

HERITAGE APARTMENTS

Heritage Apartments
1361 Presidential Drive
Columbus, OH 43212
COLUMBUS
Upper Arlington
Grandview Heights
University District
Short North
Downtown
German Village
The Ohio State University
FRANKLIN COUNTY
Hoover Park
Whetstone Park Of Roses
OSU Golf Course
Riverside Methodist Hospital
Scioto Country Club
Raymond Memorial Golf Course
Waterman Agriculture and Natural Resources Laboratory Complex
Value City Arena
Fred Beekman Park
Ohio Supercomputer Center
Ohio Stadium
Wexner Ctr. for the Arts
Thompson Library
The Oval
Ohio State Univ. Medical Center
Lennox Town Center
Columbus Crew Stadium
Ohio State Expo Ctr. & Fairgrounds
Port Columbus Intl. Airport 5 miles
Nationwide Arena
Columbus Convention Center
Huntington Park
Columbus State Community College
Columbus College of Art & Design
State Capitol
COSI
Mt. Carmel West Hospital
Lincoln Village Plaza
West Broad Plaza
Scioto Audubon Metro Park
Lou Berliner Park
Nationwide Children's Hospital
Scioto River
Olentangy River
Kenny Rd
High St
Highland Dr
North Broadway St
Cooke Rd
Weber Rd
Dodridge St
Hudson St
Lane Ave
Kinnear Rd
King Ave
5th Ave
3rd Ave
1st Ave
Riverside Dr
West Frwy
McKinley Ave
Broad St
Town St
Sullivant Ave
Mound St
Eakin Rd
Harrisburg Pike
Brown Rd
Greenlawn Ave
Whittier St
Main St
Dublin Rd
Trabue Rd
Fisher Rd
Valleyview Dr
Olentangy Frwy
Olentangy River Rd
Northwest Blvd
Grandview Ave
Arlington Ave
Riverside Dr
Asbury Dr
North Star Rd
Neil Ave
Summit St
4th St
Indianola Ave
Hamilton Ave
McGuffey Rd
Maize Rd
Hague Ave
Wilson Rd
Demorest Rd
Eureka Ave
Harmon Ave
Parsons Ave
Frebis Ave
17th Ave
11th Ave
315
23
71
33
670
70
40
62
3

HERITAGE APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Columbus, Ohio	Cut-off Date Principal Balance	$38,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$64,381.27
Size (Units)	598	Percentage of Initial Pool Balance	4.6%
Total Occupancy as of 8/19/2014	94.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/19/2014	94.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	1962-1965, 2007 / 2007-2014	Mortgage Rate	4.3105%
Appraised Value	$51,650,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60

Underwritten Revenues	$5,921,084
Underwritten Expenses	$2,386,669	Escrows
Underwritten Net Operating Income (NOI)	$3,534,415	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,366,377	Taxes	$203,404	$50,851
Cut-off Date LTV Ratio	74.5%	Insurance	$28,759	$8,397
Maturity Date LTV Ratio	68.0%	Replacement Reserves(1)	$0	$16,495
DSCR Based on Underwritten NOI / NCF	1.54x / 1.47x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.2% / 8.7%	Other(2)	$432,520	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$38,500,000	100.0%	Principal Equity Distribution(3)	$19,804,225	51.4%
			Loan Payoff	17,544,720	45.6
			Reserves	664,683	1.7
			Closing Costs	486,372	1.3
Total Sources	$38,500,000	100.0%	Total Uses	$38,500,000	100.0%

(1)	Replacement reserves are capped at $575,000.
(2)	Other reserves consist of a deferred maintenance reserve ($430,870) and an environmental reserve ($1,650).
(3)	Principal Equity Distribution represents the borrower sponsor’s acquisition of a partner’s ownership interest in GEM Columbus, LLC, a borrower of the Heritage Apartments Loan.

■
The Mortgage Loan.  The mortgage loan (the “Heritage Apartments Loan”) is evidenced by a note in the original principal amount of $38,500,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in a student housing apartment complex located in Columbus, Ohio (the “Heritage Apartments Property”).  The Heritage Apartments Loan was originated by GS Commercial Real Estate LP on August 29, 2014, was subsequently purchased by Goldman Sachs Mortgage Company and represents approximately 4.6% of the Initial Pool Balance.  The note evidencing the Heritage Apartments Loan has an outstanding principal balance as of the Cut-off Date of $38,500,000 and has an interest rate of 4.3105% per annum.  The borrowers utilized the proceeds of the Heritage Apartments Loan to refinance the existing debt on the Heritage Apartments Property (including making distributions to equity holders), purchase certain equity interests in one of the borrowers, namely, GEM Columbus, LLC, and for other related purposes.

The Heritage Apartments Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date.  The Heritage Apartments Loan requires payments of interest only for the initial 60 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is the due date in September 2024.  Voluntary prepayment of the Heritage Apartments Loan is prohibited prior to June 6, 2024.  Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The Heritage Apartments Property is a 598-unit student housing apartment community located in Columbus, Ohio. The Heritage Apartments Property was purchased in 2007 by the borrowers. The Heritage Apartments Property is a majority student-occupied apartment complex for students attending The Ohio State University that features amenities including a pool, fitness center, basketball gym and a community clubhouse. The Heritage Apartments Property offers studio, 1, 2 and 3 bedroom floor plans. The Heritage Apartments Property has been at or above 97.8% occupancy on a year-end basis since 2012, and as of August 19, 2014, Total Occupancy and Owned Occupancy were both 94.1%.

HERITAGE APARTMENTS

The following table presents certain information relating to the units and rent at the Heritage Apartments Property:

Unit Type	# of Units(1)	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Monthly Actual Rent per Unit(1)	Underwritten Monthly Rent	Underwritten Annual Rent
Studio / 1 Bath	56	391	$643	$643	$36,014	$432,168
1 Bed / 1 Bath	366	551	$765	$765	280,034	3,360,408
2 Bed / 1 Bath	116	920	$1,125	$1,125	130,523	1,566,276
2 Bed / 2 Bath	43	687	$981	$981	42,162	505,944
3 Bed / 1 Bath	11	875	$1,343	$1,343	14,774	177,288
3 Bed / 2 Bath	6	1,479	$1,484	$1,484	8,905	106,860
Total / Weighted Average	598	633	$857	$857	$512,412	$6,148,944

(1)	As provided by the borrower per the August 19, 2014 rent roll.
(2)	Source: Appraisal.

The following table presents certain information relating to historical leasing at the Heritage Apartments Property:

Historical Leased %(1)
2012	2013	TTM 7/31/2014
97.8%	98.0%	96.7%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless specified otherwise.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heritage Apartments Property:

Cash Flow Analysis(1)
	2012	2013	TTM 7/31/2014	Underwritten	Underwritten $ per Unit
Base Rent(2)	$5,464,586	$5,782,429	$6,029,972	$5,747,544	$9,611
Gross Up Vacancy	0	0	0	401,400	671
Gross Potential Rent	$5,464,586	$5,782,429	$6,029,972	$6,148,944	$10,283
Vacancy, Credit Loss and Concessions	(303,190)	(367,463)	(424,995)	(456,691)	(764)
Non-Revenue Units	(44,730)	(62,291)	(48,849)	(46,752)	(78)
Total Rent Revenue	$5,116,666	$5,352,675	$5,556,127	$5,645,501	$9,441
Other Revenue(3)	241,432	232,899	271,702	275,583	461
Effective Gross Income	$5,358,098	$5,585,574	$5,827,830	$5,921,084	$9,901

Total Operating Expenses	$2,229,424	$2,380,845	$2,373,096	$2,386,669	$3,991

Net Operating Income	$3,128,674	$3,204,729	$3,454,733	$3,534,415	$5,910
Replacement Reserves	0	0	0	168,038	281
Net Cash Flow	$3,128,674	$3,204,729	$3,454,733	$3,366,377	$5,629

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical Base Rent includes vacancy gross up as provided by the borrower.
(3)	Other Revenue includes utilities, parking, laundry, storage, commercial tenants and other miscellaneous revenues.

HERITAGE APARTMENTS

■	Appraisal. According to the appraisal, the Heritage Apartments Property had an “as-is” appraised value of $51,650,000 as of an effective date of June 25, 2014.

■
Environmental Matters.  According to a Phase I environmental report, dated July 24, 2014, there are no recognized environmental conditions or recommendations for further action at the Heritage Apartments Property other than recommendations for (i) asbestos and lead-based paints operations and maintenance plans, (ii) the identification and mitigation of the source(s) of water intrusion observed in the basement of two buildings and (iii) the evaluation of an out-of-service elevator pit for leaks, sumps or drains.

■
Market Overview and Competition.  The Heritage Apartments Property is located in Columbus, Ohio adjacent to The Ohio State University west campus and is less than 1.2 miles from The Ohio State University main campus.  Access to main campus is provided by an on-site Ohio State University bus stop. The Heritage Apartments Property is located in the Upper Arlington/North Columbus submarket and, as of 1Q 2014, the submarket included a total of 9,533 units with a vacancy rate of 3.0%. The average rental rate for the submarket was $788 per unit as of 1Q 2014.

The Upper Arlington/North Columbus multifamily submarket demand is driven primarily by The Ohio State University. The Ohio State University is the nation’s third largest university and has over 56,000 enrolled students at the main campus alone. The appraiser concluded a market rent range of $675 to $750 for studio units, $825 to $875 for one-bedroom units, $950 to $1,250 for two-bedroom units and $1,450 to $1,550 for three-bedroom units at the Heritage Apartments Property. The following table presents certain information relating to the primary competition for the Heritage Apartments Property:

Competitive Set(1)
	Heritage Apartments	Colony Club	Arbors of Watermark	The Meridian	Drayton Court
City	Columbus	Columbus	Columbus	Columbus	Columbus
Occupancy	94.1%	94.2%	97.0%	95.0%	100.0%
Typical Tenancy	Student	All	All	All	All
	Marble Cliff Commons	Runaway Bay	University Village
City	Columbus	Columbus	Columbus
Occupancy	100.0%	97.0%	100.0%
Typical Tenancy	All	All	Student

(1)	Source: Appraisal.

■
The Borrowers. The borrowers are GEM Columbus, LLC and Schenk Columbus, LLC, each of which is a single-purpose, single-asset entity. Each of the borrowers is a single-member Delaware limited liability company and has two independent directors. The borrowers own the Heritage Apartments Property as tenants-in-common, but have waived their respective rights to partition.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the Free Writing Prospectus.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Heritage Apartments Loan.  Jared Schenk, the 100% direct owner of Schenk Columbus, LLC and an indirect minority owner of GEM Columbus, LLC, is the loan sponsor and non-recourse carveout guarantor under the Heritage Apartments Loan. Mr. Schenk founded Schenk Realty in 1998, and Jared Schenk or an entity in which Jared Schenk owns or owned an interest (although not necessarily a controlling interest) has acquired or developed over 12,000 student-occupied units containing over 25,000 beds.

HERITAGE APARTMENTS

■
Escrows. At origination, the borrowers funded (i) an escrow reserve in the amount of $203,404 in respect of taxes and $28,759 in respect of insurance premiums and (ii) a deferred maintenance reserve in the amount of $430,870 and environmental reserve in the amount of $1,650 for, among other things, certain pavement and sidewalk repair and water intrusion remediation.

On each due date, the borrowers will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period and (ii) a capital expenditure reserve in an amount equal to $16,495, to the extent that the amount on reserve is less than $575,000.

■
Lockbox and Cash Management.  The Heritage Apartments Loan requires a springing lockbox, with springing cash management.  Upon the occurrence of a Heritage Apartments Cash Management Period, the loan documents require the borrowers to establish a lender-controlled lockbox account and to cause all revenues relating to the Heritage Apartments Property and all other money received by the borrowers or the property manager with respect to the Heritage Apartments Property (other than tenant security deposits if required to be held in escrow accounts) to be deposited into the lockbox account within two business days after receipt.  Upon the termination of either of the first or second Heritage Apartments Cash Management Period (and provided that no other Heritage Apartments Cash Management Period exists), the borrowers will have the right to have the lockbox account closed and collect revenue as though a Heritage Cash Management Period had not occurred; provided that, upon the occurrence of a third Heritage Apartments Cash Management Period, the lockbox account will remain in effect and all rents will be deposited into the lockbox account for the remainder of the term of the Heritage Apartments Loan.

For so long as there is a lockbox but no Heritage Apartments Cash Management Period is continuing, all amounts in the lockbox account are required to be swept on each business day into a borrower-controlled operating account.  During a Heritage Apartments Cash Management Period, all amounts in the lockbox account are required to be swept on each business day to a lender-controlled cash management account.

On each due date during a Heritage Apartments Trigger Period or, at the lender’s discretion, during an event of default, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves (including real estate taxes, insurance premiums and capital expenses reserves provided for in the loan documents) and budgeted operating expenses, be held as additional collateral for the Heritage Apartments Loan.

A “Heritage Apartments Cash Management Period” means the period (i) from the commencement of a Heritage Apartments Trigger Period until the termination of such Heritage Apartments Trigger Period; or (ii) from the occurrence of an event of default under the Heritage Apartments Loan until such event of default is cured.

A “Heritage Apartments Trigger Period” means any period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the loan documents) is less than 1.25x, and ending at the conclusion of the second consecutive fiscal quarter during which the debt service coverage ratio for the trailing twelve-month period (ending on the last day of any fiscal quarter) is equal to or greater than 1.25x; or (ii) commencing upon the expiration of a 10-business day notice and cure period, the borrowers’ failure to deliver certain financial reports and ending when such financial reports are delivered.

HERITAGE APARTMENTS

■
Property Management.  The Heritage Apartments Property is managed by Village Green Management Company LLC pursuant to a management agreement.  Under the loan documents, the Heritage Apartments Property must remain managed by Village Green Management Company LLC, any other management company controlled by Jared Schenk or any other management company reasonably approved by the lender and with respect to which Rating Agency Confirmation has been received.  During the continuance of an event of default under the Heritage Apartments Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), or if the property manager files for or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the property manager’s assets or the property manager makes a general assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to terminate, or require the borrowers to terminate, the management agreement and engage a replacement property manager, which may be selected by the lender if such termination is based on an event of default under the Heritage Apartments Loan, or any foreclosure, conveyance in lieu of foreclosure or other similar transaction.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Heritage Apartments Property (plus eighteen months of rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Heritage Apartments Loan as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance must have a deductible that is approved by the lender (which approval may not be unreasonably withheld, delayed or conditioned, but subject to the requirements of each Rating Agency) and is no larger than what is customary for similar policies covering similar properties in the market in which the Heritage Apartments Property is located. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Heritage Apartments Property are separately allocated to the Heritage Apartments Property and that the policy will provide the same protection as a separate policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	12	Loan Seller		MC-Five Mile
Location (City/State)	Various	Cut-off Date Principal Balance		$35,700,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$52.09
Size (SF)	685,353	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 8/6/2014	78.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/6/2014	78.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.6100%
Appraised Value	$51,740,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		30
Underwritten Revenues	$4,884,976
Underwritten Expenses	$1,778,834	Escrows
Underwritten Net Operating Income (NOI)	$3,106,144		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,037,607	Taxes	$75,698	$37,849
Cut-off Date LTV Ratio	69.0%	Insurance	$36,177	$5,168
Maturity Date LTV Ratio	59.8%	Replacement Reserves	$0	$5,711
DSCR Based on Underwritten NOI / NCF	1.41x / 1.38x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.7% / 8.5%	Other(1)	$360,263	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,700,000	100.0%	Loan Payoffs	$23,374,104	65.5%
			Principal Equity Distribution	10,815,367	30.3
			Closing Costs	1,038,392	2.9
			Reserves	472,137	1.3
Total Sources	$35,700,000	100.0%	Total Uses	$35,700,000	100.0%

(1)	Other reserve represents a deferred maintenance reserve.

■
The Mortgage Loan.  The mortgage loan (the “Iron Guard Storage Portfolio Loan”) is evidenced by a note in the original principal amount of $35,700,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interests in 12 self storage facilities located in Georgia, Nevada, North Carolina, Texas, Virginia and Washington (the “Iron Guard Storage Portfolio Properties”).  The Iron Guard Storage Portfolio Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on September 22, 2014 and represents approximately 4.2% of the Initial Pool Balance. The Iron Guard Storage Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $35,700,000 and an interest rate of 4.6100% per annum.  The borrowers utilized the proceeds of the Iron Guard Storage Portfolio Loan to refinance existing debt on the Iron Guard Storage Portfolio Properties and to return equity to the borrower sponsor.

The Iron Guard Storage Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date.  The Iron Guard Storage Portfolio Loan requires payments of interest only for the initial 30 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in October 2024. Voluntary prepayment of the Iron Guard Storage Portfolio Loan without payment of any prepayment premium is permitted on or after the due date in July 2024.  Defeasance of the Iron Guard Storage Portfolio Loan with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by, the full faith and credit of the United States of America or other obligations which are “government securities” permitted under the Iron Guard Storage Portfolio Loan documents, is permitted at any time after the date that is one day after the second anniversary of the securitization Closing Date.

IRON GUARD STORAGE PORTFOLIO

■	The Mortgaged Properties. The Iron Guard Storage Portfolio Properties consist of 12 self storage properties located in six states totaling 685,353 SF.

The following table presents certain information relating to the Iron Guard Storage Portfolio Properties:

Property Address	City	State	Allocated Cut- off Date Loan Amount	Total GLA	Occupancy(1)	Year Built	Year Renovated	UW NCF
410 Old Galveston Road	Webster	TX	$5,680,000	96,148	93.6%	1999	NAP	$497,162
1230 Gum Branch Road	Jacksonville	NC	5,050,000	80,700	76.0%	1989	NAP	445,571
2327 Northeast 3rd Loop	Camas	WA	4,925,000	51,755	96.4%	1978	1994	410,148
24620 Franz Road	Katy	TX	3,750,000	56,075	90.1%	2001	NAP	325,374
1300 Shurling Drive	Macon	GA	3,445,000	67,600	77.4%	1990, 2000, 2001	NAP	295,266
2405 Riverside Drive	Danville	VA	2,625,000	49,636	86.4%	1988	NAP	217,040
275 East Prater Way	Sparks	NV	2,200,000	44,172	83.5%	1990	NAP	185,028
915 Key Street	Macon	GA	2,050,000	40,700	78.1%	1988	NAP	165,243
1045 Bertram Road	Augusta	GA	1,700,000	45,725	63.8%	1986	NAP	143,422
135 Center Street	Jacksonville	NC	1,700,000	58,662	63.4%	1995	NAP	140,322
108 North Marine Boulevard	Jacksonville	NC	1,475,000	42,430	65.5%	1985	NAP	117,418
1805 Wylds Road	Augusta	GA	1,100,000	51,750	56.4%	1988	NAP	95,614
Total / Wtd. Avg. Portfolio			$35,700,000	685,353	78.6%			$3,037,607

(1)	As provided by the borrowers and represents occupancy as of August 6, 2014.

The following table presents certain information relating to historical leasing at the Iron Guard Storage Portfolio Properties:

Historical Leased %(1)
Property Address	12/31/2011	12/31/2012	12/31/2013	As of 8/6/2014
410 Old Galveston Road	71.7%	84.7%	89.4%	93.6%
1230 Gum Branch Road	74.8%	75.0%	73.1%	76.0%
2327 Northeast 3rd Loop	78.5%	87.1%	89.4%	96.4%
24620 Franz Road	82.3%	76.0%	77.1%	90.1%
1300 Shurling Drive	82.1%	80.2%	75.5%	77.4%
2405 Riverside Drive	79.2%	78.7%	75.2%	86.4%
275 East Prater Way	86.0%	85.7%	81.8%	83.5%
915 Key Street	73.6%	78.0%	78.0%	78.1%
1045 Bertram Road	70.4%	65.1%	65.3%	63.8%
135 Center Street	71.2%	63.1%	62.9%	63.4%
108 North Marine Boulevard	79.5%	63.7%	57.8%	65.5%
1805 Wylds Road	62.4%	56.9%	53.8%	56.4%
Total / Wtd. Avg. Portfolio	75.8%	74.9%	73.8%	78.6%

(1)
As provided by the borrowers. The occupancy percentage is as of December 31 of the respective year. Occupancy for 2011, 2012, and 2013 is shown as a percentage of  occupied units to total units.  Occupancy as of 8/6/2014 is shown as a percentage of occupied square footage to total square footage.

IRON GUARD STORAGE PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Iron Guard Storage Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 7/31/2014	Underwritten	Underwritten $ per SF
Base Rent(2)	$5,986,883	$5,911,905	$5,938,371	$5,768,235	$4,549,483	$6.64
Gross Up Vacancy	0	0	0	0	1,186,385	1.73
Total Rent Revenue	$5,986,883	$5,911,905	$5,938,371	$5,768,235	$5,735,868	$8.37
Other Income(3)	573,313	542,281	615,213	689,209	689,209	1.01
Vacancy, Concessions & Credit Loss	(1,990,143)	(1,944,888)	(1,852,390)	(1,606,843)	(1,540,104)	(2.25)
Effective Gross Income	$4,570,053	$4,509,298	$4,701,194	$4,850,604	$4,884,976	$7.13

Total Operating Expenses	$1,741,431	$1,639,294	$1,692,528	$1,766,595	$1,778,834	$2.60

Net Operating Income	$2,828,621	$2,870,003	$3,008,661	$3,084,008	$3,106,144	$4.53
Replacement Reserves	0	0	0	0	68,537	0.10
Net Cash Flow	$2,828,621	$2,870,003	$3,008,661	$3,084,008	$3,037,607	$4.43

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Base rent includes gross up vacancy for 2011, 2012, 2013, and TTM 7/31/2014.
(3)	Other Income consists of administrative fees, tenant paid insurance, late fees, U-Haul rental, truck rental, bill board income, and miscellaneous income.

■	Appraisal. According to the appraisal, the Iron Guard Storage Portfolio Properties had an “as-is” appraised value of $51,740,000 as of an effective date of August 11, 2014.

■
Environmental Matters.  According to the Phase I environmental reports, dated from August 14, 2014 to September 12, 2014, there are no recognized environmental conditions or recommendations for further action at the Iron Guard Storage Portfolio Properties.

■
The Borrowers.  The co-borrowers are Lucky 7 Equity LLC, Bertram Storage LLC, Camas Mini-Storage Annex L.L.C., Center Storage, LLC, Gum Branch Storage, LLC, Katy Self Storage LLC, Key Self-Storage LLC, Marine Self-Storage LLC, Prater Way Storage, LLC, Riverside Storage, LLC, Shurling Storage, LLC, Webster Storage, LLC and Wylds Storage, LLC, each a single-purpose entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Iron Guard Storage Portfolio Loan. The guarantors of the non-recourse carveouts under the Iron Guard Storage Portfolio Loan are Tyrell G. Ross, Kurtis Allan Ross, Chad Duane Ross, David Tyrell Ross and Kimberly Kaye Michael.

■
Escrows.  In connection with the origination of the Iron Guard Storage Portfolio Loan, the borrowers funded aggregate reserves of $472,137 with respect to the Iron Guard Storage Portfolio Properties, comprised of: (i) $75,698 for real estate taxes, (ii) $36,177 for insurance, and (iii) $360,263 for deferred maintenance.

On each due date, the borrowers are required to fund: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period provided and (ii) a replacement reserve in the amount of $5,711.

IRON GUARD STORAGE PORTFOLIO

■
Lockbox and Cash Management.  The Iron Guard Storage Portfolio Loan is structured with a springing lockbox.  Following the commencement of the first Iron Guard Storage Portfolio Trigger Period, the Iron Guard Storage Portfolio Loan documents require the borrowers to set up the lockbox account for the sole and exclusive benefit of the lender into which the borrowers are required to deposit or cause to be deposited all revenue generated by the Iron Guard Storage Portfolio Properties.  The Iron Guard Storage Portfolio Loan documents also require that the funds on deposit in the lockbox account be transferred on each business day to the borrowers unless an Iron Guard Storage Portfolio Trigger Period exists, in which case the funds are required to be transferred on each business day to the cash management account under the control of the lender. So long as the Iron Guard Storage Portfolio Loan remains outstanding, such borrower is required to cause a separate bank account to be opened pursuant to each agreement between a borrower and U-Haul Co. (or an affiliate thereof) (“UHaul”) (each, a “UHaul Agreement”) (separate from any lockbox account or other account) for each individual property at which a UHaul Agreement is in place. The borrowers are required to, upon the commencement of an Iron Guard Storage Portfolio Trigger Period, authorize the lender to directly receive all revenues resulting from a UHaul Agreement directly from UHaul.  On each due date during the continuance of an Iron Guard Storage Portfolio Trigger Period, the Iron Guard Storage Portfolio Loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves for each of the prior four calendar quarters be reserved with the lender and held as additional collateral for the Iron Guard Storage Portfolio Loan.  During the continuance of an event of default under the Iron Guard Storage Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the Iron Guard Storage Portfolio Loan and/or toward the payment of expenses of the Iron Guard Storage Portfolio Properties, in such order of priority as the lender may determine.

An “Iron Guard Storage Portfolio Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Iron Guard Storage Portfolio Loan documents, (ii) the debt service coverage ratio (as calculated under the Iron Guard Storage Portfolio Loan documents) being less than 1.05x for each of the prior four calendar quarters and (iii) the debt yield (as calculated under the Iron Guard Storage Portfolio Loan documents) being less than 7.25% for each of the prior four calendar quarters, or (iv) July 6, 2014 if a refinance commitment reasonably acceptable to the lender has not been delivered to the lender, and (b) expiring, as applicable, upon (i) the cure (if applicable) of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.05x for four consecutive calendar quarters, and (iii) the debt yield being equal to or greater than 7.25% for four consecutive calendar quarters.

■
Property Management.  The Iron Guard Storage Portfolio Properties are currently managed by Iron Guard Storage LLC, an affiliate of the borrowers, pursuant to 12 management agreements. No individual borrower shall, without the lender’s prior consent (which consent shall not be unreasonably withheld):  (i) surrender, terminate or cancel any management agreement; provided, that the borrowers may replace the manager so long as the replacement manager is a qualified manager pursuant to a replacement management agreement; (ii) reduce or consent to the reduction of the term of any management agreement; (iii) increase or consent to the increase of the amount of any charges under any management agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any management agreement in any material respect.  Following the occurrence and during the continuance of an event of default, no borrower is permitted to exercise any rights, make any decisions, grant any approvals or otherwise take any action under any management agreement without the prior consent of the lender, which consent may be withheld in the lender’s sole discretion.  If (i) the debt service coverage ratio for the immediately preceding two  calendar quarters is less than 1.0x, (ii) an event of default occurs and is continuing, (iii) a manager shall become bankrupt or insolvent (or seek similar status under any creditors’ rights law), or (iv) a material default by a manager occurs under any management agreement beyond any applicable grace and cure periods, the borrower shall, at the request of the lender, terminate such management agreement and replace such manager with a qualified manager pursuant to a replacement management agreement, it being understood and agreed that the management fee for such qualified manager shall not exceed then prevailing market rates.

IRON GUARD STORAGE PORTFOLIO

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The property, liability and business interruption insurance coverage required to be maintained under the Iron Guard Storage Loan documents is required to include coverage for losses due to any peril now or hereafter included within the classification of damage caused by war and the acts of terrorists, including nuclear, biological and/or chemical acts of terrorists, including both certified and non-certified acts of terrorists and foreign and domestic acts of terrorists. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

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THE PINNACLE AT BISHOP’S WOODS

THE PINNACLE AT BISHOP’S WOODS

Lannon
Menomonee Falls
Butler
CAPITOL DRIVE AIRPORT
Wisconsin Memorial Park Cemetery
Mt Mary College
Mayfair Mall
Wauwatosa
Milwaukee
Elm Grove
Brookfield
Brookfield Square Mall
Milwaukee Zoological Gardens
Miller Park
Swing Time Golf & Baseball
Waukesha
West Milwaukee
West Allis
Aurora St Luke's Medical Center
Alverno College
New Berlin
Greenfield
Green Fields Golf Center
Hales Corners
Southridge Mall
Greendale
Grafton
Mequon
Menomonee Falls
Brookfield
Milwaukee
Waukesha
New Berlin
Muskego
Franklin
South Milwaukee
Oak Creek
Racine
Elkhorn
CARTIFACT

The Pinnacle at Bishop's Woods

	Property Name	Address	City/State	Zip Code
1	Pinnacle II	13935 Bishop's Drive	Brookfield, WI	53005
2	Pinnacle III	13845 Bishop's Drive	Brookfield, WI	53005
3	Pinnacle I	13890 Bishop's Drive	Brookfield, WI	53005

THE PINNACLE AT BISHOP’S WOODS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller	CGMRC
Location (City/State)	Brookfield, Wisconsin	Cut-off Date Principal Balance(2)	$31,150,000
Property Type	Office	Cut-off Date Principal Balance per Unit	$125.52
Size (SF)	248,175	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 8/1/2014	94.9%	Number of Related Mortgage Loans	None
Total Owned Occupancy as of 8/1/2014	94.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	4.6720%
Appraised Value	$45,250,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Underwritten Revenues	$5,953,111
Underwritten Expenses	$2,829,733	Escrows
Underwritten Net Operating Income (NOI)	$3,123,378	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,820,605	Taxes	$44,361	$44,361
Cut-off Date LTV Ratio	68.8%	Insurance	$40,261	$3,355
Maturity Date LTV Ratio	61.7%	Replacement Reserves	$0	$4,550
DSCR Based on Underwritten NOI / NCF(1)	1.68x / 1.52x	TI/LC(3)	$871,498	$50,000
Debt Yield Based on Underwritten NOI / NCF	10.0% / 9.1%	Other(4)	$99,161	$25,000

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,150,000	85.6%	Loan Payoff	$33,353,015	91.6%
Mezzanine Loan(2)	5,230,000	14.4	Closing Costs	2,000,999	5.5
Sponsor Equity	29,295	0.1	Reserves	1,055,281	2.9
Total Sources	$36,409,295	100.0%	Total Uses	$36,409,295	100.0%

(1)
The DSCR Based on Underwritten NOI / NCF is calculated using the Pinnacle at Bishop’s Woods Loan’s non-standard amortization schedule as set forth in Annex G to the Free Writing Prospectus, and is calculated based on the aggregate debt service for the 12-month period immediately succeeding the expiration of the interest-only period.

(2)
The total debt at Pinnacle at Bishop’s Woods Properties is $36,380,000 including a $31,150,000 note in the trust and a $5,230,000 mezzanine loan held outside the trust. The total debt LTV is 80.4% and the total loan DSCR is 1.13x.

(3)
Monthly TI/LC reserve is equal to $50,000 for the initial 36 monthly payments of the loan term, and beginning on the 37th monthly payment, the monthly deposit decreases to $20,681. See “—Escrows” below.

(4)
Other upfront reserve consists of a mezzanine interest reserve ($50,498), which is a reserve under the mezzanine loan, and a deferred maintenance reserve ($48,663). Other monthly reserve includes a reserve with respect to Travelers’ lease in the amount equal to $25,000 to be paid from the first monthly payment date, up to and including September 2015. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Pinnacle at Bishop’s Woods Loan”) is evidenced by a note in the principal amount of $31,150,000 and is secured by a first mortgage encumbering the borrowers’ interest in a three-building 248,175 SF, Class A office portfolio located in Brookfield, Wisconsin (the “Pinnacle at Bishop’s Woods Properties”).  The Pinnacle at Bishop’s Woods Loan was originated by RAIT Funding, LLC on June 30, 2014 and represents approximately 3.7% of the Initial Pool Balance.  The Pinnacle at Bishop’s Woods Loan has an outstanding principal balance as of the Cut-off Date of $31,150,000 and an interest rate of 4.6720% per annum.  The proceeds of the Pinnacle at Bishop’s Woods Loan were primarily used to refinance existing debt on the Pinnacle at Bishop’s Woods Properties, pay closing costs and set up reserves in connection with the Pinnacle at Bishop’s Woods Loan.

The Pinnacle at Bishop’s Woods Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date and requires interest only payments for the initial 36 months and then payments of principal and interest based on a 30-year amortization schedule. The maturity date of the Pinnacle at Bishop’s Woods Loan is July 1, 2024. Voluntary prepayment of the Pinnacle at Bishop’s Woods Loan without prepayment premium or yield maintenance charge is permitted on or after January 1, 2024.  Defeasance of the Pinnacle at Bishop’s Woods Loan with certain non-callable obligations of the United States of America or other obligations which are “governmental securities” permitted under the Pinnacle at Bishop’s Woods Loan documents, is permitted at any time, in whole or in part, on or after the due date in November 2016. See “—Release of Collateral” herein.

■
The Mortgaged Properties.  The Pinnacle at Bishop’s Woods Properties consist of a three-building, Class A, 248,175 SF office portfolio located in Brookfield, Waukesha County, Wisconsin, 10 miles west of downtown Milwaukee, well located off of Interstate 94.

THE PINNACLE AT BISHOP’S WOODS

The Pinnacle at Bishop’s Woods Properties were constructed between 1999 and 2003. As of August 1, 2014, the total occupancy rate at the Pinnacle at Bishop’s Woods Properties was 94.9% on approximately 30 acres of land with a mix of 18 national and regional tenants occupying the space. Primary access to the Pinnacle at Bishop’s Woods Properties neighborhood is provided by Bluemound Road, an east-west thoroughfare and Interstate 94, an east-west interstate that connects the neighborhood to the Milwaukee central business district (“CBD”) and the western suburbs.

The largest tenants at the Pinnacle at Bishop’s Woods Properties include (i) Bader & Rutter & Associates (“Bader & Rutter”), which leases 67,717 SF of space, has been a tenant at one of the Pinnacle at Bishop’s Woods Properties since August 2003, and has a lease expiring on April 30, 2017, (ii) The Travelers Indemnity Co (“Travelers”), which leases 52,878 SF of space (after a recent lease extension and expansion), has been a tenant at one of the Pinnacle at Bishop’s Woods Properties since 2009, and has a lease expiring on July 31, 2021, and (iii) Windstream Corporation, which leases 24,032 SF of space, has been a tenant at one of the Pinnacle at Bishop’s Woods Properties since 2003, and has a lease expiring on May 31, 2020.

The following table presents certain information relating to the tenants at the Pinnacle at Bishop’s Woods   Properties:

Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration(2)	Renewal / Extension Options
Bader & Rutter & Associates	NR / NR / NR	67,717	27.3%	$1,047,935	28.6%	$15.48	4/30/2017	N/A
The Travelers Indemnity Co(3)	A / A2 / A	52,878	21.3	769,676	21.0	14.56	7/31/2021	2, 5-year options
Windstream Corporation	NR / NR / BB-	24,032	9.7	377,543	10.3	15.71	5/31/2020	N/A
DeWitt Ross & Stevens SC(4)	NR / NR / NR	14,717	5.9	212,513	5.8	14.44	9/30/2024	2, 5-year options
Continental Casualty Co	NR / NR / A	12,008	4.8	264,176	7.2	22.00	4/30/2016	1, 5-year option
Tek Systems(5)	NR / NR / NR	10,622	4.3	143,397	3.9	13.50	5/31/2019	1, 5-year option
Employers Holdings Inc	NR / NR / NR	7,874	3.2	115,197	3.1	14.63	4/30/2015	1, 5-year option
Oracle America	NR / NR / NR	5,759	2.3	72,621	2.0	12.61	12/31/2016	2, 3-year options
MRED Management	NR / NR / NR	5,257	2.1	75,491	2.1	14.36	12/31/2019	N/A
County Line Pharmaceuticals	NR / NR / NR	4,909	2.0	61,363	1.7	12.50	4/30/2017	N/A
Largest Owned Tenants		205,773	82.9%	$3,139,911	85.8%	$15.26
Remaining Owned Tenants		29,835	12.0	517,911	14.2	17.36
Vacant Spaces (Owned Spaces)		12,567	5.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		248,175	100.0%	$3,657,822	100.0%	$15.53

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	All leases are assumed to remain in place through contractual expiration even if early termination options are available.
(3)
Travelers has the right to reduce the size of its space on either 8/1/2017 (notice on 11/1/2016) or 8/1/2019 (notice on 11/1/2018), provided that the reduction does not exceed 30% of its rentable square feet and that Travelers pays $18.53/SF of space to be reduced on 8/1/2017 and $9.82/SF of space to be reduced on 8/1/2019.

(4)
DeWitt Ross & Stevens SC can terminate its lease on or after 11/30/2019, upon 9 months’ notice (2/28/2019), with payment of unamortized TI/LCs, an amount equal to 10 months of base rent and additional rent.

(5)	Tek Systems can terminate its lease during the 45th month (11/1/2017) of its lease, upon 180 days’ notice, with payment of unamortized TI/LCs and an amount equal to three months of base rent.

THE PINNACLE AT BISHOP’S WOODS

The following table presents the lease rollover schedule at the Pinnacle at Bishop’s Woods Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	3,599	1.5	1.5%	72,304	2.0	20.09	1
2015	19,873	8.0	9.5%	322,831	8.8	16.24	4
2016	17,767	7.2	16.6%	336,797	9.2	18.96	2
2017	76,352	30.8	47.4%	1,193,133	32.6	15.63	3
2018	10,511	4.2	51.6%	154,138	4.2	14.66	3
2019	15,879	6.4	58.0%	218,888	6.0	13.78	2
2020	24,032	9.7	67.7%	377,543	10.3	15.71	1
2021	52,878	21.3	89.0%	769,676	21.0	14.56	1
2022	0	0.0	89.0%	0	0.0	0.00	0
2023	0	0.0	89.0%	0	0.0	0.00	0
2024	14,717	5.9	94.9%	212,513	5.8	14.44	1
2025 & Thereafter	0	0.0	94.9%	0	0.0	0.00	0
Vacant	12,567	5.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	248,175	100.0%		$3,657,822	100.0%	$15.53	18

(1)	Calculated based on the rent roll provided by the borrowers dated 8/1/2014.

The following table presents certain information relating to historical leasing at the Pinnacle at Bishop’s Woods Properties:

Historical Leased %(1)
	2012	2013	As of 8/1/2014
Owned Space	87.8%	88.4%	94.9%

(1)	As provided by the borrowers and reflects average occupancy rates for 2012 and 2013, and with respect to the 2014 occupancy rate, annualized based on the first seven months of 2014.

THE PINNACLE AT BISHOP’S WOODS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pinnacle at Bishop’s Woods Properties:

Cash Flow Analysis(1)

	2012	2013	TTM 3/31/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,758,951	$3,531,219	$3,396,290	$3,657,822	$14.74
Contractual Rent Steps(3)	0	0	0	38,538	0.16
Gross Up Vacancy	0	0	0	325,813	1.31
Total Rent	$3,758,951	$3,531,219	$3,396,290	$4,022,173	$16.21
Total Reimbursables	$1,851,460	$2,123,281	$2,247,103	$2,434,608	$9.81
Other Income	76,915	77,441	76,272	77,441	0.31
Vacancy & Credit Loss	0	0	0	(581,110)	(2.34)
Effective Gross Income	$5,687,326	$5,731,941	$5,719,665	$5,953,111	$23.99
Total Operating Expenses	$2,651,670	$2,760,771	$2,847,242	$2,829,733	$11.40
Net Operating Income	$3,035,656	$2,971,170	$2,872,423	$3,123,378	$12.59
TI/LC	0	0	0	248,175	1.00
Capital Expenditures	0	0	0	54,599	0.22
Net Cash Flow	$3,035,656	$2,971,170	$2,872,423	$2,820,605	$11.37

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is based on contractual rents as of 8/1/2014 and includes Travelers’ rent payments with respect to an expanded space of 5,147 SF, which commenced on 8/1/2014.
(3)	Underwritten Total Rent is based on contractual rents as of 8/1/2014 and includes contractual rent steps through 2/28/2015.

■	Appraisal. According to the appraisal, the Pinnacle at Bishop’s Woods Properties had an “as-is” appraised value of $45,250,000 as of an effective date of June 3, 2014.

■	Environmental Matters. According to the Phase I environmental report dated June 10, 2014, there are no recognized environmental conditions or recommendations for further action.

■
Market Overview and Competition.  The Pinnacle at Bishop’s Woods Properties are located in Brookfield, Wisconsin. The land uses within the immediate neighborhood around the Pinnacle at Bishop’s Woods Properties are largely comprised of office parks surrounded by single-family residential developments.

According to the appraisal, as of the first quarter of 2014, the Brookfield office submarket consisted of approximately 5.9 million SF within Milwaukee’s overall office market of 43.8 million SF.  The vacancy rate in the Brookfield office submarket was 16.4%. The Pinnacle at Bishop’s Woods Properties, with a 94.9% occupancy rate, consist of 248,175 SF of Class A office properties located off of Interstate-94 in the Brookfield submarket.

■
The Borrowers.  The borrowers are Pinnacle I at Bishop’s Drive Office Park, LLC and Pinnacle Property Holdings, LLC, each a Wisconsin limited liability company.  Peter J. Schwabe, Daniel P. Schwabe and Jay A. Henrichs are the non-recourse carveout guarantors of the Pinnacle at Bishop’s Woods Loan.

■
Escrows.  In connection with the origination of the Pinnacle at Bishop’s Woods Loan, the borrowers funded aggregate reserves of $1,055,281 comprised of: (i) $44,361 for real estate taxes; (ii) $40,261 for insurance; (iii) $48,663 for immediate repairs; (iv) $871,498 for an existing tenant leasing reserve; and (v) $50,498 for a mezzanine interest reserve (which is a reserve under the mezzanine loan).

THE PINNACLE AT BISHOP’S WOODS

Additionally, on each monthly payment date, the borrowers are required to fund the following reserves: (i) a tax reserve in an amount equal to one-twelfth of the annual amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period; (ii) an insurance reserve in an amount equal to one-twelfth of the annual amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period; (iii) a TI/LC reserve in an amount equal to $50,000 for the initial 36 months of the Pinnacle at Bishop’s Woods Loan term and beginning on the 37th monthly payment, a reserve of equal monthly installments in the amount equal to approximately $20,681; (iv) a replacement reserve in an amount equal to $4,550; (v) a reserve with respect to Travelers’ lease in the amount equal to $25,000 to be paid from August 2014 up to and including September 2015; (vi) an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrowers for the then current monthly period and; (vii) during the occurrence and continuance of a Pinnacle at Bishop’s Woods Trigger Period, an excess cash flow reserve with respect to any excess cash flow generated by the Pinnacle at Bishop’s Woods Properties, which is required by terms in the loan agreement to be escrowed and used for the payment of tenant improvements and leasing commissions associated with any vacant space at the properties; provided that, if such Pinnacle at Bishop’s Woods Trigger Period is also a Travelers Trigger Period and such Travelers Trigger Period no longer exists, then all amounts in the excess cash flow reserve may be disbursed to the borrowers so long as no other Pinnacle at Bishop’s Woods Trigger Period exists.  In addition, all excess cash flow will be retained in the cash management account up to a cap of $240,000 to fund future shortfalls in the waterfall.

■
Lockbox and Cash Management. The Pinnacle at Bishop’s Woods Loan is structured with a hard lockbox and in-place cash management.  At closing, the borrowers were required to establish a lender-controlled lockbox account into which tenants at the Pinnacle at Bishop’s Woods Properties will pay their rents. Any revenues derived from the Pinnacle at Bishop’s Woods Properties that are received by the borrowers or the property manager are also required to be deposited into the lender-controlled lockbox account.  At closing, the lender, on the borrowers’ behalf, was required to establish a cash management account with the lender or servicer, as applicable, in the name of the borrowers for the sole and exclusive benefit of the lender.  Funds on deposit in the lockbox account are required to be swept into a cash management account on each business day.

So long as no event of default has occurred and is continuing under the Pinnacle at Bishop’s Woods Loan, on each monthly payment date, the lender is required to disburse all funds on deposit in the cash management account to pay required reserves, debt service and all other amounts then due and payable under the Pinnacle at Bishop’s Woods Loan documents, with any remaining amounts to be disbursed, provided that no Pinnacle at Bishop’s Woods Trigger Period has occurred, (a) to the borrowers up to $300,000 for any calendar year, (b) then to the leasing reserve account up to a reserve cap of $3,800,000 (with such amount reduced to $2,000,000 following the renewal of the Bader & Rutter lease in satisfaction of the renewal terms further described in the loan agreement) and (c) finally, any remainder to the borrowers.  During the continuance of a Pinnacle at Bishop’s Woods Trigger Period, the lender may apply funds in the cash management account to amounts payable under the Pinnacle at Bishop’s Woods Loan in such order, priority and portions as the lender in its sole discretion may determine.

“Pinnacle at Bishop’s Woods Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the Pinnacle at Bishop’s Woods Loan documents or the mezzanine loan documents, (ii) the debt service coverage ratio as calculated under the Pinnacle at Bishop’s Woods Loan documents is less than 1.05x, and (iii) the occurrence of a Travelers Trigger Period, and (B) expiring upon (x) in the case of clause (A)(i) above, the cure of such event of default under the Pinnacle at Bishop’s Woods Loan documents or the mezzanine loan documents, as applicable, (y) in the case of clause (A)(ii) above, the date on which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.05x for two consecutive calendar quarters, and (z) in the case of clause (A)(iii) above, a Travelers Trigger Period no longer exists.

THE PINNACLE AT BISHOP’S WOODS

“Travelers Trigger Period” means a period (A) commencing upon the first to occur of (i) Travelers being in default under its lease beyond applicable notice and cure periods, (ii) Travelers failing to be in actual, physical possession of its space and/or “going dark” in excess of 10,000 SF of its space, (iii) Travelers giving notice that it is terminating its lease for all or any portion of its space, (iv) any termination or cancellation of Travelers’ lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or its lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Travelers and (vi) Travelers failing to extend or renew its lease on or prior to the date occurring 12 months prior to the expiration of the then applicable term of Travelers’ lease; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (including an estoppel certificate from Travelers in form and substance acceptable to the lender) of (1) the satisfaction of the Travelers Cure Conditions, (2) the borrowers leasing the entirety of  Travelers’ space or (3) so long as the debt service coverage ratio equals or exceeds 1.20x, the re-leasing of 70% or more of the rentable square footage of Travelers’ space, the replacement tenant being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease, is paying the full, unabated amount of the rent due and has unconditionally accepted its leased premises.

“Travelers Cure Conditions” mean each of the following, as applicable (i) Travelers has cured all defaults under the Travelers lease, (ii) Travelers is in actual, physical possession of the Travelers space and not “dark”, (iii) Travelers has revoked or rescinded any and all termination or cancellation notices with respect to the Travelers lease and has re-affirmed the Travelers lease as being in full force and effect, (iv) in the event the Travelers Trigger Period was commenced by Travelers’ failure to extend or renew its lease in accordance with clause (vi) of the definition of “Travelers Trigger Period” above, Travelers has renewed or extended its lease in accordance with its terms and the Pinnacle at Bishop’s Woods Loan documents, (v) with respect to any applicable bankruptcy or insolvency proceedings involving Travelers and/or the Travelers lease, Travelers is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the Travelers lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) Travelers is paying full, unabated rent under its lease.

■
Property Management.  The Pinnacle at Bishop’s Woods Properties are managed by MRED Management, Inc., a third party property manager, pursuant to a management agreement.  Under the Pinnacle at Bishop’s Woods Loan documents, the borrowers are not permitted to replace the current property manager of the Pinnacle at Bishop’s Woods Properties, except with a management company approved by the lender in writing (which approval of the lender may be conditioned upon delivery to the lender of a Rating Agency Confirmation). The lender may replace (or require the borrowers to replace) the property manager if (i) there is a default by the property manager under the management agreement after the expiration of any applicable cure period, (ii) there exists a Pinnacle at Bishop’s Woods Trigger Period, or (iii) certain bankruptcy-related events occur with respect to the property manager.

■
Release of Collateral.  The borrowers are permitted to obtain a release of an individual Mortgaged property in the Pinnacle at Bishop’s Woods Properties from the lien of the Pinnacle at Bishop’s Woods Loan at any time after the second anniversary of the securitization Closing Date, provided that, among other things, (i) the related borrowers defeases a portion of the Pinnacle at Bishop’s Woods Loan in an amount equal to 115% of the allocated loan amount for the portion of the Pinnacle at Bishop’s Woods Properties to be released; (ii) after giving effect to such release, (a) the debt service coverage ratio (based on the trailing 12-month period and based upon the aggregate amount of debt service with respect to the Pinnacle at Bishop’s Woods Loan and the related mezzanine loan) will not be less than the greater of (1) 1.13x and (2) the projected debt service coverage ratio as of the release notice date, and (b) the related loan-to-value ratio (based on the aggregate outstanding principal amount of the Pinnacle at Bishop’s Woods Loan and the related mezzanine loan) will not be greater than 80.4%; (iii) a Rating Agency Confirmation is obtained; and (iv) the related borrowers deliver a REMIC opinion.

THE PINNACLE AT BISHOP’S WOODS

In addition, so long as no event of default has occurred and is continuing under its terms, the related Pinnacle at Bishop’s Woods  Loan documents permit the borrowers to release a certain parcel of land at the Pinnacle at Bishop’s Woods Properties that is leased to a ground lease tenant (the “Pinnacle Ground Lease Parcel”) without payment of a release price, subject to the satisfaction of certain conditions including the following: (a) the borrowers give the lender not less than 30 days’ prior written notice specifying the date on which the Pinnacle Ground Lease Parcel will be conveyed to the tenant under the respective ground lease pursuant to the terms of such ground lease; (b) the delivery to the lender of (i) an opinion of counsel or a certificate of an architect indicating that the Pinnacle Ground Lease Parcel has been legally subdivided from the remainder of the Pinnacle at Bishop’s Woods Properties and that the balance of the Pinnacle at Bishop’s Woods Portfolio separately conforms to, and is in material compliance with, all legal requirements, and constitutes a tax lot separate from the rest of the Pinnacle at Bishop’s Woods Properties;  (ii) a certificate from an architect or engineer to the effect that the related Pinnacle Ground Lease Parcel is not necessary (x) for the remainder of the Pinnacle at Bishop’s Woods Properties to comply with any applicable zoning, building, land use or parking or other legal requirements applicable to the remainder of the Pinnacle at Bishop’s Woods Properties, or (y) for the uses of the remainder of the Pinnacle at Bishop’s Woods Properties, including, without limitation, for access, driveways, parking, utilities, drainage flows or any other purpose (giving effect to any easements reserved over the Pinnacle Ground Lease Parcel for the benefit of the remainder of the Pinnacle at Bishop’s Woods Properties); (iii) payment of all expenses incurred in connection with the release of the Pinnacle Ground Lease Parcel including, without limitation, reasonable attorneys’ fees; and (iv) delivery of such other documents as the lender may reasonably request; and (c) either (1) the ratio of the unpaid principal balance of the Pinnacle at Bishop’s Woods Loan to the value of the remaining property is equal to or less than 125% (as determined by the lender in its discretion by any commercially reasonable valuation method, but based solely on the value of real property and excluding personal property and going-concern value) or (2) unless the lender receives a REMIC opinion, the principal balance of the Pinnacle at Bishop’s Woods Loan is paid down by the least of the following amounts: (A) an amount equal to the net proceeds or other compensation paid in connection with the release pursuant to an arm’s length transaction with an unrelated third party, (B) the fair market value of the Pinnacle Ground Lease Parcel at the time of release, or (C) an amount such that the ratio of the unpaid principal balance of the Pinnacle at Bishop’s Woods Loan to the value of the remaining properties (as determined by the lender in its discretion by any commercially reasonable valuation method, but based solely on the value of real property and excluding personal property and going-concern value) does not increase after the release.

■
Mezzanine or Subordinate Indebtedness.  Concurrently with the origination of the Pinnacle at Bishop’s Woods Loan, RAIT Partnership, L.P., made a $5,230,000 mezzanine loan (the “Pinnacle at Bishop’s Woods Mezzanine Loan”) to Pinnacle I Mezzborrower, LLC and Pinnacle Holdings Mezzborrower, LLC, each a Wisconsin limited liability company and the holder of 100% of the interest in a sole member of one of the borrowers under the Pinnacle at Bishop’s Woods Loan.  The Pinnacle at Bishop’s Woods Mezzanine Loan is secured by, among other things, a pledge of the mezzanine borrower’s limited liability company interests in the sole members of each of the borrowers. The Pinnacle at Bishop’s Woods Mezzanine Loan carries an interest rate of 10.988069% per annum and is co-terminous with the Pinnacle at Bishop’s Woods Loan. The Pinnacle at Bishop’s Woods Mezzanine Loan is subject to a customary intercreditor agreement.

■
Terrorism Insurance. The borrowers are required to maintain an “all risk” insurance policy that provides coverage for terrorism.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

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STAMFORD PLAZA PORTFOLIO

STAMFORD PLAZA PORTFOLIO

STAMFORD PLAZA PORTFOLIO

STAMFORD
Greenwich
Darien
Springdale
Glenbrook
Downtown
Richmond Hill
Riverside
Old Greenwich
The Cove
Harbor Point
Shippan Point
Long Island Sound
FAIRFIELD COUNTY
N.Y. City 34 miles
New Haven 38 miles
NEW YORK CITY
MANHATTAN
QUEENS
BRONX
YONKERS
CONNECTICUT
NEW JERSEY
Stamford Plaza Portfolio
1 One Stamford Plaza Stamford, CT
2 Two Stamford Plaza Stamford, CT
3 Three Stamford Plaza Stamford, CT
4 Four Stamford Plaza Stamford, CT

STAMFORD PLAZA PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	CGMRC
Location (City/State)	Stamford, Connecticut	Cut-off Date Principal Balance(2)	$30,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$274.81
Size (SF)	982,483	Percentage of Initial Pool Balance	3.6%
Total Occupancy as of 6/19/2014	88.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/19/2014	88.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.5850%
Appraised Value	$427,200,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Underwritten Revenues	$42,900,089
Underwritten Expenses	$17,690,143	Escrows
Underwritten Net Operating Income (NOI)	$25,209,946	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$22,812,465	Taxes	$963,416	$481,708
Cut-off Date LTV Ratio(1)	63.2%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	57.9%	Replacement Reserves	$4,470,000	$16,375
DSCR Based on Underwritten NOI / NCF(1)	1.52x / 1.38x	TI/LC	$0	$187,500
Debt Yield Based on Underwritten NOI / NCF(1)	9.3% / 8.4%	Other(3)	$1,610,870	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$270,000,000	99.7%	Loan Payoff	$262,500,217	97.0%
Principal’s New Cash Contribution	695,992	0.3	Reserves	7,044,286	2.6
			Closing Costs	1,151,489	0.4

Total Sources	$270,695,992	100.0%	Total Uses	$270,695,992	100.0%

(1)	Calculated based on the aggregate balance of the Stamford Plaza Portfolio Loan Combination.
(2)
The Stamford Plaza Portfolio Loan with a Cut-off Date Balance of $30,000,000 is evidenced by note A-2-B, a non-controlling note which is part of a $270,000,000 loan combination evidenced by four pari passu notes. The controlling pari passu companion loan evidenced by note A-1, with a principal balance of $120,000,000 as of the Cut-off Date, and the non-controlling pari passu companion loan evidenced by note A-2-A, with a principal balance of $20,000,000 as of the Cut-off Date, were both contributed to the GSMS 2014-GC24 transaction. The non-controlling pari passu companion loan evidenced by note A-3, with a principal balance of $100,000,000 as of the Cut-off Date was contributed to the WFRBS 2014-C22 transaction.

(3)
Other upfront reserve represents a deferred maintenance reserve of $945,000 and an unfunded obligation reserve of $665,870 for tenant improvements and leasing commissions outstanding as of the origination date. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Stamford Plaza Portfolio Loan”) is part of a loan combination (the “Stamford Plaza Portfolio Loan Combination”) evidenced by four pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interests in four adjacent office properties located in Stamford, Connecticut (the “Stamford Plaza Portfolio Properties”).  The Stamford Plaza Portfolio Loan Combination was co-originated on August 6, 2014 by Citigroup Global Markets Realty Corp. and The Royal Bank of Scotland plc. The Stamford Plaza Portfolio Loan Combination had an original principal balance of $270,000,000 and has an outstanding principal balance as of the Cut-off Date of $270,000,000.  Each of the notes evidencing the Stamford Plaza Portfolio Loan Combination accrues interest at an interest rate of 4.5850% per annum.  The proceeds of the Stamford Plaza Portfolio were primarily used to refinance the Stamford Plaza Portfolio Properties.

The Stamford Plaza Portfolio Loan (which is evidenced by note A-2-B and represents a non-controlling interest in the Stamford Plaza Portfolio Loan Combination) had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000, and represents approximately 3.6% of the Initial Pool Balance. The related companion loans (the “Stamford Plaza Portfolio Companion Loans”) are held outside the Issuing Entity and are evidenced by the following three pari passu notes: (i) Note A-1, which represents the controlling interest in the Stamford Plaza Portfolio Loan Combination, was contributed to the GSMS 2014-GC24 transaction (along with note A-2-A), had an original principal balance of $120,000,000 and has an outstanding principal balance as of the Cut-off Date of $120,000,000; (ii) Note A-2-A, which represents a non-controlling interest in the Stamford Plaza Portfolio Loan Combination, was contributed to the GSMS 2014-GC24 transaction (along with note A-1), had an original principal balance of $20,000,000 and has an outstanding principal balance as of the Cut-off Date of $20,000,000; and (iii) Note A-3, which represents a non-controlling interest in the Stamford Plaza Portfolio Loan Combination, was contributed to the WFRBS 2014-C22 transaction, had an original principal balance of $100,000,000 and has an outstanding principal balance as of the Cut-off Date of $100,000,000.

STAMFORD PLAZA PORTFOLIO

The Stamford Plaza Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Stamford Plaza Portfolio Loan Combination requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Stamford Plaza Portfolio Loan Combination scheduled maturity date is the due date in August 2024.

At any time after the second anniversary of the securitization Closing Date, the borrowers have the right to defease the Stamford Plaza Portfolio Loan Combination in whole, or in part (see “Partial Release” below), with certain non-callable direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents.  In addition, the Stamford Plaza Portfolio Loan Combination is prepayable without penalty on or after May 6, 2024.

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The Mortgaged Properties. The Stamford Plaza Portfolio Properties are comprised of two 15-story, Class A office buildings and two 16-story Class A office buildings containing, in total, 982,483 SF located in Stamford, Connecticut. The Stamford Plaza Portfolio Properties were built between 1979 and 1986 and renovated between 1993 and 1996. The Stamford Plaza Portfolio Properties are located at the southwestern corner of the intersection of Tresser Boulevard and Elm Street, just north of Interstate 95 and within close walking distance to the Metro-North New Haven Line commuter railroad (Stamford Station). The Stamford Plaza Portfolio Properties are located directly adjacent to each other and form a contiguous office complex linked by common interior and exterior walkways. Shared amenities include a cafeteria, sundry shops, fitness center, conference facilities, ATM machines, and a shuttle bus to the Stamford Station. Parking is provided by three covered parking structures comprising 2,575 spaces, which equates to 2.6 spaces per 1,000 SF of rentable area. Nine investment grade tenants comprise 36.6% of the net rentable area and 43.2% of the underwritten base rent, including WR Berkley, Merrill Lynch, Pierce, Fenner & Smith, Icon International, Inc., Noble Americas Corp, Webster Bank NA, and Chevron USA Inc. As of June 19, 2014, the Stamford Plaza Portfolio Properties are 88.0% leased to 60 tenants.

The following table presents certain information relating to the Stamford Plaza Portfolio Properties:

Property Name	Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	UW Net Cash Flow
Two Stamford Plaza	Office	$8,511,236	28.4%	85.1%	1986/1994	258,132	$121,200,000	$5,554,216
Four Stamford Plaza	Office	7,366,573	24.6	79.7%	1979/1996	261,982	104,900,000	5,128,753
One Stamford Plaza	Office	7,099,719	23.7	89.8%	1986/1994	216,252	101,100,000	4,942,900
Three Stamford Plaza	Office	7,022,472	23.4	98.1%	1981/1993	246,117	100,000,000	7,186,595
Total / Wtd. Avg.		$30,000,000	100.0%	88.0%		982,483	$427,200,000	$22,812,465

STAMFORD PLAZA PORTFOLIO

The following table presents certain information relating to the major tenants at the Stamford Plaza Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
WR Berkley(2)	BBB+/Baa2/BBB+	92,124	9.4%	$4,487,026	11.5%	$48.71	6/30/2021(2)	1, 5-year option
Icon International, Inc.	BBB+/NR/BBB	76,555	7.8	3,489,155	8.9	45.58	1/31/2018	1, 5-year option
Merrill Lynch, Pierce, Fenner & Smith	A/Baa2/NR	55,833	5.7	2,758,942	7.0	49.41	2/28/2018	2, 5-year options(3)
Towers Watson Pennsylvania	NR/NR/NR	68,234	6.9	2,642,227	6.7	38.72	10/31/2016	2, 5-year options
Glencore, Ltd.	NR/NR/NR	45,537	4.6	2,377,321	6.1	52.21	2/28/2022	2, 5-year options(4)
Noble Americas Corp	BBB-/Baa3/BBB-	48,058	4.9	2,147,425	5.5	44.68	3/15/2021	2, 5-year options
Tronox LLC	NR/Ba3/BB	27,358	2.8	1,333,939	3.4	48.76	3/31/2023	2, 5-year options(5)
Wiggin and Dana LLP	NR/NR/NR	22,987	2.3	1,080,389	2.8	47.00	1/31/2022	2, 5-year options
Hexcel Corporation	NR/NR/BBB-	22,023	2.2	1,035,081	2.6	47.00	2/28/2022	2, 5-year options
Boardroom Inc.	NR/NR/NR	22,360	2.3	1,006,200	2.6	45.00	2/29/2020	2, 5-year options(6)
Ten Largest Owned Tenants		481,069	49.0%	$22,357,704	57.1%	$46.48
Remaining Owned Tenants		383,109	39.0	16,794,677	42.9	43.84
Vacant Spaces (Owned Space)		118,305	12.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		982,483	100.0%	$39,152,381	100.0%	$45.31

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Three operating units of WR Berkley are tenants with separate leases at Three Stamford Plaza: 46,062 SF (4.7% of NRSF and 5.4% of Annual U/W Base Rent) expiring on February 28, 2021; 35,698 SF (3.6% of NRSF and 4.1% of Annual U/W Base Rent) expiring on June 30, 2021, and 10,364 SF (1.1% of NRSF and 1.2% of Annual U/W Base Rent) expiring on June 30, 2021. The tenants have the option to terminate their respective leases as of March 1, 2016 (46,062 NRSF), November 1, 2016 (35,698 NRSF) and November 1, 2017 (10,364 NRSF) with nine months written notice prior to each respective lease expiration. In addition, the tenants each have one, five-year extension option.

(3)	Merrill Lynch, Pierce, Fenner & Smith has the option to surrender up to 11,371 SF of its leased space at any time with 12 months' notice.
(4)	Glencore may terminate its lease as of June 2017 with 12 months notice.
(5)	Tronox may terminate its lease as of March 2019 with 12 months notice.
(6)	Boardroom Inc. may terminate its lease as of March 2016 with 12 months notice.

The following table presents certain information relating to the lease rollover schedule for the Stamford Plaza Portfolio Properties:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	5,388	0.5%	0.5%	$1,690	0.0%	$0.31	2
2014	0	0.0	0.5%	0	0.0	0.00	0
2015	42,988	4.4	4.9%	1,838,493	4.7	42.77	7
2016	130,483	13.3	18.2%	5,433,306	13.9	41.64	9
2017	61,116	6.2	24.4%	2,954,775	7.5	48.35	8
2018	202,818	20.6	45.1%	9,417,486	24.1	46.43	10
2019	42,019	4.3	49.3%	1,788,822	4.6	42.57	5
2020	82,359	8.4	57.7%	3,463,761	8.8	42.06	9
2021	140,182	14.3	72.0%	6,634,450	16.9	47.33	4
2022	105,438	10.7	82.7%	5,222,450	13.3	49.53	4
2023	27,358	2.8	85.5%	1,333,939	3.4	48.76	1
2024	24,029	2.4	88.0%	1,063,208	2.7	44.25	1
2025 & Thereafter	0	0.0	88.0%	0	0.0	0.00	0
Vacant	118,305	12.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	982,483	100.0%		$39,152,381	100.0%	$45.31	60

(1)	Calculated based on approximate square footage occupied by each owned tenant.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the applicable lease and that are not considered in the Lease Expiration Schedule.

STAMFORD PLAZA PORTFOLIO

The following table presents certain information relating to historical leasing at the Stamford Plaza Portfolio Properties:

Historical Leased %(1)
	2009	2010	2011	2012	2013	As of 6/19/2014
Owned Space	86.5%	87.2%	88.2%	91.4%	91.4%	88.0%

(1)	As provided by the borrower and reflects occupancy as of December 31, for the indicated year unless otherwise specified.

The following table presents certain information relating to the historical average annual rent per SF at the Stamford Plaza Portfolio Properties:

Historical Average Base Rent per SF(1)
	2011	2012	2013
Base Rent per SF	$32.52	$33.11	$38.80

(1)	Base Rent per SF calculation is based on borrower provided rental figures and total occupied square footage of 866,374 (2011), 898,469 (2012) and 898,429 (2013).

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stamford Plaza Portfolio Properties:

Cash Flow Analysis

	2012	2013	TTM 5/31/2014	Underwritten(1)		Underwritten $ per SF(1)
Base Rent	$29,750,903	$34,863,266	$36,870,779	$37,323,769		$37.99
Contractual Rent Steps	0	0	0	1,828,612		1.86
Gross Up Vacancy	0	0	0	5,459,642		5.56
Total Rent	$29,750,903	$34,863,266	$36,870,779	$44,612,023		$45.41
Total Reimbursables	1,212,070	661,411	622,584	388,964		0.40
Other Income(2)	3,375,412	3,221,615	3,255,014	3,358,745		3.42
Vacancy & Credit Loss	0	0	0	(5,459,642	)(3)	(5.56)
Effective Gross Income	$34,338,385	$38,746,292	$40,748,377	$42,900,089		$43.66

Real Estate Taxes	$5,956,111	$5,646,862	$5,323,351	$5,370,961		$5.47
Insurance	263,408	277,440	305,891	319,494		0.33
Management Fee	1,300,887	1,371,790	1,350,302	1,000,000		1.02
Other Operating Expenses	10,148,455	10,512,025	10,999,688	10,999,688		11.20
Total Operating Expenses	$17,668,861	$17,808,117	$17,979,232	$17,690,143		$18.01

Net Operating Income(4)(5)	$16,669,524	$20,938,175	$22,769,145	$25,209,946		$25.66
TI/LC	0	0	0	2,200,985		2.24
Capital Expenditures	0	0	0	196,497		0.20
Net Cash Flow	$16,669,524	$20,938,175	$22,769,145	$22,812,465		$23.22

(1)
The increase in base rent and net operating income from TTM 5/31/2014 to Underwritten is due to average contractual rent over the respective lease terms of nine investment grade tenants totaling 36.6% of the net rentable area and 43.2% of the underwritten base rent and contractual rent steps through August 2015.

(2)	Other income includes parking, percentage rent and late fees, administrative fees on electric billings, miscellaneous parts and administrative charges for overseeing and approving tenant construction.
(3)	The underwritten economic vacancy is 11.7%. The Stamford Plaza Portfolio Properties were 88.0% occupied as of June 19, 2014.
(4)	The Net Operating Income for the period beginning on January 1, 2014 and ending on May 31, 2014 is $9,954,834.
(5)	2013 Net Operating Income is higher than 2012 Net Operating Income due to new leases and renewals; three new major tenant leases totaling more than $2.4 million in rental income were signed in 2012.

■	Appraisal. As of the appraisal valuation date of June 25, 2014, the Stamford Plaza Portfolio Properties had an aggregate “as-is” appraised value of $427,200,000.

■
Environmental Matters. According to the Phase I environmental site assessments dated July 8, 2014, there was no evidence of any recognized environmental conditions at the Stamford Plaza Portfolio Properties.

STAMFORD PLAZA PORTFOLIO

■
Market Overview and Competition. The Stamford Plaza Portfolio Properties are located in downtown Stamford, Connecticut, approximately 40 miles northeast of New York City. The City of Stamford is located within Fairfield County, which is tied both economically and culturally to Manhattan with many residents commuting to Manhattan each day. Fairfield County’s proximity to New York City, combined with less expensive office rents than Manhattan, makes it an attractive destination for large corporate headquarters and regional offices. The Stamford Plaza Portfolio Properties are located within close walking proximity to the Metro-North – Stamford train station. Stamford’s economy is diverse, and serves as a headquarters or very large office destination for many significant corporations including The Royal Bank of Scotland, UBS, Thomson-Reuters, General Electric and Sikorsky.  According to a third party market research report, the 2014 population and average household income within a five-mile radius of the Stamford Plaza Portfolio Properties were 172,794 and $134,841, respectively.

According to the appraisal, the Stamford Plaza Portfolio Properties are located within the Class A Stamford central business district (“CBD”) submarket of the Fairfield County office market.  As of the first quarter of 2014, the Fairfield County Class A office market had a vacancy rate and weighted average annual asking gross lease rate of 18.6% and $40.15 per SF, respectively. As of the first quarter of 2014, the Stamford CBD Class A submarket had a vacancy rate and weighted average annual asking gross lease rate of 21.4% and $47.92 per SF, respectively.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Stamford Plaza Portfolio Properties:

Office Lease Comparables(1)(2)
	Stamford Plaza Portfolio	First Stamford Place	Metro Center	300 Atlantic Street	400 Atlantic Street	Stamford Towers South
Year Built / Renovated	Various	1984	1987	1986	1981	1989
Total GLA	982,483	778,874	275,954	272,458	513,955	132,477
Total Occupancy	88.0%	86.1%	90.2%	83.8%	81.9%	77.9%
Avg. Direct Asking Rent per SF	$43.19	$49.03	$62.76	$55.25	$54.10	$47.75

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

■
The Borrowers. The borrowers are One Stamford Plaza Owner LLC, Three Stamford Plaza Owner LLC and Four Stamford Plaza Owner LLC, all of which are Delaware limited liability companies and single purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Stamford Plaza Portfolio Loan Combination.

Aby Rosen and Michael Fuchs are the guarantors of certain nonrecourse carveouts under the Stamford Plaza Portfolio Loan Combination.  Aby Rosen and Michael Fuchs are the founders of RFR Holding LLC (“RFR”), a Manhattan based global real estate investment, development and management company founded in 1991. RFR’s diverse portfolio includes signature office towers, ultra-luxury condominiums, hotels and high-end retail developments. Led by a team of senior executives whose members average over 20 years of experience, RFR manages more than 60 assets and development projects in New York City, Stamford, Miami, Las Vegas and Germany.

■
Escrows. The loan documents provide for upfront escrows in the amount of $963,416 for real estate taxes, $945,000 for deferred maintenance, $4,470,000 for replacement reserves and $665,870 for tenant-specific tenant improvements and leasing commissions.  The loan documents provide for monthly escrows in the amount equal to one-twelfth of the amount the lender estimates will be required to pay taxes over the then succeeding twelve- month period for real estate taxes, $16,375 for replacement reserves and $187,500 for tenant improvements and leasing commissions. Ongoing monthly reserves for insurance are not required as long as the Stamford Plaza Portfolio Properties are covered by an acceptable blanket insurance policy.

STAMFORD PLAZA PORTFOLIO

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Lockbox and Cash Management. The Stamford Plaza Portfolio Loan Combination requires lender-controlled lockbox accounts (which are already in place) and that the borrowers direct tenants and the parking and property managers to pay their rents and revenue, respectively, directly into such lockbox accounts.  The loan documents also require that all rents, cash revenues and all other monies received by the borrowers, the property manager, or the parking manager, as applicable, be deposited into the applicable lockbox account within two business days of receipt.  Funds are then swept to a cash management account controlled by the lender.

In the event that a Stamford Plaza Portfolio Trigger Period is in effect, the borrowers are required to make monthly deposits for approved operating expenses and extraordinary expenses. Also, in the event that a Stamford Plaza Portfolio Trigger Period is in effect, all excess cash flow funds generated by the Stamford Plaza Portfolio Properties must be deposited with the lender. So long as no Stamford Plaza Portfolio Trigger Period has occurred and is continuing, funds sufficient to pay an amount equal to such operating expense monthly deposit amount will be disbursed to the borrowers, and all excess cash will be disbursed to the borrowers.

A “Stamford Plaza Portfolio Trigger Period” will commence upon the earlier of (i) an event of default under the loan documents; (ii) the amortizing debt service coverage ratio being less than 1.20x; (iii) any Major Tenant becoming insolvent or subject to any bankruptcy or insolvency action; (iv) any Major Tenant being in default under its lease beyond applicable notice and cure periods; (v) any Major Tenant giving notice in writing that it is exercising a termination, cancellation and/or lease rejection right under its lease and/or such Major Lease otherwise fails to be in full force and effect; and (vi) the occurrence of a Major Tenant Non-Renewal Event. A Stamford Plaza Portfolio Trigger Period will end with respect to clause (i) above, if such event of default has been cured; with respect to clause (ii) above, if the amortizing debt service coverage ratio calculated in accordance with the loan documents is equal to or greater than 1.20x for two consecutive calendar quarters; with respect to clause (iii) above, if the Major Tenant has affirmed its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction; with respect to clause (iv) above, if the borrowers had provided to the lender evidence satisfactory to the lender that such default under such Major Lease has been cured and the Major Tenant is paying full unabated rent; with respect to clause (v) above, if the borrowers have provided the lender evidence satisfactory to the lender that such Major Tenant has revoked or rescinded all termination, cancellation and/or rejection notices with respect to its lease and has re-affirmed its lease as being in full force and effect; and with respect to clause (vi) above, if the debt service coverage ratio excluding any gross rents received from such Major Tenant is greater than 1.25x.

“Major Lease” is defined as (i) any lease, which, when aggregated with all other leases at the Stamford Plaza Portfolio Properties with the same tenant or its affiliate covers 25,000 or more rentable SF of improvements; (ii) any lease which has any option, offer or right of first refusal to acquire any portion of the Stamford Plaza Portfolio Properties; (iii) any lease in which an affiliate of the borrowers is the guarantor; (iv) any lease entered into during the continuance of an event of default; and (v) any instrument guaranteeing or providing credit support for any such Major Lease.

“Major Tenant” is defined as any tenant which, individually or when aggregated with all other affiliated tenants at the Stamford Plaza Portfolio Properties covers 15% or more of the total rental income for the Stamford Plaza Portfolio Properties or covers 100,000 or more rentable SF of improvements and any parent or any affiliate guaranteeing or providing credit support for such Major Tenant.

“Major Tenant Non-Renewal Event” means the occurrence of both (A) and (B) as follows: (A) any Major Tenant (x) fails to deliver written notice to the borrowers extending the term of its lease upon the earlier to occur of (i) one year prior to the expiration of the then applicable term of the applicable lease or (ii) the renewal notice period required under such lease and (y) such lease is not renewed for a minimum renewal term of five years and (B) the debt service coverage ratio for the succeeding twelve-month period and excluding any gross rents to be received from such Major Tenant is less than 1.25x.

STAMFORD PLAZA PORTFOLIO

■
Property Management. The Stamford Plaza Portfolio Properties are managed by RFR Realty LLC, an affiliate of the borrowers (the “Property Manager”) and Pro Park Inc. (the “Parking Manager,” and together with the Property Manager, the “Manager”). Under the loan documents, the Stamford Plaza Portfolio Properties may not be managed by any other party, other than a Qualified Manager. The lender may require the borrowers to replace Manager (i) during the continuance of an event of default under the Stamford Plaza Portfolio Loan Combination, (ii) during the continuance of a default by the Manager under the applicable management agreement after the expiration of any applicable cure period, (iii) if the Manager becomes insolvent or a debtor in (A) an involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (B) a voluntary bankruptcy or insolvency proceeding, or (iv) if one or more members of the senior management of the Manager has engaged in any act of gross negligence, fraud, willful misconduct or misappropriation of funds with respect to the properties and such act remains uncured and such member or members of senior management of Manager is not removed within thirty (30) days of the Manager becoming aware of such act.

A “Qualified Manager” means (i) a person approved by lender in writing (which may be conditioned upon lender obtaining a rating agency confirmation) or (ii) any of the following managers (or affiliates thereof): (A) Cushman & Wakefield, (B) Jones Lang LaSalle, or (C) CBRE, provided that no material adverse change (economic or otherwise) has occurred to such manager (or affiliate thereof), as determined by lender in its reasonable discretion prior to manager (or affiliate thereof) taking over management responsibilities of the applicable individual property.

■
Partial Release.  At any time after the second anniversary of the securitization Closing Date, the borrowers may obtain the release of an individual property from the lien of the related mortgage in connection with a partial defeasance upon the satisfaction of certain conditions including but not limited to: (i) no event of default under the loan documents has occurred or is continuing at the time that the release occurs; (ii) the borrowers have delivered defeasance collateral in an amount equal to the greater of (a) 90% of net proceeds of the sale of the released property; and (b) 120% of the released property’s allocated loan amount; (iii) after such release, the amortizing debt service coverage ratio of the remaining properties must be greater than the greater of (x) the amortizing debt service coverage ratio immediately preceding such release and (y) 1.38x; (iv) after such release, the loan-to-value ratio of the remaining properties must not be greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 63.2%; and (v) borrowers will not be permitted to release the One Stamford Plaza and Two Stamford Plaza properties separately.

STAMFORD PLAZA PORTFOLIO

■
Mezzanine Indebtedness. Affiliates of the borrowers have five outstanding junior mezzanine loans (the “Stamford Plaza Mezzanine Loans”).  Two of the Stamford Plaza Mezzanine Loans are currently owned by affiliates of the borrowers, another two of the Stamford Plaza Mezzanine Loans are majority owned by affiliates of the borrowers, and the remaining Stamford Plaza Mezzanine Loan is owned by an affiliate of the borrowers who has pledged its interest in such Stamford Plaza Mezzanine Loan to Westdeutsche Immobilienbank Mainz (“WIB”) as security for another subordinate loan with an equal balance.  The Stamford Plaza Mezzanine Loans are secured by the direct or indirect equity interests in such borrower affiliates.  The Stamford Plaza Mezzanine Loans have an aggregate original principal balance and a Cut-off Date principal balance of $390,000,000, of which approximately $276,400,000 is owned by or participated to affiliates of the borrowers, and another approximately $50,000,000 is owned by an affiliate but pledged to WIB as discussed above and approximately $63,600,000 is owned by or participated to non-affiliates.  Pursuant to the Stamford Plaza Mezzanine Loan documents, a portion of the aggregate principal amount of the Stamford Plaza Mezzanine Loans has been allocated to each of the Stamford Plaza Portfolio Properties and other unrelated properties covered by the Stamford Plaza Mezzanine Loans (for purposes of Stamford Plaza Mezzanine Loan document provisions regarding, among other things, sales of individual properties at mezzanine loan release prices and allocation of insurance proceeds). The portion of the Stamford Plaza Mezzanine Loans so allocated to the Stamford Plaza Portfolio Properties in accordance with the Stamford Plaza Mezzanine Loan documents is approximately $227,175,000; provided, however, that with respect to the junior institutional Stamford Plaza Mezzanine Loan in the principal amount of $40,000,000, there are no allocated loan amounts and the only condition for allowing a release of any individual property is the satisfaction of the terms and conditions set forth in the Stamford Plaza Portfolio mortgage loan agreement and in the other four senior Stamford Plaza Mezzanine Loan agreements and, therefore, an allocated loan amount was arrived at for the institutional Stamford Plaza Mezzanine Loan solely by analogy to the allocated loan amounts set forth in the other Stamford Plaza Mezzanine Loan documents. The Stamford Plaza Mezzanine Loans all mature on August 6, 2024. The mezzanine lenders have entered into subordination and standstill agreements with the mortgage lender with respect to each of the Stamford Plaza Mezzanine Loans.  In addition, the mezzanine lenders and WIB do not have any cure rights, purchase options or consent rights with respect to actions under the Stamford Plaza Portfolio Loan Combination.   See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and Annex A to the Free Writing Prospectus for additional information on the Stamford Plaza Mezzanine Loans.

■
Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Stamford Plaza Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. However, in the event the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent similar statute is not renewed or extended (or replaced by a comparable statute) at any time during the term of the Stamford Plaza Portfolio Loan Combination, borrowers are required to maintain terrorism insurance coverage at a cost not to exceed 200% of all insurance premiums for all insurance coverages required pursuant to the loan documents (without giving effect to the cost any terrorism component of such insurance). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

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DENVER MERCHANDISE MART

DENVER MERCHANDISE MART

DENVER MERCHANDISE MART

Denver Merchandise Mart
451 East 58th Avenue
Denver, CO 80216
Northglenn
Thornton
Federal Heights
Westminster
Sherrelwood
Welby
ADAMS COUNTY
Twin Lakes
Arvada
North Washington
Commerce City
Rocky Mountain Arsenal Natl. Wildlife Refuge
Elyria-Swansea
Wheat Ridge
Highland
DENVER
DENVER COUNTY
Park Hill
LoDo
Downtown
Uptown
Cherry Creek
Lakewood
JEFFERSON CO.
Denver Boulder Turnpike
RTD NORTHWEST LINE (2016)
RTD GOLD LINE (2016)
RTD NORTH LINE (2016)
RTD LIGHT RAIL EAST LINE (2016)
RTD LIGHT RAIL
Denver Intl. Airport 16 miles
Thornton Town Center
North Suburban Medical Center
Thornton Shopping Ctr.
Water World
Westminster City Ctr.
Hyland Hills Golf Course
Willis Case Golf Course
Berkeley Park
Rocky Mtn. Lake Park
Sloan Lake
NATL. WESTERN STOCK SHOW
Denver Coliseum
Shops at Northfield
Quebec Square at Stapleton
Park Hill Golf Course
City Park Golf Course
Denver City Park
Coors Field
Union
Elitch Gardens
Pepsi Center
Auraria Campus
Denver Performing Arts Ctr.
Colorado Conv. Center
Sports Authority Field at Mile High
State Capitol
Denver Art Museum
Denver Public Library
Clyfford Still Museum
Denver Health Medical Ctr.
Presbyterian-St. Lukes Medical Ctr.
Cheesman Park
Denver Botanic Gardens
VA Eastern Colorado
Rose Medical Center
Cherry Creek Shopping Center
Lowry Town Center
E. 100th Ave
Thornton Pkwy
E. 88th Ave
W. 92nd Ave
W. 84th Ave
W. 72nd Ave
W. 70th Ave
E. 72nd Ave
70TH
W. 64th Ave
E. 64th Ave
E. 58th Ave
E. 56th Ave
W. 44th Ave
W. 38th Ave
W. 32nd Ave
W. 26th Ave
E. 26th Ave
MLK Jr. Blvd
Montview Blvd
W. Colfax Ave
Colfax Ave
E. 11th Ave
E. 8th Ave
E. 6th Ave
E. 1st Ave
6th Ave Frwy
E. Speer Blvd
Lowell Blvd
Federal Blvd
Pecos St
Huron St
Washington St
Broadway
York St
Colorado Blvd
Brighton Blvd
Blake St
Quebec St
Monaco Pkwy
Knox Ct
South Platte River
WESTMINSTER
PECOS JCT.
CLEAR CREEK/FEDERAL
60TH & SHERIDAN
41ST/FOX
38TH/BLAKE
40TH/COLORADO
30TH/DOWNING
DECATUR FEDERAL
SHERIDAN
PERRY
KNOX
10TH/OSAGE
25
36
76
270
70
225
287
6
85
95
2
40
88
224
Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Wheat Ridge
DENVER
Lakewood
AURORA
Englewood
Littleton
Centennial
Highlands Ranch

DENVER MERCHANDISE MART

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Denver, Colorado	Cut-off Date Principal Balance	$26,954,998
Property Type(1)	Mixed Use	Cut-off Date Principal Balance per SF(1)	$33.28
Size (SF)(1)	810,000	Percentage of Initial Pool Balance	3.2%
Total Occupancy as of 7/7/2014	97.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/7/2014	97.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1964-2007 / 2012-2013	Mortgage Rate	5.0500%
Appraised Value	$52,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$11,569,399
Underwritten Expenses	$7,832,126	Escrows
Underwritten Net Operating Income (NOI)	$3,737,274	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,381,133	Taxes	$99,380	$49,690
Cut-off Date LTV Ratio	51.8%	Insurance	$145,822	$14,582
Maturity Date LTV Ratio	38.9%	Replacement Reserves	$0	$22,275
DSCR Based on Underwritten NOI / NCF	1.96x / 1.78x	TI/LC(2)	$0	$7,403
Debt Yield Based on Underwritten NOI / NCF	13.9% / 12.5%	Other(3)	$685,000	$56,000

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,000,000	99.8%	Loan Payoff	$25,536,807	94.4%
Other Sources	55,000	0.2	Reserves	930,202	3.4
			Closing Costs	419,316	1.5
			Principal Equity Distribution	168,675	0.6
Total Sources	$27,055,000	100.0%	Total Uses	$27,055,000	100.0%

(1)
The Denver Merchandise Mart Property is a mixed use property with a total of 810,000 SF consisting of 520,000 SF of permanent showroom space, which is occupied by 380 tenants and 283,000 SF of exhibition space, which is temporarily leased to tenants for various trade shows throughout the year.  The remaining 7,000 SF represents kitchen and catering hall space.

(2)	The TI/LC reserve is capped at $177,682. See “—Escrows” below.
(3)
The other upfront reserve represents an upfront HVAC reserve of $650,000 and a deferred maintenance reserve of $35,000.  The other monthly reserve represents a monthly HVAC reserve of $56,000 (with monthly deposits ending in June 2016).  See “—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “Denver Merchandise Mart Loan”) is evidenced by a note in the original principal amount of $27,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a mixed use property located in Denver, Colorado (the “Denver Merchandise Mart Property”).  The Denver Merchandise Mart Loan was originated by Citigroup Global Markets Realty Corp. on August 28, 2014.  The Denver Merchandise Mart Loan has an outstanding principal balance as of the Cut-off Date of $26,954,998 which represents approximately 3.2% of the Initial Pool Balance, and accrues interest at an interest rate of 5.0500% per annum.  The proceeds of the Denver Merchandise Mart Loan were primarily used to refinance the Denver Merchandise Mart Property.

The Denver Merchandise Mart Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest during the term of the Denver Merchandise Mart Loan.  The scheduled maturity date of the Denver Merchandise Mart Loan is the due date in September 2024.  At any time after the second anniversary of the securitization Closing Date, the Denver Merchandise Mart Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Denver Merchandise Mart Loan documents.  Voluntary prepayment of the Denver Merchandise Mart Loan without prepayment premium or yield maintenance charge is permitted on or after the due date in May 2024.

DENVER MERCHANDISE MART

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The Mortgaged Property.  The Denver Merchandise Mart Property is a wholesale trade mart and exhibition hall that consists of five interconnected facilities totaling 810,000 SF located in Denver, Colorado.  The five facilities that comprise the Denver Merchandise Mart Property include the Mart, the Pavilion, the Expo, the Plaza and the Forum buildings, which were built in stages from 1964 through 2007.  The Denver Merchandise Mart Property has approximately 520,000 SF (355,364 net rentable SF) of permanent showroom space, of which 333,323 SF is occupied by 380 tenants or licensees, approximately 283,000 SF (34.9%) is used as exhibition space that is being temporarily leased or licensed to tenants or licensees during various trade shows throughout the year, and 7,000 SF (0.9%) consists of a kitchen and catering hall.  The Denver Merchandise Mart Property provides a central location for wholesalers and retail purchasers to meet and transact.  Additionally, the Denver Merchandise Mart Property provides manufacturers and/or their distributors and sales representatives, year-round centralized permanent showrooms for product exhibitions.  Parking at the Denver Merchandise Mart Property consists of 2,268 parking spaces resulting in a parking ratio of 2.8 spaces per 1,000 SF.  As of July 7, 2014, Total Occupancy and Owned Occupancy were both 97.3%.

The Mart building at the Denver Merchandise Mart Property is a four-story building that was constructed in 1964, expanded in 1979 and renovated between 2012 and 2013.  The Mart building is primarily used as permanent showrooms and offices.  A full service kitchen is provided on the first floor to support the functions within the complex. The Mart building has a large enclosed interior courtyard identified as the Terrace Gardens with elevated walkways at the perimeter of the courtyard for all four floors. The building area around the courtyard is divided into various sized showrooms.  The Pavilion building at the Denver Merchandise Mart Property was constructed in 1972 and renovated between 1985 and 1986.  The Pavilion building is located to the north of the Mart building; it provides flexible space that is favored by heavy industrial shows, automotive shows, consumer events and more. The Pavilion building can also be configured to accommodate individual booths and tables for trade shows, concerts and special events. It has a reception lobby with built-in registration area, wired and wireless internet services and three secure show offices.  The Expo building at the Denver Merchandise Mart Property was constructed in 1973 and renovated between 2012 and 2013.  The Expo building encompasses approximately 125,000 SF of space, including a column-free central hall. The Expo building can be configured for exhibit booths, large equipment displays, sit-down banquets, dances and auditorium seating.  The Forum building at the Denver Merchandise Mart Property was constructed in 1998 and expanded in 2007 in order to provide additional storage space at the Denver Merchandise Mart Property.  The Forum building has three meeting rooms and reception space on the first floor.  The Plaza building at the Denver Merchandise Mart Property was built in 1998.  The Plaza building is a multi-tiered space at the center of the Denver Merchandise Mart Property therefore, which can be utilized independently or in conjunction with any of the other buildings.

DENVER MERCHANDISE MART

The following table presents certain information relating to the permanent space tenancy at the Denver Merchandise Mart Property:

Permanent Space Underwritten Base Revenue by Tenancy Segment(1)
Segment	Segment GLA	% of Segment GLA	Monthly UW Base Rent	Annual UW Base Rent	% of UW Base Rent	UW Base Rent $ per SF
Western	129,560	38.9%	$192,832	$2,313,984	38.9%	$17.86
Gift / Home Accessories	70,795	21.2	130,998	1,571,976	26.4	22.20
Apparel / Accessories	28,308	8.5	46,289	555,468	9.3	19.62
Resort Wear	20,484	6.1	37,357	448,284	7.5	21.88
Jewelry	16,723	5.0	29,774	357,288	6.0	21.37
Cash & Carry	13,372	4.0	21,560	258,720	4.3	19.35
Western Home & Design	18,638	5.6	20,248	242,976	4.1	13.04
Office / Other	8,201	2.5	9,296	111,552	1.9	13.60
Storage Revenue	8,811	2.6	4,036	48,432	0.8	5.50
Outdoor	2,402	0.7	3,445	41,340	0.7	17.21
Sub-total / Wtd. Avg.	317,294	95.2%	$495,835	$5,950,020	100.0%	$18.75
General Storage	16,029	4.8
Total	333,323	100.0%

(1)	The Denver Merchandise Mart Property has approximately 520,000 SF (355,364 net rentable SF) of permanent showroom space, of which 333,323 SF is occupied by 380 tenants.

The following table presents certain information relating to historical leasing at the Denver Merchandise Mart Property:

Historical Leased %(1)
	2011	2012	2013	As of 7/7/2014
Owned Space	85.0%	85.5%	89.5%	97.3%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless otherwise indicated.

The Denver Merchandise Mart Property hosts over 185 events annually, which include trade shows, educational events, entertainment, social events and public service events.  Approximately 35 of the events hosted at the Denver Merchandise Mart Property are directly related to serving and promoting the Denver Merchandise Mart Property’s permanent tenant wholesale market segments; other events are related to the exhibition requirements of regional businesses, consumer shows, entertainment, education and public service events.

The following table presents certain information relating to top events (by revenue) for 2012 and 2013 at the Denver Merchandise Mart Property:

Top 10 Events by Revenue(1)
Show	2012 Revenue	2013 Revenue	Total Years at Property (approx.)
Denver Gift, Home, Jewelry, & Resort Show	$1,265,766	$1,351,979	30
WESA (Western and English Sales Association)	$774,486	$778,567	30
Tanner Gun Shows	$296,135	$328,322	20
World Wide Antique Show	$306,260	$270,823	25
International Gem & Jewelry	$151,563	$147,986	25
Colorado Indian Market	$76,726	$83,868	20
Colorado Country Christmas	$66,523	$77,941	12
WWSRA Active Sports Market	$101,673	$56,689	20
Denver Apparel & Accessory Market	$77,921	$69,809	30
Body, Mind, Spirit Celebration	$60,322	$66,774	20

(1)	As provided by the borrower.

DENVER MERCHANDISE MART

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Denver Merchandise Mart Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 6/30/2014	Underwritten	Underwritten $ per SF
In-Place Permanent Revenue(2)	$5,160,075	$5,231,162	$5,604,957	$5,807,303	$5,950,020	$7.35
Gross Up Vacancy	0	0	0	0	166,436	0.21
Total Rent	$5,160,075	$5,231,162	$5,604,957	$5,807,303	$6,116,456	$7.55
Other Income(3)	416,480	372,988	416,056	436,000	436,000	0.54
Gross Potential Income	$5,576,555	$5,604,150	$6,021,013	$6,243,303	$6,552,456	$8.09
Event Revenue(4)	3,876,767	3,674,563	3,772,227	3,808,650	3,808,650	4.70
F&B Revenue(5)	1,488,483	1,309,381	1,427,721	1,296,347	1,296,347	1.60
Parking Revenue	0	0	0	101,099	221,099	0.27
Less Vacancy & Credit Loss	(28,932)	(27,600)	97,338	112,338	(309,153)	(0.38)
Effective Gross Income	$10,912,873	$10,560,494	$11,318,299	$11,561,737	$11,569,399	$14.28

Real Estate Taxes	$494,105	$554,714	$613,955	$613,798	$567,884	$0.70
Insurance	213,278	111,495	149,935	148,159	166,654	0.21
Management Fee	0	0	0	0	347,082	0.43
Event Expenses(4)	259,781	252,375	245,039	263,447	263,447	0.33
F&B Expenses(5)	572,952	546,699	556,773	766,677	1,044,505	1.29
Parking Expense	0	0	0	12,781	19,280	0.02
Other Operating Expenses	6,347,562	6,453,336	6,585,735	5,837,615	5,423,274	6.70
Total Operating Expenses	$7,887,678	$7,918,619	$8,151,437	$7,642,477	$7,832,126	$9.67

Net Operating Income(4)	$3,025,195	$2,641,875	$3,166,862	$3,919,260	$3,737,274	$4.61
TI/LC	0	0	0	0	88,841	0.11
Capital Expenditures	0	0	0	0	267,300	0.33
Net Cash Flow	$3,025,195	$2,641,875	$3,166,862	$3,919,260	$3,381,133	$4.17

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
In-Place Permanent Revenue includes base rental revenue for the following: the occupied portion (333,323 SF) of the permanent showroom space (out of the net rentable SF of 355,364), occupied by 380 tenants, 283,000 SF of exhibition space and 7,000 SF of space consisting of a kitchen and catering hall.

(3)	Other Income includes income derived from show directories, media kits, signs, postage & shipping, vending, internet and other miscellaneous items.
(4)
Event Revenue includes event rent, event fees, tickets, electrical service, lighting and other show-related items.  Event Expenses include construction materials, equipment rent, speaker costs, entertainment costs, video/photo costs and other miscellaneous show-related items.

(5)
F&B Revenue includes food sales, liquor sales, gratuities, promotional food and liquor and other miscellaneous F&B-related items.  F&B Expenses include linen costs, food and liquor costs and other related expenses.

DENVER MERCHANDISE MART

■	Appraisal. According to the appraisal, the Denver Merchandise Mart Property had an “as-is” appraised value of $52,000,000 as of an effective date of June 25, 2014.

■	Environmental Matters. Based on a Phase I environmental report dated July 10, 2014, there was no evidence of any recognized environmental conditions at the Denver Merchandise Mart Property.

■
Market Overview and Competition.  The Denver Merchandise Mart Property is located in Denver, Colorado within the Denver-Aurora-Broomfield MSA. According to the appraisal, as of year-end 2012, the Denver-Aurora-Broomfield MSA accounted for 50.7% of the total population for the state of Colorado with a population density of 313 people per square mile.  The 2012 median household income for the metropolitan area was $57,536 which is 14.7% higher than the United States median household income.  Based on the appraisal, total employment has increased annually by 0.8% over the past decade in the state of Colorado and increased annually by 1.0% in the Denver-Aurora-Broomfield MSA.  From 2012 to 2013, unemployment decreased in Colorado and the Denver-Aurora-Broomfield MSA by 1.0% and 1.2%, respectively.  The top employers within the Denver-Aurora-Broomfield MSA are the United States Government, the State of Colorado, the University of Colorado System, the Denver public school system, the City & County of Denver, HealthONE Corporation and Lockheed Martin Corporation amongst others.  The Denver Merchandise Mart Property is accessible from major traffic routes including, Interstate-25 (north/south) and Interstate-76 (northeast/southwest).

According to the appraisal, the Denver Merchandise Mart Property’s immediate area has primarily been developed for industrial use but includes some office, retail, mixed-use and auto dealerships, single-family and multifamily developments.  According to a third party report, within the immediate area of the Denver Merchandise Mart Property, there are 50 retail properties totaling 485,572 SF with an occupancy rate of 98.0%, 22 office properties totaling 268,106 SF with an occupancy rate of 94.2% and 404 industrial/flex properties totaling 12,818,936 SF with an occupancy rate of 98.3%.

The following table presents certain information relating to certain local and national comparable properties provided in the appraisal for the Denver Merchandise Mart Property:

Rent Comparables – Local(1)(2)
	Denver Merchandise Mart	Denver Western Stock Show	Mile High Flea Market	Colorado Convention Center	Pueblo Convention Center
Year Built	1964 – 2007	1979	1986	1996	1997
Total NRA	810,000	595,017	189,999	1,667,984	50,970
Quoted Rent Rate per SF	$10.00-$20.00	$10.00-$17.00	$8.00-$16.00	$25.00-$40.00	$3.50-$7.00
City, State	Denver, CO	Denver, CO	Henderson, CO	Denver, CO	Pueblo, CO
Distance from Subject	--	1.6 miles	5.6 miles	4.2 miles	108.0 miles

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

Rent Comparables – National(1)(2)

	World Market Center Las Vegas	Dallas Market Center	AmericasMart Atlanta
Year Built	2005	1982	1957-2009
Total NRA	5,000,000	3,080,233	7,000,000
Quoted Rent Rate per SF	$20.00-$30.00	$18.00-$35.00	$25.00-$35.00
City, State	Las Vegas, NV	Dallas, TX	Atlanta, GA
Distance from Subject	607.9 miles	662.8 miles	1,210.2 miles

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

DENVER MERCHANDISE MART

■
The Borrower.  The borrower is Denver Mart LLC, a single member Delaware limited liability company organized as a newly formed single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Denver Merchandise Mart Loan.  The borrower for the Denver Merchandise Mart Property is controlled by two investors, John A. Doyle and Edward Herrick, the non-recourse carveout guarantors for the Denver Merchandise Mart Loan.  John A. Doyle and Edward Herrick have been involved with the Denver Merchandise Mart Property for over 17 years and they collectively manage over $5.0 billion of multifamily, commercial and hospitality properties and possess over 60 combined years of commercial real estate experience.

■
Escrows.  In connection with the origination of the Denver Merchandise Mart Loan, the borrower funded aggregate reserves of $930,202 with respect to the Denver Merchandise Mart Property, comprised of (i) $99,380 for real estate taxes, (ii) $145,822 for insurance, (iii) $650,000 for HVAC renovations and (iv) $35,000 for deferred maintenance.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Denver Merchandise Mart Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy under the Denver Merchandise Mart Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period, (iii) a replacement reserve in the amount of $22,275 for replacements to the Denver Merchandise Mart Property (iv) a TI/LC reserve in the amount of $7,403 for tenant improvements and leasing commissions capped at $177,682 and (v) an HVAC reserve in the amount of $56,000 with monthly payments ending on the due date occurring in June 2016.

■
Lockbox and Cash Management.  The Denver Merchandise Mart Loan requires a hard lockbox, which is already in place.  The property manager or borrower is required to deposit all revenue derived from the Denver Merchandise Mart Property into the lockbox within one business day of receipt of such revenue.  Upon origination, the borrower delivered notices directly to credit card vendors at the Denver Merchandise Mart Property directing such vendors to pay their receipts payable with respect to the Denver Merchandise Mart Property directly into a lender controlled lockbox account.  Pursuant to the deposit account control agreement which governs the lockbox account, funds on deposit in the lockbox account are required to be transferred on each business day, to or at the direction of, the borrower unless a Denver Merchandise Mart Trigger Period is in effect, in which case the funds will be transferred on each business day to the cash management account.  Upon the commencement of the first Denver Merchandise Mart Trigger Period, the lender, on the borrower’s behalf, will establish the cash management account with the lender or servicer, as applicable, in the name of the borrower for the sole and exclusive benefit of the lender.  On each due date, the Denver Merchandise Mart Loan documents require that all amounts on deposit in the cash management account, if any, after payment of debt service and funding of any required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums, replacement reserves, and other amounts due and owing to the lender and/or servicer pursuant to the terms of the Denver Merchandise Mart Loan documents, (i) to the extent that a Denver Merchandise Mart Trigger Period is in effect, be held by the lender as additional collateral for the Denver Merchandise Mart Loan, or (ii) to the extent that no Denver Merchandise Mart Trigger Period is in effect, be disbursed to the borrower.  During the continuance of an event of default under the Denver Merchandise Mart Loan, the lender may apply any funds in the cash management account to amounts payable under the Denver Merchandise Mart Loan and/or toward the payment of expenses of the Denver Merchandise Mart Property, in such order of priority as the lender may determine.

DENVER MERCHANDISE MART

A “Denver Merchandise Mart Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Denver Merchandise Mart Loan, (ii) the debt service coverage ratio being less than 1.25x, (iii) the occurrence and continuance of a Specified Tenant Trigger Period; and (B) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default under the Denver Merchandise Mart Loan documents, (y) with respect to clause (ii) above, the date that debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and (z) with respect to clause (iii) above, a Specified Tenant Trigger Period ceasing to be in effect.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) a Specified Tenant being in default under its lease, (ii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of its space, (iii) any termination or cancellation of a Specified Tenant’s lease, (iv) any bankruptcy or similar insolvency of a Specified Tenant, (v) a Specified Tenant failing to extend or renew its lease on or prior to the date which is the earlier to occur of (1) 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant’s lease, in accordance with the applicable terms and conditions in the Denver Merchandise Mart Loan agreement for a term of five years or (2) the renewal notice period required under the applicable Specified Tenant’s lease for a term of five years, and (vi) the Specified Tenant providing any default notice or similar notice that the borrower has not, or is not, performing its obligations as landlord pursuant to or under the Specified Tenant’s lease; and (B) expiring upon the earliest of (y) the cure of the applicable event giving rise to the Specified Tenant Trigger Period in accordance with  applicable terms and conditions of the Denver Merchandise Mart Loan documents, or (z) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions in the Denver Merchandise Mart Loan agreement and the applicable tenant under the lease paying the full amount of the rent due under its lease.

A “Specified Tenant” means (i) Western & English Sales Association, a Colorado corporation and (ii) any other lessee(s) of its space (or any portion thereof) and any guarantor(s) of the related lease.

■
Property Management.  The Denver Merchandise Mart Property is currently managed by Woodhaven Services, LLC, pursuant to a management agreement.  Under the Denver Merchandise Mart Loan documents, the Denver Merchandise Mart Property may not be managed by any party other than Woodhaven Services, LLC; provided, however, if no event of default under the Denver Merchandise Mart Loan documents exists, the borrower can replace Woodhaven Services, LLC, with a property manager approved by the lender in writing, which such approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation, and if such property manager is an affiliate of the borrower, a new non-consolidation opinion from the borrower’s counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists a Denver Merchandise Mart Trigger Period; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy in an amount equal to the lesser of (a) the full replacement cost of the Denver Merchandise Mart Property and (b) $60,000,000, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional six months extended period of indemnity or until the income is restored to prior level (whichever first occurs).  The “all-risk” insurance is required to contain a deductible that is no higher than $25,000.  With respect to the aforesaid insurance policies, the same are required to provide terrorism coverage.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

EASTPORT PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Portland, Oregon	Cut-off Date Principal Balance	$21,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$80.12
Size (SF)	268,347	Percentage of Initial Pool Balance	2.6%
Total Occupancy as of 9/11/2014	99.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/11/2014	99.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1996-1998, 2002, 2006 / NAP	Mortgage Rate	4.2360%
Appraised Value	$35,900,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Reeve E. Chudd and Deborah L. Simon, Successor Trustees of the E. Phillip Lyon Revocable Trust dated December 11, 1985
Underwritten Revenues	$4,406,976
Underwritten Expenses	$2,167,792	Escrows
Underwritten Net Operating Income (NOI)	$2,239,184	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,054,307	Taxes	$240,336	$40,056
Cut-off Date LTV Ratio	59.9%	Insurance(2)	$0	$0
Maturity Date LTV Ratio	48.0%	Replacement Reserves	$0	$4,315
DSCR Based on Underwritten NOI / NCF	1.77x / 1.62x	TI/LC(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.6%	Other(4)	$156,310	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,500,000	97.8%	Loan Payoff	$21,228,646	96.6%
Principal’s New Cash Contribution	486,738	2.2	Reserves	396,646	1.8
			Closing Costs	361,446	1.6
Total Sources	$21,986,738	100.0%	Total Uses	$21,986,738	100.0%

(1)	Reeve E. Chudd and Deborah L. Simon, Successor Trustees of the E. Phillip Lyon Revocable Trust dated December 11, 1985 are the guarantors of the non-recourse carveouts under the Eastport Plaza Loan.
(2)
The lender will not require an insurance reserve so long as there is no uncured event of default, the insurance required is either (i) maintained under a blanket insurance policy or (ii) paid through a premium financing agreement, and the borrower provides evidence of payment the annual premium (or if paid through a premium financing agreement, evidence of payment of each installment).

(3)	Monthly TI/LC reserves were waived.
(4)
Other reserves represent a holdback of $156,310 associated with outstanding tenant improvement and leasing commissions due to three tenants: Lee’s Sandwiches, State Farm Insurance and Sally’s Health & Beauty.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Eastport Plaza Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF / Screen(2)(3)	Occupancy Cost	Renewal / Extension Options
Anchors
Walmart(4)	AA / Aa2 / AA	154,347	35.9%	No	$337,918	$2.19	NA	NA	NA	NA
Eastport 111 Partners LLC (LA Fitness - GL)(5)	NR / NR / NR	55,068	12.8	Yes	$286,618	$5.20	6/8/2019	NA	NA	6, 5-year options
Century Theaters (GL)	NR / NR / NR	52,989	12.3	Yes	$619,498	$11.69	11/30/2023	$271,536	14.3%	5, 5-year options
Jo-Ann Fabrics	NR / Caa1 / B	35,008	8.1	Yes	$140,004	$4.00	1/31/2017	$137	2.9%	3, 5-year options
Total Anchors		297,412	69.1%

Jr. Anchors
Ross Dress for Less	NR / A3 / A-	27,195	6.3%	Yes	$270,586	$9.95	1/31/2021	NA	NA	4, 5-year options
Dollar Tree	NR / NR / NR	12,107	2.8	Yes	$230,521	$19.04	10/10/2019	$220	8.6%	2, 2-year options
Total Jr. Anchors		39,302	9.1%

Occupied In-line(6)		75,215	17.5%		$2,277,261	$30.28
Occupied Outparcel/Other		9,260	2.2%		$423,520	$45.74
Vacant Spaces		1,505	0.3%		NA	NA
Total Owned SF		268,347	62.4%		$4,248,008	$15.83

Total SF(7)		430,194	100.0%		$4,585,926

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are based on full year 2013 sales.
(3)	Century Theaters (GL) Tenant Sales $ per SF/Screen is based on 16 screens.
(4)	Walmart is not included in the collateral but contributes to common area maintenance.
(5)
The borrower owns the fee interest in the land under the LA Fitness and has leased the ground to Eastport 111 Partners LLC (the “Ground Lease”). Eastport 111 Partners LLC subleases its leasehold interest to LA Fitness. The Total Rent, Lease Expiration and Renewal / Extension Options displayed in the table above represent the terms of the Ground Lease.

(6)	Jo-Ann Fabrics may terminate its lease at any time with 90 days’ prior written notice.
(7)
Includes Lee’s Sandwich which has recently executed a lease and is expected to take occupancy and begin paying rent in October 2014. We cannot assure you that Lee’s Sandwich will take occupancy and begin paying rent as expected or at all.

EASTPORT PLAZA

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Eastport Plaza Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF / Screen(2)(3)	Occupancy Cost	Renewal / Extension Options
Century Theaters (GL)	NR / NR / NR	52,989	19.7%	$352,715	11.6%	$6.66	11/30/2023	$271,536	14.3%	5, 5-year options
Ross Dress for Less	NR / A3 / A-	27,195	10.1	217,560	7.1	8.00	1/31/2021	NA	NA	4, 5-year options
Eastport 111 Partners LLC (LA Fitness - GL)(4)	NR / NR / NR	55,068	20.5	200,004	6.6	3.63	6/8/2019	NA	NA	6, 5-year options
Sisters of Providence	NR / NR / NR	6,970	2.6	181,212	5.9	26.00	10/31/2016	NA	NA	NA
Armed Force Recruiters(5)	NR / Aaa / AA+	5,417	2.0	173,196	5.7	31.97	11/30/2016	NA	NA	NA
Dollar Tree	NR / NR / NR	12,107	4.5	163,445	5.4	13.50	10/10/2019	$220	8.6%	2, 2-year options
Jo-Ann Fabrics(6)	NR / Caa1 / B	35,008	13.0	140,004	4.6	4.00	1/31/2017	$137	2.9%	3, 5-year options
Willamette Dental	NR / NR / NR	4,909	1.8	134,359	4.4	27.37	6/28/2018	NA	NA	NA
Jack in the Box (GL)	NR / NR / NR	2,760	1.0	119,419	3.9	43.27	10/31/2018	NA	NA	2, 5-year options
Bank of America (GL)(7)	A / Baa2 / A-	4,500	1.7	118,530	3.9	26.34	10/31/2018	NA	NA	3, 5-year options
Ten Largest Owned Tenants		206,923	77.1%	$1,800,444	59.0%	$8.70
Remaining Owned Tenants(8)		59,919	22.3	1,252,391	41.0	20.90
Vacant Spaces (Owned Space)		1,505	0.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		268,347	100.0%	$3,052,835	100.0%	$11.44

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are based on full year 2013 sales.
(3)	Century Theaters (GL) Tenant Sales $ per SF/Screen is based on 16 screens.
(4)
The borrower presently owns the fee interest in the land under the LA Fitness (GL) and has leased the ground to Eastport 111 Partners, LLC. Eastport 111 Partners, LLC subleases its leasehold interest to LA Fitness (GL).

(5)	Armed Force Recruiters may terminate its lease at any time with 60 days’ prior written notice.
(6)	Jo-Ann Fabrics may terminate its lease at any time with 90 days’ prior written notice.
(7)	Bank of America (GL) may terminate its lease beginning January 31, 2016 with 180 days’ prior written notice.
(8)
Includes Lee’s Sandwich which has recently executed a lease and is expected to take occupancy and begin paying rent in October 2014. We cannot assure you that Lee’s Sandwich will take occupancy and begin paying rent as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the Eastport Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	7,369	2.7	2.7%	142,620	4.7	19.35	4
2016	34,936	13.0	15.8%	823,742	27.0	23.58	11
2017	40,320	15.0	30.8%	244,033	8.0	6.05	4
2018	17,733	6.6	37.4%	493,045	16.2	27.80	7
2019	72,529	27.0	64.4%	472,967	15.5	6.52	6
2020	7,000	2.6	67.0%	105,000	3.4	15.00	1
2021	30,970	11.5	78.6%	355,797	11.7	11.49	3
2022	0	0.0	78.6%	0	0.0	0.00	0
2023	52,989	19.7	98.3%	352,715	11.6	6.66	1
2024	2,996	1.1	99.4%	62,916	2.1	21.00	1
2025 & Thereafter	0	0.0	99.4%	0	0.0	0.00	0
Vacant	1,505	0.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	268,347	100.0%		$3,052,835	100.0%	$11.38	38

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

   The following table presents certain information relating to historical leasing at Eastport Plaza Property:

Historical Leased %(1)
	2011	2012	2013
Owned Space	98.3%	98.7%	98.6%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

EASTPORT PLAZA

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Eastport Plaza Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 06/30/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,717,239	$2,666,593	$2,907,783	$2,897,704	$3,052,835	$11.38
Overage Rent	2,269	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	31,605	0.12
Total Rent	$2,719,508	$2,666,593	$2,907,783	$2,897,704	$3,084,440	$11.49
Total Reimbursables	1,344,664	1,277,002	1,511,182	1,530,574	1,533,091	5.71
Other Income(3)	9,336	98,742	(81,252)	24,695	14,551	0.05
Vacancy & Credit Loss	0	0	0	0	(225,106)	(0.84)
Effective Gross Income	$4,073,508	$4,042,337	$4,337,713	$4,452,973	$4,406,976	$16.42

Total Operating Expenses	$1,763,315	$1,861,887	$1,998,030	$2,118,955	$2,167,792	$8.08

Net Operating Income	$2,310,193	$2,180,450	$2,339,683	$2,334,018	$2,239,184	$8.34
TI/LC	0	0	0	0	133,062	0.50
Capital Expenditures	0	0	0	0	51,816	0.19
Net Cash Flow	$2,310,193	$2,180,450	$2,339,683	$2,334,018	$2,054,307	$7.66

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the September 11, 2014 rent roll with rent steps through October 31, 2015.
(3)	Other Income in 2012 and 2013 includes adjustments for pre-paid rent.

(THIS PAGE INTENTIONALLY LEFT BLANK)

DAVIS SPRINGS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Austin, Texas	Cut-off Date Principal Balance		$19,500,000
Property Type	Industrial	Cut-off Date Principal Balance per SF		$115.24
Size (SF)	169,210	Percentage of Initial Pool Balance		2.3%
Total Occupancy as of 9/1/2014	95.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2014	95.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate		4.5250%
Appraised Value	$26,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months) 72
		Borrower Sponsor(1)	The Mark & Sharon Scher Family Limited Partnership and Mark S. Scher
Underwritten Revenues	$2,972,516
Underwritten Expenses	$903,084	Escrows
Underwritten Net Operating Income (NOI)	$2,069,432		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,883,414	Taxes	$331,306	$33,131
Cut-off Date LTV Ratio	74.4%	Insurance	$7,209	$3,605
Maturity Date LTV Ratio	69.5%	Replacement Reserves	$0	$2,713
DSCR Based on Underwritten NOI / NCF	1.74x / 1.58x	TI/LC(2)	$0	$14,101
Debt Yield Based on Underwritten NOI / NCF	10.6% / 9.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,500,000	73.1%	Purchase Price	$26,000,000	97.4%
Principal’s New Cash Contribution	7,184,711	26.9	Closing Costs	346,196	1.3
			Reserves	338,515	1.3

Total Sources	$26,684,711	100.0%	Total Uses	$26,684,711	100.0%

(1)	The Mark & Sharon Scher Family Limited Partnership and Mark S. Scher are the guarantors of the non-recourse carveouts under the Davis Springs Loan.
(2)	TI/LC reserves are capped at $507,636.

The following table presents certain information relating to the tenants at the Davis Springs Property:

Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Healthtronics(2)	NR / NR / NR	80,236	47.4%	$1,051,969	51.5%	$13.11	(3)	(4)
Blizzard Entertainment(5)	NR / NR / NR	65,365	38.6	784,380	38.4	12.00	10/30/2020	(6)
Painted Rock, LLC	NR / NR / NR	16,512	9.8	206,400	10.1	12.50	9/30/2017	1, 5-year option
Tenants		162,113	95.8%	$2,042,749	100.0%	$12.60
Vacant		7,097	4.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		169,210	100.0%	$2,042,749	100.0%	$12.60

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Healthtronics has a one-time right to terminate 12,831 SF of its leased space effective as of 9/14/2015 upon nine months’ notice, payment of the sum of (i) a $157,629 cancellation fee and (ii) three months’ rent.

(3)
Healthtronics has 56,423 SF ($12.90 UW Base Rent per SF) expiring on 9/30/2022, 12,831 SF ($13.61 UW Base Rent per SF) expiring on 12/31/2017 and 10,982 SF ($13.61 UW Base Rent per SF) expiring on 12/31/2015.

(4)
Healthtronics has one renewal option for 23,813 SF of its space such that the term of its lease with respect to such portion will be coterminous with the remaining 56,423 SF of its leased space (which expires on 9/30/2022).

(5)
Blizzard Entertainment has a one-time right to terminate its lease effective as of 9/30/2017 upon 12 months’ notice and payment of a termination fee equal to the unamortized cost of brokerage commissions, allowances and parking land acquisition costs, if applicable.

(6)	Blizzard Entertainment has two, three- or five-year renewal options.

DAVIS SPRINGS

The following table presents the lease rollover schedule at the Davis Springs Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	10,982	6.5	6.5%	149,483	7.3	13.61	1
2016	0	0.0	6.5%	0	0.0	0.00	0
2017	29,343	17.3	23.8%	381,030	18.7	12.99	2
2018	0	0.0	23.8%	0	0.0	0.00	0
2019	0	0.0	23.8%	0	0.0	0.00	0
2020	65,365	38.6	62.5%	784,380	38.4	12.00	1
2021	0	0.0	62.5%	0	0.0	0.00	0
2022	56,423	33.3	95.8%	727,857	35.6	12.90	1
2023	0	0.0	95.8%	0	0.0	0.00	0
2024	0	0.0	95.8%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	95.8%	0	0.0	0.00	0
Vacant	7,097	4.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	169,210	100.0%		$2,042,749	100.0%	$12.60	5

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at Davis Springs Property:

Historical Leased %(1)
	2011	2012	2013	As of 9/1/2014
Owned Space	95.8%	95.8%	95.8%	95.8%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year, unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Davis Springs Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 7/31/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,862,973	$2,025,675	$2,064,557	$2,085,158	$2,042,749	$12.07
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	88,713	0.52
Total Rent	$1,862,973	$2,025,675	$2,064,557	$2,085,158	$2,131,462	$12.60
Total Reimbursables	839,579	913,844	941,132	947,603	840,298	4.97
Other Income(3)	0	0	0	0	241,440	1.43
Vacancy & Credit Loss	0	0	0	0	(240,684)	(1.42)
Effective Gross Income	$2,702,552	$2,939,519	$3,005,689	$3,032,761	$2,972,516	$17.57

Total Operating Expenses	$676,477	$719,046	$766,461	$761,260	$903,084	$5.34

Net Operating Income	$2,026,075	$2,220,472	$2,239,229	$2,271,501	$2,069,432	$12.23
TI/LC	0	0	0	0	153,462	0.91
Capital Expenditures	0	0	0	0	32,556	0.19
Net Cash Flow	$2,026,075	$2,220,472	$2,239,229	$2,271,501	$1,883,414	$11.13

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent based on the in place rent roll dated 9/1/2014 with rent steps through 11/1/2014.
(3)	Includes additional parking rent (prior operating statements included line item in reimbursements).

CENTURION INDUSTRIAL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		GSMC
Location (City/State)	Various	Cut-off Date Principal Balance		$18,200,000
Property Type	Industrial	Cut-off Date Principal Balance per SF		$39.49
Size (SF)	460,887	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 8/1/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.4500%
Appraised Value	$29,050,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months) 36
		Borrower Sponsor(1)	Ed Natan, Jay Rappaport and Asher Hyman

Underwritten Revenues	$1,971,173
Underwritten Expenses	$122,200	Escrows
Underwritten Net Operating Income (NOI)	$1,848,972		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,719,010	Taxes(2)(3)	$314,876	$0
Cut-off Date LTV Ratio	62.7%	Insurance(2)(3)	$0	$0
Maturity Date LTV Ratio	54.8%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.68x / 1.56x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,200,000	63.5%	Purchase Price	$15,315,000	53.5%
Principal’s New Cash Contribution	10,445,046	36.5	Other Uses(4)	12,600,000	44.0
			Closing Costs	415,170	1.4
			Reserves	314,876	1.1
Total Sources	$28,645,046	100.0%	Total Uses	$28,645,046	100.0%

(1)	Ed Natan, Jay Rappaport and Asher Hyman are the guarantors of the non-recourse carveouts under the Centurion Industrial Portfolio Loan.
(2)
Estimated taxes for the tenant Hollister Incorporated (“Hollister”). The Borrower Sponsor is obligated to pay for Hollister’s property taxes over the next two years. Hollister will pay taxes directly to the appropriate parties thereafter.

(3)	Except as noted in footnote 2, tenants pay taxes and insurance directly to the appropriate parties.
(4)	Other Uses of $12,600,000 includes the purchase prices for the Ridge Tool Company ($6,600,000) and Sanofi Pasteur ($6,000,000).

The following tables present certain information relating to the Centurion Industrial Portfolio Properties:

Portfolio Summary
Property Name	City, State	Total GLA(1)	Year Built / Renovated	Appraised Value	Occupancy(1)	UW NCF	Allocated Cut-off Date Balance
Hollister Distribution Center	Mount Juliet, TN	240,000	2014 / NAP	$16,000,000	100.0%	$892,819	$9,485,558
Ridge Tool Company	Cambridge, OH	128,537	2005 / NAP	7,000,000	100.0%	464,703	4,737,999
Sanofi Pasteur	Taylor, PA	92,350	2003, 2013 / 2013	6,050,000	100.0%	361,489	3,976,443
Total / Wtd. Avg. Portfolio		460,887		$29,050,000	100.0%	$1,719,010	$18,200,000

(1)	As provided by the borrowers and represents occupancy as of August 1, 2014.

The following table presents certain information relating to the tenants at the Centurion Industrial Portfolio Properties:

Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Extension/Renewal Options
Hollister Incorporated	NR / NR / NR	240,000	52.1%	$1,040,400	52.2%	$4.34	6/30/2024	3, 5-year options
Ridge Tool Company	NR / A2 / A	128,537	27.9	534,714	26.8	4.16	12/31/2020	2, 5-year options
Sanofi Pasteur(2)	AA- / A1 / AA	92,350	20.0	418,942	21.0	4.54	12/31/2022	1, 5-year option
Largest Owned Tenants		460,887	100.0%	$1,994,056	100.0%	$4.33
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		460,887	100.0%	$1,994,056	100.0%	$4.33

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sanofi Pasteur has a one-time right to terminate its lease on 12/31/2019 with 15-months notice (9/30/2018) and $618,033 fee.

CENTURION INDUSTRIAL PORTFOLIO

The following table presents the lease rollover schedule at the Centurion Industrial Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	128,537	27.9	27.9%	534,714	26.8	4.16	1
2021	0	0.0	27.9%	0	0.0	0.00	0
2022	92,350	20.0	47.9%	418,942	21.0	4.54	1
2023	0	0.0	47.9%	0	0.0	0.00	0
2024	240,000	52.1	100.0%	1,040,400	52.2	4.34	1
2025 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	460,887	100.0%		$1,994,056	100.0%	$4.33	3

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Centurion Industrial Portfolio Properties:

Historical Leased %(1)
Property Name	2011(2)	2012(2)	2013(2)	As of 8/01/2014
Hollister Distribution Center	N/A	N/A	N/A	100.0%
Ridge Tool Company	100.0%	100.0%	100.0%	100.0%
Sanofi Pasteur	100.0%	100.0%	100.0%	100.0%
Total / Wtd. Avg. Portfolio	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the specified year, unless otherwise indicated.
(2)	Occupancy exclusive of the Hollister Distribution Center property. The Hollister Distribution Center property was a built-to-suit and completed in 2014.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Centurion Industrial Portfolio Properties:

Cash Flow Analysis(1)
	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,994,056	$4.33
Gross Up Vacancy	0	0.00
Total Rent	$1,994,056	$4.33
Total Reimbursables	63,028	0.14
Other Income	0	0.00
Less Vacancy & Credit Loss	(85,911)	(0.19)
Effective Gross Income	$1,971,173	$4.28

Total Operating Expenses	$122,200	$0.27

Net Operating Income	$1,848,972	$4.01
TI/LC	73,715	0.16
Capital Expenditures	56,247	0.12
Net Cash Flow	$1,719,010	$3.73

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 8/1/2014 and rent steps through 10/31/2015.

WALGREENS & PETCO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Honolulu, Hawaii	Cut-off Date Principal Balance	$18,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$421.40
Size (SF)	42,715	Percentage of Initial Pool Balance	2.1%
Total Occupancy as of 8/25/2014	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/25/2014	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1973 / 2012	Mortgage Rate	4.4260%
Appraised Value	$28,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(1)	Easton Manson
Underwritten Revenues	$1,735,874
Underwritten Expenses	$308,891	Escrows(2)
Underwritten Net Operating Income (NOI)	$1,426,983	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,411,607	Taxes	$0	$0
Cut-off Date LTV Ratio	64.3%	Insurance	$0	$0
Maturity Date LTV Ratio	64.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.77x / 1.75x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.9% / 7.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,000,000	64.0%	Purchase Price	$28,000,000	99.6%
Principal’s New Cash Contribution	10,121,768	36.0	Closing Costs	121,768	0.4
Total Sources	$28,121,768	100.0%	Total Uses	$28,121,768	100.0%

(1)	Easton Manson is the guarantor of the non-recourse carveouts under the Walgreens & Petco Loan.
(2)
So long as Walgreens is a tenant, borrower will not be required to make monthly reserves for taxes, insurance, replacement reserves or deferred maintenance provided no event of default under the mortgage loan documents has occurred or is continuing and Walgreens makes the appropriate payments for taxes and insurance and maintains the entire property.

The following table presents certain information relating to the tenants (of which, certain tenants may have co-tenancy provisions) at the Walgreens & Petco Property:

Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Walgreens(2)	NR / Baa1 / BBB	30,593	71.6%	$800,000	54.1%	$26.15	8/31/2034	11, 5-year options
Petco	NR / B3 / B	12,122	28.4	680,044	45.9	56.10	1/31/2023	4, 5-year options
Owned Tenants		42,715	100.0%	$1,480,044	100.0%	$34.65
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		42,715	100.0%	$1,480,044	100.0%	$34.65

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Walgreens space includes 15,700 SF of basement storage space, no rent or recoveries are attributed to this space. UW Base Rent $ per SF not including the storage space is $53.72.

WALGREENS & PETCO

The following table presents certain information relating to the lease rollover schedule at the Walgreens & Petco Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	12,122	28.4	28.4%	680,044	45.9	56.10	1
2024	0	0.0	28.4%	0	0.0	0.00	0
2025 & Thereafter	30,593	71.6	100.0%	800,000	54.1	26.15	1
Vacant	0	0.0	0.0%	0	0.0	0.00	0
Total / Wtd. Avg.	42,715	100.0%		$1,480,044	100.0%	$34.65	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at Walgreens & Petco Property:

Historical Leased %(1)(2)
As of 8/25/2014
Owned Space	100.0%

(1)	As provided by the borrower.
(2)
Walgreens purchased the property at the end of 2010, renovated the space, divided the box into two suites and leased the other suite to Petco. Petco’s 10-year lease commenced on November 27, 2012. Walgreens has been in their space since 2012 but has not had a lease as they owned the property. At acquisition, Walgreens signed a 20-year lease. As such, historical occupancies are not indicative of now stabilized operations.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Walgreens & Petco Property:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,480,044	$34.65
Overage Rent	0	0.00
Gross Up Vacancy	0	0.00
Total Rent	$1,480,044	$34.65
Total Reimbursables	308,891	7.23
Other Income	0	0.00
Vacancy & Credit Loss	(53,061)	(1.24)
Effective Gross Income	$1,735,874	$40.64

Total Operating Expenses	$308,891	$7.23

Net Operating Income	$1,426,983	$33.41
TI/LC	15,375	0.36
Capital Expenditures	0	0.00
Net Cash Flow	$1,411,607	$33.05

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the August 25, 2014 rent roll.

MUSTANG RANCH

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Stephenville, Texas	Cut-off Date Principal Balance	$18,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Bed	$35,928.14
Size (Beds)	501	Percentage of Initial Pool Balance	2.1%
Total Occupancy as of 8/1/2014	99.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/1/2014	99.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	2014 / NAP	Mortgage Rate(1)	4.6631%
Appraised Value(2)	$25,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Borrower Sponsor(3)	Ogden K. Shannon, III
Underwritten Revenues	$3,131,729
Underwritten Expenses	$1,605,831	Escrows
Underwritten Net Operating Income (NOI)	$1,525,898	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,475,798	Taxes	$107,119	$11,902
Cut-off Date LTV Ratio	72.0%	Insurance	$0	$0
Maturity Date LTV Ratio	61.8%	Replacement Reserves	$0	$6,263
DSCR Based on Underwritten NOI / NCF	1.37x / 1.32x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.5% / 8.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,000,000	91.1%	Loan Payoff	$13,525,725	68.5%
Mezzanine Loan Amount	1,750,000	8.9	Principal Equity Distribution	3,587,365	18.2
			Other Uses(4)	1,549,857	7.8
			Closing Costs	979,935	5.0
			Reserves	107,119	0.5
Total Sources	$19,750,000	100.0%	Total Uses	$19,750,000	100.0%

(1)	The Mortgage Rate to full precision is 4.66311111111111%. The blended coupon for the first mortgage and the mezzanine loan is 5.1360%.
(2)	The Appraised Value is based on the “as stabilized” appraised value of $25,000,000 as the “as stabilized” date has passed and the “as stabilized” conditions have been met.
(3)	Ogden K. Shannon, III is the guarantor of the non-recourse carveouts under the Mustang Ranch Loan.
(4)
The title company escrowed the retainage for the construction loan in the amount of $1,489,854.90 and an additional $60,000.00 in order to issue a title insurance policy without exceptions for potential mechanics liens. The funds are expected to be released to the borrower upon the satisfaction of certain conditions.

The following table presents certain information relating to the units and rent at the Mustang Ranch Property:

Unit Type	# of Beds	Average SF per Bed	Monthly Market Rent per Bed(1)	Monthly Actual Rent per Bed(2)	Underwritten Monthly Rent	Underwritten Rent
1 Bed / 1 Bath (A1)	51	538	$720	$725	$725	$443,700
2 Bed / 2 Bath (B1)	108	431	$600	$588	$588	762,048
2 Bed / 2 Bath (B2)	18	508	$615	$605	$605	130,680
2 Bed / 2 Bath (B3)	12	510	$615	$615	$615	88,560
4 Bed / 4 Bath (D1)	312	348	$490	$476	$476	1,782,144
Total / Wtd. Avg.	501	395	$545	$533	$533	$3,207,132

(1)	Source: Appraisal.
(2)	As provided by the borrower.

The following table presents certain information relating to historical leasing at the Mustang Ranch Property:

Historical Leased %(1)(2)
As of 8/1/2014
Owned Space	99.6%

(1)	As provided by the borrower.
(2)	The Mustang Ranch Property opened in 2014 and historical occupancies are unavailable.

MUSTANG RANCH

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mustang Ranch Property:

Cash Flow Analysis(1)(2)
	Underwritten	Underwritten $ per Bed
Base Rent	$2,981,028	$5,950
Gross Up Vacancy	160,620	321
Non-Revenue Units	65,484	131
Gross Potential Rent	$3,207,132	$6,401
Vacancy, Credit Loss & Concessions	(226,104)	(451)
Total Rent Revenue	$2,981,028	$5,950
Other Revenue(3)	150,701	301
Effective Gross Income	$3,131,729	$6,251

Total Operating Expenses	$1,605,831	$3,205

Net Operating Income	$1,525,898	$3,046
Replacement Reserves	50,100	100
Net Cash Flow	$1,475,798	$2,946

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Mustang Ranch Property opened in 2014 and historical operating statements are unavailable.
(3)	Other revenue includes late charges, corporate unit revenue, parking, utility reimbursement, application fees, pet fees, and other miscellaneous revenues.

SIMPLY SELF STORAGE - ANN ARBOR & KALAMAZOO PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller	SMF I
Location (City/State)	Various, Michigan	Cut-off Date Principal Balance	$11,815,000
Property Type	Self Storage	Cut-off Date Principal Balance per SF	$71.22
Size (SF)	165,883	Percentage of Initial Pool Balance	1.4%
Total Occupancy as of 8/22/2014	91.7%	Number of Related Mortgage Loans(1)	6
Owned Occupancy as of 8/22/2014	91.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.4540%
Appraised Value	$16,460,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Borrower Sponsor(2)	Kurt E. O’Brien
Underwritten Revenues	$1,628,179
Underwritten Expenses	$613,226	Escrows
Underwritten Net Operating Income (NOI)	$1,014,953	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$993,365	Taxes	$28,281	$11,625
Cut-off Date LTV Ratio	71.8%	Insurance	$10,436	$1,304
Maturity Date LTV Ratio	65.6%	Replacement Reserves	$0	$1,799
DSCR Based on Underwritten NOI / NCF	1.42x / 1.39x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.4%	Other(3)	$175,594	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$11,815,000	75.5%	Purchase Price	$14,925,000	95.4%
Principal’s New Cash Contribution	3,833,673	24.5	Closing Costs	509,363	3.3
			Reserves	214,311	1.4

Total Sources	$15,648,673	100.0%	Total Uses	$15,648,673	100.0%

(1)
An owner of the borrower is also an owner of the Simply Self Storage – Grand Rapids, Simply Self Storage – Chesterfield, Simply Self Storage – Wyoming, Simply Self Storage – Westland and Simply Self Storage – Danville mortgage loans.

(2)	Kurt E. O’Brien is the guarantor of the non-recourse carveouts under the Simply Self Storage - Ann Arbor & Kalamazoo Portfolio Loan.
(3)	Other reserve represents deferred maintenance.

The following table presents certain information relating to the units and rent at the Simply Self Storage - Ann Arbor & Kalamazoo Portfolio Properties:

Portfolio Summary(1)

Property	City	State	Allocated Cut- off Date Loan Amount	Total GLA	Occupancy	Years Built / Renovated	“As-Is” Appraised Value	UW NCF
Simply Self Storage – Jackson Road	Ann Arbor	MI	$6,695,000	88,117	90.1%	1989 / NAP	$8,940,000	$527,674
Simply Self Storage – State Street	Ann Arbor	MI	3,345,000	36,021	96.9%	1971 / 2003	4,720,000	287,181
Simply Self Storage – Kalamazoo	Kalamazoo	MI	1,775,000	41,745	90.6%	1978 / NAP	2,800,000	178,509
Total / Wtd. Avg. Portfolio			$11,815,000	165,883	91.7%		$16,460,000	$993,365

(1)	As provided by the borrower and represents occupancy as of August 22, 2014.

The following table presents certain information relating to historical leasing at the Simply Self Storage - Ann Arbor & Kalamazoo Portfolio Properties:

Historical Leased %(1)
Property	2012	2013	As of 8/22/2014
Simply Self Storage – Jackson Road	74.1%	70.0%	90.1%
Simply Self Storage – State Street	87.8%	83.7%	96.9%
Simply Self Storage – Kalamazoo	73.1%	77.3%	90.6%
Total / Wtd. Avg. Portfolio	76.8%	74.8%	91.7%

(1)	As provided by the borrower and reflects occupancy as of December 31 for the specified year, unless otherwise indicated.

SIMPLY SELF STORAGE - ANN ARBOR & KALAMAZOO PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Simply Self Storage - Ann Arbor & Kalamazoo Portfolio Properties:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 6/30/2014	Underwritten	Underwritten $ per SF
Base Rent	$1,220,668	$1,361,123	$1,453,560	$1,508,193	$2,162,244	$13.03
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent Revenue	$1,220,668	$1,361,123	$1,453,560	$1,508,193	$2,162,244	$13.03
Other Income(2)	90,936	114,867	103,648	119,986	119,986	0.72
Less Vacancy & Credit Loss	0	0	0	0	(654,051)	(3.94)
Effective Gross Income	$1,311,604	$1,475,990	$1,557,208	$1,628,179	$1,628,179	$9.82

Total Operating Expenses	$579,216	$573,066	$601,720	$631,128	$613,226	$3.70

Net Operating Income	$732,388	$902,925	$955,488	$997,051	$1,014,953	$6.12
Replacement Reserves	0	0	0	0	21,589	0.13
Net Cash Flow	$732,388	$902,925	$955,488	$997,051	$993,365	$5.99

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Other Income consists primarily of truck rental income, merchandise income, insurance commissions and fee income.

AMBERLY VILLAGE TOWNHOMES

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Garland, Texas	Cut-off Date Principal Balance		$11,700,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$79,054.05
Size (Units)	148	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 7/25/2014	95.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/25/2014	95.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1984 / NAP	Mortgage Rate		4.4570%
Appraised Value	$15,620,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(1)	Michael S. Marix
Underwritten Revenues	$1,796,531
Underwritten Expenses	$793,942	Escrows
Underwritten Net Operating Income (NOI)	$1,002,589		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$965,040	Taxes	$125,720	$13,562
Cut-off Date LTV Ratio	74.9%	Insurance	$16,271	$5,424
Maturity Date LTV Ratio	65.5%	Replacement Reserves	$0	$3,129
DSCR Based on Underwritten NOI / NCF	1.42x / 1.36x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.2%	Other(2)	$85,175	$13,800

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$11,700,000	99.3%	Loan Payoff	$10,125,174	85.9%
Principal’s New Cash Contribution	88,405	0.7	Closing Costs	1,436,065	12.2
			Reserves	227,166	1.9
Total Sources	$11,788,405	100.0%	Total Uses	$11,788,405	100.0%

(1)	Michael S. Marix is the guarantor of the non-recourse carveouts under the Amberly Village Townhomes Loan.
(2)
Other reserves represent an upfront $80,000 cash holdback, $5,175 in deferred maintenance and monthly deposits of $13,800 into a liquidity reserve. The $80,000 cash holdback will be released to the borrower if the following criteria are satisfied: (i) no event of default under the Amberly Village Townhomes Loan exists; (ii) the guarantor provides lender proof of discharge from bankruptcy; and (iii) a final decree has been issued closing the bankruptcy proceeding of the guarantor. See “—Description of the Mortgage Pool — Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

The following table presents certain information relating to the units and rent at the Amberly Village Townhomes Property:

Unit Type	# of Units(1)	Average SF per Unit(1)	Monthly Market Rent per Unit(1)	Yearly Market Rent(1)	Monthly Actual Rent per Unit(2)	Yearly Actual Rent(2)
2 Bed / 2.5 Bath	37	1,157	$988	$438,672	$985	$437,448
2 Bed / 2.5 Bath	37	1,252	$1,021	453,324	$1,019	452,484
2 Bed / 2 Bath	37	1,300	$1,021	453,324	$1,020	452,892
2 Bed / 2 Bath	37	1,475	$1,100	488,400	$1,094	485,808
Total / Wtd. Avg.	148	1,296	$1,033	$1,833,720	$1,030	$1,828,632

(1)	Source: Appraisal.
(2)	Based on occupied units per the rent roll dated 7/25/2014 and vacant units grossed up to market rent per the appraisal.

The following table presents certain information relating to historical leasing at the Amberly Village Townhomes Property:

Historical Leased %(1)
	2011	2012	2013	As of 7/25/2014
Owned Space	93.2%	97.3%	98.0%	95.3%

(1)	As provided by the borrower and reflects occupancy as of December 31 for the specified year, unless otherwise indicated.

AMBERLY VILLAGE TOWNHOMES

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Amberly Village Townhomes Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 6/30/2014	Underwritten	Underwritten $ per Unit
Base Rent	$1,531,747	$1,562,233	$1,689,889	$1,747,951	$1,747,951	$11,810
Gross Up Vacancy	0	0	0	0	101,021	683
Gross Potential Rent	$1,531,747	$1,562,233	$1,689,889	$1,747,951	$1,848,972	$12,493
Economic Vacancy & Credit Loss	(0)	(0)	(0)	(0)	(101,021)	(683)
Total Rent Revenue	$1,531,747	$1,562,233	$1,689,889	$1,747,951	$1,747,951	$11,810
Reimbursements	0	0	0	0	0	0
Other Revenue(2)	49,769	58,285	49,234	48,580	48,580	328
Effective Gross Income	$1,581,516	$1,620,518	$1,739,123	$1,796,531	$1,796,531	$12,139

Total Operating Expenses	$774,083	$722,686	$707,972	$741,753	$793,942	$5,364

Net Operating Income	$807,433	$897,832	$1,031,151	$1,054,778	$1,002,589	$6,774
Replacement Reserves	0	0	0	0	37,549	254
Net Cash Flow	$807,433	$897,832	$1,031,151	$1,054,778	$965,040	$6,521

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Other Revenue consists primarily of late fees, pet fees, redecorating fees, application fees, and MTM fees.

ANTHEM CROSSROADS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Phoenix, Arizona	Cut-off Date Principal Balance		$11,100,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$248.47
Size (SF)	44,674	Percentage of Initial Pool Balance		1.3%
Total Occupancy as of 7/1/2014	90.9%	Number of Related Mortgage Loans(1)		4
Owned Occupancy as of 7/1/2014	90.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		4.4700%
Appraised Value	$14,900,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
		Borrower Sponsor(2)	David S. Coia, Daniel L. Vietto, Karen Vietto, Scott T. Archer and Carol Archer
Underwritten Revenues	$1,617,057
Underwritten Expenses	$582,026	Escrows
Underwritten Net Operating Income (NOI)	$1,035,032		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$971,927	Taxes	$134,659	$16,832
Cut-off Date LTV Ratio	74.5%	Insurance	$0	$0
Maturity Date LTV Ratio	68.1%	Replacement Reserves(3)	$0	$745
DSCR Based on Underwritten NOI / NCF	1.54x / 1.45x	TI/LC(4)	$0	$5,025
Debt Yield Based on Underwritten NOI / NCF	9.3% / 8.8%	Other(5)	$200,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$11,100,000	99.6%	Loan Payoff	$10,110,565	90.7%
Other Sources	47,500	0.4	Principal Equity Distribution	539,080	4.8
			Reserves	334,659	3.0
			Closing Costs	163,195	1.5
Total Sources	$11,147,500	100.0%	Total Uses	$11,147,500	100.0%

(1)	An indirect owner of the borrower is also an indirect owner of the borrower of the Circle Cross Ranch Loan, Marketplace at Prasada Loan, and 90th and Via Linda Loan
(2)	David S. Coia, Daniel L. Vietto, Karen Vietto, Scott T. Archer and Carol Archer are the guarantors of the non-recourse carveouts under the Anthem Crossroads Loan.
(3)	The Replacement Reserve is capped at $26,800.
(4)	The TI/LC reserve is capped at $240,000.
(5)	The Other upfront reserve of $200,000 represents a Roberto’s reserve account.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Anthem Crossroads Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Ebisu (Ebisu Anthem LLC)(3)	NR / NR / NR	3,200	7.2%	$78,080	7.3%	24.40	5/31/2018	$157	23.3%	1, 5-year option
Hand & Stone Massage Spa	NR / NR / NR	2,360	5.3	64,994	6.0	27.54	5/31/2018	$439	9.1%	1, 5-year option
Roberto’s Mexican Food	NR / NR / NR	1,820	4.1	61,152	5.7	33.60	5/31/2019	$253	18.1%	2, 5-year options
Sarge’s Bistro	NR / NR / NR	2,340	5.2	60,255	5.6	25.75	5/31/2018	$177	21.4%	2, 5-year options
Streets of New York	NR / NR / NR	2,600	5.8	59,800	5.6	23.00	5/31/2017	$212	16.6%	2, 5-year options
Starbucks(4)	A- / A3 / A-	1,510	3.4	58,135	5.4	38.50	4/30/2018	NA	NA	4, 5-year options
Nationwide Vision Center	NR / NR / NR	2,004	4.5	55,110	5.1	27.50	7/31/2017	$316	12.6%	NA
First American Title Insurance	NR / A3 / BBB+	2,000	4.5	51,000	4.7	25.50	5/31/2018	NA	NA	1, 3-year option
Lillian Nails & Spa	NR / NR / NR	1,600	3.6	46,821	4.4	29.26	5/31/2019	$176	23.6%	1, 5-year option
My Cleaners	NR / NR / NR	1,050	2.4	43,911	4.1	41.82	6/30/2017	$269	20.1%	NA
Ten Largest Owned Tenants		20,484	45.9%	$579,258	53.9	$28.28
Remaining Owned Tenants		20,143	45.1	495,924	46.1	24.62
Vacant Spaces (Owned Space)		4,047	9.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		44,674	100.0%	$1,075,183	100.0%	$26.46

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are as of 12/31/2013.
(3)
Ebisu (Ebisu Anthem LLC) may terminate lease at any time with 30 days’ notice and payment of one year’s rent, unamortized improvement allowance, commissions and other costs associated with Ebisu lease.

(4)	Starbucks has the right to terminate on or after the last day of the fifth full lease year with 120 days’ notice and a fee of $27,499.
(5)	Nation Wide Vision may terminate its lease if any borrower defaults are not cured within applicable cure period.

ANTHEM CROSSROADS

The following table presents certain information relating to the lease rollover schedule at the Anthem Crossroads Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Suites
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0	0	0.0	0.00	0
2015	3,940	8.8	8.8	100,796	9.4	25.58	3
2016	1,600	3.6	12.4	38,464	3.6	24.04	1
2017	14,754	33.0	45.4	392,285	36.5	26.59	10
2018	12,910	28.9	74.3	345,883	32.2	26.79	6
2019	6,023	13.5	87.8	163,483	15.2	27.14	4
2020	0	0.0	87.8	0	0.0	0.00	0
2021	0	0.0	87.8	0	0.0	0.00	0
2022	0	0.0	87.8	0	0.0	0.00	0
2023	1,400	3.1	90.9	34,272	3.2	24.48	1
2024	0	0.0	90.9	0	0.0	0.00	0
2025 & Thereafter	0	0.0	90.9	0	0.0	0.00	0
Vacant	4,047	9.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	44,674	100.0%		$1,075,183	100.0%	$26.46	25

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Anthem Crossroads Property:

Historical Leased %(1)
	2011	2012	2013	As of 7/1/2014
Owned Space	82.0%	96.7%	94.1%	90.9%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Anthem Crossroads Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 6/30/2014	Underwritten	Underwritten $ per SF
Base Rent	$1,124,314	$954,538	$980,467	$1,026,135	$1,054,321	$23.60
Contractual Rent Steps(2)	0	0	0	0	20,862	0.47
Gross Up Vacancy	0	0	0	0	149,506	3.35
Total Rent	$1,124,314	$954,538	$980,467	$1,026,135	$1,224,688	$27.41
Total Reimbursables	431,479	515,490	462,818	572,653	541,874	12.13
Other Income	5,532	2,980	15,515	23,820	0	0.00
Less Vacancy & Credit Loss	(87,870)	(78,307)	(14,478)	0	(149,506)	(3.35)
Effective Gross Income	$1,473,455	$1,394,701	$1,444,322	$1,622,608	$1,617,057	$36.20

Real Estate Taxes	211,830	215,475	205,951	205,702	201,989	4.52
Insurance	6,803	7,498	9,676	8,740	9,796	0.22
Management Fee	44,079	41,450	44,309	48,070	48,512	1.09
Other Operating Expenses	299,975	303,955	312,571	303,741	321,729	7.20
Total Operating Expenses	$562,687	$568,378	$572,507	$566,253	$582,026	$13.03

Net Operating Income	$910,768	$826,323	$871,815	$1,056,355	$1,035,032	$23.17
TI/LC	0	0	0	0	54,170	1.21
Replacement Reserves	0	0	0	0	8,935	0.20
Net Cash Flow	$910,768	$826,323	$871,815	$1,056,355	$971,927	$21.76

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled increases through October 31, 2014.

MASON VILLAGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Katy, Texas	Cut-off Date Principal Balance	$10,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$107.72
Size (SF)	97,474	Percentage of Initial Pool Balance	1.2%
Total Occupancy as of 7/31/2014	94.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2014	94.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	1978 / 1988	Mortgage Rate	4.7100%
Appraised Value	$14,400,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	60
		Borrower Sponsor(1)	Amy Stevens and David Weinstein
Underwritten Revenues	$1,674,310
Underwritten Expenses	$553,170	Escrows
Underwritten Net Operating Income (NOI)	$1,121,140		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,014,869	Taxes	$294,311	$26,756
Cut-off Date LTV Ratio	72.9%	Insurance	$42,714	$4,271
Maturity Date LTV Ratio	67.0%	Replacement Reserves	$0	$1,218
DSCR Based on Underwritten NOI / NCF	1.71x / 1.55x	TI/LC(2)	$0	$8,123
Debt Yield Based on Underwritten NOI / NCF	10.7% / 9.7%	Other(3)	$383,903	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$10,500,000	70.0%	Purchase Price	$14,050,000	93.7%
Principal’s New Cash Contribution	4,446,106	29.6	Reserves	720,927	4.8
Other Sources	50,000	0.3	Closing Costs	225,179	1.5

Total Sources	$14,996,106	100.0%	Total Uses	$14,996,106	100.0%

(1)	Amy Stevens and David Weinstein are the guarantors of the non-recourse carveouts under the Mason Village Loan.
(2)	The TI/LC reserve is capped at $200,000.
(3)	The other upfront reserve of $383,903 represents a deferred maintenance reserve ($347,125), an environmental reserve ($15,000), and a 99 Cent tenant CAM reconciliation reserve ($21,778).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Mason Village Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options

99 Cents Store	NR / B2 / B	27,000	27.7%	$204,120	17.2%	$7.56	1/31/2019	NA	NA	2, 5-year options
Harbor Freight(2)	NR / Ba3 / B+	13,925	14.3	125,325	10.6	9.00	4/30/2024	NA	NA	3, 5-year options
Jasons Deli	NR / NR / NR	4,750	4.9	104,500	8.8	22.00	10/31/2019	NA	NA	1, 5-year option
Free Birds(3)	NR / NR / NR	3,000	3.1	90,000	7.6	30.00	11/30/2021	NA	NA	2, 5-year options
Once Upon A Child	NR / NR / NR	6,668	6.8	77,577	6.5	11.63	3/31/2019	NA	NA	1, 5-year option
CiCi Pizza	NR / NR / NR	4,000	4.1	70,000	5.9	17.50	3/31/2023	NA	NA	2, 5-year options
Century 21	NR / NR / NR	4,158	4.3	61,331	5.2	14.75	7/31/2015	NA	NA	NA
Huntington Learning	NR / NR / NR	2,600	2.7	43,550	3.7	16.75	8/31/2017	NA	NA	1, 2-year option
Bits & Bites	NR / NR / NR	2,350	2.4	41,940	3.5	17.85	7/31/2019	NA	NA	1, 3-year option
Synergy Dance Studio	NR / NR / NR	4,830	5.0	38,640	3.3	8.00	7/31/2015	NA	NA	NA
Ten Largest Owned Tenants		73,281	75.2%	$856,983	72.2%	$11.69
Remaining Owned Tenants		18,429	18.9	329,877	27.8	17.90
Vacant Spaces (Owned Space)		5,764	5.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		97,474	100.0%	$1,186,860	100.0%	$12.18

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Harbor Freight has a one-time right to terminate its lease effective as of the end of the 64th full calendar month by giving notice any time prior to the last day of the 58th full month and payment of the unamortized portion of the allowance and one-half of the commission.

(3)
Free Birds may terminate its lease effective the last day of the 65th full calendar month by giving 30 days’ notice on or before the end of the 60th month and payment of termination fee equal to $67,500, if gross sales do not exceed $900,000 for the period from the 49th through 60th month of the lease term.

MASON VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Mason Village Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Suites
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	1,000	1.0	1.0	15,500	1.3	15.50	1
2015	12,888	13.2	14.2	162,701	13.7	12.62	5
2016	9,140	9.4	23.6	143,645	12.1	15.72	6
2017	5,988	6.1	29.8	106,402	9.0	17.77	4
2018	0	0.0	29.8	0	0.0	0.00	0
2019	41,769	42.9	72.6	473,287	39.9	11.33	6
2020	0	0.0	72.6	0	0.0	0.00	0
2021	3,000	3.1	75.7	90,000	7.6	30.00	1
2022	0	0.0	75.7	0	0.0	0.00	0
2023	4,000	4.1	79.8	70,000	5.9	17.50	1
2024	13,925	14.3	94.1	125,325	10.6	9.00	1
2025 & Thereafter	0	0.0	94.1	0	0.0	0.00	0
Vacant	5,764	5.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	97,474	100.0%		$1,186,860	100.0%	$12.18	25

(1)	Calculated based on approximate square footage occupied by each owned tenant.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Mason Village Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 4/30/2014	Underwritten	Underwritten $ per SF
Base Rent	$760,743	$843,094	$988,299	$1,032,411	$1,177,516	$12.08
Contractual Rent Steps(2)	0	0	0	0	9,344	0.10
Gross Up Vacancy	0	0	0	0	87,467	0.90
Total Rent	$760,743	$843,094	$988,299	$1,032,411	$1,274,328	$13.07
Total Reimbursables	215,332	259,962	318,664	373,515	485,577	4.98
Other Income	67,768	3,600	2,599	1,399	2,400	0.02
Less Vacancy & Credit Loss	0	0	0	0	(87,995)	(0.90)
Effective Gross Income	$1,043,843	$1,106,657	$1,309,562	$1,407,325	$1,674,310	$17.18

Real Estate Taxes	$223,770	$242,521	$260,464	$260,464	$321,066	$3.29
Insurance	33,727	47,957	50,906	52,864	48,816	0.50
Management Fee	6,120	16,588	40,361	43,802	66,972	0.69
Other Operating Expenses	77,570	91,940	110,789	104,427	116,315	1.19
Total Operating Expenses	$341,187	$399,006	$462,520	$461,556	$553,170	$5.68

Net Operating Income	$702,656	$707,650	$847,043	$945,768	$1,121,140	$11.50
TI/LC	0	0	0	0	91,650	0.94
Replacement Reserves	0	0	0	0	14,621	0.15
Net Cash Flow	$702,656	$707,650	$847,043	$945,768	$1,014,869	$10.41

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled increases through March 1, 2015.

SMYRNA SHOPPING CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	MC-Five Mile
Location (City/State)	Smyrna, Delaware	Cut-off Date Principal Balance	$10,100,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$59.05
Size (SF)	171,037	Percentage of Initial Pool Balance	1.2%
Total Occupancy as of 6/3/2014	94.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/3/2014	94.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1973 / NAP	Mortgage Rate	4.5700%
Appraised Value	$13,700,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	36
		Borrower Sponsor(1)	Leonard F. Iacono, Sr. and Mark L. Handler
Underwritten Revenues	$1,345,676
Underwritten Expenses	$353,115	Escrows
Underwritten Net Operating Income (NOI)	$992,561		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$878,758	Taxes	$9,393	$9,393
Cut-off Date LTV Ratio	73.7%	Insurance	$15,255	$1,695
Maturity Date LTV Ratio	64.6%	Replacement Reserves	$0	$2,851
DSCR Based on Underwritten NOI / NCF	1.60x / 1.42x	TI/LC	$0	$7,127
Debt Yield Based on Underwritten NOI / NCF	9.8% / 8.7%	Other(2)	$170,795	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$10,100,000	100.0%	Loan Payoff	$7,172,822	71.0%
			Principal Equity Distribution	2,383,935	23.6
			Closing Costs	347,799	3.4
			Reserves	195,444	1.9
Total Sources	$10,100,000	100.0%	Total Uses	$10,100,000	100.0%

(1)	Leonard F. Iacono, Sr. and Mark L. Handler are the guarantors of the non-recourse carveouts under the Smyrna Shopping Center Loan.
(2)	Upfront other reserve represents a deferred maintenance reserve of $101,795 for and an environmental reserve of $69,000.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Smyrna Shopping Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	All-In UW Occupancy Cost(3)	Renewal / Extension Options
Acme	NR/NR/NR	48,282	28.2%	$232,914	21.1%	$4.82	10/31/2021	NA	NA	7, 5-year options
Goodwill of Delaware(4)	NR/NR/NR	17,653	10.3%	141,240	12.8%	8.00	12/31/2023	NA	NA	3, 5-year options
Rite Aid	B/Caa1/B	9,460	5.5%	60,000	5.4%	6.34	11/30/2015	NA	NA	2, 5-year options
Rent-A-Center(4)	NR/B1/BB	5,480	3.2%	53,440	4.9%	9.75	7/31/2018	NA	NA	NA
Roses Discount(5)	NR/NR/NR	27,144	15.9%	50,000	4.5%	1.84	9/30/2017	$78	3.9%	NA
Dollar General	NR/Baa3/BBB-	9,000	5.3%	45,644	4.1%	5.07	4/30/2017	$258	2.4%	1, 5-year option
Auto Zone	BBB/Baa1/BBB	7,182	4.2%	41,676	3.8%	5.80	9/30/2018	NA	NA	4, 5-year options
Crossfit	NR/NR/NR	3,833	2.2%	38,330	3.5%	10.00	3/31/2018	NA	NA	2, 5-year options
Radio Shack	C/Caa3/CCC-	3,140	1.8%	32,835	3.0%	10.46	5/31/2017	NA	NA	NA
Acme Pad Gas Station	NR/NR/NR	90	0.1%	30,250	2.7%	336.11	10/31/2021	NA	NA	7, 5-year options
Ten Largest Owned Tenants		131,264	76.7%	$726,328	65.9%	$5.53
Remaining Owned Tenants		29,943	17.5	375,326	34.1	12.53
Vacant Spaces (Owned Space)		9,830	5.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		171,037	100.0%	$1,101,654	100.0%	$6.83

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are as of 9/30/2013 for Roses Discount and as of 4/30/2014 for Dollar General.
(3)	All-In UW occupancy cost includes both UW rent and UW reimbursements for that tenant.
(4)	Goodwill of Delaware and Rent-A-Center both have co-tenancy clauses with Acme, and can terminate their respective lease if Acme vacates.
(5)	Roses Discount can terminate their lease if their annual sales drop below $1,670,000 for the preceding 12 month period.

SMYRNA SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Smyrna Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Suites
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	2,570	1.5	1.5%	18,177	1.7	$7.07	2
2015	18,153	10.6	12.1%	191,279	17.4	10.54	9
2016	5,680	3.3	15.4%	67,125	6.1	11.82	4
2017	42,324	24.7	40.2%	164,873	15.0	3.90	5
2018	20,455	12.0	52.1%	183,246	16.6	8.96	5
2019	4,000	2.3	54.5%	48,861	4.4	12.22	2
2020	0	0.0	54.5%	0	0.0	0.00	0
2021	48,372	28.3	82.8%	263,164	23.9	5.44	2
2022	2,000	1.2	83.9%	23,690	2.2	11.85	1
2023 & Thereafter	17,653	10.3	94.3%	141,240	12.8	8.00	1
Vacant	9,830	5.7	100.0%	0	0	0	0
Total / Wtd. Avg.	171,037	100.0%		$1,101,654	100.0%	$6.83	31

The following table presents certain information relating to historical leasing at the Smyrna Shopping Center Property:

Historical Leased %(1)
Property Name	2011	2012	2013	As of 6/3/2014
Smyrna Shopping Center	88.8%	88.7%	90.4%	94.3%

(1)	As provided by the borrower which reflects average occupancy for the applicable year, unless otherwise specified.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Smyrna Shopping Center Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 5/31/2014	Underwritten	Underwritten $ per SF
Base Rent	$928,197	$975,133	$999,367	$1,011,235	$1,101,654	$6.44
Gross Up Vacancy	121,299	125,175	108,815	89,965	92,400	0.54
Total Rent	$1,049,496	$1,100,308	$1,108,182	$1,101,200	$1,194,054	$6.98
Total Reimbursables	155,654	241,432	197,092	221,029	208,273	1.22
Total Percentage Rent	70,458	84,488	72,825	29,795	29,795	0.17
Other Income	8,004	4,268	5,571	5,954	5,954	0.03
Less Vacancy & Credit Loss	(121,299)	(125,175)	(108,815)	(89,965)	(92,400)	(0.54)
Effective Gross Income	$1,162,314	$1,305,320	$1,274,855	$1,268,013	$1,345,676	$7.87

Real Estate Taxes	$87,002	$92,587	$97,906	$100,215	$109,370	$0.64
Insurance	15,500	15,884	17,791	18,620	19,748	0.12
Management Fee	51,671	48,768	49,184	48,537	53,827	0.31
Other Operating Expenses	201,596	138,406	160,912	215,053	170,170	0.99
Total Operating Expenses	$355,768	$295,645	$325,793	$382,425	$353,115	$2.06

Net Operating Income	$806,546	$1,009,675	$949,062	$885,588	$992,561	$5.80
TI/LC	0	0	0	0	79,596	0.47
Replacement Reserves	0	0	0	0	34,207	0.20
Net Cash Flow	$806,546	$1,009,675	$949,062	$885,588	$878,758	$5.14

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined in the Free Writing Prospectus, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

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We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

SUMMARY OF CERTAIN RISK FACTORS (continued)

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Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.  Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.

—
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings including, but not limited to, the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions, and the federal banking agencies’ risk-based capital guidelines regulations.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  These changes became fully effective January 1, 2013.  In addition, new capital regulations were issued by the banking regulators in July 2013 that determine the capital requirements of banks and bank holding companies without reference to the credit ratings assigned to the investment securities they hold and these capital regulations began phasing in on January 1, 2014.  As a result of these new regulations, investments in CMBS by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes and the attractiveness of investments in CMBS for such entities.

—
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds.  The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014.  Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions).  In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule.  Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.  The general effects of the Volcker Rule remain uncertain.  Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool (or related loan combination) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related loan combination) at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity

—
Mortgage loans (or loan combinations) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan (or loan combinations) on its stated maturity  typically will depend upon its ability either to refinance the mortgage loan (or loan combinations) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. However, in the case of Redwood Commercial Mortgage Corporation, a sponsor, a parent of such entity will guarantee such entity’s repurchase and substitution obligations under the related mortgage loan purchase agreement. We cannot assure you that the applicable sponsor (or the guarantor as described above) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and "as stabilized" values prospective investors should consider that those assumptions may not be accurate and that the "as stabilized" values may not be the values of the related mortgaged properties prior to or at maturity.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses
—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

—
In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
An opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee (in the case of the mortgage loan sellers other than Goldman Sachs Mortgage Company), if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

—
Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC.  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).   The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor will not qualify for the FDIC Safe Harbor.  However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive.  Notwithstanding the foregoing and that true sale opinions will be rendered on the Closing Date, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■
Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Controlling Class Representative, Companion Loan Holders and Mezzanine Lenders

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans.  The offering of offered certificates will effectively transfer the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—
The offered certificates will represent ownership (directly or through a grantor trust) of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in the offered certificates.

—
State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local  and other tax consequences of an investment in the offered certificates.

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ANNEX C

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Refinance	43	$668,101,417	79.3%	$15,537,242	1.59x	4.571%	119.1	68.2%	59.6%
Acquisition	16	114,828,672	13.6	$7,176,792	1.57x	4.546%	114.7	71.8%	65.1%
Recapitalization/Refinance	1	38,500,000	4.6	$38,500,000	1.47x	4.311%	119.0	74.5%	68.0%
Recapitalization/Acquisition	1	18,200,000	2.2	$18,200,000	1.56x	4.450%	119.0	62.7%	54.8%
Recapitalization	1	2,391,021	0.3	$2,391,021	1.34x	5.000%	119.0	55.6%	23.8%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only, Then Amortizing (2)	33	$503,702,500	59.8%	$15,263,712	1.43x	4.571%	118.4	71.4%	63.5%
Amortizing (30 Years)	19	140,518,376	16.7	$7,395,704	1.71x	4.728%	118.0	66.3%	54.1%
Interest Only	2	128,000,000	15.2	$64,000,000	2.03x	4.103%	119.0	65.8%	65.8%
Amortizing (25 Years)	4	44,274,529	5.3	$11,068,632	1.74x	4.914%	119.0	55.1%	41.1%
Amortizing (20 Years)	3	23,134,684	2.7	$7,711,561	1.38x	4.883%	119.3	73.1%	45.9%
Amortizing (15 Years)	1	2,391,021	0.3	$2,391,021	1.34x	5.000%	119.0	55.6%	23.8%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only months range from 12 to 72 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1,575,000 - 4,999,999	21	$69,042,736	8.2%	$3,287,749	1.77x	4.702%	111.4	67.7%	57.1%
5,000,000 - 9,999,999	18	126,883,375	15.1	$7,049,076	1.50x	4.681%	119.3	69.9%	55.9%
10,000,000 - 14,999,999	8	89,965,000	10.7	$11,245,625	1.51x	4.660%	119.4	71.3%	62.0%
15,000,000 - 19,999,999	4	73,700,000	8.8	$18,425,000	1.55x	4.516%	119.2	68.5%	62.7%
20,000,000 - 29,999,999	3	69,079,998	8.2	$23,026,666	1.69x	4.739%	119.6	59.1%	46.6%
30,000,000 - 49,999,999	5	184,350,000	21.9	$36,870,000	1.40x	4.591%	119.0	70.7%	63.1%
50,000,000 - 69,999,999	2	119,000,000	14.1	$59,500,000	1.38x	4.577%	118.5	72.2%	64.0%
70,000,000 - 110,000,000	1	110,000,000	13.1	$110,000,000	2.08x	4.050%	119.0	66.1%	66.1%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

	Min	$1,575,000
	Max	$110,000,000
	Average	$13,580,986

Distribution of Underwritten Debt Service Coverage Ratios

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.28 - 1.37	13	$175,734,541	20.9%	$13,518,042	1.32x	4.577%	119.4	73.3%	63.4%
1.38 - 1.47	18	255,398,407	30.3	$14,188,800	1.43x	4.625%	118.8	71.0%	61.8%
1.48 - 1.57	13	113,585,502	13.5	$8,737,346	1.52x	4.625%	116.5	68.6%	59.7%
1.58 - 1.67	9	116,258,946	13.8	$12,917,661	1.62x	4.685%	119.7	68.2%	57.0%
1.68 - 1.77	3	28,361,936	3.4	$9,453,979	1.73x	4.490%	119.3	66.5%	62.1%
1.78 - 1.87	1	26,954,998	3.2	$26,954,998	1.78x	5.050%	119.0	51.8%	38.9%
1.88 - 1.97	1	6,488,159	0.8	$6,488,159	1.96x	4.450%	119.0	48.6%	35.7%
1.98 - 5.61	4	119,238,620	14.2	$29,809,655	2.21x	4.082%	116.6	64.3%	63.9%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

	Min	1.28
	Max	5.61
	Average	1.58

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
4.050 - 4.249	2	$131,500,000	15.6%	$65,750,000	2.00x	4.080%	119.2	65.1%	63.1%
4.250 - 4.499	15	210,500,275	25.0	$14,033,352	1.52x	4.387%	117.6	70.3%	63.7%
4.500 - 4.749	21	221,787,677	26.3	$10,561,318	1.49x	4.610%	117.9	69.5%	61.5%
4.750 - 4.999	18	231,749,896	27.5	$12,874,994	1.48x	4.820%	119.2	71.4%	59.2%
5.000 - 5.249	5	44,658,263	5.3	$8,931,653	1.65x	5.043%	119.2	56.8%	40.7%
5.250 - 5.400	1	1,825,000	0.2	$1,825,000	1.28x	5.400%	120.0	70.2%	58.5%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

	Min	4.050%
	Max	5.400%
	Average	4.554%

Distribution of Cut-off Date Loan-to-Value Ratios(1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
16.3 - 44.9	2	$4,488,620	0.5%	$2,244,310	5.47x	4.469%	118.0	17.7%	14.3%
45.0 - 49.9	1	6,488,159	0.8	$6,488,159	1.96x	4.450%	119.0	48.6%	35.7%
50.0 - 54.9	1	26,954,998	3.2	$26,954,998	1.78x	5.050%	119.0	51.8%	38.9%
55.0 - 59.9	4	37,141,021	4.4	$9,285,255	1.55x	4.441%	119.7	58.7%	46.3%
60.0 - 64.9	5	74,587,244	8.9	$14,917,449	1.53x	4.567%	118.6	63.3%	57.6%
65.0 - 69.9	13	264,122,271	31.4	$20,317,098	1.77x	4.449%	118.1	67.4%	61.2%
70.0 - 74.9	29	395,056,296	46.9	$13,622,631	1.42x	4.597%	118.4	73.4%	64.1%
75.0 - 75.3	7	33,182,500	3.9	$4,740,357	1.42x	4.601%	119.3	75.1%	64.1%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

(1) Cut-off Date LTV Ratio is calculated based on the “as-stabilized” appraised value for 1 of the mortgage loans.

	Min	16.3%
	Max	75.3%
	Average	68.9%

Distribution of Maturity Date Loan-to-Value Ratios(1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
13.2 - 39.9	5	$40,322,798	4.8%	$8,064,560	2.19x	4.886%	118.9	47.7%	34.7%
40.0 - 44.9	2	13,175,000	1.6	$6,587,500	1.40x	4.912%	120.0	64.4%	44.2%
45.0 - 49.9	4	43,549,991	5.2	$10,887,498	1.52x	4.572%	119.5	65.9%	47.5%
50.0 - 54.9	4	32,738,000	3.9	$8,184,500	1.55x	4.535%	119.0	62.5%	53.2%
55.0 - 59.9	14	151,978,738	18.0	$10,855,624	1.52x	4.735%	117.5	67.5%	57.4%
60.0 - 64.9	16	204,148,946	24.2	$12,759,309	1.50x	4.682%	118.6	71.2%	62.1%
65.0 - 69.5	17	356,107,635	42.3	$20,947,508	1.60x	4.352%	118.5	71.6%	66.8%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 6 mortgage loans.

	Min	13.2%
	Max	69.5%
	Average	60.5%

Distribution of Original Terms to Maturity

Original Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60	2	$8,570,135	1.0%	$4,285,068	1.91x	4.557%	59.6	70.2%	63.9%
120	60	833,450,974	99.0	$13,890,850	1.58x	4.554%	119.1	68.8%	60.5%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

	Min	60	months
	Max	120	months
	Average	119	months

Distribution of Remaining Terms to Maturity

Range of Remaining Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
59 - 60	2	$8,570,135	1.0%	$4,285,068	1.91x	4.557%	59.6	70.2%	63.9%
117 - 120	60	833,450,974	99.0	$13,890,850	1.58x	4.554%	119.1	68.8%	60.5%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

	Min	59	months
	Max	120	months
	Average	118	months

Distribution of Original Amortization Terms

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	2	$128,000,000	15.2%	$64,000,000	2.03x	4.103%	119.0	65.8%	65.8%
180	1	2,391,021	0.3	$2,391,021	1.34x	5.000%	119.0	55.6%	23.8%
240	3	23,134,684	2.7	$7,711,561	1.38x	4.883%	119.3	73.1%	45.9%
300	5	47,424,529	5.6	$9,484,906	1.72x	4.915%	118.9	56.4%	42.3%
360	51	641,070,876	76.1	$12,570,017	1.49x	4.604%	118.3	70.3%	61.5%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

	Min	180	months
	Max	360	months
	Average	352	months

Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	2	$128,000,000	15.2%	$64,000,000	2.03x	4.103%	119.0	65.8%	65.8%
179 - 240	4	25,525,705	3.0	$6,381,426	1.38x	4.894%	119.3	71.4%	43.8%
241 - 300	5	47,424,529	5.6	$9,484,906	1.72x	4.915%	118.9	56.4%	42.3%
301 - 360	51	641,070,876	76.1	$12,570,017	1.49x	4.604%	118.3	70.3%	61.5%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

	Min	179	months
	Max	360	months
	Average	351	months

Mortgage Loans with Original Partial Interest Only Period

Range of Original Partial Interest Only Period (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
12 - 24	10	$118,165,000	14.0%	$11,816,500	1.47x	4.743%	116.3	71.8%	61.5%
25 - 36	6	$155,850,000	18.5%	$25,975,000	1.41x	4.634%	119.1	70.8%	62.3%
37 - 48	1	$7,000,000	0.8%	$7,000,000	1.51x	4.554%	119.0	56.0%	50.2%
49 - 60	15	$203,187,500	24.1%	$13,545,833	1.40x	4.428%	118.9	71.9%	65.6%
61 - 72	1	$19,500,000	2.3%	$19,500,000	1.58x	4.525%	119.0	74.4%	69.5%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Defeasance	52	$767,726,366	91.2%	$14,763,969	1.58x	4.555%	118.8	68.7%	60.3%
Yield Maintenance	9	69,544,744	8.3	$7,727,194	1.51x	4.553%	119.0	70.5%	63.1%
Yield Maintenance or Defeasance	1	4,750,000	0.6	$4,750,000	2.24x	4.450%	60.0	66.4%	59.9%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
7.9 - 8.9	14	$229,962,500	27.3%	$16,425,893	1.37x	4.534%	119.4	72.2%	64.8%
9.0 - 9.9	15	255,970,135	30.4	$17,064,676	1.72x	4.315%	118.0	68.7%	64.5%
10.0 - 10.9	11	184,878,738	22.0	$16,807,158	1.52x	4.644%	118.5	68.9%	59.7%
11.0 - 11.9	10	89,283,306	10.6	$8,928,331	1.61x	4.811%	119.7	69.5%	55.5%
12.0 - 12.9	6	36,853,632	4.4	$6,142,272	1.49x	4.914%	119.1	71.1%	51.5%
13.0 - 13.9	1	26,954,998	3.2	$26,954,998	1.78x	5.050%	119.0	51.8%	38.9%
14.0 - 14.9	2	11,238,159	1.3	$5,619,080	2.08x	4.450%	94.1	56.1%	45.9%
15.0 - 35.3	3	6,879,641	0.8	$2,293,214	4.03x	4.654%	118.3	30.8%	17.6%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

	Min	7.9%
	Max	35.3%
	Average	10.0%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
7.8 - 8.9	23	$454,112,500	53.9%	$19,744,022	1.55x	4.409%	119.2	70.5%	64.9%
9.0 - 9.9	18	220,098,874	26.1	$12,227,715	1.51x	4.635%	117.6	68.9%	60.0%
10.0 - 10.9	13	111,611,338	13.3	$8,585,488	1.58x	4.838%	119.7	69.6%	54.6%
11.0 - 11.9	2	11,125,599	1.3	$5,562,800	1.49x	4.869%	119.0	71.6%	47.7%
12.0 - 12.9	2	29,346,019	3.5	$14,673,010	1.74x	5.046%	119.0	52.1%	37.7%
13.0 - 13.9	2	11,238,159	1.3	$5,619,080	2.08x	4.450%	94.1	56.1%	45.9%
14.0 - 34.3	2	4,488,620	0.5	$2,244,310	5.47x	4.469%	118.0	17.7%	14.3%
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%	$13,580,986	1.58x	4.554%	118.5	68.9%	60.5%

	Min	7.8%
	Max	34.3%
	Average	9.3%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	14	$392,128,879	46.6%
Springing	39	392,037,172	46.6
None	8	53,271,064	6.3
Soft Springing	1	4,583,995	0.5
Total/Avg./Wtd.Avg.	62	$842,021,110	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	59	$818,375,974	97.2%
Replacement Reserves(1)	54	$783,437,354	93.0%
Insurance	48	$583,534,990	69.3%
TI/LC(2)	37	$431,981,606	70.5%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, industrial and mixed use properties only.

Distribution of Property Types

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
Office	23	$300,112,725	35.6%	$13,048,379	1.66x	4.481%	118.6	68.7%	63.2%
CBD	6	147,358,491	17.5	$24,559,748	1.91x	4.197%	118.7	65.8%	64.2%
General Suburban	16	103,754,234	12.3	$6,484,640	1.49x	4.758%	117.9	70.0%	60.6%
Medical	1	49,000,000	5.8	$49,000,000	1.31x	4.750%	120.0	74.8%	65.9%
Retail	27	$221,693,696	26.3%	$8,210,878	1.59x	4.623%	117.2	68.8%	58.9%
Anchored	12	128,972,903	15.3	$10,747,742	1.63x	4.599%	119.7	66.8%	56.8%
Shadow Anchored	6	38,778,721	4.6	$6,463,120	1.47x	4.520%	119.2	73.4%	64.8%
Unanchored	6	37,796,936	4.5	$6,299,489	1.61x	4.693%	111.9	70.4%	60.2%
Regional Mall	1	10,500,000	1.2	$10,500,000	1.64x	4.897%	120.0	67.7%	55.3%
Single Tenant Retail	2	5,645,135	0.7	$2,822,568	1.44x	4.920%	78.7	73.4%	65.5%
Multifamily	7	$136,091,064	16.2%	$19,441,581	1.37x	4.407%	119.1	73.4%	65.6%
Student Housing	5	119,400,000	14.2	$23,880,000	1.36x	4.395%	119.2	73.3%	66.2%
Garden	2	16,691,064	2.0	$8,345,532	1.40x	4.494%	118.3	73.8%	61.6%
Self Storage	26	$72,554,077	8.6%	$2,790,541	1.50x	4.564%	119.5	68.9%	60.7%
Industrial	9	$57,315,323	6.8%	$6,368,369	1.53x	4.631%	118.8	68.2%	58.9%
Flex	5	36,724,303	4.4	$7,344,861	1.53x	4.697%	118.7	71.7%	63.1%
Warehouse/Distribution	3	18,200,000	2.2	$6,066,667	1.56x	4.450%	119.0	62.7%	54.8%
Warehouse	1	2,391,021	0.3	$2,391,021	1.34x	5.000%	119.0	55.6%	23.8%
Mixed Use	3	$28,725,536	3.4%	$9,575,179	1.76x	5.035%	119.1	52.2%	39.3%
Trade Mart/Exhibition Hall	1	26,954,998	3.2	$26,954,998	1.78x	5.050%	119.0	51.8%	38.9%
Retail/Self Storage	2	1,770,538	0.2%	$885,269	1.46x	4.806%	120.0	59.0%	44.8%
Hospitality	3	$23,134,684	2.7%	$7,711,561	1.38x	4.883%	119.3	73.1%	45.9%
Limited Service	3	23,134,684	2.7	$7,711,561	1.38x	4.883%	119.3	73.1%	45.9%
Manufactured Housing	1	$2,394,005	0.3%	$2,394,005	5.61x	4.530%	118.0	16.3%	13.2%
Total / Wtd Avg	99	$842,021,110	100.0%	$8,505,264	1.58x	4.554%	118.5	68.9%	60.5%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
California	7	$166,216,887	19.7%	$23,745,270	1.97x	4.306%	119.3	65.5%	61.7%
Texas	11	94,078,995	11.2	$8,552,636	1.47x	4.607%	119.2	73.1%	64.1%
Pennsylvania	3	65,367,464	7.8	$21,789,155	1.32x	4.362%	119.0	71.8%	64.4%
Kentucky	12	63,071,221	7.5	$5,255,935	1.46x	4.823%	118.0	71.5%	61.4%
Ohio	3	53,050,724	6.3	$17,683,575	1.50x	4.411%	119.0	73.5%	65.6%
Wisconsin	6	49,020,135	5.8	$8,170,023	1.51x	4.674%	113.3	71.1%	62.1%
New York	1	49,000,000	5.8	$49,000,000	1.31x	4.750%	120.0	74.8%	65.9%
Michigan	10	38,445,308	4.6	$3,844,531	1.41x	4.623%	119.1	71.8%	63.6%
Arizona	6	37,539,664	4.5	$6,256,611	1.81x	4.440%	118.9	65.0%	57.5%
Colorado	3	37,354,998	4.4	$12,451,666	1.72x	4.981%	119.2	56.2%	43.7%
Connecticut	4	30,000,000	3.6	$7,500,000	1.38x	4.585%	118.0	63.2%	57.9%
Oregon	1	21,500,000	2.6	$21,500,000	1.62x	4.236%	120.0	59.9%	48.0%
Georgia	7	19,539,408	2.3	$2,791,344	1.65x	4.638%	105.1	68.2%	58.6%
Hawaii	1	18,000,000	2.1	$18,000,000	1.75x	4.426%	119.0	64.3%	64.3%
Louisiana	2	16,209,684	1.9	$8,104,842	1.40x	4.830%	119.0	74.7%	46.8%
Tennessee	8	15,735,558	1.9	$1,966,945	1.52x	4.591%	119.4	61.2%	50.8%
North Carolina	4	13,216,064	1.6	$3,304,016	1.42x	4.599%	119.6	69.9%	57.1%
North Dakota	1	10,500,000	1.2	$10,500,000	1.64x	4.897%	120.0	67.7%	55.3%
Delaware	1	10,100,000	1.2	$10,100,000	1.42x	4.570%	119.0	73.7%	64.6%
Nevada	2	8,450,000	1.0	$4,225,000	1.41x	4.580%	119.3	71.2%	64.4%
Missouri	1	7,750,000	0.9	$7,750,000	1.38x	4.750%	119.0	74.9%	62.8%
Mississippi	1	6,925,000	0.8	$6,925,000	1.34x	5.008%	120.0	69.3%	43.7%
Washington	1	4,925,000	0.6	$4,925,000	1.38x	4.610%	120.0	69.0%	59.8%
Virginia	2	4,450,000	0.5	$2,225,000	1.34x	4.934%	120.0	69.5%	59.3%
Illinois	1	1,575,000	0.2	$1,575,000	1.37x	4.555%	119.0	75.0%	68.7%
Total	99	$842,021,110	100.0%	$8,505,264	1.58x	4.554%	118.5	68.9%	60.5%
(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

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ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

CONTACT INFORMATION		CONTENTS

Depositor	Citigroup Commercial Mortgage Securities Inc.	Distribution Summary	2
	388 Greenwich Street, 19th Floor
	New York City, NY 10013	Distribution Summary (Factors)	3

		Interest Distribution Detail	4
Master Servicer	Wells Fargo Bank, National Association
	Commercial Mortgage Servicing, MAC D1086	Principal Distribution Detail	5
	550 South Tryon Street, 14th Floor
	Charlotte, NC 28202	Reconciliation Detail	6

		Stratification Detail	7
Operating Advisor	Park Bridge Lender Services LLC
	560 Lexington Avenue, 17th Floor	Mortgage Loan Detail	11
	New York City, NY 10022
		NOI Detail	12

		Delinquency Loan Detail	13
Trustee / Custodian	Deutsche Bank Trust Company Americas
	1761 East St. Andrew Place	Appraisal Reduction Detail	15
	Santa Ana, CA 92705
		Loan Modification Detail	17

Special Servicer	Midland Loan Services	Specially Serviced Loan Detail	19
	(a Division of PNC Bank, National Association)
	10851 Mastin Street, Suite 700	Unscheduled Principal Detail	21
	Overland Park, KS 66210
		Liquidated Loan Detail	23

Deal Contact:	John Hannon	Citibank, N.A.
	john.hannon@citi.com	Agency and Trust
	Tel: (212) 816-5693	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York, NY 10013

Reports Available at www.sf.citidirect.com	Page 1 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at www.sf.citidirect.com	Page 2 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

PER $1,000 OF ORIGINAL BALANCE

Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at www.sf.citidirect.com	Page 3 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Interest Distribution Detail

DISTRIBUTION IN DOLLARS

	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals	0.00				0.96	0.00	0.00	0.00	0.96	0.00	0.96	0.00

Notional Classes

Totals	0.00				0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Reports Available at www.sf.citidirect.com	Page 4 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Principal Distribution Detail

DISTRIBUTION IN DOLLARS

Class (1)	Original Balance (2)	Prior Principal Balance (3)	Scheduled Principal Distribution (4)	Unscheduled Principal Distribution (5)	Accreted Principal (6)	Current Realized Loss (7)	Current Principal Recoveries (8)	Current Principal Balance (9)=(3)-(4)-(5)+(6)-(7)+(8)	Cumulative Realized Loss (10)	Original Class (%) (11)	Current Class (%) (12)	Original Credit Support (13)	Current Credit Support (14)

Reports Available at www.sf.citidirect.com	Page 5 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Sub-Servicing Fee
Prepayment Interest Shortfall	Master Servicing Fee
Interest Adjustments	Trustee Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Principal Funds Available	Additional Fees, Expenses, etc.
Scheduled Principal	Special Servicing Fee
Curtailments	Workout Fee
Principal Prepayments	Liquidation Fee
Net Liquidation Proceeds	Additional Trust Fund Expenses
Repurchased Principal	Reimbursement for Interest on Advances
Substitution Principal	Other Expenses
Other Principal	Total Additional Fees, Expenses, etc.:
Total Principal Funds Available:	Distribution to Certificateholders
Other Funds Available	Interest Distribution
Yield Maintenance Charges	Principal Distribution
Prepayment Premiums	Yield Maintenance Charges Distribution
Other Charges	Prepayment Premiums Distribution
Total Other Funds Available:	Total Distribution to Certificateholders:
Total Funds Available	Total Funds Allocated

Reports Available at www.sf.citidirect.com	Page 6 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25
Stratification Detail

Ending Scheduled Balance							State

Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals							Totals

Reports Available at www.sf.citidirect.com	Page 7 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25
Stratification Detail

Seasoning							Property Type

Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	Page 8 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25
Stratification Detail

Debt Service Coverage Ratio							Loan Rate

Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	Page 9 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25
Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term

Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	Page 10 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Mortgage Loan Detail

									Neg	Beginning	Ending	Paid	Apprasial	Apprasial	Payment	Workout	Mod.
		Property			Interest	Principal	Gross	Maturity	Am	Scheduled	Scheduled	Through	Reduction	Reduction	Status of	Strategy	Code
Loan	OMCR	Type	City	State	Payment	Payment	Coupon	Date	Flag	Balance	Balance	Date	Date	Amount	Loan (1)	(2)	(3)

Totals
Payment Status of Loan (1)		Workout Strategy (2)					Mod. Code (3)
A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7.	REO	13.	Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8.	Resolved	98.	Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9.	Pending Return to Master Servicer			3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10.	Deed In Lieu of Foreclosure			4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11.	Full Payoff			5. Temporary Rate Reduction
		6. DPO	12.	Reps and Warranties			6. Capitalization of Interest

Reports Available at www.sf.citidirect.com	Page 11 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

NOI Detail

					Ending	Most	Most	Most Recent	Most Recent
Loan					Scheduled	Recent	Recent	NOI	NOI
Number	OMCR	Property Type	City	State	Balance	Fiscal NOI	NOI	Start Date	End Date

Totals

Reports Available at www.sf.citidirect.com	Page 12 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals
Payment Status of Loan (1)		Workout Strategy (2)
A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at www.sf.citidirect.com	Page 13 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at www.sf.citidirect.com	Page 14 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Appraisal Reduction Detail

Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at www.sf.citidirect.com	Page 15 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no historical Appraisal Reduction activity.

Totals

Reports Available at www.sf.citidirect.com	Page 16 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals
Modification Code (1)
1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

Reports Available at www.sf.citidirect.com	Page 17 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description

There is no historical Loan Modification activity.

Totals
Modification Code (1)
1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

Reports Available at www.sf.citidirect.com	Page 18 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Specially Serviced Loan Detail

		Workout	Most Recent	Most Recent
		Strategy	Inspection	Specially Serviced	Most Recent	Most Recent	Other REO
Loan	OMCR	(1)	Date	Transfer Date	Appraisal Date	Appraisal Value	Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals
Workout Strategy (1)
1.	Modification	7.	REO	13.	Other or TBD
2.	Foreclosure	8.	Resolved	98.	Not Provided By Servicer
3.	Bankruptcy	9.	Pending Return to Master Servicer
4.	Extension	10.	Deed In Lieu of Foreclosure
5.	Note Sale	11.	Full Payoff
6.	DPO	12.	Reps and Warranties

Reports Available at www.sf.citidirect.com	Page 19 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Historical Specially Serviced Loan Detail

			Spec.	Workout	Spec.			Property				Net	Net
Distribution	Loan		Serviced	Strategy	Serviced	Scheduled	Actual	Type		Interest	Note	Operating	Operating	DSC	DSC	Maturity
Date	Number	OMCR	Transfer Date	(1)	Loan to MS	Balance	Balance	(2)	State	Rate	Date	Income	Income Date	Ratio	Date	Date	WART
There is no historical Specially Serviced Loan activity.

Totals
Workout Strategy (1)
1. Modification	7.	REO	13.	Other or TBD
2. Foreclosure	8.	Resolved	98.	Not Provided By Servicer
3. Bankruptcy	9.	Pending Return to Master Servicer
4. Extension	10.	Deed In Lieu of Foreclosure
5. Note Sale	11.	Full Payoff
6. DPO	12.	Reps and Warranties

Reports Available at www.sf.citidirect.com	Page 20 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals
Liquidation / Prepayment Code (1)
1. Partial Liquidation (Curtailment)	7.	Not Used
2. Payoff Prior To Maturity	8.	Payoff With Penalty
3. Disposition / Liquidation	9.	Payoff With Yield Maintenance
4. Repurchase / Substitution	10.	Curtailment With Penalty
5. Full Payoff At Maturity	11.	Curtailment With Yield
6. DPO		Maintenance

Reports Available at www.sf.citidirect.com	Page 21 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Historical Unscheduled Principal Detail

Distribution	Loan		Liquidation /	Liquidation /	Unscheduled	Unscheduled	Other	Prepayment Interest	Prepayment	Yield Maintenance
Date	Number	OMCR	Prepayment Date	Prepayment Code	Principal Collections	Principal Adjustments	Interest Adjustment	Excess (Shortfall)	Penality	Premium

Totals
Liquidation / Prepayment Code (1)
1.	Partial Liquidation (Curtailment)	7.	Not Used
2.	Payoff Prior To Maturity	8.	Payoff With Penalty
3.	Disposition / Liquidation	9.	Payoff With Yield Maintenance
4.	Repurchase / Substitution	10.	Curtailment With Penalty
5.	Full Payoff At Maturity	11.	Curtailment With Yield
6.	DPO		Maintenance

Reports Available at www.sf.citidirect.com	Page 22 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Liquidated Loan Detail

Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a % of Act Bal	Expenses	Proceeds	as a % of Act Bal	Loss	Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at www.sf.citidirect.com	Page 23 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC25
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC25

Historical Liquidated Loan Detail

Distribution	Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Gross Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Date	Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a % of Act Bal	Expenses	Proceeds	as a % of Act Bal	Loss	Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at www.sf.citidirect.com	Page 24 of 24	© Copyright 2014 Citigroup

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this free writing prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

E-1-1

(3)
Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or

E-1-2

current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanic’s and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than 13 months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

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(11)
Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)
No Holdbacks. The principal amount of the Mortgage Loan stated on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)
Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)
Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

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(18)
No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)
No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Sponsor.

(20)
REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been

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substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)
Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any

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partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Loan Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Loan Combination).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

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(30)
Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) of this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance

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charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)
Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment

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agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)
The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)
The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that

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such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)
Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably

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estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)
Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)
Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Loan Combination, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this free writing prospectus and the Mortgage Loan name and number identified on Annex A to this free writing prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(5) Lien; Valid Assignment	The Pinnacle at Bishop’s Woods (Loan No. 12)
A tenant at the Mortgaged Property, affiliated with the Mortgagor, has the right to purchase an undeveloped portion of the Mortgaged Property leased to such tenant pursuant to a ground lease, for the purpose of developing an office building on such parcel, subject to the satisfaction of certain conditions, including the legal separation of the ground lease parcel from the Mortgaged Property. Currently, the ground lease parcel is not a separate legal parcel.

(5) Lien; Valid Assignment	Mt. Vista Mobile Home Community (Loan No. 57)
No representation is made with respect to the perfection or priority of any security interest in the mobile homes owned by the Mortgagor. The Mortgage Loan documents permit the Mortgagor to own no more than two mobile homes solely for the leasing and management of the Mortgaged Property, in addition to mobile homes that (i) are utilized as models, a rental office or housing for an on-site manager or supervisor, or (ii) have been foreclosed by the Mortgagor upon the exercise of its remedies after a default by a tenant under a lease, provided that such mobile homes are not owned by the Mortgagor for more than a year and, provided further, that during such time of ownership, the Mortgagor diligently pursues the expeditious sale of such mobile homes.

(10) Condition of Property	BB&T Bank Branch (Loan No. 61)
No engineering report or property condition assessment was prepared in connection with the origination of the related Mortgage Loan, as the ground lease tenant is responsible for any repairs necessary at the Mortgaged Property.

(16) Insurance	Bank of America Plaza (Loan No. 1)
The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least 75% of the coverage (if there are four (4) or fewer members of the syndicate) or at least 60% of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P. Additionally, the Mortgagor may utilize FM Global as an acceptable insurance company provided it maintains a rating of “Api” or better from Standard & Poor’s Rating Service.

Additionally, the Mortgage Loan documents provide that the Mortgagee is entitled to hold and disburse insurance proceeds in excess of $20,000,000.

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(16) Insurance	The Pinnacle at Bishop’s Woods (Loan No. 12)
The related Mortgage Loan documents permit the related Mortgagor to maintain insurance that does not satisfy the requirements of the Mortgage Loan documents to the extent approved by the Mortgagee and, generally, if required by the Mortgagee, a “no downgrade” confirmation has been received.

Although the related Mortgage Loan documents do not expressly require the following coverages (except as noted), the Mortgagee required that the Mortgagor obtain at least the minimum coverages specified in Representation 16: (i) the Loan Agreement does not contain the requirement that property insurance be in an amount at least equal to the lesser of (1) the original principal balance of the Mortgage Loan and (2) the “full replacement cost”; the Loan Agreement instead requires that coverage be obtained in the amount of the foregoing clause (2); and (ii) the Loan Agreement does not expressly require business interruption insurance for a period of at least twelve (12) months and instead requires coverage for a period continuing until the restoration of the Mortgaged Property is completed, with the amount determined by the Mortgagee on an annual basis based on the Mortgagee’s determination of the net operating income plus fixed expenses for the Mortgaged Property for an eighteen (18) month period; however, at origination, the Mortgagee required that the Mortgagor obtain business interruption or rental loss insurance which (subject to a customary deductible) covers a period of eighteen (18) months, with an extended period of indemnity endorsement of eighteen (18) months.

(16) Insurance
Watertown Crossing (Loan No. 33)

Beltline Industrial (Loan No. 44)

Hudson Plaza II (Loan No. 46)

Starcrest Business Center (Loan No. 52)

Stapleton Business Center (Loan No. 53)

734 Roble Road (Loan No. 58)

Fig Leaf Plaza (Loan No. 59)

BB&T Bank Branch (Loan No. 61)

The related Mortgage Loan documents permit the related Mortgagor to maintain insurance that does not satisfy the requirements of the Mortgage Loan documents to the extent approved by the Mortgagee and, generally, if required by the Mortgagee, a “no downgrade” confirmation has been received.

Although the related Mortgage Loan documents do not expressly require the following coverages (except as noted), the Mortgagee required that the Mortgagor obtain at least the minimum coverages specified in Representation 16: (i) the respective Loan Agreement does not contain the requirement that property insurance be in an amount at least equal to the lesser of (1) the original principal balance of the mortgage loan and (2) the “full replacement cost”; each Loan Agreement instead requires that coverage be obtained in the amount of the foregoing clause (2); (ii) the respective Loan Agreement does not expressly require business interruption insurance for a period of at least 12 months and instead requires coverage for a period continuing until the restoration of the related Mortgaged Property is completed, with the amount determined by the Mortgagee on an annual basis based on the Mortgagee’s determination of the net operating income plus fixed expenses for the Mortgaged Property for a twelve (12) month period; however, at origination, the Mortgagee required that the Mortgagor obtain business interruption or rental loss insurance which (subject to a customary deductible) covers a period of twelve (12) months, with an extended period of indemnity endorsement of generally 90 to 180 days, depending on the Mortgage Loan; and (iii) although the respective Loan Agreement does not expressly require coverage for windstorm and/or windstorm related perils and/or “named storms” if the property is located within 25 miles of the Gulf of Mexico or the Atlantic Coast of Florida, Georgia, South Carolina or North Carolina, (a) each Loan Agreement does require property insurance insuring against any peril classified as “All Risk” or “Special Perils” including “windstorm” and “hurricane” and (b) the Mortgagee required “Named Storm” additional coverage for those locations 25 miles or less from the Coast.

(17) Access; Utilities; Separate Tax Lots	The Pinnacle at Bishop’s Woods (Loan No. 12)
The Mortgaged Properties known as “Pinnacle II” and “Pinnacle III” are located on a single tax parcel, however, the Mortgagee required the Mortgagor to reserve amounts for taxes sufficient to pay tax liabilities for the entire parcel.

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(24) Local Law Compliance	The Pinnacle at Bishop’s Woods (Loan No. 12)
Prior to the Mortgage Loan origination date, Mortgagee’s zoning consultant was unable to obtain verbal confirmation from the local municipality regarding outstanding building or zoning code violations on file with respect to the Mortgaged Property. Pursuant to the zoning consultant’s report, a subsequent request was made to the local municipality for written confirmation of any outstanding building or zoning violations. In connection with any potential code violations, the loan agreement contains a non-recourse carve-out for any losses that Mortgagee may suffer as a result of the failure of the Mortgaged Property to comply with applicable building or zoning codes or similar legal requirements following the Mortgagors’ knowledge (actual or constructive) of any such noncompliance.

(24) Local Law Compliance	Beltline Industrial (Loan No. 44)
The Mortgaged Property is non-conforming with respect to parking (deficient by approximately 86 spaces). However, the Mortgagor has an immediate repairs plan in place, which includes re-configuring and re-striping the existing parking to bring the property into compliance with all applicable legal requirements. The Mortgagor is required to complete this work within 120 days following the loan origination date. The related loan agreement also contains a covenant relating to these immediate repairs (which if breached, may result in an “event of default”), as well as a non-recourse carve-out for any Mortgagee losses associated with the deficient parking.

(26) Recourse Obligations	Bank of America Plaza (Loan No. 1)
The Mortgage Loan documents provide that voluntary transfers of the Mortgaged Property or equity interests in Mortgagor made in violation of the loan documents is recourse to against the Mortgagor and the related guarantor only to the extent of actual losses.

(26) Recourse Obligations	Stamford Plaza Portfolio (Loan No. 13)
The Mortgage Loan documents provide that the Mortgage Loan becomes full recourse to the Mortgagor and guarantor for any violation or breach of the transfer provisions which occurs and is caused by (a) any voluntary transfer of fee simple title to all or any material portion of the land and improvements or (b) any sale, conveyance, pledge or similar transfer of the ownership interests in Mortgagor which results in a change of control of Mortgagor (other than a change of control of Mortgagor in accordance with and expressly permitted by the Mortgage Loan documents).

(26) Recourse Obligations	Mt. Vista Mobile Home Community (Loan No. 57)	The Mortgage Loan documents provide that the Mortgage Loan is full recourse to the Mortgagor and guarantor.

(27) Mortgage Releases	The Pinnacle at Bishop’s Woods (Loan No. 12)
The terms of the related Mortgage or related Loan Documents permit the Mortgagor to release a certain undeveloped parcel of land at the Mortgaged Property, which is leased to an affiliated ground lease tenant (the “Pinnacle Ground Lease Parcel”), subject to the satisfaction of certain conditions including (but not limited to) the following: (a) the Mortgagee is provided with not less than thirty (30) days prior written notice specifying the date on which the Pinnacle Ground Lease Parcel will be conveyed to the tenant under the respective ground lease; (b) the delivery to Mortgagee of: (i) an opinion of counsel or a certificate of an architect indicating that the Pinnacle Ground Lease Parcel has been legally subdivided from the remainder of the Mortgaged Property and that the balance of the Mortgaged Property separately conforms to and is in material compliance with all legal requirements and constitutes a tax lot separate from the rest of the Mortgaged Property; (ii) a certificate from an architect or engineer to the effect that the related Pinnacle Ground Lease Parcel is not necessary (x) for the remainder of the Mortgaged Property to comply with any applicable zoning, building, land use or parking or other legal requirements applicable to the remainder of the Mortgaged Property, or (y) for the uses of the remainder of the Mortgaged Property, including, without limitation, for access, driveways, parking, utilities, drainage flows or any other purpose (giving effect to any easements reserved over the Pinnacle Ground Lease Parcel for the benefit of the remainder of the Mortgaged Property).

(28) Financial Reporting and Rent Rolls	Bank of America Plaza (Loan No. 1)	The Mortgage Loan documents do not require financial statements to be provided on a combined basis.

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(28) Financial Reporting and Rent Rolls	Stamford Plaza Portfolio (Loan No. 13)	The Mortgage Loan documents require the Mortgagor to provide the holder of the Mortgage Loan with monthly rather than quarterly operating statements and rent rolls.

(31) Single-Purpose Entity	Anthem Crossroads (Loan No. 22)
The Mortgagor previously owned two separate out-parcels to the Mortgaged Property which were each conveyed to third parties prior to origination of the Mortgage Loan. Additionally, the Mortgagor previously owned an unimproved out-parcel to the Mortgaged Property which it conveyed to an affiliated entity immediately prior to the origination of the Mortgage Loan.

(31) Single-Purpose Entity	Circle Cross Ranch (Loan No. 30)
The Mortgagor previously owned four separate out-parcels to the Mortgaged Property which were each conveyed to third parties prior to origination of the Mortgage Loan. Additionally, the Mortgagor previously owned an unimproved out-parcel to the Mortgaged Property which it conveyed to an affiliated entity immediately prior to the origination of the Mortgage Loan.

(31) Single-Purpose Entity	Marketplace at Prasada (Loan No. 36)	The Mortgagor previously owned two separate out-parcels to the Mortgaged Property which were each conveyed to third parties prior to origination of the Mortgage Loan.

(31) Single-Purpose Entity	90th and Via Linda (Loan No. 50)	The Mortgagor previously owned an out-parcel to the Mortgaged Property which was conveyed to a third party prior to the origination of the Mortgage Loan.

(31) Single-Purpose Entity	Mt. Vista Mobile Home Community (Loan No. 57)	The Mortgage Loan documents provide that the Mortgage Loan is full recourse to the Mortgagor and guarantor.

(39) Organization of Mortgagor	Anthem Crossroads (Loan No. 22) Circle Cross Ranch (Loan No. 30) Marketplace at Prasada (Loan No. 36) 90th and Via Linda (Loan No. 50)	The Mortgagors under each of the related Mortgage Loans are Affiliates of each other.

(39) Organization of Mortgagor	Mt. Vista Mobile Home Community (Loan No. 57) CSS Pleasanton (Loan No. 60)	The Mortgagors under each of the related Mortgage Loans are Affiliates of each other.

(40) Environmental Conditions	Bank of America Plaza (Loan No. 1)
The Phase I environmental site assessment identified a recognized environmental condition at the Mortgaged Property related to a 4,000 gallon underground storage tank that is used for fuel storage for a diesel-powered electrical power backup generator at the Mortgaged Property. Although no leaks or spills are reported, the underground storage tank is considered an environmental risk due to its age (40+ years). The Phase I environmental consultant estimated remediation costs, if necessary, at $30,000-$100,000. The system is equipped with a continuous automatic monitoring system, an automatic shut-off and an overfill alarm.

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Starwood Mortgage Funding I LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13) Actions concerning Mortgage Loan	Amberly Village Townhomes (Loan No. 21)
As of the date of origination of the Mortgage Loan, the related guarantor is emerging from a Chapter 11 bankruptcy proceeding pursuant to a Chapter 11 plan that was confirmed by an order entered by the United States Bankruptcy Court for the Central District of California on June 17, 2014. The Loan Documents provide for a proceeds holdback and a liquidity reserve to be held as additional collateral for the Mortgage Loan as well as a loss carve-out to the Mortgagor and the related guarantor covering losses incurred as a result of any amendment of the approved Chapter 11 plan, conversion of the Chapter 11 proceeding or failure of the related guarantor to obtain a non-appealable final decree of the Chapter 11 proceeding. In addition, the Loan Documents provide that the Mortgage Loan will be recourse to the Mortgagor and the related guarantor until certain conditions are met, including but not limited to, the Sponsor’s receipt of a copy of a discharge order and certification that the funds on deposit with the post-confirmation trustee are sufficient to pay administrative claims that were timely filed in connection with the related guarantor’s bankruptcy case.

(17) Access, Utilities; Separate Tax Lots	Hartland Village Shopping Center (Loan No. 55)
An approximately 180-square-foot portion of the Mortgaged Property is leased from an adjacent property owner pursuant to a Ground Lease. Such portion belongs to a tax parcel that includes property that is not part of the Mortgaged Property.

(24) Local Law Compliance	Simply Self Storage – Ann Arbor & Kalamazoo Portfolio (Loan No. 20)
The Simply Self Storage – Ann Arbor & Kalamazoo Portfolio Jackson Road Mortgaged Property is legal non-conforming as to use due to changes in the zoning code that were enacted subsequent to the development of such Mortgaged Property. The Loan Documents provide that the Mortgage Loan will become full recourse to the Mortgagor and the guarantor if the Mortgaged Property cannot be operated as a self-storage facility after experiencing damage by a casualty. In addition, the Loan Documents provide that if after the occurrence of a casualty a portion of the Mortgaged Property cannot be operated as a self-storage facility or the Mortgaged Property cannot otherwise be fully restored to its condition prior to the occurrence of such casualty, the Mortgagor will be required to (a) obtain a variance or (b) if such a variance is not obtained, pay down the loan in an amount that results in a loan-to-value ratio equal to 75% and debt service coverage ratio equal to 1.25x. The Loan Documents provide for recourse to the Mortgagor and guarantor for such payment.

(24) Local Law Compliance	Simply Self Storage – Wyoming (Loan No. 49)
The Mortgaged Property is legal non-conforming as to use as no special use permit has been issued with respect to the Mortgaged Property (although the use is grandfathered). The Loan Documents provide that the Mortgage Loan will become full recourse to the Mortgagor and the guarantor if the Mortgaged Property cannot be operated as a self-storage facility after experiencing damage by a casualty. In addition, the Loan Documents provide that if only a portion of the Mortgaged Property cannot be operated as a self-storage facility after the occurrence of a casualty, the Mortgagor will be required to (a) obtain a variance or (b) if such a variance is not obtained, pay down the Mortgage Loan in an amount that results in a loan-to-value ratio equal to 75% and debt service coverage ratio equal to 1.25x. The Loan Documents provide for recourse to the Mortgagor and guarantor for such payment.

In addition, the Mortgaged Property is in violation of a restrictive covenant, the beneficiary of which is the City of Wyoming, which covenant requires that a screen measuring six feet in height be planted at certain locations on the Mortgaged Property. The Mortgagor has covenanted in the Loan Documents to remedy such violation if the City of Wyoming takes action to enforce the terms of the restrictive covenant or if required by the Mortgagee after the occurrence of an event of default under the Loan Documents. The Loan Documents provide for recourse to the Mortgagor and the related guarantor for any losses incurred in connection with a violation of such restrictive covenant.

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(31) Single-Purpose Entity	Gateway Fashion Center (Loan No. 4)
The Mortgagor previously owned property adjacent to the Mortgaged Property. The Mortgagor delivered a recycled borrower certificate in connection with the origination of the Mortgage Loan, and the Mortgagor does not own any assets other than those related to its interest in, and the operation of, the Mortgaged Property. A Phase I conducted on the previously owned property revealed no evidence of any environmental impacts. The Mortgagor and the guarantor have agreed to indemnify the Mortgagee for any loss suffered by the Mortgagee as a result of any liabilities arising from the previously owned property.

(31) Single-Purpose Entity	Hartland Village Shopping Center (Loan No. 55)
The Mortgagor previously owned property adjacent to the Mortgaged Property. The Mortgagor delivered a recycled borrower certificate in connection with the origination of the Mortgage Loan, and the Mortgagor does not own any assets other than those related to its interest in, and the operation of, the Mortgaged Property. A Phase I conducted on the previously owned property revealed no evidence of any environmental impacts. The Mortgagor and the guarantor have agreed to indemnify the Mortgagee for any loss suffered by the Mortgagee as a result of any liabilities arising from the previously owned property.

(34) Ground Leases	Hartland Village Shopping Center (Loan No. 55)
An approximately 180-square-foot portion of the Mortgaged Property is leased from an adjacent property owner pursuant to a Ground Lease that does not satisfy standard Ground Lease requirements, which portion is subleased to a third party. However, the Loan Documents contain standard Ground Lease representations and covenants.

(39) Organization of Mortgagor
Simply Self Storage – Ann Arbor & Kalamazoo Portfolio (Loan No. 20)

Simply Self Storage – Grand Rapids (Loan No. 41)

Simply Self Storage – Chesterfield (Loan No. 45)

Simply Self Storage – Wyoming (Loan No. 49)

Simply Self Storage – Westland (Loan No. 51)

Simply Self Storage – Danville (Loan No. 62)
The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors.

(39) Organization of Mortgagor	Hampton Inn Thibodaux (Loan No. 26) Hampton Inn Jennings (Loan No. 29) Hampton Inn McComb (Loan No. 34)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors.

(40) Environmental Conditions	Front Gate Plaza (Loan No. 3)
The ESA reported that a tenant operating as a drycleaner is listed in the Drycleaners database and in the Resource Conservation and Recovery Act Generator database as a small quantity generator of hazardous substances. No violations are on record. However, the presence of a continuously operating drycleaner at the Mortgaged Property for over twenty years represents a recognized environmental condition with respect to such Mortgaged Property. The ESA recommended that a limited subsurface investigation be performed to determine the presence or absence of soil and/or groundwater contamination. In lieu of commissioning such investigation, the Mortgagor obtained an

E-2-6

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

environmental insurance policy from Steadfast Insurance Company, a wholly owned subsidiary of Zurich Insurance Company, with the Mortgagee named as the insured. The environmental insurance policy includes a deductible of $50,000, for which the Mortgagor is liable under the Loan Documents, and a term that extends three years beyond the maturity date of the Mortgage Loan.

(40) Environmental Conditions	Foothill Village Plaza (Loan No. 5)
The ESA reported that a tenant operating as a drycleaner was issued permits to operate drycleaning equipment using perchloroethylene between 1997 and 2007 and has reportedly since transitioned from use of such equipment to a drycleaning process that uses a hydrocarbon-based solvent. No releases from such tenant’s operations are identified in the applicable regulatory databases. However, the duration of such tenant’s prior on-site use of perchloroethylene, along with the absence of subsurface investigations, represents a recognized environmental condition with respect to the Mortgaged Property. The ESA recommended that a limited subsurface investigation be performed to determine the presence or absence of soil and/or groundwater contamination. In lieu of commissioning such investigation, the Mortgagor obtained an environmental insurance policy from Steadfast Insurance Company, a wholly owned subsidiary of Zurich Insurance Company, with the Mortgagee named as the insured. The environmental insurance policy includes a deductible of $50,000, for which the Mortgagor is liable under the Loan Documents, and a term that extends three years beyond the maturity date of the Mortgage Loan.

E-2-7

MC-Five Mile Commercial Mortgage Finance LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Iron Guard Storage Portfolio (Loan No. 11)
The Camas Mortgaged Property has an adjacent property owner with a fence that encroaches on the Camas Mortgaged Property. The related Loan Documents require that the Mortgagor resolve the encroachment via easement or other acceptable resolution, and contain a nonrecourse carveout for losses until the encroachment is resolved. The Camas Mortgaged Property is additionally subject to a legal description that contains a gap for an approximately 11.5 foot by 210 foot portion of the Camas Mortgaged Property. The related Loan Documents contain a representation from the Mortgagor that the Mortgagor or an affiliate has operated the Camas Mortgaged Property continuously as one continuous property notwithstanding the existence of such gap and that the Mortgagor is unaware of any other party with any right of ownership. A post-closing agreement also requires the Mortgagor to deliver a revised survey with no gap in the description, together with an endorsement insuring over such gap, and the Mortgagor will be required to resolve as appropriate, whether by quiet title action or otherwise. Until such time as the gap in the legal description is resolved, the Mortgage Loan is full recourse to the related Mortgagor (up to the allocated loan amount of the Camas Mortgaged Property).

(28) Financial Reporting and Rent Rolls	Iron Guard Storage Portfolio (Loan No. 11)	The related Loan Documents require each Mortgagor to deliver financial statements, but do not require such financial statements to be combined for all Mortgagors.

E-2-8

Goldman Sachs Mortgage Company

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	Heritage Apartments (Loan No. 10)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P (including “Api” with respects to Affiliated FM Insurance Company) and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VII” by AM Best), provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VII” by AM Best), and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VII” by AM Best).

(16) Insurance	Eastport Plaza (Loan No. 15)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P and “A2” by Moody’s (if Moody’s rates such insurer and is rating the Certificates), provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (if Moody’s rates such insurer and is rating the Certificates), and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (if Moody’s rates such insurer and is rating the Certificates).

The Mortgagor is permitted to pay the premiums for the policies through a premium financing agreement through a third party premium finance company provided that (i) the Mortgagor provides proof of payment of each installment to the premium financing company as they become due and payable, (ii) the Mortgagor is not an obligor under the premium financing agreement and (iii) the Mortgaged Property is maintained on a blanket program. There is no provision requiring at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium or at least 30 days’ prior notice to the Mortgagee of termination or cancellation arising for any reason other than non-payment of a premium.

(16) Insurance	Centurion Industrial Portfolio (Loan No. 17)
The Mortgagor may rely on the insurance provided by the tenants doing business as Sanofi Pasteur, Inc. and Ridge Tool Company, for so long as such tenant or its parent is rated at least “BBB” by S&P and such insurance is maintained in compliance with the terms of the applicable lease and satisfies certain other requirements set forth in the related loan documents.

(16) Insurance	Walgreens & Petco (Loan No. 18)
The Mortgagor may rely on the insurance provided by the tenant doing business as Walgreen, for so long as such tenant or the guarantor under the related lease is rated at least “BBB” by S&P and such insurance is maintained in compliance with the terms of the related lease and satisfies certain other requirements set forth in the related loan documents.

(16) Insurance	Mustang Ranch (Loan No. 19)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: IX” by AM Best), provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: IX” by AM Best), and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: IX” by AM Best).

(31) Single-Purpose Entity	Eastport Plaza (Loan No. 15)	The Mortgagor was not required to deliver a non-consolidation opinion in conjunction with the origination of the Mortgage Loan.

E-2-9

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
11/10/2014	$65,202,000.00	11/10/2019	$64,225,721.75
12/10/2014	$65,202,000.00	12/10/2019	$63,161,196.04
1/10/2015	$65,202,000.00	1/10/2020	$62,177,183.16
2/10/2015	$65,202,000.00	2/10/2020	$61,189,192.50
3/10/2015	$65,202,000.00	3/10/2020	$60,028,367.90
4/10/2015	$65,202,000.00	4/10/2020	$59,031,690.76
5/10/2015	$65,202,000.00	5/10/2020	$57,946,845.81
6/10/2015	$65,202,000.00	6/10/2020	$56,941,753.92
7/10/2015	$65,202,000.00	7/10/2020	$55,848,732.62
8/10/2015	$65,202,000.00	8/10/2020	$54,835,158.66
9/10/2015	$65,202,000.00	9/10/2020	$53,817,486.99
10/10/2015	$65,202,000.00	10/10/2020	$52,686,680.03
11/10/2015	$65,202,000.00	11/10/2020	$51,637,214.81
12/10/2015	$65,202,000.00	12/10/2020	$50,497,884.37
1/10/2016	$65,202,000.00	1/10/2021	$49,439,577.00
2/10/2016	$65,202,000.00	2/10/2021	$48,376,994.15
3/10/2016	$65,202,000.00	3/10/2021	$47,054,516.30
4/10/2016	$65,202,000.00	4/10/2021	$45,982,298.45
5/10/2016	$65,202,000.00	5/10/2021	$44,820,860.05
6/10/2016	$65,202,000.00	6/10/2021	$43,739,618.14
7/10/2016	$65,202,000.00	7/10/2021	$42,569,411.38
8/10/2016	$65,202,000.00	8/10/2021	$41,479,073.27
9/10/2016	$65,202,000.00	9/10/2021	$40,384,329.81
10/10/2016	$65,202,000.00	10/10/2021	$39,201,004.04
11/10/2016	$65,202,000.00	11/10/2021	$38,097,056.42
12/10/2016	$65,202,000.00	12/10/2021	$36,904,787.29
1/10/2017	$65,202,000.00	1/10/2022	$35,791,561.93
2/10/2017	$65,202,000.00	2/10/2022	$34,673,838.40
3/10/2017	$65,202,000.00	3/10/2022	$33,301,354.10
4/10/2017	$65,202,000.00	4/10/2022	$32,173,569.19
5/10/2017	$65,202,000.00	5/10/2022	$30,958,138.14
6/10/2017	$65,202,000.00	6/10/2022	$29,820,884.87
7/10/2017	$65,202,000.00	7/10/2022	$28,596,253.75
8/10/2017	$65,202,000.00	8/10/2022	$27,449,456.43
9/10/2017	$65,202,000.00	9/10/2022	$26,298,024.78
10/10/2017	$65,202,000.00	10/10/2022	$25,059,616.99
11/10/2017	$65,202,000.00	11/10/2022	$23,898,527.90
12/10/2017	$65,202,000.00	12/10/2022	$22,650,736.29
1/10/2018	$65,202,000.00	1/10/2023	$21,479,912.51
2/10/2018	$65,202,000.00	2/10/2023	$20,304,356.96
3/10/2018	$65,202,000.00	3/10/2023	$18,879,425.43
4/10/2018	$65,202,000.00	4/10/2023	$17,693,361.21
5/10/2018	$65,202,000.00	5/10/2023	$16,421,302.08
6/10/2018	$65,202,000.00	6/10/2023	$15,225,303.44
7/10/2018	$65,202,000.00	7/10/2023	$13,943,591.37
8/10/2018	$65,202,000.00	8/10/2023	$12,737,578.86
9/10/2018	$65,202,000.00	9/10/2023	$11,526,691.84
10/10/2018	$65,202,000.00	10/10/2023	$10,230,513.20
11/10/2018	$65,202,000.00	11/10/2023	$9,009,493.23
12/10/2018	$65,202,000.00	12/10/2023	$7,703,468.73
1/10/2019	$65,202,000.00	1/10/2024	$6,472,234.76
2/10/2019	$65,202,000.00	2/10/2024	$5,236,023.94
3/10/2019	$65,202,000.00	3/10/2024	$3,835,661.87
4/10/2019	$65,202,000.00	4/10/2024	$2,588,794.36
5/10/2019	$65,202,000.00	5/10/2024	$1,257,654.64
6/10/2019	$65,202,000.00	6/10/2024	$366.39
7/10/2019	$65,202,000.00	7/10/2024	$0.00
8/10/2019	$65,202,000.00	and thereafter
9/10/2019	$65,202,000.00
10/10/2019	$65,201,487.18

F-1

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ANNEX G

THE PINNACLE AT BISHOP’S WOODS MORTGAGE LOAN AMORTIZATION SCHEDULE

Due Date	Principal Due ($)	Interest Due ($)	Total Debt Service Payment ($)	Total Ending Balance ($)
08/01/14	-	125,319.91	125,319.91	31,150,000.00

09/01/14	-	125,319.91	125,319.91	31,150,000.00

10/01/14	-	121,277.33	121,277.33	31,150,000.00

11/01/14	-	125,319.91	125,319.91	31,150,000.00

12/01/14	-	121,277.33	121,277.33	31,150,000.00

01/01/15	-	125,319.91	125,319.91	31,150,000.00

02/01/15	-	125,319.91	125,319.91	31,150,000.00

03/01/15	-	113,192.18	113,192.18	31,150,000.00

04/01/15	-	125,319.91	125,319.91	31,150,000.00

05/01/15	-	121,277.33	121,277.33	31,150,000.00

06/01/15	-	125,319.91	125,319.91	31,150,000.00

07/01/15	-	121,277.33	121,277.33	31,150,000.00

08/01/15	-	125,319.91	125,319.91	31,150,000.00

09/01/15	-	125,319.91	125,319.91	31,150,000.00

10/01/15	-	121,277.33	121,277.33	31,150,000.00

11/01/15	-	125,319.91	125,319.91	31,150,000.00

12/01/15	-	121,277.33	121,277.33	31,150,000.00

01/01/16	-	125,319.91	125,319.91	31,150,000.00

02/01/16	-	125,319.91	125,319.91	31,150,000.00

03/01/16	-	117,234.76	117,234.76	31,150,000.00

04/01/16	-	125,319.91	125,319.91	31,150,000.00

05/01/16	-	121,277.33	121,277.33	31,150,000.00

06/01/16	-	125,319.91	125,319.91	31,150,000.00

07/01/16	-	121,277.33	121,277.33	31,150,000.00

08/01/16	-	125,319.91	125,319.91	31,150,000.00

09/01/16	-	125,319.91	125,319.91	31,150,000.00

10/01/16	-	121,277.33	121,277.33	31,150,000.00

11/01/16	-	125,319.91	125,319.91	31,150,000.00

Due Date	Principal Due ($)	Interest Due ($)	Total Debt Service Payment ($)	Total Ending Balance ($)
12/01/16	-	121,277.33	121,277.33	31,150,000.00

01/01/17	-	125,319.91	125,319.91	31,150,000.00

02/01/17	-	125,319.91	125,319.91	31,150,000.00

03/01/17	-	113,192.18	113,192.18	31,150,000.00

04/01/17	-	125,319.91	125,319.91	31,150,000.00

05/01/17	-	121,277.33	121,277.33	31,150,000.00

06/01/17	-	125,319.91	125,319.91	31,150,000.00

07/01/17	-	121,277.33	121,277.33	31,150,000.00

08/01/17	28,757.20	125,319.91	154,077.11	31,121,242.80

09/01/17	28,895.38	125,204.22	154,099.60	31,092,347.42

10/01/17	33,853.53	121,052.87	154,906.40	31,058,493.89

11/01/17	29,196.88	124,951.77	154,148.65	31,029,297.01

12/01/17	34,146.71	120,807.40	154,954.11	30,995,150.30

01/01/18	29,501.25	124,696.93	154,198.18	30,965,649.05

02/01/18	29,643.00	124,578.25	154,221.25	30,936,006.05

03/01/18	44,170.68	112,414.57	156,585.25	30,891,835.37

04/01/18	29,997.67	124,281.29	154,278.96	30,861,837.70

05/01/18	34,925.40	120,155.42	155,080.82	30,826,912.30

06/01/18	30,309.63	124,020.09	154,329.72	30,796,602.67

07/01/18	35,228.74	119,901.44	155,130.18	30,761,373.93

08/01/18	30,624.54	123,756.43	154,380.97	30,730,749.39

09/01/18	30,771.70	123,633.22	154,404.92	30,699,977.69

10/01/18	35,678.05	119,525.25	155,203.30	30,664,299.64

11/01/18	31,090.99	123,365.88	154,456.87	30,633,208.65

12/01/18	35,988.52	119,265.29	155,253.81	30,597,220.13

01/01/19	31,413.30	123,096.02	154,509.32	30,565,806.83

02/01/19	31,564.24	122,969.64	154,533.88	30,534,242.59

03/01/19	45,914.33	110,954.65	156,868.98	30,488,328.26

04/01/19	31,936.52	122,657.93	154,594.45	30,456,391.74

05/01/19	36,810.72	118,576.89	155,387.61	30,419,581.02

Due Date	Principal Due ($)	Interest Due ($)	Total Debt Service Payment ($)	Total Ending Balance ($)
06/01/19	32,266.86	122,381.35	154,648.21	30,387,314.16

07/01/19	37,131.94	118,307.94	155,439.88	30,350,182.22

08/01/19	32,600.32	122,102.16	154,702.48	30,317,581.90

09/01/19	32,756.96	121,971.00	154,727.96	30,284,824.94

10/01/19	37,608.51	117,908.92	155,517.43	30,247,216.43

11/01/19	33,095.07	121,687.91	154,782.98	30,214,121.36

12/01/19	37,937.28	117,633.65	155,570.93	30,176,184.08

01/01/20	33,436.38	121,402.14	154,838.52	30,142,747.70

02/01/20	33,597.04	121,267.62	154,864.66	30,109,150.66

03/01/20	43,092.32	113,317.46	156,409.78	30,066,058.34

04/01/20	33,965.54	120,959.09	154,924.63	30,032,092.80

05/01/20	38,783.71	116,924.95	155,708.66	29,993,309.09

06/01/20	34,315.10	120,666.42	154,981.52	29,958,993.99

07/01/20	39,123.62	116,640.35	155,763.97	29,919,870.37

08/01/20	34,667.97	120,370.96	155,038.93	29,885,202.40

09/01/20	34,834.54	120,231.49	155,066.03	29,850,367.86

10/01/20	39,628.73	116,217.43	155,846.16	29,810,739.13

11/01/20	35,192.34	119,931.92	155,124.26	29,775,546.79

12/01/20	39,976.65	115,926.13	155,902.78	29,735,570.14

01/01/21	35,553.53	119,629.50	155,183.03	29,700,016.61

02/01/21	35,724.37	119,486.47	155,210.84	29,664,292.24

03/01/21	49,689.92	107,793.45	157,483.37	29,614,602.32

04/01/21	36,134.78	119,142.84	155,277.62	29,578,467.54

05/01/21	40,893.07	115,158.83	156,051.90	29,537,574.47

06/01/21	36,504.90	118,832.94	155,337.84	29,501,069.57

07/01/21	41,252.97	114,857.50	156,110.47	29,459,816.60

08/01/21	36,878.53	118,520.12	155,398.65	29,422,938.07

09/01/21	37,055.72	118,371.75	155,427.47	29,385,882.35

10/01/21	41,788.59	114,409.04	156,197.63	29,344,093.76

11/01/21	37,434.58	118,054.55	155,489.13	29,306,659.18

Due Date	Principal Due ($)	Interest Due ($)	Total Debt Service Payment ($)	Total Ending Balance ($)
12/01/21	42,156.98	114,100.59	156,257.57	29,264,502.20

01/01/22	37,817.02	117,734.34	155,551.36	29,226,685.18

02/01/22	37,998.73	117,582.20	155,580.93	29,188,686.45

03/01/22	51,754.05	106,065.20	157,819.25	29,136,932.40

04/01/22	38,429.98	117,221.12	155,651.10	29,098,502.42

05/01/22	43,124.91	113,290.17	156,415.08	29,055,377.51

06/01/22	38,821.86	116,893.01	155,714.87	29,016,555.65

07/01/22	43,505.96	112,971.12	156,477.08	28,973,049.69

08/01/22	39,217.44	116,561.80	155,779.24	28,933,832.25

09/01/22	39,405.88	116,404.02	155,809.90	28,894,426.37

10/01/22	44,073.86	112,495.63	156,569.49	28,850,352.51

11/01/22	39,807.00	116,068.17	155,875.17	28,810,545.51

12/01/22	44,463.91	112,169.06	156,632.97	28,766,081.60

01/01/23	40,211.93	115,729.14	155,941.07	28,725,869.67

02/01/23	40,405.14	115,567.37	155,972.51	28,685,464.53

03/01/23	53,938.03	104,236.60	158,174.63	28,631,526.50

04/01/23	40,858.46	115,187.81	156,046.27	28,590,668.04

05/01/23	45,486.34	111,313.00	156,799.34	28,545,181.70

06/01/23	41,273.35	114,840.44	156,113.79	28,503,908.35

07/01/23	45,889.77	110,975.22	156,864.99	28,458,018.58

08/01/23	41,692.17	114,489.77	156,181.94	28,416,326.41

09/01/23	41,892.49	114,322.04	156,214.53	28,374,433.92

10/01/23	46,491.83	110,471.13	156,962.96	28,327,942.09

11/01/23	42,317.18	113,966.46	156,283.64	28,285,624.91

12/01/23	46,904.79	110,125.37	157,030.16	28,238,720.12

01/01/24	42,745.89	113,607.51	156,353.40	28,195,974.23

02/01/24	42,951.29	113,435.54	156,386.83	28,153,022.94

03/01/24	51,885.11	105,955.47	157,840.58	28,101,137.83

04/01/24	43,406.98	113,054.00	156,460.98	28,057,730.85

05/01/24	47,964.50	109,238.10	157,202.60	28,009,766.35

Due Date	Principal Due ($)	Interest Due ($)	Total Debt Service Payment ($)	Total Ending Balance ($)
06/01/24	43,846.01	112,686.40	156,532.41	27,965,920.34

07/01/24	48,391.41	108,880.65	157,272.06	27,917,528.93

07/01/24	27,917,528.93	Balloon Payment	27,917,528.93	-

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PROSPECTUS

Citigroup Commercial Mortgage Securities Inc., the Depositor
Mortgage Pass-Through Certificates, Issuable in Series

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.  These offers may be made through one or more different methods, including offerings through underwriters.  We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.  See “Method of Distribution.”

The Offered Certificates:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction.  Each series of offered certificates will—

●         have its own series designation, and

●         consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates.  The offered certificates will represent interests only in the issuing entity.  They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

The Trust Assets:

The assets of each issuing entity will include—

●            mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

●            mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

●            some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation.  We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or  non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing.  Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 19 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2014.

Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	19
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	19
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	23
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	29
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	51
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	54
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	54
Changes in Pool Composition Will Change the Nature of Your Investment	54
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	54
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	56
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	57
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	58
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	59
Leased Fee Properties Have Special Risks	61
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	61
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	63
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	63
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.	64
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	65
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	65
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	66
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	66
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	67
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	67
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	67

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	68
Potential Conflicts of Interest Can Affect a Person’s Performance	68
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.	69
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	69
Limited Information Causes Uncertainty	69
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	69
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	70
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	70
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	71
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	72
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	72
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	72
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	73
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	73
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	74
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	74
Problems with Book-Entry Registration	74
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	74
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	75
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	76
No Gross Up in Respect of the Certificates Held by Non-U.S. Persons	77
Certain Federal Tax Considerations Regarding Original Issue Discount	77
The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates	77
The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates	78
CAPITALIZED TERMS USED IN THIS PROSPECTUS	79
THE TRUST FUND	79
Description of the Trust Assets	79
Mortgage Loans	80
Mortgage-Backed Securities	84
Acquisition, Removal and Substitution of Mortgage Assets	85
Cash, Accounts and Permitted Investments	87
Credit Support	87
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	88
TRANSACTION PARTICIPANTS	88
The Sponsor	88
The Depositor	89
The Issuing Entity	90
The Originators	90

DESCRIPTION OF THE GOVERNING DOCUMENTS	91
General	91
Assignment of Mortgage Assets	91
Representations and Warranties with Respect to Mortgage Assets	92
Collection and Other Servicing Procedures with Respect to Mortgage Loans	92
Servicing Mortgage Loans That Are Part of a Loan Combination	95
Sub-Servicers	95
Operating Advisor	96
Collection of Payments on Mortgage-Backed Securities	96
Advances	96
Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us	97
Fidelity Bonds and Errors and Omissions Insurance	99
Termination Events	99
Amendment	100
List of Certificateholders	100
Eligibility Requirements for the Trustee	100
Duties of the Trustee	101
Rights, Protections, Indemnities and Immunities of the Trustee	101
Resignation and Removal of the Trustee	102
DESCRIPTION OF THE CERTIFICATES	103
General	103
Investor Requirements and Transfer Restrictions	105
Payments on the Certificates	105
Allocation of Losses and Shortfalls	110
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	110
Reports to Certificateholders	111
Voting Rights	112
Termination and Redemption	112
Book-Entry Registration	113
Exchangeable Certificates	116
YIELD AND MATURITY CONSIDERATIONS	119
General	119
Pass-Through Rate	119
Payment Delays	119
Yield and Prepayment Considerations	119
Weighted Average Life and Maturity	122
Prepayment Models	122
Other Factors Affecting Yield, Weighted Average Life and Maturity	123
DESCRIPTION OF CREDIT SUPPORT	125
General	125
Subordinate Certificates	126
Overcollateralization and Excess Cash Flow	126
Letters of Credit	126
Insurance Policies, Surety Bonds and Guarantees	127
Reserve Funds	127
Credit Support with Respect to MBS	127
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	127
General	128
Types of Mortgage Instruments	128
Installment Contracts	129
Leases and Rents	130
Personalty	130
Foreclosure	130
Bankruptcy Issues	135
Environmental Considerations	141

Due-on-Sale and Due-on-Encumbrance Provisions	144
Junior Liens; Rights of Holders of Senior Liens	144
Subordinate Financing	145
Default Interest and Limitations on Prepayments	145
Applicability of Usury Laws	145
Americans with Disabilities Act	146
Servicemembers Civil Relief Act	146
Anti-Money Laundering, Economic Sanctions and Bribery	147
Potential Forfeiture of Assets	147
Terrorism Insurance Program	148
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	149
General	149
REMICs	150
Taxation of Classes of Exchangeable Certificates	177
Grantor Trusts	180
Tax Return Disclosure and Investor List Requirements	191
STATE AND OTHER TAX CONSEQUENCES	192
ERISA CONSIDERATIONS	192
General	192
Plan Asset Regulations	193
Prohibited Transaction Exemptions	194
Underwriter Exemption	194
Insurance Company General Accounts	195
Ineligible Purchasers	195
Consultation with Counsel	196
Tax Exempt Investors	196
LEGAL INVESTMENT	196
USE OF PROCEEDS	197
METHOD OF DISTRIBUTION	197
LEGAL MATTERS	199
FINANCIAL INFORMATION	199
RATINGS	199
GLOSSARY	201

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information about the offered certificates of a particular series in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to that particular series of offered certificates; and

●	the prospectus supplement for that particular series of offered certificates, which will describe the specific terms of those offered certificates.

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement.  We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.  In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover.  By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

We have included cross-references to captions in these materials under which you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

In this prospectus, the term “you” refers to a prospective investor in offered certificates, and the terms “Depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus.  The Securities Act registration statement number for that registration statement is 333-189017.  This prospectus is part of that registration statement, but the registration statement contains additional information.  Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus.  It does not contain all of the information you need to consider in making your investment decision.  To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor
We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013.  Our main telephone number is 212-816-6000.  We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc.  We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See “Transaction Participants—The Depositor.”

The Sponsors
Citigroup Global Markets Realty Corp., which is an affiliate of both us and Citigroup Global Markets Inc., will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity.  See “Transaction Participants—The Sponsor.”

The Issuing Entity
The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction.  Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued.  See “Transaction Participants—The Issuing Entity.”

The Originators
Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets Realty Corp. or by one of our other affiliates.  In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates.  See “Transaction Participants—The Originators” and “Transaction Participants—The Sponsor.”  We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators — apart from a sponsor and/or its affiliates — that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered
The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates.  These certificates will be issued in series, and each series will, in turn, consist of one or more classes.  Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade.  See “Ratings.”

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be
Issued with Other Certificates
We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts.  We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets.  In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under “—The Securities Being Offered” above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

	●	the issuance of each series of offered certificates,

	●	the creation of and transfer of assets to the issuing entity, and

	●	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee.  We will be responsible for establishing the issuing entity for each series of offered certificates.  In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity.  In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

●
one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

●
one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities.  If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail.  In addition, in the related prospectus supplement, we will also identify any other material servicer responsible for making distributions to holders of a series of offered certificates, performing workouts or foreclosures, or other aspects of the servicing of a series of offered certificates or the related underlying mortgage assets upon which the performance of those offered certificates or underlying mortgage assets is materially dependent, and we will describe that servicer’s duties and compensation in further detail.  See “Description of the Governing Documents.”

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets
The trust assets with respect to any series of offered certificates will, in general, include mortgage loans.  Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt.  The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties.  In particular, those properties may include:

	●	rental or cooperatively-owned buildings with multiple dwelling units;

	●	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

	●	office buildings;

	●	hospitality properties;

	●	casino properties;

	●	health care-related facilities;

	●	industrial facilities;

	●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

	●	restaurants, taverns and other establishments involved in the food and beverage industry;

	●	manufactured housing communities, mobile home parks and recreational vehicle parks;

	●	recreational and resort properties;

	●	arenas and stadiums;

	●	churches and other religious facilities;

	●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and/or

●	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

●	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	may provide for no accrual of interest;

●
may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

●	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	may permit the negative amortization or deferral of accrued interest;

●	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

●	may permit defeasance and the release of real property collateral in connection with that defeasance;

●	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

●	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.  Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above.  We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

●	the security has been registered under the Securities Act of 1933, as amended, or

●	we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this “—Characteristics of the Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See “The Trust Fund.”

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee or such other party as is specified in the related prospectus supplement to cover the shortfall, and we will specify in the related prospectus supplement the amount of, and the percentage of the mortgage asset pool represented by, that deposit.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or such other party as is specified in the related prospectus supplement will be entitled to obtain a release of the deposited cash or investments upon delivery of a corresponding amount of mortgage assets.  However, if there is a failure by us or any other applicable party to deliver mortgage assets sufficient to make up the entire shortfall by the end of the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee or other applicable party  will be used to pay down the total principal balance of the related series of certificates or otherwise as described in the related prospectus supplement.  If the subject securitization transaction contemplates a prefunding period, we will disclose in the related prospectus supplement any limitation on the ability to add pool assets and the requirements for mortgage assets that may be added to the related mortgage asset pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

	●	cash that would be applied to pay down the principal balances of certificates of that series; and/or

	●	other mortgage loans or mortgage-backed securities that—

		1.	conform to the description of mortgage assets in this prospectus, and

		2.	satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, all or substantially all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under “Description of the Certificates—General” and “—Payments on the Certificates,” an offered certificate may entitle the holder to receive:

	●	payments of interest;

	●	payments of principal;

	●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

	●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

If the related prospectus supplement so provides, a series of certificates may include one or more classes that are “exchangeable certificates“ as described under “Description of the Certificates-Exchangeable Certificates.”

See “Description of the Certificates.”

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates

Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support.  The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund.  We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement.  In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

	●	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

	●	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

	●	currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related  protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See “Risk Factors,” “The Trust Fund” and “Description of Credit Support.”

Advances with Respect to the Mortgage Assets

If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

	●	delinquent scheduled payments of principal and/or interest, other than balloon payments,

	●	property protection expenses,

	●	other servicing expenses, or

	●	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement.  That party may also be entitled to receive interest on its advances for a specified period.  See “Description of the Governing Documents—Advances.”

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination

We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates.  In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

	●	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

	●	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See “Description of the Certificates—Termination and Redemption.”

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

	●	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended; or

	●	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986, as amended.

See “Material Federal Income Tax Consequences.”

ERISA Considerations
If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal

Revenue Code of 1986, as amended. See “ERISA Considerations.”

Legal Investment
We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You are encouraged to consult your own legal advisors to determine the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment.”

Ratings
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.  See “Ratings.”

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.  Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.  The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan.  The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan.  In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing.  If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.  These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.  Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized.  In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.  If the trust assets underlying your offered certificates

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include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.  Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.  As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates.  A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments.  If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date.  If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended.  Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases.  If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

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Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.  The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated.  However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.  Furthermore, the timing of losses on the underlying mortgage loans can affect your yield.  In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments.  Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing.  The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.  The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan.  The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

●	the fair market value and condition of the underlying real property;

●	the level of interest rates;

●	the borrower’s equity in the underlying real property;

●	the borrower’s financial condition;

●	occupancy levels at or near the time of refinancing;

●	the operating history of the underlying real property;

●	changes in zoning and tax laws;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

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●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates.  The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans.  The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The related master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing.  As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it.  This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.  Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust, and the modification may result in a reduction in (or may eliminate) the funds received by the trust with respect to such mortgage loan.

The ability to modify mortgage loans by the applicable servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the governing document related to your offered certificates may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The governing document related to your

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offered certificates will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.  You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans.  This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan.  In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.  In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor.  Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income.  The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties.  This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

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Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.  The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

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●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs.  A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.  Generally, multifamily and commercial properties are subject to leases.  The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

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●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options.  In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower.  In those cases a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.  In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property.  If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

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Tenant Bankruptcy Adversely Affects Property Performance.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.  Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim.  The claim would be limited to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.  The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties.  Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.  Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.  Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.  The operation of an income-producing property will depend upon the property manager’s performance and viability.  The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

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●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.  The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property.  Failure to do so may materially impair the property’s ability to generate cash flow.  The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements.  Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.  There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.  Some income-producing properties are located in highly competitive areas.  Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

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●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.  Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property.  See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.  Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time.  The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.  The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties.  As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.  As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case.  Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

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Multifamily Rental Properties.  Factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

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●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property.  Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings.  These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

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●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units.  Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies.  These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region.  These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.  An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies.  When the credits or subsidies cease, net operating income will decline.  In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.  Some multifamily properties are owned or leased by cooperative corporations.  In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation.  The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums.  A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures.  Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.  A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.  Additional factors likely to affect the economic performance of a cooperative corporation include—

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●
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation.  Shares are allocated to each apartment unit by the owner or sponsor.  The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.  As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation.  In general the sponsor controls the corporation’s board of directors and management for a limited period of time.  If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans.  Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment  unit as a subtenant from the owner of the shares allocated to that unit.  Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy.  In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws.  The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.  Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.  The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public.  Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

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●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.  Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations.  In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property.  The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

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●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses.  A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.  Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs.  A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights.  Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.  Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important.  Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants.  Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement.  Such disputes, defaults or potential defaults, could lead to a termination or

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attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower.  We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space.  If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs.  For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

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Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters.  Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.  Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

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Office properties may be adversely affected by an economic decline in the business operated by their tenants.  The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market.  Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy.  Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis.  A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

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●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.  Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties.  Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements.  The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.  The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.  The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license.  It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property.  In that event, the owner of the hospitality property may elect to allow the franchise license to lapse.  In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license.  The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

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●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted.  The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses.  That party would be required to apply in its own right for new operating, liquor and other licenses.  There can be no assurance that a new license could be obtained or that it could be obtained promptly.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.  Factors affecting the economic performance of a casino property include:

●	location, including proximity to or easy access from major population centers;

●	appearance;

●	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

●	the existence or construction of competing casinos;

●	dependence on tourism; and

●	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

●	providing alternate forms of entertainment, such as performers and sporting events, and

●	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation.  A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.  In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender.  Gaming licenses are not transferable, including in connection with a foreclosure.  There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

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The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.  Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers.  In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

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●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for those licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.  In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues.  Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.  For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs.  Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs.  There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions.  The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

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Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property.  In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies.  There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities.  They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.  The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.  The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care.  If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.  Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time.  Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy.  In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

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3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.  Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low.  Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.  In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use.  This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

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●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.  Therefore, these facilities may pose additional environmental risks to investors.  Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities.  Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Restaurants and Taverns.  Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out.  Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive.  The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

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●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located.  Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged.  The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.  Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers.  In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements.  Those agreements typically do not contain provisions protective of lenders.  A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination.  In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement.  The transferability of a franchise may be subject to other restrictions.  Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired

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through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.  Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units.  The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping.  The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.  In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use.  Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season.  This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.  In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

●	location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily

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converted to general residential, retail or office use.  This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property.  In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks.  These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.  Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states.  In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.  Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.  Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

48

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Arenas and Stadiums.  The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

●	sporting events;

●	musical events;

●	theatrical events;

●	animal shows; and/or

●	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

●	the appeal of the particular event;

●	the cost of admission;

●	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

●	perceptions by prospective patrons of the safety of the surrounding area; and

●	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant.  An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements.  Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses.  This will adversely affect their liquidation value.

Charitable Organizations.  Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the extent to which

49

individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution.  Donations may be adversely affected by economic conditions, whether local, regional or national.  A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Churches and Other Religious Facilities.  Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors.  Donations may be adversely affected by economic conditions, whether local, regional or national.  Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Private Schools and Other Cultural and Educational Institutions.  The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans.  Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools or cultural and educational institutions;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

●
reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Parking Lots and Garages.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.  Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on—

●	its location,

●	its size,

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●	the surrounding neighborhood, and

●	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self-storage facilities,

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tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial

52

property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates.  The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

●	the operation of all of the related real properties, and

●	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property.  That borrower or group of related borrowers could also

53

attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period.  In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management.  This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust.  In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

●	any adverse economic developments that occur in the locale, state or region where the properties are located;

●	changes in the real estate market where the properties are located;

●	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

●	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur

54

indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent.  However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower.  Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity.  Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.  See “—Borrower

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Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

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Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In

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some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.  Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums.  In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium

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association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

For purposes of each prospectus supplement, unless otherwise indicated therein, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession

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of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

With respect to certain of the mortgage loans included in one of our trusts, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

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Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.  It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

●	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

●
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

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Prepayment Premiums, Fees and Charges.  Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear.  Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable.  In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.  Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●           the default is deemed to be immaterial,
●           the exercise of those remedies would be inequitable or unjust, or
●           the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” below in this prospectus.

Assignments of Leases.  Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean up costs and other risks inherent to property ownership.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.  A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must

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deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.  In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan.  See “The Trust Fund—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults.  Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral.  For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity.  In addition, the related borrower may have difficulty repaying multiple loans.  The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking

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action to foreclose out the junior lien.  See “Certain Legal Aspects of the Mortgage Loans—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

●
grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of the payment terms of the subject underlying mortgage loan; and or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in an unrelated securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a

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non-trust mortgage loan that is part of the same loan combination.  Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests.  See “Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral.  Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections.  In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder.  Such financing is often referred to as mezzanine debt.  While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

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Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

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●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements.  Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use.  This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow available following the casualty.  If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full.  In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons.  If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance.  This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and

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to pay debt service on the mortgage loan(s) that may encumber that property.  There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates.  It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury, or

●	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property.  If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement.  You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests.  For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future.  However, this

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action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust.  The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.  Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

●	the real properties may be managed by property managers that are affiliated with the related borrowers;

●	the property managers also may manage additional properties, including properties that may compete with those real properties; or

●
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments.  As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property.  Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property.  As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates.  Among other things, reduced investor confidence could result

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in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity.  We cannot assure you that a secondary market for your offered certificates will develop.  There will be no obligation on the part of anyone to establish a secondary market, including any underwriter of your offered certificates, although the prospectus supplement may indicate that one or more underwriters of your offered certificates intend to establish a secondary market in the certificates.  Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class.  Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates.  The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to.  Lack of liquidity could adversely affect the market value of your offered certificates.  We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

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The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

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Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust.  The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.  No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.  Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets.  If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss.  Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support.  The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets.  Actual losses may, however, exceed the assumed levels.  See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.”  If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.  The credit support, if any, for your offered certificates may not cover all of your potential losses.  For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans.  You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.  If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is

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possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable.  Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series.  You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of certificates may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act.  If a servicer for any series of certificates were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the related pooling and servicing agreement or similar document provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement or similar document in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement or similar document and give the trust a claim for damages and the ability to appoint a successor servicer.  An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the pooling and servicing agreement or similar document and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

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Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company.  As a result—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes.  If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and

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manage the property.  Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●
any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan.  A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”).  In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%.  One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan.  Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test.  To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release.  The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.”  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test

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following the release.  This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.  Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.  If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate.  As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.  While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses.  Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics.  In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Material Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code.  A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code.  You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses.  In particular, the tax on excess inclusion:

●	generally will not be reduced by losses from other activities,

●	for a tax-exempt holder, will be treated as unrelated business taxable income, and

●	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.  The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.  However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code.  Therefore, the certificates that are residual interests generally are not appropriate investments for:

●	individuals,

●	estates,

●	trusts beneficially owned by any individual or estate, and

●	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

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In addition, the REMIC residual certificates will be subject to numerous transfer restrictions.  These restrictions will reduce your ability to liquidate a REMIC residual certificate.  For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

●	a foreign person under the Internal Revenue Code, or

●
an entity that is classified as a U.S. partnership under the Internal Revenue Code if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a foreign person under the Internal Revenue Code, or

●	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

Finally, you should be aware that Treasury regulations do not permit REMIC residual certificates to be marked to market under section 475 of the Internal Revenue Code.  We recommend that you consult your tax advisors regarding these regulations.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders.  See “Material Federal Income Tax Consequences—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA”, “—Taxation of Classes of Exchangeable Certificates—FATCA”, and “Material Federal Income Tax Consequences—Grantor Trusts—Foreign Investors” and “—FATCA.”

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” and “Material Federal Income Tax Consequences—Grantor Trusts.”

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates

Any credit rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders

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are entitled under the related pooling and servicing agreement.  Such rating will not constitute an assessment of the likelihood that—

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of such prepayments might differ from that originally anticipated; or

●	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.  Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of offered certificates.

The amount, type and nature of credit support given a series of offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series.  Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans.  However, we cannot assure you that those values will not decline in the future.  As a result, the credit support required in respect of the offered certificates of any series may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates

Unless otherwise provided in the prospectus supplement (and in any event as may be required by the applicable regulations associated with the depositor’s use of Form S-3 for the registration statement pursuant to which the offering of the offered certificates is being made hereby), it is a condition to the issuance of the offered certificates that they be rated investment grade (i.e., in one of the four highest rating categories) by at least one nationally recognized statistical rating organization.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.  The rating(s) of any series of offered certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.  In addition, the Securities and Exchange Commission may determine that any rating agency retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates.  Neither the depositor nor any related sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of offered certificates.  If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

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Additionally, it is possible that rating agencies not hired by the depositor, a sponsor or an underwriter may provide unsolicited ratings that differ from the ratings provided by any rating agencies retained by the depositor, a sponsor or an underwriter.  There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of any series of offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) in any series offered certificates if an unsolicited rating is issued after the date of the related prospectus supplement.  Consequently, if you intend to purchase offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered certificates.  If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by any rating agency retained by the depositor, a sponsor or an underwriter in connection with any series issuance, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus.  Frequently used capitalized terms will have the respective meanings assigned to them in the “Glossary” attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund.  Each such trust fund will primarily consist of:

●	various types of multifamily and/or commercial mortgage loans;

●
mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

●	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this “Description of the Trust Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool.  We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts.  Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

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Mortgage Loans

General.  Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt.  That obligation will be evidenced by a promissory note or bond.  In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

●
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

●	office properties;

●	hospitality properties, such as hotels, motels and other lodging facilities;

●	casino properties;

●	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

●	industrial properties;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

●	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

●	arenas and stadiums;

●	churches and other religious facilities;

●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and

●	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  Set forth above under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered

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Certificates May Present Special Risks” is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

●	a fee interest or estate, which consists of ownership of the property for an indefinite period,

●	an estate for years, which consists of ownership of the property for a specified period of years,

●	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

●	shares in a cooperative corporation which owns the property, or

●	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property.  In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination.  A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund.  Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note.  The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties.  The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted.  The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document.  Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.  Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.  “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Junior Mortgage Loans.  If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.  However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund.  The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on

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that property will be insufficient to pay the junior loan in full.  In a foreclosure proceeding, the sale proceeds are generally applied—

●	first, to the payment of court costs and fees in connection with the foreclosure,

●	second, to the payment of real estate taxes, and

●	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan.  If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.  If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued.  In those cases, we will describe in the related prospectus supplement—

●	the period of the delinquency,
●	any forbearance arrangement then in effect,
●	the condition of the related real property, and
●	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.  Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.  Each of the mortgage loans included in one of our trusts will have the following features:

●	an original term to maturity of not more than approximately 40 years; and

●	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

●	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	provide for no accrual of interest;

●
provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

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●	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	permit the negative amortization or deferral of accrued interest;

●	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

●	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.  We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

●	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

●	the type or types of property that provide security for repayment of the mortgage loans;

●	the earliest and latest origination date and maturity date of the mortgage loans;

●
the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

●	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

●	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

●
if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

●	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

●
debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

●	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

●	more general information in the related prospectus supplement, and

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●	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans.  The mortgage loans underlying your offered certificates will be newly originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

We will include in the related prospectus supplement information as to the origination standards and procedures applicable to the mortgage loans underlying  your offered certificates and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool underlying your offered certificates.

Real Property and Other Collateral.  Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

●
mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

●	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

●	will have been registered under the Securities Act, or

●	will be exempt from the registration requirements of that Act, or

●	will have been held for at least the holding period specified in Rule 144(d) under that Act, or

●	may otherwise be resold by us publicly without registration under that Act.

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We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

●	the initial and outstanding principal amount(s) and type of the securities;

●	the original and remaining term(s) to stated maturity of the securities;

●	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

●	the payment characteristics of the securities;

●	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

●	a description of the related credit support, if any;

●	the type of mortgage loans underlying the securities;

●	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

●	the terms and conditions for substituting mortgage loans backing the securities; and

●	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.  If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

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If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period;

●	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

●	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

●	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

●	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

●	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

●	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

●
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

●	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

●	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

●	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  In some cases, those purchase options may be assignable or exercisable by a specified designee.

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In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination and Redemption.”

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders.  All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts.  We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments.  In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.  The types of credit support that may benefit the holders of a class of offered certificates include:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

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●	a letter of credit;

●	a surety bond;

●	an insurance policy;

●	a guarantee; and/or

●	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested.  For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

●	interest rate exchange agreements;

●	interest rate cap agreements;

●	interest rate floor agreements; or

●	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates.  If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Realty Corp. (‘‘CGMRC’’), a New York corporation, will act as the sole sponsor or a co-sponsor of each securitization transaction involving the issuance of a series of offered certificates.  CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of both us and Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

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The prospectus supplement for each series of certificates offered by this prospectus will also identify and provide information as to CGMRC, if it acts as sponsor, and any other sponsors for the related securitization transaction.  Such information will include, as to each such sponsor, a description of its securitization program.

The Depositor

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus.  We were incorporated in the state of Delaware on July 17, 2003.  We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc.  Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.  Our telephone number is 212-816-6000.

We do not have, and do not expect in the future to have, any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

●	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

●	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

●
authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

●
acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

●
doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.  We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

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●
to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

●	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

●
to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

●
to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

Generally, however, it is expected that the functions and/or duties set out under this “—The Depositor” section will be performed by our agents or affiliates.

Neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement.  The pooling and servicing agreement for each series will provide that the holders of the certificates for the series will have no rights or remedies against us or any of our affiliates for any losses or other claims in connection with any series of offered certificates or the underlying mortgage loans other than the repurchase or substitution of the mortgage loans by us or one of our affiliates, if and to the extent specifically disclosed in the related prospectus supplement.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued.  Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or other jurisdiction specified in the related prospectus supplement.  As described in the related prospectus supplement, the  Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets.  Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.  Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates.  In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts.  Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions.  See “Transaction Participants—The Sponsor.”  We will identify in the related prospectus supplement any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

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DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The “Governing Document” for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements.  In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party.  We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets.  The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder.  However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets.  The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates.  The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series.  The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement.  We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under “Transaction Participants—The Depositor.”

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund.  We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment.  We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.  Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document.  That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

●	in the case of a mortgage loan—

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1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity, the maturity date or the anticipated repayment date, and

4.	the outstanding principal balance; and

●	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

●	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

●	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

●	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement.  In most cases, the warranting party will be a prior holder of the particular mortgage assets.  We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts.  The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust.  Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

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As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services.  In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.  Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

●	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

●	ensuring that the related properties are properly insured;

●	attempting to collect delinquent payments;

●	supervising foreclosures;

●	negotiating modifications;

●	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

●	protecting the interests of certificateholders with respect to senior lienholders;

●	conducting inspections of the related real properties on a periodic or other basis;

●	collecting and evaluating financial statements for the related real properties;

●	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

●	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer.  In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

●	mortgage loans as to which there is a material non-monetary default;

●	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

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●	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer.  When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property.  In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate.  A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives.  The time period within which a special servicer can—

●	make the initial determination of appropriate action,

●	evaluate the success of corrective action,

●	develop additional initiatives,

●	institute foreclosure proceedings and actually foreclose, or

●	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located.  If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

●	performing property inspections and collecting, and

●	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

●	continuing to receive payments on the mortgage loan,

●	making calculations with respect to the mortgage loan, and

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●	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under “The Trust Fund—Mortgage Loans—Loan Combinations.”  With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination.  With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans.  In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts.  See “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers.  In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts.  A sub-servicer engaged by the master servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.  However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document.  Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees.  Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject

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securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Operating Advisor

If so specified in the related prospectus supplement, an operating advisor may be selected to approve, direct or consult with, the related special servicer as to recommendations of the related special servicer with respect to certain decisions relating to the servicing of the specially serviced mortgage loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the operating advisor; (ii) the method of selection of the operating advisor; (iii) certain decisions as to which the operating advisor may be entitled to approve or consult regarding certain actions of the related special servicer (for example, foreclosure of a mortgaged property securing a specially serviced mortgage loan, modification of a specially serviced mortgage loan, and extension of the maturity of a specially serviced mortgage loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the operating advisor by the related special servicer.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

●	that mortgage-backed security will be registered in the name of the related trustee or its designee;

●	the related trustee will receive payments on that mortgage-backed security; and

●
subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

●	delinquent payments of principal and/or interest, other than balloon payments,

●	property protection expenses,

●	other servicing expenses, or

●	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

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Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders.  Advances are not a guarantee against losses.  The advancing party will be entitled to recover all of its advances out of—

●	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

●	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement.  That entity may be entitled to payment of interest on its outstanding advances—

●	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

●	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

●
the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

●
a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.  The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given.  If the duties of the master servicer or the special servicer are transferred to a successor thereto, then (except as otherwise described in the related prospectus supplement) any related master servicing compensation or special servicing compensation, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will generally be payable to such successor.  Unless otherwise specified in the related prospectus supplement, the Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

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In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

●	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

●	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective  members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that Governing Document or series of offered certificates or the related trust.  However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

●	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

●	incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document; or

●
incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of , or reckless disregard of, obligations or duties on the part of the relevant party under that Governing Document.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

●	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

●	either—

1.	that party is specifically required to bear the expense of the action, or

2.
the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document.  In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

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With limited exception, any person or entity—

●	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

●	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

●	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement.  In general, that compensation will be payable out of the related trust assets.

Fidelity Bonds and Errors and Omissions Insurance

The Governing Document for a series of offered certificates may require that the master servicer and the special servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as the case may be. The Governing Document for a series of offered certificates may allow the master servicer and the special servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or special servicer, as the case may be, so long as certain criteria set forth in the Governing Document are met.

Termination Events

We will identify in the related prospectus supplement the various events under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.  Unless otherwise specified in the related prospectus supplement, the Governing Document for each series of offered certificates will provide that if the master servicer, special servicer or manager is terminated as a result of any such event, and if certain specified other parties to that Governing Document actually incur any reasonable third-party costs or expenses in connection with transferring mortgage files, servicing files and related information, records and reports to the successor master servicer, special servicer or manager and amending the related Governing Document to reflect (as well as providing appropriate notices to mortgagors, ground lessors, insurers and other applicable third parties regarding) such succession, then those costs and expenses of such other non-terminated party must be borne by the terminated party, and if not paid by the terminated party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-terminated party will be entitled to indemnification for those costs and expenses from the related trust fund, although the terminated party will not thereby be relieved of its liability for those costs and expenses.

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Amendment

Under the circumstances described in the related prospectus supplement, the Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series.

In general, except as otherwise specified in the related prospectus supplement, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage or portion specified in the related prospectus supplement, of the voting rights allocated to those classes of that series that are affected by the amendment.

The Governing Document relating to each series of certificates may provide that no amendment to the Governing Document will be made unless there has been delivered in accordance therewith an opinion of counsel to the effect that the amendment will not cause the applicable trust to fail to qualify as a REMIC or grantor trust at any time that any of the related certificates are outstanding or cause a tax to be imposed on the trust under the provisions of the Internal Revenue Code.

The prospectus supplement for a series of certificates may describe other or different provisions concerning the amendment of the related Governing Document.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request.  However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send and may require the requesting certificateholder to cover the expense of the trustee or other certificate registrar providing that list.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, association, corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia.  In addition, the trustee must at all times—

●	be authorized under those laws to exercise trust powers;

●	with limited exception, have a combined capital and surplus of at least $50,000,000; and

●	be subject to supervision or examination by federal or state authority.

If the bank, association, corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

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The bank, association, corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

In general, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

●	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

●
be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys.  However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets.  All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document.  However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document.  Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

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The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator, certificate administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us.  Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee.  If no successor trustee has been appointed and has accepted appointment within a specified period after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

●	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

●
the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then (unless otherwise specified in the related prospectus supplement) we may remove the trustee and appoint a successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing more than 50%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated,

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other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee.  Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

Unless otherwise specified in the related prospectus supplement, the Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:  (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction.  Each series of offered certificates will consist of one or more classes.  Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

●	have the same series designation;

●	were issued under the same Governing Document; and

●	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

●	have the same class designation; and

●	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms.  An offered certificate may entitle the holder to receive:

●	a stated principal amount, which will be represented by its principal balance, if any;

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●
interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

●	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

●	payments of principal, with disproportionate, nominal or no payments of interest;

●	payments of interest, with disproportionate, nominal or no payments of principal;

●
payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

●
payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

●	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

●	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

●	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

●
payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

●
payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

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Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes.  For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate.  That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate.  In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate.  Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement.  A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company.  Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange.  Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates.  If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.  Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval.  Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates.  In the prospectus supplement for each series of offered certificates, we will identify:

●	the frequency of distributions on, and the periodic distribution date for, that series,

●
the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

●	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

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All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.  Payments on an offered certificate will be made to the holder entitled thereto either—

●
by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

●	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

●
the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

●
any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

●
any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

●
how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

●	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we  will provide information regarding any directing of cash flows from the trust assets – such as to reserve accounts, cash collateral accounts or expenses – and the purpose and operation of those requirements.

Payments of Interest.  In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.  However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or

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payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable.  For example, the pass-through rate for a class of interest-bearing offered certificates may be:

●	a specified fixed rate;

●	a rate based on the interest rate for a particular related mortgage asset;

●
a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

●
a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

●
a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

●
a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

●
a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

●
a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

●
the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

●
a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual

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or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined.  If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

●	a 360-day year consisting of 12 30-day months,

●	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

●	the actual number of days elapsed during each relevant period in a normal calendar year, or

●	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date.  However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

●	based on the principal balances of some or all of the related mortgage assets; or

●	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.  An offered certificate may or may not have a principal balance.  If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

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The total outstanding principal balance of any class of offered certificates will be reduced by—

●	payments of principal actually made to the holders of that class, and

●	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.  Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.  If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets.  Payments of principal on a series of offered certificates may also be made from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets.  Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets.  We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date.  However, if the offered certificates

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of any particular class or series are not paid in full by a specified date, then,  as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, the allocations may be effected as follows:

●	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

●	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See “Description of Credit Support.”

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed by us with the SEC with respect to a trust and relating to a series of offered certificates, after the date of this prospectus and before the end of the related offering, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are deemed incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing.  Information contained in a document subsequently filed and incorporated or deemed incorporated by reference in this prospectus will modify or supersede different information contained in this prospectus—or in the related prospectus supplement—or in any other previously filed document that also is incorporated by reference in this prospectus.  Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including:

●
Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

●
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

●
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

●
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

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Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each of our trusts will have a separate file number assigned by the SEC, which will be comprised of a series number preceded by the Securities Act registration number set forth under “Available Information.” Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under that trust’s specific file number, which will be set forth in the final prospectus supplement related to the applicable series.

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  If this is the case, we will identify in the related prospectus supplement the address of that website.  If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus.  Unless we state otherwise in the related prospectus supplement, requests for this information should be made to us at Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, New York, New York 10013 (phone: 1-877-858-5407).

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement.  In general, that statement will include information regarding—

●	the payments made on that distribution date with respect to the applicable class of offered certificates, and

●	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

●	that calendar year, or

●	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement

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information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement.  Certificateholders will generally not have a right to vote, except—

●	with respect to certain amendments to the related Governing Document as described under “Description of the Governing Documents—Amendment,” or

●	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a  specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager.  In general, that removal or replacement must be for cause.  We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

●	the final payment or other liquidation of the last mortgage asset in that trust; and

●
the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the respective parties to the Governing Document and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder.  The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust.  We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all or substantially all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC or other specified class of non-offered certificates) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust.  Upon receipt by the related trustee of all

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amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to purchase, or to solicit bids for the purchase of, all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates.  The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value.  If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool – or, in the case of a master trust, of the particular series in which the class was issued – is still outstanding, will include the word “callable.”

Book-Entry Registration

General.  Any class of offered certificates may be issued in book-entry form through the facilities of DTC.  If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.  DTC is:

●	a limited-purpose trust company organized under the New York Banking Law,

●	a “banking corporation” within the meaning of the New York Banking Law,

●	a member of the Federal Reserve System,

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

●	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations  that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC.  The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of

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certificates.  Transactions may be settled in Clearstream in a variety of currencies, including United States dollars.  Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic securities markets in numerous countries through established depository and custodial relationships.  Clearstream is registered as a bank in Luxembourg.  It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks.  Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.  Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in Euroclear in a variety of currencies, including United States dollars.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this “—Book-Entry Registration” section.  Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company.  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC.  ECSPLC establishes policy for the Euroclear system on behalf of  member organizations of Euroclear.  Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly.  Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions.  The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.  Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.  A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.  DTC has no knowledge of the actual beneficial owners of the book-entry certificates.  DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners.  The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

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Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds.  Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable.  These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date.  Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day.  Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC.  The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC.  DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

●	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

●	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only “certificateholder” of book-entry certificates will be DTC or its nominee.  Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as “certificateholders.”  The beneficial owners of book-entry certificates will be permitted to exercise the rights of “certificateholders” only indirectly through the DTC participants, who in turn will exercise their rights through DTC.  We have been informed that DTC will take action permitted to be taken by a “certificateholder” only at the direction of one or more DTC participants.  DTC may take conflicting actions with

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respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.  Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

●
we advise the related trustee or other related certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

●
we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates.  Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

Exchangeable Certificates

General. If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are “exchangeable certificates.”  In any of these series, the holders of one or more of the classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related exchangeable certificates that were originally exchanged.

If a series includes classes of exchangeable certificates, all of those classes of exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of exchangeable certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable certificates that may be exchanged together will be referred to as a “combination.”  The class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate that is received in an exchange will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of exchangeable certificates surrendered in such exchange, and (ii) the right to exercise all rights of the class or classes of related combination of exchangeable certificates surrendered in such exchange.  At any time after their

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initial issuance, the class or classes of exchangeable certificates may be exchanged for a proportionate interest in the related class or classes of other exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges. If a holder elects to exchange its exchangeable certificates for other related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related exchangeable certificates surrendered in such exchange (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related exchangeable certificates surrendered in such exchange; and

●	the class or classes of exchangeable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of exchangeable certificates that differ in their interest characteristics include:

●
A class of exchangeable certificates with a floating interest rate and a class of exchangeable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of surrendered exchangeable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class received in the exchange with a fixed interest rate.  In addition, the aggregate principal balance of the two surrendered exchangeable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class received in the exchange with the fixed interest rate.

●
An interest-only class and a principal-only class of exchangeable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates received in the exchange would be equal to the principal balance of the surrendered exchangeable principal-only class, and the interest rate on the exchangeable principal and interest class received in the exchange would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest

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amount of the surrendered exchangeable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of exchangeable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more classes of exchangeable certificates that are surrendered in the exchange, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest payable with respect to the two or more classes of exchangeable certificates that are surrendered in the exchange.

In some series of offered certificates, a holder may be able to exchange exchangeable certificates for related exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of exchangeable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of related exchangeable certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of exchangeable certificates that is a planned principal class or targeted principal class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of related exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the exchangeable certificates for that series.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A holder will be required to provide notice to the trustee, the certificate registrar or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the certificate registrar or another person performing similar functions receives this notice, it will provide instructions to the holder regarding delivery of the certificates and payment of the administrative fee.  A holder’s notice to the trustee, the certificate registrar or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the holder of record as of the applicable record date.

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YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

●	the price you paid for your offered certificates,

●	the pass-through rate on your offered certificates, and

●	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans.  If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate.  We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors.  That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates.  The rate of principal payments on those mortgage loans will be affected by the following:

●	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

●	the dates on which any balloon payments are due; and

●
the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

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The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

●	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

●
when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

●	be based on the principal balances of some or all of the mortgage assets in the related trust, or

●	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

●	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

●
payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

●	the availability of mortgage credit;

●	the relative economic vitality of the area in which the related real properties are located;

●	the quality of management of the related real properties;

●	the servicing of the mortgage loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

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In general, those factors that increase—

●	the attractiveness of selling or refinancing a commercial or multifamily property, or

●	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate.  In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

●	prepayment lock-out periods, and

●	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

●	to convert to a fixed rate loan and thereby lock in that rate, or

●	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

●	realize its equity in the property,

●	meet cash flow needs or

●	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

●	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

●	the relative importance of those factors,

●	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

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●	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates.  In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

●	scheduled amortization, or

●	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

●	the projected weighted average life of each class of those offered certificates with principal balances, and

●	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans.  Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.  Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for

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single-family mortgage loans.  It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity.  The ability of a borrower to make a balloon payment typically will depend upon its ability either—

●	to refinance the loan, or

●	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout.  If a borrower defaults, recovery of proceeds may be delayed by—

●	the bankruptcy of the borrower, or

●	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.  The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur.  Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance.  Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

●	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

●	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

●	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.  We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates.  Deferred interest may be added to the total principal balance of a class of offered certificates.  In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  Accordingly, there may be an increase in the weighted average lives of those classes of certificates

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to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  The result is the accelerated amortization of the mortgage loan.  The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.  The weighted average life of and yield on your offered certificates will be affected by—

●	the number of foreclosures with respect to the underlying mortgage loans; and

●	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.  The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls.  In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by the following:

●	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

●	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.  If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans.  They may also entitle you to payments of principal from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

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●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets.  That credit support may be in the form of any of the following:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

●	the establishment of one or more reserve funds; or

●	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates.  If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies.  Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

●	the nature and amount of coverage under that credit support;

●	any conditions to payment not otherwise described in this prospectus;

●	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

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●	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series.  If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.  If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls.  In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets.  We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series.  This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series.  As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement.  The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series.  The letter of credit may permit draws only in the event of select types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

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Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers.  These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement.  We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees.  If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related  prospectus supplement.  If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.  Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus.  We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States.  Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated.  Accordingly, you should be aware

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that the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “The Trust Fund—Mortgage Loans.”

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property.  The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located.  Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument.  The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

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A deed to secure debt typically has two parties.  Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note.  In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts.  Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract.  Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser.  During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state.  Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited.  The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

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Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases.  Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease.  However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.  See “—Bankruptcy Laws” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

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Foreclosure Procedures Vary From State to State.  The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed.  A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding.  The proceeds of that public sale are used to satisfy the judgment.  The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

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Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.  In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period.  In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale.  The costs of operating and maintaining a commercial or multifamily

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residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens.  In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption.  In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.  Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly.  In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself.  In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.  Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules.  Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation.  In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first”

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jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).  Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.  Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans.  Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale”  under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In  some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists.  Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.  These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale.  In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property.  Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness.  In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease.  Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants.  Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building.  That mortgage, if foreclosed, could extinguish the equity in the

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building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.  Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative.  The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay.  Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition.  Often, no interest or principal payments are made during the course of the bankruptcy case.  The delay caused by an automatic stay and its consequences can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.  Under the Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met.  A bankruptcy court may, among other things—

●
reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●
reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

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●
permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the master servicer or special servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of the master servicer or special servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases.  In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents.  Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s

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consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant.  A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.  These remedies may be insufficient, and any assurances provided to the lessor may be inadequate.  If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease.  The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

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Lease Rejection by Lessor – Tenant’s Right.  If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation. Although the borrowers under the mortgage loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its

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affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.  Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.  Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor of a borrower, such sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions.  In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii)

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the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.  It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition.  As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or

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shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the related master servicer or special servicer to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.  Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan.  In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.  Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.  Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition..

CERCLA.  The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower.  Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Excluded from

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CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.  This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.  The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks.  The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA.  Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing.  Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.  Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.  In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials.  These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose.  In addition, the

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ingestion of lead-based paint chips or dust particles by children can result in lead poisoning.  If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property.  While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often.  It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower.  These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard.  However, that individual or entity may be without substantial assets.  Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The related pooling and servicing agreement will provide that the master servicer or the special servicer, if any, acting on behalf of the related trust fund, may not acquire title to, or possession of, a mortgaged property underlying a mortgage loan, take over its operation or take any other action that might subject a given trust fund to liability under CERCLA or comparable laws unless the master servicer or special servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given trust fund to take any actions as are necessary to bring the mortgaged property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement is intended to preclude enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that a given trust fund will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the

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security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the master servicer or the special servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the  related pooling and servicing agreement, even if fully observed by the master servicer and the special servicer, if any, will in fact insulate a given trust fund from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states.  However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.  The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the related trust fund, the related master servicer or special servicer, on behalf of the related trustee, shall take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the related pooling and servicing agreement, and may waive or enforce any due on sale clause contained in the related mortgage loan, in each case subject to any consent rights of the special servicer (in the case of an action by the master servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

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●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●
if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.  Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the mortgage loans underlying a series of offered certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other

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charges found to be distinct from “interest”.  If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge.  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the  altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with

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the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred.  These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property.  This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase offered certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s offered certificates.  In addition, each of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America.  The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●
its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

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●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Under TRIPRA, the Terrorism Insurance Program will expire on December 31, 2014. On July 17, 2014, the U.S. Senate approved a bill (S. 2244) that would, among other things, extend the Terrorism Insurance Program until December 31, 2021. The House of Representatives has its own version of the bill (H.R. 4871), which has not yet been approved by the House of Representatives. The current version of the bill that is under consideration by the House of Representatives would, among other things, extend the Terrorism Insurance Program until December 31, 2019. Any final legislation, if passed into law, may be significantly different from TRIPRA in its current form or from the bill approved by the Senate. We cannot assure you that subsequent terrorism insurance legislation will be passed into law, or that any subsequent terrorism insurance legislation that is passed into law will not have an adverse impact on the mortgage loans or the performance of your offered certificates.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and disposing of the offered certificates.  This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code.  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, integrated or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement

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the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement.  See “The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.”

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	REMIC regular certificates, representing regular interests in the REMIC, or

2.	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●
“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and in the case of REMIC regular certificates, the interest (including OID) on which, and in the case of REMIC residual certificates, the income allocated with respect thereto, will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

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However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, a corresponding portion of the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code.  If at all times 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations, the related offered certificates will qualify for the corresponding status in their entirety.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.  Generally, a “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

Treasury regulations provide that cash received from collections on mortgage loans held pending distributions to REMIC interest holders is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.  It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

●
the interest or other income on that certificate may not constitute “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these

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series of REMIC certificates, our counsel will opine -- assuming compliance with all applicable provisions -- that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Internal Revenue Code, and

●	whether the interest or other income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC, and prescribe a method for adjusting the amount and rate of accrual of such original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

In general, each REMIC regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates is sold, excluding sales to bond houses, brokers and underwriters.  If less

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than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Generally, qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate or a variable rate that meets certain requirements set out in the OID regulations (as described below).

Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a REMIC regular certificate, it is possible that no interest on any class of REMIC regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest with respect to the REMIC regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other REMIC regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the REMIC regular certificates includes all distributions of interest as well as principal on the REMIC regular certificates. Likewise, it is anticipated that the trustee will treat an “interest-only” class, or a class on which interest is substantially disproportionate to its principal amount (a so called “super-premium” class) as having no qualified stated interest.

Certain classes of REMIC regular certificates may provide for the accrual of deferred interest (i.e., interest deferred by reason of negative amortization) attributable to one or more adjustable rate mortgage loans.  Any deferred interest that accrues with respect to a class of REMIC regular certificates will constitute income to the holders of such certificates prior to the time payments of cash with respect to such deferred interest are made.  It is unclear, under the OID regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion).  Interest on REMIC regular certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC regular certificates.

As described above, REMIC regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of REMIC regular certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front loaded” or “back loaded” within the meaning of the OID regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID regulations. The OID regulations, as they

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relate to the treatment of contingent interest, are by their terms not applicable to REMIC regular certificates. However, if final regulations dealing with contingent interest with respect to REMIC regular certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest REMIC regular certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under Treasury regulations, a REMIC regular certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the trustee will treat REMIC regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC regular certificate bearing a variable rate of interest will accrue in the manner described below with the yield to maturity and future payments on the REMIC regular certificate generally to be determined by assuming that interest will be payable for the life of the REMIC regular certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID regulations, it is anticipated that the trustee will treat REMIC regular certificates  bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the REMIC regular certificates .

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that begins on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial

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issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

You may alternatively elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

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As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC regular certificate as calculated taking into account the prepayment assumption), of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related Governing Document to be transferred together, should be computed on an aggregate method.  In the absence of further guidance from the IRS, original issue discount with respect to certificates that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the related Governing Document requires that the uncertificated regular interests be transferred together.

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A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, if the cost is in excess of its adjusted issue price, the daily portion will be reduced in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination,

less any amounts included in its stated redemption price paid during the accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.  See “Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.”

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the related tax administrator in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

Proposed regulations concerning the accrual of interest income by the holders of REMIC regular interests would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular certificates before the date the final regulations are published in the Federal Register.

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The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC, in which the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Internal Revenue Code to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income and must recognize as ordinary income the amount so allocated.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

You may elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire.  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue

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Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.  Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

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Treasury regulations also permit you to elect to include all interest and discount in income, and to amortize premium, based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consult your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.  Under section 166 of the Internal Revenue Code, although not entirely clear, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●
you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

Notwithstanding the foregoing, it is not clear whether holders of interest-only REMIC regular certificates are entitled to any deduction under section 166 of the Internal Revenue Code for bad debt loss.  Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such REMIC regular certificates.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the REMIC regular certificate is disposed of in a taxable transaction or becomes worthless.   As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.

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Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they represented direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we otherwise disclose in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this allocation will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

Treasury regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  These regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  These regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement

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fee income to one of the safe harbor methods provided in these regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.  See “Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.”

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate

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received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The amount and method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described above will not apply.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the second preceding paragraph, is different from its stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC may elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

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Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.  The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

As described above, a holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis the certificate would have had in the hands of an original holder.

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Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the sum of the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, its initial fair market value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●
alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

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This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain.  Treasury regulations yet to be issued could apply a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Applicable Treasury regulations modify the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. These Treasury regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. These Treasury regulations also provide that excess inclusions are United States sourced income.

Under these Treasury regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under these Treasury regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, these Treasury regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the

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noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded.  These restrictions will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The Safe Harbor Regulations provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for a safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test”. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

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●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of REMIC residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of

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the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

●	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

●
the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

●	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

●	80% of the amount of itemized deductions otherwise allowable for such tax year.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

We recommend that those prospective investors who are individuals, estates or trusts, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

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Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, section 1259 of the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:
●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

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In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Prohibited Transactions Tax and Other Taxes.  The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

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It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.  The related Governing Document may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on a REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

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The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual

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certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

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will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Internal Revenue Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

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will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate, except as otherwise required by FATCA. See “—FATCA” below.  To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by Treasury regulations.  Additional information may be required from holders under FATCA.  See “—FATCA” below.   Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●
an entity that is classified as a U.S. partnership under the Internal Revenue Code if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a foreign person.

FATCA.  Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act and recently issued Treasury regulations and IRS guidance, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest made on or after July 1, 2014, and gross proceeds, including the return of principal, from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain non-financial foreign entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.  No additional amounts will be paid in respect of any amounts withheld.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their REMIC certificates.

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3.8% Medicare Tax on “Net Investment Income”.  Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the REMIC certificates, less certain deductions.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Taxation of Classes of Exchangeable Certificates

General. Solely for United States federal income tax purposes, the arrangement established to hold the Exchangeable Certificates will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code (the “PEZ Trust”) and the holders of the Exchangeable Certificates will be treated either as owning direct interests in one or more REMIC regular interests or beneficial interests in one or more REMIC regular interests held in the PEZ Trust.  If an Exchangeable Certificate represents beneficial ownership of REMIC regular interests held in the PEZ Trust, then, subject to the discussion below, the holder of the Exchangeable Certificate will be treated for income tax purposes as the owner of those REMIC regular interests under section 671 of the Internal Revenue Code.

Whether an Exchangeable Certificate represents a portion of one or more underlying REMIC regular interests held directly or held in the PEZ Trust, the interests in each REMIC regular interest underlying the Exchangeable Certificates will, subject to the discussion below, be accounted for separately and have the same consequences to the holder of the Exchangeable Certificate as if such interests in the underlying REMIC regular interest were held outside the PEZ Trust.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series of offered certificates will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a REMIC regular certificate, as described in “—REMICs—Taxation of Owners of REMIC Regular Certificates” above.  Consequently, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Internal Revenue Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interests), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of section 1286 of the Internal Revenue Code. Under section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such REMIC regular

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interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if section 1286 of the Internal Revenue Code were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID regulations applies to the Exchangeable Certificates and due to the trustee’s lack of information necessary to report computations that might be required by section 1286 of the Internal Revenue Code, the trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series of offered certificates will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under section 1286 of the Internal Revenue Code, except as discussed below. Under section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under section 1286 of the Internal Revenue Code, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to REMIC regular certificates in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular certificate under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not

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clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of section 1286 of the Internal Revenue Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Section 1286 of the Internal Revenue Code treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Section 1286 of the Internal Revenue Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—REMICs—Sales of REMIC Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case section 1286 of the Internal Revenue Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

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FATCA.  In general, the rules described under “—REMICs—FATCA” above will also apply to Exchangeable Certificates.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of an amount equal to—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

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Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of the existence of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits

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from the related services.  In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

The scope of this section covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

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The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

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Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be zero under the de minimis rule.  Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination as to whether original issue discount will be considered to be de minimis will be calculated using

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the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day, and reduced by

●	the amount of any payments made on the mortgage loan during the accrual period prior to that day of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

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●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest

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income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.  Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum

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amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.  See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

The characterizations of grantor trust strip certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, a holder of a grantor trust strip certificate may be treated as the owner of (i) one installment obligation consisting of the grantor trust strip certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the grantor trust strip certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the grantor trust strip certificate’s pro rata share of payments of principal and/or interest to be made with respect to the grantor trust strip certificate. Alternatively, the holder of one or more classes of grantor trust strip certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the grantor trust strip certificate, or classes of grantor trust strip certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under section 1286 of the Internal Revenue Code.

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Because of these possible varying characterizations of grantor trust strip certificates and the resultant differing treatment of income recognition, holders of grantor trust strip certificates are urged to consult their own tax advisors regarding the proper treatment of grantor trust strip certificates for federal income tax purposes.

Stripped ARM Obligations. The OID regulations do not address the treatment of instruments, such as grantor trust certificates, which represent interests in adjustable rate mortgage loans.  Additionally, the IRS has not issued guidance under the Internal Revenue Code’s coupon stripping rules with respect to such instruments.  In the absence of any authority, the trustee or other applicable party will report OID on grantor trust certificates attributable to adjustable rate mortgage loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described above and with the OID regulations.  In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income.  Further, the addition of deferred interest (i.e., interest deferred by reason of negative amortization) to the principal balance of an adjustable rate mortgage loan may require the inclusion of such amount in the income of the grantor trust certificateholder when such amount accrues.  Furthermore, the addition of deferred interest to the grantor trust certificate’s principal balance will result in additional income (including possibly OID income) to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has

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taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1259 will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Investors that recognize a loss on a sale or exchange of grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

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The applicable Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations.  The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

FATCA.  In general, the rules described under “—REMICs—FATCA” above will also apply to grantor trust certificates.

3.8% Medicare Tax on “Net Investment Income”.  In general, the rules described under “—REMICs—3.8% Medicare Tax on “Net Investment Income” above will also apply to grantor trust certificates.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters.  The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.  A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates.  There are significant penalties for failure to comply with these disclosure requirements.  Investors in certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

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STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local, and any other, tax consequences concerning the offered certificates.  State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state, local or other jurisdiction.  Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan.  For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements.  However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section.  Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.  Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of a Plan subject to Section 4975 of the Internal Revenue Code.  For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

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Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available.  In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons.  In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan.  The Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies.  One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant.  The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code.  For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

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The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate.  The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.  Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan.  Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates.  Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.  The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter Exemption

The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to

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Citigroup Global Markets Inc.  Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things—

●	the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

●
the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global Markets Inc. or any person affiliated with Citigroup Global Markets Inc., such as particular classes of the offered certificates.

Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class.  The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets.  A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets.  That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets.  In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account.  If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates.  Offered certificates generally may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan.  A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

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Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code.  All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates that will qualify as “mortgage related securities” will be those that:  (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which amended SMMEA, the SEC is required to establish new creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  As of the date of this prospectus, however, the SEC has neither proposed nor adopted a rule establishing such new creditworthiness standards for purposes of SMMEA. Nevertheless, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to effectiveness of a new rule (including prior to July 21, 2012) that are specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new rule is effective, and that future classes of offered certificates may not qualify, either.

Further, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties.

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Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  Further, any rating of a class of offered certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by an NRSRO engaged to rate that class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.  Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent:  (a) the offered certificates of any class or series constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates.  We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph.  The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods.  The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates.  Furthermore, the

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related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account.  These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  Such underwriters may be broker dealers affiliated with us or other parties to the particular offering, whose identities and relationships to us or such other parties will be as set forth in the related prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates.  In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

●	the obligations of the underwriters will be subject to various conditions precedent,

●	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

●
in limited circumstances, we will indemnify the several underwriters and each person, if any, that controls an underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and each person, if any, that controls us within the meaning of Section 15 of the Securities Act, against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any third party may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement.  This selling certificateholder may then, from time to time, offer and sell, pursuant to this prospectus and a related prospectus supplement, some or all of the offered certificates it purchased in one of the following ways: (i) directly; (ii) through one or more underwriters to be designated at the time of the offering of the certificates; or (iii) through dealers acting as agent and/or principal.  Any of these offerings may be restricted in the matter specified in the

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related prospectus supplement.  These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  The underwriters and dealers participating in the purchaser’s offering of such certificates may receive compensation in the form of underwriting discounts or commissions from the selling certificateholder and these dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions).  Any dealer that participates in the distribution of these certificates will be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  Citigroup Global Markets Inc. is our affiliate and an affiliate of CGMRC.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Orrick, Herrington & Sutcliffe LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates.  None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates.  Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.  We have determined that our financial statements will not be material to the offering of any offered certificates.

RATINGS

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one NRSRO has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled.  These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer.  The rating(s) on a class of offered certificates will not represent any assessment of—

●	whether the price paid for those certificates is fair;

●	whether those certificates are a suitable investment for any particular investor;

●	the tax attributes of those certificates or of the related trust;

●	the yield to maturity or, if they have principal balances, the average life of those certificates;

●	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

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●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

●
if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

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GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“Bankruptcy Code” means Title 11 of the United States Code.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CGMRC” means Citigroup Global Markets Realty Corp.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

“Depositor” means Citigroup Commercial Mortgage Securities Inc.

“Disqualified Organization” means:

●	the United States,

●	any State or political subdivision of the United States,

●	any foreign government,

●	any international organization,

●	any agency or instrumentality of the foregoing, except for instrumentalities described in section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

●
any organization, other than a cooperative described in section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by section 511 of the Internal Revenue Code, or

●	any organization described in section 1381(a)(2)(C) of the Internal Revenue Code.

“DRA” means the Deficit Reduction Act of 2006.

“DTC” means The Depository Trust Company.

“Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

201

“Environmental Condition” means any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand.

“EPA” means the Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

“ECSPLC” means Euroclear Clearance System Public Limited Company.

“Euroclear Operator” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

“Euroclear Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fannie Mae” means the Federal National Mortgage Association.

“Farmer Mac” means the Federal Agricultural Mortgage Corporation.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association.

“Governing Document” means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

“I.R.C. Plan” means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

“IRS” means the Internal Revenue Service.

“Lender Liability Act” means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

“Net Income From Foreclosure Property” means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

“NCUA” means the National Credit Union Administration.

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“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“OCC” means the Office of the Comptroller of the Currency.

“OID” means original issue discount.

“OTS” means the Office of Thrift Supervision.

“Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code.

“Pass-Through Entity” means any:

●	regulated investment company,

●	real estate investment trust,

●	trust,

●	partnership, or

●	other entity described in section 860E(e)(6) of the Internal Revenue Code.

“Plan” means an ERISA Plan or an I.R.C. Plan.

“Plan Asset Regulations” means Section 2510.3-101 of the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA, describing what constitutes the assets of a Plan.

“PTE” means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

“RCRA” means the federal Resource Conservation and Recovery Act.

“REIT” means a real estate investment trust within the meaning of section 856(a) of the Internal Revenue Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Internal Revenue Code.

“Safe Harbor Regulations” means the final Treasury regulations issued on July 18, 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SPA” means standard prepayment assumption.

“Title V” means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

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“Treasury Department” means the United States Department of the Treasury.

“UCC” means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

“Underwriter Exemption” means PTE 91-23, as amended by PTE 2013-08.

“U.S. Person” means:

●	a citizen or resident of the United States;

●	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

●
an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

●	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

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$727,295,000
(Approximate)

Citigroup Commercial Mortgage
Trust 2014-GC25
(as Issuing Entity)

Citigroup Commercial Mortgage
Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2014-GC25

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and free writing prospectus. You must not rely on any unauthorized information or representations. This prospectus and free writing prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and free writing prospectus is current only as of its date.

Free Writing Prospectus

Certificate Summary	14
Summary	16
Risk Factors	61
Description of the Mortgage Pool	104
Transaction Parties	172
Description of the Offered Certificates	233
Yield, Prepayment and Maturity Considerations	260
The Pooling and Servicing Agreement	273
Material Federal Income Tax Consequences	328
State and Other Tax Considerations	331	Class A-1 Class A-2 Class A-3 Class A-4 Class A-AB Class X-A Class X-B Class A-S Class B Class PEZ Class C	$ $ $ $ $ $ $ $ $ $ $	30,646,000 9,763,000 235,000,000 248,803,000 65,202,000 634,673,000 52,626,000 45,259,000 52,626,000 137,881,000 39,996,000
ERISA Considerations	332
Legal Investment	336
Certain Legal Aspects of the Mortgage Loans	336
Ratings	338
Legal Matters	339
Index of Certain Defined Terms	340

Annex A	–	Statistical Characteristics of the Mortgage
Loans	A 1
Annex B	–	Structural and Collateral Term Sheet	B 1
Annex C	–	Mortgage Pool Information	C 1
Annex D	–	Form of Distribution Date Statement	D 1
Annex E-1	–	Sponsor Representations and Warranties	E-1-1
Annex E-2	–	Exceptions to Sponsor Representations and
Warranties	E-2 1
Annex F	–	Class A-AB Scheduled Principal Balance
Schedule	F-1
Annex G	–	The Pinnacle at Bishop’s Woods Mortgage Loan
Amortization Schedule	G-1

Prospectus
Table of Contents	2
Important Notice About the Information Presented in This	FREE WRITING PROSPECTUS
Prospectus and the Related Prospectus Supplement	6
Available Information	6
Summary of Prospectus	7
Risk Factors	19
Capitalized Terms Used in This Prospectus	79	Co-Lead Managers and Joint Bookrunners Citigroup Goldman, Sachs & Co. Co-Managers Drexel Hamilton RBS October , 2014
The Trust Fund	79
Transaction Participants	88
Description of the Governing Documents	91
Description of the Certificates	103
Yield and Maturity Considerations	119
Description of Credit Support	125
Certain Legal Aspects of the Mortgage Loans	127
Material Federal Income Tax Consequences	149
State and Other Tax Consequences	192
ERISA Considerations	192
Legal Investment	196
Use of Proceeds	197
Method of Distribution	197
Legal Matters	199
Financial Information	199
Ratings	199
Glossary	201